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ANNEX A
ANNEX G
ANNEX H
ANNEX I
ANNEX M
ANNEX N

As filed with the Securities and Exchange Commission on April 28, 2020

Registration No. 333-236420

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IAC/INTERACTIVECORP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5990 (Primary Standard Industrial Classification Code Number)	59-2712887 (I.R.S. Employer Identification Number)

555 West 18th Street
New York, New York 10011
(212) 314-7300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

IAC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7310 (Primary Standard Industrial Classification Code Number)	84-3727412 (I.R.S. Employer Identification Number)

555 West 18th Street
New York, New York 10011
(212) 314-7300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregg Winiarski, Esq.
Executive Vice President, General Counsel and Secretary
IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jared F. Sine, Esq. Match Group, Inc. 8750 North Central Expressway Suite 1400 Dallas, Texas 75231 (214) 576-9352	Andrew J. Nussbaum, Esq. Jenna E. Levine, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Jeffrey J. Rosen, Esq. William D. Regner, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after this Registration Statement is declared effective and upon completion of the transactions described in the enclosed joint proxy statement/prospectus.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

           The co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED APRIL 28, 2020

JOINT PROXY STATEMENT/PROSPECTUS

          IAC/InterActiveCorp, a Delaware corporation (which we refer to as "IAC"), IAC Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of IAC (which we refer to as "New IAC"), Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IAC, and Match Group, Inc., a Delaware corporation (which we refer to as "Match"), have entered into a Transaction Agreement dated as of December 19, 2019 and amended as of April 28, 2020 (which, as so amended, we refer to as the "transaction agreement"). IAC is currently the owner of 24.9% of Match's outstanding common stock and all of Match's outstanding Class B common stock. The transaction agreement provides for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." and which will own the businesses of Match and certain IAC financing subsidiaries (and which we refer to as "New Match"), and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

          If we complete the Separation:

  •
  New Match will have a single class of "one share, one vote" common stock.

  •
  IAC stockholders will receive, through a series of steps (which we refer to as the "Reclassification"), in exchange for each outstanding share of IAC common stock, par value $0.001 (which we refer to as "IAC common stock"), and each outstanding share of IAC Class B common stock, par value $0.001 (which we refer to as "IAC Class B common stock"), that they hold:

  •
  One share of a class of common stock of New IAC having substantially the same powers, preferences and rights as the IAC common stock being exchanged (which we refer to as "New IAC common stock") or IAC Class B common stock being exchanged (which we refer to as "New IAC Class B common stock"); and

  •
  A number of shares of a new class of common stock of IAC (which we refer to as "IAC Class M common stock" or "New Match common stock") equal to what we refer to as the "Reclassification Exchange Ratio." The Reclassification Exchange Ratio will be calculated at the closing as follows, which is further described in this joint proxy statement/prospectus:

  •
  the total number of shares of common stock, par value $0.001, of Match (which we refer to as "Match common stock") and Class B common stock, par value $0.001, of Match (which we refer to as "Match Class B common stock") owned by IAC immediately before the Separation, subject to specified adjustments relating to the allocation of certain assets and liabilities between New Match and New IAC, among other adjustments,

  •
  divided by the total number of shares of IAC common stock and IAC Class B common stock outstanding immediately before the Separation.

  •
  Match stockholders (other than IAC and its subsidiaries) will receive, through a merger, in exchange for each outstanding share of Match common stock that they hold, the right to receive one share of New Match common stock and, at the holder's election, either (i) $3.00 in cash or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the volume-weighted average trading price of shares of Match common stock for the ten consecutive NASDAQ trading days ending on the fifth NASDAQ trading day immediately before the date on which the Separation is completed, minus $3.00 (which we refer to as an "additional stock election"). Holders of Match common stock who do not make an election will be treated as having made an additional stock election.

          The Separation will be effected through a series of transactions that are intended to be generally tax-free for U.S. federal income tax purposes to holders of IAC common stock and Match common stock, except with respect to cash received.

          IAC will hold an annual meeting of its stockholders on June 25, 2020 (which we refer to as the "IAC annual meeting") and Match will hold a special meeting of its stockholders on June 25, 2020 (which we refer to as the "Match special meeting") in order to obtain the stockholder approvals required to complete the Separation and to obtain the other stockholder approvals that are described in this joint proxy statement/prospectus.

          The IAC board of directors unanimously recommends that the IAC stockholders vote "FOR" each of the proposals to be considered at the IAC annual meeting. The Match board of directors, following the unanimous recommendation of a committee consisting entirely of independent and disinterested members of the Match board of directors, unanimously (by directors present at the meeting) recommends that Match stockholders vote "FOR" each of the proposals to be considered at the Match special meeting.

          Your vote is very important, regardless of the number of shares you own. Whether or not you expect to virtually attend the IAC annual meeting or Match special meeting, as applicable, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at such meeting.

          The obligations of the parties to complete the Separation are subject to the satisfaction or waiver of a number of conditions specified in the transaction agreement. More information about IAC, Match, New IAC, New Match, the IAC annual meeting, the Match special meeting and the Separation is contained in this joint proxy statement/prospectus. Before voting, we urge you to read carefully and in its entirety this joint proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein. In particular, we urge you to read carefully the section entitled "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus.

Barry Diller Chairman and Senior Executive IAC/InterActiveCorp	Sharmistha Dubey Chief Executive Officer Match Group, Inc.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this joint proxy statement/prospectus or the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          This joint proxy statement/prospectus is dated [              ], 2020 and is first being mailed to the stockholders of IAC and stockholders of Match on or about [              ], 2020.

IAC/INTERACTIVECORP
555 West 18th Street
New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF IAC/INTERACTIVECORP TO BE
HELD ON JUNE 25, 2020

To the Stockholders of IAC/InterActiveCorp:

        IAC/InterActiveCorp (which we refer to as "IAC") is making this joint proxy statement/prospectus available to holders of IAC's common stock and Class B common stock in connection with the solicitation of proxies by the board of directors of IAC for use at the annual meeting of IAC stockholders to be held on June 25, 2020, at 11:00 a.m. Eastern Time (which we refer to as the "IAC annual meeting"). The IAC annual meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the IAC annual meeting by visiting www.virtualshareholdermeeting.com/IACI2020.

        At the IAC annual meeting, IAC stockholders will consider, among other things, the separation of the businesses of Match Group, Inc. (which we refer to as "Match") from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." and which will own the businesses of Match and certain IAC financing subsidiaries (and which we refer to as "New Match"), and (2) IAC Holdings, Inc., a Delaware corporation and currently a direct wholly owned subsidiary of IAC (which we refer to as "New IAC"), which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match. In particular, IAC will ask its stockholders:

  1.
  To approve amendments to the IAC certificate of incorporation that will effect the Separation by:

  •
  Reclassifying each share of IAC $0.001 par value common stock into a number of shares of IAC $0.001 par value Class M common stock (the "IAC Class M common stock") equal to the Reclassification Exchange Ratio (as defined in this joint proxy statement/prospectus) and one share of IAC series 1 mandatorily exchangeable preferred stock that will automatically exchange into one share of New IAC $0.001 par value common stock immediately following the reclassification; and

  •
  Reclassifying each share of IAC $0.001 par value Class B common stock into a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and one share of IAC series 2 mandatorily exchangeable preferred stock that will automatically exchange into one share of New IAC $0.001 par value Class B common stock immediately following the reclassification;

    This joint proxy statement/prospectus refers to the foregoing proposal as the "Separation Proposal";

  2.
  To approve amendments to the IAC certificate of incorporation to provide, following the Separation, for (i) the classification of the board of directors of New Match, with directors serving staggered three-year terms of office, (ii) the removal of members of the board of directors of New Match from office by stockholders being permitted only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock, (iii) the exclusive right of the board of directors of New Match to fill director vacancies, subject to any rights of holders of preferred stock, (iv) no officer or director of New Match who is also an officer or director of New IAC having liability to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC and (v) certain ministerial amendments to the IAC certificate of incorporation. This joint proxy statement/prospectus refers to the foregoing proposal as the "New Match Board Classification Proposal";

  3.
  To approve amendments to the IAC certificate of incorporation that will prohibit, following the Separation, action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Prohibition of Stockholder Written Consent Proposal";

  4.
  To approve certain other amendments to the IAC certificate of incorporation as further described in this joint proxy statement/prospectus, including amendments to provide, following the Separation, for the renaming of New Match as "Match Group, Inc." and the elimination of all classes and series of authorized capital stock of New Match as of immediately prior to the completion of the Separation other than New Match $0.001 par value common stock (at which time the IAC Class M common stock would be renamed New Match common stock) and New Match $0.01 par value preferred stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Other New Match Charter Amendments Proposal";

  5.
  To approve the issuance of shares of IAC Class M common stock in connection with the transactions contemplated by the Transaction Agreement, dated as of December 19, 2019, and amended as of April 28, 2020, by and among IAC, New IAC, Valentine Merger Sub LLC and Match (which, as so amended, we refer to as the "transaction agreement"). This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Class M Stock Issuance Proposal";

  6.
  To approve the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan (which will remain with New Match and be renamed the Match Group, Inc. 2020 Stock and Annual Incentive Plan). This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Incentive Plan Proposal";

  7.
  To approve one or more adjournments or postponements of the IAC annual meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Adjournment Proposal";

  8.
  To elect 11 members of the IAC board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the IAC board of directors, including in connection with the completion of the Separation);

  9.
  To ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2020 fiscal year. This joint proxy statement/prospectus refers to the foregoing proposal as the "Accounting Firm Ratification Proposal";

  10.
  To hold an advisory vote on IAC's executive compensation. This joint proxy statement/prospectus refers to the foregoing proposal as the "Say on Pay Vote Proposal"; and

  11.
  To transact such other business as may properly come before the IAC annual meeting and any related adjournments or postponements.

        Approval of the Separation Proposal, which is a condition to the completion of the Separation, requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class; (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class; and (iii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class. Approval of each of the New Match Board Classification Proposal, the Prohibition of Stockholder

Written Consent Proposal and the Other New Match Charter Amendments Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class. Assuming that a quorum is present, approval of each of the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal, which are each separately a condition to the completion of the Separation, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter. Assuming that a quorum is present, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve each of the IAC Adjournment Proposal, the Accounting Firm Ratification Proposal, and (on an advisory (non-binding) basis) the Say on Pay Vote Proposal. The election of each of Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock, voting together as a single class; and the election of each of Bryan Lourd, Alan G. Spoon and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock, voting as a separate class.

        The IAC board of directors has set May 4, 2020 as the record date for the IAC annual meeting. This means that holders of record of IAC common stock and IAC Class B common stock at the close of business on that date are entitled to receive notice of the IAC annual meeting and to vote their shares at the IAC annual meeting and any related adjournments or postponements.

        Only IAC stockholders and persons holding proxies from IAC stockholders may attend the IAC annual meeting. To participate in the IAC annual meeting online at www.virtualshareholdermeeting.com/IACI2020 you will need the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials. A list of IAC stockholders entitled to vote at the annual meeting will be available at www.virtualshareholdermeeting.com/IACI2020 for examination by any IAC stockholder at the annual meeting.

        THE IAC BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE TRANSACTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL.

        The above matters are more fully described in the accompanying joint proxy statement/prospectus.

By order of the Board of Directors,
Gregg Winiarski Executive Vice President, General Counsel and Secretary

[                ], 2020

MATCH GROUP, INC.
8750 North Central Expressway
Suite 1400
Dallas, Texas 75231

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF MATCH GROUP, INC. TO BE
HELD ON JUNE 25, 2020

To the Stockholders of Match Group, Inc.:

        Match Group, Inc. (which we refer to as "Match") is making this joint proxy statement/prospectus available to holders of Match's capital stock (which we refer to collectively as "Match stockholders") in connection with the solicitation of proxies by the board of directors of Match for use at the special meeting of Match stockholders to be held at 1:00 p.m. Eastern Time on June 25, 2020 (which we refer to as the "Match special meeting"). The Match special meeting will be a virtual meeting, conducted solely online. Match stockholders will be able to attend the Match special meeting by visiting www.virtualshareholdermeeting.com/MTCH2020.

        At the Match special meeting, Match stockholders will consider, among other things, the separation of the businesses of Match from the remaining businesses of IAC/InterActiveCorp (which we refer to as "IAC") through a series of transactions that will result in the pre-transaction stockholders of Match (other than IAC) owning shares in IAC, which will be renamed "Match Group, Inc." and will own the businesses of Match and certain IAC financing subsidiaries (which we refer to as "New Match"). The businesses of IAC, other than Match and certain IAC financing subsidiaries, will be transferred to IAC Holdings, Inc., a Delaware corporation and currently a direct wholly owned subsidiary of IAC, which will be renamed "IAC/InterActiveCorp" (which we refer to as "New IAC"). In particular, Match will ask its stockholders:

  1.
  To adopt the Transaction Agreement, dated as of December 19, 2019 and amended as of April 28, 2020 (which, as so amended, we refer to as the "transaction agreement"), by and among IAC, New IAC, Valentine Merger Sub LLC and Match (which we refer to as the "Transaction Proposal");

  2.
  To cast an advisory (non-binding) vote on a proposal to, following the separation of the businesses of Match from the remaining businesses of IAC pursuant to the transaction agreement (which we refer to as the "Separation"), classify the board of directors of IAC, which will be renamed "Match Group, Inc." and to allow New Match stockholders to vote on the election of the directors on a staggered three-year basis, rather than on an annual basis (which we refer to as the "New Match Board Classification Advisory Vote Proposal");

  3.
  To cast an advisory (non-binding) vote on a proposal to, following the Separation, prohibit action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock (which we refer to as the "Prohibition of Stockholder Written Consent Advisory Vote Proposal"); and

  4.
  To approve one or more adjournments or postponements of the Match special meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the Match special meeting to adopt the Transaction Proposal (which we refer to as the "Match Adjournment Proposal").

        Adoption of the Transaction Proposal, which is a condition to the completion of the transactions contemplated by the transaction agreement, requires both (i) the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal, voting together as a single class, and (ii) the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal (other than any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors, any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), the members of the Match board of directors, any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act, and the immediate family members of any of the foregoing), voting together as a single class. Assuming a quorum is present, the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class, is required to approve, on an advisory (non-binding) basis, the New Match Board Classification Advisory Vote Proposal and the Prohibition of Shareholder Written Consent Advisory Vote Proposal and to approve the Match Adjournment Proposal. Match will transact no other business at the Match special meeting, except for business properly brought before the Match special meeting or any adjournment or postponement of the Match special meeting.

        The Match separation committee, with authority delegated by the Match board of directors, has set May 4, 2020 as the record date for the Match special meeting. This means that holders of record of Match capital stock at the close of business on that date are entitled to receive notice of the Match special meeting and to vote their shares at the Match special meeting and any related adjournments or postponements.

        Only Match stockholders and persons holding proxies from Match stockholders may virtually attend the Match special meeting. To participate in the Match special meeting online at www.virtualshareholdermeeting.com/MTCH2020, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials. A list of Match stockholders entitled to vote at the Match special meeting will be available at www.virtualshareholdermeeting.com/MTCH2020 for examination by any Match stockholder at the Match special meeting. For additional information see the section of this joint proxy statement/prospectus entitled "Questions and Answers about the Match Special Meeting."

        THE MATCH BOARD OF DIRECTORS, FOLLOWING THE UNANIMOUS RECOMMENDATION OF THE SEPARATION COMMITTEE OF THE MATCH BOARD OF DIRECTORS, APPROVED BY UNANIMOUS VOTE OF DIRECTORS PRESENT THE TRANSACTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL.

        The above matters are more fully described in the accompanying joint proxy statement/prospectus.

By order of the Board of Directors,
Jared F. Sine Chief Legal Officer and Secretary

[                ], 2020

ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about IAC/InterActiveCorp ("IAC") and Match Group, Inc. ("Match") from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain copies of the documents incorporated by reference into this document through the U.S. Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Telephone: (212) 314-7400
Attn: Investor Relations
or
Georgeson, LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
800-891-3214 for stockholder, bank and broker inquiries	Match Group, Inc.
8750 North Central Expressway
Suite 1400
Dallas, Texas 75231
Telephone: (214) 576-9352
Attn: Investor Relations
or
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
800-322-2885 (Toll-Free)
212-929-5500
proxy@mackenziepartners.com

        Investors may also consult the websites of IAC or Match for more information concerning the transactions described in this joint proxy statement/prospectus. The website of IAC is www.iac.com and the website of Match is www.mtch.com. Information included on these websites is not incorporated by reference into this document.

        You should make any request for documents by June 18, 2020 to ensure timely delivery of the documents prior to the IAC annual meeting and Match special meeting, as applicable.

        To find more information, see "Where You Can Find More Information."

 ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

        This joint proxy statement/prospectus, which forms part of a joint registration statement on Form S-4 (File No. 333-236420) filed with the U.S. Securities and Exchange Commission (the "SEC") by IAC/InterActiveCorp ("IAC") and IAC Holdings, Inc. ("New IAC"), constitutes a prospectus of New IAC and IAC, respectively, under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of New IAC common stock, New IAC Class B common stock and IAC Class M common stock to be issued to stockholders of IAC and Match Group, Inc. ("Match"), pursuant to the transaction agreement, as further described in this document. This joint proxy statement/prospectus also constitutes a proxy statement of each of IAC and Match under Section 14(a) of the Securities Exchange Act of 1934, as amended. It also constitutes a notice of meeting for the annual meeting of IAC stockholders scheduled to be held virtually on June 25, 2020 and the special meeting of Match stockholders scheduled to be held virtually on June 25, 2020.

        You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with any other information regarding the transactions described in this document. This joint proxy statement/prospectus is dated [            ], 2020, and you should assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate only as of such date. Neither the mailing of this joint proxy statement/prospectus to IAC stockholders or Match stockholders, nor the issuance by New IAC of New IAC common stock or New IAC Class B common stock or by IAC of IAC Class M common stock in connection with the transactions described in this joint proxy statement/prospectus, will create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which, or from any person to whom, it is unlawful to make any such offer or solicitation in such jurisdiction.

        Information contained in this joint proxy statement/prospectus regarding IAC and its affiliates (other than Match) has been provided by IAC and its affiliates; information contained in this proxy statement/prospectus regarding Match and its affiliates (other than IAC) has been provided by Match and its affiliates.

        You should not construe the contents of this joint proxy statement/prospectus as legal, tax or financial advice. You should consult with your own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this joint proxy statement/prospectus are qualified by the full copies of and complete text of such agreements, which are attached to this joint proxy statement/prospectus as annexes and/or filed as exhibits to the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and incorporated by reference into this joint proxy statement/prospectus. All such exhibits are available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov. See the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information."

 CERTAIN DEFINITIONS

        Unless otherwise indicated or as the context otherwise requires, all references in this joint proxy statement/prospectus to:

  •
  "DGCL" refers to the General Corporation Law of the State of Delaware, as amended;

  •
  "IAC" refers to IAC/InterActiveCorp, a Delaware corporation;

  •
  "IAC board of directors" refers to the board of directors of IAC;

  •
  "IAC capital stock" refers to IAC common stock and IAC Class B common stock;

  •
  "IAC Class B common stock" refers to the shares of Class B common stock, par value $0.001 per share, of IAC;

  •
  "IAC Class M common stock" refers to the shares of Class M common stock, par value $0.001 per share, of IAC as contemplated by the amendments to the IAC certificate of incorporation proposed to be approved by IAC stockholders pursuant to the transaction agreement;

  •
  "IAC common stock" refers to the shares of common stock, par value $0.001 per share, of IAC;

  •
  "IAC group" refers to IAC and each person that is a subsidiary of IAC prior to the closing (other than any member of the Match group);

  •
  "IAC Series 1 mandatorily exchangeable preferred stock" refers to the Series 1 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC as contemplated by the amendments to the IAC certificate of incorporation proposed to be approved by the IAC stockholders pursuant to the transaction agreement;

  •
  "IAC Series 2 mandatorily exchangeable preferred stock" refers to the Series 2 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC as contemplated by the amendments to the IAC certificate of incorporation proposed to be approved by the IAC stockholders pursuant to the transaction agreement;

  •
  "IAC VWAP" refers to the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for IAC common stock, as reported by Bloomberg, L.P. through its "IAC Equity AQR" function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Match and IAC) for the ten consecutive NASDAQ trading days ending on the measurement date;

  •
  "Match" refers to Match Group, Inc., a Delaware corporation, as in existence prior to the Match merger;

  •
  "Match board of directors" refers to the board of directors of Match;

  •
  "Match capital stock" refers to Match common stock and Match Class B common stock.

  •
  "Match Class B common stock" refers to the shares of Class B common stock, par value $0.001 per share, of Match;

  •
  "Match Class C common stock" refers to the shares of Class C common stock, par value $0.001 per share, of Match;

  •
  "Match common stock" refers to the shares of common stock, par value $0.001 per share, of Match;

  •
  "Match entities" refers to (i) during the period prior to the closing, the members of the Match group and (ii) from and after the closing, the members of the New Match group;

  •
  "Match group" refers to Match and each person that is a subsidiary of Match prior to the closing;

  •
  "Match separation committee" refers to the separation committee of the Match board of directors;

  •
  "Match VWAP" refers to (i) the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for Match common stock, as reported by Bloomberg, L.P. through its "MTCH Equity AQR" function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Match and IAC) for the ten consecutive NASDAQ trading days ending on the measurement date, less (ii) $3.00;

  •
  "measurement date" refers to the fifth NASDAQ trading day immediately preceding the closing date;

  •
  "New IAC" refers to IAC Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of IAC prior to the Separation;

  •
  "New IAC board of directors" refers to the board of directors of New IAC;

  •
  "New IAC Class B common stock" refers to shares of Class B common stock, par value $0.001 per share, of New IAC having substantially the same powers, preferences and rights as the IAC Class B common stock;

  •
  "New IAC common stock" refers to shares of common stock, par value $0.001 per share, of New IAC having substantially the same powers, preferences and rights as the IAC common stock;

  •
  "New IAC Distribution" refers to, collectively, the transfer by IAC (i) to New IAC of certain assets and liabilities of, or related to, the businesses of IAC (other than Match) and (ii) to holders of IAC common stock and IAC Class B common stock, as a result of the Reclassification and mandatory exchange of IAC Series 1 mandatorily exchangeable preferred stock and IAC Series 2 mandatorily exchangeable preferred stock, as applicable, of New IAC common stock and New IAC Class B common stock, respectively;

  •
  "New IAC group" refers to New IAC and each person that will be or is a subsidiary of New IAC after the completion of the Separation;

  •
  "New IAC voting preferred stock" refers to shares of preferred stock, par value $0.01 per share, of New IAC to be issued to USANi LLC (a subsidiary of IAC) as described in the transaction agreement;

  •
  "New Match" refers to IAC, as in existence from and after the Separation;

  •
  "New Match board of directors" refers to the board of directors of New Match;

  •
  "New Match common stock" refers to IAC Class M common stock following the Separation;

  •
  "New Match group" refers to New Match and each person that will be or is a subsidiary of New Match after the completion of the Separation;

  •
  "New Match Merger Sub" refers to Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IAC;

  •
  "Non-IAC Match stockholders" refers to the holders of shares of Match capital stock other than (i) IAC and its wholly owned subsidiaries or (ii) any wholly owned subsidiary of Match;

  •
  "original transaction agreement" refers to the Transaction Agreement, dated as of December 19, 2019, by and among IAC, New IAC, New Match Merger Sub, and Match, as in effect on such date;

  •
  "Separation" refers to the separation of the businesses of Match from the remaining businesses of IAC pursuant to the transaction agreement; and

  •
  "transaction agreement" refers to the Transaction Agreement, dated as of December 19, 2019, as amended as of April 28, 2020, by and among IAC, New IAC, New Match Merger Sub, and Match.

i

Page
DESCRIPTION OF NEW MATCH CAPITAL STOCK	278
New Match Authorized Capital Stock	278
New Match Common Stock	278
New Match Preferred Stock	278
New Match Warrants	278
Anti-Takeover Provisions in New Match's Certificate of Incorporation and Bylaws	279
Effect of Delaware Anti-Takeover Statute	279
Limitations on Liability, Indemnification of Officers and Directors and Insurance	279
Action by Written Consent	280
Listing	280
Transfer Agent	280
COMPARISON OF RIGHTS OF HOLDERS OF IAC SECURITIES BEFORE THE SEPARATION WITH RIGHTS OF HOLDERS OF NEW IAC SECURITIES AND NEW MATCH SECURITIES AFTER THE SEPARATION	281
COMPARISON OF RIGHTS OF HOLDERS OF MATCH SECURITIES BEFORE THE SEPARATION WITH RIGHTS OF HOLDERS OF NEW MATCH SECURITIES AFTER THE SEPARATION	295
EXPERTS	304
HOUSEHOLDING	305
LEGAL MATTERS	306
STOCKHOLDER PROPOSALS	307
WHERE YOU CAN FIND MORE INFORMATION	308
ANNEX A: Transaction Agreement	A-1
ANNEX B: Form of Transaction-Related Reclassification Charter Amendments	B-1
ANNEX C: Form of New Match Board Classification Charter Amendments	C-1
ANNEX D: Form of New Match Charter Amendments Prohibiting Stockholder Action by Written Consent	D-1
ANNEX E: Form of Additional Amendments to New Match Certificate of Incorporation	E-1
ANNEX F: IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan	F-1
ANNEX G: Form of Transition Services Agreement	G-1
ANNEX H: Form of Amended and Restated Employee Matters Agreement	H-1
ANNEX I: Form of Tax Matters Agreement	I-1
ANNEX J: Opinion of Goldman, Sachs & Co. LLC	J-1
ANNEX K: New IAC Unaudited Pro Forma Condensed Combined Financial Statements	K-1
ANNEX L: New Match Unaudited Pro Forma Condensed Consolidated Financial Statements	L-1
ANNEX M: Combined Financial Statements of IAC Holdings, Inc. (New IAC)	M-1
ANNEX N: Consolidated Financial Statements of Care.com, Inc.	N-1
ANNEX O: Audit Committee Charter of IAC/InterActiveCorp	O-1
ANNEX P: Compensation and Human Resources Committee Charter of IAC/InterActiveCorp	P-1
ANNEX Q: Nominating Committee Charter of IAC/InterActiveCorp	Q-1

QUESTIONS AND ANSWERS ABOUT THE IAC ANNUAL MEETING

        The following section provides brief answers to certain questions that you may have regarding the IAC annual meeting. You should carefully read this entire joint proxy statement/prospectus, including its Annexes and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you. Additional important information is contained in the Annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information."

Q:    What are the proposals on which IAC stockholders are being asked to vote?

A:
IAC stockholders are being asked to vote on the following proposals:

•
To approve amendments to the IAC certificate of incorporation that would effect the Separation by reclassifying the IAC common stock and IAC Class B common stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Separation Proposal." If IAC's stockholders approve the Separation Proposal and IAC completes the Separation, the holders of IAC common shares outstanding immediately prior to the Separation would initially own all of the New IAC common shares outstanding immediately following the Separation and a percentage of the New Match common shares outstanding immediately following the Separation that is proportionate to IAC's existing ownership interest in Match, subject to certain adjustments. IAC will only implement the Separation Proposal if (i) each of the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders and (ii) the Transaction Proposal receives the required approval from Match stockholders (and will not implement the Separation Proposal if IAC and Match are not proceeding with the Separation);

•
To approve amendments to the IAC certificate of incorporation to provide, following the Separation, for (i) the classification of the board of directors of New Match, with directors serving staggered three-year terms of office, (ii) the removal of members of the board of directors of New Match from office by stockholders being permitted only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock, (iii) the exclusive right of the board of directors of New Match to fill director vacancies, subject to any rights of holders of preferred stock, (iv) no officer or director of New Match who is also an officer or director of New IAC having liability to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC, and (v) certain ministerial amendments to the IAC certificate of incorporation. This joint proxy statement/prospectus refers to the foregoing proposal as the "New Match Board Classification Proposal." IAC will only implement the New Match Board Classification Proposal if (i) each of the Separation Proposal, the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders and (ii) the Transaction Proposal receives the required approval from Match stockholders (and will not implement the New Match Board Classification Proposal if IAC and Match are not proceeding with the Separation);

•
To approve amendments to the IAC certificate of incorporation that will prohibit, following the Separation, action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock. This joint proxy statement/

v

    prospectus refers to the foregoing proposal as the "Prohibition of Stockholder Written Consent Proposal." IAC will only implement the Prohibition of Stockholder Written Consent Proposal if (i) each of the Separation Proposal, the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders and (ii) the Transaction Proposal receives the required approval from Match stockholders (and will not implement the Prohibition of Stockholder Written Consent Proposal if IAC and Match are not proceeding with the Separation);

  •
  To approve certain other amendments to the IAC certificate of incorporation as further described in this joint proxy statement/prospectus, including amendments to provide, following the Separation, for the renaming of New Match as "Match Group, Inc." and the elimination of all classes and series of authorized capital stock of New Match as of immediately prior to the completion of the Separation other than New Match $0.001 par value common stock and New Match $0.01 par value preferred stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Other New Match Charter Amendments Proposal." IAC will only implement the Other New Match Charter Amendments Proposal if (i) each of the Separation Proposal, the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders and (ii) the Transaction Proposal receives the required approval from Match stockholders (and will not implement the Other New Match Charter Amendments Proposal if IAC and Match are not proceeding with the Separation);

  •
  To approve the issuance of shares of IAC $0.001 par value Class M common stock in connection with the transactions contemplated by the Transaction Agreement, dated as of December 19, 2019 and amended as of April 28, 2020, by and among IAC, New IAC, New Match Merger Sub and Match (which, as so amended, we refer to as the "transaction agreement"). This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Class M Common Stock Issuance Proposal." Approval of the IAC Class M Common Stock Issuance Proposal is a condition to closing the transactions described in the transaction agreement;

  •
  To approve the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan (which will remain with New Match and be renamed the Match Group, Inc. 2020 Stock and Annual Incentive Plan). This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Incentive Plan Proposal." IAC will only implement the IAC Incentive Plan Proposal if (i) each of the Separation Proposal and the IAC Class M Common Stock Issuance Proposal receives the required approval from IAC stockholders and (ii) the Transaction Proposal receives the required approval from Match stockholders (and will not implement the IAC Incentive Plan Proposal if IAC and Match are not proceeding with the Separation);

  •
  To approve one or more adjournments or postponements of the IAC annual meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Adjournment Proposal";

  •
  To elect 11 members of the IAC board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the IAC board of directors, including in connection with the completion of the Separation);

  •
  To ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2020 fiscal year. This joint proxy statement/prospectus refers to the foregoing proposal as the "Accounting Firm Ratification Proposal";

  •
  To hold an advisory vote on IAC's executive compensation. This joint proxy statement/prospectus refers to the foregoing proposal as the "Say on Pay Vote Proposal"; and

  •
  To transact such other business as may properly come before the IAC annual meeting and any related adjournments or postponements.

Q:    How does the IAC Board of Directors recommend that I vote at the IAC annual meeting?

A:
The IAC board of directors has unanimously approved and unanimously recommends that all IAC stockholders vote:

•
"FOR" the Separation Proposal;

•
"FOR" the New Match Board Classification Proposal;

•
"FOR" the Prohibition of Stockholder Written Consent Proposal;

•
"FOR" the Other New Match Charter Amendments Proposal;

•
"FOR" the IAC Class M Common Stock Issuance Proposal;

•
"FOR" the IAC Incentive Plan Proposal;

•
"FOR" the IAC Adjournment Proposal;

•
"FOR" the election to the board of each of the nominees for director named in this joint proxy statement/prospectus;

•
"FOR" the Accounting Firm Ratification Proposal; and

•
"FOR" the Say on Pay Vote Proposal.

  For a discussion of the factors that the IAC board of directors considered in determining to recommend in favor of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal and the IAC Incentive Plan Proposal, see the section of this joint proxy statement entitled "The Separation—IAC's Reasons for the Separation; Recommendation of the IAC Board of Directors."

Q:
What votes are required to approve the proposals on which IAC stockholders are being asked to vote?

A:
The votes required for each proposal are as follows:

•
Separation Proposal:  The Separation Proposal requires approval by:

•
The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class;

•
The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class; and

•
The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

•
New Match Board Classification Proposal:  The New Match Board Classification Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  Prohibition of Stockholder Written Consent Proposal:  The Prohibition of Stockholder Written Consent Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  Other New Match Charter Amendments Proposal:  The Other New Match Charter Amendments Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  IAC Class M Common Stock Issuance Proposal:  The IAC Class M Common Stock Issuance Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  IAC Incentive Plan Proposal:  The IAC Incentive Plan Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  IAC Adjournment Proposal:  The IAC Adjournment Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  Election of Directors:

  •
  The election of each of Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock, voting together as a single class.

  •
  The election of each of Bryan Lourd, Alan G. Spoon and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock, voting as a separate class.

  •
  Accounting Firm Ratification Proposal:  The Accounting Firm Ratification Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  Say on Pay Vote Proposal:  The Say on Pay Vote Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present). The vote is advisory in nature and therefore not binding on IAC or the IAC board of directors.

Q:    Could other matters be decided at the IAC annual meeting?

A:
As of the date of this joint proxy statement/prospectus, we did not know of any matters to be raised at the IAC annual meeting, other than those referred to in this joint proxy statement/prospectus.

  If other matters are properly presented at the IAC annual meeting for consideration, the three IAC officers who have been designated as proxies for the IAC annual meeting, Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:    Who is entitled to vote at the IAC annual meeting?

A:
Holders of IAC common stock and IAC Class B common stock at the close of business on May 4, 2020, the record date for the IAC annual meeting established by the IAC board of directors, are entitled to receive notice of the IAC annual meeting and to vote their shares at the IAC annual meeting and any related adjournments or postponements.

  At the close of business on April 15, 2020, the most recent date for which information was available prior to the filing of this joint proxy statement/prospectus, there were 79,240,210 shares of IAC common stock and 5,789,499 shares of IAC Class B common stock expected to be outstanding and entitled to vote as of the record date for the IAC annual meeting. Holders of IAC common stock are entitled to one vote per share and holders of IAC Class B common stock are entitled to ten votes per share.

Q:
What is the difference between a stockholder of record and a stockholder who holds IAC shares in street name?

A:
If your IAC shares are registered in your name, you are a stockholder of record. If your IAC shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record at the close of business on May 4, 2020 for any purpose germane to the IAC annual meeting during normal business hours during the 10-day period preceding the date of the meeting at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011.

Q:    What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all IAC shares that you hold directly. If you hold IAC shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your IAC shares. If you are a stockholder of record and hold additional IAC shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your IAC shares.

Q:    What are the quorum requirements for the IAC annual meeting?

A:
The presence at the IAC annual meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and IAC Class B common stock at the IAC annual meeting constitutes a quorum. Stockholders who participate in the IAC annual meeting online at www.virtualshareholdermeeting.com/IACI2020 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. When the holders of IAC common stock vote as a separate class, the presence at the IAC annual meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. When the holders of IAC Class B common stock vote as a separate class, the presence at the IAC annual meeting of holders of a majority of the total votes entitled to be cast by holders of IAC Class B common stock is required for a quorum to be met. Shares of IAC common stock and IAC Class B common stock represented by proxy will be treated as present at the IAC annual meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:    What do I need to do now to vote at the IAC annual meeting?

A:
The IAC board of directors is soliciting proxies for use at the IAC annual meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares, before the date of the IAC annual meeting, in any of three ways:

•
Submitting a proxy online:  Submit your proxy online at www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020;

•
Submitting a proxy by telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card 1-800-690-6903. Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020; or

•
Submitting a proxy by mail:  If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717.

  You may also participate in the IAC annual meeting online at www.virtualshareholdermeeting.com/IACI2020 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

  For IAC shares held in street name, holders may submit a proxy online or by telephone before the date of the IAC annual meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from IAC or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.

Q:
If I hold my IAC shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If your shares of IAC common stock are held in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank and/or other holder of record depends on the type of item being considered for a vote.

  Non-Discretionary Items.    The approval of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal, the IAC Adjournment Proposal, the election of directors and the Say on Pay Vote Proposal are non-discretionary items and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of IAC common stock for these proposals.

  Discretionary Items.    The approval of the Accounting Firm Ratification Proposal is a discretionary item. Generally, brokers, banks and other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion.

x

Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the IAC annual meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum.

  Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the annual meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention will have the following effects with respect to the proposals submitted for consideration at the IAC annual meeting:

  •
  An abstention with respect to the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal, the IAC Adjournment Proposal, the Accounting Firm Ratification Proposal or the Say On Pay Vote Proposal will have the same effect as a vote "AGAINST" such proposal.

  •
  An abstention with respect to the election of directors will have no effect on the election of directors.

  Shares represented by broker non-votes are not treated as shares entitled to vote. Accordingly, a broker non-vote will have the following effects with respect to the proposals submitted for consideration at the IAC annual meeting:

  •
  A broker non-vote with respect to the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal or the Other New Match Charter Amendments Proposal will have the same effect as a vote "AGAINST" such proposal.

  •
  A broker non-vote with respect to the election of directors will have no effect on the election of directors, and a broker non-vote with respect to the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal, the IAC Adjournment Proposal, the Accounting Firm Ratification Proposal or the Say On Pay Vote Proposal will have no effect on such proposal.

Q:    Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the IAC annual meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the IAC annual meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the IAC annual meeting and voting online at that time at www.virtualshareholdermeeting.com/IACI2020 (although virtual attendance at the IAC annual meeting will not, by itself, change your vote or revoke a proxy).

  To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may request a new proxy card by calling IAC's proxy solicitor, Georgeson, LLC, at 800-891-3214.

  If you hold your IAC shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Q:    Who can attend the IAC annual meeting?

A:
Only IAC stockholders and persons holding proxies from IAC stockholders may virtually attend the IAC annual meeting. To participate in the IAC annual meeting, go to www.virtualshareholdermeeting.com/IACI2020 and enter the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Q:    What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR all of the proposals to be voted on at the IAC annual meeting as listed in this joint proxy statement/prospectus.

Q:    How are proxies solicited and who bears the related costs?

A:
IAC bears all expenses incurred in connection with the solicitation of proxies for the IAC annual meeting. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile, email or in person.

  In addition, IAC has retained Georgeson, LLC to distribute proxy solicitation materials to brokers, banks and other holders of record and to assist in the solicitation of proxies from IAC stockholders. The fee for such firm's services is estimated to be approximately $15,000, plus reimbursement for their reasonable out-of-pocket expenses.

  Following the initial mailing of the proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC common stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:    Should I send in my stock certificates with my proxy?

A:
No, please do NOT return your stock certificate(s) with your proxy. You will be mailed customary transmittal materials, under separate cover following the closing, describing what to do with your certificated IAC shares (or shares held in book-entry form).

Q:    What should I do if I have questions about the IAC annual meeting?

A:
If you have any questions about the IAC annual meeting, the various proposals to be voted on at the IAC annual meeting and/or how to participate in the IAC annual meeting online at www.virtualshareholdermeeting.com/IACI2020 and vote at that time or would like copies of any of the documents referred to in this joint proxy statement/prospectus, you should contact Georgeson, LLC at 800-891-3214 or IAC Investor Relations at 212-314-7400 or ir@iac.com.

QUESTIONS AND ANSWERS ABOUT THE MATCH SPECIAL MEETING

        The following section provides brief answers to certain questions that you may have regarding the Match special meeting. You should carefully read this entire joint proxy statement/prospectus, including its Annexes and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you. Additional important information is contained in the Annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information."

Q:    What are the proposals on which Match stockholders are being asked to vote?

A:
Match stockholders are being asked to vote on the following proposals:

•
To adopt the Transaction Agreement, dated as of December 19, 2019 and amended as of April 28, 2020, by and among IAC, New IAC, New Match Merger Sub and Match. This joint proxy statement/prospectus refers to this proposal as the "Transaction Proposal". Match will only implement the Transaction Proposal if (i) the Separation Proposal receives the required approval from IAC stockholders and (ii) each of the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders (and will not implement the Transaction Proposal if IAC and Match are not proceeding with the Separation);

•
To cast an advisory (non-binding) vote on a proposal to, following the Separation, classify the New Match board of directors and to allow New Match stockholders to vote on the election of the directors on a staggered three-year basis, rather than on an annual basis. This joint proxy statement/prospectus refers to the foregoing proposal as the "New Match Board Classification Advisory Vote Proposal";

•
To cast an advisory (non-binding) vote on a proposal to, following the Separation, prohibit action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock. This joint proxy statement/prospectus refers to this proposal as the "Prohibition of Stockholder Written Consent Advisory Vote Proposal"; and

•
To approve one or more adjournments or postponements of the Match special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the Match special meeting to adopt the Transaction Proposal. This joint proxy statement/prospectus refers to this proposal as the "Match Adjournment Proposal."

Q:    How does the Match board of directors recommend that I vote at the Match special meeting?

A:
The Match board of directors, following the unanimous recommendation of the separation committee of the Match board of directors (which we refer to as the "Match separation committee"), unanimously (by directors present at the meeting) recommends that Match stockholders vote:

•
"FOR" the Transaction Proposal;

•
"FOR" the New Match Board Classification Advisory Vote Proposal;

•
"FOR" the Prohibition of Stockholder Written Consent Advisory Vote Proposal; and

•
"FOR" the Match Adjournment Proposal.

  For a discussion of the factors that the Match separation committee and the Match board of directors considered in determining to recommend in favor of the Transaction Proposal, the New Match Board Classification Advisory Vote Proposal, the Prohibition of Stockholder Written Consent Advisory Vote Proposal and the Match Adjournment Proposal, see the section of this joint proxy statement/prospectus entitled "The Separation—Match's Reasons for the Separation"; "Recommendation of the Match Separation Committee"; "Recommendation of the Match Board of Directors."

Q:    What votes are required to approve the proposals on which Match stockholders are being asked to vote?

A:
The votes required for each proposal are as follows:

•
Transaction Proposal:  The Transaction Proposal requires approval by

•
The affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal, voting together as a single class (which we refer to as the "Match stockholder approval"); and

•
The affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal (other than any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors, any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, the members of the Match board of directors, any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act and the immediate family members of any of the foregoing), voting together as a single class (which we refer to as the "Match disinterested stockholder approval").

  As a result of IAC's agreeing in the transaction agreement to vote its Match capital stock in favor of the Transaction Proposal, the Match stockholder approval is expected to be satisfied. However, approval of the Transaction Proposal also requires the Match disinterested stockholder approval.

  •
  New Match Board Classification Advisory Vote Proposal:  Approval of the New Match Board Classification Advisory Vote Proposal, on an advisory (non-binding) basis, requires the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

  •
  Prohibition of Stockholder Written Consent Advisory Vote Proposal:  Approval of the Prohibition of Stockholder Written Consent Advisory Vote Proposal, on an advisory (non-binding) basis, requires the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

  •
  Match Adjournment Proposal:  The Match Adjournment Proposal, if it is necessary or appropriate to adjourn or postpone the Match special meeting, including to solicit additional proxies if there are not sufficient votes at the time of the Match special meeting to adopt the Transaction Proposal, must be approved by the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

Q:    What is the effect of an advisory (non-binding) vote?

A:
The vote on each of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal is separate and apart from the vote to approve the Transaction Proposal at the Match special meeting. Approval by Match's stockholders of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal are not conditions to the completion of the

  Separation. The votes received by Match's stockholders with respect to the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal are advisory and will not be binding on Match or the Match board of directors (or New Match or the New Match board of directors following the Separation), regardless of whether the Transaction Proposal is approved. If IAC's stockholders approve the New Match Board Classification Proposal and the Prohibition of Stockholder Written Consent Advisory Proposal, such amendments will only be effective upon completion of the Separation and be implemented in the New Match charter.

Q:    Could other matters be decided at the Match special meeting?

A:
As of the date of this joint proxy statement/prospectus, there are no other matters that the Match board of directors intends to present at the Match special meeting.

  If other matters are properly presented at the Match special meeting for consideration, proxyholders will have the discretion to vote on those matters for stockholders who have submitted their proxies.

Q:    Who is entitled to vote at the Match special meeting?

A:
Only holders of record of shares of Match common stock and Match Class B common stock as of the close of business on the record date of May 4, 2020 are entitled to receive notice of, and to vote at, the Match special meeting.

  As of the close of business on April 15, 2020, the most recent date for which information was available prior to the filing of this joint proxy statement/prospectus, there were 74,169,098 shares of Match common stock and 209,919,402 shares of Match Class B common stock expected to be outstanding and entitled to vote as of the record date for the Match special meeting. Holders of Match common stock are entitled to one vote per share and holders of Match Class B common stock are entitled to ten votes per share.

Q:    What is the difference between a stockholder of record and a stockholder who holds Match capital stock in street name?

A:
If your shares of Match capital stock are registered in your name, you are a stockholder of record. If your shares of Match capital stock are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record at the close of business on May 4, 2020 for any purpose germane to the Match special meeting during normal business hours during the 10-day period preceding the date of the meeting at our Dallas offices, located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231.

Q:    What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all Match capital stock that you hold directly. If you hold Match capital stock in street name through one or more banks, brokers or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your Match capital stock. If you are a stockholder of record and hold additional Match capital stock in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your Match capital stock.

Q:    What are the quorum requirements for the Match special meeting?

A:
The presence at the Match special meeting, in person or represented by proxy, of the holders of shares representing a majority of the voting power of all outstanding shares of Match capital stock entitled to vote at the Match special meeting will constitute a quorum at the meeting. Match stockholders who participate in the Match special meeting online at www.virtualshareholdermeeting.com/MTCH2020 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. The approval of the Transaction Proposal requires the Match disinterested stockholder approval. It is possible that there will be sufficient shares of Match capital stock present at the Match special meeting to constitute a quorum at the meeting, without there being sufficient shares of Match capital stock held by disinterested stockholders present to approve the Transaction Proposal.

Q:    What do I need to do now to vote at the Match special meeting?

A:
Match stockholders may submit proxies to instruct the designated proxies to vote their shares, before the date of the Match special meeting, in any of three ways:

•
Submitting a proxy online:  Submit your proxy online at www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020;

•
Submitting a proxy by telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1-800-690-6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020; or

•
Submitting a proxy by mail:  If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  You may also participate in the Match special meeting online at www.virtualshareholdermeeting.com/MTCH2020 and vote your shares of Match capital stock online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

  For shares of Match capital stock held in street name, holders may submit a proxy online or by telephone before the date of the Match special meeting if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from Match or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:    If I hold my Match capital stock in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If your shares of Match capital stock are held in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or other holder of record depends on the type of proposal being considered for a vote. The proposals to be voted on at the Match special meeting are not considered discretionary items. Accordingly, the Transaction Proposal, the New Match Board Classification Advisory Vote Proposal, the Prohibition of Stockholder Written Consent Advisory Vote Proposal and the Match Adjournment Proposal may NOT be voted on by your broker, bank or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of Match capital stock for these proposals.

Q:    What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Match special meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum.

  Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the annual meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention with respect to the Transaction Proposal, the New Match Board Classification Advisory Vote Proposal, the Prohibition of Stockholder Written Consent Advisory Vote Proposal or the Match Adjournment Proposal will have the same effect as a vote "AGAINST" such proposal.

  Shares represented by broker non-votes are not treated as shares entitled to vote. Accordingly, a broker non-vote:

  •
  with respect to the Transaction Proposal, the New Match Board Classification Advisory Vote Proposal or the Prohibition of Stockholder Written Consent Advisory Vote Proposal will have the same effect as a vote "AGAINST" such proposal.

  •
  with respect to the Match Adjournment Proposal will have no effect on such proposal.

Q:    Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Match special meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Match special meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
virtually attending the Match special meeting and voting online at that time at www.virtualshareholdermeeting.com/MTCH2020 (although virtual attendance at the Match special meeting will not, by itself, change your vote or revoke a proxy). See the question below for further details.

  To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may request a new proxy card by calling Match's proxy solicitor, MacKenzie Partners, Inc., at 212-929-5500 or 800-322-2885 (Toll-Free).

  If you hold your Match capital stock through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Q:    Who can attend the Match special meeting?

A:
Only Match stockholders and persons holding proxies from Match stockholders may virtually attend the Match special meeting. To participate in the Match special meeting, go to www.virtualshareholdermeeting.com/MTCH2020 and enter the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Q:    What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR all of the proposals to be voted on at the Match special meeting.

Q:    How are proxies solicited and who bears the related costs?

A:
Match bears all expenses incurred in connection with the solicitation of proxies for the Match special meeting. In addition to solicitations by mail, directors, officers and employees of Match may solicit proxies from stockholders by telephone, letter, facsimile, e-mail or in person.

  In addition, Match has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from Match stockholders. The fee for such firm's services is estimated not to exceed $35,000, plus reimbursement for its reasonable out-of-pocket expenses.

  Following the initial mailing of the proxy materials, Match will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Match capital stock and to request authority for the exercise of proxies. In such cases, Match, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:    Should I send in my stock certificates with my proxy?

A:
No, please do NOT return your stock certificate(s) with your proxy. You will be mailed a form of election and other customary transmittal materials, under separate cover, describing how you may exchange your shares of Match capital stock for the merger consideration and make a cash election or additional stock election. If your shares of Match capital stock are held in "street name" through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of Match capital stock in exchange for merger consideration and make a cash election or additional stock election if and when the Separation is completed, as further described in this joint proxy statement/prospectus.

Q:    What should I do if I have questions about the Match special meeting?

A:
If you have any questions about the Match special meeting or the various proposals to be voted on at the Match special meeting, would like to obtain assistance with how to vote virtually or would like copies of any of the documents referred to in this joint proxy statement/prospectus, you should contact MacKenzie Partners, Inc. at 212-929-5500 (call collect) or 800-322-2885 (Toll-Free) or proxy@mackenziepartners.com or Match's Investor Relations department by sending an e-mail to IR@match.com.

QUESTIONS AND ANSWERS ABOUT THE SEPARATION

        The following section provides brief answers to certain questions that you may have regarding the transaction agreement and the Separation. You should carefully read this entire joint proxy statement/prospectus, including its Annexes and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you. Additional important information about the parties to the transaction agreement is contained in the Annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section entitled "Where You Can Find More Information."

Q:    What are IAC and Match proposing to do?

A:
IAC and Match are proposing that the businesses of Match be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

Q:    Why are IAC and Match proposing the Separation?

A:
The IAC board of directors believes that the Separation should provide benefits to IAC and its stockholders, including, among others:

•
greater ability to focus on building the scale of New IAC's remaining businesses and pursuing strategic acquisitions and investments to drive long-term profitability and shareholder value;

•
position New IAC to enter the next chapter of its growth and development story by providing it with the capital needed to grow its remaining businesses and to pursue acquisition opportunities;

•
simplification in the corporate structure of IAC and its subsidiaries, including Match, resulting from the transaction is expected to have certain benefits that will be reflected in the New Match common stock to be received by IAC shareholders. These benefits include the potential elimination of a trading discount due to Match's controlled company status and the potential that New Match common stock (as opposed to Match common stock currently) will in the future be eligible to be included in one or more of the major stock indices as a result of New Match's single class structure;

•
separate equity currencies that more closely align with the performance of the underlying businesses will enable each company to pursue value enhancing M&A opportunities and provide each with a more effective tool for management compensation;

•
more efficient allocation of capital for both New IAC and New Match that will allow each company to pursue an optimal mix of return of capital to stockholders, reinvestment and acquisitions;

•
continued participation by IAC stockholders in New IAC's and New Match's future earnings or growth following the Separation; and

•
distinct investment identities allowing investors to evaluate the merits, strategy, performance and future prospects of New Match separately from New IAC.

  For a discussion of the factors that the IAC board of directors considered in determining to proceed with the Separation, please see the section of this joint proxy statement/prospectus entitled "The Separation—IAC's Reasons for the Separation; Recommendation of the IAC Board of Directors."

  The Match separation committee believes that the Separation should provide benefits to Match and its stockholders, including, among others:

  •
  improved strategic flexibility on the part of New Match by creating a single class of "one share-one vote" common stock following the Separation, and no longer having a controlling stockholder;

  •
  increased trading liquidity for New Match common stock and the potential for future eligibility for inclusion in stock market indexes, such as the S&P 500 Index; and

  •
  in addition to receiving one share of New Match common stock, the Match stockholders' ability to attain immediate liquidity by choosing to receive the cash election amount, or the ability to achieve a greater share of the potential future value of New Match by choosing to receive the additional stock election amount (each as further described in the section entitled "The Transaction Agreement—Election and Exchange Procedures").

  For a discussion of the factors that the Match separation committee and the Match board of directors considered in determining to proceed with the Separation, please see the section of this joint proxy statement/prospectus entitled "The Separation—Match's Reasons for the Separation; Recommendation of the Match Separation Committee; Recommendation of the Match Board of Directors."

Q:    How will the Separation be implemented?

A:
The Separation is structured to include the following steps (which we refer to as the "Transactions"):

•
Certain restructuring transactions (which we refer to as the "Restructuring Transactions") in connection with which, among other things, IAC's ownership interests in Match will be transferred directly to IAC, the ownership interests in the other businesses of IAC will be transferred to New IAC and cash will be contributed by IAC to New IAC as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—Match Loan; Debt Financing."

•
The reclassification (which we refer to as the "Reclassification") of each share of:

•
IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio (as defined below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio") and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock; and

•
IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

•
The merger of Match with and into New Match Merger Sub (which we refer to as the "Match merger"), with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match and each share of Match common stock that is outstanding (excluding shares owned by IAC, Match, or any wholly owned subsidiary of IAC or Match) converting into the right to receive one share of New Match common stock and:

    •
    at the holder's election (as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Election and Exchange Procedures"), either (i) $3.00 in cash (which we refer to as a "cash election") or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"); or

    •
    in the event the holder fails to make a valid election, the same consideration it would receive had the holder made an additional stock election (which we refer to as a "non-election").

  •
  The effectiveness of certain amendments to the New Match certificate of incorporation (as set forth in the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal) and the implementation of the actions relating to the governance of New Match following the Separation are further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—New Match Post-Closing Governance and Management."

Q:    As an IAC stockholder, what will I own after the completion of the Separation?

A:
As a result of the Separation, the shares of IAC capital stock that you hold will be treated as follows:

•
IAC common stock:  Every share of IAC common stock that you own will be reclassified into a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and one share of IAC Series 1 Mandatorily Exchangeable Preferred Stock that will automatically exchange into one share of New IAC Common Stock immediately following the Reclassification;

•
IAC Class B common stock:  Every share of IAC Class B common stock that you own will be reclassified into a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and one share of IAC Series 2 Mandatorily Exchangeable Preferred Stock that will automatically exchange into one share of New IAC Class B common stock immediately following the Reclassification.

Q:    What is the Reclassification Exchange Ratio?

A:
The Reclassification Exchange Ratio is the number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification in respect of each share of IAC capital stock that they hold.

  The Reclassification Exchange Ratio will equal the quotient obtained by dividing (A) the number of outstanding shares of Match capital stock owned by IAC, subject to certain specified adjustments related to the allocation of certain assets and liabilities between New IAC and New Match, among other adjustments, in connection with the Separation, by (B) the total number of outstanding shares of IAC capital stock. These adjustments will (i) increase the aggregate number of shares of IAC Class M common stock issued in the Reclassification to IAC's stockholders to reflect the agreed value of certain tax attributes of IAC and (ii) reduce the aggregate number of shares of IAC Class M common stock issued in the Reclassification to IAC's stockholders to reflect (1) the retention by New Match of approximately $1.7 billion principal amount of exchangeable notes issued by certain financing subsidiaries of IAC (the "exchangeable notes issuers") and related hedging instruments, (2) a portion of the cost of the New Match stock options to be received by IAC employees in respect of their existing IAC stock options, (3) the number of shares of IAC Class M common stock (or New Match common stock), if any, sold in the IAC Class M equity offering described below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—IAC Class M Equity Offering" and (4) the number of shares of New Match common stock issued to non-IAC stockholders of Match in respect of additional stock elections and non-elections.

  •
  For more information, please see the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio."

Q:    As a Match stockholder, what will I own after the completion of the Separation?

A:
You will receive, through a merger, in exchange for each outstanding share of Match common stock that you hold:

•
one share of New Match common stock; and

•
at your election, either (i) $3.00 in cash (which we refer to as the "cash election amount") or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as the "additional stock election amount").

  If you fail to make a valid election, you will be treated as having made an additional stock election.

Q:    How will Match stockholders make their elections to receive either only shares of New Match common stock or a mix of New Match common stock and cash in the Match merger?

A:
IAC and Match will make available to Match stockholders an election form, including appropriate and customary transmittal materials, to permit holders of record of shares of Match capital stock other than IAC, Match and their wholly owned subsidiaries (we refer to such holders as "non-IAC Match stockholders") to make an election. IAC and Match have agreed initially to make available and mail the form of election not less than twenty business days prior to the anticipated election deadline to non-IAC Match stockholders who are holders of record of shares of Match capital stock as of the business day prior to such mailing date (we refer to this deadline as the "election record date"). Following the mailing date, IAC and Match have agreed to use commercially reasonable efforts to make available a form of election to any person who becomes a holder of record of shares of Match capital stock during the period between the election record date and the election deadline. The election deadline is expected to be 5:00 p.m., New York City time, on the date that is the fifth business day preceding the date of the Match special meeting. The time period between the mailing date and the election deadline is referred to in this joint proxy statement/prospectus as the "election period."

  During the election period, non-IAC Match stockholders may specify (i) the number of shares of Match capital stock owned by such holder with respect to which such holder desires to make a cash election and (ii) the number of shares of Match capital stock owned by such holder with respect to which such holder desires to make an additional stock election. At any time during the election period, each non-IAC Match stockholder may change or revoke such non-IAC Match stockholder's election by written notice to the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election.

  Any election will have been made properly only if the exchange agent receives, during the election period, a duly completed and signed form of election and any other documents as may reasonably be required by the exchange agent, together with (i) in the case of shares represented by a certificate, the surrender of such certificate for cancellation to the exchange agent, or (ii) in the case of shares held in book-entry form, the receipt of an "agent's message" or other required electronic communication by the exchange agent. If you own shares of Match capital stock in "street name" through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the bank, broker or other nominee holding your shares concerning how to make a proper election.

  If any election is revoked or not properly made with respect to any shares of Match capital stock, such election will be deemed to be not in effect, and the shares of Match capital stock covered by such election will, for purposes of election, be treated as having made an additional stock election, unless a proper election is thereafter made before the election deadline.

  For more information, please see the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Election and Exchange Procedures."

Q:    What happens if I sell my shares of IAC capital stock or Match capital stock before completion of the Separation?

A:
The record date for the IAC annual meeting is earlier than both the date of the IAC annual meeting and the date that the Separation is expected to be completed, and the record date for the Match special meeting is earlier than both the date of the Match special meeting and the date that the Separation is expected to be completed. If you transfer your shares of IAC capital stock or Match capital stock after the applicable record date but before the applicable stockholder meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the applicable stockholder meeting but will transfer the right to receive shares and any cash amounts to which you would otherwise be entitled in connection with the Separation to the person to whom you transfer your shares. In order to receive the shares and any cash amounts which you are entitled to receive in connection with the Separation as a stockholder of IAC or Match, as applicable, you must hold your shares through the completion of the Separation.

Q:    Do I need to do anything with my IAC shares?

A:
Following the closing, IAC will mail to each holder of IAC common stock or IAC Class B common stock a letter of transmittal with instructions that explain how to return certificated shares (or shares held in book-entry form) of IAC common stock and IAC Class B common stock to enable the holder to receive uncertificated shares of New IAC common stock and IAC Class M common stock to which the holder is entitled in respect of its shares of IAC common stock in connection with the Separation, and uncertificated shares of New IAC Class B common stock and IAC Class M common stock to which the holder is entitled in respect of its shares of IAC Class B common stock in connection with the Separation. Holders of IAC common stock and IAC Class B common stock may deliver their certificates (or shares held in book-entry form) representing shares of IAC common stock and IAC Class B common stock, along with a properly executed letter of transmittal and any other required documents, to the exchange agent identified in the letter of transmittal. The certificates (or shares held in book-entry form) will be cancelled and each holder will receive the number of full shares of New IAC common stock, New IAC Class B common stock and New Match common stock to which that holder is entitled, subject to receipt of cash in lieu of any fractional shares arising from the Reclassification.

Q:    Do I need to do anything with my Match shares?

A:
If a holder of shares of Match common stock would like to make an election, it may do so in accordance with the information described above under the heading "How will Match stockholders make their elections to receive either only shares of New Match common stock or a mix of New Match common stock and cash in the Match merger?"

  If a holder of shares of Match common stock does not wish to make an election or does not validly make an election as described above, Match will mail to each such holder a letter of transmittal following closing with instructions that explain how to return certificated shares (or shares held in book-entry form) of Match capital stock to enable the holder to receive uncertificated shares of New Match common stock to which is the holder is entitled in respect of its shares of Match capital stock in connection with the Separation.

  Holders of Match capital stock may deliver their certificates (or shares held in book-entry form) representing shares of Match capital stock, along with a properly executed form of election or letter of transmittal, as applicable, and any other required documents, to the exchange agent identified in the form of election or letter of transmittal, as applicable. The certificates (or shares held in book-entry form) will be cancelled and each holder will receive the number of shares of New Match common stock and any applicable cash amounts to which that holder is entitled.

Q:    How will I receive my shares of New IAC and New Match?

A:
Following the Separation, New IAC common stock, New IAC Class B common stock and New Match common stock (i.e., IAC Class M common stock as renamed following the Separation) will be issued electronically by way of direct registration, or in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and the need to return a duly executed stock certificate to effect a transfer. Computershare Trust Company, N.A. will act as the registrar and transfer agent for New IAC common stock and New IAC Class B common stock after the Separation, and Computershare Trust Company, N.A. will act as the registrar and transfer agent for New Match common stock after the Separation.

Q:    What happens if the Separation is not completed?

A:
If the Separation is not completed, the transactions described in the transaction agreement will not be implemented, Match will as of such time remain a majority-owned subsidiary of IAC, and IAC and Match stockholders will continue to hold their shares in IAC and Match, respectively, and will not receive any shares of New IAC or New Match.

Q:    Will the New IAC securities and the New Match securities be listed on an exchange and publicly traded after the Separation?

A:
New IAC will apply to list the New IAC common stock and IAC will apply to list the New Match common stock on The Nasdaq Global Select Market or other nationally recognized stock exchange under the ticker symbols "IAC" and "MTCH," respectively. Trading in New IAC common stock and New Match common stock under these symbols is expected to begin on the first business day following the date that IAC completes the Separation. However, there can be no assurance that a viable and active trading market will develop. There is no plan to publicly list the New IAC Class B common stock.

Q:    Am I entitled to dissenters' rights or appraisal rights?

A:
No. You will not be entitled to dissenters' rights or appraisal rights in connection with the Separation. See "The Separation—No Dissenters' Rights."

Q:    When do IAC and Match expect to complete the Separation?

A:
The transaction is expected to close promptly following the date of the IAC annual meeting and the Match special meeting.

Q:    What should I do if I have questions?

A:
If you have any questions about the Separation, you should contact Georgeson, LLC at 800-891-3214 or IAC Investor Relations at 212-314-7400 or ir@iac.com, or MacKenzie Partners, Inc. at 212-929-5500 (call collect) or 800-322-2885 (Toll-Free) or proxy@mackenziepartners.com or Match Investor Relations by sending an e-mail to IR@match.com.

Q:    Where can I find more information about IAC and Match?

A:
You can find more information from various sources described under "Where You Can Find More Information."

 SUMMARY

        The following is a summary of some of the information contained in this joint proxy statement/prospectus. In addition to this summary, you should read the entire document carefully, including (1) the risks associated with the Separation and investing in the securities of New IAC and New Match as discussed under "Risk Factors," (2) the unaudited pro forma condensed combined financial statements for New IAC, included as Annex K, and the unaudited pro forma condensed consolidated financial statements for New Match, included as Annex L and (3) the historical combined financial statements and related notes for New IAC included as Annex M and the historical consolidated financial statements and related notes for IAC and Match incorporated by reference, respectively, from IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and from Match's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Information About the Companies

IAC (page 67)

IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC/InterActiveCorp (NASDAQ: IAC) is a Delaware corporation. IAC, initially a hybrid media/electronic retailing company, was incorporated in 1986 in Delaware under the name Silver King Broadcasting Company, Inc. After several name changes (first to HSN, Inc., then to USA Networks, Inc., USA Interactive, InterActiveCorp, and finally, to IAC/InterActiveCorp) and the completion of a number of significant corporate transactions over the years, the Company transformed itself into a leading media and Internet company. IAC today operates Vimeo, Dotdash and Care.com, among many other businesses, and also has majority ownership of both Match Group, which includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish® and OurTime®, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

        For information regarding the results of IAC's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. Please also see the Unaudited Pro Forma Condensed Combined Financial Statements of New IAC and the accompanying notes in Annex K.

        Additional information about IAC and its subsidiaries is included in the documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information."

New IAC (page 67)

IAC Holdings, Inc.
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC Holdings, Inc. is a Delaware corporation and a direct wholly owned subsidiary of IAC that was formed on November 19, 2019 for the purpose of holding the historical businesses of IAC (other than Match and the exchangeable notes issuers) following the Separation.

New Match Merger Sub (page 68)

Valentine Merger Sub LLC
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        Valentine Merger Sub LLC is a Delaware limited liability company and an indirect wholly owned subsidiary of IAC that was formed on December 16, 2019 for the purpose of effecting the Match merger. In the Match merger, Match will be merged with and into New Match Merger Sub, with New Match Merger Sub continuing as the surviving company and an indirect wholly owned subsidiary of New Match. To date, New Match Merger Sub has not conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement.

Match (page 68)

Match Group, Inc.
8750 North Central Expressway, Suite 1400
Dallas, TX 75231
Phone: (214) 576-9352

        Match Group, Inc. (NASDAQ: MTCH) is a Delaware corporation. Match, through its portfolio companies, is a leading provider of dating products available globally. Its portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase Match's users' likelihood of finding a meaningful connection. Through its portfolio companies and their trusted brands, Match provides tailored products to meet the varying preferences of its users. Match's products are available in over 40 languages to its users all over the world.

        For information regarding the results of Match's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Match's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. Please also see the Unaudited Pro Forma Condensed Consolidated Financial Statements of New Match and the accompanying notes in Annex L.

        Additional information about Match and its subsidiaries is included in the documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information."

The Separation (page 137)

        Subject to the terms and conditions set forth in the transaction agreement, the businesses of Match will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

        The Separation is structured to include the following steps (which we refer to as the "Transactions"):

  •
  Certain restructuring transactions (which we refer to as the "Restructuring Transactions") in connection with which, among other things, IAC's ownership interests in Match will be transferred directly to IAC, the ownership interests in the other businesses of IAC will be transferred to New IAC and cash will be contributed by IAC to New IAC as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—Match Loan; Debt Financing."

  •
  The reclassification (which we refer to as the "Reclassification") of each share of:

  •
  IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio (as defined below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio") and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock; and

  •
  IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

  •
  The merger of Match with and into New Match Merger Sub (which we refer to as the "Match merger"), with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match and each share of Match common stock that is outstanding (excluding shares owned by IAC, Match, or any wholly owned subsidiary of IAC or Match) converting into the right to receive one share of New Match common stock and:

  •
  at the holder's election (as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Election and Exchange Procedures"), either (i) $3.00 in cash (which we refer to as a "cash election") or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"); or

  •
  in the event the holder fails to make a valid election, the same consideration it would receive had the holder made an additional stock election (which we refer to as a "non-election").

  •
  The effectiveness of certain amendments to the New Match certificate of incorporation (as set forth in the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal) and the implementation of the actions relating to the governance of New Match following the Separation as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—New Match Post-Closing Governance and Management."

        Following the Separation, New Match will continue to hold interests in certain IAC financing subsidiaries that are the issuers of currently outstanding IAC exchangeable notes (which we refer to as the "exchangeable notes issuers"). In addition, prior to the Separation, IAC may raise up to $1.5 billion in equity financing as further described below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—IAC Class M Equity Offering," which financing (if completed) will be settled substantially concurrently with the Separation and the cash proceeds transferred to New IAC.

The IAC Annual Meeting (page 70)

        The IAC annual meeting will be a virtual meeting held on June 25, 2020, at 11:00 a.m. Eastern Time, unless the annual meeting is adjourned or postponed Stockholders will be able to attend the IAC annual meeting by visiting www.virtualshareholdermeeting.com/IACI2020. To participate in the IAC annual meeting, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Purpose of the IAC Annual Meeting

        The purpose of the IAC annual meeting is for the IAC stockholders to vote on the following proposals:

  •
  To approve amendments to the IAC certificate of incorporation that would effect the Separation by reclassifying the IAC common stock and IAC Class B common stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Separation Proposal." If IAC's stockholders approve the Separation Proposal and IAC completes the Separation, the holders of IAC common shares outstanding immediately prior to the Separation would initially own all of the New IAC common shares outstanding immediately following the Separation and a percentage of the New Match common shares outstanding immediately following the Separation that is proportionate to IAC's existing ownership interest in Match, subject to certain adjustments. IAC will only implement the Separation Proposal if (i) each of the IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Separation Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve amendments to the IAC certificate of incorporation to provide, following the Separation, for (i) the classification of the board of directors of New Match, with directors serving staggered three-year terms of office, (ii) the removal of members of the board of directors of New Match from office by stockholders being permitted only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock (iii) the exclusive right of the board of directors of New Match to fill director vacancies, subject to any rights of holders of preferred stock, (iv) no officer or director of New Match who is also an officer or director of New IAC having liability to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC and (v) certain ministerial amendments to the IAC certificate of incorporation. This joint proxy statement/prospectus refers to the foregoing proposal as the "New Match Board Classification Proposal." IAC will only implement the New Match Board Classification Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the New Match Board Classification Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve amendments to the IAC certificate of incorporation that will prohibit, following the Separation, action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Prohibition of Stockholder Written Consent Proposal." IAC will only implement the Prohibition of Stockholder Written Consent Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Prohibition of Stockholder Written Consent Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve certain other amendments to the IAC certificate of incorporation as further described in this joint proxy statement/prospectus, including amendments to provide, following the Separation, for the renaming of New Match as "Match Group, Inc." and the elimination of all classes and series of authorized capital stock of New Match as of immediately prior to the completion of the Separation other than New Match $0.001 par value common stock and New Match $0.01 par value preferred stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Other New Match Charter Amendments Proposal." IAC will only implement the Other New Match Charter Amendments Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Other New Match Charter Amendments Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve the issuance of shares of IAC $0.001 par value Class M common stock in connection with the transactions contemplated by the Transaction Agreement, dated as of December 19, 2019 and amended as of April 28, 2020, by and among IAC, New IAC, New Match Merger Sub and Match. This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Class M Common Stock Issuance Proposal." Approval of the IAC Class M Common Stock Issuance Proposal is a condition to closing the transactions described in the transaction agreement.

  •
  To approve the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan (which will remain with New Match and be renamed the Match Group, Inc. 2020 Stock and Annual Incentive Plan). This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Incentive Plan Proposal." IAC will only implement the IAC Incentive Plan Proposal if (i) each of the Separation Proposal and IAC Class M Common Stock Issuance Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the IAC Incentive Plan Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve one or more adjournments or postponements of the IAC annual meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Adjournment Proposal."

  •
  To elect 11 members of the IAC board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the IAC board of directors, including in connection with the completion of the Separation).

  •
  To ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2020 fiscal year. This joint proxy statement/prospectus refers to the foregoing proposal as the "Accounting Firm Ratification Proposal."

  •
  To hold an advisory vote on IAC's executive compensation. This joint proxy statement/prospectus refers to the foregoing proposal as the "Say on Pay Vote Proposal."

  •
  To transact such other business as may properly come before the IAC annual meeting and any related adjournments or postponements.

Required Vote for Stockholder Proposals

        The votes required for each proposal are as follows:

  •
  Separation Proposal:  The Separation Proposal requires approval by

    •
    The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class;

    •
    The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class; and

    •
    The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  New Match Board Classification Proposal:  The New Match Board Classification Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  Prohibition of Stockholder Written Consent Proposal:  The Prohibition of Stockholder Written Consent Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  Other New Match Charter Amendments Proposal:  The Other New Match Charter Amendments Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  IAC Class M Common Stock Issuance Proposal:  The IAC Class M Common Stock Issuance Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  IAC Incentive Plan Proposal:  The IAC Incentive Plan Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  IAC Adjournment Proposal:  The IAC Adjournment Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  Election of Directors:

  •
  The election of each of Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock, voting together as a single class.

  •
  The election of each of Bryan Lourd, Alan G. Spoon and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock, voting as a separate class.

  •
  Accounting Firm Ratification Proposal:  The Accounting Firm Ratification Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  Say on Pay Vote Proposal:  The Say on Pay Vote Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present). The vote is advisory in nature and therefore not binding on IAC or the IAC board of directors.

Voting by Directors and Executive Officers of IAC

        As of the close of business on April 15, 2020, IAC's directors, executive officers and their respective affiliates held 817,444 shares of IAC common stock and 5,789,499 shares of IAC Class B common stock. This represents approximately 1% of the shares of IAC common stock expected to be outstanding and entitled to vote as of the record date for the IAC annual meeting when voting as a separate class; 100% of the outstanding shares of IAC Class B common stock entitled to vote as of the record date for the IAC annual meeting when voting as a separate class; and approximately 7.8% of the outstanding shares (and approximately 42.8% of the total voting power) of IAC capital stock expected to be outstanding and entitled to vote as of the record date for the IAC annual meeting when voting together as a single class.

        IAC currently expects that its directors and executive officers will vote their shares of IAC common stock and IAC Class B common stock in favor of the proposals to be considered at the annual meeting, although none of them is obligated to do so. For more information on the required vote for the proposals to be considered at the IAC annual meeting and the beneficial ownership of IAC capital stock, see the sections entitled "IAC Annual Meeting—Required Vote" and "IAC Security Ownership of Certain Beneficial Owners and Management," respectively.

The Match Special Meeting (page 126)

        The Match special meeting will be held on June 25, 2020 at 1:00 p.m. Eastern Time.

        The Match special meeting will be a virtual meeting, conducted solely online, and can be accessed by visiting www.virtualshareholdermeeting.com/MTCH2020, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Match special meeting, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Purpose of the Match Special Meeting

        The purpose of the Match special meeting is for the Match stockholders to vote on the following proposals:

  •
  To adopt the Transaction Agreement, dated as of December 19, 2019 and amended as of April 28, 2020 (which, as so amended, we refer to as the "transaction agreement"), by and among IAC, New IAC, New Match Merger Sub and Match (which we refer to as the "Transaction Proposal"). Match will only implement the Transaction Proposal if (i) the Separation Proposal receives the required approval from IAC stockholders and (ii) each of the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders (and will not implement the Transaction Proposal if IAC and Match are not proceeding with the Separation);

  •
  To cast an advisory (non-binding) vote on a proposal to, following the Separation, classify the New Match board of directors and to allow New Match stockholders to vote on the election of the directors on a staggered three-year basis, rather than on an annual basis (which we refer to as the "New Match Board Classification Advisory Vote Proposal");

  •
  To cast an advisory (non-binding) vote on a proposal to, following the Separation, prohibit action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock (which we refer to as the "Prohibition of Stockholder Written Consent Advisory Vote Proposal"); and

  •
  To approve one or more adjournments or postponements of the Match special meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the Match special meeting to adopt the Transaction Proposal (which we refer to as the "Match Adjournment Proposal").

Required Vote for Stockholder Proposals

        The votes required for each proposal are as follows:

  •
  Transaction Proposal:  The Transaction Proposal requires approval by

  •
  The affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal, voting together as a single class (which we refer to as the "Match stockholder approval"); and

  •
  The affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal (other than any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors, any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, the members of the Match board of directors, any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act and the immediate family members of any of the foregoing), voting together as a single class (which we refer to as the "Match disinterested stockholder approval"). As a result of IAC's agreeing in the transaction agreement to vote its Match capital stock in favor of the Transaction Proposal, the Match stockholder approval is expected to be satisfied. However, approval of the Transaction Proposal also requires the Match disinterested stockholder approval.

  •
  New Match Board Classification Advisory Vote Proposal:  Approval of the New Match Board Classification Advisory Vote Proposal, on an advisory (non-binding) basis, requires the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter voting together as a single class (provided that a quorum is present).

  •
  Prohibition of Stockholder Written Consent Advisory Vote Proposal:  Approval of the Prohibition of Stockholder Written Consent Advisory Vote Proposal, on an advisory (non-binding) basis, requires the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

  •
  Match Adjournment Proposal:  The Match Adjournment Proposal, if it is necessary or appropriate to adjourn or postpone the Match special meeting, including to solicit additional proxies if there are not sufficient votes at the time of the Match special meeting to adopt the Transaction Proposal, must be approved by the affirmative vote of holders of a majority of the shares of Match capital stock present, in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

        For additional information about the Match special meeting, see the section of this joint proxy statement/prospectus entitled "The Match Special Meeting."

Voting by Directors and Executive Officers of Match

        As of the close of business on April 15, 2020, Match's directors, executive officers and their respective affiliates (excluding IAC and its subsidiaries) owned and were entitled to vote 664,953 shares of Match common stock and no shares of Match Class B common stock. This represents approximately 0.9% of the shares of Match common stock expected to be outstanding and entitled to vote as of the record date for the Match special meeting. Adoption of the Transaction Proposal, which is a condition to the completion of the Separation, requires both the Match stockholder approval and the Match disinterested stockholder approval. Match currently expects that the Match directors and executive officers will vote their shares of Match capital stock in favor of the Transaction Proposal and the other proposals to be considered at the Match special meeting, although none of them is obligated to do so. However, as a result of IAC's agreeing in the transaction agreement to vote its Match capital stock in favor of the Transaction Proposal, the Match stockholder approval is expected to be satisfied without the votes of the Match directors and executive officers, and the votes of the Match directors and executive officers will not count for purposes of the Match disinterested stockholder approval.

Regulatory Requirements Related to the Separation (page 176)

        The parties are not aware of any material governmental approvals or actions that are necessary for the completion of the Separation. However, certain IAC and Match stockholders may have filing obligations under the Hart—Scott—Rodino Antitrust Improvements Act of 1976 and should consult their own legal advisors.

Post-Closing Governance and Management (page 176)

New Match

        The parties to the transaction agreement have agreed to take all actions necessary so that, as of the closing:

  •
  the New Match board of directors will have ten (10) directors;

  •
  the members of the New Match board of directors will consist of (i) the members of the Match board of directors prior to the closing, other than Mark Stein and Gregg Winiarski, and (ii) three individuals designated prior to the closing by IAC, subject to the reasonable consent of the Match separation committee, each of whom qualifies as an independent director of New Match; provided that if any individual designated by IAC (subject to the reasonable consent of the Match separation committee) is appointed to the Match board of directors prior to the closing, such individual will be appointed as a member of the New Match board of directors pursuant to clause (i) of this sentence and the number of individuals to be designated by IAC pursuant to clause (ii) of this sentence will be correspondingly reduced;

  •
  subject to the receipt of the approval of the New Match Board Classification Proposal to implement a classified board, Glenn H. Schiffman will be a Class I director (up for election at the first post-closing annual meeting of New Match) and Joseph Levin will be a Class III director (up for election at the third post-closing annual meeting of New Match);

  •
  beginning on the closing date, and until his resignation or replacement in such position in accordance with the bylaws of New Match, Joseph Levin will become the executive chairman of the New Match board of directors;

  •
  effective as of the closing, the bylaws of New Match will be amended and restated to be in a form mutually agreed between Match and IAC; and

  •
  the officers of Match prior to the closing will be appointed the officers of New Match, subject to any changes as notified to IAC by Match upon reasonable advance notice prior to the closing.

New IAC

        As of the closing:

  •
  the members of the New IAC board of directors will consist of the members of the IAC board of directors prior to the closing, with each member of the New IAC board of directors serving in the same board and committee positions as he or she held in his or her capacity as a member of the IAC board of directors or applicable committee thereof prior to the closing;

  •
  effective as of the closing, the certificate of incorporation of New IAC will be amended and restated to be in the form filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part;

  •
  effective as of the closing, the bylaws of New IAC will be amended and restated to be in the form filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part; and

  •
  the officers of IAC prior to the closing will be the officers of New IAC immediately after the closing.

Interests of IAC Directors and Officers in the Separation (page 173)

        In considering whether to approve the proposals set forth in this joint proxy statement/prospectus to be voted on at the IAC annual meeting, including the Separation Proposal, the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal, you should recognize that some of the members of IAC management and of the IAC board of directors may have interests in the Separation that differ from, or are in addition to, their interests as IAC stockholders, including, (1) the treatment of executive officer equity awards in the Separation; (2) IAC's current directors and executive officers serving in the same roles at New IAC following the Separation, (3) certain IAC executive officers serving as directors of New Match following the Separation (and, in the case of Mr. Joseph Levin, initially serving as Executive Chairman of the New Match board of directors), (4) IAC director Alan G. Spoon serving as a director of each of New IAC and New Match and (5) ongoing director and officer indemnification from New IAC and coverage under directors' and officers' liability insurance policies. These interests are further described in the section entitled "The Separation—Interests of IAC Directors and Officers in the Separation."

Interests of Match Directors and Officers in the Separation (page 174)

        In considering whether to approve the proposals set forth in this joint proxy statement/prospectus to be voted on at the Match special meeting, including the proposal to adopt the transaction agreement, you should recognize that some of the members of management and of the Match board of directors may have interests in the Separation that differ from, or are in addition to, their interests as Match stockholders. In particular, Mr. Joseph Levin, Mr. Glenn H. Schiffman, Mr. Mark Stein and Mr. Gregg Winiarski, each of whom currently serves as a member of the Match board of directors, are executive officers of IAC, and Mr. Levin and Mr. Alan Spoon, who currently serves as a member of the Match board of directors, are directors of IAC. These individuals are expected as of the closing to continue to serve in their capacities as officers and directors of New IAC.

        With regard to Match directors serving on the Match separation committee and other non-IAC members of the Match board of directors, areas where their interests may differ from those of Match stockholders in general relate to the impact of the Separation on the directors' outstanding Match equity awards, cash compensation and the provision of indemnification and insurance arrangements pursuant to the transaction agreement and Match's certificate of incorporation and bylaws, which reflect the fact that, by their service on the Match board of directors, they may be subject to claims arising from such service and the expected service of these directors on the New Match board of directors. The differences in interests for Match executive officers involve the possible receipt of the following types of benefits triggered by the Separation:

  •
  the treatment of outstanding Match equity awards in the Separation; and

  •
  the provision of indemnification and insurance arrangements pursuant to the transaction agreement.

        These interests are further described in the section entitled "The Transactions—Interests of Match Directors and Officers in the Separation."

Treatment of IAC Equity Awards (page 186)

        Each option to purchase IAC common stock (each, an "IAC option") that is outstanding as of December 19, 2019, and immediately prior to the completion of the Transactions, will convert into an option to purchase common stock of New IAC and an option to purchase New Match common stock in a manner that preserves the spread value of the options immediately before and immediately after the adjustment, with the allocation between the two options based on the value of a share of New IAC common stock relative to the product of the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio.

        Each IAC option that is granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Transactions, will convert into an option to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price.

        Awards of IAC restricted stock units and performance stock units will convert into awards of New IAC restricted stock units on a basis that preserves the fair market value of such awards immediately before and immediately after the conversion, with equitable adjustments to the applicable reference price in the case of certain performance stock units.

        For additional information, please see the section of this joint proxy statement/prospectus entitled "Transaction Agreement—Ancillary Agreements—Employee Matters Agreement."

Treatment of Match Equity Awards (page 186)

        Each option to purchase Match common stock ("Match option"), each warrant to purchase Match common stock, each award of Match restricted stock units and each award of Match performance stock units will be assumed by New Match on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New Match common stock covered by the award, the applicable exercise price in the case of options and warrants and the applicable reference price in the case of certain performance stock units.

Financing Matters (page 194)

Match Loan; Debt Financing

        Match agreed to use its reasonable best efforts to obtain additional financing commitments under the existing Match credit facility or otherwise in an aggregate amount not less than $100 million (we refer to such additional financing commitments as the "credit facility upsize").

        Prior to the effective time of the Reclassification, Match agreed to use its reasonable best efforts to maintain or obtain sufficient funds to make a loan to IAC in an aggregate principal amount equal to the product of (i) $3.00 and (ii) the number of shares of Match capital stock outstanding immediately prior to the effective time of the Reclassification, excluding any shares of Match capital stock held by a wholly owned subsidiary of Match (we refer to such loan as the "Match loan"), including, if necessary, by:

  •
  obtaining debt financing from third parties (we refer to any such financing as the "debt financing");

  •
  incurring loans under the existing Match credit facility including pursuant to the credit facility upsize;

  •
  entering into amendments or modifications or obtaining consents or waivers in relation to agreements governing existing indebtedness or other financing arrangements of Match or its subsidiaries; or

  •
  using the outstanding cash balances of Match or its subsidiaries to make the Match loan.

        Following receipt by IAC of the full amount of the Match loan, as part of the Restructuring Transactions IAC will contribute the proceeds of the Match loan to New IAC less an amount (which amount IAC will deliver to the exchange agent for the transaction) equal to the product of $3.00 multiplied by the aggregate number of shares of Match capital stock in respect of which Match holders have made a valid cash election. Following the Separation, the Match loan will remain as the obligation of New Match payable to Match and may be eliminated through certain intercompany transactions between Match and New Match.

        On February 13, 2020, Match entered into an amendment to the existing Match credit facility in connection with the credit facility upsize to, among other things, increase the aggregate amount of commitments under the facility by $250 million to $750 million. In addition, on February 11, 2020, Match issued $500 million aggregate principal amount of its 4.125% senior notes due 2030 in connection with the debt financing.

IAC Class M Equity Offering

        Prior to the closing, IAC may enter into agreements with one or more third parties to sell shares of IAC Class M common stock (or New Match common stock) upon the closing, in amounts of up to a total of $1.5 billion (measured in each case as the product of (x) the number of shares sold (or agreed to be sold) on any applicable day and (y) the closing price of Match common stock on the NASDAQ on the applicable day minus $3.00), and providing for customary registration rights, if applicable. We refer to the transactions contemplated by such an agreement or agreements as the "IAC Class M equity offering."

        Under the transaction agreement, IAC is required to obtain Match's prior written consent (which may not be unreasonably withheld, conditioned or delayed) prior to entering into an agreement to effect the IAC Class M equity offering to the extent that it grants rights to a third party that would survive the closing.

        Match has agreed to cooperate at IAC's expense, in connection with the arrangement, execution and settlement of the IAC Class M equity offering as reasonably requested by IAC. Immediately following the closing of the IAC Class M equity offering, New Match has agreed to transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M equity offering.

        The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold in connection with the IAC Class M equity offering, as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio."

Opinion of Financial Advisor to the Match Separation Committee (page 162)

        Goldman Sachs & Co. LLC ("Goldman Sachs") delivered its opinion to the Match separation committee that, as of December 19, 2019, and based upon and subject to the factors and assumptions set forth therein, the Aggregate Consideration (as defined below in the section entitled "The Separation—Opinion of Financial Advisor to the Match Separation Committee") to be paid to the holders (other than IAC and its affiliates) of shares of Match common stock, Match Class B common stock and Match Class C common stock (which we refer to, collectively, as the "Match Shares"), taken in the aggregate, pursuant to the original transaction agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated December 19, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included as Annex J to this joint proxy statement/prospectus. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Match separation committee in connection with its consideration of the transactions contemplated by the original transaction agreement (which we refer to for purposes of this "Summary—Opinion of Financial Advisor to the Match Separation Committee" as the "Transactions"). The Goldman Sachs opinion is not a recommendation as to how any holder of Match Shares should vote or make any election with respect to the Transactions or any other matter. Pursuant to an engagement letter between the Match separation committee and Goldman Sachs, Match has agreed to pay Goldman Sachs a transaction fee of $4,000,000, all of which is contingent upon completion of the Transactions.

Conditions to the Separation (page 198)

        The obligation of each of the parties to effect the Transactions is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions (provided that the condition set forth in the first bullet may not be waived):

  •
  Receipt of the Match disinterested stockholder approval;

  •
  Receipt of the Match stockholder approval;

  •
  Receipt of (i) the approval of the Separation Proposal by (1) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote, voting as a separate class, (2) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote, voting as a separate class and (3) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote, voting together as a single class and (ii) the approval of the IAC Class M Common Stock Issuance Proposal and the IAC Incentive Plan Proposal by the affirmative vote of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote (we refer to such approvals as the "IAC required stockholder approval");

  •
  Receipt of one or more opinions from an independent firm regarding the adequacy of surplus under Delaware law with respect to IAC and the solvency of IAC immediately prior to the completion of the Transactions and each of New IAC and New Match immediately after the completion of the Transactions;

  •
  Receipt of one or more opinions from an independent firm regarding the solvency of New Match immediately after the completion of the Transactions;

  •
  Receipt of certain opinions by IAC, Match and New IAC concerning the U.S. federal income tax treatment of the Transactions;

  •
  Effectiveness of the registration statement on Form S-4 filed by IAC and New IAC of which this joint proxy statement/prospectus forms a part covering shares of New IAC common stock, New IAC Class B common stock, and New Match common stock to be issued in connection with the Transactions and the absence of any stop order relating to such registration statement;

  •
  Approval of the listing on NASDAQ of the shares of New IAC common stock and New Match common stock; and

  •
  Absence of any legal restraint or order by any governmental entity that prohibits the completion of the Transactions.

        In addition, the obligation of each of IAC, New IAC and New Match Merger Sub to effect the Transactions is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

  •
  The accuracy of certain representations and warranties of, and compliance with certain covenants and other agreements by, Match in accordance with the materiality standards specified in the transaction agreement;

  •
  IAC's receipt of a certificate executed by an executive officer of Match certifying the satisfaction by Match of the condition described in the preceding bullet;

  •
  Absence of any pending action that would reasonably be expected to prohibit, impair or materially delay the ability of IAC or New IAC to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions as contemplated by the transaction agreement;

  •
  The execution and delivery by the applicable members of the Match group of each of the ancillary agreements to which such member is a party; and

  •
  IAC's receipt of the full aggregate principal amount of the Match loan.

        The obligation of Match to effect the Transactions is also subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

  •
  The accuracy of certain representations and warranties of, and compliance with certain covenants and other agreements by IAC, New IAC and New Match Merger Sub in accordance with the materiality standards specified in the transaction agreement;

  •
  Match's receipt of a certificate executed by an executive officer of IAC certifying the satisfaction by IAC, New IAC and New Match Merger Sub of the condition described in the preceding bullet;

  •
  Absence of any pending action that would reasonably be expected to prohibit, impair or materially delay the ability of Match to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions as contemplated by the transaction agreement; and

  •
  The execution and delivery by the applicable members of the IAC group of each of the ancillary agreements to which such member is a party.

Termination of the Transaction Agreement (page 200)

        The transaction agreement permits IAC and Match to terminate the transaction agreement by mutual agreement before the Transactions are completed. In addition, either IAC or Match may terminate the transaction agreement if:

  •
  The Transactions are not completed by December 19, 2020 (or another mutually agreed date), unless the party seeking to terminate the transaction agreement is then in material breach of its representations, warranties covenants or other agreements contained in the transaction agreement;

  •
  IAC fails to obtain the IAC required stockholder approval, or Match fails to obtain the Match stockholder approval or the Match disinterested stockholder approval;

  •
  A court or other governmental entity issues a final and non-appealable order permanently prohibiting the completion of the Transactions or a law has been enacted that prohibits the completion of the Transactions;

  •
  The board of directors of the other party (or, in the case of a termination by IAC, the Match separation committee) has effected a change of recommendation; or

  •
  The other party breaches its representations, warranties, covenants or other agreements in the transaction agreement in a manner that would entitle the party seeking to terminate the agreement not to consummate the Transactions, subject to cure rights (unless the party seeking to terminate is itself in breach of the transaction agreement in a manner that would entitle the other party not to consummate the Transactions for failure of certain conditions to close).

        In addition, IAC may terminate the transaction agreement if the Match VWAP is below $50.9493 and Match has not previously notified IAC that it accepts the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be reduced due to the impact of such decrease in the Match stock price. Match may also terminate the transaction agreement if the Match VWAP is above $84.9155 and IAC has not previously notified Match that it accepts the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be increased due to the impact of such increase in the Match stock price.

No Dissenters' Rights (page 173)

        Under the DGCL, holders of shares of IAC capital stock and Match capital stock will not have appraisal or dissenters' rights in connection with the Separation.

Accounting Treatment (page 173)

        IAC, Match and New IAC prepare their financial statements in accordance with United States generally accepted accounting principles. The Separation will be accounted for by New Match as a discontinuance of the businesses comprising New IAC after the Separation. For accounting purposes, the measurement date for discontinued operations will be on the date of the Separation. After the Separation, the assets and liabilities of New IAC will be accounted for at the historical values carried by IAC prior to the Separation.

Listing of New IAC Common Stock and New Match Common Stock; Delisting and Deregistration of IAC Common Stock and Match Common Stock (page 175)

        The parties to the transaction agreement have agreed to cooperate and use their reasonable best efforts to cause the IAC Class M common stock (or, after it is renamed pursuant to the amendments to the IAC certificate of incorporation that are the subject of the Other New Match Charter

Amendments Proposal, the New Match common stock) and the New IAC common stock to be approved for listing on the NASDAQ, subject to official notice of issuance. The obligation of the parties to the transaction agreement to consummate the Transactions is subject to the parties having received the approval of the listing on NASDAQ of shares of New IAC common stock and New Match common stock. Match and IAC have also agreed to cooperate to cause the IAC common stock and the Match common stock to be delisted from the NASDAQ and deregistered under the Exchange Act as soon as practicable following the closing.

Material U.S. Federal Income Tax Consequences of the Separation (page 264)

        It is a condition to each party's obligation to complete the Transactions that each of IAC, Match and New IAC receives opinions of IAC's outside counsel to the effect that (i) the exchange of shares of IAC common stock or IAC Class B common stock, as applicable, for shares of IAC Class M common stock pursuant to the Reclassification will qualify as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or an exchange described in Section 1036 of the Code, (ii) the New IAC Distribution and certain related transactions, taken together, will qualify as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code, and (iii) the Match merger will not cause Section 355(e) of the Code to apply to the New IAC Distribution and certain related transactions. In addition, it is a condition to each party's obligation to complete the Transactions that each of IAC and Match receives an opinion of IAC's outside counsel that the Match merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Accordingly, it is expected that, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by U.S. holders of IAC common stock upon the Reclassification, (ii) no gain or loss will be recognized by U.S. holders of IAC common stock upon the receipt of New IAC common stock in the New IAC Distribution, and (iii) no gain or loss will be recognized by U.S. holders of Match common stock upon the Match merger, in each case, except with respect to cash received.

        All holders of IAC common stock or Match common stock should consult their own tax advisors as to the particular consequences to them of the Reclassification, the New IAC Distribution and the Match merger, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws. For more information regarding the material U.S. federal income tax consequences of the Reclassification, the New IAC Distribution and the Match merger, see "Material U.S. Federal Income Tax Consequences of the Separation."

Selected Historical Financial Information of IAC

        The following selected financial data is only a summary and should be read in conjunction with the historical consolidated financial statements and accompanying notes and management's discussion and analysis of financial condition and results of operations for IAC incorporated by reference from IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

        The following table presents selected consolidated financial data of IAC as of and for each of the years in the five year period ended December 31, 2019. The selected consolidated financial data of IAC as of and for each of the years in the five year period ended December 31, 2019 were derived from the audited consolidated financial statements of IAC, which are incorporated by reference into this joint proxy statement/prospectus. You should read the information in the following table in conjunction with the consolidated financial statements and accompanying notes and other financial data pertaining to IAC included in, or incorporated by reference into, this joint proxy statement/prospectus.

	Year Ended December 31,
	2019	2018	2017	2016	2015
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$4,757,055	$4,262,892	$3,307,239	$3,139,882	$3,230,933
Net earnings (loss)	543,820	757,747	358,008	(16,151)	113,374
Net (earnings) loss attributable to noncontrolling interests	(112,689)	(130,786)	(53,084)	(25,129)	6,098
Net earnings (loss) attributable to IAC shareholders	431,131	626,961	304,924	(41,280)	119,472
Earnings (loss) per share attributable to IAC shareholders:
Basic	$5.12	$7.52	$3.81	$(0.52)	$1.44
Diluted	$4.50	$6.59	$3.18	$(0.52)	$1.33
Dividends declared per share	$—	$—	$—	$—	$1.36

	December 31,
	2019	2018	2017	2016	2015
	(In thousands)
Balance Sheet Data:
Total assets	$8,332,825	$6,874,585	$5,867,810	$4,645,873	$5,188,691
Long-term debt:
Current portion of long-term debt	13,750	13,750	13,750	20,000	40,000
Long-term debt, net	3,121,572	2,245,548	1,979,469	1,582,484	1,726,954
Redeemable noncontrolling interests	44,527	65,687	42,867	32,827	30,391

Selected Historical Financial Information of New IAC

        The following selected financial data is only a summary and should be read in conjunction with the historical combined financial statements and accompanying notes and management's discussion and analysis of financial condition and results of operations for New IAC included elsewhere in this joint proxy statement/prospectus.

        The following table presents selected combined financial information of New IAC as of and for each of the years in the five year period ended December 31, 2019. The selected combined financial data of New IAC as of December 31, 2019 and 2018 and for the three years ended December 31, 2019 were derived from the audited combined financial statements of New IAC included as Annex M to this joint proxy statement/prospectus. The selected combined financial data of New IAC as of December 31, 2017 and for the year ended December 31, 2016 were derived from the audited combined financial statements of New IAC that have not been included in this joint proxy statement/prospectus. The selected combined financial data of New IAC as of December 31, 2016 and 2015 and for the year ended December 31, 2015 were derived from the unaudited combined financial statements of New IAC that have not been included in this joint proxy statement/prospectus. The unaudited financial statements were prepared on the same basis as the audited financial statements, and in the opinion of management include all adjustments, consisting of only ordinary recurring adjustments, necessary for a fair presentation of the information set forth in this joint proxy statement/prospectus. You should read the information in the following table in conjunction with the combined financial statements and accompanying notes of New IAC included in Annex M to this joint proxy statement/prospectus, as well as the disclosure set forth under the caption "Information About New IAC After the Separation—Management's Discussion and Analysis of Financial Condition and Results of Operations of New IAC."

	Year Ended December 31,
	2019	2018	2017	2016	2015
	(In thousands)
Statement of Operations Data:
Revenue	$2,705,801	$2,533,048	$1,952,607	$1,745,552	$2,058,681
Net earnings (loss)	32,183	292,371	24,608	(187,465)	63,069
Net (earnings) loss attributable to noncontrolling interests	(9,288)	(45,599)	12,398	4,530	7,841
Net earnings (loss) attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc.	22,895	246,772	37,006	(182,935)	70,910

	December 31,
	2019	2018	2017	2016	2015
	(In thousands)
Balance Sheet Data:
Total assets	$4,097,408	$3,732,181	$3,171,859	$1,908,106	$2,070,590
Long-term debt:
Current portion of long-term debt	13,750	13,750	13,750	—	—
Long-term debt, net	231,946	244,971	258,312	—	—
Long-term debt—related party	—	2,500	—	—	—
Redeemable noncontrolling interests	43,818	65,687	36,811	26,765	24,484

Selected Historical Financial Information of Match

        The following selected financial data is only a summary and should be read in conjunction with the historical consolidated financial statements and accompanying notes and management's discussion and analysis of financial condition and results of operations for Match incorporated by reference from Match's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

        The following table presents selected consolidated and combined financial data of Match as of and for each of the years in the five year period ended December 31, 2019. The selected consolidated financial data of Match as of December 31, 2019 and 2018 and for each of the years ended December 31, 2019, 2018 and 2017 were derived from the audited consolidated financial statements of Match, which are incorporated by reference into this joint proxy statement/prospectus. The selected consolidated and combined financial data of Match as of December 31, 2017, 2016 and 2015 and for the years ended December 31, 2016 and 2015 were derived from the audited consolidated and combined financial statements of Match not incorporated by reference herein. You should read the information in the following table in conjunction with the consolidated and combined financial statements and accompanying notes and other financial data pertaining to Match included in, or incorporated by reference into, this joint proxy statement/prospectus.

	Year Ended December 31,
	2019	2018	2017	2016	2015
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$2,051,258	$1,729,850	$1,330,661	$1,118,110	$909,705
Earnings from continuing operations	534,425	472,969	355,977	178,341	133,163
Loss from discontinued operations	—	(378)	(5,650)	(6,328)	(12,676)
Net earnings to Match Group, Inc. shareholders	534,731	477,939	350,148	171,451	120,383
Earnings per share from continuing operations attributable to Match Group, Inc. shareholders:
Basic	$1.91	$1.73	$1.35	$0.71	$0.76
Diluted	$1.81	$1.61	$1.20	$0.66	$0.72
Earnings per share attributable to Match Group, Inc. shareholders:
Basic	$1.91	$1.73	$1.33	$0.68	$0.69
Diluted	$1.81	$1.61	$1.18	$0.64	$0.65
Dividends declared per share	$—	$2.00	$—	$—	$—

	December 31,
	2019	2018	2017	2016	2015
	(In thousands)
Balance Sheet Data:
Total assets	$2,423,712	$2,053,061	$2,130,146	$2,048,678	$1,909,392
Long-term debt, net including current maturities	1,603,483	1,515,911	1,252,696	1,176,493	1,216,871

RISK FACTORS

        You should carefully consider each of the following risks and uncertainties associated with IAC and the ownership of New IAC securities and Match and the ownership of New Match securities. In addition, for more information you should review the specific descriptions of each of IAC's and Match's businesses under "Information About New IAC After the Separation" and "Information About New Match After the Separation" in this joint proxy statement/prospectus as well as other information incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to the Separation

The parties may be unable to achieve some or all of the benefits that they expect to achieve through the Separation.

        The parties to the Separation may be unable to achieve the full strategic and financial benefits expected to result from the Separation, or such benefits may be delayed or may never occur at all. The Separation is expected to provide the following benefits, among others:

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  greater ability to focus on building the scale of New IAC's remaining businesses and pursue strategic acquisitions and investments to drive long-term profitability and shareholder value;

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  position New IAC to enter the next chapter of its growth and development story by providing it with the capital needed to grow its remaining businesses and to pursue acquisition opportunities;

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  simplification in the corporate structure of IAC and its subsidiaries, including Match, resulting from the transaction is expected to have certain benefits that will be reflected in the New Match common stock to be received by IAC shareholders. These benefits include the potential elimination of a trading discount due to Match's controlled company status and the potential that New Match common stock (as opposed to Match common stock currently) will in the future be eligible to be included in one or more of the major stock indices as a result of New Match's single class structure;

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  separate equity currencies that will enable each company to pursue value enhancing M&A opportunities and to provide employees with stock-based compensation that more closely aligns with the performance of the underlying businesses;

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  more efficient allocation of capital for both New IAC and New Match that will allow each company to pursue an optimal mix of return of capital to stockholders, reinvestment and acquisitions;

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  continued participation by IAC stockholders in New IAC's and New Match's future earnings or growth following the Separation; and

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  distinct investment identities allowing investors to evaluate the merits, strategy, performance and future prospects of New Match separately from New IAC.

        The parties may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (a) the Separation will require significant amounts of management time and effort, which may divert management attention from operating and growing New IAC's and New Match's respective businesses and (b) the other actions required to separate IAC's and Match's respective businesses prior to closing could disrupt IAC's and Match's respective operations. If the parties fail to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, New IAC's or New Match's business, results of operations and financial condition could be materially and adversely affected.

If the New IAC Distribution were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, New IAC, New Match and their respective stockholders could suffer material adverse consequences.

        It is a condition to each party's obligation to complete the Transactions that each of IAC, Match and New IAC receives opinions of IAC's outside counsel, among other things, to the effect that the New IAC Distribution and certain related transactions, taken together, will qualify as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code, and the Match merger will not cause Section 355(e) of the Code to apply to the New IAC Distribution and certain related transactions.

        The opinions of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of IAC, Match and New IAC, including those relating to the past and future conduct of IAC, Match and New IAC. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the transaction-related agreements and documents or in any document relating to the opinions of counsel are inaccurate or not complied with by IAC, Match, New IAC or any of their respective subsidiaries, the opinions of counsel may be invalid and the conclusions reached therein could be jeopardized.

        Notwithstanding receipt of the opinions of counsel regarding the Transactions, the U.S. Internal Revenue Service (the "IRS") could determine that the New IAC Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions or undertakings upon which the opinions of counsel were based are inaccurate or have not been complied with. The opinions of counsel represent the judgment of such counsel and are not binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinions of counsel. Accordingly, notwithstanding receipt by the parties of the opinions of counsel, there can be no assurance that the IRS will not assert that the New IAC Distribution does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such a challenge, New IAC, New Match and their respective stockholders could suffer material adverse consequences.

        If the New IAC Distribution, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, for U.S. federal income tax purposes, IAC would recognize a taxable gain as if it had sold the New IAC stock in a taxable sale for its fair market value. In such circumstance, IAC stockholders who receive New IAC common stock in the New IAC Distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares. Even if the New IAC Distribution, together with certain related transactions, were otherwise to qualify as a tax-free transaction under Sections 355(a) and 368(a)(1)(D) of the Code, the New IAC Distribution may result in taxable gain to IAC, but not its stockholders, under Section 355(e) of the Code if the New IAC Distribution were deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50 percent or greater interest (by vote or value) in IAC (or, after the Match merger, New Match) or New IAC. For this purpose, any acquisitions of IAC stock (or New Match stock after the Match merger) or New IAC stock within the period beginning two years before, and ending two years after, the New IAC Distribution are presumed to be part of such a plan, although IAC or New IAC may be able to rebut that presumption (including by qualifying for one or more safe harbors under applicable Treasury Regulations). For further discussion of U.S. federal tax consequences relating to a failure of the New IAC Distribution to qualify for tax-free treatment, see "Material U.S. Federal Income Tax Consequences of the Separation—The New IAC Distribution—Material U.S. Federal Income Tax Consequences if the New IAC Distribution is Taxable." Stockholders of IAC and Match should consult with their own tax advisors regarding the tax consequences of the Separation.

        In connection with the Transactions, IAC and New IAC will enter into a tax matters agreement pursuant to which, among other things, each of IAC and New IAC will be responsible for certain tax liabilities and obligations following the New IAC Distribution. Under the tax matters agreement, New IAC generally will be responsible for, and will indemnify New Match against, any liabilities incurred as a result of the failure of the New IAC Distribution to qualify for the intended tax-free treatment unless, subject to certain exceptions, the failure to so qualify is attributable to Match's (or, after the Match merger, New Match's) actions or failure to act, Match's breach of certain representations or covenants or certain acquisitions of equity securities of New Match, in each case, described in the tax matters agreement, (a "Match fault-based action"). If the failure to so qualify is attributable to a Match fault-based action, New Match will be responsible for liabilities incurred as a result of such failure and will indemnify New IAC against such liabilities so incurred by New IAC or its affiliates. The amount of any such liability for which New Match or New IAC would be responsible may be significant and, if incurred, could have a material adverse effect on New Match's or New IAC's, as the case may be, business, financial condition and results of operations and, therefore, adversely affect the value of New Match common stock or New IAC common stock. For further discussion of the tax matters agreement, see "The Transaction Agreement—Ancillary Agreements—Tax Matters Agreement."

New IAC and New Match may not be able to engage in desirable capital-raising or strategic transactions following the Separation.

        Under current U.S. federal income tax law, a distribution that otherwise qualifies for tax-free treatment can be rendered taxable to the distributing corporation and its stockholders as a result of certain post-distribution transactions, including certain acquisitions of shares or assets of the corporation the stock of which is distributed. To preserve the tax-free treatment of the New IAC Distribution, the tax matters agreement will impose certain restrictions on New IAC, New Match and their respective subsidiaries during the two-year period following the New IAC Distribution, except in specific circumstances, (1) ceasing to actively conduct certain of their businesses; (2) entering into certain transactions or series of transactions pursuant to which all or a portion of the shares of New IAC or New Match common stock, as applicable, would be acquired, whether by merger or otherwise; (3) liquidating or merging or consolidating with any other person; (4) issuing equity securities beyond certain thresholds; (5) repurchasing shares of New IAC or New Match common stock, as applicable, other than in certain open-market transactions; or (6) taking any other action that (or failing to take any other action, the failure of which) would cause the New IAC Distribution, together with certain related transactions, to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. These restrictions may limit the ability of each of New IAC and New Match to pursue certain equity issuances, strategic transactions, repurchases or other transactions that it may otherwise believe to be in the best interests of its stockholders or that might increase the value of its business. Also, New IAC's or New Match's, as the case may be, potential responsibility for liabilities arising from the failure of the Transactions to qualify for tax-free treatment, or its indemnity obligation to the other party for such liabilities under the tax matters agreement, may discourage, delay, or prevent certain third parties from acquiring New IAC or New Match. For further discussion of these restrictions and the responsibility for these liabilities, see "The Transaction Agreement—Ancillary Agreements—Tax Matters Agreement."

After the Separation, actual or potential conflicts of interest may develop between the management and directors of New IAC, on the one hand, and the management and directors of New Match, on the other hand.

        After the Separation, the management and directors of New IAC and New Match may own both New IAC capital stock and New Match capital stock. This ownership overlap could create, or appear to create, potential conflicts of interest when New IAC's and New Match's directors and executive officers face decisions that could have different implications for New IAC and New Match. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between New IAC and New Match regarding terms of the agreements governing the Separation and the relationship between New IAC and New Match thereafter, including the transaction agreement, the employee matters agreement, the tax matters agreement, the transition services agreement or any commercial agreements between the parties or their affiliates. Potential conflicts of interest could also arise if New IAC and New Match enter into any commercial arrangements in the future.

        In addition, Joseph Levin initially will serve as the executive chairman of the New Match board of directors, while also serving as the Chief Executive Officer and a director of New IAC. Glenn H. Schiffman will serve as a director of New Match while also serving as an executive officer of New IAC, and Alan G. Spoon will serve as a director of each of New Match and New IAC. The fact that Messrs. Levin, Schiffman and Spoon will hold positions with both New IAC and New Match could create, or appear to create, potential conflicts of interest for each of them when facing decisions that may affect both New IAC and New Match, and each of them also face conflicts of interest with regard to the allocation of his time between New IAC and New Match.

        IAC is asking its stockholders to approve the New Match Board Classification Proposal. The New Match Board Classification Proposal contemplates an amendment to the IAC certificate of incorporation to provide that no officer or director of New Match who is also an officer or director of New IAC will be liable to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC. New IAC will have a reciprocal provision in its certificate of incorporation. The corporate opportunity provisions may have the effect of exacerbating the risk of conflicts of interest between New IAC and New Match because the provisions effectively shield an overlapping director/executive officer from liability for breach of fiduciary duty in the event that such director or officer chooses to direct a corporate opportunity to New Match instead of to New IAC or vice versa.

The Reclassification Exchange Ratio is a calculation that is subject to a number of factors that are outside of the control of IAC and Match or will not be known until just before the closing.

        As described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio," the number of shares of IAC Class M common stock into which shares of IAC common stock and IAC Class B common stock will be reclassified (which we refer to as the "Reclassification Exchange Ratio") is a calculation that will not be known until just before the closing and is based on a variety of factors that are outside of the control of IAC and Match, including, among other things, the value of the exchangeable notes issued by the exchangeable notes issuers and related hedging instruments that will be retained by New Match, the cost of the New Match stock options to be received by IAC employees in respect of their existing IAC stock options, the number of shares of IAC Class M common stock (or New Match common stock), if any, sold in the IAC Class M equity offering and the number of shares of New Match common stock issued to non-IAC stockholders of Match in respect of additional stock elections and non-elections. Accordingly, IAC stockholders and Match stockholders will not know the number of shares of IAC Class M common stock into which the shares of IAC capital stock will be reclassified, and consequently the percentage interest in New Match represented by a share of New Match common stock, until after the date of the IAC annual meeting and the date of the Match special meeting.

The Separation is subject to certain closing conditions that, if not satisfied or waived, will result in the Separation not being completed, which may cause the market price of IAC securities or Match securities to decline.

        The completion of the Separation is subject to the satisfaction (or waiver) of a number of conditions, including the receipt of certain approvals from the stockholders of IAC and Match and the absence of material litigation. Some of the conditions to the completion of the Separation are outside of the control of IAC and Match. If any condition to the closing of the Separation is not satisfied or waived, the Separation will not be completed. In addition, IAC and Match may terminate the transaction agreement in certain circumstances.

        The impact of the COVID-19 pandemic and the resulting social and economic disruption may increase the risk that one or more of the closing conditions will not be satisfied and the Separation will not occur or that the completion of the Separation will be significantly delayed. It is also possible that the effects of the COVID-19 pandemic may cause one of the parties to terminate or seek to terminate the transaction agreement prior to the completion of the Separation, including as a result of the other party's board of directors changing its recommendation to its stockholders, or that the parties mutually agree to terminate the transaction agreement without completing the Separation.

        If IAC and Match do not complete the Separation, the market price of IAC securities or Match securities may fluctuate to the extent that the current market prices of those shares reflect a market assumption that the Separation will be completed. IAC and Match will also be obligated to pay certain investment banking, financing, legal and accounting fees and related expenses in connection with the Separation, whether or not the Separation is completed. In addition, each of IAC and Match has expended, and will continue to expend, significant management resources in an effort to complete the Separation. If the Separation is not completed, IAC and Match will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit.

Match stockholders who make a cash election or an additional stock election will be unable to sell their shares of Match common stock while the Separation remains pending.

        As described elsewhere in this joint proxy statement/prospectus, non-IAC Match stockholders may elect to receive a portion of the consideration payable to them in the Match merger in the form of cash or additional shares of New Match common stock by completing an election form that will be sent under separate cover and is not being provided with this joint proxy statement/prospectus. In order to make a valid election, a Match stockholder must submit their shares of Match common stock, including any stock certificates, or in the case of book-entry shares of Match common stock, an "agent's message" or other electronic communication as required by the exchange agent, in order for the election to be properly made. This means that during the time between when the election is made and the closing of the Separation, Match stockholders who have made a cash election or an additional stock election will be unable to sell the shares of Match common stock with respect to which any such election has been made unless they first withdraw their election. If the closing of the Separation is delayed, this period could be significantly extended. Match stockholders can shorten the period during which they cannot sell their shares by delivering their election shortly before the election deadline. However, elections received after the election deadline will not be accepted or honored, and any shares of Match common stock for which no election is validly made will be treated as if they were the subject of an additional stock election. The election deadline will be 5:00 p.m., New York City time, on the fifth business day preceding the date of the Match special meeting, which is scheduled to be held on June 25, 2020. In the time between the election deadline and the closing of the Separation, the trading price of Match common stock may decrease, or a Match stockholder might otherwise want to sell their shares of Match common stock to gain access to cash, make other investments, or reduce the potential for a decrease in the value of their investment in Match common stock, and may be unable to do so. For further details, see the section entitled "The Transaction Agreement—Election and Exchange Procedures."

The executive officers and directors of each of IAC and Match have interests in the Separation that may be different from, or in addition to, the interests of IAC's and Match's stockholders.

        When considering the recommendation of the IAC board of directors that IAC stockholders approve their Separation-related proposals and the recommendation of the Match board of directors that Match stockholders approve their Separation-related proposals, stockholders should be aware that certain directors and executive officers of IAC and Match have certain interests in the Separation that may be different from, or in addition to, the interests of such stockholders, including the treatment of outstanding equity awards held by such officers and directors, their roles in New Match and New IAC following the completion of the separation and indemnification and insurance for current and former directors and executive officers. See the sections entitled "The Separation—Interests of IAC Directors and Officers in the Separation" and "The Transactions—Interests of Match Directors and Officers in the Separation" for a more detailed description of these interests. As a result of these interests, these directors and executive officers might be more likely to support and to vote in favor of the proposals described in this joint proxy statement/prospectus than if they did not have these interests. IAC and Match stockholders should consider whether these interests might have influenced these directors and executive officers to recommend in favor of the transaction agreement and the Separation-related proposals.

Risks Relating to New IAC's Business Following the Separation

New IAC's success depends, in substantial part, on its continued ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms.

        The marketing, distribution and monetization of New IAC's products and services depends on its ability to cultivate and maintain cost-effective and otherwise satisfactory relationships with search engines, digital app stores and social media platforms, in particular, those operated by Google, Apple and Facebook. These platforms could decide not to market and distribute some or all of New IAC's products and services, change their terms and conditions of use at any time (and without notice), favor their own products and services over those of New IAC and/or significantly increase their fees. While New IAC expects to maintain cost-effective and otherwise satisfactory relationships with these platforms, no assurances can be provided that New IAC will be able to do so and its inability to do so in the case of one or more of these platforms could have a material adverse effect on New IAC's business, financial condition and results of operations.

        In particular, as consumers increasingly access New IAC's products and services through applications (both mobile and desktop), New IAC (primarily in the case of its Applications segment) increasingly depends upon the Apple App Store, Google Play Store and Google's Chrome Web Store to distribute its mobile and desktop browser applications. Both Apple and Google have broad discretion to change their respective terms and conditions applicable to the distribution of New IAC's applications, including those relating to the amount of (and requirement to pay) certain fees associated with purchases facilitated by Apple and Google through New IAC's applications, their ability to interpret their respective terms and conditions in ways that may limit, eliminate or otherwise interfere with New IAC's ability to distribute its applications through their stores, the features New IAC may provide in its products and services, New IAC's ability to access information about its subscribers and users that they collect and the manner in which New IAC markets in-app products. Apple or Google could also make changes to their operating systems or payment services that could negatively affect New IAC's businesses (primarily those in its Applications segment). New IAC cannot assure you that Apple or Google will not limit, eliminate or otherwise interfere with the distribution of its mobile and desktop browser applications, the features New IAC provides in its products and services, New IAC's ability to access to information about its subscribers and users that they collect and the manner in which New IAC markets in-app products. To the extent either or both of them do so, New IAC's business, financial condition and results of operations could be adversely affected.

Marketing efforts designed to drive visitors to New IAC's various brands and businesses may not be successful or cost-effective.

        Traffic building and conversion initiatives involve considerable expenditures for online and offline advertising and marketing. New IAC has made, and expects to continue to make, significant expenditures for search engine marketing (primarily in the form of the purchase of keywords, which it purchases primarily through Google and, to a lesser extent, Microsoft and Yahoo!), online display advertising and traditional offline advertising (including television and radio campaigns) in connection with these initiatives, which may not be successful or cost-effective. Historically, New IAC has had to increase advertising and marketing expenditures over time in order to attract and convert consumers, retain users and sustain its growth.

        New IAC's ability to market its brands on any given property or channel is subject to the policies of the relevant third-party seller, publisher of advertising (including search engines and social media platforms with extraordinarily high levels of traffic and numbers of users) or marketing affiliate. As a result, New IAC cannot assure you that these parties will not limit or prohibit New IAC from purchasing certain types of advertising (including the purchase by New IAC of advertising with preferential placement), advertising certain of New IAC's products and services and/or using one or more current or prospective marketing channels in the future. If a significant marketing channel took such an action generally, for a significant period of time and/or on a recurring basis, New IAC's business, financial condition and results of operations could be adversely affected. In addition, if New IAC fails to comply with the policies of third-party sellers, publishers of advertising and/or marketing affiliates, its advertisements could be removed without notice and/or its accounts could be suspended or terminated, any of which could adversely affect New IAC's business, financial condition and results of operations.

        In addition, the failure of New IAC to respond successfully to rapid and frequent changes in the pricing and operating dynamics of search engines, as well as changing policies and guidelines applicable to keyword advertising (which may be unilaterally updated by search engines without advance notice), could adversely affect both New IAC's paid search engine marketing efforts and free search engine traffic. Such changes could adversely affect paid listings (both their placement and pricing), as well as the ranking of New IAC's brands and businesses within search results, any or all of which could increase New IAC's costs (particularly if free traffic is replaced with paid traffic) and adversely affect the effectiveness of its marketing efforts overall.

        Evolving consumer behavior (specifically, increased consumption of media through digital means) can also affect the availability of cost-effective marketing opportunities. To continue to reach consumers and engage with users and continue to grow in this environment, New IAC will need to identify and devote more of its overall marketing expenditures to newer digital advertising channels (such as online video and other digital platforms), as well as target consumers and users via these channels. Since newer advertising channels are undeveloped and unproven relative to traditional channels (such as television), it could be difficult to assess returns on related marketing investments, which could adversely affect New IAC's business, financial condition and results of operations.

        Lastly, certain of New IAC's businesses also enter into various arrangements with third parties (including advertising agencies) to drive visitors to their various brands and businesses, which arrangements are generally more cost-effective than traditional marketing efforts. If these businesses are unable to renew existing (and enter into new) arrangements of this nature, sales and marketing costs as a percentage of revenue would increase over the long-term, which could adversely affect New IAC's business, financial condition and results of operations. In addition, the quality and convertibility of traffic and leads generated through third-party arrangements are dependent on many factors, most of which are outside New IAC's control. If the quality and/or convertibility of traffic and leads do not meet the expectations of the users of New IAC's various products and services, its paid listings providers and/or advertisers, its business, financial condition and results of operations could be adversely affected.

New IAC relies on Internet search engines to drive traffic to its various properties. Certain operators of search engines offer products and services that compete directly with New IAC's products and services. If links to websites offering New IAC products and services are not displayed prominently in search results, traffic to New IAC's properties could decline and its business could be adversely affected.

        In addition to paid marketing, New IAC relies heavily on Internet search engines, such as Google, to drive traffic to its properties through their unpaid search results. Although search results have allowed New IAC to attract a large audience with low organic traffic acquisition costs in the past, if they fail to continue to drive sufficient traffic to New IAC properties, New IAC may need to increase its marketing spend to acquire additional traffic. New IAC cannot assure you that the value it ultimately derives from any such additional traffic would exceed the cost of acquisition, and any increase in marketing expense may in turn harm its operating results.

        The amount of traffic New IAC attracts from search engines is due in large part to how and where information from (and links to websites offering New IAC products and services) are displayed on search engine results pages. The display, including rankings, of unpaid search results can be affected by a number of factors, many of which are not in New IAC's direct control, and may change frequently. Search engines have made changes in the past to their ranking algorithms, methodologies and design layouts that have reduced the prominence of links to websites offering New IAC's products and services, and negatively impacted traffic to such websites, and New IAC expects that search engines will continue to make such changes from time to time in the future.

        However, New IAC may not know how (or otherwise be in a position) to influence actions of this nature taken by search engines. With respect to search results in particular, even when search engines announce the details of their methodologies, their parameters may change from time to time, be poorly defined or be inconsistently interpreted.

        In addition, in some instances, search engines may change their displays or rankings in order to promote their own competing products or services, or the products or services of one or more of New IAC's competitors. Any such action could negatively impact the search rankings of links to websites offering New IAC products and services, or the prominence with which such links appear in search results. New IAC's success depends on the ability of its products and services to maintain a prominent position in search results, and in the event operators of search engines promote their own competing products in the future in a manner that has the effect of reducing the prominence or ranking of New IAC's products and services, New IAC's business, financial condition and results of operations could be adversely affected.

New IAC depends upon arrangements with Google.

        A meaningful portion of New IAC's consolidated revenue (and a substantial portion of New IAC's net cash from operations that it can freely access) is attributable to a services agreement with Google. Pursuant to this agreement, New IAC displays and syndicates paid listings provided by Google in response to search queries generated by users of its Applications and Ask Media Group properties. In exchange for making its search traffic available to Google, New IAC receives a share of the revenue generated by the paid listings supplied to New IAC, as well as certain other search related services. New IAC's agreement with Google was originally set to expire on March 31, 2020. In February 2019, this agreement was amended, effective as of April 1, 2020, to extend its expiration date to March 31, 2023; provided, however, that beginning September 2020 and each September thereafter, New IAC or Google may, after discussion with the other party, terminate the services agreement, effective on September 30 of the year following the year such notice is given. New IAC believes that the amended agreement, taken as a whole, is comparable to its original agreement with Google.

        The amount of revenue New IAC receives from Google depends on a number of factors outside of its control, including the amount Google charges for advertisements, the efficiency of Google's system in attracting advertisers and serving up paid listings in response to search queries and parameters established by Google regarding the number and placement of paid listings displayed in response to search queries. In addition, Google makes judgments about the relative attractiveness (to advertisers) of clicks on paid listings from searches performed on New IAC's properties and these judgments factor into the amount of revenue New IAC receives. Google also makes judgments about the relative attractiveness (to users) of paid listings from searches performed on New IAC's properties and these judgments factor into the number of advertisements New IAC can purchase. Changes to the amount Google charges advertisers, the efficiency of Google's paid listings network, Google's judgment about the relative attractiveness to advertisers of clicks on paid listings from New IAC's properties or to the parameters applicable to the display of paid listings generally could result in a decrease in the amount of revenue New IAC receives from Google and could adversely affect New IAC's business, financial condition and results of operations. Such changes could come about for a number of reasons, including general market conditions, competition or policy and operating decisions made by Google.

        New IAC's services agreement with Google also requires that New IAC comply with certain guidelines for the use of Google brands and services, including the Chrome browser and Chrome Web Store. These guidelines govern which of New IAC's products and applications may access Google services or be distributed through its Chrome Web Store, and the manner in which Google's paid listings are displayed within search results across various third-party platforms and products (including New IAC's properties). New IAC's services agreement also requires that it establish guidelines to govern certain activities of third parties to whom it syndicates paid listings, including the manner in which these parties drive search traffic to their websites and display paid listings. Google may generally unilaterally update its policies and guidelines without advance notice, which could in turn require modifications to, or prohibit and/or render obsolete certain of its products, services and/or business practices, which could be costly to address or otherwise adversely affect New IAC's business, financial condition and results of operations. Noncompliance with Google's guidelines by New IAC or the third parties to whom it is permitted to syndicate paid listings or through which New IAC secures distribution arrangements for certain of its Applications and Ask Media Group properties could, if not cured, result in the suspension of some or all Google services to New IAC's properties (or the websites of New IAC's third-party partners) and/or the termination of the services agreement by Google.

        The termination of the services agreement by Google, the curtailment of New IAC's rights under the agreement, including the failure to allow New IAC products to access Google services (whether pursuant to the terms thereof or otherwise), and/or the failure of Google to perform its obligations under the agreement would have an adverse effect on New IAC's business, financial condition and results of operations. If any of these events were to occur, New IAC may not be able to find another suitable alternate provider of paid listings (or if an alternate provider were found, the economic and other terms of the agreement and the quality of paid listings may be inferior relative to New IAC's arrangements with, and the paid listings supplied by, Google) or otherwise replace the lost revenues.

New IAC's businesses operate in especially competitive and evolving industries.

        The industries in which New IAC's brands and businesses operate are competitive, with a consistent and growing stream of new products and entrants. Some of New IAC's competitors may enjoy better competitive positions in certain geographical areas, user demographics and/or other key areas that New IAC currently serves or may serve in the future. Generally (and particularly in the case of the businesses within New IAC's ANGI Homeservices segment), New IAC competes with search engine providers and online marketplaces that can market their products and services online in a more prominent and cost-effective manner than New IAC can. New IAC also generally competes with social media platforms with access to large existing pools of potential users and their personal information, which means these platforms can drive visitors to their products and services, as well as better tailor products and service to individual users, at little to no cost relative to New IAC's efforts. Any of these advantages could enable New IAC's competitors to offer products and services that are more appealing to consumers than its products and services, respond more quickly and/or cost effectively than New IAC does to evolving market opportunities and trends and/or display their own integrated or related products and services in a more prominent manner than New IAC's products and services in search results, which could adversely affect New IAC's business, financial condition and results of operations.

        In addition, costs to switch among products and services are low or non-existent and consumers generally have a propensity to try new products and services (and use multiple products and services simultaneously). As a result, New IAC expects the continued emergence of new products and services, entrants and business models in the various industries in which its brands and businesses operate. New IAC's inability to compete effectively against new products, services and competitors could result in decreases in the size and levels of engagement of its various user and subscriber bases, which could adversely affect New IAC's business, financial condition and results of operations.

New IAC's success depends, in part, upon the continued migration of certain markets and industries online and the continued growth and acceptance of online products and services as effective alternatives to traditional offline products and services.

        Through its various businesses, New IAC provides a variety of online products and services that continue to compete with their traditional offline counterparts. New IAC believes that the continued growth and acceptance of online products and services generally will depend, to a large extent, on the continued growth in commercial use of the Internet (particularly abroad) and the continued migration of traditional offline markets and industries online.

        For example, the success of the businesses within New IAC's ANGI Homeservices segment and Care.com business depends, in substantial part, on the continued migration of the home services and care-related services markets online. If for any reason these markets do not migrate online as quickly as (or at lower levels than) New IAC expects and consumers and service professionals (and members and caregivers) continue, in large part, to rely on traditional offline efforts to connect with one another, New IAC's business, financial condition and results of operations could be adversely affected.

        Lastly, as it relates to New IAC's advertising-supported businesses, its success also depends, in part, on its ability to compete for a share of available advertising expenditures as more traditional offline and emerging media companies continue to enter the online advertising market, as well as on the continued growth and acceptance of online advertising generally. If for any reason online advertising is not perceived as effective (relative to traditional advertising) and related mobile and other advertising models are not accepted, web browsers, software programs and/or other applications that limit or prevent advertising from being displayed become commonplace and/or the industry fails to effectively manage click fraud, the market for online advertising will be negatively impacted. Any lack of growth in the market for online advertising could adversely affect New IAC's business, financial condition and results of operations.

New IAC's businesses are sensitive to general economic events or trends, particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior.

        A significant portion of New IAC's consolidated revenue (and a substantial portion of New IAC's net cash from operations that it can freely access), is attributable to online advertising, primarily revenue from New IAC's Dotdash, Applications and Ask Media Group segments. Accordingly, events and trends that result in decreased advertising expenditures and/or levels of consumer confidence and discretionary spending could adversely affect New IAC's business, financial condition and results of operations.

        Similarly, the businesses within New IAC's ANGI Homeservices segment are particularly sensitive to events and trends that could result in consumers delaying or foregoing home services projects and/or service professionals being less likely to pay for consumer matches and Marketplace subscriptions, which could result in decreases in Marketplace service requests and directory searches. Any such decreases could result in turnover at the Marketplace and/or any ANGI Homeservices directories, adversely impact the number and quality of service professionals at the Marketplace and in any ANGI Homeservices directories and/or adversely impact the reach of (and breath of services offered through) the Marketplace and ANGI Homeservices directories, any or all of which could adversely affect New IAC's business, financial condition and results of operations.

The success of New IAC depends, in part, on its ability to build, maintain and/or enhance its various brands.

        Through its various businesses, New IAC owns and operates a number of widely known consumer brands with strong brand appeal and recognition within their respective markets and industries, as well as a number of emerging brands that it is in the process of building. New IAC believes that its success depends, in large part, on its continued ability to maintain and enhance its established brands, as well as build awareness of (and loyalty to) its emerging brands. Events that could adversely impact New IAC's brands and brand-building efforts include (among others): product and service quality concerns, consumer complaints or lawsuits, ineffective advertising, inappropriate and/or unlawful actions taken by users, service professionals and caregivers, actions taken by governmental or regulatory authorities, data protection and security breaches and related bad publicity. The occurrence or any of these events could, in turn, adversely affect New IAC's business, financial condition and results of operations.

The success of New IAC depends, in part, on its ability to continue to develop and monetize versions of its products and services for mobile and other digital devices.

        As consumers increasingly access New IAC's products and services through mobile and other digital devices (including through digital voice assistants), New IAC will need to continue to devote significant time and resources to ensure that its products and services are accessible across these platforms (and multiple platforms generally). If New IAC does not keep pace with evolving online, market and industry trends (including the introduction of new and enhanced digital devices and changes in the preferences and needs of its users and consumers generally), offer new and/or enhanced products and services in response to such trends that resonate with consumers, monetize products and services for mobile and other digital devices as effectively as its traditional products and services and/or maintain related systems, technology and infrastructure in an efficient and cost-effective manner, New IAC's business, financial condition and results of operations could be adversely affected.

        In addition, the success of New IAC's mobile and other digital products and services depends on their interoperability with various third-party operating systems, technology, infrastructure and standards, over which New IAC has no control. Any changes to any of these things that compromise the quality or functionality of New IAC's mobile and digital products and services could adversely affect their usage levels and/or New IAC's ability to attract consumers and advertisers, which could adversely affect New IAC's business, financial condition and results of operations.

The success of New IAC depends, in part, of the ability of ANGI Homeservices and Care.com to establish and maintain relationships with quality service professionals and caregivers.

        New IAC will need to continue to attract, retain and grow the number of skilled and reliable service professionals who can provide home services across ANGI Homeservices platforms and caregivers who can provide care-related services across Care.com platforms. If New IAC does not offer innovative products and services that resonate with consumers and service professionals (and members and caregivers) generally, as well provide service professionals and caregivers with an attractive return on their marketing and advertising investments, the number of service professionals and caregivers affiliated with ANGI Homeservices and Care.com platforms, respectively, would decrease. Any such decrease would result in smaller and less diverse networks and directories of service professionals and caregivers, and in turn, decreases in service requests, directory searches and member requests for caregivers, which could adversely impact New IAC's business, financial condition and results of operations.

The ability of New IAC to communicate with its users, subscribers and consumers via e-mail (or other sufficient means) is critical to its success.

        As consumers increasingly communicate via mobile and other digital devices and messaging and social media apps, usage of e-mail (particularly among younger consumers) has declined and New IAC expects this trend to continue. In addition, deliverability and other restrictions could limit or prevent the ability of New IAC to send e-mails to users, subscribers and consumers. A continued and significant erosion in New IAC's ability to communicate with users, subscribers and consumers via e-mail could adversely impact the user experience, engagement levels and conversion rates, which could adversely affect New IAC's business, financial condition and results of operations. New IAC cannot assure you that any alternative means of communication (for example, push notifications and text messaging) will be as effective as e-mail has been historically.

The success of New IAC depends, in part, on its ability to access, collect and use personal data about its users and subscribers.

        New IAC depends on search engines, digital app stores and social media platforms, in particular, those operated by Google, Apple and Facebook, to market, distribute and monetize its products and services. New IAC's users and subscribers engage with these platforms directly, and in the case of digital app stores, may be subject to requirements regarding the use of their payment systems for various transactions. As a result, these platforms may receive personal data about New IAC's users and subscribers that New IAC would otherwise receive if it transacted with its users and subscribers directly. Certain of these platforms have restricted New IAC's access to personal data about its users and subscribers obtained through their platforms. If these platforms limit or increasingly limit, eliminate or otherwise interfere with New IAC's ability to access, collect and use personal data about its users and subscribers that they have collected, the ability of New IAC to identify and communicate with a meaningful portion of its user and subscriber bases may be adversely impacted. If so, New IAC's customer relationship management efforts, its ability to identify, target and reach new segments of its user and subscriber bases and the population generally, the efficiency of its paid marketing efforts, the rates New IAC is able to charge advertisers seeking to reach users and subscribers on its various properties and New IAC's ability to develop and implement safety features, policies and procedures for certain of its products and services could be adversely affected. New IAC cannot assure you that the search engines, digital app stores and social media platforms upon which it relies will not limit or increasingly limit, eliminate or otherwise interfere with its ability to access, collect and use personal data about its users and subscribers that they have collected. To the extent that any or all of them do so, New IAC's business, financial condition and results of operations could be adversely affected.

New IAC may need to offset increasing digital app store fees by decreasing traditional marketing expenditures, increasing user volume or monetization per user or by engaging in other efforts to increase revenue or decrease costs generally.

        New IAC increasingly relies upon the Apple App Store and the Google Play Store to distribute the mobile applications of its various businesses. While some of New IAC's mobile applications are generally free to download from these stores, many of New IAC's mobile applications (primarily Mosaic Group applications) are subscription-based. New IAC determines the prices at which these subscriptions are sold; however, all related purchases must be processed through the in-app payment systems provided by Apple and, to a lesser extent, Google. As a result, New IAC pays Apple and Google, as applicable, a meaningful share (generally 30%, and in the case of subscription-based products, 30% for the first twelve months of a subscription and 15% thereafter) of the revenue it receives from these transactions. Given the increasing distribution of its mobile applications through digital app stores and strict in-app payment system requirements, New IAC may need to offset these increased digital app store fees by decreasing traditional marketing expenditures as a percentage of revenue, increasing user volume or monetization per user or engaging in other efforts to increase revenue or decrease costs generally, or its business, financial condition and results of operations could be adversely affected. Additionally, to the extent Google changes its terms and conditions or practices to require New IAC to process purchases of subscriptions through its in-app payment system, its business, financial condition and results of operations could be adversely affected.

The global outbreak of the COVID-19 virus and other similar outbreaks could adversely affect New IAC's business, financial condition and results of operations.

        New IAC's business could be materially and adversely affected by the outbreak of a widespread health epidemic or pandemic, including the recent outbreak of the coronavirus (COVID-19), which has been declared a "pandemic" by the World Health Organization. To date, the outbreak of the COVID-19 virus has caused a widespread global health crisis, and governments in affected regions have implemented measures designed to curb the spread of the virus, such as social distancing, government-imposed quarantines and lockdowns, travel bans and other public health safety measures. These measures have resulted in significant social disruption and have had (and are likely to continue to have) an adverse effect on economic conditions generally, on advertising expenditures across traditional and digital advertising channels, and on consumer confidence and spending, all of which could have an adverse effect on New IAC's businesses, financial condition and results of operations.

        For example, to date, New IAC's ANGI Homeservices business has experienced a decline in demand for home services requests, driven primarily by decreases in demand in certain categories of jobs and decreases in demand in regions most affected by the COVID-19 virus, which New IAC attributes both to the unwillingness of consumers to interact with service professionals face-to-face or in their homes, and to lower levels of consumer confidence and discretionary income generally. With respect to its ad-supported businesses, New IAC has experienced a meaningful decrease in advertising rates across our various properties. Lastly, in connection with the first quarter close of its books, which is still ongoing, New IAC considered whether the effects of the COVID-19 virus were an indicator of possible impairment for its assets, and as a result of its review, identified certain impairments. See "Information about New IAC after the Separation—Management's Discussion and Analysis of Financial Condition and Results of Operations of New IAC—Management Overview—COVID-19 Update." In addition, in response to the outbreak of the COVID-19 virus and government-imposed measures to control its spread, the ability of New IAC to conduct ordinary course business activities has been (and may continue to be) impaired for an indefinite period of time. For example, New IAC has taken several precautions that could adversely impact employee productivity, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing office locations. New IAC may also experience increased operating costs as it gradually resumes normal operations and enhances preventative measures, including with respect to real estate, compliance and insurance-related expenses. Moreover, New IAC may also experience business disruption if the ordinary course operations of its contractors, vendors or business partners are adversely affected. Any of these measures or impairments could adversely affect New IAC's business, financial condition and results of operations.

        The extent to which developments related to the COVID-19 virus and measures designed to curb its spread continue to impact New IAC's business, financial conditions and results of operations will depend on future developments, all of which are highly uncertain and many of which are beyond New IAC's control, including the speed of contagion, the development and implementation of effective preventative measures and possible treatments, the scope of governmental and other restrictions on travel and other activity, and public reactions to these developments. The longer the global outbreak and measures designed to curb the spread of the COVID-19 virus continue to adversely affect levels of consumer confidence, discretionary spending and the willingness of consumers to interact with other consumers, vendors and service providers face-to-face (and in turn, adversely affect demand for New IAC's various products and services), the greater the adverse effect is likely to be on New IAC's business, financial condition and results of operations and the more limited New IAC's ability will be to try and make up for delayed or lost revenues.

        The COVID-19 pandemic may also have the effect of heightening many of the other risks described in this "Risks Relating to New IAC's Business Following the Separation" section. New IAC will continue to evaluate the nature and extent of the impact of the COVID-19 virus on its business, financial condition and results of operations.

New IAC may not be able to protect its systems, technology and infrastructure from cyberattacks and cyberattacks experienced by third parties may adversely affect New IAC.

        New IAC is regularly under attack by perpetrators of malicious technology-related events, such as the use of botnets, malware or other destructive or disruptive software, distributed denial of service attacks, phishing, attempts to misappropriate user information and account login credentials and other similar malicious activities. The incidence of events of this nature (or any combination thereof) is on the rise worldwide. While New IAC continuously develops and maintains systems designed to detect and prevent events of this nature from impacting its systems, technology, infrastructure, products, services and users, has invested (and continue to invest) heavily in these efforts and related personnel and training and deploys data minimization strategies (where appropriate), these efforts are costly and require ongoing monitoring and updating as technologies change and efforts to overcome preventative security measures become more sophisticated. Despite these efforts, some of New IAC's systems have experienced past security incidents, none of which had a material adverse effect on its business, financial condition and results of operations, and New IAC could experience significant events of this nature in the future.

        Any event of this nature that New IAC experiences could damage its systems, technology and infrastructure and/or those of its users, prevent New IAC from providing its products and services, compromise the integrity of its products and services, damage its reputation, erode New IAC's brands and/or be costly to remedy, as well as subject New IAC to investigations by regulatory authorities, fines and/or litigation that could result in liability to third parties. Even if New IAC does not experience such events firsthand, the impact of any such events experienced by third parties could have a similar effect. New IAC may not have adequate insurance coverage to compensate for losses resulting from any of these events. If New IAC (or any third-party with which it does business or otherwise relies upon) experience(s) an event of this nature, New IAC's business, financial condition and results of operations could be adversely affected.

If personal, confidential or sensitive user information that New IAC maintains and stores is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate and New IAC's reputation could be harmed.

        New IAC receives, processes, stores and transmits a significant amount of personal, confidential or sensitive user information and, in the case of certain of its products and services, enables users to share their personal information with each other. While New IAC continuously develops and maintains systems designed to protect the security, integrity and confidentiality of this information, New IAC cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information. When such events occur, New IAC may not be able to remedy them, it may be required by law to notify regulators and impacted individuals and it may be costly to mitigate the impact of such events and to develop and implement protections to prevent future events of this nature from occurring. When breaches of security (New IAC's or that of any third-party it engages to store information) occur, New IAC could face governmental enforcement actions, significant fines, litigation (including consumer class actions) and the reputation of its brands and business could be harmed, any or all of which could adversely affect New IAC's business, financial condition and results of operations. In addition, if any of the search engines, digital app stores or social media platforms through which New IAC markets, distributes and monetizes its products and services were to experience a breach, third parties could gain unauthorized access to personal data about New IAC's users and subscribers, which could indirectly harm the reputation of New IAC's brands and business and, in turn, adversely affect New IAC's business, financial condition and results of operations.

See also "—The processing, storage, use and disclosure of personal data could give rise to liabilities and increased costs."

Credit card data security breaches or fraud that we or third parties experience could adversely affect New IAC.

        Certain of New IAC's businesses accept payment (including recurring payments) via credit and debit cards and certain online payment service providers. The ability of these businesses to access payment information on a real time basis without having to proactively reach out to users to process payments is critical to New IAC's success.

        When New IAC or a third-party (including credit card processing companies, as well as any business that offers products and services online or offline generally) experiences a data security breach involving credit card information, affected cardholders will often cancel their cards. In the case of a breach experienced by a third party, the more sizable the third-party's customer base, the greater the number of accounts impacted and the more likely it is that users of New IAC's products and services would be impacted by such a breach. If such a breach impacts users of New IAC's products and services, New IAC would need to contact affected users to obtain new payment information. It is likely that New IAC would not be able to reach all users impacted by the breach, and even if it could, new payment information for some users may not be obtained and pending transactions may not be processed, which could adversely affect New IAC's business, financial condition and results of operations.

        Even if users of New IAC's products and services are not directly impacted by a given data security breach, they may lose confidence in the ability of providers of online products and services to protect their personal information generally. As a result, they may stop using their credit cards online and choose alternative payment methods that are not as convenient for New IAC or restrict New IAC's ability to process payments without significant effort, which could adversely affect its business, financial condition and results of operations.

        If New IAC fails to prevent credit card data security breaches and fraudulent credit card transactions, it could face litigation, governmental enforcement actions, fines, civil liability, diminished public perception of its security measures, higher credit card-related costs and substantial remediation costs, or credit card processors could cease doing business with New IAC, any of which could adversely affect New IAC's business, financial condition and results of operations.

The processing, storage, use and disclosure of personal data could give rise to liabilities and increased costs.

        New IAC receives, transmits and stores a large volume of personal information and other user data (including private content, such as videos and correspondence) in connection with the processing of search queries, the provision of online products and services and the display of advertising on its various properties. The manner in which New IAC shares, stores, uses, discloses and protects this information is determined by the respective privacy and data security policies of its various businesses, as well as federal, state and foreign laws and regulations and evolving industry standards and practices, which are changing, and in some cases, inconsistent and conflicting and subject to differing interpretations. In addition, new laws, regulations, standards and practices of this nature are proposed and adopted from time to time.

        For example, a comprehensive European Union privacy and data protection reform, the General Data Protection Regulation (the "GDPR"), became effective in May 2018. The GDPR, which applies to companies that are organized in the European Union or otherwise provide services to (or monitor) consumers who reside in the European Union, imposes significant penalties (monetary and otherwise) for non-compliance, as well as provides a private right of action for individual claimants. The GDPR will continue to be interpreted by European Union data protection regulators, which may require that New IAC make changes to its business practices, and could generate additional risks and liabilities. The European Union is also considering an update to its Privacy and Electronic Communications Directive to impose stricter rules regarding the use of cookies.

        In addition, in October 2015, the European Court of Justice invalidated the U.S.-EU Safe Harbor framework that had been in place since 2000 for the transfer of personal data from the European Economic Area (the "EEA") to the United States. Although U.S. and European Union authorities reached a political agreement for the transfer of personal data from the EEA to the United States in February 2016 (the "EU-U.S. Privacy Shield"), it is facing mounting legal challenges. Certain of New IAC's businesses continue to rely on the EU-U.S. Privacy Shield and it is unclear what effect these challenges will have on transfers of personal data from the EEA to the United States in reliance on this framework going forward. If these businesses can no longer rely on the EU-U.S. Privacy Shield in connection with the transfer of personal data from the EEA to the United States, they would need to make changes to their respective business practices to ensure compliance with the GDPR, which could be costly and adversely affect New IAC's business, financial condition and results of operations.

        Also, the exit from the European Union by the United Kingdom could result in the application of new and conflicting data privacy and protection laws and standards to New IAC's operations in the United Kingdom and New IAC's handling of personal data of users located in the United Kingdom. At the same time, many jurisdictions abroad in which New IAC does business have already or are currently considering adopting privacy and data protection laws and regulations.

        Moreover, multiple legislative proposals concerning privacy and the protection of user information are being considered by the U.S. Congress and various U.S. state legislatures (including those in Illinois, New York, Virginia and Washington). Other U.S. state legislatures have already enacted privacy legislation, one of the strictest and most comprehensive of which is the California Consumer Privacy Act of 2018, which became effective January 1, 2020 (the "CCPA"). The CCPA provides new data privacy rights for California consumers, including the right to know what personal information is being collected about them and how it is being used, as well as significant rights over the use of their personal information (including the right to have such information deleted and the right to object to the sale of such information) and new operational requirements for businesses (primarily providing consumers with enhanced privacy-related disclosures). The CCPA restricts the ability of New IAC to use personal California user and subscriber information in connection with its various products, services and operations, which could adversely affect New IAC's business, financial condition and results of operations. The CCPA also provides consumers with a private right of action for security breaches, as well as provides for statutory damages of up to $750 per violation, with the California Attorney General maintaining authority to enforce the CCPA and seek civil penalties for intentional violations of the CCPA of up to $7,500 per violation. In addition, a ballot initiative to address privacy matters has been filed with the Office of the California Attorney General, which is expected to be presented California voters in November 2020, could further restrict the ability of New IAC to use personal California user and subscriber information in connection with its various products, services and operations and/or impose additional operational requirements on its businesses, which could adversely affect New IAC's business, financial condition and results of operations. Lastly, the Federal Trade Commission has also increased its focus on privacy and data security practices, as evidenced by the first-of-its-kind, $5 billion dollar fine against a social media platform for privacy violations.

        While New IAC believes that it complies with applicable privacy and data protection policies, laws and regulations and industry standards and practices in all material respects, it could still be subject to claims of non-compliance that it may not be able to successfully defend and/or significant fines and penalties. Moreover, any non-compliance or perceived non-compliance by New IAC (or any third-party New IAC engages to store or process information) or any compromise of security that results in unauthorized access to (or use or transmission of) personal information could result in a variety of claims against New IAC, including governmental enforcement actions, significant fines, litigation (including consumer class actions), claims of breach of contract and indemnity by third parties and adverse publicity. When such events occur, New IAC's reputation could be harmed and the competitive positions of its various brands and businesses could be diminished, which could adversely affect its business, financial condition and results of operations. Additionally, to the extent multiple U.S. state-level (or European Union member-state level) laws are introduced with inconsistent or conflicting standards and there is no federal or European Union regulation to preempt such laws, compliance could be even more difficult to achieve and New IAC's potential exposure to the risks discussed above could increase.

        Lastly, ongoing compliance with existing (and compliance with future) privacy and data protection laws worldwide could be costly. The devotion of significant costs to compliance (versus to the development of products and services) could result in delays in the development of new products and services, New IAC ceasing to provide problematic products and services in existing jurisdictions and New IAC being prevented from introducing products and services in new and existing jurisdictions, any or all of which could adversely affect New IAC's business, financial condition and results of operations.

The success of New IAC depends, in part, on the integrity, quality, efficiency and scalability of its systems, technology and infrastructure, and those of third parties.

        New IAC relies on its systems, technology and infrastructure to perform well on a consistent basis. From time to time in the past New IAC has experienced (and in the future New IAC may experience) occasional interruptions that make some or all of this framework and related information unavailable or that prevent New IAC from providing products and services; any such interruption could arise for any number of reasons. New IAC also relies on third-party data center service providers and cloud-based, hosted web service providers, as well as third-party computer systems and a variety of communications systems and service providers in connection with the provision of its products and services generally, as well as to facilitate and process certain payment and other transactions with users. New IAC has no control over any of these third parties or their operations.

        The framework described could be damaged or interrupted at any time due to fire, power loss, telecommunications failure, natural disasters, acts of war or terrorism, acts of God and other similar events or disruptions. Any event of this nature could prevent New IAC from providing its products and services at all (or result in the provision of its products on a delayed or interrupted basis) and/or result in the loss of critical data. While New IAC and the third parties upon whom it relies have certain backup systems in place for certain aspects of their respective frameworks, none of New IAC's frameworks are fully redundant and disaster recovery planning is not sufficient for all eventualities. In addition, New IAC may not have adequate insurance coverage to compensate for losses from a major interruption. When such damages, interruptions or outages occur, New IAC's reputation could be harmed and the competitive positions of its various brands and businesses could be diminished, any or all of which could adversely affect New IAC's business, financial condition and results of operations.

        New IAC also continually works to expand and enhance the efficiency and scalability of its framework to improve the consumer experience, accommodate substantial increases in the number of visitors to its various platforms, ensure acceptable load times for its various products and services and keep up with changes in user preferences. If New IAC does not do so in a timely and cost-effective manner, the user experience and demand across its brands and businesses could be adversely affected, which could adversely affect New IAC's business, financial condition and results of operations.

Mr. Diller and certain members of his family will be able to exercise significant influence over the composition of New IAC's Board of Directors, matters subject to stockholder approval and New IAC's operations.

        As of April 15, 2020, Mr. Diller, his spouse, Diane von Furstenberg, and his stepson, Alexander von Furstenberg, collectively held shares of Class B common stock and common stock that represented approximately 42.4% of the total outstanding voting power of IAC (based on the number of shares of IAC common stock expected to be outstanding and entitled to vote as of the record date for the IAC annual meeting) and they will collectively hold shares of Class B common stock and common stock representing the same percentage of the total outstanding voting power of New IAC following the Separation as they hold immediately before the Separation.

        As a result of New IAC securities that will be beneficially owned by these individuals, they will be, collectively, in a position to influence, subject to New IAC's organizational documents and Delaware law, the composition of New IAC's Board of Directors and the outcome of corporate actions requiring shareholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. In addition, this concentration of investment and voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to New IAC and its shareholders, which could adversely affect the market price of New IAC securities.

New IAC depends on its key personnel.

        The future success of New IAC will depend upon its continued ability to identify, hire, develop, motivate and retain highly skilled individuals worldwide, particularly in the case of senior management. Competition for well-qualified employees across New IAC and its various businesses will be intense and New IAC must attract new (and retain existing) employees to compete effectively. While New IAC has established programs to attract new (and retain existing) employees, it may not be able to attract new (or retain existing) key and other employees in the future. In addition, if New IAC does not ensure the effective transfer of knowledge to successors and smooth transitions (particularly in the case of senior management) across its various businesses, New IAC's business, financial condition and results of operations generally, could be adversely affected.

New IAC may not freely access the cash of ANGI Homeservices and its subsidiaries.

        Potential sources of cash for New IAC include its available cash balances, net cash from the operating activities of certain of its subsidiaries, availability under its revolving credit facility and proceeds from asset sales, including marketable securities. While the ability of New IAC's operating subsidiaries to pay dividends or make other payments or advances to New IAC depends on their individual operating results and applicable statutory, regulatory or contractual restrictions generally, in the case of ANGI Homeservices, the terms of its indebtedness limit its ability to pay dividends or make distributions, loans or advances to stockholders, including New IAC, in certain circumstances. In addition, because ANGI Homeservices is a separate and distinct legal entity with public shareholders, it has no obligation to provide New IAC with funds.

You may experience dilution with respect to your investment in New IAC, and New IAC may experience dilution with respect to its investment in ANGI Homeservices, as a result of compensatory equity awards.

        New IAC has issued various compensatory equity awards, including stock options, stock appreciation rights and restricted stock unit awards denominated in shares of its common stock, as well as in equity of certain of its consolidated subsidiaries, including ANGI Homeservices.

        The issuance of shares of New IAC common stock in settlement of these equity awards could dilute your ownership interest in New IAC. Awards denominated in shares of ANGI Homeservices common stock that are settled in shares of ANGI Homeservices could dilute New IAC's ownership interest in ANGI Homeservices. The dilution of New IAC's ownership stake in ANGI Homeservices could impact its ability, among other things, to maintain ANGI Homeservices as part of its consolidated tax group for U.S. federal income tax purposes, to effect a tax-free distribution of its ANGI Homeservices stake to its stockholders or to maintain control of ANGI Homeservices. As New IAC generally has the right to maintain its levels of ownership in ANGI Homeservices to the extent ANGI Homeservices issues additional shares of its capital stock in the future pursuant to an investor rights agreement, New IAC does not intend to allow any of the foregoing to occur.

        With respect to awards denominated in shares of New IAC's non-publicly traded subsidiaries, New IAC estimates the dilutive impact of those awards based on its estimated fair value of those subsidiaries. Those estimates may change from time to time, and the fair value determined in connection with vesting and liquidity events could lead to more or less dilution than reflected in New IAC's diluted earnings per share calculation.

Foreign currency exchange rate fluctuations could adversely affect New IAC.

        New IAC operates in various foreign markets, primarily in various jurisdictions within the European Union, and as a result, are exposed to foreign exchange risk for both the Euro and British Pound ("GBP"). During the years ended December 31, 2019 and 2018, approximately 22% and 23%, respectively, of New IAC's total revenues would have been international revenues. New IAC translates international revenues into U.S. Dollar-denominated results. As a result, as foreign currency exchange rates fluctuate, the translation of the statement of operations of New IAC's international businesses into U.S. Dollars affects the period-over-period comparability of operating results. New IAC is also exposed to foreign currency exchange gains and losses to the extent New IAC or its subsidiaries conduct transactions in, and/or have assets and/or liabilities that are denominated in, a currency other than the relevant entity's functional currency.

        The exit from the European Union by the United Kingdom may cause disruptions to capital and currency markets worldwide, and the full impact of this event remains uncertain. The exit from the European Union by the United Kingdom could result in exchange rate and other market and economic volatility, which could adversely affect New IAC's operating results.

        New IAC has not hedged foreign currency exposures historically given that related gains or losses were not material to IAC. As New IAC continues to grow and expand its international operations, its exposure to foreign exchange rate fluctuations will increase and if significant, could adversely affect its business, financial condition and results of operations.

New IAC may experience risks related to acquisitions.

        New IAC has made numerous acquisitions in the past and it continues to seek to identify potential acquisition candidates that will allow New IAC to apply its expertise to expand their capabilities, as well as maximize New IAC's existing assets. If New IAC does not identify suitable acquisition candidates or complete acquisitions on satisfactory pricing or other terms, its growth could be adversely affected.

        Even if New IAC completes what it believes to be suitable acquisitions, New IAC may experience related operational and financial risks. As a result, to the extent that New IAC continues to grow through acquisitions, it will need to:

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  properly value prospective acquisitions, especially those with limited operating histories;

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  successfully integrate the operations, as well as the various functions and systems, of acquired businesses with New IAC's existing operations, functions and systems;

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  successfully identify and realize potential synergies among acquired and existing businesses;

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  retain or hire senior management and other key personnel at acquired businesses; and

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  successfully manage acquisition related strain on management, operations and financial resources.

        New IAC may not be successful in addressing these challenges or any other problems encountered in connection with historical and future acquisitions, including the pending acquisition of Care.com. In addition, the anticipated benefits of one or more acquisitions, including any that New IAC expects to realize as a result of the acquisition of Care.com, may not be realized. Also, future acquisitions could result in increased operating losses, potentially dilutive issuances of equity securities and/or the assumption of contingent liabilities. Lastly, the value of goodwill and other intangible assets acquired could be impacted by one or more continuing unfavorable events and/or trends, which could result in significant impairment charges. The occurrence of any of these events could have an adverse effect on New IAC's business, financial condition and results of operations.

New IAC faces additional risks in connection with its international operations.

        New IAC currently operates in various jurisdictions abroad and may continue to expand its international presence. Operating abroad, particularly in jurisdictions where New IAC has limited experience, exposes New IAC to additional risks, including:

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  operational and compliance challenges caused by distance, language barriers and cultural differences;

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  difficulties in staffing and managing international operations;

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  differing levels (or lack) of social and technological acceptance of New IAC's products and services;

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  slow or lagging growth in the commercial use and acceptance of the Internet;

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  foreign currency fluctuations;

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  restrictions on the transfer of funds among countries and back to the United States and related repatriation costs;

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  differing and potentially adverse tax laws;

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  compliance challenges due to differences in laws and regulatory environments, particularly in the case of privacy, data security and intermediary liability laws, rules and regulations;

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  competitive environments that favor local businesses;

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  limitations on the level of intellectual property protection; and

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  trade sanctions, political unrest, terrorism, war and epidemics (such as the COVID-19 coronavirus) or the threat of any of these events.

        The occurrence of any or all of these events could adversely affect New IAC's international operations, and in turn, its business, financial condition and results of operations. New IAC's success in international markets will also depend, in large part, on its ability to successfully complete international acquisitions, joint ventures or other transactions and integrate these businesses and operations with those of New IAC.

A variety of new laws, or new interpretations of existing laws, could subject New IAC to claims or otherwise harm its business.

        New IAC is subject to a variety of laws and regulations in the U.S. and abroad that involve matters that are important to or may otherwise impact its business, including, among others, broadband internet access, online commerce, advertising, privacy and data protection, intermediary liability, consumer protection, protection of minors, taxation and securities compliance. These domestic and foreign laws, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation and enforcement of these laws and regulations are often uncertain, particularly in the Internet industry, and may be interpreted and applied inconsistently from jurisdiction to jurisdiction, as well as in a manner that could conflict with New IAC's current policies and practices. New IAC faces the same issues in the case of amended, proposed or new laws and regulations.

        Compliance with applicable laws and regulations, as well as responding to any related inquiries, investigations or other government action, could be costly, delay or impede the development of new products and services, require modifications to existing products and services, require New IAC to change or cease certain business practices and/or require significant management time and attention. Non-compliance could subject New IAC to remedies that could harm its business, such as fines, demands or orders that require New IAC to modify or cease then current products and services, as well as result in negative publicity, any of which, if significant, could adversely affect New IAC's business, financial condition and results of operations.

        New IAC is particularly sensitive to laws and regulations that adversely impact the popularity or growth in use of the Internet and/or online products and services generally, restrict or otherwise unfavorably impact the ability or manner in which New IAC provides its products and services, regulate the practices of third parties upon which

        New IAC relies to provide its products and services and undermine open and neutrally administered Internet access. For example, in April 2019, the United Kingdom published proposed legislation that would create a new regulatory body responsible for establishing duties of care for Internet companies and for assessing related compliance. As proposed, failure to comply with the legislation could result in fines, blocking of services and personal liability for senior management. To the extent New IAC is required to implement new measures and/or make changes to its products and services to ensure compliance, its business, financial condition and results of operations could be adversely affected. Compliance with this legislation or similar or more stringent legislation in other jurisdictions could be costly, and the failure to comply could result in service interruptions and negative publicity, any or all of which could adversely affect New IAC's business, financial condition and results of operations. In addition, in December 2017, the U.S. Federal Communications Commission (the "FCC") adopted an order reversing net neutrality protections in the United States, including the repeal of specific rules against blocking, throttling or "paid prioritization" of content or services by Internet service providers. To the extent Internet service providers take such actions, New IAC's business, financial condition and results of operations could be adversely affected.

        In the case of the businesses within its ANGI Homeservices, Vimeo and Applications segments, as well as its Care.com business, New IAC is also sensitive to the adoption of any law or regulation affecting the ability of its businesses to periodically charge for recurring membership or subscription payments. For example, the European Union Payment Services directive, which became effective in 2018, could impact the ability of these businesses to process auto-renewal payments for, as well offer promotional or differentiated pricing to, users who reside in the European Union, and similar new (and proposed changes to similar existing) legislation or regulations are being considered in many U.S. states. The adoption of any law or regulation that adversely affects revenue from recurring membership or subscription payments could adversely affect New IAC's business, financial condition and results of operations.

        New IAC is also generally sensitive to the adoption of new tax laws. The European Commission and several European countries have recently adopted (or intend to adopt) proposals that would change various aspects of the current tax framework under which certain of New IAC's European businesses are taxed, including proposals to change or impose new types of non-income taxes (including taxes based on a percentage of revenue). For example, France enacted a Digital Services Tax in 2019, which is applicable to revenues over specified thresholds generated by businesses that provide intermediary services (any digital interface that enables users to contact and interact with others) to, and/or publish advertising based user data linked to, users residing in France. The proposal, which is applicable retroactively to revenues earned from and after January 1, 2019, would likely apply to certain of New IAC's businesses. The United Kingdom previously enacted a similar proposal, the Digital Services Tax, which is applicable to revenues of social media platforms, online marketplaces and search engines linked to users residing in the United Kingdom and earned from and after April 1, 2020, which would also likely apply to certain of New IAC's businesses. One or more of these or similar proposed tax laws could adversely affect New IAC's business, financial condition and results of operations.

        In addition, in the case of its ANGI Homeservices segment and, to a lesser extent, its Care.com business, New IAC is particularly sensitive to the adoption of worker classification laws, specifically, laws that could effectively require New IAC to change its classification of certain of its service professionals and caregivers from independent contractors to employees, as well as changes to state and local laws or judicial decisions relating to the definition and/or classification of independent contractors. For example, California recently passed a worker classification statute (AB 5), which effectively narrowed the definition of an independent contractor by requiring hiring entities to use a stricter test to determine a given worker's classification. In addition, AB 5 places the burden of proof for classifying workers as independent contractors on hiring entities and provides enforcement powers to the state and certain cities. Also, legislative proposals concerning worker classification are being considered by various states, including New York and New Jersey. Since New IAC currently treats certain of its service professionals (and, in limited cases, its caregivers) as independent contractors for all purposes, it does not withhold federal, state and local income or other employment related taxes, make federal or state unemployment tax or Federal Insurance Contributions Act payments or provide workers' compensation insurance with respect to such individuals. If New IAC is required as the result of new laws to reclassify these individuals as employees, it could be exposed to various liabilities and additional costs, including exposure (for prior and future periods) under federal, state and local tax laws, and workers' compensation, unemployment benefits, labor, and employment laws, as well as potential liability for penalties and interest, any or all of which could adversely affect New IAC's business, financial condition and results of operations. New IAC is involved in various legal proceedings and investigations challenging the classification of these individuals as independent contractors and may become involved in other proceedings and investigations in the future.

        Lastly, in the case of the businesses within its Vimeo segment, New IAC is also sensitive to the changes in laws and regulations that limit the liability of online intermediaries for copyright infringement by their users. While the U.S. Digital Millennium Copyright Act (the "DMCA") currently provides a safe harbor for online intermediates, based primarily on the principles of notice and takedown, if the DMCA is interpreted in a manner unfavorable to online providers, New IAC's business, financial condition and results of operations could be adversely affected. In addition, in June 2019, the European Union passed the Directive on Copyright in the Digital State Market, which requires each European Union member state to adopt by June 2021 a regulatory framework that requires online intermediaries and copyright holders to use best efforts to license or takedown infringing content. To the extent this legislation or similar or more stringent legislation in the U.S. or other jurisdictions abroad requires New IAC to implement new measures and/or make changes to its products and services to ensure compliance, which could be costly, New IAC's business, financial condition and results of operations could be adversely affected.

New IAC may fail to adequately protect its intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

        New IAC relies heavily upon its trademarks and related domain names and logos to market its brands and to build and maintain brand loyalty and recognition, as well as upon trade secrets. New IAC also relies, to a lesser extent, upon patented and patent-pending proprietary technologies with expiration dates ranging from 2020 to 2037.

        New IAC relies on a combination of laws and contractual restrictions with employees, customers, suppliers, affiliates and others to establish and protect its various intellectual property rights. For example, New IAC has generally registered and continues to apply to register and renew, or secures by contract where appropriate, trademarks and service marks as they are developed and used, and reserves, registers and renews domain names as it deems appropriate. New IAC also generally seeks to apply for patents or for other similar statutory protections as and if it deems appropriate, based on then current facts and circumstances, and will continue to do so in the future. No assurances can be given that these efforts will result in adequate trademark and service mark protection, adequate domain name rights and protections, the issuance of a patent or adequate patent protection against competitors and similar technologies. Third parties could also create new products or methods that achieve similar results without infringing upon patents that New IAC owns.

        Despite these measures, challenges to New IAC's intellectual property rights could still arise, third parties could copy or otherwise obtain and use New IAC's intellectual property without authorization and/or laws regarding the enforceability of existing intellectual property rights could change in an adverse manner. The occurrence of any of these events could result in the erosion of New IAC's brands and limitations on New IAC's ability to control marketing online using its various domain names, as well as impede New IAC's ability to effectively compete against competitors with similar technologies, any of which could adversely affect New IAC's business, financial condition and results of operations.

        From time to time, IAC has been subject to legal proceedings and claims in the ordinary course of business related to alleged claims of infringement of the intellectual property of others by New IAC and users of certain of its products and services and New IAC may need to institute legal proceedings in the future to enforce, protect or refine the scope of its intellectual property rights. Any legal proceedings related to intellectual property, regardless of outcome or merit, could be costly and result in diversion of and technical resources, which could adversely affect New IAC's business, financial condition and results of operations.

New IAC's historical and pro forma financial information may not be indicative of its future results.

        New IAC's historical and pro forma financial information included in this joint proxy statement/prospectus may not reflect what its results of operations, financial position and cash flows would have been excluding the results of operations, financial position and cash flows of New Match during the periods presented or be indicative of what New IAC's results of operations, financial position and cash flows may be in the future.

        In addition, the New IAC pro forma financial information included in this joint proxy statement/prospectus is based, in part, upon a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and, accordingly, New IAC's pro forma financial information should not be assumed to be indicative of what its financial condition or results of operations actually would have been as a separate company and may not be a reliable indicator of what New IAC's financial condition or results of operations actually may be in the future.

Substantial sales of New IAC common stock following the Separation, or the perception that such sales might occur, could depress the market price of New IAC common stock, which is already expected to be significantly lower than the pre-separation market price of IAC common stock due to New IAC no longer having any ownership interest in Match or its businesses.

        The post-separation market price of New IAC common stock is expected to be significantly lower than the pre-separation market price of IAC common stock, as New IAC will no longer have an ownership interest in Match or its businesses, which currently constitute IAC's largest asset. In addition, any sales of substantial amounts of New IAC common stock in the public market following the Separation, or the perception that such sales might occur, could depress the market price of New IAC common stock. In addition, the smaller size and different investment characteristics of New IAC may not appeal to the current investor base of IAC, which could result in the disposition of shares of New IAC common stock following the Separation. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the price of New IAC common stock may be depressed by those sales and have periods of volatility.

Risks Relating to New Match's Business Following the Separation

The dating industry is competitive, with low switching costs and a consistent stream of new products and entrants, and innovation by New Match's competitors may disrupt its business.

        The dating industry is competitive, with a consistent stream of new products and entrants. Some of New Match's competitors may enjoy better competitive positions in certain geographical regions, user demographics or other key areas that Match currently serves or New Match may serve in the future. These advantages could enable these competitors to offer products that are more appealing to users and potential users than New Match's products or to respond more quickly and/or cost-effectively than New Match to new or changing opportunities.

        In addition, within the dating industry generally, costs for consumers to switch between products are low, and consumers have a propensity to try new approaches to connecting with people and to use multiple dating products at the same time. As a result, new products, entrants and business models are likely to continue to emerge. It is possible that a new product could gain rapid scale at the expense of existing brands through harnessing a new technology or a new or existing distribution channel, creating a new or different approach to connecting people or some other means.

        Potential competitors include larger companies that could devote greater resources to the promotion or marketing of their products and services, take advantage of acquisition or other opportunities more readily or develop and expand their products and services more quickly than New Match does. Potential competitors also include established social media companies that may develop products, features, or services that may compete with New Match's. For example, Facebook has introduced a dating feature on its platform, which it has rolled out in North America and other markets, and has stated it plans to roll out globally. These social media competitors could use strong or dominant positions in one or more markets, and ready access to existing large pools of potential users and personal information regarding those users, to gain competitive advantages over New Match, including by offering different product features or services that users may prefer or offering their products and services to users at no charge, which may enable them to acquire and engage users at the expense of New Match's user growth or engagement.

        If New Match is not able to compete effectively against its current or future competitors and products that may emerge, the size and level of engagement of its user base may decrease, which could have an adverse effect on its business, financial condition, and results of operations.

The limited operating history of Match's newer dating brands and products makes it difficult to evaluate New Match's business and future prospects.

        Match seeks to tailor each of its dating brands and products to meet the preferences of specific communities of users. Building a given brand or product is generally an iterative process that occurs over a meaningful period of time and involves considerable resources and expenditures. Although certain of Match's newer brands and products have experienced significant growth over relatively short periods of time, the historical growth rates of these brands and products may not be an indication of future growth rates for such products or its newer brands and products generally. Match has encountered, and New Match may continue to encounter, risks and difficulties as it builds its newer brands and products. The failure to successfully address these risks and difficulties could adversely affect New Match's business, financial condition, and results of operations.

Each of Match's dating products monetizes users at different rates. If a meaningful migration of New Match's user base from its higher monetizing dating products to its lower monetizing dating products were to occur, it could adversely affect New Match's business, financial condition, and results of operations.

        Match's portfolio companies own, operate, and manage a diverse variety of dating products. Each dating product has its own mix of free and paid features designed to optimize the user experience and revenue generation from that product's community of users. In general, the mix of features for the various dating products within Match's more established brands leads to higher monetization rates per user than the mix of features for the various dating products within its newer brands. Over time, users of Match's newer brands with lower monetization rates per user comprise an increasingly larger percentage of its user base. If this trend leads to a significant portion of users of New Match's brands with higher monetization rates migrating to its less profitable brands, New Match's business, financial condition, and results of operations could be adversely affected.

New Match's growth and profitability rely, in part, on its ability to attract and retain users through cost-effective marketing efforts. Any failure in these efforts could adversely affect New Match's business, financial condition, and results of operations.

        Attracting and retaining users for certain of Match's dating products involves considerable expenditures for online and offline marketing. Historically, Match has had to increase its marketing expenditures over time in order to attract and retain users and sustain its growth.

        Evolving consumer behavior can affect the availability of profitable marketing opportunities. For example, as traditional television viewership declines and as consumers spend more time on mobile devices rather than desktop computers, the reach of many of Match's traditional advertising channels is contracting. Similarly, as consumers communicate less via email and more via text messaging and other virtual means, the reach of email campaigns designed to attract new and repeat users (and retain current users) for Match's dating products is adversely impacted. To continue to reach potential users and grow its businesses, New Match must identify and devote more of its overall marketing expenditures to newer advertising channels, such as mobile and online video platforms, as well as targeted campaigns in which it communicates directly with potential, former and current users via new virtual means. Generally, the opportunities in and sophistication of newer advertising channels are relatively undeveloped and unproven, making it difficult to assess returns on investment associated with such advertising channels, and there can be no assurance that New Match will be able to continue to appropriately manage and fine-tune its marketing efforts in response to these and other trends in the advertising industry. Any failure to do so could adversely affect New Match's business, financial condition, and results of operations.

Communicating with Match's users via email is critical to its success, and any erosion in New Match's ability to communicate in this fashion that is not sufficiently replaced by other means could adversely affect its business, financial condition, and results of operations.

        Historically, one of Match's primary means of communicating with its users and keeping them engaged with its products has been via email communication. Match's ability to communicate via email enables it to keep its users updated on activity with respect to their profile, present or suggest new or interesting users from the community, invite users to offline events and present discount and promotional offers, among other things. As consumer habits evolve in the era of web-enabled mobile devices and messaging/social networking apps, usage of email, particularly among Match's younger users, has declined. In addition, deliverability and other restrictions imposed by third-party email providers and/or applicable law could limit or prevent New Match's ability to send emails to its users. A continued and significant erosion in New Match's ability to communicate successfully with its users via email could have an adverse impact on user experience, levels of user engagement and the rate at which non-paying users become subscribers.

        While Match continually works to find new means of communicating and connecting with its users (for example, through push notifications), there is no assurance that such alternative means of communication will be as effective as email has been. Any failure to develop or take advantage of new means of communication or limitations on those means of communications imposed by laws, device manufacturers or other sources could have an adverse effect on New Match's business, financial condition, and results of operations.

Foreign currency exchange rate fluctuations could adversely affect New Match's results of operations.

        Match operates in various international markets, primarily in various jurisdictions within the European Union (which we refer to as the "EU") and Asia. During the fiscal years ended December 31, 2019 and 2018, 53% and 50% of Match's total revenues, respectively, were international revenues. Match translates international revenues into U.S. dollar-denominated operating results and during periods of a strengthening U.S. dollar, Match's international revenues will be reduced when translated into U.S. dollars. In addition, as foreign currency exchange rates fluctuate, the translation of Match's international revenues into U.S. dollar-denominated operating results affects the period-over-period comparability of such results and can result in foreign currency exchange gains and losses.

        Match has exposure to foreign currency exchange risk related to transactions carried out in a currency other than the U.S. dollar and investments in foreign subsidiaries with a functional currency other than the U.S. dollar. Match's exposure is primarily related to the Euro, and to a lesser extent, the British Pound (which we refer to as "GBP"). The average GBP and Euro exchange rates strengthened against the U.S. dollar by 4% and 5%, respectively, in 2019 compared to 2018.

        The departure of the United Kingdom from the European Union, commonly referred to as "Brexit," has caused, and may continue to cause, volatility in currency exchange rates between the U.S. dollar and the GBP and the full impact of Brexit remains uncertain. To the extent that the U.S. dollar strengthens relative to either the Euro, the GBP or both, the translation of New Match's international revenues into U.S. dollars will reduce New Match's U.S. dollar denominated operating results and will affect their period-over-period comparability.

        Historically, Match has not hedged any foreign currency exposures. Match's continued growth and expansion of its international operations into new countries increases its exposure to foreign exchange rate fluctuations. Significant foreign exchange rate fluctuations, in the case of one currency or collectively with other currencies, could adversely affect New Match's future results of operations.

Distribution and marketing of, and access to, New Match's dating products will depend, in significant part, on a variety of third-party publishers, platforms, and mobile app stores. If these third parties limit, prohibit, or otherwise interfere with or change the terms of the distribution, use, or marketing of New Match's dating products in any material way, it could adversely affect New Match's business, financial condition, and results of operations.

        Match markets and distributes its dating products (including related mobile applications) through a variety of third-party publishers and distribution channels, including Facebook, which has rolled out its own dating product. New Match's ability to market its brands on any given property or channel will be subject to the policies of the relevant third party. Certain publishers and channels have, from time to time, limited or prohibited advertisements for dating products for a variety of reasons, including poor behavior by other industry participants. There is no assurance that New Match will not be limited or prohibited from using certain current or prospective marketing channels in the future. If this were to happen in the case of a significant marketing channel and/or for a significant period of time, New Match's business, financial condition, and results of operations could be adversely affected.

        Additionally, Match's mobile applications are almost exclusively accessed through the Apple App Store and the Google Play Store. Both Apple and Google have broad discretion to change their respective terms and conditions applicable to the distribution of Match's applications, including the amount of, and requirement to pay, certain fees associated with purchases facilitated by Apple and Google through Match's applications, and to interpret their respective terms and conditions in ways that may limit, eliminate, or otherwise interfere with Match's ability to distribute its applications through their stores, the features Match provides, the manner in which Match markets its in-app products, and Match's ability to access information about its users and subscribers that they collect. Apple or Google could also make changes to their operating systems or payment services that could negatively impact New Match's business. There is no assurance that Apple or Google will not limit, eliminate, or otherwise interfere with the distribution of New Match's products, the features New Match provides, the manner in which New Match markets its in-app products within its applications or through other applications and services, and Match's ability to access information about its users and subscribers that they collect. To the extent either or both of them do so, New Match's business, financial condition, and results of operations could be adversely affected.

        Lastly, in the case of Tinder, Hinge, and certain of Match's other products, many users historically registered for (and logged into) the application exclusively through their Facebook profiles. While Match has launched an alternate authentication method that allows users to register for (and log into) Tinder, Hinge, and Match's other products using their mobile phone number, no assurances can be provided that users will no longer register for (and log into) these products through their Facebook profiles. Facebook has broad discretion to change its terms and conditions applicable to the data collected by its platform and its use thereof and to interpret its terms and conditions in ways that could limit, eliminate, or otherwise interfere with New Match's ability to use Facebook as an authentication method or to allow Facebook to use such data to gain a competitive advantage. If Facebook did so, New Match's business, financial condition, and results of operations could be adversely affected.

The success of New Match will depend, in part, on its ability to access, collect and use personal data about its users and subscribers.

        Match depends on mobile app stores, in particular, the Apple App Store and Google Play Store, to market, distribute and monetize its mobile applications. Match's users and subscribers engage with these platforms directly and may be subject to requirements regarding the use of their payment systems for various transactions. As a result, these platforms may receive personal data about Match's users and subscribers that Match would otherwise receive if it transacted with its users and subscribers directly. These platforms have restricted Match's access to personal data about its users and subscribers obtained through their platforms. If these platforms continue to limit or increasingly limit, eliminate or otherwise interfere with New Match's ability to access, collect and use personal data about its users and subscribers that they have collected, the ability of New Match to identify and communicate with a meaningful portion of its users and subscriber bases may be adversely impacted. If so, New Match's customer relationship management efforts, its ability to identify, target and reach new segments of its user and subscriber bases and the population generally, the efficiency of its paid marketing efforts, the rates New Match is able to charge advertisers seeking to reach users and subscribers on its various properties and its ability to identify and exclude users and subscribers whose access would violate applicable terms and conditions, including registered sex offenders, may be negatively impacted. There is no assurance that the mobile app stores upon which New Match will rely will not limit or increasingly limit, eliminate or otherwise interfere with its ability to access, collect and use personal data about its users and subscribers that they have collected. To the extent that they do so, New Match's business, financial condition and results of operations could be adversely affected.

As the distribution of New Match's dating products through app stores increases, in order to maintain its profit margins, New Match may need to offset increasing app store fees by decreasing traditional marketing expenditures, increasing user volume or monetization per user, or by engaging in other efforts to increase revenue or decrease costs generally, or New Match's business, financial condition, and results of operations could be adversely affected.

        Match increasingly relies on the Apple App Store and the Google Play Store to distribute its mobile applications and related in-app products. While Match's mobile applications are generally free to download from these stores, Match offers its users the opportunity to purchase subscriptions and certain à la carte features through these applications. Match determines the prices at which these subscriptions and features are sold; however, purchases of these subscriptions and features are required to be processed through the in-app payment systems provided by Apple and, to a lesser degree, Google. Due to these requirements, Match pays Apple and Google, as applicable, a meaningful share (generally 30%) of the revenue it receives from these transactions. While Match is constantly innovating on and creating its own payment systems and methods, given the increase of the distribution of Match's dating products through app stores and the strict requirements to use the in-app payments systems tied into Apple's, and to a lesser degree, Google's distribution services, New Match may need to offset these increased app store fees by decreasing traditional marketing expenditures as a percentage of revenue, increasing user volume or monetization per user, or by engaging in other efforts to increase revenue or decrease costs generally, or New Match's business, financial condition, and results of operations could be adversely affected. Additionally, to the extent Google changes its terms and conditions or practices to require New Match to process purchases of subscriptions and features through their in-app payment system, New Match's business, financial condition, and results of operations could be adversely affected.

New Match's business and results of operations may be adversely affected by the recent COVID-19 outbreak or other similar outbreaks.

        New Match's business could be materially and adversely affected by the outbreak of a widespread health epidemic or pandemic, including the recent outbreak of the coronavirus (COVID-19), which has been declared a "pandemic" by the World Health Organization. The COVID-19 outbreak has reached across the globe, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans, intended to control the spread of the virus. These restrictions, and future prevention and mitigation measures, are likely to continue to have an adverse impact on global economic conditions and consumer confidence and spending, and could materially adversely affect demand, or users' ability to pay, for New Match's products and services.

        A public health epidemic, including COVID-19, poses the risk that New Match or its employees, contractors, vendors and other business partners may be prevented or impaired from conducting ordinary course business activities for an indefinite period of time, including due to shutdowns necessitated for the health and wellbeing of New Match's employees and the employees of business partners, or shutdowns that may be requested or mandated by governmental authorities. For example, certain of Match's customer support vendors have been impacted by government mandated shutdowns and, while Match is working with these vendors to implement business continuity plans, the capability of the affected brands to respond timely and effectively to user inquiries and requests will be negatively impacted until, and potentially even after, such plans are fully implemented. In addition, in response to the COVID-19 outbreak, Match has taken several precautions that may adversely impact employee productivity, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing office locations.

        A widespread epidemic, pandemic or other health crisis could also cause significant volatility in global markets. The COVID-19 outbreak has adversely impacted U.S. equity markets, including the trading price of Match common stock. The COVID-19 outbreak has also caused disruption in financial markets, which if it continues or intensifies, could reduce New Match's ability to access capital and thereby negatively impact its liquidity.

        Match intends to continue to execute on its strategic plans and operational initiatives during the COVID-19 outbreak; however, the aforementioned uncertainties may result in delays or modifications to these plans and initiatives. Part of Match's growth strategy includes increasing the number of international users and expanding into additional geographies, including in Asia. The timing and success of New Match's international expansion may be negatively impacted by COVID-19, which could impede New Match's anticipated growth. Match and New Match could also be subject to litigation relating to continuing operations during the COVID-19 outbreak.

        The ultimate extent of the impact of any epidemic, pandemic or other health crisis on New Match's business will depend on multiple factors that are highly uncertain and cannot be predicted, including severity, location and duration and actions taken to contain or prevent further spread. If New Match's business and the markets in which it operates experience a prolonged occurrence of adverse public health conditions, such as COVID-19, it could materially and adversely affect New Match's business, financial condition and results of operations.

New Match will depend on its key personnel.

        New Match's future success will depend upon its continued ability to identify, hire, develop, motivate, and retain highly skilled individuals across the globe, with the continued contributions of its senior management being especially critical to its success. Competition for well-qualified employees across Match and its various businesses is intense and New Match's continued ability to compete effectively depends, in part, upon its ability to attract new employees. While Match has established programs to attract new employees and provide incentives to retain existing employees, particularly its senior management, there can be no guarantee that New Match will be able to attract new employees or retain the services of its senior management or any other key employees in the future. Effective succession planning is also important to New Match's future success. If New Match fails to ensure the effective transfer of senior management knowledge and smooth transitions involving senior management across its various businesses, New Match's ability to execute short and long term strategic, financial, and operating goals, as well as its business, financial condition, and results of operations generally, could be adversely affected.

New Match's success will depend, in part, on the integrity of its systems and infrastructures and on its ability to enhance, expand, and adapt these systems and infrastructures in a timely and cost-effective manner.

        In order for New Match to succeed, its systems and infrastructures must perform well on a consistent basis. Match has in the past, and New Match may from time to time in the future,

experience system interruptions that make some or all of their systems or data unavailable and prevent their products from functioning properly for their users; any such interruption could arise for any number of reasons. Further, Match's systems and infrastructures are vulnerable to damage from fire, power loss, telecommunications failures, acts of God and similar events. While Match has backup systems in place for certain aspects of its operations, not all of its systems and infrastructures are fully redundant, disaster recovery planning is not sufficient for all eventualities and its property and business interruption insurance coverage may not be adequate to compensate it fully for any losses that it may suffer. Any interruptions or outages, regardless of the cause, could negatively impact New Match's users' experiences with New Match's products, tarnish its brands' reputations, and decrease demand for its products, any or all of which could adversely affect New Match's business, financial condition, and results of operations.

        Match also continually works to expand and enhance the efficiency and scalability of its technology and network systems to improve the experience of its users, accommodate substantial increases in the volume of traffic to its various products, ensure acceptable load times for its products, and keep up with changes in technology and user preferences. Any failure to do so in a timely and cost-effective manner could adversely affect New Match's users' experience with its various products and thereby negatively affect the demand for its products, and could increase its costs, either of which could adversely affect New Match's business, financial condition, and results of operations.

New Match may not be able to protect its systems and infrastructures from cyberattacks and may be adversely affected by cyberattacks experienced by third parties.

        Match is regularly under attack by perpetrators of random or targeted malicious technology-related events, such as cyberattacks, computer viruses, worms, bot attacks or other destructive or disruptive software, distributed denial of service attacks, and attempts to misappropriate customer information, including credit card information and account login credentials. While Match has invested (and continues to invest) in the protection of its systems and infrastructures, in related personnel and training, and in employing a strategy of data minimization, where appropriate, there can be no assurance that its efforts will prevent significant breaches in its or New Match's systems or other such events from occurring. Some of Match's systems have experienced past security incidents, and, although they did not have a material adverse effect on Match's operating results, there can be no assurance of a similar result in the future. Any cyber or similar attack New Match is unable to protect itself from could damage its systems and infrastructures, prevent it from providing its products, erode its reputation and brands, result in the disclosure of confidential or sensitive information of its users, and/or be costly to remedy, as well as subject New Match to investigations by regulatory authorities and/or litigation that could result in liability to third parties.

        The impact of cyber security events experienced by third parties with which New Match does business (or upon which it otherwise relies in connection with its day-to-day operations) could have a similar effect on it. Moreover, even cyber or similar attacks that do not directly affect New Match or third parties with which it does business may result in widespread access to user account login credentials that such users have used across multiple internet sites, including its sites, or a loss of consumer confidence generally, which could make users less likely to use or continue to use online products generally, including New Match's products. The occurrence of any of these events could adversely affect New Match's business, financial condition, and results of operations.

New Match's success will depend, in part, on the integrity of third-party systems and infrastructures.

        New Match will rely on third parties, primarily data center service providers and cloud-based, hosted web service providers, such as Amazon Web Services, as well as third-party computer systems, broadband and other communications systems and service providers, in connection with the provision of its products generally, as well as to facilitate and process certain transactions with its users. New Match will have no control over any of these third parties or their operations.

        Problems experienced by third-party data center service providers and cloud-based, hosted web service providers, such as Amazon Web Services, upon which New Match will rely, the telecommunications network providers with which New Match or they contract, or the systems through which telecommunications providers allocate capacity among their customers could also adversely affect New Match. Any changes in service levels at New Match's data centers or hosted web service providers, such as Amazon Web Services, or any interruptions, outages, or delays in New Match's systems or those of its third-party providers, or deterioration in the performance of these systems, could impair New Match's ability to provide its products or process transactions with its users, which could adversely affect New Match's business, financial condition, and results of operations.

If the security of personal and confidential or sensitive user information that New Match maintains and stores is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate the impact of such an event and New Match's reputation could be harmed.

        Match receives, processes, stores, and transmits a significant amount of personal user and other confidential or sensitive information, including credit card information and member-to-member communications, and enables its users to share their personal information with each other. In some cases, Match engages third-party vendors to store this information. Match continuously develops and maintains systems to protect the security, integrity, and confidentiality of this information, but cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite Match's efforts. When such events occur, New Match may not be able to remedy them, it may be required by law to notify regulators and individuals whose personal information were used or disclosed without authorization, and it may have to expend significant capital and other resources to mitigate the impact of such events, including developing and implementing protections to prevent future events of this nature from occurring. When breaches of security (or the security of New Match's vendors and partners) occur, the perception of the effectiveness of New Match's security measures, the security measures of New Match's partners, and its reputation may be harmed, New Match may lose current and potential users, and the recognition of its various brands and their competitive positions may be diminished, any or all of which could adversely affect New Match's business, financial condition, and results of operations.

Match's business is subject to complex and evolving U.S. and international laws and regulations. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to New Match's business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm New Match's business.

        Match is subject to a variety of laws and regulations in the United States and abroad that involve matters that are important to or may otherwise affect its business, including, among others, broadband internet access, online commerce, advertising, user privacy, data protection, intermediary liability, protection of minors, consumer protection, sex-trafficking, taxation, and securities law compliance. The introduction of new products, expansion of New Match's activities in certain jurisdictions, or other actions that New Match may take may subject it to additional laws, regulations, or other government scrutiny. In addition, foreign laws and regulations can impose different obligations or be more restrictive than those in the United States.

        These U.S. federal, state, and municipal and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which Match operates, and may be interpreted and applied inconsistently from state to state and country to country and inconsistently with Match's current policies and practices. These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede the development of new products, require that New Match change or cease certain business practices, result in negative publicity, increase New Match's operating costs, require significant management time and attention, and subject it to remedies that may harm its business, including fines or demands or orders that it modify or cease existing business practices.

        Specifically, in the case of tax laws, positions that Match or New Match has taken or will take are subject to interpretation by the relevant taxing authorities. While Match and New Match believe that the positions they have taken to date comply with applicable law, there can be no assurances that the relevant taxing authorities will not take a contrary position, and, if so, that such positions will not adversely affect New Match. Any events of this nature could adversely affect New Match's business, financial condition, and results of operations.

        Proposed or new legislation and regulations could also adversely affect New Match's business. For example, the European Commission and several countries have recently adopted, or intend to adopt, proposals that would change various aspects of the current tax framework under which Match is taxed, including proposals to change or impose new types of non-income taxes, including taxes based on a percentage of revenue. For example, France enacted a Digital Services Tax in 2019 retroactive to January 1, 2019, which would be applicable to New Match's business. The United Kingdom has also proposed a similar tax applicable to digital services, which includes business activities on social media platforms, and would likely apply to New Match's business. One or more of these or similar proposals could adversely affect New Match's business, financial condition, and results of operations.

        The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably affect the ability or manner in which Match provides its services could require New Match to change certain aspects of its business and operations to ensure compliance, which could decrease demand for services, reduce revenues, increase costs, and subject it to additional liabilities. For example, in February 2019, the Secretary of State for Digital, Culture, Media, and Sport of the United Kingdom indicated in public comments that his office intends to inquire as to the measures utilized by online dating platforms, including Tinder, to prevent access by underage users. In addition, in April 2019, the United Kingdom published proposed legislation which would establish a new regulatory body to establish duties of care for internet companies and to assess compliance with these duties of care. Under the proposed law, failure to comply could result in fines, blocking of services, and personal liability for senior management. There have also been calls for legislation to limit or remove the protections afforded technology platforms under the Communications Decency Act in the United States and under the e-Commerce Directive in the EU. To the extent such new or more stringent measures are required to be implemented, or existing protections are limited or removed, New Match's business, financial condition, and results of operations could be adversely affected.

        The adoption of any laws or regulations that adversely affect the popularity or growth in use of the internet or New Match's services, including laws or regulations that undermine open and neutrally administered internet access, could decrease user demand for New Match's service offerings and increase its cost of doing business. For example, in December 2017, the Federal Communications Commission adopted an order reversing net neutrality protections in the United States, including the repeal of specific rules against blocking, throttling, or "paid prioritization" of content or services by internet service providers. To the extent internet service providers engage in such blocking, throttling, "paid prioritization" of content or similar actions as a result of this order and the adoption of similar laws or regulations, New Match's business, financial condition, and results of operations could be adversely affected.

The varying and rapidly evolving regulatory framework on privacy and data protection across jurisdictions could result in claims, changes to New Match's business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm New Match's business.

        There are numerous laws in the countries in which Match operates regarding privacy and the storage, sharing, use, processing, disclosure, and protection of this kind of information, the scope of which is constantly changing, and, in some cases, inconsistent and conflicting and subject to differing interpretations, as new laws of this nature are proposed and adopted. For example, in 2016, the European Commission adopted the General Data Protection Act (which we refer to as "GDPR"), a comprehensive EU privacy and data protection reform that became effective in May 2018. The act applies to companies established in the EU or otherwise providing services or monitoring the behavior of people located in the EU and provides for significant penalties in case of non-compliance as well as a private right of action for individual claimants. GDPR will continue to be interpreted by EU data protection regulators, which may require that New Match make changes to its business practices, and could generate additional risks and liabilities. The EU is also considering an update to the EU's Privacy and Electronic Communications (so-called "e-Privacy") Directive, notably to amend rules on the use of cookies. In addition, Brexit could result in the application of new and conflicting data privacy and protection laws and standards to New Match's operations in the United Kingdom and its handling of personal data of users located in the United Kingdom. At the same time, many countries in which Match does business have already adopted, or are also currently considering adopting, privacy and data protection laws and regulations. Multiple legislative proposals concerning privacy and the protection of user information are being considered by the U.S. Congress. Various U.S. state legislatures, including those in New York, Washington, Virginia, and Illinois, intend to consider privacy legislation in 2020. Other U.S. state legislatures have already passed and enacted privacy legislation, most prominent of which is the California Consumer Privacy Act of 2018, which was signed into law in June 2018 and came into effect on January 1, 2020. A ballot initiative to address privacy concerns has also been filed with the Office of the California Attorney General and, provided it meets appropriate legal requirements, is expected to be presented to California voters on the November 2020 ballot. Additionally, the Federal Trade Commission has increased its focus on privacy and data security practices at digital companies, as evidenced by its levying, in July 2019, of a first-of-its kind, $5 billion fine against Facebook for privacy violations.

        While Match believes that it complies with industry standards and applicable laws and industry codes of conduct relating to privacy and data protection in all material respects, there is no assurance that New Match will not be subject to claims that it has violated applicable laws or codes of conduct, that it will be able to successfully defend against such claims or that it will not be subject to significant fines and penalties in the event of non-compliance. Additionally, to the extent multiple state-level laws are introduced with inconsistent or conflicting standards and there is no federal law to preempt such laws, compliance with such laws could be difficult to achieve and New Match could be subject to fines and penalties in the event of non-compliance.

        Any failure or perceived failure by New Match (or third parties with which New Match contracts to process such information) to comply with applicable privacy and security laws, policies, or related contractual obligations, or any compromise of security that results in unauthorized access, or the use or transmission of, personal user information, could result in a variety of claims against New Match, including governmental enforcement actions, significant fines, litigation, claims of breach of contract and indemnity by third parties, and adverse publicity. When such events occur, New Match's reputation may be harmed, New Match may lose current and potential users, and the competitive positions of New Match's various brands might be diminished, any or all of which could adversely affect New Match's business, financial condition, and results of operations.

        Lastly, compliance with the numerous laws in the countries in which Match operates regarding privacy and the storage, sharing, use, processing, disclosure, and protection of personal data could be costly, as well as result in delays in the development of new products and features as resources are allocated to these compliance projects, particularly as these laws become more comprehensive in scope, more commonplace, and continue to evolve. In addition, the varying and rapidly evolving regulatory frameworks across jurisdictions may result in decisions to introduce products in certain jurisdictions but not others or to cease providing certain services or features to users located in certain jurisdictions. If these costs or other impacts are significant, New Match's business, financial condition, and results of operations could be adversely affected.

Match is subject to a number of risks related to credit card payments, including data security breaches and fraud that it or third parties experience or additional regulation, any of which could adversely affect New Match's business, financial condition, and results of operations.

        Match accepts payment from its users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real-time basis without having to proactively reach out to the consumer each time Match processes an auto-renewal payment or a payment for the purchase of a premium feature on any of its dating products is critical to its success and to a seamless experience for its users.

        When Match or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party's customer base and the greater the number of credit card accounts impacted, the more likely it is that Match's users would be affected by such a breach. To the extent New Match's users are ever affected by such a breach experienced by New Match or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that New Match would not be able to reach all affected users, and, even if New Match could, some users' new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect New Match's business, financial condition, and results of operations.

        Even if New Match's users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for New Match or restrict its ability to process payments without significant cost or user effort.

        Additionally, if New Match fails to adequately prevent fraudulent credit card transactions, it may face litigation, fines, governmental enforcement action, civil liability, diminished public perception of its security measures, significantly higher credit card-related costs, and substantial remediation costs, or refusal by credit card processors to continue to process payments on New Match's behalf, any of which could adversely affect New Match's business, financial condition, and results of operations.

        Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring subscription payments may adversely affect New Match's business, financial condition, and results of operations. For example, the EU's Payment Services Directive (PSD2), which became effective in 2018, could affect New Match's ability to process auto-renewal payments or offer promotional or differentiated pricing for users in the EU. Similar legislation or regulation, or changes to existing legislation or regulation governing subscription payments, are being considered in many U.S. states.

Inappropriate actions by certain of New Match's users could be attributed to it and damage its brands' reputations, which in turn could adversely affect its business.

        It is possible that a user of New Match's products could be physically, financially, emotionally, or otherwise harmed by an individual that such user met through the use of one of its products. If one or more of New Match's users suffers or alleges to have suffered any such harm, New Match could experience negative publicity or legal action that could damage its reputation and its brands. Similar events affecting users of New Match's competitors' products could result in negative publicity for the dating industry generally, which could in turn negatively affect New Match's business.

        In addition, the reputations of New Match's brands may be adversely affected by the actions of its users that are deemed to be hostile, offensive, defamatory, inappropriate, untrue, or unlawful. While Match has systems and processes in place that aim to monitor and review the appropriateness of the content accessible through its products, which include, in particular, reporting tools through which users can inform Match of such behavior on the platform, and have adopted policies regarding illegal, offensive, or inappropriate use of Match's products, New Match's users could nonetheless engage in activities that violate its policies. These safeguards may not be sufficient to avoid harm to New Match's reputation and brands, especially if such hostile, offensive, or inappropriate use is well-publicized.

        Concerns about harms and the use of dating products and social networking platforms for illegal conduct, such as romance scams, promotion of false or inaccurate information, financial fraud, and sex trafficking, have produced and could continue to produce future legislation or other governmental action. For example, in April 2018, the Allow States and Victims to Fight Online Sex Trafficking Act became effective in the United States and allows victims of sex trafficking crimes, as well as other state and local authorities, to seek redress from platforms in certain circumstances in connection with sex trafficking of individuals online. The EU and the United Kingdom have also launched consultations, and the United Kingdom has released its Online Harms White Paper, which proposed legislation that would expose platforms to similar or more expansive liability. There have also been calls for legislation to limit or remove the protections afforded technology platforms under the Communications Decency Act in the United States and under the e-Commerce Directive in the EU. If these proposed laws are passed, or if future legislation or governmental action is proposed or taken to address concerns regarding such harms, changes could be required to New Match's products that could restrict or impose additional costs upon the conduct of New Match's business generally or cause users to abandon its products.

New Match may fail to adequately protect its intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

        Match relies heavily upon its trademarks and related domain names and logos to market its brands and to build and maintain brand loyalty and recognition. Match also relies upon patented and patent-pending proprietary technologies and trade secrets relating to matching process systems and related features and products.

        Match also relies on a combination of laws, and contractual restrictions with employees, customers, suppliers, affiliates, and others, to establish and protect its various intellectual property rights. For example, Match has generally registered and continues to apply to register and renew, or secure by contract where appropriate, trademarks and service marks as they are developed and used, and reserve, register, and renew domain names as it deems appropriate. Effective trademark protection may not be available or may not be sought in every country in which New Match's products are made available, and contractual disputes may affect the use of marks governed by private contract. Similarly, not every variation of a domain name may be available or be registered, even if available.

        Match also generally seeks to apply for patents or for other similar statutory protections as and if it deems appropriate, based on then-current facts and circumstances, and will continue to do so in the future. No assurances can be given that any patent application Match has filed or New Match will file will result in a patent being issued, or that any existing or future patents will afford adequate protection against competitors and similar technologies. In addition, no assurances can be given that third parties will not create new products or methods that achieve similar results without infringing upon patents New Match owns.

        Despite these measures, New Match's intellectual property rights may still not be protected in a meaningful manner, challenges to contractual rights could arise, third parties could copy or otherwise obtain and use New Match's intellectual property without authorization, or laws and interpretations of laws regarding the enforceability of existing intellectual property rights may change over time in a manner that provides less protection. The occurrence of any of these events could result in the erosion of New Match's brands and limit its ability to market its brands using its various domain names, as well as impede its ability to effectively compete against competitors with similar technologies, any of which could adversely affect New Match's business, financial condition, and results of operations.

        From time to time, Match has been subject to legal proceedings and claims, including claims of alleged infringement of trademarks, copyrights, patents, and other intellectual property rights held by third parties. In addition, litigation may be necessary in the future to enforce New Match's intellectual property rights, protect its trade secrets and patents or to determine the validity and scope of proprietary rights claimed by others. For example, in March 2018, Match filed a lawsuit against Bumble Trading Inc., which operates and markets the online dating application Bumble in the United States, for patent and trademark infringement, as well as trade secret misappropriation. Bumble's counterclaims request that Match's trademark registration for its SWIPE trademark be cancelled and that a number of its pending applications for trademark registration be denied. This case is currently pending in Federal Court in the Western District of Texas. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect New Match's business, financial condition, and results of operations.

Match operates in various international markets, including certain markets in which Match has limited experience. As a result, New Match will face additional risks in connection with certain of its international operations.

        Match's brands are available in over 40 different languages all over the world. Match's international revenue represented 53% and 50% of its total revenue for the fiscal years ended December 31, 2019 and 2018, respectively.

        Operating internationally, particularly in countries in which it has limited experience, exposes New Match to a number of additional risks, including:

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  operational and compliance challenges caused by distance, language, and cultural differences;

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  difficulties in staffing and managing international operations;

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  differing levels of social and technological acceptance of New Match's dating products or lack of acceptance of them generally;

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  foreign currency fluctuations;

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  restrictions on the transfer of funds among countries and back to the United States and costs associated with repatriating funds to the United States;

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  differing and potentially adverse tax laws;

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  multiple, conflicting, and changing laws, rules, and regulations, and difficulties understanding and ensuring compliance with those laws by both New Match's employees and its business partners, over whom it would exert no control;

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  compliance challenges due to different laws and regulatory environments, particularly in the case of privacy, data security, and intermediary liability;

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  competitive environments that favor local businesses;

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  limitations on the level of intellectual property protection; and

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  trade sanctions, political unrest, terrorism, war, and epidemics (such as the COVID-19 coronavirus) or the threat of any of these events.

        The occurrence of any or all of the events described above could adversely affect New Match's international operations, which could in turn adversely affect New Match's business, financial condition, and results of operations.

New Match may experience operational and financial risks in connection with acquisitions.

        Match has made numerous acquisitions in the past and it continues to seek potential acquisition candidates. New Match may experience operational and financial risks in connection with historical and future acquisitions if it is unable to:

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  properly value prospective acquisitions, especially those with limited operating histories;

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  accurately review acquisition candidates' business practices against applicable laws and regulations and, where applicable, implement proper remediation controls, procedures, and policies;

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  successfully integrate the operations, as well as the accounting, financial controls, management information, technology, human resources, and other administrative systems, of acquired businesses with New Match's existing operations and systems;

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  successfully identify and realize potential synergies among acquired and existing businesses;

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  fully identify potential risks and liabilities associated with acquired businesses;

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  retain or hire senior management and other key personnel at acquired businesses; and

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  successfully manage acquisition-related strain on New Match's management, operations, and financial resources and those of the various brands in New Match's portfolio.

        Furthermore, New Match may not be successful in addressing other challenges encountered in connection with its acquisitions. The anticipated benefits of one or more of New Match's acquisitions may not be realized or the value of goodwill and other intangible assets acquired could be affected by one or more continuing unfavorable events or trends, which could result in significant impairment charges. In addition, such acquisitions can result in material diversion of management's attention or other resources from New Match's existing businesses. The occurrence of any these events could have an adverse effect on New Match's business, financial condition, and results of operations.

Match is subject to litigation and adverse outcomes in such litigation could have an adverse effect on New Match's financial condition.

        Match is, and New Match from time to time may become, subject to litigation and various legal proceedings, including litigation and proceedings related to intellectual property matters, privacy, and consumer protection laws, as well as stockholder derivative suits, class action lawsuits, and other matters, that involve claims for substantial amounts of money or for other relief or that might necessitate changes to New Match's business or operations. The defense of these actions is time consuming and expensive. New Match will evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, New Match may establish reserves and/or disclose the relevant litigation claims or legal proceedings, as and when required or appropriate. These assessments and estimates are based on information available to management at the time of such assessment or estimation and involve a significant amount of judgment. As a result, actual outcomes or losses could differ materially from those envisioned by Match's current assessments and estimates. New Match's failure to successfully defend or settle any of these litigations or legal proceedings could result in liability that, to the extent not covered by New Match's insurance, could have an adverse effect on New Match's business, financial condition, and results of operations.

Match's historical and New Match's pro forma financial information may not be indicative of New Match's future results.

        Match's historical and New Match's pro forma financial information included in this joint proxy statement/prospectus may not reflect what its results of operations, financial position, and cash flows would have been had it not been controlled by IAC during the periods presented or be indicative of what New Match's results of operations, financial position, and cash flows may be in the future. Match's historical financial information reflects allocations for services historically provided by IAC, and New Match expects these allocated costs could be different from the actual costs it will incur for these services in the future.

        In addition, the New Match pro forma financial information included in this joint proxy statement/prospectus is based in part upon a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and, accordingly, New Match's pro forma financial information should not be assumed to be indicative of what its financial condition or results of operations actually would have been as a separate company and may not be a reliable indicator of what New Match's financial condition or results of operations actually may be in the future.

        Specifically, IAC currently provides Match with corporate and shared services related to certain corporate functions, including tax and other services, for a fee provided in the existing services agreement. Except as set forth in the transition services agreement, New IAC will not be obligated to provide these services to New Match following completion of the Separation. Further, if New Match no longer receives these services from New IAC, New Match may not be able to perform these services itself, or find appropriate third-party arrangements at a reasonable cost, and the cost may be higher than that currently charged by IAC.

New Match may incur increased expenses if the transition services agreement with New IAC is terminated.

        In connection with the Separation, New Match will enter into a transition services agreement and various other agreements with New IAC, pursuant to which New IAC will provide New Match with certain specified services on a transitional basis in areas where New Match may need assistance and support following the Separation. Depending on the particular service being provided, the agreements will extend for up to twelve months after the Separation, but may be terminated earlier under certain circumstances, including a default. If the transition services agreement is terminated, New Match may be required to obtain such services from a third party. This may be more expensive than the fees that New Match will be required to pay under the agreements with New IAC.

If the New IAC Distribution were to fail to qualify for tax-free treatment, the New Match group may incur significant tax liabilities.

        If the New IAC Distribution were to fail to qualify for tax-free treatment, IAC (or, after the Match merger, New Match) may recognize a substantial amount of gain that would result in significant tax liabilities to the New Match group. For further discussion, see "Risk Factors—Risks Relating to the Separation—If the New IAC Distribution were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, New IAC, New Match and their respective stockholders could suffer material adverse consequences." Although New IAC is required to indemnify New Match for such liabilities under the tax matters agreement to the extent not attributable to a Match fault-based action, New IAC may lack the resources to compensate New Match for such tax liabilities. Such tax liabilities, if required to be paid by New Match, could have a material adverse effect on New Match's business, financial condition, and results of operations and, therefore, adversely affect the value of New Match common stock.

The tax matters agreement may limit New Match's ability to engage in desirable strategic or capital-raising transactions.

        Under the tax matters agreement, New IAC generally will be responsible for any taxes and related amounts imposed on New IAC or New Match or their affiliates arising from the failure of the New IAC Distribution to qualify for tax-free treatment unless such failure is attributable to or results from a Match fault-based action. To preserve the expected tax-free treatment of the Transactions, the tax matters agreement will prohibit New Match from taking actions that could reasonably be expected to cause the Transactions to be taxable. In particular, subject to certain exceptions, for two years after the Separation, New Match may not, among other things, (a) enter into transactions involving the acquisition, issuance, repurchase, redemption, or change of ownership of its capital stock or options or other rights in respect of its capital stock (together with other transactions relating to its capital stock pertinent for purposes of Section 355(e) of the Code) that will result in an aggregate ownership change at or exceeding a certain threshold percentage or (b) merge or consolidate with any other person or liquidate or partially liquidate. Because of these restrictions, for two years after the Separation, New Match may be limited in the amount of capital stock that New Match can issue to make acquisitions or to raise additional capital. Also, New Match's potential responsibility for liabilities arising from the failure of the New IAC Distribution to qualify for tax-free treatment, or its indemnity obligation to New IAC under the tax matters agreement, may discourage, delay, or prevent certain third parties from acquiring control of New Match during this two-year period in a transaction that New Match's stockholders might consider favorable. For further discussion of these restrictions, see "The Transaction Agreement—Ancillary Agreements—Tax Matters Agreement."

After the Separation, New Match's certificate of incorporation could prevent New Match from benefiting from corporate opportunities that might otherwise have been available to New Match.

        Subject to obtaining the required approvals from the IAC stockholders for the New Match Board Classification Proposal, New Match's certificate of incorporation following the Separation is expected to have a "corporate opportunity" provision in which New Match and its affiliates renounce any interests or expectancy in corporate opportunities which become known to any of New Match's directors or officers who are also officers or directors of New IAC.

        Generally, New Match's officers or directors who are also New IAC's officers or directors will not be liable to New Match or its stockholders for breach of any fiduciary because such person fails to communicate or offer to New Match a corporate opportunity that has been communicated or offered to New IAC, that may also be a corporate opportunity of New Match or because such person communicates or offers to New IAC any corporate opportunity that may also be a corporate opportunity of New Match. In order for any New Match director or officer who is also a New IAC director or officer not to be liable to New Match or its stockholders, such opportunity cannot become known to the officer or director in his or her capacity as a New Match director or officer and cannot be presented to any party other than New IAC. In addition, such officer or director cannot pursue such opportunity in his or her individual capacity. The corporate opportunity provision may exacerbate conflicts of interest between New IAC and New Match because the provision effectively permits any of New Match's directors or officers who also serves as an officer or director of New IAC to choose to direct a corporate opportunity to New IAC instead of to New Match.

New Match's indebtedness may affect its ability to operate its business, which could have a material adverse effect on its financial condition and results of operations. New Match and its subsidiaries may incur additional indebtedness, including secured indebtedness.

        As of December 31, 2019, Match had total debt outstanding of approximately $1.6 billion and borrowing availability of $500 million under its revolving credit facility. In addition, on February 13, 2020, Match entered into an amendment to its revolving credit facility to, among other things, increase the aggregate amount of commitments under the facility to $750 million. Upon completion of the Separation, New Match's indebtedness is expected to total at least $3.8 billion, including approximately $1.7 billion of exchangeable notes that will be guaranteed by New Match and $500 million of 4.125% senior notes due 2030 issued by Match on February 11, 2020.

        New Match's indebtedness could have important consequences, such as:

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  limiting New Match's ability to obtain additional financing to fund its working capital needs, acquisitions, capital expenditures, or other debt service requirements or for other purposes;

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  limiting New Match's ability to use operating cash flow in other areas of its business because it must dedicate a substantial portion of these funds to service debt;

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  limiting New Match's ability to compete with other companies who are not as highly leveraged, as it may be less capable of responding to adverse economic and industry conditions;

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  restricting New Match from making strategic acquisitions, developing properties, or exploiting business opportunities;

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  restricting the way in which New Match conducts its business because of financial and operating covenants in the agreements governing New Match's and certain of its subsidiaries' existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to New Match;

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  exposing New Match to potential events of default (if not cured or waived) under financial and operating covenants contained in New Match's or its subsidiaries' debt instruments that could have a material adverse effect on its business, financial condition, and operating results;

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  increasing New Match's vulnerability to a downturn in general economic conditions or in pricing of its products; and

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  limiting New Match's ability to react to changing market conditions in its industry and in its customers' industries.

        In addition to New Match's debt service obligations, its operations require substantial investments on a continuing basis. New Match's ability to make scheduled debt payments, to refinance its obligations with respect to its indebtedness, and to fund capital and non-capital expenditures necessary to maintain the condition of its operating assets and properties, as well as to provide capacity for the growth of its business, depends on New Match's financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal, and other factors.

        Subject to the restrictions in New Match's credit agreement (which includes its revolving credit facility and term loan), the restrictions included in the indentures related to its 6.375% Senior Notes due 2024, 5.00% Senior Notes due 2027, 5.625% Senior Notes due 2029, and 4.125% Senior Notes due 2030 (the "New Match Group Senior Notes"), New Match and its subsidiaries may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of New Match's credit agreement and the indentures related to the New Match Group Senior Notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If new debt is added to New Match's and its subsidiaries' current debt levels, the risks described above could increase.

New Match may not be able to generate sufficient cash to service all of its current and planned indebtedness and may be forced to take other actions to satisfy its obligations under its indebtedness that may not be successful.

        New Match's ability to satisfy its debt obligations will depend upon, among other things:

  •
  New Match's future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory, and other factors, many of which are beyond New Match's control; and

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  New Match's future ability to borrow under its revolving credit facility, the availability of which will depend on, among other things, New Match's complying with the covenants in the then-existing agreements governing its indebtedness.

        There can be no assurances that New Match's business will generate sufficient cash flow from operations, or that it will be able to draw under its revolving credit facility or otherwise in an amount sufficient to fund its liquidity needs.

        If New Match's cash flows and capital resources are insufficient to service its indebtedness, New Match may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit New Match to meet its scheduled debt service obligations. New Match's ability to restructure or refinance its debt will depend on the condition of the capital markets and New Match's financial condition at such time. Any refinancing of New Match's debt could be at higher interest rates and may require New Match to comply with more onerous covenants, which could further restrict its business operations. In addition, the terms of existing or future debt agreements may restrict New Match from adopting some of these alternatives. In the absence of such operating results and resources, New Match could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with its lenders to restructure the applicable debt, in order to meet its debt service and other obligations. New Match may not be able to consummate those dispositions for fair market value or at all. New Match's credit agreement and the indentures related to the New Match Group Senior Notes, or market or business conditions may limit, New Match's ability to avail itself of some or all of these options.

        Furthermore, any proceeds that New Match could realize from any such dispositions may not be adequate to meet its debt service obligations then due.

New Match's debt agreements will contain restrictions that will limit its flexibility in operating its business.

        Match's credit agreement and the indentures related to the New Match Group Senior Notes contain and any instruments governing future indebtedness of New Match would likely contain, a number of covenants that will impose significant operating and financial restrictions on New Match, including restrictions on its ability to, among other things

  •
  create liens on certain assets;

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  incur additional debt;

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  make certain investments and acquisitions;

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  consolidate, merge, sell, or otherwise dispose of all or substantially all of New Match's assets;

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  sell certain assets;

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  pay dividends on or make distributions in respect of New Match's capital stock or make restricted payments;

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  enter into certain transactions with New Match's affiliates; and

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  cause New Match's subsidiaries to pay dividends or make other distributions to New Match.

        Any of these restrictions could limit New Match's ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under New Match's credit agreement and/or the indentures related to the New Match Group Senior Notes or any instruments governing future indebtedness of New Match. Upon a default, unless waived, the lenders under New Match's credit agreement could elect to terminate their commitments, cease making further loans, foreclose on its assets pledged to such lenders to secure its obligations under its credit agreement, and force New Match into bankruptcy or liquidation. Holders of the New Match Group Senior Notes also have the ability to force New Match into bankruptcy or liquidation in certain circumstances, subject to the terms of the related indentures. In addition, a default under New Match's credit agreement or the indentures related to the New Match Group Senior Notes may trigger a cross default under New Match's other agreements and could trigger a cross default under the agreements governing its future indebtedness. New Match's operating results may not be sufficient to service its indebtedness or to fund its other expenditures and New Match may not be able to obtain financing to meet these requirements.

Variable rate indebtedness that Match has incurred or New Match may incur under its credit agreement will subject New Match to interest rate risk, which could cause its debt service obligations to increase significantly.

        As of December 31, 2019, Match had $425 million of indebtedness outstanding under its term loan and no outstanding borrowings under its revolving credit facility. Borrowings under the Match term loan are, and any borrowings under New Match's revolving credit facility will be, at variable rates of interest. Indebtedness that bears interest at variable rates will expose New Match to interest rate risk. As of December 31, 2019, Match's term loan and revolving credit facility bore interest at LIBOR plus 2.50% and LIBOR plus 1.50%, respectively. As of December 31, 2019, the rate in effect was 4.44% for the term loan and the revolving credit facility was undrawn. If LIBOR were to increase or decrease by 100 basis points, then the annual interest and expense payments on the outstanding balance and rate in effect as of December 31, 2019 on the term loan would increase or decrease, respectively, by $4.3 million.

Exchange of the exchangeable notes may dilute the ownership interests of existing stockholders or may otherwise depress the price of New Match common stock.

        In connection with the Separation, New Match will retain IAC's obligations as a guarantor under the indentures relating to the exchangeable notes. Following completion of the Separation, the exchangeable notes will continue to be exchangeable into shares of New Match common stock in certain circumstances. The exchange of some or all of the exchangeable notes may dilute the ownership interests of New Match stockholders to the extent New Match delivers shares upon exchange of any of the exchangeable notes. While the exchangeable note hedges are expected to reduce the potential dilutive effect on New Match common stock upon any exchange of exchangeable notes and/or offset any cash payment the issuers of the exchangeable notes would be required to make in excess of the principal amount of the exchanged notes, the warrants have a dilutive effect to the extent that the market price per share of New Match common stock exceeds the strike price of the warrants. Any sales in the public market of New Match common stock issuable upon such exchange could adversely affect prevailing market prices of New Match common stock. In addition, the existence of the exchangeable notes may encourage short selling of New Match common stock by market participants because the exchange of the exchangeable notes could be used to satisfy short positions. In addition, the anticipated exchange of the exchangeable notes could depress the price of New Match common stock.

New Match's quarterly results or operating metrics could fluctuate significantly, which could cause the trading price of its common stock to decline.

        Match's quarterly results and operating metrics have fluctuated historically, and New Match's may fluctuate in the future, as a result of a number of factors, many of which are outside of New Match's control and may be difficult to predict, including:

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  the timing, size, and effectiveness of New Match's marketing efforts;

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  fluctuations in the rate at which New Match attracts new users, the level of engagement of such users and the propensity of such users to subscribe to New Match's brands or to purchase à la carte features;

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  increases or decreases in New Match's revenues and expenses caused by fluctuations in foreign currency exchange rates;

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  the timing, size, and effectiveness of non-marketing operating expenses that New Match may incur to grow and expand its operations, develop new products, and remain competitive;

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  the performance, reliability, and availability of New Match's technology, network systems, and infrastructure and data centers;

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  operational and financial risks New Match may experience in connection with historical and potential future acquisitions and investments;

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  legal costs and settlements; and

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  general economic conditions in either domestic or international markets.

        The occurrence of any one of these factors, as well as other factors, or the cumulative effect of the occurrence of one or more of such factors, could cause New Match's quarterly results and operating metrics to fluctuate significantly. As a result, quarterly comparisons of results and operating metrics may not be meaningful.

        In addition, the market price of New Match common stock may be affected by factors different from those that have historically affected Match common stock. For example, New Match will own, rather than lease, certain real estate properties and will have significantly more indebtedness as compared to Match. The variability and unpredictability of New Match's quarterly results or operating metrics could result in its failure to meet its expectations, or those of any of its investors or of analysts that cover New Match, with respect to revenues or other operating results for a particular period. If New Match fails to meet or exceed such expectations for these or any other reasons, the market price of its common stock could fall substantially.

New Match is not expected to declare any regular cash dividends in the foreseeable future.

        Match paid a special cash dividend in December 2018. However, New Match is not expected to pay cash dividends on its common stock in the near term. Instead, it is anticipated that New Match's future earnings will be retained to support its operations and to finance the growth and development of its business. Any future determination relating to New Match's dividend policy will be made by New Match's board of directors and will depend on a number of factors, including:

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  New Match's historical and projected financial condition, liquidity and results of operations;

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  New Match's capital levels and needs;

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  tax considerations;

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  any acquisitions or potential acquisitions that New Match may consider;

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  statutory and regulatory prohibitions and other limitations;

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  the terms of any credit agreements or other borrowing arrangements that will restrict New Match's ability to pay cash dividends, including the Match Group Credit Agreement and the indentures relating to the New Match Group Senior Notes;

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  general economic conditions; and

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  other factors deemed relevant by New Match's board of directors.

        New Match will not be obligated to pay dividends on its common stock. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking regular cash dividends should not purchase New Match common stock.

The shares of New Match common stock to be received by Match stockholders as a result of the Separation will have different rights from the shares of Match common stock and Match Class B common stock currently held.

        Upon completion of the Separation, Match stockholders will become New Match stockholders and their rights as stockholders will be governed by New Match's certificate of incorporation and bylaws. Certain of the rights associated with New Match common stock are different from the rights associated with Match common stock and Match Class B common stock. For example, under New Match's certificate of incorporation and bylaws, New Match stockholders (i) will be entitled to one vote per share, (ii) will not have the power to call special meetings of stockholders, (iii) if the New Match Board Classification Proposal is approved by IAC stockholders at the IAC annual meeting, will not have the power to remove directors without cause and will not have the power to fill director vacancies and (iv) if the Prohibition of Stockholder Written Consent Proposal is approved by IAC stockholders at the IAC annual meeting, will not have the power to act by written consent. For more information, see "Comparison of Rights of Holders of Match Securities before the Separation with Rights of Holders of New Match Securities after the Separation."

Provisions in the New Match certificate of incorporation and bylaws or Delaware law may discourage, delay, or prevent a change of control of New Match or changes in its management and, therefore, depress the trading price of its common stock.

        Delaware corporate law contains, and New Match's certificate of incorporation and bylaws will contain, provisions that could discourage, delay, or prevent a change in control of New Match or changes in its management that the stockholders of New Match may deem advantageous, including provisions which:

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  authorize the issuance of "blank check" preferred stock that New Match's board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

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  provide that certain litigation against New Match can be brought only in Delaware (subject to certain exceptions); and

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  provide that the New Match board of directors is expressly authorized to make, alter, or repeal New Match's bylaws.

        In addition, if the New Match Board Classification Proposal and the Prohibition of Stockholder Written Consent Proposal are approved by IAC stockholders at the IAC annual meeting, the New Match certificate of incorporation would contain provisions, which:

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  establish a classified board of directors, as a result of which the New Match board will be divided into three classes, with each class serving for staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual meeting;

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  prohibit stockholder action by written consent, thereby requiring all actions to be taken at a meeting of the stockholders; and

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  eliminate the ability of New Match's stockholders to call special meetings of stockholders.

        Any provision of New Match's certificate of incorporation, its bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their shares of New Match common stock, and could also affect the price that some investors are willing to pay for New Match common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate," and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends, and prospects in the markets and industries in which IAC, New IAC, Match, and New Match operate, business prospects and strategies, including the completion of the Separation, and anticipated financial position, liquidity, and capital needs, in each case relating to IAC, New IAC, Match, and New Match, as applicable. For those statements, IAC, New IAC, Match, and New Match each claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are estimates and projections reflecting IAC's, New IAC's, and Match's judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although IAC, New IAC, and Match believe that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on IAC's, New IAC's and New Match's future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption "Risk Factors." Important factors, some of which are described under the caption "Risk Factors," that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

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  risks and uncertainties discussed in this joint proxy statement/prospectus and other reports that IAC and Match have filed with the SEC;

  •
  competition;

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  changes in the companies' relationship with (or policies implemented by) Google or Apple;

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  the companies' ability to attract users to their products and services through cost-effective marketing and related efforts;

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  New Match's ability to maintain user rates on its higher-monetizing dating products;

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  foreign currency exchange rate fluctuations; the companies' ability to distribute their products through third parties and offset related fees;

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  the integrity and scalability of the companies' systems and infrastructure (and those of third parties) and the companies' ability to adapt their systems and infrastructure to changes in a timely and cost-effective manner;

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  the companies' ability to protect their systems from cyberattacks and to protect personal and confidential user information;

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  risks relating to certain of the companies' international operations and acquisitions;

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  the impact of the outbreak of the COVID-19 coronavirus, or any subsequent or similar epidemic or pandemic;

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  the risks inherent in separating Match from the other businesses of IAC, including uncertainties related to, among other things, the costs and expected benefits of the proposed transaction, the calculation of, and factors that may affect the calculation of, the exchange ratio at which shares of IAC capital stock will be converted into the right to receive New Match common stock in connection with the transaction, the expected timing of the transaction or whether it will be completed, whether the conditions to the transaction can be satisfied, any event, change, or other circumstance occurring that could give rise to the termination of the transaction agreement (including the failure to receive any required approvals from the stockholders of IAC and Match), any litigation arising out of or relating to the proposed transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of IAC, New IAC, Match, and New Match; and

  •
  other circumstances beyond IAC's, New IAC's, Match's and New Match's control.

        Each of IAC, New IAC and Match believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. None of IAC, New IAC and Match is under any obligation, and none of IAC, New IAC, Match and New Match intends, to make publicly available any update or other revisions to any of the forward-looking statements contained in this joint proxy statement/prospectus to reflect circumstances existing after the date of this joint proxy statement/prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

 THE PARTIES TO THE SEPARATION

IAC

IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC/InterActiveCorp is a Delaware corporation. IAC, initially a hybrid media/electronic retailing company, was incorporated in 1986 in Delaware under the name Silver King Broadcasting Company, Inc. After several name changes (first to HSN, Inc., then to USA Networks, Inc., USA Interactive, InterActiveCorp, and finally, to IAC/InterActiveCorp) and the completion of a number of significant corporate transactions over the years, the Company transformed itself into a leading media and Internet company. IAC today operates Vimeo, Dotdash and Care.com, among many other businesses, and also has majority ownership of both Match Group, which includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish® and OurTime®, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

        In connection with the Separation, the ownership interests in the businesses of IAC (other than the businesses of Match) will be transferred to New IAC and cash will be contributed by IAC to New IAC. In addition, IAC will reclassify each share of (1) IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock, and (2) IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

        For information regarding the results of IAC's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. Please also see the Unaudited Pro Forma Condensed Combined Financial Statements of New IAC and the accompanying notes in Annex L.

        IAC's principal executive offices are located at 555 West 18th Street, New York, New York 10011. IAC's telephone number is (212) 314-7300.

New IAC

IAC Holdings, Inc.
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC Holdings, Inc. is a Delaware corporation and a direct wholly owned subsidiary of IAC that was formed on November 19, 2019 for the purpose of holding the historical businesses of IAC (other than Match and the exchangeable notes issuers) following the Separation.

New Match Merger Sub

Valentine Merger Sub LLC
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        Valentine Merger Sub LLC is a Delaware limited liability company and an indirect wholly owned subsidiary of IAC that was formed on December 16, 2019 for the purpose of effecting the Match merger. In the Match merger, Match will be merged with and into New Match Merger Sub, with New Match Merger Sub continuing as the surviving company and an indirect wholly owned subsidiary of New Match. To date, New Match Merger Sub has not conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement.

Match

Match Group, Inc.
8750 North Central Expressway, Suite 1400
Dallas, TX 75231
Phone: (214) 576-9352

        Match Group, Inc. (NASDAQ: MTCH) is a Delaware corporation. Match, through its portfolio companies, is a leading provider of dating products available globally. Its portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase Match's users' likelihood of finding a meaningful connection. Through its portfolio companies and their trusted brands, Match provides tailored products to meet the varying preferences of its users. Match's products are available in over 40 languages to its users all over the world.

        In connection with the Separation, Match will merge with and into New Match Merger Sub, with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match. Match stockholders (other than IAC, Match and any wholly owned subsidiary of IAC or Match) will receive, through the Match merger, in exchange for each outstanding share of Match common stock that they hold, the right to receive one share of New Match common stock and, at the holder's election, either (i) $3.00 in cash or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"). Holders of Match common stock who do not make an election will be treated as having made an additional stock election.

        Additional information about Match and its subsidiaries is included in the documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information."

 RECENT DEVELOPMENTS

Care.com Acquisition

        On December 20, 2019, IAC announced that it had entered into a merger agreement to acquire Care.com, Inc., a leading global platform for finding and managing family care designed to meet the evolving needs of today's families and caregivers, offering everything from household tax and payroll services and customized corporate benefits packages covering the care needs of working families, to innovating new ways for caregivers to be paid and obtain professional benefits. On February 11, 2020, IAC, through its directly owned acquisition subsidiary, completed the acquisition of Care.com for an aggregate purchase price of approximately $500 million, net of cash acquired.

        IAC's interests in Care.com will be contributed to New IAC before the Separation.

Resignation of Chief Executive Officer of Match

        On January 28, 2020, Amanda Ginsberg, Chief Executive Officer of Match, resigned from her roles as Chief Executive Officer and member of the Match board of directors, effective March 1, 2020.

        On January 28, 2020, the Match board of directors appointed Sharmistha Dubey, Match's President, to succeed Ms. Ginsberg as Match's Chief Executive Officer, effective March 1, 2020.

        On January 28, 2020, the Match board of directors appointed Gary Swidler, Match's Chief Financial Officer, to the additional role of Chief Operating Officer, effective March 1, 2020.

Real Estate Contribution Agreement

        On December 19, 2019, in connection with the execution of the transaction agreement, TMC Realty, L.L.C., a Delaware limited liability company, and 8831-8833 Sunset, LLC, a Delaware limited liability company (each a subsidiary of IAC, and together the "real estate contributors"), and Match entered into a contribution agreement (which we refer to as the "real estate contribution agreement"). The transactions contemplated by the real estate contribution agreement were completed on January 31, 2020, at which time two office buildings in Los Angeles, located at 8800 West Sunset Boulevard and 8833 West Sunset Boulevard, were contributed to two wholly owned subsidiaries of Match by the real estate contributors in exchange for an aggregate of 1,378,371 shares of Match common stock issued as consideration. For additional information, please see the section of this joint proxy statement/prospectus entitled "Transaction Agreement—Ancillary Agreements—Real Estate Transactions."

Issuance of Match Notes

        On February 11, 2020, Match issued $500 million in aggregate principal amount of 4.125% senior notes due 2030 by way of a private offering, with gross proceeds from the offering of approximately $500 million. The proceeds from the issuance of the senior notes, together with cash on hand, will be used to pay expenses associated with the offering and to fund the Match loan.

Match Credit Agreement Amendment

        On February 13, 2020, Match entered into an amendment to its existing credit agreement to, among other things: (i) increase the aggregate amount of commitments under the revolving credit facility thereunder to $750 million; (ii) extend the maturity date of the revolving credit facility thereunder to February 13, 2025; (iii) extend the maturity date of the term loan facility thereunder to February 13, 2027; (iv) reduce the applicable interest rate margins with respect to the revolving credit facility and the term loan facility; and (v) make certain other changes to the covenants, events of default and other provisions therein.

 THE IAC ANNUAL MEETING

Date, Time and Place

        The IAC annual meeting will be a virtual meeting held on June 25, 2020, 11:00 a.m. Eastern Time, unless the annual meeting is adjourned or postponed. Stockholders will be able to attend the IAC annual meeting by visiting www.virtualshareholdermeeting.com/IACI2020. To participate in the IAC annual meeting, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Purpose of the IAC Annual Meeting; IAC Proposals

        The purpose of the IAC annual meeting is for the IAC stockholders to vote on the following proposals:

  •
  To approve amendments to the IAC certificate of incorporation that would effect the Separation by reclassifying the IAC common stock and IAC Class B common stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Separation Proposal." If IAC's stockholders approve the Separation Proposal and IAC completes the Separation, the holders of IAC common shares outstanding immediately prior to the Separation would initially own all of the New IAC common shares outstanding immediately following the Separation and a percentage of the New Match common shares outstanding immediately following the Separation that is proportionate to IAC's existing ownership interest in Match, subject to certain adjustments. IAC will only implement the Separation Proposal if (i) each of the IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Separation Proposal if IAC and Match are not proceeding with the Separation).

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  To approve amendments to the IAC certificate of incorporation to provide, following the Separation, for (i) the classification of the board of directors of New Match, with directors serving staggered three-year terms of office, (ii) the removal of members of the board of directors of New Match from office by stockholders being permitted only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock, (iii) the exclusive right of the board of directors of New Match to fill director vacancies, subject to any rights of holders of preferred stock, (iv) no officer or director of New Match who is also an officer or director of New IAC having liability to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC and (v) certain ministerial amendments to the IAC certificate of incorporation. This joint proxy statement/prospectus refers to the foregoing proposal as the "New Match Board Classification Proposal." IAC will only implement the New Match Board Classification Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the New Match Board Classification Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve amendments to the IAC certificate of incorporation that will prohibit, following the Separation, action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Prohibition of Stockholder Written Consent

    Proposal." IAC will only implement the Prohibition of Stockholder Written Consent Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Prohibition of Stockholder Written Consent Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve certain other amendments to the IAC certificate of incorporation as further described in this joint proxy statement/prospectus, including amendments to provide, following the Separation, for the renaming of New Match as "Match Group, Inc." and the elimination of all classes and series of authorized capital stock of New Match as of immediately prior to the completion of the Separation other than New Match $0.001 par value common stock and New Match $0.01 par value preferred stock. This joint proxy statement/prospectus refers to the foregoing proposal as the "Other New Match Charter Amendments Proposal." IAC will only implement the Other New Match Charter Amendments Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Other New Match Charter Amendments Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve the issuance of shares of IAC $0.001 par value Class M common stock in connection with the transactions contemplated by the Transaction Agreement, dated as of December 19, 2019 and amended as of April 28, 2020, by and among IAC, New IAC, New Match Merger Sub and Match. This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Class M Common Stock Issuance Proposal." Approval of the IAC Class M Common Stock Issuance Proposal is a condition to closing the transactions described in the transaction agreement.

  •
  To approve the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan (which will remain with New Match and be renamed the Match Group, Inc. 2020 Stock and Annual Incentive Plan). This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Incentive Plan Proposal." IAC will only implement the IAC Incentive Plan Proposal if (i) each of the Separation Proposal and IAC Class M Common Stock Issuance Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the IAC Incentive Plan Proposal if IAC and Match are not proceeding with the Separation).

  •
  To approve one or more adjournments or postponements of the IAC annual meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This joint proxy statement/prospectus refers to the foregoing proposal as the "IAC Adjournment Proposal."

  •
  To elect 11 members of the IAC board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the IAC board of directors, including in connection with the completion of the Separation).

  •
  To ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2020 fiscal year. This joint proxy statement/prospectus refers to the foregoing proposal as the "Accounting Firm Ratification Proposal."

  •
  To hold an advisory vote on IAC's executive compensation. This joint proxy statement/prospectus refers to the foregoing proposal as the "Say on Pay Vote Proposal."

  •
  To transact such other business as may properly come before the IAC annual meeting and any related adjournments or postponements.

Recommendation of the IAC Board of Directors

  The IAC Board of Directors unanimously recommends that IAC stockholders vote:

  •
  "FOR" the Separation Proposal;

  •
  "FOR" the New Match Board Classification Proposal;

  •
  "FOR" the Prohibition of Stockholder Written Consent Proposal;

  •
  "FOR" the Other New Match Charter Amendments Proposal;

  •
  "FOR" the IAC Class M Common Stock Issuance Proposal;

  •
  "FOR" the IAC Incentive Plan Proposal;

  •
  "FOR" the IAC Adjournment Proposal;

  •
  "FOR" the election to the board of each of the nominees for director named in this joint proxy statement/prospectus;

  •
  "FOR" the Accounting Firm Ratification Proposal; and

  •
  "FOR" the Say on Pay Vote Proposal.

        In connection with the execution of the transaction agreement, the IAC board of directors has unanimously (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement, including the Transactions, are in the best interests of IAC and its stockholders, (ii) approved the transaction agreement and the transactions contemplated by the transaction agreement, including the Transactions, (iii) declared advisable each of the proposed amendments to the IAC certificate of incorporation that are the subject of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal and resolved to recommend the approval of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal and the IAC Incentive Plan Proposal to the holders of IAC capital stock and (iv) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal and the IAC Adjournment Proposal be submitted to the holders of IAC capital stock for their approval.

        For a discussion of the factors that the IAC board of directors considered in determining to recommend in favor of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal and the IAC Incentive Plan Proposal, see the section of this joint proxy statement entitled "The Separation—IAC's Reasons for the Separation; Recommendation of the IAC Board of Directors."

IAC Record Date; Stockholders Entitled to Vote

        Holders of IAC common stock and IAC Class B common stock at the close of business on May 4, 2020, the record date for the IAC annual meeting established by the IAC board of directors, are entitled to receive notice of the IAC annual meeting and to vote their shares at the IAC annual meeting and any related adjournments or postponements.

        At the close of business on April 15, 2020, the most recent date for which information was available prior to the filing of this joint proxy statement/prospectus, there were 79,240,210 shares of IAC common stock and 5,789,499 shares of IAC Class B common stock expected to be outstanding and entitled to vote as of the record date for the IAC annual meeting. Holders of IAC common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.

Voting by Directors and Executive Officers of IAC

        As of the close of business on April 15, 2020, IAC's directors, executive officers and their respective affiliates held 817,444 shares of IAC common stock and 5,789,499 shares of IAC Class B common stock. This represents approximately 1% of the shares of IAC common stock expected to be outstanding and entitled to vote as of the record date for the IAC annual meeting when voting as a separate class; 100% of the outstanding shares of IAC Class B common stock entitled to vote as of the record date for the IAC annual meeting when voting as a separate class; and approximately 7.8% of the shares (and approximately 42.8% of the total voting power) of IAC capital stock expected to be outstanding and entitled to vote as of the record date for the IAC annual meeting, when voting together as a single class.

        IAC currently expects that the IAC directors and executive officers will vote their shares of IAC common stock and IAC Class B common stock in favor of the proposals to be considered at the annual meeting, although none of them is obligated to do so. For more information on the required vote for the proposals to be considered at the IAC annual meeting and the beneficial ownership of IAC capital stock, see the sections entitled "IAC Annual Meeting—Required Vote" and "IAC Security Ownership of Certain Beneficial Owners and Management," respectively.

Quorum; Abstentions and Broker Non-Votes

        The presence at the IAC annual meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and IAC Class B common stock at the IAC annual meeting constitutes a quorum. Stockholders who participate in the IAC annual meeting online at www.virtualshareholdermeeting.com/IACI2020 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. When the holders of IAC common stock vote as a separate class, the presence at the IAC annual meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. When the holders of IAC Class B common stock vote as a separate class, the presence at the IAC annual meeting of holders of a majority of the total votes entitled to be cast by holders of IAC Class B common stock is required for a quorum to be met. Shares of IAC common stock and IAC Class B common stock represented by proxy will be treated as present at the IAC annual meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

        Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the annual meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention will have the following effects with respect to the proposals submitted for consideration at the IAC annual meeting:

  •
  An abstention with respect to the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal, the IAC Adjournment Proposal, the Accounting Firm Ratification Proposal or the Say On Pay Vote Proposal will have the same effect as a vote "AGAINST" such proposal.

  •
  An abstention with respect to the election of directors will have no effect on the election of directors.

        Shares represented by broker non-votes are not treated as shares entitled to vote. Accordingly, a broker non-vote will have the following effects with respect to the proposals submitted for consideration at the IAC annual meeting:

  •
  A broker non-vote with respect to the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal or the Other New Match Charter Amendments Proposal will have the same effect as a vote "AGAINST" such proposal.

  •
  A broker non-vote with respect to the election of directors will have no effect on the election of directors, and a broker non-vote with respect to the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal, the IAC Adjournment Proposal, the Accounting Firm Ratification Proposal or the Say On Pay Vote Proposal will have no effect on such proposal.

Required Vote

        The votes required for each proposal are as follows:

  •
  Separation Proposal:  The Separation Proposal requires approval by:

  •
  the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class;

  •
  the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class; and

  •
  the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  New Match Board Classification Proposal:  The New Match Board Classification Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  Prohibition of Stockholder Written Consent Proposal:  The Prohibition of Stockholder Written Consent Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  Other New Match Charter Amendments Proposal:  The Other New Match Charter Amendments Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

  •
  IAC Class M Common Stock Issuance Proposal:  The IAC Class M Common Stock Issuance Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  IAC Incentive Plan Proposal:  The IAC Incentive Plan Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  IAC Adjournment Proposal:  The IAC Adjournment Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  Election of Directors:

  •
  The election of each of Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock, voting together as a single class.

  •
  The election of each of Bryan Lourd, Alan G. Spoon and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock, voting as a separate class.

  •
  Accounting Firm Ratification Proposal:  The Accounting Firm Ratification Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

  •
  Say on Pay Vote Proposal:  The Say on Pay Vote Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present). The vote is advisory in nature and therefore not binding on IAC or the IAC board of directors.

How to Vote

        Stockholders may vote using any of the following methods:

  •
  Submitting a proxy online:  Submit their proxies online at www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020;

  •
  Submitting a proxy by telephone:  Submit their proxies by telephone by using the toll-free telephone number provided on your proxy card (800-690-6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020; or

  •
  Submitting a proxy by mail:  Submit their proxies by mail by marking, dating and signing their proxies, and return them in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        You may also participate in the IAC annual meeting online at www.virtualshareholdermeeting.com/IACI2020 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

        For IAC shares held in street name, holders may submit a proxy online or by telephone before the date of the IAC annual meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from IAC or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.

Voting of Proxies

        Shares will be voted in accordance with the instructions provided by an IAC stockholder who has voted by internet, by telephone or by completing, signing, dating and mailing a proxy card or voting instruction card. If you are an IAC stockholder of record and you sign, date and return your proxy card but do not indicate how you want to vote and do not indicate that you wish to abstain, your shares will be voted "FOR" the Separation Proposal, "FOR" the New Match Board Classification Proposal, "FOR" the Prohibition of Stockholder Written Consent Proposal, "FOR" the Other New Match Charter Amendments Proposal, "FOR" the IAC Class M Common Stock Issuance Proposal, "FOR" the IAC Incentive Plan Proposal, "FOR" the IAC Adjournment Proposal, "FOR" the election to the board of each of the nominees for director named in this joint proxy statement/prospectus, "FOR" the Accounting Firm Ratification Proposal, "FOR" the Say On Pay Vote Proposal, and in the discretion of the proxy holders on any other matter that may properly come before the meeting at the discretion of the IAC board of directors.

Revoking Your Proxy

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the IAC annual meeting by:

  •
  submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the IAC annual meeting;

  •
  delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

  •
  participating in the IAC annual meeting and voting online at that time at www.virtualshareholdermeeting.com/IACI2020 (although virtual attendance at the IAC annual meeting will not, by itself, change your vote or revoke a proxy).

        To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may request a new proxy card by calling IAC's proxy solicitor, Georgeson, LLC, at 800-891-3214.

        If you hold your IAC shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Attending the Annual Meeting

        IAC stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the IAC annual meeting. To participate in the annual meeting online at www.virtualshareholdermeeting.com/IACI2020, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Adjournments and Postponements

        Although it is not currently expected, the IAC annual meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the IAC annual meeting to approve the proposals described in this joint proxy statement/prospectus or in the absence of a quorum.

        The chairman of the IAC annual meeting or a majority of the voting power of the shares of IAC capital stock represented at the IAC annual meeting may adjourn the IAC annual meeting from time to time, whether or not there is a quorum. If the IAC annual meeting is adjourned to another time or place, except as required by law, notice of the adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than thirty (30) days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting, IAC may transact any business that might have been transacted at the IAC annual meeting. Adjournments and postponements are subject to certain restrictions in the transaction agreement (as described in "The Transaction Agreement—Efforts to Hold the IAC Annual Meeting").

Solicitation of Proxies

        IAC bears all expenses incurred in connection with the solicitation of proxies for the IAC annual meeting. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile, email or in person.

        In addition, IAC has retained Georgeson, LLC to distribute proxy solicitation materials to brokers, banks and other holders of record and to assist in the solicitation of proxies from IAC stockholders. The fee for such firm's services is estimated to be approximately $15,000, plus reimbursement for their reasonable out-of-pocket expenses.

        Following the initial mailing of the proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC common stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse these parties for their reasonable expenses.

IAC Stockholder List

        A list of IAC stockholders entitled to vote at the annual meeting will be available for examination by any IAC stockholder at the annual meeting. During the 10-day period preceding the date of the annual meeting, this stockholder list will be available for inspection by IAC stockholders, subject to compliance with applicable provisions of Delaware law, during ordinary business hours at the corporate offices of IAC located at 555 West 18th Street, New York, New York 10011.

Other Business

        The IAC board of directors does not presently intend to bring any business before the IAC annual meeting other than the proposals discussed in this joint proxy statement/prospectus and specified in the notice of annual meeting of stockholders. The IAC board of directors has no knowledge of any other matters to be presented at the IAC annual meeting other than those described in this joint proxy statement/prospectus. If other matters are properly presented at the IAC annual meeting for consideration, the three IAC officers who have been designated as proxies for the IAC annual meeting, Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Assistance

        If you need assistance in voting or completing your proxy card or have questions regarding the annual meeting, please contact Georgeson, LLC, the proxy solicitor for IAC, by mail at 1290 Avenue of the Americas, 9th Floor, New York, New York, 10104 or by telephone at 800-891-3214.

Proposal No. 1: Separation Proposal

Overview

        IAC has proposed the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "New Match" and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

        IAC will effect the Separation through amendments to its certificate of incorporation that will:

  •
  Reclassify each share of IAC $0.001 par value common stock into one share of IAC $0.001 par value Class M common stock equal to the Reclassification Exchange Ratio (as defined in this joint proxy statement/prospectus) and one share of IAC Series 1 Mandatorily Exchangeable Preferred Stock that will automatically exchange into one share of New IAC $0.001 par value common stock immediately following the reclassification; and

  •
  Reclassify each share of IAC $0.001 par value Class B common stock into one share of IAC $0.001 par value Class M common stock equal to the Reclassification Exchange Ratio and one share of IAC Series 2 Mandatorily Exchangeable Preferred Stock, that will automatically exchange into one share of New IAC $0.001 par value Class B common stock immediately following the reclassification.

        The full text of the amendments described in the Separation Proposal is set forth in Annex B to this joint proxy statement/prospectus. You are urged to read the full text of the amendments in their entirety because they will amend the legal document that governs IAC (and, if the separation is completed, New Match).

        If IAC's stockholders approve the Separation Proposal and IAC completes the Separation, the holders of IAC common shares outstanding immediately prior to the Separation would initially own all of the New IAC common shares outstanding immediately following the Separation and a percentage of the New Match common shares outstanding immediately following the Separation that is proportionate to IAC's existing ownership interest in Match, subject to certain adjustments.

        Approval of the Separation Proposal is a condition to closing the transactions described in the transaction agreement. IAC will only implement the Separation Proposal if (i) each of the IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Separation Proposal if IAC and Match are not proceeding with the Separation).

        Approval of the Separation Proposal requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class; (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class; and (iii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

Recommendation

        Based upon the factors described under "Background of the Transactions" and "IAC's Reasons for the Transactions; Recommendation of the IAC Board of Directors," the IAC board of directors has unanimously (i) determined that the proposed amendments to the IAC certificate of incorporation are in the best interests of IAC and its stockholders, (ii) approved the proposed amendments to the IAC certificate of incorporation, (iii) declared advisable each of the proposed amendments to the IAC certificate of incorporation and resolved to recommend the amendments to the holders of IAC capital stock and (iv) directed that the proposed amendments to the IAC certificate of incorporation be submitted to the holders of IAC capital stock for their approval.

        The IAC board of directors unanimously recommends that IAC stockholders vote "FOR" the Separation Proposal.

Proposal No. 2: New Match Board Classification Proposal

Overview

        In connection with the Separation, IAC has proposed to classify the New Match board of directors and to allow New Match stockholders to vote on the election of the directors on a staggered basis, rather than on an annual basis. If this proposal is approved by the IAC stockholders at the IAC annual meeting, the New Match board of directors will be divided into three classes at the closing, designated Class I, Class II and Class III, each consisting of approximately one-third of the total number of directors constituting the New Match board of directors. The directors designated to these classes will serve for the following initial terms:

  •
  Directors initially designated as Class I directors will serve for a term ending on the date of the first annual meeting of New Match after the closing;

  •
  Directors initially designated as Class II directors will serve for a term ending on the date of the second annual meeting of New Match after the closing; and

  •
  Directors initially designated as Class III directors will serve for a term ending on the date of the third annual meeting of New Match after the closing.

        At each annual meeting of stockholders of New Match following the closing, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

        The amendments included in the New Match Board Classification Proposal also provide for the following, in addition to ministerial changes:

  •
  that members of the New Match board of directors may be removed from office by stockholders only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock;

  •
  that the New Match board of directors will have the exclusive right to fill director vacancies, subject to any rights of holders of preferred stock; and

  •
  that, following the Separation, no officer or director of New Match who is also an officer or director of New IAC will be liable to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC. IAC believes that persons who serve as officers or directors of each of New IAC and New Match should not be inhibited in making decisions with respect to the allocation of potential new business opportunities because of possible risks of litigation or potential liability.

        The full text of the amendments described in the New Match Board Classification Proposal is set forth in Annex C to this joint proxy statement/prospectus. You are urged to read the full text of the amendments in their entirety because they will amend the legal document that governs IAC (and, if the separation is completed, New Match).

        IAC will only implement the New Match Board Classification Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the New Match Board Classification Proposal if IAC and Match are not proceeding with the Separation).

        Approval of the New Match Board Classification Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

Recommendation

        The IAC board of directors has determined that, as a result of the Separation and Match ceasing to be a controlled company, New Match may be more vulnerable than in the past to the possibility of a hostile takeover at a price which does not provide full value to New Match's stockholders. Accordingly, the IAC board of directors believes that it is prudent for IAC stockholders to give the New Match board of directors a stronger position to negotiate with a potential acquiror, should one appear, by providing for additional safeguards to the composition of the New Match board of directors following the Separation. As a consequence of the proposed amendments, at least two stockholders' annual meetings, instead of one, would generally be required for stockholders to effect a change in majority control of the New Match board of directors. The IAC board of directors believes that a longer period of time being required to elect a majority of the directors will help mitigate the increased susceptibility to unsolicited takeover activity.

        Although proposed and effected takeovers or changes in management without prior consultation and negotiation with the New Match board of directors would not necessarily be detrimental to New Match and its stockholders, the IAC board of directors believes that the benefits of seeking to protect the ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure New Match outweigh the disadvantages of discouraging such proposals.

        Accordingly, the IAC board of directors has unanimously (i) determined that the proposed amendments to the IAC certificate of incorporation are in the best interests of IAC and its stockholders, (ii) approved the proposed amendments to the IAC certificate of incorporation, (iii) declared advisable each of the proposed amendments to the IAC certificate of incorporation and resolved to recommend the amendments to the holders of IAC capital stock and (iv) directed that the proposed amendments to the IAC certificate of incorporation be submitted to the holders of IAC capital stock for their approval.

        The IAC board of directors recommends that IAC stockholders vote "FOR" the New Match Board Classification Proposal.

Proposal No. 3: Prohibition of Stockholder Written Consent Proposal

Overview

        In connection with the Separation, IAC has proposed to prohibit action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock.

        The full text of the amendments described in the Prohibition of Stockholder Written Consent Proposal is set forth in Annex D to this joint proxy statement/prospectus. You are urged to read the full text of the amendments in their entirety because they will amend the legal document that governs IAC (and, if the separation is completed, New Match).

        IAC will only implement the Prohibition of Stockholder Written Consent Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Prohibition of Stockholder Written Consent Proposal if IAC and Match are not proceeding with the Separation).

        Approval of the Prohibition of Stockholder Written Consent Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

Recommendation

        The IAC board of directors believes that prohibiting New Match stockholders from acting by written consent will make it more difficult for a potential hostile bidder to circumvent or change abruptly the entire New Match board of directors without the approval and cooperation of the incumbent directors.

        Companies that allow stockholder action by written consent are particularly vulnerable to activism campaigns and hostile bidders seeking to replace the board because stockholders can remove the incumbent directors at any time of the year and not only at a meeting of the stockholders. For example, if a target company permits stockholders to act by written consent, a hostile bidder could engage in a consent solicitation, allowing the hostile bidder to gain control of the target's board once it obtains consents from a majority of the outstanding shares. By contrast, if stockholders do not have the right to act by written consent, a hostile bidder must delay their campaign until the next annual meeting—which may be up to twelve months away—before taking such action, or, if the company's organizational documents permit, seek to call a special meeting, which may be procedurally more burdensome and expensive. In that time, the hostile bidder may decide to drop its bid, hesitant to wait around for a stockholder meeting in which it is uncertain that a majority of the board will be replaced.

        The amendment will work to reduce the risks of a potential hostile takeover by preventing stockholders from acting in concert in the absence of a stockholders meeting being convened. Putting a limit on stockholders' right to act by written consent in the certificate of incorporation will place the New Match board of directors in a better negotiating position against a potential hostile bidder, allowing directors to protect the interests of the stockholders by fending off unfair or undesirable bids.

        Accordingly, the IAC board of directors has unanimously (i) determined that the proposed amendments to the IAC certificate of incorporation are in the best interests of IAC and its stockholders, (ii) approved the proposed amendments to the IAC certificate of incorporation, (iii) declared advisable each of the proposed amendments to the IAC certificate of incorporation and resolved to recommend the amendments to the holders of IAC capital stock and (iv) directed that the proposed amendments to the IAC certificate of incorporation be submitted to the holders of IAC capital stock for their approval.

        The IAC board of directors recommends that IAC stockholders vote "FOR" the Prohibition of Stockholder Written Consent Proposal.

Proposal No. 4: Other New Match Charter Amendments Proposal

Overview

        Following the Separation, New Match will consist of the businesses of Match and the exchangeable notes issuers, and New IAC will own the other historical business of IAC. In light of this change in ownership of IAC and Match's historical businesses, IAC has proposed to amend the IAC certificate of incorporation (which will be the certificate of incorporation of New Match following the Separation) as follows:

Renaming IAC as "Match Group, Inc."

        The IAC board of directors is asking that you approve an amendment to the IAC certificate of incorporation that would provide that New Match will be renamed "Match Group, Inc." following the Separation

Renaming IAC Class M common stock as the common stock of Match Group, Inc.

        The IAC board of directors is asking that you approve an amendment to the IAC certificate of incorporation that would provide that, following the Separation, (i) the IAC Class M common stock be renamed to "common stock" and (ii) all classes and series of authorized capital stock of New Match as of prior to the completion of the Separation will be eliminated other than New Match common stock and New Match preferred stock.

        The full text of the amendments described in the Other New Match Charter Amendments Proposal is set forth in Annex E to this joint proxy statement/prospectus. You are urged to read the full text of the amendments in their entirety because they will amend the legal document that governs IAC (and, if the separation is completed, New Match).

        IAC will only implement the Other New Match Charter Amendments Proposal if (i) each of the Separation Proposal, IAC Class M Stock Issuance Proposal and IAC Incentive Plan Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the Other New Match Charter Amendments Proposal if IAC and Match are not proceeding with the Separation).

        If the Other New Match Charter Amendments Proposal is not approved, but the Separation is effected, New Match has agreed in the transaction agreement, promptly following the effective time of the Match merger, to file a certificate of amendment to the New Match certificate of incorporation to change its name to "Match Group, Inc." which the DGCL permits without a stockholder vote.

        Approval of the Other New Match Charter Amendments Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

Recommendation

        The IAC board of directors has unanimously (i) determined that the proposed amendments to the IAC certificate of incorporation are in the best interests of IAC and its stockholders, (ii) approved the proposed amendments to the IAC certificate of incorporation, (iii) declared advisable each of the proposed amendments to the IAC certificate of incorporation and resolved to recommend the amendments to the holders of IAC capital stock and (iv) directed that the proposed amendments to the IAC certificate of incorporation be submitted to the holders of IAC capital stock for their approval.

        The IAC board of directors recommends that IAC stockholders vote "FOR" the Other New Match Charter Amendments Proposal.

Proposal No. 5: IAC Class M Common Stock Issuance Proposal

Overview

        Under the terms of the transaction agreement, it is contemplated that IAC (or New Match) will issue shares of IAC Class M common stock (or New Match common stock) in connection with the Reclassification, the Match merger and potentially the IAC Class M equity offering, in each case, as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement."

        As a result of IAC's listing on NASDAQ, issuances of IAC's common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires IAC to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance of IAC's common stock (or securities convertible into or exercisable for shares of IAC's common stock) at a price less than the greater of book or market value if such issuance would represent 20% or more of IAC's common stock or voting power of IAC outstanding before the issuance (the "NASDAQ 20% Rule"). In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the transaction agreement, IAC is seeking stockholder approval to permit issuance of 20% or more of IAC's common stock in connection with the transactions contemplated by the transaction agreement, including the Reclassification, the Match merger, and, if IAC elects to complete the IAC Class M equity offering, in the IAC Class M equity offering.

        Approval of the IAC Class M Common Stock Issuance Proposal is a condition to closing the transactions described in the transaction agreement.

        The IAC Class M Common Stock Issuance Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

Recommendation

        The IAC board of directors recommends that IAC stockholders vote "FOR" the IAC Class M Common Stock Issuance Proposal.

Proposal No. 6: IAC Incentive Plan Proposal

Proposal and Required Vote

        The IAC board of directors adopted the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan (the "Separation Option Plan") on March 27, 2020, subject to approval by IAC's stockholders.

        Approval of the Separation Option Plan requires the affirmative vote of the holders of a majority of the voting power of shares of IAC capital stock present in person or represented by proxy and voting together.

Overview

        Options to purchase IAC common stock that are outstanding as of December 19, 2019, and immediately prior to the completion of the Separation ("Old IAC options"), will convert into options to purchase New IAC common stock ("New IAC options") and options to purchase New Match common stock ("Converted New Match Options") in a manner that preserves the spread value of the options immediately before and immediately after the adjustment, with the allocation between the two options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio.

        Upon completion of the Separation, the Separation Option Plan automatically will become the Match Group, Inc. 2020 Stock and Annual Incentive Plan covering Converted New Match Options. The Converted New Match Options under the Separation Option Plan will dilute New Match stockholders.

        The purpose of the Separation Option Plan is to cover Converted New Match Options that result from the conversion of Old IAC options upon the completion of the Separation. The Separation Option Plan is not intended to replenish the supply of shares available for New Match equity awards and IAC makes no representations regarding any such future needs.

        The Separation Option Plan, if approved by IAC stockholders, will become effective only if and when the Separation is completed.

Summary of Terms of the Separation Option Plan

        The principal features of the Separation Option Plan are described below. This summary is qualified in its entirety by reference to the full text of the Separation Option Plan, a copy of which is attached as Annex F to this joint proxy statement/prospectus. The disclosure below assumes that the Separation is completed and that the Separation Option Plan automatically will become the Match Group, Inc. 2020 Stock and Annual Incentive Plan covering Converted New Match Options. The Separation Option Plan, if approved by IAC stockholders, will become effective only if and when the Separation is completed.

        Administration.    The Separation Option Plan will be administered by a committee of the New Match board of directors as the New Match board of directors may from time to time designate (for purposes of this summary, the "Committee"). The individuals to receive Converted New Match Options, the number of shares of New Match common stock underlying the Converted New Match Options and the terms and conditions of the Converted New Match Options will be determined and governed by the employee matters agreement. See "The Transaction Agreement—Ancillary Agreements—Employee Matters Agreement."

        Term.    Each Converted New Match Option will have the same term as its corresponding Old IAC option, ten years from the grant date of the corresponding Old IAC option.

        Eligibility.    Converted New Match Options will be granted only to individuals who hold Old IAC options that are outstanding on both December 19, 2019 and immediately prior to the Separation and only in respect of such Old IAC options.

        As of April 15, 2020, 68 IAC employees held 4,616,319 Old IAC options that would convert in part into Converted New Match Options and seven Match employees held 24,250 Old IAC options that would convert in part into Converted New Match Options. No other employees of IAC or Match will be eligible to receive awards under the Separation Option Plan.

        Shares Subject to the Separation Option Plan.    The Separation Option Plan provides that the aggregate number of shares of IAC common stock subject to grant under the Separation Option Plan cannot exceed 5,000,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. Upon completion of the Separation, the share limit described above automatically will be adjusted by multiplying the limit by the Reclassification Exchange Ratio. The shares of New Match common stock subject to grant under the Separation Option Plan may be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the New Match board of directors.

        Stock Options.    The Separation Option Plan covers only Converted New Match Options. All Converted New Match Options will be non-qualified stock options. Other than the adjustments to the exercise price and the number of shares covered, each Converted New Match Option will have the same material terms and conditions as its corresponding Old IAC option. Each Old IAC Option has an exercise price equal to or greater than the fair market value of IAC common stock on the grant date of the Old IAC Option. The closing price of IAC common stock, as reported on the NASDAQ Stock Market, on April 15, 2020 was $207.16 per share. Except as provided in the Employee Matters Agreement, Converted New Match Options cannot be repriced without stockholder approval.

        Holders of Converted New Match Options may pay the exercise price (i) in cash, (ii) if approved by the Committee, in shares of New Match common stock covered by the Separation Option Plan (valued at fair market value), (iii) with a combination of cash and shares of New Match common stock covered by the Separation Option Plan, (iv) by way of a cashless exercise through a broker approved by New Match or (v) by withholding shares of New Match common stock covered by the Separation Option Plan that are otherwise receivable on exercise.

        Each holder of a Converted New Match Option will have the same period of time following termination of employment to exercise vested options as provided for in the terms of the corresponding Old IAC option. Generally, vested New Match stock options will remain exercisable for one (1) year after death, disability or retirement and for ninety (90) days after a termination of employment for any other reason. Vested New Match stock options also terminate upon a termination of employment for cause. New Match stock options are transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee (including, if so permitted, pursuant to a transfer to family members or a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise).

        Change in Control.    In the event that, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two (2) year period following a change in control, all vested New Match stock options outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will remain exercisable for the greater of (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one (1) year following such termination or resignation.

        Amendment and Discontinuance.    The Separation Option Plan may be amended, altered or discontinued by the New Match board of directors, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the Separation Option

Plan will require stockholder approval to the extent such approval is required by applicable law or the listing standards of the applicable exchange. If approved by IAC stockholders, the Separation Option Plan will terminate on the 10th anniversary of the effective date of the plan, with the effective date expected to be the date on which the Mandatory Exchange Effective Time (as defined in the transaction agreement) occurs.

Separation Option Plan Benefits

        The purpose of the Separation Option Plan is to cover Converted New Match Options. New Match will not grant any awards under the Separation Option Plan, other than the Converted New Match Options. Because the Reclassification Exchange Ratio is not determinable as of the date of this joint proxy statement/prospectus, the benefits and amounts that will be received or allocated under the Separation Option Plan are not determinable at this time.

        The table below reflects the number of shares of IAC common stock covered by Old IAC options outstanding as of April 15, 2020, all of which would convert into Converted New Match Options, for the IAC named executives as a group, all other IAC employees as a group and all IAC non-employee directors as a group.

	Number of Shares Underlying Old IAC Stock Options	Old IAC Stock Option Exercise Price ($)
All named executive officers, as a group	3,862,505	$66.27	(1)
All other employees, as a group	753,814	$61.12	(1)
All non-employee directors, as a group	—	$—

(1)
Reflects the weighted average exercise prices of Old IAC stock options held by this group of award recipients.

        The table below reflects the number of shares of IAC common stock covered by Old IAC options, all of which would convert into Converted New Match Options, for the Match named executives as a group, all other Match employees as a group and all Match non-employee directors as a group.

	Number of Shares Underlying Old IAC Stock Options	Old IAC Stock Option Exercise Price ($)
All named executive officers, as a group	15,000	$65.22	(1)
All other employees, as a group	9,250	$56.63	(1)
All non-employee directors, as a group	—	$—

(1)
Reflects the weighted average exercise prices of Old IAC stock options held by this group of award recipients.

U.S. Federal Income Tax Consequences

        The following is a summary of certain U.S. federal income tax consequences of Converted New Match Options to be made under the Separation Option Plan based upon the laws in effect as of the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations which may apply in light of individual circumstances under the Separation Option Plan. Income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

        Non-Qualified Stock Options.    Holders of Converted New Match Options will not recognize taxable income when a non-qualified stock option is granted and there will not be a corresponding tax deduction at such time. Holders of Converted New Match Options will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option equal to the excess of the Fair Market Value of the shares of New Match common stock purchased over their exercise price and there will generally be a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), apply.

        Section 162(m).    Under Section 162(m) of the Code, compensation (including compensation under the Separation Option Plan) in any calendar year in excess of $1 million for any individual who serves as a named executive in 2020 or thereafter will not be deductible, unless such compensation is grandfathered under the Tax Cuts and Jobs Act of 2017.

        The foregoing general tax discussion is intended for the information of IAC stockholders in connection with considering how to vote with respect to the IAC Incentive Plan Proposal and not as tax guidance to individuals who receive Converted New Match Options under the Separation Option Plan. Holders of Converted New Match Options under the Separation Option Plan are strongly urged to consult their own tax advisors regarding the U.S. federal, state, local, foreign and other tax consequences to them of participating in the Separation Option Plan.

        Approval of the IAC Incentive Plan Proposal is a condition to closing the transactions described in the transaction agreement. IAC will only implement the IAC Incentive Plan Proposal if (i) each of the Separation Proposal and IAC Class M Common Stock Issuance Proposal receives the required approval from the IAC stockholders and (ii) the Transaction Proposal receives the required approval from the Match stockholders (and will not implement the IAC Incentive Plan Proposal if IAC and Match are not proceeding with the Separation).

        The IAC Incentive Plan Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

Recommendation

        The IAC board of directors recommends that IAC stockholders vote "FOR" the IAC Incentive Plan Proposal.

Proposal No. 7: IAC Adjournment Proposal

Overview

        IAC stockholders are being asked to approve a proposal that will give IAC the authority to adjourn or postpone the annual meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposals described in this joint proxy statement/prospectus if there are insufficient votes at the time of the annual meeting to approve the proposals described in this joint proxy statement/prospectus or in the absence of a quorum. If this adjournment proposal is approved, the annual meeting could be adjourned by the board to any date (subject to certain restrictions in the transaction agreement). In addition, the board could postpone the annual meeting before it commences (subject to certain restrictions in the transaction agreement). If the annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the transaction agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

        IAC does not anticipate calling a vote on this proposal if the other proposals described in this joint proxy statement/prospectus are approved by the requisite number of shares of IAC capital stock at the annual meeting.

        The IAC Adjournment Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

Recommendation

        The vote on the adjournment proposal is a vote separate and apart from the vote on the other proposals. Accordingly, you may vote to approve any other proposal, and vote not to approve the adjournment proposal and vice versa.

        The IAC board of directors recommends that IAC stockholders vote "FOR" the IAC Adjournment Proposal.

Proposal No. 8: Election of Directors

Overview

Proposal and Required Vote

        At the IAC annual meeting, a board of directors consisting of 11 directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the board of directors of IAC, including in connection with the completion of the Separation). Information concerning director nominees, all of whom are incumbent directors of IAC and have been recommended by the Nominating Committee of the IAC board of directors for re-election, appears below. Although IAC management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the IAC board of directors.

        The election of each of Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock, voting together as a single class.

        The IAC board of directors has designated Bryan Lourd, Alan G. Spoon and Richard F. Zannino as nominees for those positions on the IAC board of directors to be elected by the holders of IAC common stock voting as a separate class. The election of each of them as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock, voting as a separate class.

Recommendation

        Both the Nominating Committee and the full IAC board of directors recommend that IAC stockholders vote "FOR" the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Nominating Committee and the IAC board of directors believe provide IAC with the perspective and judgment needed to guide, monitor and execute its strategies.

        Chelsea Clinton, age 40, has been a director of IAC since September 2011. Since March 2013, Ms. Clinton has served as Vice Chair of the Clinton Foundation, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Ms. Clinton also currently teaches at Columbia University's Mailman School of Public Health. Ms. Clinton has served as a member of the board of directors of the Clinton Health Access Initiative since September 2011 and previously served as a member of the board of directors of the Clinton Foundation from September 2011 to February 2013. From March 2010 through May 2013, Ms. Clinton served as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university's global expansion program. From November 2011 to August 2014, Ms. Clinton also worked as a special correspondent for NBC News. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton has served as a member of the boards of directors of Expedia Group, Inc. (formerly Expedia, Inc.) since March 2017 and Nurx, a telemedicine start-up company, since June 2018. In addition to her for-profit affiliations, Ms. Clinton currently serves on the boards of directors of The

School of American Ballet, the Africa Center, the Weill Cornell Medical College, Clover Health and Columbia University's Mailman School of Public Health, and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. In nominating Ms. Clinton, the IAC board of directors considered her broad public policy experience and keen intellectual acumen, which together the IAC board of directors believes continue to bring a fresh and youthful perspective to IAC's businesses and initiatives.

        Barry Diller, age 78, has been a director and Chairman and Senior Executive of IAC since December 2010. Mr. Diller previously served as a director and Chairman and Chief Executive Officer of IAC (and its predecessors) from August 1995 to November 2010. Mr. Diller also serves as Chairman and Senior Executive of Expedia Group, Inc., which position he has held since August 2005, and has, along with Expedia Group's Vice Chairman, overseen the company's executive leadership team, managing day-to-day operations, since the departure of Expedia Group's former Chief Executive Officer in December 2019. Prior to joining IAC, Mr. Diller was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as Chairman (in a non-executive capacity) of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster) ("Live Nation")) from August 2008 to October 2010, and continued to serve as a member of the board of directors of Live Nation through January 2011. Mr. Diller also served as Chairman and Senior Executive of TripAdvisor, Inc., an online travel company ("TripAdvisor"), from December 2011 to December 2012, served as a member of the board of directors of TripAdvisor from December 2011 through April 2013 and served as a special advisor to the Chief Executive Officer of TripAdvisor from April 2013 to March 2017. Mr. Diller is also currently a member of the board of directors of The Coca-Cola Company and served as a member of the board of directors of Graham Holdings Company (formerly The Washington Post Company) during the past five years. In addition to his for-profit affiliations, Mr. Diller is a member of The Business Council and serves on the Dean's Council of The New York University Tisch School of the Arts, the Board of Councilors for the School of Cinema-Television at the University of Southern California and the Advisory Board of the Peter G. Peterson Foundation, among other not-for-profit affiliations. The IAC board of directors nominated Mr. Diller because he has been Chairman and Senior Executive since 2010 and prior to that time, served as Chairman and Chief Executive Officer of IAC since 1995, and as a result, possesses a great depth of knowledge and experience regarding IAC and its businesses. In addition, the IAC board of directors noted Mr. Diller's ability to exercise influence (subject to IAC's organizational documents and Delaware law) over the outcome of matters involving IAC that require stockholder approval given the fact that he and certain members of his family collectively have sole voting and/or investment power over all shares of IAC Class B common stock outstanding, which shares represent a significant percentage of the voting power of IAC capital stock.

        Michael D. Eisner, age 78, has been a director of IAC since March 2011. Mr. Eisner has served as Chairman of The Tornante Company, LLC, a privately held company that invests in, acquires, incubates and operates media and entertainment companies ("Tornante"), since 2005. Mr. Eisner currently serves as Chairman of the board of directors of the Portsmouth Community Football Club Limited, a League One English football club, which Tornante acquired in August 2017. Mr. Eisner also previously served as Chairman of two Tornante portfolio companies, The Topps Company, a leading creator and marketer of sports cards, distinctive confectionery and other entertainment products (from October 2007 to April 2013), and Vuguru, a studio focusing on the production of groundbreaking programming for the internet and other digital platforms (from October 2009 to December 2014, when Tornante acquired that portion of Vuguru that it did not already own). Prior to founding Tornante, Mr. Eisner served as Chairman and Chief Executive Officer of The Walt Disney Company from 1984. In addition to his for-profit affiliations, Mr. Eisner serves on the boards of directors of Denison University, The

Aspen Institute, the Yale School of Architecture Dean's Council and The Eisner Foundation. In nominating Mr. Eisner, the IAC board of directors considered his experience with Tornante, which the IAC board of directors believes gives him particular insight into investments in, and the development and operation of, media and entertainment companies that focus on programming and content for emerging platforms. The IAC board of directors also considered Mr. Eisner's experience as the Chairman and Chief Executive Officer of The Walt Disney Company, which the IAC board of directors believes gives him particular insight into business strategy and leadership, marketing and consumer branding, as well as a high level of financial literacy and insight into the media and entertainment industries.

        Bonnie S. Hammer, age 69, has been a director of IAC since September 2014. Since October 2019, Ms. Hammer has served as Chairman of NBCUniversal Content Studios, in which capacity she oversees the company's television studios (Universal Television, Universal Content Productions and NBCUniversal International Studios). Prior to assuming this role, Ms. Hammer served as Chairman of NBCUniversal Direct to Consumer and Digital Enterprises from January 2019 to October 2019, where she led the development of NBCUniversal's soon-to-be launched streaming service, Peacock. Prior to this role, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment from February 2013 to January 2019. In this capacity, Ms. Hammer had executive oversight over a number of leading cable brands (the USA, Syfy, E! Entertainment, Bravo, Oxygen and Universal Kids networks), as well as Universal Cable Productions, which creates original scripted content for cable, broadcast and streaming platforms, and Wilshire Studios, which produces original reality programming. Prior to her tenure as Chairman of NBCUniversal Cable Entertainment, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment and Cable Studios from November 2010. In this capacity, Ms. Hammer had executive oversight over certain leading cable brands (the USA, Syfy, E! Entertainment, Chiller, Cloo and Universal HD networks), as well as Universal Cable Productions and Wilshire Studios. Prior to joining NBCUniversal in May 2004, Ms. Hammer served as President of Syfy from 2001 to 2004 and held other senior executive positions at Syfy and USA Network from 1989 to 2000. Before that time, she was an original programming executive at Lifetime Television Network from 1987 to 1989. Ms. Hammer has served as a member of the board of directors of eBay, Inc. since January 2015. In addition to her for-profit affiliations, Ms. Hammer currently sits on the Board of Governors for the Motion Picture & Television Fund (MPTF) Foundation and serves on the strategic planning committee for Boston University's College of Communication, her alma mater, and from which Ms. Hammer received an honorary doctorate degree in 2017. In nominating Ms. Hammer, the IAC board of directors considered her experience as the Chairman of both NBCUniversal Content Studios and NBCUniversal Direct to Consumer and Digital Enterprises, as well as her prior roles with NBCUniversal Cable Entertainment, NBCUniversal Media, LLC, USA Network and Lifetime Television Network, which the IAC board of directors believes give her particular insight into business strategy and leadership, as well as a high level of financial literacy and a seasoned insight into the media and entertainment industries, particularly pay television network programming and production and multiplatform branding.

        Victor A. Kaufman, age 76, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC (and its predecessors) since October 1999. Mr. Kaufman also served as Vice Chairman of Expedia Group, Inc. from August 2005 to June 2018 and as a member of its board of directors from August 2005 to March 2020. Previously, Mr. Kaufman served in IAC's Office of the Chairman from January 1997 to November 1997 and as IAC's Chief Financial Officer from November 1997 to October 1999. Prior to joining the Company, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also served as Vice Chairman of the board of directors of Live Nation from August 2008 through January 2010, and continued to serve as a member of the board of directors of Live Nation from January 2010 through December 2010. In addition, Mr. Kaufman served as a member of the board of directors of TripAdvisor from December 2011 to February 2013. In nominating Mr. Kaufman, the IAC board of directors considered the unique knowledge and experience regarding IAC and its businesses that he has gained through his involvement with IAC in various roles since 1996, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Joseph Levin, age 40, has been a director and Chief Executive Officer of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has served on the boards of directors of Match Group, Inc. and ANGI Homeservices Inc. since October 2015 and September 2017, respectively, and currently serves as Chairman of the boards of Match Group, Inc. and ANGI Homeservices Inc. Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013) and Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. In nominating Mr. Levin, the IAC board of directors considered the unique knowledge and experience regarding IAC and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Bryan Lourd, age 59, has been a director of IAC since April 2005. Mr. Lourd has served as a partner and Managing Director of Creative Artists Agency ("CAA") since October 1995. CAA is among the world's leading entertainment agencies and is based in Los Angeles, California, with offices in Nashville, New York, London and Beijing, among other locations. He is a graduate of the University of Southern California. In connection with the nomination of Mr. Lourd, the IAC board of directors considered his extensive experience as a principal of CAA, which the IAC board of directors believes gives him particular insight into business strategy and leadership, as well as unique and specialized experience regarding the entertainment industry and marketing.

        David Rosenblatt, age 52, has been a director of IAC since December 2008. Mr. Rosenblatt currently serves as the Chief Executive Officer of 1stdibs.com, Inc., an online marketplace for design, including furniture, art, jewelry and fashion. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google's acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008 and President of DoubleClick from 2000 through July 2005. Mr. Rosenblatt also serves as a member of the boards of directors of Twitter (since January 2011) and Farfetch UK Limited, the world's largest digital marketplace for luxury fashion (since July 2017). In connection with the nomination of Mr. Rosenblatt, the IAC board of directors considered his extensive and unique experience in the online advertising and digital marketing technology and services industries, as well as his management experience with DoubleClick,

Google and 1stdibs.com, Inc., which the IAC board of directors believes give him particular insight into business strategy and leadership, as well as a deep understanding of the internet industry.

        Alan G. Spoon, age 68, has been a director of IAC (and its predecessors) since February 2003. Mr. Spoon served as General Partner and Partner Emeritus of Polaris Partners from 2011 to 2018. He previously served as Managing General Partner of Polaris Partners from 2000 to 2010. Polaris Partners is a private investment firm that provides venture capital and management assistance to development stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of Danaher Corporation since July 1999, CableOne since July 2015 and Match Group, Inc. since November 2015 and as Chairman of the board of directors of Fortive Corporation since July 2016. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation (and its Executive Committee). He also serves as a member of the board of directors of edX, a not-for-profit online education platform sponsored by Harvard and the MIT Corporation. In nominating Mr. Spoon, the IAC board of directors considered his extensive private and public company board experience and public company management experience, all of which the IAC board of directors believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon's private equity experience and engagement with the MIT Corporation, which the IAC board of directors believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.

        Alexander von Furstenberg, age 50, has been a director of IAC since December 2008. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing ("Ranger"), which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer from 2003 to 2011. Mr. von Furstenberg has served as a member of the board of directors of Expedia Group, Inc. since December 2015 and La Scogliera, an Italian financial holding company and bank, since December 2016. Mr. von Furstenberg previously served on the board of directors of Liberty Expedia Holdings, Inc. from November 2016 to July 2019, when the company was acquired by Expedia Group. Since 2001, he has acted as Chief Investment Officer of Arrow Finance, LLC (formerly known as Arrow Investments, Inc.), the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and Co-Chairman of Diane von Furstenberg Studio, LLC. In addition to his for-profit affiliations, Mr. Von Furstenberg serves as a director of The Diller-von Furstenberg Family Foundation and as a member of the board of directors of Friends of the High Line. In nominating Mr. von Furstenberg, the IAC board of directors considered his private investment and public board experience, which the IAC board of directors believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller's stepson.

        Richard F. Zannino, age 61, has been a director of IAC since June 2009. Since July 2009, Mr. Zannino has been a Managing Director at CCMP Capital Advisors, LLC, a private equity firm, where he also serves as a member of the firm's Investment Committee and as co-head of the firm's consumer sector. Mr. Zannino has served as a member of the boards of directors of The Estée Lauder Companies, Inc. since January 2010 and Ollie's Bargain Outlet since July 2015 and served as a member of the boards of directors of Francesca's Collections and Jamieson Wellness during the past five years. Mr. Zannino previously served as Chief Executive Officer and a member of the board of directors of Dow Jones & Company from February 2006 to December 2007, when Mr. Zannino resigned from these positions upon the acquisition of Dow Jones by News Corp. Prior to this time, Mr. Zannino served as Chief Operating Officer of Dow Jones from July 2002 to February 2006 and as Executive Vice President and Chief Financial Officer of Dow Jones from February 2001 to June 2002. Prior to his tenure at Dow Jones, Mr. Zannino served in a number of executive capacities at Liz Claiborne from 1998 to January 2001, and prior to that time served as Executive Vice President and Chief Financial Officer of General Signal and in a number of executive capacities at Saks Fifth Avenue. In addition to his for-profit affiliations, Mr. Zannino currently serves as Vice Chairman of the Board of Trustees of Pace University. In connection with the nomination of Mr. Zannino, the IAC board of directors considered his extensive public company management experience, which the IAC board of directors believes gives him particular insight into business strategy, leadership and marketing, as well as a high level of financial literacy. The IAC board of directors also considered Mr. Zannino's private equity experience, which the IAC board of directors believes gives him particular insight into acquisition and investment strategy and financing.

Corporate Governance

        Leadership Structure.    IAC's business and affairs are overseen by its board of directors, which currently has 11 members. There are three management representatives on the IAC board of directors and, of the eight remaining current directors, seven are independent. The IAC board of directors has standing Audit, Compensation and Human Resources and Nominating Committees, each comprised solely of independent directors, as well as an Executive Committee. For more information regarding director independence and committees of the IAC board of directors, see the discussion under Director Independence. All of IAC's directors play an active role in board matters, are encouraged to communicate among themselves and directly with IAC's Chairman and Senior Executive and Chief Executive Officer and have full access to IAC management at all times.

        IAC's independent directors meet in scheduled executive sessions without IAC management present at least twice a year and may schedule additional meetings as they deem appropriate. The IAC board of directors does not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of the Audit, Compensation and Human Resources and Nominating Committees ensures that directors with no ties to IAC management are charged with oversight for all financial reporting and executive compensation related decisions made by IAC management, as well as for recommending candidates for board membership. At each regularly scheduled board meeting, the Chairperson of each of these committees (as and if applicable) provides the full board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled board meeting.

        Mr. Diller currently serves as both IAC's Chairman and Senior Executive and has held both positions since December 2010. Mr. Levin currently serves as IAC's Chief Executive Officer and has held this position since June 2015. This leadership structure provides IAC with the benefit of Mr. Diller's continued oversight of IAC's strategic goals and vision, coupled with the benefit of a full time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of IAC and its operating businesses. At this time, IAC believes that this leadership structure is the most appropriate one for IAC and its stockholders.

        Risk Oversight.    IAC management is responsible for assessing and managing IAC's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. IAC management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing IAC. In developing this framework, IAC recognizes that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact IAC stockholder value. The IAC board of directors is responsible for overseeing IAC management in the execution of its responsibilities and for assessing IAC's approach to risk management. The IAC board of directors exercises these responsibilities periodically as part of its meetings and through discussions with IAC management, as well as through the Audit and Compensation and Human Resources Committees of the IAC board of directors, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. Information security is a key component of risk management at IAC and its Chief Information Security Officer briefs the Audit Committee each quarter (and where appropriate, the full board) on the information security programs of IAC and its various businesses and related priorities and controls. In addition, an overall review of risks is inherent in the board's consideration of IAC's long-term strategies and in the transactions and other matters presented to the board, including significant capital expenditures, acquisitions and divestitures and financial matters. The role of the IAC board of directors in risk oversight of IAC is consistent with IAC's leadership structure, with IAC's Chairman and Senior Executive, Chief Executive Officer and other members of IAC senior management having responsibility for assessing and managing IAC's risk exposure, and the IAC board of directors and its committees providing oversight in connection with these efforts.

        Compensation Risk Assessment.    IAC periodically conducts risk assessments of its compensation policies and practices for its employees, including those related to its executive compensation programs. The goal of these assessments is to determine whether the general structure of IAC's compensation policies and programs and the administration of these programs pose any material risks to IAC. The findings of any risk assessment are discussed with the Compensation and Human Resources Committee and, where appropriate, the full board. Based upon these assessments, IAC believes that its compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on IAC.

        Hedging Policies and Practices.    IAC's policy on securities trading provides that no director, officer or employee of IAC and its businesses may engage in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to securities of IAC and/or its publicly traded subsidiaries, or engage in short sales with respect to securities of IAC and/or its publicly traded subsidiaries. This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among others).

        Director Independence.    Under the Marketplace Rules of The Nasdaq Stock Market, LLC (the "Marketplace Rules"), the IAC board of directors has a responsibility to make an affirmative determination that those members of the board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the IAC board of directors reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by IAC management, as well as from IAC records and publicly available information. Following these determinations, IAC management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on prior independence determinations.

        In early 2019, the IAC board of directors determined that each of Messrs. Eisner, Lourd, Rosenblatt, Spoon and Zannino and Mses. Clinton and Hammer, as well as a former director (Edgar Bronfman, Jr.), is independent. In connection with these determinations, the IAC board of directors considered that in some cases in the ordinary course of business, IAC and its businesses sell products and services to, purchase products and services from, acquire assets or businesses from (or sell them to) and/or make donations to entities at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the IAC board of directors considered whether there were any payments made to (or received from) such entities by IAC and its businesses. No relationships or payments considered were determined to be of the type that would (i) preclude a finding of director independence under the Marketplace Rules or (ii) otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        In early 2020, the Board determined that each of Messrs. Eisner, Lourd, Rosenblatt, Spoon and Zannino and Mses. Clinton and Hammer is independent. In connection with these determinations, the Board considered that in some cases in the ordinary course of business, IAC and its businesses sell products and services to, purchase products and services from, acquire assets or businesses from (or sell them to) and/or make donations to entities at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by IAC and its businesses. No relationships or payments considered were determined to be of the type that would: (i) preclude a finding of director independence under the Marketplace Rules or (ii) otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Of the remaining incumbent directors, Messrs. Diller, Kaufman and Levin are executive officers of IAC and Mr. von Furstenberg is Mr. Diller's stepson. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation and Human Resources Committees have also satisfied separate independence requirements under the current standards imposed by applicable SEC rules and the Marketplace Rules for audit committee and compensation committee members.

        Director Nominations.    The Nominating Committee identifies, reviews and evaluates individuals qualified to become members of the IAC board of directors and recommends candidates to the IAC board of directors. While there are no specific requirements for eligibility to serve as a director of IAC, in evaluating candidates, the Nominating Committee will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of IAC, whether the candidate's experience and expertise would be beneficial to the board, whether the candidate is willing and able to devote the necessary time and energy to the work of the board and whether the candidate is prepared and qualified to represent the best interests of IAC's stockholders. While the IAC board of directors does not have a formal diversity policy, the Nominating Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other board members and those represented by the IAC board of directors as a whole to ensure that the board has the right mix of skills, expertise and background.

        The IAC board of directors does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date, IAC has not received any such recommendations. However, the IAC board of directors would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as an IAC stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's IAC stock ownership. Any director recommendations will be reviewed by IAC's Corporate Secretary and the Chairman, and if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire IAC board of directors.

        Communications with the IAC Board of Directors.    Stockholders who wish to communicate with the IAC board of directors or a particular director may send any such communication to IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as an IAC stockholder, provide evidence of the sender's IAC stock ownership and clearly state whether the intended recipients are all members of the IAC board of directors or a particular director or directors. IAC's Corporate Secretary will then review such correspondence and forward it to the IAC board of directors, or to the specified director(s), if appropriate.

The IAC Board of Directors and Board Committees

        The IAC Board of Directors.    The IAC board of directors met four times and acted by written consent four times during 2019. All then incumbent directors attended at least 75% of the meetings of the IAC board of directors and the board committees on which they served during 2019. Directors are not required to attend annual meetings of IAC stockholders. Two members of the IAC board of directors attended IAC's 2019 annual meeting of stockholders.

        The IAC board of directors currently has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Executive Committee.

        Committees of the IAC Board of Directors.    The following table sets forth the members of each committee of the IAC board of directors and the number of meetings held by each such committee, and times that each such committee took action by written consent, during 2019. Unless otherwise indicated, each committee member identified below served in the capacities set forth in the table for all of 2019.

Name	Audit Committee	Compensation and Human Resources Committee	Nominating Committee(1)	Executive Committee(2)
Chelsea Clinton(3)	—	—	—	—
Barry Diller	—	—	—	X
Michael D. Eisner(1)(2)(3)	—	—	X	X
Bonnie S. Hammer(1)(3)	—	Chair	X	—
Victor A. Kaufman	—	—	—	X
Joseph Levin	—	—	—	—
Bryan Lourd(3)	X	—	—	—
David Rosenblatt(3)	—	X	—	—
Alan G. Spoon(3)	Chair	—	—	—
Alexander von Furstenberg	—	—	—	—
Richard F. Zannino(3)	X	—	—	—
Number of Meetings	9	1	0	0
Number of Written Consents	0	8	1	4

(1)
From January through October 2019, the membership of the Nominating Committee consisted of one former director, Edgar Bronfman, Jr., and Mr. Eisner. Ms. Hammer succeeded Mr. Bronfman following his resignation from the board, after which the membership of the Nominating Committee consisted (and currently consists) of Mr. Eisner and Ms. Hammer.

(2)
From January through October 2019, the membership of the Executive Committee consisted of one former director, Edgar Bronfman, Jr., and Messrs. Diller and Kaufman. Mr. Eisner succeeded

  Mr. Bronfman following his resignation from the board, after which the membership of the Executive Committee consisted (and currently consists) of Messrs. Diller, Eisner and Kaufman.

(3)
Independent director.

        Audit Committee.    The Audit Committee of the IAC board of directors functions pursuant to a written charter adopted by the board, the most recent version of which is included as Annex O to this joint proxy statement/prospectus. The Audit Committee is appointed by the IAC board of directors to assist the board with a variety of matters described in the charter, which include monitoring (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among its members, IACs independent registered public accounting firm, IAC's internal audit function and IAC management. The formal report of the Audit Committee is set forth under the caption IAC Audit Committee Report.

        The IAC board of directors has previously concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in applicable SEC rules and the Marketplace Rules.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee of the IAC board of directors functions pursuant to a written charter adopted by the IAC board of directors, the most recent version of which is included as Annex P to this joint proxy statement/prospectus. The Compensation and Human Resources Committee is appointed by the IAC board of directors to assist the board with all matters relating to the compensation of IAC's executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of IAC as they relate to IAC's executive officers. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation and Human Resources Committee may also delegate to one or more of IACs executive officers the authority to make grants of equity-based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on IAC's processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Resources Committee, IAC management and consultants, see the discussion under Compensation Discussion and Analysis. The formal report of the Compensation and Human Resources Committee is set forth under the caption IAC Compensation Committee Report.

        Nominating Committee.    The Nominating Committee of the IAC board of directors functions pursuant to a written charter adopted by the board, the most recent version of which is included as Annex Q to this joint proxy statement/prospectus. The Nominating Committee is appointed by the board to assist the board by (i) identifying, reviewing and evaluating individuals qualified to become members of the IAC board of directors, (ii) recommending director nominees for the next annual meeting of stockholders (and nominees to fill vacancies on the IAC board of directors as necessary) and (iii) making recommendations with respect to the compensation and benefits of directors.

        Executive Committee.    The Executive Committee of the IAC board of directors has all the power and authority of the board, except those powers specifically reserved to the IAC board of directors by Delaware law or IAC's organizational documents.

Proposal No. 9: Accounting Firm Ratification Proposal

Overview

        Subject to stockholder ratification, the Audit Committee of the IAC board of directors has appointed Ernst & Young LLP as IAC's independent registered public accounting firm for the fiscal year ending December 31, 2020.

        The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as IAC's independent registered public accounting firm for 2020, the Audit Committee considered (i) the firm's performance as IAC's independent registered public accounting firm, (ii) the fact that firm has audited the financial statements of IAC (and its predecessors) since 1996, (iii) the firm's independence with respect to the services to be performed for IAC and (iv) the firm's strong and considerable qualifications and general reputation for adherence to professional auditing standards. In addition, in conjunction with the mandated rotation of the lead engagement partner every five years, the Audit Committee is directly involved in the selection of the new lead engagement partner.

        A representative of Ernst & Young LLP is expected to be present at the IAC annual meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote on the matter.

Recommendation

        The IAC board of directors recommends that IAC stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal No. 10: Say on Pay Vote Proposal

Overview

        As required pursuant to Section 14 of the Exchange Act of 1934, as amended (the "Exchange Act"), IAC is seeking a non-binding advisory vote from its stockholders to approve the compensation of its named executives for 2019. This proposal, which we refer to as the "Say on Pay Vote Proposal," is not intended to address any specific item of compensation, but rather IAC's overall compensation program and policies relating to its named executives.

        As described in detail under the caption Compensation Discussion and Analysis, IAC's executive officer compensation program is designed to provide the level of compensation necessary to attract, retain, motivate and reward talented and experienced executives and to motivate them to achieve short-term and long-term goals, thereby enhancing stockholder value and creating a successful company.

Recommendation

        IAC believes that its executive officer compensation program, with its balance of short-term and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. Accordingly, IAC believes that the compensation paid to its named executives in 2019 pursuant to IAC's executive officer compensation program was fair and appropriate and is asking its stockholders to vote FOR the adoption of the following resolution:

  "RESOLVED, that IAC's stockholders approve, on an advisory basis, the compensation of IAC's named executives for 2019, as disclosed in this join proxy statement/prospectus, pursuant to the U.S. Securities and Exchange Commission's compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related narrative discussion."

        The approval, on an advisory basis, of the Say on Pay Vote Proposal requires the affirmative vote of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote on the matter. The vote is advisory in nature and therefore not binding on IAC or the IAC board of directors. However, the IAC board of directors and the Compensation and Human Resources Committee of the IAC board of directors value the opinions of all IAC stockholders and will consider the outcome of this vote when making future compensation decisions for IAC's named executives. Following its 2017 annual meeting of stockholders, IAC decided to seek a say on pay vote every three years. Accordingly, IAC last sought a say on pay vote at its 2017 annual meeting of stockholders.

        The IAC board of directors recommends that IAC stockholders vote "FOR" the advisory vote on executive compensation.

Additional Annual Meeting Materials

Audit Committee Matters

Audit Committee Report

        The Audit Committee functions pursuant to a written charter adopted by the IAC board of directors, the most recent version of is included as Annex O to this joint proxy statement/prospectus. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the IAC board of directors with the monitoring of (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that IAC's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. IAC management is responsible for IAC's financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of IAC's consolidated financial statements and the effectiveness of IAC's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit Committee's responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of IAC included in IAC's Annual Report on Form 10-K for the year ended December 31, 2019 with IAC's management and Ernst & Young LLP, IAC's independent registered public accounting firm.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from IAC and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the IAC board of directors that the audited consolidated financial statements of IAC be included in IAC's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chairperson)
Bryan Lourd
Richard F. Zannino

Fees Paid to IAC's Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young LLP to IAC for the years ended December 31, 2019 and 2018:

	2019		2018
Audit Fees	$2,865,750	(1)	$2,366,000	(2)
Audit-Related Fees(3)	$2,753,500		$50,000

Total Audit and Audit-Related Fees	$5,619,250		$2,416,000
Tax Fees(4)	$10,000		—

Total Fees	$5,629,250		$2,416,000

(1)
Audit Fees in 2019 include (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) statutory audits (audits performed for certain IAC businesses in various jurisdictions abroad, which audits are required by local law), (iii) fees for services performed in connection with the offering of the 0.875% Exchangeable Senior Notes due 2026 ($575 million aggregate principal amount) and 2.00% Exchangeable Senior Notes due 2030 ($575 million aggregate principal amount) by IAC subsidiaries, as well as the review and issuance of the related comfort letter and other services related to such offering, and (iv) fees for accounting consultations.

Excludes 2019 Audit Fees in the total aggregate amount of $3,060,000 and $1,932,000 incurred and paid directly by Match Group, Inc. and ANGI Homeservices Inc., respectively.

(2)
Audit Fees in 2018 include (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) statutory audits (audits performed for certain IAC businesses in various jurisdictions abroad, which audits are required by local law) and (iii) fees for accounting consultations.

Excludes 2018 Audit Fees in the total aggregate amount of $2,920,000 and $2,071,000 incurred and paid directly by Match Group, Inc. and ANGI Homeservices Inc., respectively.

(3)
Audit-Related Fees in: (i) 2019 include fees associated with incremental audit procedures for the carve out audit of IAC Holdings, Inc. for the fiscal years ended December 31, 2016, 2017 and 2018 and related incremental procedures associated with the interim review of IAC Holdings, Inc. for the periods ended September 30, 2019 and September 30, 2018 in connection with the filing of the registration statement on Form S-4 related to the Separation of which this joint proxy statement/prospectus is a part and fees for benefit plan audits and (ii) 2018 include fees for benefit plan audits.

(4)
Tax Fees in the total aggregate amount of $2,400 (primarily for tax compliance services) that were incurred and paid directly by Match Group, Inc. in each of 2019 and 2018 have been excluded from the table above.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by IAC's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from IAC and its management. Unless a type of service to be provided by IAC's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it as and if appropriate. Pre-approved fee levels for all services to be provided by IAC's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to IAC management.

Information Concerning IAC Executive Officers Who Are Not Directors

        Background information about IAC's current executive officers who are not director nominees is set forth below. For background information about IAC's Chairman and Senior Executive, Barry Diller, Chief Executive Officer, Joseph Levin, and Vice Chairman, Victor A. Kaufman, see the discussion under Information Concerning Director Nominees.

        Glenn H. Schiffman, age 50, has served as Executive Vice President and Chief Financial Officer of IAC since April 2016 and served as Chief Financial Officer of ANGI Homeservices Inc. from September 2017 to March 2019. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman's roles at Nomura followed Nomura's acquisition of Lehman's Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine. Mr. Schiffman has served on the boards of directors of Match Group, Inc. and ANGI Homeservices Inc. since September 2016 and June 2017, respectively.

        Mark Stein, age 52, has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of

Corporate and Business Development of IAC Search & Media. Mr. Stein has served on the boards of directors of Match Group, Inc. and ANGI Homeservices Inc. since November 2015 and September 2017, respectively.

        Gregg Winiarski, age 49, has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC from February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1997 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York. Mr. Winiarski has served on the boards of directors of Match Group, Inc. and ANGI Homeservices Inc. since October 2015 and June 2017, respectively.

Compensation Discussion and Analysis

Philosophy and Objectives

        The executive officers whose compensation is discussed in this compensation discussion and analysis (the "CD&A"), and to whom we refer to as IAC's named executives in this CD&A (the "NEOs") are:

  •
  Barry Diller, Chairman and Senior Executive;

  •
  Joseph Levin, Chief Executive Officer;

  •
  Glenn H. Schiffman, Executive Vice President and Chief Financial Officer;

  •
  Mark Stein, Executive Vice President and Chief Strategy Officer; and

  •
  Gregg Winiarski, Executive Vice President and General Counsel.

        IAC's executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable IAC to meet its growth objectives.

        Although IAC is a publicly traded company, it attempts to foster an entrepreneurial culture, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain executive officers, as well as other executives who may become executive officers at a later time, IAC competes not only with other public companies, but also with earlier stage companies, companies funded by private equity and venture capital firms and professional firms. IAC structures its compensation program so that it can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.

        While IAC considers market data in establishing broad compensation programs and practices and may periodically benchmark the compensation associated with particular executive positions, it does not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. IAC makes decisions based on a host of factors particular to a given executive's situation, including its firsthand experience with competition for recruiting executives and its understanding of the current environment, and believes that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent in which IAC competes.

        Similarly, IAC believes that arithmetic approaches to measuring and rewarding short-term performance often fail to adequately take into account the multiple factors that contribute to success at the individual executive and business level. In any given period, IAC may have multiple objectives, and these objectives (and their relative importance) often change as competitive and strategic landscapes shift. Accordingly, IAC has historically avoided the use of strict formulas in its annual bonus program, believing that they often over-compensate or under-compensate a given performance level. IAC instead relies primarily on an approach that, while based on clear objectives, is not formulaic and allows for the exercise of discretion in setting final bonus amounts.

        In addition, IAC is of the view that long-term incentive compensation in the form of equity awards aligns the interests of executives with the interests of IAC's long-term stockholders, and to further this important goal, equity awards play a prominent role in IAC's overall compensation program. The form of equity awards has changed from time to time over the years. While IAC had used non-qualified stock options as the predominant equity incentive vehicle for its executives for many years, in 2019, IAC introduced performance-based restricted stock unit awards for its executive officers. IAC made this change to reduce the dilutive impact of equity awards made to its executives (relative to stock options), while still aligning the interests of its executives with those of IAC's shareholders. IAC will continue to evaluate the appropriate form of equity-based incentive awards as market conditions evolve.

        IAC believes that its executive officer compensation program puts the substantial majority of compensation at risk, rewards both individual executive and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow IAC and aligns the interests of its key executives with those of its stockholders. IAC continuously evaluates its executive compensation program and makes changes as it deems appropriate. IAC presented a "Say-on-Pay" item to stockholders in 2017, which called for an advisory, non-binding vote regarding the compensation of IAC's named executive officers in 2016 (as described in IAC's 2017 Annual Meeting proxy statement). On this item, over 97% of the votes cast were in favor of the resolution. In light of strong stockholder support, IAC concluded that no revisions were necessary to its executive officer compensation program as a direct result of that advisory vote. IAC is presenting the Say on Pay Vote Proposal at the 2020 IAC annual meeting, and will consider the outcome of the proposal in evaluating its executive compensation program, as appropriate.

Roles and Responsibilities

        The Compensation and Human Resources Committee of IAC's board of directors (for purposes of this CD&A, the "Committee") has primary responsibility for establishing the compensation of IAC's executive officers. All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Messrs. Diller and Levin (as described below). The Committee currently consists of Ms. Hammer (Chairperson) and Mr. Rosenblatt.

        IAC's executive officers participate in structuring IAC-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2020, Messrs. Diller and Levin met with the Committee and discussed their views of corporate and individual executive officer performance for 2019 for Messrs. Schiffman, Stein and Winiarski, and their recommendations for annual bonuses for these executive officers. Mr. Diller also separately discussed Mr. Levin's performance and recommended bonus, and his views on his own performance, with the Committee. Following these discussions, the Committee met in an executive session to discuss these recommendations. After consideration of these recommendations, the Committee ultimately determined the annual bonus amount for each executive officer. In establishing a given executive officer's compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, IAC does not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive officer's situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time.

        From time to time, the Committee has solicited the advice of consulting firms and engaged legal counsel. No such consulting firms or legal counsel were engaged during 2019.

        In addition, from time to time, IAC may solicit survey or peer compensation data from various consulting firms. In 2019, IAC engaged Compensation Advisory Partners ("CAP") to provide comparative market data in connection with its own analysis of its equity and other compensation practices, but neither CAP nor any other compensation consultant engaged by IAC had any role in determining or recommending the amount or form of IAC executive compensation for 2019.

Compensation Elements

        IAC's compensation packages for its executive officers primarily consist of salary, annual bonuses, IAC equity awards and, in certain instances, perquisites and other benefits.

        Salary.    IAC typically negotiates a new executive officer's starting salary upon arrival, based on the individual's prior compensation history, prior compensation levels for the particular position within IAC, IAC's New York City location, salary levels of other executive officers within IAC and salary levels available to the individual in alternative opportunities. Salaries can increase based on a number of factors, including the assumption of additional responsibilities and other factors that demonstrate an executive officer's increased value to IAC. No executive officer's salary was adjusted during 2019.

  Annual Bonuses

        General.    IAC's bonus program is designed to reward performance on an annual basis and annual bonuses are discretionary. Because of the variable nature of the annual bonus program, and because in any given year bonuses can make up the significant majority of an executive officer's cash compensation, the annual bonus program provides a strong incentive for IAC's executive officers to achieve annual corporate objectives. IAC generally pay bonuses shortly after year-end following the finalization of financial results for the prior year.

        In making its determinations regarding individual annual bonus amounts, the Committee considers a variety of factors, such as growth in profitability or achievement of strategic objectives by IAC and, to a lesser extent, an individual's performance and contribution to IAC. The Committee does not quantify the weight given to any specific element or otherwise follow a formulaic calculation. Rather, the Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all relevant criteria.

        2019 Bonuses.    For 2019, the Committee considered a variety of factors, including:

  •
  Strategic initiatives.  During 2019, the Company (i) entered into an agreement providing for the full separation of Match Group from the remaining business of IAC, which will give IAC shareholders direct ownership of Match Group while capitalizing IAC to pursue new opportunities and enabling management to focus on undervalued assets within IAC, (ii) entered into an agreement to acquire Care.com, a leading global platform for matching families with caregivers, which represents entry into a market new to IAC, (iii) made IAC's largest minority investment to date, becoming the biggest shareholder in Turo, a leading car sharing platform, (iv) extended our services agreement with Google to 2023, subject to early termination under certain circumstances, and (v) continued to reinvest in each of our businesses to drive growth over the long-term.

  •
  Financings and Cash Position.  During 2019, the Company raised over $1 billion dollars of exchangeable debt with a blended after-tax cost of capital of 2%, limited restrictions on our strategic operating flexibility, and no dilution until our stock price exceeds $457 per share; upon completion of the Match Separation, these exchangeable debt obligations will become obligations of Match Group. In addition, during 2019 the Company divested or announced plans to divest non-core assets and liquidated certain minority investments, returning approximately $160 million to IAC. As a result of these and other actions, the Company ended the year with $3.2 billion of cash and cash equivalents on a consolidated basis, and $1.7 billion excluding cash and cash equivalents held by Match Group and ANGI Homeservices. We believe these cash balances position us for long-term growth as we continue to invest in our businesses and identify new opportunities for expansion.

  •
  Operating results.  Revenue increased approximately 15% over the prior year (excluding revenue from assets sold in 2018), driven by strong growth at Match Group and increases in most of our other operating segments. Operating Income and Adjusted EBITDA were, in aggregate, flat over the prior year but with strong growth at Match Group, the Company's largest operating segment.

        While the factors noted above were the primary ones considered in setting bonus award amounts, the Committee also considered each executive officer's role and responsibilities, the relative contributions made by each executive officer during the year and the relative size of the bonuses paid to the other executive officers. With respect to 2019 bonuses for our NEOs, the Committee considered the following with respect to: (i) Mr. Diller, his continued role in providing strategic direction for the Company overall, (ii) Mr. Levin, his continuing focus on managing the day-to-day business operations of the Company and participating in the development of strategic initiatives for the Company, (iii) Mr. Schiffman, his role in the successful completion of financing transactions and his participation in implementing various strategic initiatives, as well as his continuing role in the day-to-day oversight of the business operations of the Company, (v) Mr. Stein, participating in the development of strategy for several of the Company's businesses and the extension of the services agreement with Google, and (vi) Mr. Winiarski, his role in managing the successful negotiation and execution of transaction documents relating to several of the Company's strategic initiatives, his involvement in the Company's financing efforts and his ongoing oversight of the Company's litigation, regulatory and compliance efforts.

        As noted above, in setting individual bonus amounts, the Committee did not quantify the weight assigned to any specific factor, nor did it apply a formulaic calculation. In setting bonus amounts, the Committee generally considered the Company's overall performance, the amount of bonus for each NEO relative to other Company executives and the recommendations of the Chairman and Senior Executive and the Chief Executive Officer. In addition, the Committee considered achievements in 2019 as compared to achievements and bonus levels in prior years. While there were significant achievements during the year, bonuses for 2019 for our executive officers were generally lower than those for 2018, reflecting the Company's modest overall financial performance for the year.

        Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company and, in certain circumstances, individual executive officer performance. Accordingly, we believe our executive officer bonus program provides strong incentives to reach the Company's annual goals.

  Long-Term Incentives

        General.    Due to IAC's entrepreneurial philosophy, it believes that providing a meaningful equity stake in its business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. In addition, IAC believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, it aligns executive officer incentives with stockholder interests in a manner that IAC believes drives superior performance over time.

        While there is currently no formal stock ownership or holding requirement for IAC's executive officers, they have generally historically held a significant portion of their stock awards (net of tax withholdings) well beyond the relevant vesting dates.

        In establishing equity awards for an executive officer for any given period, the amount of outstanding unvested and/or unexercised equity awards, as well as previously earned or exercised equity awards, is reviewed and evaluated on an individual-by-individual basis. In setting award levels, the predominant considerations are providing the executive officer with effective retention incentives, appropriate reward for past performance and incentives for strong future performance and competitive conditions. The annual corporate performance factors relevant to setting bonus amounts, while considered, are generally less relevant in determining the type and level of equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument relative to annual bonuses.

        IAC's usual practice is to schedule Committee meetings at which awards are to be granted well in advance, without regard to the timing of the release of earnings or other material information.

        2019 Equity Awards.    During the first quarter of 2019, the Committee awarded performance-based restricted stock units ("PSUs") to IAC's executive officers. A base number of PSUs was communicated to each executive, who had the choice between two types of PSUs (or a combination of the two choices) (i) the base number of PSUs, with vesting conditioned upon IAC's stock price increasing by at least 20% ($267.00) within 3 years of the grant date (the "Three Year PSUs") or (ii) twice the base number of PSUs, with vesting conditioned upon IAC's stock price increasing by at least 50% ($333.75) within 5 years of the grant date (the "Five Year PSUs"). If the stock price target is not achieved by the end of the 3-or 5-year window, no PSUs will vest. However, once the applicable stock price target is met, the award will vest and the executive officer will be required to hold the shares acquired upon vesting (net of shares withheld for taxes) until the earlier of the first anniversary of the vesting date or the end of the original 3- or 5-year term. The performance condition for the Three Year PSUs was satisfied on January 21, 2020. The terms of the PSUs also provided the opportunity for a portion of each award to vest upon termination of employment, subject to the stock price target being met within the original 3- or 5-year term of the award. Each executive officer elected to receive 50% of his award as Three Year PSUs and 50% of his award as Five Year PSUs, as follows:

Name	Number of Three Year PSUs	Number of Five Year PSUs
Barry Diller	11,851	23,703
Joseph Levin	22,471	44,943
Glenn H. Schiffman	8,988	17,977
Mark Stein	4,494	8,988
Gregg Winiarski	4,494	8,988

        The Committee believes that these PSUs properly align executive officer incentives with the interests of IAC's stockholders, and serve as a good mechanism to link executive compensation to long-term IAC performance while encouraging an appropriate amount of risk taking and fostering a culture of high performance.

        2020 Equity Awards.    During the first quarter of 2020, IAC introduced a new program for employees who are eligible to receive IAC equity awards that permits those employees to choose between two types of restricted stock unit, or RSU, awards. Specifically, eligible employees were given the opportunity to elect to receive either (i) RSUs that would vest in one year or (ii) RSUs that would cliff vest in five years, with the grant date value of the five-year award equal to nine times the grant date value of the one-year award (and eligible for ratable vesting in the case of involuntary terminations or upon qualifying retirements). Employees electing the five-year award would not be expected to be considered for another award in the next few years. By permitting employees to choose between alternative types of awards, IAC believes it is better able to take into consideration an employee's personal compensation preferences and needs, thereby offering a more compelling and competitive compensation package, while promoting employee engagement and long-term ownership. The Committee approved this program for 2020 annual equity grants and reserves the discretion to establish the form and substance of any future annual equity award program of the Company.

        The Committee determined and communicated the dollar value of awards for eligible employees during the first quarter of 2020, with the number of RSUs to be awarded to be calculated based on the New IAC average VWAP over a 10-day period immediately following consummation of the Separation, and the RSUs to be granted at that time.

        With respect to the Company's named executive officers (other than Mr. Diller and Mr. Levin), the Committee presented each of Messrs. Schiffman, Stein and Winiarski with a choice under the RSU program described above. Specifically, the Committee offered the executive officers a choice between the one-year and five-year awards with a grant date value indicated in the table below:

Name	Value of 1-Year Award	Value of 5-Year Award
Glenn H. Schiffman	$2,500,000	$22,500,000
Mark Stein	$1,500,000	$13,500,000
Gregg Winiarski	$1,500,000	$13,500,000

        Each of the executive officers elected to receive the five-year award.

        The Committee believes that the new RSUs properly align the incentives of our executive officers with those of our shareholders. The Company intends to offset the dilution associated with the grant of the 2020 RSU awards described above with share repurchases in calendar year 2020.

        Mr. Diller.    During the first quarter of 2020, the Committee began consideration of an appropriate equity incentive for Mr. Diller for the period following the Separation, but elected to suspend further consideration during the pendency of the current COVID-19 pandemic. The Committee may re-evaluate an award for Mr. Diller at a later time.

        Mr. Levin.    Over the course of late 2019 and the first quarter of 2020, representatives of IAC and the Committee engaged in discussions with Mr. Levin with respect to a long-term employment arrangement. The parties mutually agreed to suspend discussions during the pendency of the current COVID-19 pandemic, but they expect to resume discussions at a later time. While no final decisions with respect to any such arrangements with Mr. Levin have been made, the Committee has considered a long-term (up to 10-year) employment agreement with a related long-term, performance-based cliff-vesting equity incentive award, as well as a related voting agreement under discussion between Mr. Levin, Mr. Diller and related entities. Mr. Levin's arrangements may also require him to sell or exercise a specified portion of his New Match shares and equity awards within a designated time frame following the Separation so that his long-term equity incentive opportunities are more balanced with the interests of IAC shareholders. However, the terms and conditions of Mr. Levin's employment arrangement have not been agreed nor approved, and the size, nature and terms of any equity award to Mr. Levin and his related employment terms may change from what has been previously discussed.

Change of Control

        IAC equity awards for senior executive officers generally include a so-called "double-trigger" change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award holder suffers an involuntary termination of employment during the two year period following such change of control. The Committee believes that providing for the acceleration of the vesting of equity awards after an involuntary termination will assist in the retention of IAC's executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the heading "Severance," we use the term "involuntary termination" to mean both a termination of an executive officer's employment by IAC without "cause" and a resignation by an executive officer for "good reason" or similar construct.

Severance

        IAC generally provides its executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because IAC tends to promote its executive officers from within, after competence and commitment have generally been established, IAC believes that the likelihood of the vesting of equity awards being accelerated is typically low, and yet IAC believes that by providing this benefit, it increases the retentive effect of its equity program, which serves as IAC's most important retention incentive. IAC generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from IAC.

Other Compensation

        General.    IAC provides Messrs. Diller and Levin with various non-cash benefits as part of their overall compensation packages. Under certain limited circumstances, other executive officers have also received non-cash benefits. The value of these benefits is calculated under appropriate rules and is taken into account as a component of compensation when establishing overall compensation levels. The value of all non-cash benefits is reported under the All Other Compensation column in the Summary Compensation Table pursuant to applicable SEC rules. IAC's executive officers do not participate in any deferred compensation or retirement programs other than IAC's 401(k) plan. IAC does not generally provide tax gross-ups for executives; however, IAC has provided tax gross-ups related to certain relocation benefits provided to executives in the past from time to time. Other than those described specifically below, IAC's executive officers do not partake in any benefit programs, or receive any significant perquisites, distinct from IAC's other employees.

        Mr. Diller.    Pursuant to IAC policy, Mr. Diller is required to travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits him to travel non-stop and without delay, to remain in contact with IAC while he is traveling, to change his plans quickly in the event IAC business requires and to conduct confidential IAC business while flying, be it telephonically, by e-mail or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller typically provides his services to IAC while traveling in either case. Nonetheless, the incremental cost to IAC of his travel for personal purposes is reflected as compensation to Mr. Diller from IAC, and is taken into account in establishing his overall compensation package.

        Additionally, IAC provides Mr. Diller with access to certain automobiles for business and personal use. IAC also provides certain IAC-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. These uses are valued by IAC at their incremental cost to IAC or, in the case of the use of office space (where there is no discernible incremental cost), at the cost used for internal allocations of office space for corporate purposes.

        Mr. Levin.    Pursuant to IAC policy, Mr. Levin is encouraged to travel, both for business and personal purposes, on corporate aircraft for the same reasons as set forth above for Mr. Diller. The incremental cost to IAC of his travel for personal purposes is reflected as compensation to Mr. Levin from IAC, and is taken into account in establishing his overall compensation package.

Tax Deductibility

        Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to IAC's current named executive officers, including its Chief Financial Officer, and certain former named executive officers, will not be deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017 ("Grandfathered Arrangements"). The Committee reserves the right to modify Grandfathered Arrangements in a manner that results in the loss of a compensation deduction if it determines that such modifications are consistent with IAC's best interests.

Compensation and Human Resources Committee Report

        The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with IAC management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee has recommended to the IAC board of directors that the Compensation Discussion and Analysis be included in IAC's 2019 Annual Report on Form 10-K (as it may be amended by an Amendment on Form 10-K/A) and this joint proxy statement/prospectus.

Members of the Compensation and Human Resources Committee

Bonnie S. Hammer (Chairperson)
David Rosenblatt

Compensation Committee Interlocks and Insider Participation

        The membership of the Compensation and Human Resources Committee consisted of Ms. Hammer and Mr. Rosenblatt during 2019. Neither of them has ever been an officer or employee of IAC at any time during their respective service on the committee.

Executive Compensation

Overview

        The Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by IAC's named executives in 2019, as well as IAC equity awards granted to them in 2019, IAC equity awards held by them on December 31, 2019 and the dollar value realized by them upon the vesting and exercise of equity awards during 2019.

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Barry Diller	2019	$500,000	$2,000,000	$4,942,237	—	$757,986	$8,200,233
Chairman and Senior	2018	$500,000	$3,000,000	—	—	$503,245	$4,003,245
Executive	2017	$500,000	$2,000,000	—	—	$683,658	$3,183,658
Joseph Levin	2019	$1,000,000	$3,500,000	$10,623,091	—	$385,889	$15,508,980
Chief Executive Officer	2018	$1,000,000	$5,000,000	—	—	$315,554	$6,315,554
	2017	$1,000,000	$4,000,000	—	$7,662,000	$378,729	$13,040,729
Glenn H. Schiffman(3)	2019	$600,000	$3,000,000	$4,249,138	—	$24,824	$7,873,962
Executive Vice President and	2018	$600,000	$3,500,000	—	$4,315,200	$149,612	$8,564,812
Chief Financial Officer	2017	$600,000	$2,500,000	—	$3,831,000	$46,059	$6,977,059
Mark Stein	2019	$550,000	$1,500,000	$2,124,494	—	$8,400	$4,182,894
Executive Vice President and	2018	$550,000	$2,000,000	—	—	$8,250	$2,558,250
Chief Strategy Officer	2017	$550,000	$1,500,000	—	$3,831,000	$24,213	$5,905,213
Gregg Winiarski	2019	$500,000	$1,750,000	$2,124,494	—	$8,400	$4,382,894
Executive Vice	2018	$500,000	$2,000,000	—	—	$8,250	$2,508,250
President and General Counsel	2017	$500,000	$1,750,000	—	$2,554,000	$8,100	$4,812,100

(1)
The amount represents the grant date fair value of IAC RSUs subject to performance-based conditions related to IAC's stock price, based on a probability weighted outcome analysis as of the grant date. For details regarding these awards, see Grants of Plan-Based Awards in 2019.

(2)
Additional information regarding all other compensation amounts for each named executive in 2019 is as follows:

	Barry Diller	Joseph Levin	Glenn H. Schiffman	Mark Stein	Gregg Winiarski
Personal use of IAC aircraft(a)	$672,227	$376,098	$16,424	$—	—
401(k) plan match by IAC	$8,400	$8,400	$8,400	$8,400	$8,400
Miscellaneous(b)	$77,359	1,391	—	—	—

	$757,986	$385,889	$24,824	$8,400	$8,400

(a)
Pursuant to IAC's Airplane Travel Policy, Mr. Diller is required to travel by IAC aircraft (either IAC-owned or aircraft in which IAC has purchased a fractional interest) for both business and personal purposes and Mr. Levin is encouraged to use IAC aircraft (either IAC-owned or aircraft in which IAC has purchased a fractional interest) for business and personal purposes when doing so would serve the interests of IAC. See the discussion regarding airplane travel under the Other Compensation section of the Compensation Discussion and Analysis. Amounts in the table above for each named executive reflect incremental cost to IAC for personal use of IAC aircraft. We calculate the incremental cost to IAC for personal use based on the average variable operating costs to IAC. In the case of IAC-owned aircraft, variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the IAC-owned aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilot salaries, the purchase costs of IAC-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. In the case of aircraft in which IAC has purchased a fractional interest, variable costs are calculated by multiplying the hours flown for personal use by the hourly flight and fuel charges, plus airport arrival and/or departure fees (if applicable), and do not include monthly management fees for such aircraft. In the event a named executive has family members or other guests accompany him on a business or personal trip, such travel (while it does not result in any incremental cost to IAC) results in the imputation of taxable income to the relevant named executive, the amount of which is calculated in accordance with applicable Internal Revenue Service rules.

(b)
Represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. The total amount of other benefits provided reflects (i) lease payments, parking, fuel, maintenance and other costs associated with Mr. Diller's personal use of two automobiles leased and maintained by IAC, (ii) an allocation (based on square footage) of costs for the use of IAC office space by certain individuals who work for Mr. Diller personally and (iii) an allocation (based on the number of personal computers and communication devices supported by IAC) of costs relating to the use by such individuals of IAC's information technology technical support and certain communications equipment. In the case of Mr. Levin, the amount reflects payments for certain car-related services.
(3)
In addition to his role as Executive Vice President and Chief Financial Officer of IAC, Mr. Schiffman served as Chief Financial Officer of ANGI Homeservices Inc. from September 2017 to March 2019. For the period commencing on January 1, 2019 through March 12, 2019, for the fiscal year ended December 31, 2018 and for the period commencing on September 29, 2017 through December 31, 2017, $119,517, $641,334 and $240,625, respectively, of Mr. Schiffman's IAC compensation reflected above was allocated to ANGI Homeservices Inc. for his services as its Chief Financial Officer pursuant to a services agreement between IAC and ANGI Homeservices Inc.

Grants of Plan-Based Awards in 2019

        The table below provides information regarding all IAC performance-based RSUs granted to IAC's named executives in 2019. There were no IAC stock option, other stock-based or non-equity incentive plan awards granted to IAC's named executives in 2019.

			Estimated Future Payouts Under Equity Incentive Plan Awards
						Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
Barry Diller	3/04/19	(2)	—	11,851	—	$1,781,916
	3/04/19	(3)	—	23,703	—	$3,160,321
Joseph Levin	2/12/19	(2)	—	22,471	—	$3,869,506
	2/12/19	(3)	—	44,943	—	$6,753,585
Glenn H. Schiffman	2/12/19	(2)	—	8,988	—	$1,547,734
	2/12/19	(3)	—	17,977	—	$2,701,404
Mark Stein	2/12/19	(2)	—	4,494	—	$773,867
	2/12/19	(3)	—	8,988	—	$1,350,627
Gregg Winiarski	2/12/19	(2)	—	4,494	—	$773,867
	2/12/19	(3)	—	8,988	—	$1,350,627

(1)
The amount represents the grant date fair value of IAC RSUs subject to performance-based conditions related to IAC's stock price, based on a probability weighted outcome analysis as of the grant date.

(2)
Represents performance-based RSUs that vest on any day during the three year period following February 12, 2019 if the average closing price per share of IAC common stock over a period of ten consecutive trading days equals or exceeds $267.00 (a 20% increase to the closing price of IAC common stock on the grant date), subject to continued service through the date on which the performance condition is satisfied (the "Three Year PSUs"). Shares of IAC common stock acquired upon vesting may not be sold until the earlier of: (x) one year from the vesting date or (y) the original term of the award (three years). The performance condition was satisfied on January 21, 2020.

(3)
Represents performance-based RSUs that vest on any day during the five year period following February 12, 2019 if the average closing price per share of IAC common stock over a period of ten consecutive trading days equals or exceeds $333.75 (a 50% increase to the closing price of IAC common stock on the grant date), subject to continued service through the date on which the performance condition is satisfied (the "Five Year PSUs"). Shares of IAC common stock acquired upon vesting may not be sold until the earlier of: (x) one year from the vesting date or (y) the original term of the award (five years). As of December 31, 2019, the performance condition had not been satisfied.

Outstanding Equity Awards at 2019 Fiscal Year-End

        The table below provides information regarding IAC equity awards held by IAC's named executives on December 31, 2019. The market value of all Three Year PSU and Five Year PSU awards is based on the closing price of IAC common stock on December 31, 2019 ($249.11).

	Option Awards						Stock Awards(1)
	Number of securities underlying unexercised options (#)		Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	(Exercisable)		(Unexercisable)
Barry Diller	300,000		—		$31.89	4/20/21	—	—
	500,000		—		$67.45	3/29/25	—	—
	500,000		—		$84.31	3/29/25	—	—
	—		—		—	—	35,554	$8,856,857
Joseph Levin	100,000		—		$60.00	2/2/22	—	—
	112,500		—		$45.78	2/2/22	—	—
	100,000		—		$66.30	8/1/24	—	—
	400,000		—		$77.26	6/24/25	—	—
	150,000	(2)	50,000	(2)	$40.37	2/10/26	—	—
	150,000	(2)	150,000	(2)	$76.00	2/14/27	—	—
	—		—		—	—	67,414	$16,793,502
Glenn H. Schiffman	110,000	(2)	50,000	(2)	$45.78	4/7/26	—	—
	75,000	(2)	75,000	(2)	$76.00	2/14/27	—	—
	—		80,000	(3)	$152.53	3/2/28	—	—
	—		—		—	—	26,965	$6,717,251
Mark Stein	200,000		—		$70.88	9/17/25	—	—
	112,500	(2)	37,500	(2)	$40.37	2/10/26	—	—
	75,000	(2)	75,000	(2)	$76.00	2/14/27	—	—
	—		—		—	—	13,482	$3,358,501
Gregg Winiarski	44,005		—		$47.06	5/3/23	—	—
	125,000		—		$71.55	3/28/24	—	—
	100,000		—		$61.68	2/11/25	—	—
	75,000	(2)	25,000	(2)	$40.37	2/10/26	—	—
	50,000	(2)	50,000	(2)	$76.00	2/14/27	—	—
	—		—		—	—	13,482	$3,358,501

(1)
Consists entirely of Three Year PSUs and Five Year PSUs for each named executive. For details regarding these awards, see Grants of Plan-Based Awards in 2019.

(2)
These stock options vested/vest in four equal installments on the anniversary of the applicable grant date, subject to continued service.

(3)
Consists of: (i) 40,000 stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service, and become exercisable on February 16, 2022, and (ii) 40,000 performance stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service and the satisfaction of a performance condition (specifically, that the closing price per share of IAC common stock must equal or exceed $200.00 during any twenty consecutive trading days during the period in which the stock options remain outstanding), and become exercisable on February 16, 2022. As of December 31, 2019, the performance condition applicable to the performance stock options described in (ii) above had been satisfied.

2019 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by IAC's named executives upon the exercise of IAC stock options and the vesting of IAC RSU awards in 2019 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of stock options represents the difference between the sale price of the shares acquired upon exercise and the exercise price of the stock options, multiplied by the number of stock options exercised. The dollar value realized upon the vesting of RSUs represents the closing price of IAC common stock on the vesting date, multiplied by the number of RSUs vesting.

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Barry Diller	—	—	—	—
Joseph Levin	—	—	119,734	$28,313,243
Glenn H. Schiffman	35,000	$6,273,164	—	—
Mark Stein	100,000	$19,439,500	12,500	$2,865,375
Gregg Winiarski	175,000	$37,006,000	—	—

Estimated Potential Payments Upon Termination or Change in Control of IAC

  Overview

        Certain IAC employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle IAC's named executives to continued base salary payments, the acceleration of the vesting of IAC equity awards and/or extended post-termination exercise periods for IAC stock options upon certain terminations of employment (including certain terminations during specified periods following a change in control of IAC).

        Certain amounts that would have become payable to IAC's named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2019, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the applicable named executive's base salary, the number of IAC stock options, Three Year PSUs and Five Year PSUs outstanding on December 31, 2019, and the closing price of IAC common stock ($249.11) on December 31, 2019. In addition to these amounts, certain other amounts and benefits generally payable and made available to other IAC employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable/provided to named executives.

  Amounts and Benefits Payable Upon a Qualifying Termination

        Mr. Diller.    Pursuant to the terms of Mr. Diller's Three Year PSUs and Five Year PSUs, upon a Qualifying Termination (as defined below) on December 31, 2019, the continuous service requirement would have been deemed to have been satisfied for 33% (3,910) and 20% (4,740) of such Three Year PSUs and Five Year PSUs, respectively, with such awards vesting if the applicable performance condition is satisfied prior to the expiration dates of these awards (February 12, 2022 and February 12, 2024, respectively). Other than this benefit, no payments or other benefits would have been made or provided to Mr. Diller pursuant to any agreement between him and IAC upon a termination without cause or due to death or disability or a resignation for good reason (a "Qualifying Termination") on December 31, 2019.

        Mr. Levin.    Upon a Qualifying Termination on December 31, 2019, pursuant to the terms of his employment agreement, Mr. Levin would have been entitled to:

  •
  receive base salary through the date that is twelve months from the date of such Qualifying Termination (the "Severance Period"), subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the Severance Period;

  •
  the vesting of all outstanding and unvested IAC equity awards granted prior to November 21, 2017 (the "Existing Awards") that would have otherwise vested during the Severance Period;

  •
  the partial vesting of outstanding and unvested IAC equity awards (including any cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) granted after November 21, 2017 (the "Future Awards") in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period following such Qualifying Termination; and

  •
  continue to have the ability to exercise his vested stock options (including any stock options that vested pursuant to the acceleration rights described above) through June 30, 2021.

        In addition, pursuant to the terms of his Three Year PSUs and Five Year PSUs, upon a Qualifying Termination on December 31, 2019, the continuous service requirement would have been deemed to have been satisfied for 33% (7,415) and 20% (8,988) of his Three Year PSUs and Five Year PSUs, respectively, with such awards vesting if the applicable performance condition is satisfied prior to the expiration dates of these awards (February 12, 2022 and February 12, 2024, respectively).

        For Mr. Levin, "good reason" means: (i) a material reduction in his title, duties or level of responsibilities, (ii) a material reduction in his base salary, (iii) the relocation of his principal place of employment outside of New York, New York, (iv) the failure of IAC to nominate him to stand for election to IAC's Board of Directors or his removal from IAC's Board of Directors (other than by reason of death, disability or a voluntary termination), (v) him ceasing to report to IAC's Chairman and Senior Executive and (vi) any other action or inaction that constitutes a material breach by IAC of his employment agreement, in each case, without the written consent of Mr. Levin or that is not cured promptly after notice.

        In addition, upon a termination of Mr. Levin's employment due to his death on December 31, 2019, pursuant to the terms of his employment agreement: (i) his designated beneficiary would have been entitled to receive his base salary through the end of the month of his death, and (ii) his estate would have been entitled to: (A) the partial vesting of outstanding and unvested Existing and Future Awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve month period following his death, and (B) continue to have the ability to exercise his vested stock options (including any stock options that vested pursuant to the acceleration rights described above) through June 30, 2021.

        Mr. Schiffman.    Upon a Qualifying Termination on December 31, 2019, pursuant to the terms of his employment agreement, Mr. Schiffman would have been entitled to:

  •
  receive twelve months of his base salary, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the period in which he continues to receive his base salary;

  •
  the vesting of all outstanding and unvested stock options granted to him in 2016;

  •
  the partial vesting of outstanding and unvested stock options and/or RSUs granted after 2016 (including any cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such Qualifying Termination; and

  •
  continue to have the ability to exercise his vested stock options (including any stock options that vested pursuant to the acceleration rights described above) through June 30, 2021.

        In addition, pursuant to the terms of his Three Year PSUs and Five Year PSUs, upon a Qualifying Termination on December 31, 2019, the continuous service requirement would have been deemed to have been satisfied for 33% (2,966) and 20% (3,595) of his Three Year PSUs and Five Year PSUs, respectively, with such awards vesting if the applicable performance condition is satisfied prior to the expiration dates of these awards (February 12, 2022 and February 12, 2024, respectively).

        For Mr. Schiffman, "good reason" means: (i) a material diminution in the authorities, duties or responsibilities of the person to whom Mr. Schiffman is required to report (IAC's Chief Executive Officer), (ii) a material reduction in his title, duties or level of responsibilities, including any circumstances under which IAC is no longer publicly traded and is controlled by another company, (iii) a material reduction in his base salary, (iv) a relocation of his principal place of employment outside of the New York City metropolitan area, and (v) any other action or inaction that constitutes a material breach by IAC of his employment agreement, in each case, without the written consent of Mr. Schiffman or that is not cured promptly after notice.

        Messrs. Stein and Winiarski.    Upon a Qualifying Termination on December 31, 2019, pursuant to the terms of their respective employment agreements, each of Messrs. Stein and Winiarski would have been entitled to:

  •
  receive twelve months of his base salary, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the period in which he continues to receive his base salary;

  •
  the partial vesting of outstanding and unvested stock options and RSUs (including any cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such Qualifying Termination; and

  •
  continue to have the ability to exercise his vested stock options (including any stock options that vested pursuant to the acceleration rights described above) through June 30, 2020.

        In addition, pursuant to the terms of their Three Year PSUs and Five Year PSUs, upon a Qualifying Termination on December 31, 2019, the continuous service requirement would have been deemed to have been satisfied for 33% (1,483) and 20% (1,797) of their Three Year PSUs and Five Year PSUs, respectively, with such awards vesting if the applicable performance condition is satisfied prior to the expiration dates of these awards (February 12, 2022 and February 12, 2024, respectively).

        For each of Messrs. Stein and Winiarski, "good reason" means: (i) a material adverse change in his title, duties or level of responsibilities, (ii) a material reduction in his base salary, (iii) a material relocation of his principal place of employment outside of the New York City metropolitan area, and (iv) a material adverse change in reporting structure such that he is no longer reporting to: (A) in the case of Mr. Stein, IAC's Chief Executive Officer (or if IAC does not have a Chief Executive Officer, to its Chairman and Senior Executive), and (B) in the case of Mr. Winiarski, an IAC officer with a title of Executive Vice President or higher that reports to IAC's Chairman or Vice Chairman, in each case, without his written consent or that is not cured promptly after notice.

  Amounts and Benefits Payable Upon a Change in Control

        No payments would have been made to any of IAC's named executives pursuant to any agreement between any of them and IAC upon a change in control of IAC on December 31, 2019. Upon a Qualifying Termination on December 31, 2019 that occurred during the two year period following a change in control of IAC, in accordance with the applicable omnibus stock and incentive plan(s) and related award agreements, the vesting of all then outstanding and unvested IAC stock options and/or RSUs (including Three Year PSUs and Five Year PSUs), as applicable, held by each named executive would have been accelerated.

        In addition, under the Equity and Bonus Compensation Agreement, dated August 24, 1995, between IAC and Mr. Diller, we agreed that to the extent any payment or distribution by IAC to or for the benefit of Mr. Diller (whether under the terms of the related agreement or otherwise) would be subject to the excise tax imposed by §4999 of the Code, or any interest or penalties are incurred by Mr. Diller with respect to such excise tax, then Mr. Diller would be entitled to a gross-up payment covering the excise taxes and related interest and penalties. Given the payments Mr. Diller would have received upon an assumed change in control of IAC on December 31, 2019, IAC does not believe that any excise tax would be imposed or that any gross-up would be required.

Name and Benefit	Qualifying Termination		Qualifying Termination During the Two Year Period Following a Change in Control of IAC
Barry Diller
Continued Salary	—		—
Market Value of stock options that would vest	—		—
Market Value of PSUs that would vest(1)	$2,154,802		$8,856,857

Total Estimated Incremental Value	$2,154,802		$8,856,857

Joseph Levin
Continued Salary	$1,000,000		$1,000,000
Market Value of stock options that would vest(2)	$36,403,500	(3)	$36,403,500
Market Value of PSUs that would vest(1)	$4,086,151	(3)	$16,793,502

Total Estimated Incremental Value	$41,489,651		$54,197,002

Glenn H. Schiffman
Continued Salary	$600,000		$600,000
Market Value of stock options that would vest(2)	$16,658,125		$30,876,150
Market Value of PSUs that would vest(1)	$1,634,411		$6,717,251

Total Estimated Incremental Value	$18,892,536		$38,193,401

Mark Stein
Continued Salary	$550,000		$550,000
Market Value of stock options that would vest(2)	$14,319,375		$20,811,000
Market Value of PSUs that would vest(1)	$817,081		$3,358,501

Total Estimated Incremental Value	$15,686,456		$24,719,501

Gregg Winiarski
Continued Salary	$500,000		$500,000
Market Value of stock options that would vest(2)	$9,546,250		$13,874,000
Market Value of PSUs that would vest(1)	$817,081		$3,358,501

Total Estimated Incremental Value	$10,863,331		$17,732,501

(1)
Represents the closing price of IAC common stock ($249.11) on December 31, 2019, multiplied by the number of Three Year PSUs and Five Year PSUs accelerated upon the occurrence of the relevant event specified above and, in the case of a Qualifying Termination only, assumes the satisfaction of the performance conditions for the Three Year PSUs and Five Year PSUs on or before December 31, 2019. The performance condition for the Three Year PSUs was satisfied on January 21, 2020 and the amounts in the table above assume that the performance condition for the Five Year PSUs was satisfied as of December 31, 2019.

(2)
Represents the difference between the closing price of IAC common stock ($249.11) on December 31, 2019 and the exercise price(s) of all in-the-money stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of stock options accelerated.

(3)
In the event of Mr. Levin's death on December 31, 2019, stock options and Three Year PSUs and Five Year PSUs with a value of $23,420,250 and $4,086,151, respectively, would have vested (assuming, in the case of the Three Year PSUs and Five Year PSUs, the satisfaction of the performance conditions on or before December 31, 2019) in accordance with the terms of Mr. Levin's employment agreement.

Pay Ratio Disclosure

        In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended ("Item 402(u)"), IAC is required to disclose the ratio of its median employee's annual total compensation to the annual total compensation of IAC's Chief Executive Officer, Joseph Levin (the "Pay Ratio").

        IAC last identified its median employee in the proxy statement for its 2018 Annual Meeting of Stockholders (the "2018 Proxy Statement"). Item 402(u) permits IAC to identify its median employee once every three years (and calculate total compensation for that employee each year), so long as there has been no change in its employee population or employee compensation arrangements during 2019 that IAC reasonably believes would result in a significant change to its Pay Ratio disclosure. Since there have been no significant changes in IAC's employee population or employee compensation arrangements (including those of the median employee), IAC is using the same median employee identified in its 2018 Proxy Statement to determine its 2020 Pay Ratio disclosure.

        For the year ended December 31, 2019: (i) the estimated median of the annual total compensation of all IAC employees (other than Mr. Levin) was approximately $53,981, (ii) Mr. Levin's total annual compensation was $15,508,980 ($10,613,901 of which is related to performance-based equity awards granted to Mr. Levin in 2019), and (iii) the ratio of annual total compensation of Mr. Levin to the median of the annual total compensation of IAC's other employees was 287 to one. IAC determined the total annual compensation of its median employee in the same manner as it determined the total annual compensation for IAC's Chief Executive Officer (see the Summary Compensation Table).

        As discussed above, IAC is using the median employee identified in its 2018 Proxy Statement to determine its 2020 Pay Ratio disclosure. In making the determination of the median employee in its 2018 Proxy Statement, IAC first identified its total number of employees as of October 1, 2017 (6,795 in total, 5,362 of which were located in the United States and 1,433 of which were collectively located in various jurisdictions outside of the United States). IAC then excluded employees located in the following jurisdictions outside of the United States, which together represented less than 5% of IAC's total number of employees: Belarus (171 employees), Belgium (38 employees), China (2 employees), Iceland (1 employee), Italy (3 employees), Japan (113 employees), Spain (1 employee) and Sweden (3 employees). After excluding employees in these jurisdictions, IAC's pay ratio calculation included 6,463 of its total 6,795 employees.

        To identify the median employee from this employee population, IAC then compared the amount of annual total compensation paid to these employees for the relevant period in 2017 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). IAC annualized the compensation of employees who were hired in 2017 but did not work for the company for the entire period.

        The 2020 Pay Ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to IAC's 2020 Pay Ratio.

Director Compensation

        Non-Employee Director Compensation Arrangements.    The Nominating Committee of IAC's Board of Directors has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non- employee directors and to encourage ownership of IAC common stock to further align the interests of IAC's non-employee directors with those of IAC's stockholders. Arrangements in effect during 2019 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provided that each non-employee director receive a grant of IAC RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal installments commencing on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of service for IAC and its subsidiaries and (iii) full acceleration of the vesting of RSUs upon a change in control of IAC. IAC also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at IAC Board and Board committee meetings.

        Deferred Compensation Plan for Non-Employee Directors.    Under IAC's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase & Co. After a director leaves the Board, he or she will receive: (i) with respect to share units, the number of shares of IAC common stock represented by such share units, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are generally made in one lump sum installment after the relevant director leaves the Board and otherwise in accordance with the plan.

        2019 Non-Employee Director Compensation.    The table below provides the amount of: (i) fees earned by IAC's non-employee directors for services performed during 2019 (excluding the effect of any applicable taxes) and (ii) the grant date fair value of RSU awards granted in 2019.

	Fees Earned(1)
Name	Fees Paid in Cash ($)	Fees Deferred ($)(2)	Stock Awards ($)(3)(4)	Total($)(5)
Chelsea Clinton	$25,000	$25,000	$249,861	$299,861
Michael D. Eisner	$50,000	—	$249,861	$299,861
Bonnie S. Hammer	$75,000	—	$249,861	$324,861
Bryan Lourd	—	$60,000	$249,861	$309,861
David Rosenblatt	$55,000	—	$249,861	$304,861
Alan G. Spoon	$80,000	—	$249,861	$329,861
Alexander von Furstenberg	$50,000	—	$249,861	$299,861
Richard F. Zannino	$60,000	—	$249,861	$309,861

(1)
In 2019, a former director (Edgar Bronfman, Jr.) earned and deferred fees in the amount of $37,500 and received a RSU award with a grant date fair value of $249,861.

(2)
Represents the dollar value of fees deferred in the form of share units by the relevant director under IAC's Deferred Compensation Plan for Non-Employee Directors.

(3)
Reflects the grant date fair value of RSU awards, calculated by multiplying the closing price of IAC common stock on the grant date by the number of RSUs awarded.

(4)
Each of Messrs. Eisner, Lourd, Rosenblatt, Spoon, von Furstenberg and Zannino and Mses. Clinton and Hammer had a total of 2,982 RSUs outstanding at December 31, 2019.

(5)
The differences in the amounts shown above among directors reflect, as applicable, committee service (or lack thereof), which varies among directors.

        2019 Employee Director Compensation.    Compensation earned for services performed by one of IAC's employee directors in 2019 is as follows:

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Victor A. Kaufman	2019	$100,000	$100,000	$371,724	$19,364	$591,088

(1)
The amount represents the grant date fair value of IAC RSUs subject to performance-based conditions related to IAC's stock price, based on a probability weighted outcome analysis as of the grant date.

(2)
Mr. Kaufman has a total of 5,425 RSUs, including 786 Three Year PSUs and 1,573 Five Year PSUs granted to him in 2019, outstanding at December 31, 2019. The performance condition for Mr. Kaufman's Three Year RSUs was satisfied on January 21, 2020.

(3)
$11,364 of this compensation relates to a parking garage paid for by IAC and $8,000 of this compensation relates to Mr. Kaufman's 401(k) plan match by IAC.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table summarizes information, as of December 31, 2019, regarding IAC equity compensation plans pursuant to which grants of IAC stock options, IAC RSUs, performance-based RSUs or other rights to acquire shares of IAC common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	5,283,936	(3)	$64.63	13,873,911	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	5,283,936	(3)	$64.63	13,873,911	(4)

(1)
Information excludes 1,224,123 gross shares that were potentially issuable upon the settlement of equity awards denominated in shares of subsidiaries of IAC, including ANGI Homeservices Inc. and certain of its subsidiaries ("ANGI") and Match, based on the estimated values of such awards as of December 31, 2019. For a description of these awards (including IAC's right to reimbursement for all shares of IAC common stock issued in settlement of ANGI and Match awards in the form of shares of capital stock of ANGI or Match and IAC's ability to elect to settle such awards in shares of capital stock of ANGI or Match), see the disclosure under the caption Equity Instruments Denominated in the Shares of Certain Subsidiaries in Note 11—Stock-Based Compensation to the consolidated financial statements in IAC's Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference.

The number of shares ultimately needed to settle equity awards denominated in shares of IAC's subsidiaries can vary from the estimated numbers disclosed above as a result of both movements in IAC's stock price and determinations of the fair value of the relevant subsidiaries that differ from IAC's estimated determinations of the fair value of such subsidiaries as of December 31, 2019.

(2)
Consists of IAC's 2013 and 2018 Stock and Annual Incentive Plans. For a description of these plans, see the first two paragraphs of Note 11—Stock-Based Compensation to the consolidated financial statements in IAC's Form 10-K for the fiscal year ended December 31, 2019, which are incorporated herein by reference.

(3)
Includes an aggregate of: (i) up to 396,517 shares issuable upon the vesting of IAC RSUs (including performance-based RSU awards, with the total number of shares included above assuming the maximum potential payout) and (ii) 4,887,419 shares issuable upon the exercise of outstanding IAC stock options, in each case, as of December 31, 2019.

(4)
Reflects shares that remain available for future issuance under the plans described in footnote 2 above.

Delinquent Section 16(a) Reports

        Section 16(a) of the Exchange Act requires IAC's directors, certain of IAC's officers and persons who beneficially own more than 10% of a registered class of IAC equity securities to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership

(Forms 4 and 5) of IAC common stock and other equity securities of IAC with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish IAC with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to IAC and/or written representations that no additional forms were required, IAC believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2019, except that due to administrative error on the part of the Company, a stock option exercise (3,000) and the related sale of all shares of IAC common stock acquired (3,000) pursuant to a 10b-5 plan by Mr. Schiffman were not timely reported on a Form 4.

Certain Relationships and Related Person Transactions

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2019, in accordance with this policy, IAC management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the Item 404 definition of "transaction," and if so, review such transaction with the Audit Committee. In connection with such determinations, IAC management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with IAC and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to IAC and/or the related person and (v) any other facts and circumstances that IAC management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders, Named Executives and Directors

        Relationships Involving Mr. Diller.    Pursuant to an amended and restated governance agreement between IAC and Mr. Diller, for so long as Mr. Diller serves as IAC's Chairman and Senior Executive, he currently generally has the right to consent to limited matters in the event that IAC's ratio of total debt to EBITDA (as defined in the governance agreement) equals or exceeds four to one over a continuous twelve-month period.

        In addition, Mr. Diller, through a company he controls, entered into an agreement pursuant to which he provided initial funding in the amount of approximately $214,000 for the development of a screenplay for a motion picture, and would be entitled to certain compensation if the motion picture were to be produced. An IAC subsidiary, along with a partner, will produce the motion picture, and in 2019, such IAC subsidiary reimbursed Mr. Diller for the amount he financed, and assumed all of Mr. Diller's rights and obligations under the related agreement.

Relationships Involving Expedia Group, Inc.

        Overview.    Since the completion of the spin-off of Expedia in August 2005 (the "Expedia Spin-Off"), IAC and Expedia (now known as Expedia Group, Inc. ("Expedia Group")) have been related parties since Mr. Diller exerts significant influence over both entities by virtue of his role as Senior Executive at both companies, the fact that he and certain members of his family collectively have sole voting and/or investment power over all shares of IAC Class B common stock outstanding and his voting power at Expedia Group. In connection with and following the Expedia Spin-Off, IAC and Expedia Group entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.

        Cost Sharing Arrangements.    Mr. Diller currently serves as Chairman and Senior Executive of both IAC and Expedia Group. In connection with the Expedia Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller's senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the "Shared Costs"). Cost sharing arrangements in effect during 2019 provided that each of IAC and Expedia Group cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include costs for personal use of cars and equipment dedicated to Mr. Diller's use and expenses relating to Mr. Diller's support staff. Costs in 2019 for which IAC billed Expedia Group were approximately $476,000 pursuant to these arrangements.

        Aircraft Arrangements.    Each of IAC and Expedia Group currently has a 50% ownership interest in two aircraft that may be used by both companies (the "Aircraft"). Pursuant to an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties, fixed costs are allocated 50% to each company and variable costs are allocated based on usage. These costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.

        In the event Mr. Diller ceases to serve as Chairman of either IAC or Expedia Group, each of IAC and Expedia Group will have a put right (to the other party) with respect to its owned interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve months preceding such event), in each case, at fair market value for the relevant aircraft.

        Members of the flight crew for the Aircraft are employed by an entity in which each of IAC and Expedia Group has a 50% ownership interest. IAC and Expedia Group share costs relating to flight crew compensation and benefits pro-rata according to each company's respective usage of the Aircraft, for which they are separately billed by the entity described above. During 2019, total payments in the amount of approximately $2.1 million were made to this entity by IAC.

        In 2019, IAC and Expedia Group entered into an agreement to jointly acquire a new corporate aircraft for a total expected cost of $72.3 million (including purchase price and related costs), with each company to bear 50% of such expected cost. IAC and Expedia Group have each paid approximately $23.0 million in 2019 connection with their joint entry into the purchase agreement, with their respective shares of the balance due upon delivery of the new aircraft, which is expected to occur in early 2021.

        Commercial Agreements.    In connection with and following the Expedia Spin-Off, certain IAC businesses entered into commercial agreements with certain Expedia Group businesses, including a lease for IAC office space to Expedia Group. IAC believes that these arrangements are ordinary course and have been negotiated at arm's length. In addition, IAC believes that none of these arrangements, whether taken individually or in the aggregate, constitute a material contract to IAC. With the exception of the lease (pursuant to which IAC billed Expedia Group approximately $353,000 in 2019), none of these arrangements, whether taken individually or together with other similar agreements, involved payments to or from IAC and its businesses in excess of $120,000 in 2019.

Annual Reports

        Upon written request to the Corporate Secretary, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, IAC will provide without charge to each person solicited a printed copy of IAC's 2019 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith and including any amendment that may be filed on Form 10-K/A. Copies are also available on IAC's website, www.iac.com. IAC will furnish requesting stockholders with any exhibit to its 2019 Annual Report on Form 10-K upon payment of a reasonable fee.

THE MATCH SPECIAL MEETING

Date, Time and Place

        The Match special meeting will be held on June 25, 2020, at 1:00 p.m. Eastern Time, unless the Match special meeting is adjourned or postponed.

        The Match special meeting will be a virtual meeting, conducted solely online, and can be accessed by visiting www.virtualshareholdermeeting.com/MTCH2020, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Match special meeting, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Purpose of the Match Special Meeting; Match Proposals

        The purpose of the Match special meeting is for the Match stockholders to vote on the following proposals:

  •
  the Transaction Proposal. Match will only implement the Transaction Proposal if (i) the Separation Proposal receives the required approval from IAC stockholders and (ii) each of the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders (and will not implement the Transaction Proposal if IAC and Match are not proceeding with the Separation);

  •
  the New Match Board Classification Advisory Vote Proposal;

  •
  the Prohibition of Stockholder Written Consent Advisory Vote Proposal; and

  •
  the Match Adjournment Proposal.

Recommendation of the Match Separation Committee; Recommendation of the Match Board of Directors

  The Match Board of Directors Recommends that Match Stockholders Vote:

  •
  "FOR" the Transaction Proposal;

  •
  "FOR" the New Match Board Classification Advisory Vote Proposal;

  •
  "FOR" the Prohibition of Stockholder Written Consent Advisory Vote Proposal; and

  •
  "FOR" the Match Adjournment Proposal.

        In connection with the execution of the transaction agreement, the Match board of directors, following the unanimous recommendation of the Match separation committee, unanimously (by directors present at the meeting) (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement are fair and in the best interests of Match and its stockholders, other than IAC and its affiliates (other than Match and its subsidiaries), (ii) approved, adopted and declared advisable the transaction agreement and the transactions contemplated by the transaction agreement, (iii) resolved to recommend to Match stockholders the adoption of the transaction agreement and the proposed amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal and (iv) directed that the transaction agreement and the proposed amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal be submitted for adoption and approval by the Match stockholders.

        For further information, including discussion of the factors that the Match separation committee and the Match board of directors considered in determining to recommend in favor of the Transaction Proposal, the New Match Board Classification Advisory Vote Proposal, the Prohibition of Stockholder Written Consent Advisory Vote Proposal and the Match Adjournment Proposal, see the sections of this joint proxy statement/prospectus entitled "The Separation—Match's Reasons for the Separation"; "Recommendation of the Match Separation Committee"; "Recommendation of the Match Board of Directors."

        Your vote is important, regardless of the number of shares of Match capital stock you own. Adoption of the transaction agreement, which is a condition to the completion of the transactions contemplated by the transaction agreement, requires both the Match stockholder approval and the Match disinterested stockholder approval. Accordingly, your failure to submit a proxy card or to vote in person at the Match special meeting, your abstention from voting or your failure to give voting instructions to your bank, brokerage firm or other nominee if you hold your shares in "street name" through a bank, brokerage firm or other nominee, will have the same effect as a vote "AGAINST" the Transaction Proposal.

        Match stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the Separation. In addition, Match stockholders are directed to the transaction agreement, a composite copy of which is attached as Annex A to this joint proxy statement/prospectus.

Match Record Date; Stockholders Entitled to Vote

        Only holders of record of shares of Match capital stock at the close of business on the record date, which is May 4, 2020, will be entitled to vote at the Match special meeting. Each outstanding share of Match common stock held as of the close of business on the record date entitles its holder to cast one vote on each proposal to be voted on by holders of Match common stock at the Match special meeting. Each outstanding share of Match Class B common stock held as of the close of business on the record date entitles its holder to cast ten votes on each proposal to be voted on by holders of Match Class B common stock at the Match special meeting. As of the close of business on April 15, 2020, the most recent date for which information was available prior to the filing of this joint proxy statement/prospectus, there were 74,169,098 shares of Match common stock and 209,919,402 shares of Match Class B common stock expected to be outstanding and entitled to vote as of the record date for the Match special meeting.

Voting by Directors and Executive Officers of Match

        As of the close of business on April 15, 2020, Match's directors, executive officers and their respective affiliates (excluding IAC and its subsidiaries) owned and were entitled to vote 664,953 shares of Match common stock and no shares of Match Class B common stock (including shares indirectly held which a director, executive officer or affiliate has the power to vote). This represents approximately 0.9% of the shares of Match common stock expected to be outstanding and entitled to vote as of the record date for the Match special meeting. Adoption of the transaction agreement, which is a condition to the completion of the transactions contemplated by the transaction agreement, requires both the Match stockholder approval and the Match disinterested stockholder approval. Match currently expects that the Match directors and executive officers will vote their shares of Match capital stock in favor of the proposal to adopt the transaction agreement and the other proposals to be considered at the Match special meeting, although none of them is obligated to do so. However, as a result of IAC's agreeing in the transaction agreement to vote its Match capital stock in favor of the Transaction Proposal, the Match stockholder approval is expected to be satisfied without the votes of the Match directors and executive officers. The votes of the Match directors and executive officers will not count for purposes of the Match disinterested stockholder approval.

Quorum; Abstentions and Broker Non-Votes

        A quorum is the minimum number of shares required to be present at the Match special meeting for the meeting to be properly held under the Match bylaws and Delaware law. The presence, in person or represented by proxy, of the holders of shares representing a majority of the voting power of all outstanding shares of Match capital stock entitled to vote at the Match special meeting will constitute a quorum at the meeting. Match stockholders who participate in the Match special meeting online at www.virtualshareholdermeeting.com/MTCH2020 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. In the absence of a quorum, the chairperson of the Match special meeting or holders of Match capital stock, present in person or represented by proxy, representing a majority of the voting power of all outstanding shares of Match capital stock entitled to vote at the Match special meeting will have the power to adjourn the Match special meeting until a quorum is present.

        Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the Match special meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention will have the following effects with respect to the proposals submitted for consideration at the Match special meeting:

  •
  An abstention with respect to the Transaction Proposal, the New Match Board Classification Advisory Vote Proposal, the Prohibition of Stockholder Written Consent Advisory Vote Proposal or the Match Adjournment Proposal will have the same effect as a vote "AGAINST" such proposal.

        Shares represented by broker non-votes are not treated as shares entitled to vote. Accordingly, a broker non-vote will have the following effects with respect to the proposals submitted for consideration at the Match special meeting:

  •
  A broker non-vote with respect to the Transaction Proposal, the New Match Board Classification Advisory Vote Proposal or the Prohibition of Stockholder Written Consent Advisory Vote Proposal will have the same effect as a vote "AGAINST" such proposal.

  •
  A broker non-vote with respect to the Match Adjournment Proposal will have no effect on such proposal.

Required Vote

        The votes required for each proposal are as follows:

  •
  Transaction Proposal:  The Transaction Proposal requires approval by

  •
  The affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal, voting together as a single class (which we refer to as the "Match stockholder approval"); and

  •
  The affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal (other than any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors, any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, the members of the Match board of directors, any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act and the immediate family members of any of the foregoing), voting together as a single class (which we refer to as the "Match disinterested stockholder approval").

    As a result of IAC's agreeing in the transaction agreement to vote its Match capital stock in favor of the Transaction Proposal, the Match stockholder approval is expected to be satisfied. However, approval of the Transaction Proposal also requires the Match disinterested stockholder approval.

  •
  New Match Board Classification Advisory Vote Proposal:  Approval of the New Match Board Classification Advisory Vote Proposal, on an advisory (non-binding) basis, requires the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

  •
  Prohibition of Stockholder Written Consent Advisory Vote Proposal:  Approval of the Prohibition of Stockholder Written Consent Advisory Vote Proposal, on an advisory (non-binding) basis, requires the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

  •
  Match Adjournment Proposal:  The Match Adjournment Proposal, if it is necessary or appropriate to adjourn or postpone the Match special meeting, including to solicit additional proxies if there are not sufficient votes at the time of the Match special meeting to adopt the Transaction Proposal, must be approved by the affirmative vote of holders of a majority of the shares of Match capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class (provided that a quorum is present).

How to Vote

        Match stockholders may vote using any of the following methods:

  •
  Submitting a proxy online:  Submit your proxy online at www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020;

  •
  Submitting a proxy by telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1-800-690-6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 24, 2020; or

  •
  Submitting a proxy by mail:  If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

        You may also participate in the Match special meeting online at www.virtualshareholdermeeting.com/MTCH2020 and vote your shares of Match capital stock online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

        For Match capital stock held in street name, holders may submit a proxy online or by telephone before the date of the Match special meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from Match or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.

Voting of Proxies

        Shares will be voted in accordance with the instructions provided by a Match stockholder who has voted by internet, by telephone or by completing, signing, dating and mailing a proxy card or voting instruction card. If you are a Match stockholder of record and you sign, date and return your proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your shares will be voted "FOR" the Transaction Proposal, "FOR" the New Match Board Classification Advisory Vote Proposal, "FOR" the Prohibition of Stockholder Written Consent Advisory Vote Proposal and "FOR" the Match Adjournment Proposal, and in the discretion of the proxy holders on any other matter that may properly come before the meeting at the discretion of the Match board of directors.

Revoking Your Proxy

        Match stockholders may revoke a proxy at any time before it is voted at the Match special meeting. To do this, you must:

  •
  enter a new vote by telephone or over the internet by the date and time indicated on the applicable proxy card or voting instruction card;

  •
  deliver another duly executed proxy card or voting instruction card bearing a later date to the addressee named in the proxy card or voting instruction card;

  •
  provide written notice of the revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717; or

  •
  virtually attend the Match special meeting and voting virtually at the Match special meeting (your virtual attendance at the meeting will not, by itself, change your vote or revoke your proxy; to do so you must vote virtually at the meeting).

        To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may request a new proxy card by calling Match's proxy solicitor, MacKenzie Partners, Inc. at 212-929-5500 (call collect) or 800-322-2885 (Toll-Free).

        If you hold your Match capital stock through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Attending the Special Meeting

        Only Match stockholders and persons holding proxies from Match stockholders may attend the Match special meeting. To participate in the Match special meeting, go to www.virtualshareholdermeeting.com/MTCH2020 and enter the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Adjournments and Postponements

        Although it is not currently expected, the Match special meeting may be adjourned or postponed for the purpose of, among other things, soliciting additional proxies. Match may adjourn the Match special meeting without notice if announced at the Match special meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the Match special meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by Match prior to the Match special meeting in which no voting instructions are provided on such matter will be voted "FOR" the adjournment or postponement of the Match special meeting if necessary or appropriate. Any adjournment or postponement of the Match special meeting will allow Match stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Match special meeting as adjourned or postponed.

        If, at the Match special meeting, the number of shares of Match capital stock present virtually or represented by proxy and voting in favor of the Transaction Proposal is not sufficient to approve that proposal, Match expects to move to adjourn the Match special meeting in order to enable the Match board of directors to solicit additional proxies in favor of the Transaction Proposal. In that event, Match will ask its stockholders to vote only upon the Match Adjournment Proposal, and not the Transaction Proposal. Match retains full authority to the extent set forth in its bylaws and Delaware law to adjourn the Match special meeting for any other purpose, or to postpone the Match special meeting before it is convened, without the consent of any Match stockholders.

Solicitation of Proxies

        Match bears all expenses incurred in connection with the solicitation of proxies for the Match special meeting. In addition to solicitations by mail, directors, officers and employees of Match may solicit proxies from stockholders by telephone, letter, facsimile, e-mail or in person.

        In addition, Match has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from Match stockholders. The fee for such firm's services is estimated to not exceed $35,000, plus reimbursement for their reasonable out-of-pocket expenses.

        Following the initial mailing of the proxy materials, Match will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Match capital stock and to request authority for the exercise of proxies. In such cases, Match, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Match Stockholder List

        A list of Match stockholders entitled to vote at the Match special meeting will be available online for examination by any Match stockholder at the Match special meeting. To access the list during the Match special meeting, please visit www.virtualshareholdermeeting.com/MTCH2020 and enter the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials. At least ten days prior to the date of the Match special meeting, this stockholder list will be available for inspection by Match stockholders, subject to compliance with applicable provisions of Delaware law, during ordinary business hours at the corporate offices of Match located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231.

Other Business

        The Match board of directors does not presently intend to bring any business before the Match special meeting other than the proposals discussed in this joint proxy statement/prospectus and specified in the notice of special meeting of stockholders. The Match board of directors has no knowledge of any other matters to be presented at the Match special meeting other than those described in this joint proxy statement/prospectus. If other matters are properly presented at the Match special meeting for consideration, proxyholders will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Assistance

        If you need assistance in voting or completing your proxy card or have questions regarding the Match special meeting, please contact MacKenzie Partners, Inc., the proxy solicitor for Match, by mail at proxy@mackenziepartners.com, or by telephone at 212-929-5500 (call collect) or 800-322-2885 (Toll-Free).

Proposal No. 1: Transaction Proposal

Overview

        As discussed throughout this joint proxy statement/prospectus, Match is asking its stockholders to approve the proposal to adopt the transaction agreement. Under the terms of the transaction agreement, Match will merge with and into New Match Merger Sub, with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match. Match stockholders (excluding shares owned by IAC, Match, or any of their respective wholly owned subsidiaries) will receive, through the Match merger, in exchange for each outstanding share of Match common stock that they hold, the right to receive one share of New Match common stock and, at the holder's election (as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Election and Exchange Procedures"), either (i) $3.00 in cash or (ii) a fraction of a share of New Match common stock with a value of $3.00, based on the Match VWAP (which we refer to as an "additional stock election"). In the event the holder fails to make a valid election, the holder will be treated as if such holder made an additional stock election. As a result of the Match merger and other transactions contemplated by the transaction agreement, Match stockholders (other than IAC) will become stockholders of New Match, which will hold the businesses of Match and certain IAC financing subsidiaries and be separate from the other businesses of IAC. Following the Separation, Match common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded. New Match common stock to be issued to Match stockholders (other than IAC) in the Match merger are expected to trade on NASDAQ under the current Match ticker symbol "MTCH."

        Holders of shares of Match capital stock should carefully read this joint proxy statement/prospectus in its entirety, including its Annexes and the information incorporated by reference into this joint proxy statement/prospectus, for more detailed information concerning the transaction agreement and the Separation. In particular, holders of shares of Match capital stock are directed to the section entitled "The Separation," as well as to the transaction agreement, a composite copy of which is attached as Annex A to this joint proxy statement/prospectus.

        Under the transaction agreement, the completion of the Separation is conditioned upon approval of the proposal to adopt the transaction agreement.

        Match will only implement the Transaction Proposal if (i) the Separation Proposal receives the required approval from IAC stockholders and (ii) each of the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal receives the required approval from IAC stockholders (and will not implement the Transaction Proposal if IAC and Match are not proceeding with the Separation).

Recommendation

        Approval of the proposal to adopt the transaction agreement requires the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on this proposal, voting together as a single class, and the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on this proposal (other than any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors, any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, the members of the Match board of directors, any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act and the immediate family members of any of the foregoing), voting together as a single class.

        The Match board of directors, following the unanimous recommendation of the Match separation committee, unanimously (by directors present at the meeting), approved the transaction agreement and recommends that Match stockholders vote "FOR" the Transaction Proposal.

Proposal No. 2: New Match Board Classification Advisory Vote Proposal

Overview

        IAC has proposed, following the Separation, to classify the New Match board of directors and to allow New Match stockholders to vote on the election of the directors on a staggered three-year basis, rather than on an annual basis (which we refer to as the "New Match Board Classification Proposal"). Although the approval of the New Match Board Classification Proposal is not a condition to the closing of the Separation, the SEC has issued interpretive guidance with respect to the "unbundling" of proposals under the Exchange Act that requires Match stockholders (in their capacity as stockholders of Match) to also separately vote on the amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Proposal. This joint proxy statement/prospectus refers to the foregoing proposal as the "New Match Board Classification Advisory Vote Proposal."

        If the New Match Board Classification Proposal is approved by the IAC stockholders at the IAC annual meeting, the New Match board of directors will be divided into three classes at the closing, designated Class I, Class II and Class III, each consisting of approximately one-third of the total number of directors constituting the New Match board of directors. The directors designated to these classes will serve for the following initial terms:

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  Directors initially designated as Class I directors will serve for a term ending on the date of the first annual meeting of New Match after the closing;

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  Directors initially designated as Class II directors will serve for a term ending on the date of the second annual meeting of New Match after the closing; and

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  Directors initially designated as Class III directors will serve for a term ending on the date of the third annual meeting of New Match after the closing.

        At each annual meeting of stockholders of New Match following the closing, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

        The amendments included in the New Match Board Classification Proposal also provide for the following, in addition to ministerial changes:

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  that members of the New Match board of directors may be removed from office by stockholders only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock;

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  that the New Match board of directors will have the exclusive right to fill director vacancies, subject to any rights of holders of preferred stock; and

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  that, following the Separation, no officer or director of New Match who is also an officer or director of New IAC will be liable to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC. IAC believes that persons who serve as officers or directors of each of New IAC and New Match should not be inhibited in making decisions with respect to the allocation of potential new business opportunities because of possible risks of litigation or potential liability.

        The full text of the amendments described in the New Match Board Classification Proposal is set forth in Annex C to this joint proxy statement/prospectus.

Recommendation

        The advisory vote on the proposal, following the Separation, to classify the New Match board of directors is a vote separate from the vote on the Transaction Proposal. Approval by Match stockholders of the New Match Board Classification Advisory Vote Proposal is not a condition to completion of the Separation. The votes received by Match stockholders with respect to the New Match Board Classification Advisory Vote Proposal are advisory and will not be binding regardless of whether the Transaction Proposal is approved or if the Separation is completed. If IAC stockholders approve the New Match Board Classification Proposal, the amendments that are the subject of such proposal will be effective only upon completion of the Separation and effective as of the closing. For more information on the existing rights of Match stockholders and their post-closing rights as stockholders of New Match, please see the section entitled "Comparison of Rights of Holders of Match Securities before the Separation with Rights of Holders of New Match Securities after the Separation."

        The Match board of directors, following the unanimous recommendation of the Match separation committee, unanimously (by directors present at the meeting) recommends that Match stockholders vote "FOR" the New Match Board Classification Advisory Vote Proposal.

Proposal No. 3: Prohibition of Stockholder Written Consent Advisory Vote Proposal

Overview

        In connection with the Separation, IAC has proposed to prohibit action by written consent of stockholders of New Match in lieu of a stockholder meeting, subject to any rights of holders of preferred stock (which we refer to as the "Prohibition of Stockholder Written Consent Proposal"). Although the approval of the Prohibition of Stockholder Written Consent Proposal is not a condition to the closing of the Separation, the SEC has issued interpretive guidance with respect to the "unbundling" of proposals under the Exchange Act that requires Match stockholders (in their capacity as stockholders of Match) to also separately vote on the amendments to the IAC certificate of incorporation to prohibit action by written consent of stockholders of New Match. This joint proxy statement/prospectus refers to the foregoing advisory vote as the "Prohibition of Stockholder Written Consent Advisory Vote Proposal."

        The full text of the amendments described in the Prohibition of Stockholder Written Consent Proposal is set forth in Annex D to this joint proxy statement/prospectus.

Recommendation

        The advisory vote on the proposal to, following the Separation, prohibit action by written consent of stockholders of New Match is a vote separate from the vote on the Transaction Proposal. Approval by Match stockholders of the Prohibition of Stockholder Written Consent Advisory Vote Proposal is not a condition to completion of the Separation. The votes received by Match stockholders with respect to the Prohibition of Stockholder Written Consent Advisory Vote Proposal are advisory and will not be binding regardless of whether the Transaction Proposal is approved or the Separation is completed. If IAC stockholders approve the amendments described in the Prohibition of Stockholder Written Consent Proposal, the amendments that are the subject of such proposal will be effective only upon completion of the Separation and effective as of the closing. For more information on the existing rights of Match stockholders and their post-merger rights as stockholders of New Match, please see the section entitled "Comparison of Rights of Holders of Match Securities before the Separation with Rights of Holders of New Match Securities after the Separation."

        The Match board of directors, following the unanimous recommendation of the Match separation committee, unanimously (by directors present at the meeting) recommends that Match stockholders vote "FOR" the Prohibition of Stockholder Written Consent Advisory Vote Proposal.

Proposal No. 4: Match Adjournment Proposal

Overview

        Match stockholders are being asked to approve a proposal that will give Match the authority to adjourn or postpone the Match special meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the Match special meeting to adopt the Transaction Proposal. If this adjournment proposal is approved, the Match special meeting could be adjourned by the Match board of directors to any date, subject to specified limitations set forth in the transaction agreement. In addition, the Match board of directors could postpone the Match special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Match special meeting is adjourned or postponed for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

        If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the Transaction Proposal but do not indicate a choice on the Match Adjournment Proposal, your shares of Match capital stock will be voted in favor of the Match Adjournment Proposal. However, if you indicate that you wish to vote against the Transaction Proposal, your shares of Match capital stock will be voted in favor of the Match Adjournment Proposal only if you indicate that you wish to vote in favor of such proposal.

        If your shares are not in attendance at the Match special meeting, they will have no effect on the outcome of any vote to adjourn or postpone the Match special meeting; however, if a quorum is present and you submit a proxy or virtually vote at the Match special meeting and indicate "ABSTAIN," your abstention will have the same effect as a vote "AGAINST" the Match Adjournment Proposal.

        If the Match special meeting is adjourned, any Match stockholder who has already submitted his or her proxy will be able to revoke it at any time prior to its use.

        Match does not intend to call a vote on this proposal if the Transaction Proposal has been approved at the Match special meeting.

Recommendation

        The affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock present in person or represented by proxy at the Match special meeting and entitled to vote on the Match Adjournment Proposal is required to approve the Match Adjournment Proposal.

        The Match board of directors recommends that Match stockholders vote "FOR" the Match Adjournment Proposal.

THE SEPARATION

Structure of the Separation

        Subject to the terms and conditions set forth in the transaction agreement, the businesses of Match will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

        The Separation is structured to include the following steps (which we refer to as the "Transactions"):

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  Certain restructuring transactions (which we refer to as the "Restructuring Transactions") in connection with which, among other things, IAC's ownership interests in Match will be transferred directly to IAC, the ownership interests in the other businesses of IAC will be transferred to New IAC and cash will be contributed by IAC to New IAC as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—Match Loan; Debt Financing."

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  The reclassification (which we refer to as the "Reclassification") of each share of:

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  IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio (as defined below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio") and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock; and

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  IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

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  The merger of Match with and into New Match Merger Sub (which we refer to as the "Match merger"), with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match and each share of Match common stock that is outstanding (excluding shares owned by IAC, Match, or any wholly owned subsidiary of IAC or Match) converting into the right to receive one share of New Match common stock and:

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  at the holder's election (as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Election and Exchange Procedures"), either (i) $3.00 in cash (which we refer to as a "cash election") or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"); or

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  in the event the holder fails to make a valid election, the same consideration it would receive had the holder made an additional stock election (which we refer to as a "non-election").

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  The effectiveness of certain amendments to the New Match certificate of incorporation (as set forth in the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal) and the implementation of the actions relating to the governance of New Match following the Separation as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—New Match Post-Closing Governance and Management."

        Following the Separation, New Match will continue to hold interests in the exchangeable notes issuers. In addition, prior to the Separation, IAC may raise up to $1.5 billion in equity financing as further described below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—IAC Class M Equity Offering," which financing (if completed) will be settled substantially concurrently with the Separation and the cash proceeds transferred to New IAC.

        The following diagram depicts IAC's and Match's simplified organizational and ownership structures immediately prior to the completion of the Separation.

        The following diagrams depict New IAC's and New Match's simplified organizational and ownership structures immediately following the completion of the Separation.

Background of the Separation

        Match.com was launched in 1995 and helped create the online dating industry. In 1999, IAC (through its then-subsidiary Ticketmaster Online-Citysearch), acquired the business from Cendant Corporation. Between that time and 2015, IAC expanded its portfolio of dating brands by acquiring and starting a number of other dating products. In 2009, IAC incorporated Match to hold Match.com and other dating sites owned by IAC.

        IAC has periodically separated out certain of its businesses when, in IAC's view, they have reached an appropriate scale and maturity to operate on a standalone basis. Consistent with this approach, during the period of IAC's ownership of Match, the IAC board of directors periodically considered and reviewed potential transactions involving Match.

        In 2015, Match conducted an initial public offering of its common stock. Following the completion of the initial public offering, IAC retained ownership of a majority of the voting power and of the outstanding shares of Match capital stock, with certain aspects of the relationship between IAC and Match being governed by transaction agreements between the two companies. Several members of the IAC board of directors and management team have been, and continue to be, members of the Match board of directors.

        Subsequently, the IAC board of directors has continued to periodically consider strategic alternatives with respect to IAC's ownership interest in Match. During the summer of 2019, this consideration included discussion of whether to pursue the potential separation of IAC's ownership interests in each of Match and ANGI Homeservices Inc. (which we refer to as "ANGI"), another non-wholly owned subsidiary of IAC. IAC's financial advisor, J.P. Morgan Securities LLC (which we refer to as "J.P. Morgan"), and its legal advisor, Wachtell, Lipton, Rosen & Katz (which we refer to as "Wachtell Lipton"), assisted the IAC board of directors in such consideration.

        IAC considered a number of transaction structures that might facilitate a separation of either or both of Match and ANGI from IAC, ultimately concluding that the overall structure that would best facilitate the separation of Match with the lowest execution risk would be a "reverse spinoff" of IAC's non-Match businesses through a reclassification of IAC's capital stock, resulting in holders of IAC capital stock receiving a new class of capital stock of IAC and capital stock of the spun-off entity, and a merger of Match with a subsidiary of IAC resulting in stockholders of Match (other than IAC) receiving the same new class of capital stock of IAC issued to pre-transaction IAC stockholders. In light of IAC's desire to ensure that each of the separated entities would have a capital structure and amount of indebtedness appropriate to support their respective operating priorities and strategies for long-term growth, IAC ultimately determined that any proposal made to Match with respect to a potential separation would require New Match remaining the obligor on IAC's outstanding exchangeable notes and retaining the related hedging instruments, the payment of a transaction-related dividend by Match to all of its stockholders (including IAC, which cash would become an asset of New IAC), and the incurrence of additional debt by Match in order to finance that dividend.

        On August 7, 2019, IAC announced, as part of the release of its earnings for the second quarter of 2019, that it was considering the separation of each of Match and ANGI from the remaining businesses of IAC but had not yet made any final determinations. Thereafter, representatives of IAC and representatives of Match discussed that if any such transaction were to proceed and were to involve any negotiations between IAC and Match, the Match board of directors would form a special committee of independent and disinterested directors in order to oversee such transaction.

        In evaluating a potential separation of Match, IAC considered whether any separation should be structured such that Match would retain its current multi-class stock structure, with holders of IAC Class B common stock receiving high-vote shares and holders of IAC common stock receiving low-vote shares of Match. Mr. Barry Diller, the beneficial owner of all of IAC's outstanding high-vote Class B shares and IAC's Chairman and Senior Executive, informed the other members of the IAC management team that he would be supportive of an independent Match having a single class of common stock with one vote per share.

        On September 12, 2019, the IAC board of directors held a regularly-scheduled in-person meeting at which it, together with members of IAC management, discussed considerations relating to a potential separation of Match and/or ANGI. The IAC board of directors reviewed the factors that had been driving consideration of the potential separations, including the anticipated capital markets, strategic and operational benefits that such transactions might produce. The IAC board of directors also discussed with IAC management potential reservations regarding the timing of a separation of ANGI, based on ANGI's current strategic outlook, market opportunity, growth profile, and trading characteristics. Members of IAC management reviewed with the IAC board of directors the outline of a potential separation of Match while retaining IAC's ownership interest in ANGI. The IAC board of directors determined that, from the outset, the process of proposing any transaction terms to Match for consideration would include the formation by the Match board of directors of a committee of independent and disinterested directors to oversee the process for the Match board of directors and Match and conduct any negotiations with IAC, and that any transaction proposal that was ultimately to be made to the Match special committee would make clear that any transaction would be conditioned upon receipt of the recommendation of such special committee and the approval of a majority of the disinterested stockholders of Match.

        The IAC board of directors also reviewed and discussed the potential parameters of a transaction that IAC might propose to Match, including that New Match have a single class of "one share, one vote" capital stock; the proposed treatment of IAC's outstanding exchangeable notes (which would be proposed to remain obligations of New Match); the payment of a pre-closing cash dividend by Match to all of its stockholders (including IAC), with the amount of the dividend to be financed through a combination of cash on hand and new borrowings by Match; the governance profile of New Match; the potential for IAC to issue, for cash, shares of its capital stock that would become shares of New Match in connection with a transaction; and the treatment of certain real estate assets of IAC currently occupied in large part by Match employees (referred to as the "Los Angeles properties") and of outstanding IAC equity awards. As part of this discussion, it was agreed that the proposal would contain a proposed adjustment to the percentage of the resulting New Match entity to be owned by historical stockholders of Match (other than IAC) and of IAC, respectively, in order to reflect the economic impact of the exchangeable notes and related hedging instruments being retained by New Match, the transfer of the Los Angeles properties, the potential equity issuance by IAC, and certain tax attributes that would become attributes of New Match.

        The IAC board of directors authorized and directed IAC management to continue to evaluate a potential separation transaction involving ANGI, with the understanding that based on the then-current view of the IAC board of directors it would likely be beneficial to prioritize a transaction with Match rather than pursue both transactions simultaneously, to continue developing a proposal with respect to Match based on the discussion at the meeting and to present a proposal to the Match special committee (following its formation), with any negotiated transaction remaining subject to the approval of the IAC board of directors.

        In the ensuing weeks, members of IAC management continued to examine the possibility of separating ANGI, and concluded that IAC should pursue a separation of Match only. IAC management also continued to develop, in consultation with representatives of Wachtell Lipton and J.P. Morgan, certain details of the terms and structure of a potential separation of Match, determining that it would be advisable to structure a separation of Match as a "reverse" spin-off in which shares of IAC capital stock would be reclassified into shares of two separate, public companies (New IAC and New Match), and Match would be merged into a subsidiary of IAC/New Match. In addition, in light of the anticipated capital structure and requirements of each of New Match and New IAC following the consummation of a separation, IAC management came to the view that the transaction should include a pre-closing aggregate cash dividend of $2.0 billion to be paid by Match pro rata to its stockholders, including IAC.

        On September 18, 2019, the Match board of directors held a regularly scheduled meeting. In anticipation of the potential receipt of a transaction proposal from IAC, and following the communication by a representative of IAC to Match of the IAC board of directors' determination that any transaction would be conditioned on the affirmative recommendation of a special committee of independent members of the Match board of directors and on the approval of a majority of the disinterested stockholders of Match, the Match board of directors formed a special committee of the Match board of directors (which we refer to as the "Match separation committee"). The Match separation committee was delegated with the full authority to review, evaluate and investigate the terms and conditions of a potential separation transaction between Match and IAC; to negotiate with any of IAC's officers, directors and stockholders or any other party with respect to the terms and conditions of a potential separation transaction between Match and IAC, including, if the Match separation committee deemed it appropriate, to disapprove any such transaction in the Match separation committee's sole discretion; to establish, approve, modify, monitor and direct the processes and procedures related to the review and evaluation of a potential separation transaction between Match and IAC, including determining not to proceed with any process or procedure; to engage financial and other advisors, legal counsel and/or accountants as the Match separation committee deemed necessary, desirable or appropriate to assist in the review and negotiation of a potential separation transaction between Match and IAC; to determine whether a potential separation transaction between Match and IAC is advisable and fair to and in the best interests of Match and all of its stockholders (or any subset of Match stockholders the Match separation committee determines to be appropriate); and to recommend to the Match board of directors whether the final terms of any potential separation transaction between Match and IAC are in the best interests of Match and should be approved by the

Match board of directors. The Match board of directors agreed that it would not be permitted to authorize the consummation of a separation transaction or the execution or delivery of any documents setting forth a separation transaction without the recommendation of the Match separation committee. The Match separation committee is composed of Ann L. McDaniel, Thomas J. McInerney, and Pamela S. Seymon. Following its formation, the Match separation committee engaged Debevoise & Plimpton LLP (which we refer to as "Debevoise") to serve as legal counsel on September 25, 2019.

        On October 3, 2019, the Match separation committee held a meeting, at which representatives of Debevoise were present, to evaluate the suitability of several investment banks, including Goldman Sachs & Co. LLC (which we refer to as "Goldman Sachs"), to serve as a financial advisor to the Match separation committee. At that meeting, representatives of each investment bank were invited to make a presentation to the Match separation committee regarding its qualifications and expertise. Following these presentations, the Match separation committee, together with representatives of Debevoise, considered the qualifications, reputations and experience of the various investment banks and each of their relationships with Match, IAC and Barry Diller, IAC's Chairman and Senior Executive. The Match separation committee determined to retain Goldman Sachs based on its expertise with respect to the industries in which Match operates, M&A advisory matters, including spin-off transactions and special committee assignments, and capital markets, subject to agreement on the fee arrangement and further consideration of its relationships with IAC.

        Between October 3, 2019 and October 8, 2019, Mr. McInerney held discussions with representatives of Goldman Sachs to reach an agreement on fees for the assignment.

        On October 9, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present, to receive a presentation by Goldman Sachs regarding the 0.875% Exchangeable Senior Notes due 2022 (aggregate principal amount of $517.5 million) of IAC FinanceCo, Inc. and the 0.875% Exchangeable Senior Notes due 2026 (aggregate principal amount of $575 million) of IAC FinanceCo 2, Inc. (which we refer to, collectively, as the "Specified IAC Exchangeable Notes"), as well as the related hedging instruments (consisting of call options purchased by finance subsidiaries of IAC and warrants sold by IAC). A representative of Goldman Sachs provided the Match separation committee with certain estimates and analyses prepared by the Investment Banking Division of Goldman Sachs concerning the impact of the proposed separation transaction on the Specified IAC Exchangeable Notes and call spreads, based on theoretical models and various assumptions concerning the terms of the separation and market conditions and other information available at the time. The representative of Goldman Sachs also discussed the fact that Goldman Sachs is a counterparty on 25% of the call spreads on the 0.875% Exchangeable Senior Notes due 2022 and 20% of the call spreads on the 0.875% Exchangeable Senior Notes due 2026, and described the potential for an economic impact to Goldman Sachs as a result of the adjustments to be made to the call spreads following a separation transaction. Following this presentation by Goldman Sachs, the representatives of Goldman Sachs were excused from the meeting, and the members of the Match separation committee and representatives of Debevoise discussed Goldman Sachs's presentation, the potential for an economic impact to Goldman Sachs as a result of the adjustments to be made to the call spreads following a potential separation transaction, and the materiality or lack thereof of those expected adjustments to Goldman Sachs. The Match separation committee also discussed certain relationship disclosures provided by Goldman Sachs to Debevoise on October 2, 2019. The Match separation committee determined that the expected adjustments to the call spreads, and the matters disclosed in the Goldman Sachs relationship disclosure, were not material to the ability of Goldman Sachs to provide independent advice.

        On October 10, 2019, at the direction of the IAC management team acting pursuant to the prior authorization of the IAC board of directors, representatives of Wachtell Lipton spoke by telephone with representatives of Debevoise and conveyed a preliminary proposal for a separation transaction for consideration by the Match separation committee (the "initial proposal"). The initial proposal as conveyed was for a reverse spinoff transaction resulting in two separate public companies, New IAC and New Match, with New Match having a single class of "one share, one vote" common stock. The economic terms of the initial proposal included an aggregate cash dividend of $2 billion to be paid by Match pro rata to all of its stockholders, including IAC, to be financed by $1.8 billion of new debt to be incurred by Match; New Match retaining IAC's outstanding exchangeable notes and associated hedging instruments, certain tax attributes of IAC and ownership of the Los Angeles properties; and the conversion of outstanding IAC options into options of New Match and New IAC, proportionately based on the relative value of the shares of New IAC and New Match to be received by IAC stockholders in the transaction. IAC would also have the right, in connection with the separation transaction, to cause the issuance of shares of New Match common stock to third party investors in exchange for cash proceeds paid to New IAC. The initial proposal contemplated an adjustment in the transaction economics (to be achieved through the calculation of the exchange ratio used to determine the number of shares of New Match to be issued to IAC stockholders) to reflect the value of the exchangeable notes and associated hedging instruments, the Los Angeles properties, any issuance of shares of New Match common stock caused by IAC to third party investors, and certain tax attributes of IAC that would remain tax attributes of New Match. The size of the adjustment was proposed to be based on a pre-closing volume weighted average trading price of shares of Match common stock, with the value of the exchangeable notes and related hedging instruments to be calculated based on a formula to be agreed between IAC and the Match separation committee. The initial proposal also contemplated that the board of directors of New Match would be classified, and would be made up of the members of the board of directors of Match prior to the closing, subject to the resignation of two of the four board members who also serve as executives of IAC and one member of the Match management team, and to the addition of two independent directors to be initially designated by IAC. It was further proposed that Mr. Joseph Levin, the Chief Executive Officer of IAC and the chairman of the Match board of directors, serve as non-executive chairman of the board of New Match and as a member of the class of directors to first stand for election in 2023, and that the second director who currently serves as an executive officer of IAC would be a member of the class of directors to first stand for election in 2022. In addition, it was also proposed that the New Match board of directors would adopt a shareholder rights plan. The representatives of Wachtell Lipton communicated that the initial proposal remained subject to the approval of the IAC board of directors, that entry into any transaction would be subject to the favorable recommendation of the Match separation committee, and closing of any transaction would be conditioned on the affirmative vote of a majority of the shares held by disinterested stockholders of Match and other customary closing conditions. The initial proposal contemplated that IAC would retain the right to terminate the transaction at any time prior to closing, consistent with the rights of the parent company in a traditional spinoff of a subsidiary, and that New IAC and New Match would enter into various transaction-related agreements in order to allocate assets and liabilities between the parties, provide for certain tax- and employee-related matters, and otherwise govern the relationship between the two parties following the closing of the transaction.

        Later on October 10, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise were present. At this meeting, Debevoise reported on the conversation with Wachtell Lipton from earlier in the evening and the terms of the initial proposal described by Wachtell Lipton.

        On October 11, 2019, IAC filed an amendment to its Schedule 13D with respect to Match with the SEC, disclosing that the initial proposal had been made to Match and including a summary of the terms of the initial proposal. On the same day, IAC filed an amendment to its Schedule 13D with respect to ANGI, disclosing that IAC did not presently intend to pursue a separation transaction with respect to ANGI.

        On October 14, 2019, representatives of IAC, Wachtell Lipton, Goldman Sachs and Debevoise met in person in New York in order to discuss the initial proposal, for IAC to present additional details regarding the proposed transaction terms and structure, and for the legal and financial advisors to the Match separation committee to ask clarifying questions of IAC and its representatives. Topics of discussion included, among other things, the proposed transaction steps, treatment of outstanding IAC equity awards, and the method of determining the value of the adjustment related to the exchangeable notes and the associated hedging instruments.

        Following the October 14 meeting, the parties exchanged further explanatory information regarding the terms of the initial proposal and certain due diligence information relating to the assets and liabilities proposed to be impacted by the potential transaction.

        On October 17, 2019, Goldman Sachs, on behalf of the Match separation committee, delivered follow-up questions to IAC regarding the details of its initial proposal.

        On October 23, 2019, the Match separation committee held a meeting, at which representatives of Debevoise and Goldman Sachs were present, to review the terms of IAC's initial proposal. At the meeting, representatives of Goldman Sachs discussed key issues in the initial proposal, including the proposed structure of the transaction, the debt leverage that Match would need to finance the proposed dividend, and treatment of IAC equity awards. Representatives of Goldman Sachs also reviewed with the Match separation committee an alternative valuation of the exchangeable notes and call spreads to the valuation included in IAC's initial proposal, which alternative valuation, in Goldman Sachs's view, reflected the expected increased volatility of New Match's stock price and accounted for the adjustments that dealers would request in connection with the proposed separation transaction. At the meeting, representatives of Debevoise discussed with the Match separation committee certain tax issues raised by the reverse spin-off, including the ability of New Match to issue additional stock in the future following the separation transaction. Debevoise also noted for the Match separation committee that restrictions would be imposed on New Match to ensure the intended tax treatment of the reverse spin-off in a tax matters agreement. After the presentations by Goldman Sachs and Debevoise, the Match separation committee discussed potential responses to the initial proposal. The representatives of Goldman Sachs were then excused from the meeting. The Match separation committee then discussed the scope of Match's existing obligations to indemnify IAC for potential liability arising from certain litigation claims, and the fact that under IAC's initial proposal, these obligations to indemnify would remain within the New Match group. The Match separation committee discussed whether there was any likelihood that IAC would agree to the assumption by New IAC of any potential liabilities relating to these matters, if proposed by the Match separation committee.

        On October 24, 2019, the Match separation committee held a telephonic meeting, at which representatives of Match, Debevoise and Goldman Sachs were present, to review with certain members of Match's management team material items under consideration in respect of IAC's initial proposal.

        Also on October 24, 2019, Mr. Levin and Mr. McInerney spoke by telephone regarding process and timing for the Match separation committee's response to IAC's proposal.

        On October 25, 2019, Wachtell Lipton delivered to Debevoise a preliminary draft of certain tax sharing principles governing the allocation of tax liabilities between New IAC and New Match following the proposed separation transaction.

        On October 28, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present, to discuss a draft term sheet (which we refer to as the "term sheet") and supporting materials prepared as a potential response to IAC's initial proposal. The term sheet reflected the Match separation committee's positions on select terms of IAC's initial proposal, including: accepting IAC's proposed transaction structure, subject to agreement on the allocation of pre-closing non-Match liabilities; a counterproposal for a dividend of $1.50 per share of Match capital stock (approximately $420 million in total) funded by incremental debt and cash on hand; confirmation that New Match would have the ability to make post-closing share issuances under the contemplated tax matters agreement between New Match and New IAC; a revised valuation metric for the exchangeable notes and call spreads; IAC stockholders bearing the full cost of IAC options converted into New Match options through an adjustment in the exchange ratio; rejecting the proposal that the New Match board of directors adopt a shareholder rights plan; rejecting IAC's right to unilaterally terminate the transaction agreement; New IAC indemnifying New Match for all pre-closing non-Match IAC liabilities and for any impairment of the tax attributes of the IAC group expected to be available to the New Match group; and delivery of certain opinions by IAC's outside counsel relating to the U.S. federal income tax treatment of the transactions. The Match separation committee also determined to discuss certain additional governance matters with representatives of IAC. The Match separation committee instructed representatives of Goldman Sachs and Debevoise to deliver the responses in the term sheet to IAC at a meeting scheduled for October 29, 2019.

        Later on October 28, 2019, the Match separation committee held a meeting, at which certain members of Match's management team were present and representatives of Debevoise joined by telephone, to discuss certain litigation claims.

        On October 29, 2019, the Match separation committee held a telephonic meeting, at which certain members of Match's management team and representatives of Debevoise and Goldman Sachs were present, to discuss the term sheet.

        Later on October 29, 2019, representatives of IAC, Goldman Sachs, Debevoise and Wachtell Lipton met in person in New York in order for advisors to the Match separation committee to convey the Match separation committee's response to the initial proposal, as described in the term sheet. At this meeting, the representatives of Goldman Sachs and Debevoise also conveyed to IAC and its advisors the Match separation committee's view that the proposed transaction structure was generally attractive. However, the representatives of Goldman Sachs and Debevoise stressed the importance that the Match separation committee placed on ensuring that any independent Match following a transaction have an appropriate capital structure and not be over-leveraged. Specifically, the Match separation committee indicated that, in light of New Match retaining responsibility for IAC's exchangeable notes and the associated hedging instruments (with the calculation of the related adjustment to the exchange ratio to be further discussed), it believed the largest appropriate dividend for Match to pay in connection with a separation was approximately $420 million. In addition, the representatives of Goldman Sachs and Debevoise conveyed the additional views of the Match separation committee presented in the term sheet, including that IAC should bear the full cost of IAC options to be converted into New Match options (through an adjustment to the exchange ratio). Representatives of Goldman Sachs and Debevoise also stated that the Match separation committee was unwilling to agree to a transaction in which IAC had a unilateral right to terminate the transaction, and that the Match separation committee intended to convey their views on the proposed post-closing governance of New Match directly to IAC. In addition, they requested further information on the possible sale of New Match shares by IAC in connection with a transaction.

        On October 30, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present, to summarize their discussions with IAC with respect to the term sheet at the prior day's meeting.

        Later on October 30, 2019, Mr. Levin and Mr. McInerney spoke by telephone about certain of the proposals made by the Match separation committee. Mr. McInerney communicated that the Match separation committee was focused on ensuring that New Match would have a sustainable capital structure with appropriate leverage levels, and consequently believed that the proposed $420 million dividend was appropriate. Mr. Levin stated that IAC was similarly focused on ensuring that New IAC would have an appropriate amount of cash to reflect its financial profile and capital needs, and that accordingly while it might be willing to consider a transaction with a Match dividend amount below the initial proposal of $2 billion, he did not expect that IAC would be interested in proceeding at a dividend level below approximately $1.3 billion. Mr. Levin also proposed that New Match and New IAC would share the cost of the IAC options equally. He further stated that IAC's right to terminate the transaction at any time protected IAC against, among other things, the possibility of a significant decrease in Match's stock price before the proposed separation transaction is consummated. Mr. Levin and Mr. McInerney discussed possibly conditioning IAC's termination right on an agreed significant threshold decrease in Match's stock price. Mr. Levin and Mr. McInerney also discussed the possibility of structuring the transaction to include a pre-closing contribution of the Los Angeles properties to Match in exchange for newly issued Match shares, which would permit IAC to maintain its targeted ownership level at Match without the need for Match to repurchase its shares in the market in accordance with prior practice. Mr. McInerney also raised the possibility of New IAC assuming a portion of any potential liability arising from certain litigation claims involving Match and IAC, for which Match is currently obligated to indemnify IAC, but Mr. Levin indicated that this would not be acceptable to IAC. Each of Mr. Levin and Mr. McInerney agreed to discuss the remaining open transaction items further after conferring with their advisors.

        On October 31, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present. At the meeting, Mr. McInerney reported to the other members of the Match separation committee and its advisors on his discussion with Mr. Levin. The Match separation committee asked Goldman Sachs and Debevoise to consider the mechanics of an IAC termination right in the event of a substantial decline in Match's stock price, and how such a right could be made to be reciprocal for the benefit of Match. The Match separation committee also requested further analysis from Goldman Sachs as to sources of cash for a special dividend.

        Later on October 31, 2019, Mr. Levin and Mr. McInerney spoke by telephone about IAC's October 10 proposal regarding certain governance matters, to which the Match separation committee had not yet previously responded. Mr. Levin described to Mr. McInerney IAC's reasoning behind its original proposal on these matters. Mr. McInerney and Mr. Levin discussed these matters, including alternatives for selecting any new independent directors to join the New Match board of directors if a separation transaction was completed. Later that evening, Mr. McInerney discussed his conversation with Mr. Levin with the other members of the Match separation committee.

        Subsequently, representatives of IAC and the Match separation committee engaged in further discussions regarding the terms of a possible transaction.

        On November 4, 2019, Goldman Sachs, as instructed by the Match separation committee, also held two discussions with J.P. Morgan regarding the proposed dividend's impact on the leverage of New Match and IAC's proposal to have the right to issue New Match shares to third-party investors, with proceeds to be contributed to New IAC.

        Also on November 4, 2019, the Match separation committee entered into an engagement letter with Goldman Sachs.

        On November 6, 2019, as part of its quarterly letter to IAC stockholders in connection with the announcement of IAC's quarterly earnings, IAC described the proposed transaction structure and parameters.

        On November 7, 2019, IAC filed this description on an amendment to its Schedule 13D relating to Match with the SEC.

        Also on November 7, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present, to discuss the Match separation committee's response to the latest IAC proposals delivered by Mr. Levin. At the meeting, Mr. McInerney reported to the other members of the Match separation committee and its advisors on his discussions with Mr. Levin and representatives of Goldman Sachs reported on their discussions with

J.P. Morgan. Representatives of Goldman Sachs then summarized its analysis of Match's free cash flow and sources from which Match could potentially fund a special dividend while maintaining a lower leverage ratio than would otherwise be implied by IAC's proposal. Representatives of Goldman Sachs and the Match separation committee discussed the possibility that additional free cash flow could potentially be generated from, among other things: reducing share repurchases prior to closing of the transaction, in part, by Match's acquiring the Los Angeles properties from IAC in exchange for Match stock; seeking to cause IAC to retire 50% of the 2022 exchangeable notes; and delaying certain acquisition activity. Representatives of Goldman Sachs presented Goldman Sachs's analysis of how a decline in Match's stock price could affect the results of the exchange ratio calculation, and IAC stockholders' resulting pro-forma equity ownership in New Match. After reviewing and discussing Goldman Sachs's analysis, the Match separation committee determined to propose a collar on Match's common stock price relating to the exchangeable notes. The Match separation committee instructed Goldman Sachs to prepare a response for IAC based on the discussions at the meeting. Also at this meeting, a representative of Debevoise summarized issues raised in the tax sharing principles prepared by Wachtell Lipton. The Match separation committee authorized Debevoise to negotiate with Wachtell Lipton regarding these issues.

        On November 8, 2019, a representative of Goldman Sachs, at the direction of the Match separation committee, conveyed a revised proposal from the Match separation committee to IAC. This proposal contemplated that in connection with the transaction, Match would declare a cash dividend to all of its shareholders of approximately $740 million, which amount would potentially be increased by $100 million if IAC and Match were able to agree on terms for Match to acquire the Los Angeles properties prior to closing of the transaction in exchange for newly issued shares of Match common stock, and were able to agree that the issuance of such shares would eliminate any requirement for Match to otherwise repurchase shares of its outstanding common stock in order to maintain tax consolidation with IAC. The proposal further indicated that the dividend amount would be increased proportionately for the face value of any exchangeable notes exchanged into IAC common stock prior to the closing, and that IAC would be required to agree to encourage or incentivize such exchanges. In addition, the proposal contemplated that Match would be supportive of an issuance of New Match equity for proceeds to be contributed to New IAC of up to $1.5 billion; that IAC stockholders and Match stockholders (other than IAC) would each bear 50% of the cost of IAC options to be converted into New Match options (with the cost borne by IAC stockholders to be reflected in an adjustment to the exchange ratio); and New Match being allocated the tax benefits for any IAC options that it assumed under the tax matters agreement; accepted that there would be no post-closing compensation for certain impairments of the tax attributes (subject to the parties reaching agreement on their assumed value at closing); and proposed specific methodologies for valuing the exchangeable notes and associated hedging instruments, including the imposition of a maximum 25% variance during the measurement period (with Match to have the right to elect to waive the application of the collar if the "floor" would otherwise apply, and IAC having the right to terminate the agreement if Match failed to exercise such right, and corresponding rights of IAC and Match if the "cap" would otherwise apply).

        On November 11, 2019, Mr. Levin, Mr. Glenn H. Schiffman (IAC's Chief Financial Officer) and Mr. McInerney spoke by telephone in order for Mr. Levin to inform the Match separation committee of IAC's current views on the terms most recently proposed by the Match separation committee. Mr. Levin conveyed IAC's proposal that Match pay a $1 billion dividend to its stockholders (including IAC), in connection with the closing. Mr. Levin indicated that IAC was willing to agree to Match acquiring the Los Angeles properties prior to the closing in exchange for shares of Match common stock (based on the appraised fair market value of the properties), subject to the agreement to enter into leases with IAC and Expedia which would permit their continued use of space in the Los Angeles properties for a period of no less than three years, and IAC receiving a right of first refusal in the event that one of the Los Angeles properties was sold by Match within five years. This proposal was premised on an agreement by Match to continue to make repurchases of Match common stock as needed to maintain tax consolidation with IAC, with an agreed cushion to IAC's ownership percentage. Mr. Levin conveyed IAC's view that the proposal to retire the exchangeable notes was not actionable, and also made certain counterproposals to the adjustments to the valuation of the call spreads for the exchangeable notes. In light of the reduced size of dividend proposed, Mr. Levin stated that IAC's position would remain consistent with its original proposal and that there would be no compensation to Match stockholders (other than IAC) in respect of IAC options to be converted into New Match options or any corresponding tax benefits. He further stated that IAC was willing to agree to the Match separation committee's proposed terms with respect to the size of the New Match equity offering, the treatment of the tax attributes (subject to agreement on valuation of such attributes) and the structure of the 25% collar and associated termination rights relating to the exchangeable notes.

        Also on November 11, 2019, Mr. Levin and Mr. McInerney spoke by telephone and discussed certain governance matters relating to the New Match board of directors if a separation transaction were completed.

        On November 12, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present. At this meeting, Mr. McInerney reported on his discussions with Mr. Levin, and the Match separation committee discussed the terms relayed by Mr. Levin in such conversation. The Match separation committee determined to consider the proposal further with its advisors before responding to IAC.

        On November 19, 2019, Mr. McInerney and Mr. Levin spoke by telephone and discussed, subject to agreement on the cash amount of the proposed dividend, the possibility of an alternative mechanism for making such agreed amount available to Match's public stockholders, both in order to structure the transaction as efficiently as possible and in order to seek to offer public holders of Match common stock the choice whether to receive cash or additional shares of New Match. The parties agreed to consider this, and subsequently engaged with their respective legal and financial advisors to develop structures to achieve this goal. The parties and their advisors spoke on multiple occasions in the following days regarding potential paths to implement this structure and to resolve the remaining open transaction issues.

        On November 21, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present. At this meeting, Mr. McInerney reported on his discussion with Mr. Levin regarding the potential separation transaction. Based on that discussion, the Match separation committee determined to propose a dividend amount of $3.00 per share and consider a cash/stock election merger mechanism in lieu of a dividend. Then, representatives of Goldman Sachs described how a $3.00 per share dividend or cash election amount could affect the debt leverage of New Match. The Match separation committee also discussed IAC's proposal that New Match bear the entire cost of the IAC options to be assumed by New Match, with the benefit of the accompanying tax deduction accruing to New IAC, including that the option assumption was the principal element of the proposed transaction that involved a transfer of value from Match to IAC without a corresponding adjustment in the exchange ratio. The Match separation committee determined that it would endeavor to induce IAC to agree that its stockholders bear a portion of the cost of the IAC options, through an adjustment to the exchange ratio. The Match separation committee then discussed whether there was any likelihood that IAC would agree to the assumption by New IAC of any potential liabilities relating to certain litigation claims. The Match separation committee determined that Mr. McInerney should deliver the Match separation committee's response to Mr. Levin.

        Later on November 21, 2019, Mr. McInerney had a discussion with Mr. Levin and conveyed the Match separation committee's response. Mr. Levin stated that IAC would respond to the proposal, but he did not believe a 50/50 cost allocation for the IAC options would be acceptable.

        On November 22, 2019, Mr. Levin and Mr. McInerney spoke by telephone and reached a preliminary agreement on the remaining open key transaction terms that Mr. Levin could consider with the full IAC board of directors and that Mr. McInerney could consider with the full Match separation committee. Under these terms, the transaction would include an election feature permitting holders of Match common stock to receive $3.00 in cash or an additional $3.00 worth of New Match shares, with the cash payment to be funded by a loan from Match to IAC. IAC would also receive $3.00 in cash in the transaction for each share of Match capital stock owned by IAC, and an additional $3.00 in cash for each share of Match common stock that was subject to a stock election, with an adjustment to the exchange ratio to reflect the additional cash received by IAC in respect of the stock electing shares. Also under these terms, IAC would bear 25% of the pre-tax cost of the intrinsic value of New Match options issued in respect of IAC option awards held by individuals other than Match employees, and IAC would compensate Match through an adjustment to the exchange ratio, for the notional tax benefit associated with the unreimbursed portion of the option cost and New IAC would be allocated the tax benefits for such options under the tax matters agreement. In addition, Match would compensate IAC for the intrinsic value of any New IAC options issued to Match employees in respect of their IAC options. Match would also acquire the Los Angeles properties from IAC prior to the closing of the separation, in exchange for $120 million of Match stock issued to IAC. It was also agreed that Match would retain (as New Match) all potential liability associated with certain litigation claims for which Match was obligated to indemnify IAC under the existing agreements between Match and IAC. The Match separation committee would also accept IAC's previous proposal with respect to repurchases of Match common stock during the pendency of the transaction, and that New Match would, subject to receipt of the requisite stockholder approval, implement a classified board in connection with the closing. Mr. McInerney indicated that the Match separation committee intended to provide further information about its view on the appropriate post-closing governance for New Match in the near term. The parties agreed to allow their advisors to continue to discuss the methodology for valuing the adjustment related to the exchangeable notes and the associated hedging instruments. Mr. Levin and Mr. McInerney agreed that Wachtell Lipton and Debevoise should begin drafting and negotiating definitive documentation to reflect the transactions.

        On November 27, 2019, representatives of Debevoise and Wachtell Lipton discussed the agreed terms of the proposed separation transaction and the process for finalizing documentation.

        On December 4, 2019, the IAC board of directors held a regular meeting at which the directors reviewed the terms of the transaction that had been discussed with the Match separation committee, the expected process and next steps, and other transaction-related matters. The IAC board of directors authorized and directed management to proceed with negotiating a definitive set of transaction and related agreements to be presented to the IAC board of directors for their consideration.

        On December 5, 2019, Ms. McDaniel and Ms. Seymon met with Mr. Levin to discuss certain governance-related matters related to New Match following completion of a separation transaction and preliminarily agreed, subject to reaching agreement on the remainder of the transaction terms, that the New Match board of directors would initially consist of the members of the pre-closing Match board of directors, except that two of the four directors who also serve as executives of IAC would resign, and three new independent directors designated by IAC prior to the closing (subject to the reasonable consent of the Match separation committee) would join the New Match board of directors.

        On December 6, 2019, Wachtell Lipton sent an initial draft of the transaction agreement to Debevoise. Wachtell Lipton, Debevoise and IAC's outside real estate counsel also exchanged drafts of various ancillary agreements relating to the transaction during this time period, including the tax matters agreement, the employee matters agreement, the transition services agreement, the real estate transfer agreement and various governance-related documents.

        On December 9, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present. At this meeting, representatives of Debevoise described the material issues in the draft transaction agreement provided by Wachtell Lipton, including the lack of a voting commitment from the holders of IAC's Class B common stock to vote their shares of IAC capital stock in favor of the transactions, the allocation of assets and liabilities between New Match and New IAC, the control of transaction litigation, the value and allocation of certain tax deductions associated with IAC equity awards, and the dispute resolution provisions.

        On December 10, 2019, Debevoise and Wachtell Lipton discussed the transaction agreement.

        On December 12, 2019, Debevoise sent a revised draft of the transaction agreement to Wachtell Lipton. The material open issues reflected in the draft included the parameters of Match's obligations to raise and deliver the cash to fund any $3.00 per share cash election by Match public stockholders and the proposed cash transfer to IAC; the request of the Match separation committee that the holder of IAC's Class B common stock enter into voting agreements in connection with the transaction; the allocation of tax benefits related to the outstanding IAC options to be converted into New Match options; the allocation of certain assets and liabilities between New IAC and New Match; the valuation methodology for IAC's exchangeable notes and related hedging instruments; the allocation of control of and liability for litigation; the request of the Match separation committee that New IAC agree to be bound by certain restrictive covenants following the closing, including a non-competition agreement and a non-solicitation agreement; and the transaction closing conditions related to pending litigation.

        On December 13, 2019, Wachtell Lipton sent Debevoise a list of issues in the revised draft of the transaction agreement in preparation for a call between representatives of IAC and the Match separation committee on December 14, 2019. Wachtell Lipton and Debevoise discussed the list of issues later that same day.

        On December 14, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present, to discuss the issues list provided by Wachtell Lipton. Debevoise reported on discussions with Wachtell Lipton from the prior evening, including a discussion with Wachtell Lipton regarding the objection to the Match separation committee's request for a voting commitment from the holders of IAC's Class B common stock and IAC's view that Match and New Match should bear all potential liability for any transaction litigation arising from the separation transaction.

        Later on December 14, 2019, representatives of IAC, the Match separation committee, Debevoise and Wachtell Lipton spoke by telephone in order to discuss the then-current open issues with respect to the negotiation of the transaction agreement and related documents, including whether to require a voting commitment from the holders of IAC's Class B common stock, the allocation of transaction litigation liability following the closing of the transactions, the value and allocation of certain tax deductions associated with IAC equity awards, and the dispute resolution provisions in the transaction agreement.

        Following that discussion, the Match separation committee held a telephonic meeting at which representatives of Debevoise were present to discuss how to respond to the remaining open issues.

        Separately, on December 14, 2019, representatives of IAC, J.P. Morgan and Goldman Sachs spoke again to discuss proposed valuation methodologies for the exchangeable notes and related instruments.

        Late on December 15, 2019, Wachtell Lipton sent Debevoise a revised transaction agreement.

        On December 16, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise were present, to discuss the material open business and legal issues raised by the draft transaction agreement provided by Wachtell Lipton on December 15, 2019. Representatives of Debevoise described the positions reflected in the transaction agreement, including the rejection of the requested voting commitment and the allocation of potential liability for transaction litigation. Representatives of Debevoise proposed several potential alternative constructs for the allocation of liability for transaction litigation, which the members of the Match separation committee considered.

        On December 17, 2019, Debevoise sent Wachtell Lipton a revised draft of the transaction agreement, which included a voting commitment from the holders of IAC Class B common stock to approve the transactions and revised the allocation of liability for transaction litigation.

        Later on December 17, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present. Representatives of Debevoise summarized the open issues remaining in the transaction agreement. The Match separation committee provided further instruction as to how to respond to Wachtell Lipton and IAC on these issues.

        Early on December 18, 2019, Wachtell Lipton sent Debevoise a revised draft of the transaction agreement.

        On December 18, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise were present. Representatives of Debevoise summarized the remaining issues in the latest draft of the transaction agreement provided by Wachtell Lipton, including the open issues with respect to the request for a voting agreement from holders of IAC Class B common stock, the allocation of the benefit of the tax deduction for the IAC stock options to be assumed by New Match, and the allocation of potential liability for transaction litigation between New Match and New IAC in connection with the separation. The Match separation committee determined that it would discuss and attempt to resolve these issues on a call with representatives of IAC scheduled for later that day.

        Later on December 18, 2019, representatives of IAC spoke by telephone with the members of the Match separation committee. The parties discussed the allocation between New IAC and New Match of liability arising from potential litigation related to the proposed transaction, the allocation of control and liability relating to certain other categories of litigation, and matters relating to the allocation of tax benefits arising from certain IAC options converted to New Match options in connection with the transaction.

        Also on December 18, 2019, following further discussion among the parties, representatives of IAC informed representatives of the Match separation committee that IAC believed it was appropriate for Mr. Levin to initially serve as the executive chairman of the New Match board of directors following the transaction.

        Also on December 18, 2019, the Match separation committee held a telephonic meeting, at which representatives of Debevoise and Goldman Sachs were present. The Match separation committee discussed the proposal from IAC that Mr. Levin serve as executive chairman of the New Match board of directors. The Match separation committee considered whether it should take more time to assess this proposal. After discussion, members of the Match separation committee determined that they would discuss the proposal with the Match management team following the Match separation committee meeting.

        Then, Goldman Sachs made a presentation to the Match separation committee in which it provided an overview of the key financial terms of the proposed transaction. Goldman Sachs reviewed Match's projected financial performance based on its then-current capital structure and pro forma for the Separation, as prepared by Match's management and authorized for Goldman Sachs' use in connection with its financial analysis. Goldman Sachs summarized its financial analysis of the Aggregate Consideration to be paid to the holders (other than IAC and its affiliates) of Match Shares pursuant to the transaction agreement (each as defined below in the section of this joint proxy statement/prospectus entitled "—Opinion of Financial Advisor to the Match Separation Committee"), and then rendered to the Match separation committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 19, 2019, to the effect that, based upon and subject to the factors and assumptions set forth in Goldman Sachs' opinion, the Aggregate Consideration to be paid to the holders (other than IAC and its affiliates) of Match Shares, taken in the aggregate, pursuant to the transaction agreement was fair from a financial point of view to such holders. Goldman Sachs also discussed with the Match separation committee other potential benefits of the proposed transaction, which were not reflected in its financial analysis of the Aggregate Consideration described above, including the potential for: improved credit profile and lower cost of capital of New Match; enhanced trading liquidity for New Match; greater flexibility in setting financial policy and strategy; and eligibility for index inclusion due to the elimination of the dual-class structure. Goldman Sachs noted the proposed separation transaction could be viewed as a large share repurchase at an attractive valuation with a relatively cheap cost of financing through the retention of the IAC exchangeable notes.

        Later on December 18, 2019, the Match separation committee reported on Match management's response to the proposal that Mr. Levin serve as executive chairman of the board of directors of New Match following the separation transaction, including that Mandy Ginsberg, then Match's Chief Executive Officer, expressed the view that the proposed separation transaction was in the best interests of Match. After discussion, the Match separation committee determined to move forward with considering approval of the transaction. Then, referring to written materials previously circulated to the members of the Match separation committee, Debevoise summarized the key terms and conditions of the transaction agreement and related agreements relating to the separation of Match from IAC. Debevoise also reviewed with the members of the Match separation committee their fiduciary duties in considering approval of the transaction. Following a discussion of the presentations from Debevoise and Goldman Sachs, the Match separation committee unanimously resolved to recommend to the Match board of directors that it approve the transaction agreement and the transactions contemplated by the transaction agreement.

        At approximately 11:00 p.m. on December 18, 2019, the Match board of directors held a telephonic meeting at which representatives of Debevoise and Goldman Sachs and members of Match's management team were present. Representatives of Debevoise began the meeting by summarizing the material terms and conditions of the transaction agreement and related agreements and reviewing with the Match board of directors their fiduciary duties in considering the approval of the transactions. A representative of Goldman Sachs then summarized the key financial terms of the proposed transaction and compared those terms with other transactions involving the elimination of a dual-class voting structure. Mr. McInerney then summarized the Match separation committee's three-month process of negotiating the transaction and stated that the committee had unanimously recommended the transaction to the Match board of directors. Ms. Ginsberg then stated that while Sharmistha Dubey, a member of the Match board of directors, was not present due to travel commitments, she had asked Ms. Ginsberg to inform the Match board of directors that she was supportive of the transaction. Representatives of Debevoise then reviewed with the Match board of directors the proposed resolutions to approve the transaction. After discussion, the Match board of directors adopted the resolutions by unanimous vote of all directors present.

        Following the adjournment of the Match board of directors meeting, representatives of Debevoise and Wachtell Lipton worked through the night of December 18 and the morning of December 19 to finalize the transaction documentation, which reflected the Match separation committee's and IAC's agreement on Mr. Levin's initially serving as the executive chairman of New Match.

        On December 19, 2019, following the approval by unanimous written consent of the board of directors of IAC approving IAC's entry into the transaction agreement and ancillary agreements, the parties entered into the transaction agreement and the real estate transfer agreement and issued a press release announcing entry into the transaction.

IAC's Reasons for the Separation; Recommendation of the IAC Board of Directors

        The IAC board of directors, with the assistance of management and the company's legal and financial advisors, evaluated the transaction agreement and the terms of the Transactions. After careful consideration, the IAC board of directors has unanimously (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement, including the Transactions, are in the best interests of IAC and its stockholders, (ii) approved the transaction agreement and the transactions contemplated by the transaction agreement, including the Transactions, (iii) declared advisable each of the proposed amendments to the IAC certificate of incorporation that are the subject of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal and resolved to recommend the approval of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal and the IAC Incentive Plan Proposal to the holders of IAC capital stock and (iv) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal and the IAC Adjournment Proposal be submitted to the holders of IAC capital stock for their approval.

        In the course of reaching its recommendation, the IAC board of directors considered a wide variety of factors relating to the transaction agreement and the Transactions. Among other things, the IAC board of directors considered the following potential benefits of the Transactions:

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  IAC has a long history of separating out its businesses once they have achieved an appropriate scale and maturity, and IAC has regularly found that such separations create a more streamlined and agile IAC that can better focus on its remaining businesses and new growth opportunities. If completed, the Separation will be the sixth such separation by IAC and will permit New IAC's management to focus on building the scale of its other businesses and pursuing strategic acquisitions and investments to drive long-term profitability and value. At the same time, the Separation would afford New Match management the ability to make operating and strategic decisions on a more streamlined basis without having to consider the objectives of a controlling shareholder. Thus, each company will gain the flexibility to develop a growth strategy that capitalizes on its distinct strengths and, consequently, will be well-positioned to capitalize on available opportunities in its specific sector.

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  IAC historically has demonstrated its ability to make attractive acquisitions and expects to continue to execute on its growth strategy by making opportunistic acquisitions and investments. These acquisitions typically need to be financed with cash and the underlying businesses frequently have limited access to debt financing. Accordingly, New IAC requires significant cash to execute its acquisition strategy, and New IAC's ability to grow in the near and long-term will depend in large part on whether it is appropriately capitalized to take advantage of strategic opportunities. It is contemplated that, following the consummation of the Separation, New IAC will have cash on hand that, as of the date of this joint proxy statement/prospectus, is estimated to be approximately $2.4 billion (after giving effect to IAC's purchase of Care.com and excluding any proceeds from the sale of shares in the IAC Class M equity offering and cash held by ANGI). Thus, we believe that the Separation would well position New IAC to enter the next chapter of its growth and development story by providing it with the capital needed to grow its remaining businesses and to pursue acquisition opportunities in furtherance of its proven business strategy.

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  Following the Separation, the equity of each of New IAC and New Match will be able to be used as a more focused "acquisition currency," and as such the Separation will provide each company with greater opportunities to pursue value-enhancing acquisitions in industries with active M&A markets. Independent equity structures will afford each company direct access to capital markets, facilitating each company's ability to pursue its specific growth objectives.

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  Having a separate equity currency will enable each company to provide employees with stock-based compensation that more closely aligns with the performance of the underlying businesses.

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  The Separation will permit each of New IAC and New Match to further concentrate its financial resources solely on its own operations and strategies, providing each company with greater flexibility to invest capital in its business at a time and in a manner appropriate for its distinct needs without having to compete with each other for investment capital. This will facilitate a more efficient allocation of capital based on each company's profitability, cash flow and growth opportunities, and allow each company to pursue an optimal mix of return of capital to stockholders, reinvestment in leading-edge technology and value-enhancing investment and M&A opportunities in their respective industries.

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  The members of the IAC board of directors believe that the simplification in the corporate structure of IAC and its subsidiaries, including Match, resulting from the transaction will have certain benefits that will be reflected in the New Match common stock to be received by IAC shareholders in the Transaction. These benefits include the potential elimination of a trading discount due to Match's controlled company status and the fact that New Match common stock (as opposed to Match common stock currently) will be eligible to be included in one or more of the major stock indices as a result of New Match's single class structure. To the extent these benefits result in an increased trading price for New Match common stock, New Match will also have an enhanced ability to use its equity securities to make acquisition and to attract and incentivize employees through the grant of equity awards. In addition, New Match will no longer be constrained by the limitations on the utilization of its stock Match currently faces in order to maintain tax consolidation with IAC.

  •
  It is IAC's belief that Match's success as a leading provider of dating products, Match's growth and its size and scale within IAC's portfolio of business has cast a shadow over IAC's other assets. As of immediately prior to the announcement of the entry into the transaction agreement, the implied value (based on trading prices) of IAC's ownership stake in Match and ANGI, taken together with its cash, exceeded IAC's market capitalization, implying a negative valuation for IAC's other businesses, despite the positive financial performances of and growth prospects available to many of these businesses, such as Vimeo and Dotdash. The Separation will make it easier for investors to evaluate the merits, strategy, performance and future prospects of the businesses of each of New Match and New IAC and to invest in both companies based on a clearer appreciation of these characteristics. The Separation may also attract new investors who may not have properly assessed the value of the Match business and IAC's other businesses relative to the values they are currently accorded as part of IAC.

  •
  The Separation will give IAC stockholders direct ownership not only in New IAC, which will hold the non-Match businesses of IAC following the Separation, but also in New Match, which will hold Match and its businesses. Accordingly, IAC's stockholders will have an ongoing equity participation in each of New IAC and New Match following the Separation, and such stockholders will be able to participate in New IAC's and New Match's future earnings or growth or to benefit from increases in the value of New IAC's capital stock and New Match's capital stock following the Separation.

  •
  The IAC board of directors considered their belief that there was a reasonably high likelihood that the Transactions would be completed, in light of, among other things:

  •
  The limited number of conditions to the closing of the transactions contemplated by the Transaction Agreement;

  •
  The agreement of Match to use its reasonable best efforts to maintain or obtain sufficient funds to make the Match loan to IAC, including using reasonable best efforts to obtain additional financial commitments of at least $100 million;

  •
  The agreement of Match to use reasonable best efforts to complete the Match merger as soon as practicable, including cooperating to obtain any required regulatory approvals and third-party consents;

  •
  The agreement of Match to convene and hold a meeting of the Match stockholders to obtain, and to, subject to limited exceptions as described in the section of this joint proxy statement/prospectus entitled "The Transaction—Change of Recommendation", use reasonable best efforts to solicit, the required approvals of the Match stockholders in respect of the Transactions and other transactions contemplated by the transaction agreement; and

  •
  IAC's ability to specifically enforce the terms and provisions of the transaction agreement.

  •
  The IAC board of directors also considered the fact that the charter amendments required to effect the Separation would be subject to the approval of IAC's stockholders (including the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote, voting as a separate class) and that IAC's stockholders would be free to evaluate and vote for or against these amendments at the IAC annual meeting.

  •
  The IAC board of directors has the ability under the terms of the transaction agreement to change its recommendation in favor of the Transactions in response to an intervening event if the failure to take such action would be inconsistent with their fiduciary duties, as further described in the section entitled "The Transaction Agreement—Change of Recommendation."

  •
  The IAC board of directors has the ability to terminate the transaction agreement if the Match VWAP is below $50.9493 and Match does not accept the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be reduced due to the impact of such decrease in the Match stock price, as further described in the section entitled "The Transaction Agreement—Termination of the Transaction Agreement."

        However, IAC cannot assure you that, following the consummation of the Transactions, any of the benefits described above or any other benefits will be realized to the extent anticipated, or at all. In the course of reaching its recommendation, the IAC board of directors also considered certain risks and potentially negative factors relating to the transaction agreement and the Transactions, including:

  •
  That many investors holding IAC stock or Match stock may hold such stock because of a decision to invest in a company with IAC or Match's profile. Following the Separation, the shares of New IAC and New Match stock will represent an investment in different companies with different profiles than pre-transaction IAC and Match. These profiles may not align with such investors' investment strategies and may cause such holders to sell their shares. As a result, the stock price of New IAC and/or New Match may decline or experience volatility as their respective stockholder bases change.

  •
  That the Transactions will require significant time and effort from IAC's and Match's respective management teams and consequently may result in the diversion of management attention away from operation of their respective businesses and potentially negative effects on existing and future business relationships.

  •
  That the Reclassification Exchange Ratio is a calculation the result of which will not be known until just before the closing and is based on a variety of factors that are outside of the control of IAC and Match. Accordingly, IAC stockholders and Match stockholders will not know the number of shares of New Match common stock that IAC stockholders will receive in connection with the Transactions (or that Match stockholders would receive in respect of a stock election), and consequently IAC stockholders and Match stockholders will not know the percentage interest in New Match represented by a share of New Match common stock, or that will be issued in the aggregate to holders of New Match common stock or IAC capital stock, until after the dates of the IAC annual meeting and the Match special meeting.

  •
  The possibility that the Transactions are not completed in a timely manner or at all for any reason, as well as the risks and costs to IAC and to Match if the Transactions are not completed or if there is uncertainty regarding the likelihood, timing or effects of completion of the transactions contemplated in the transaction agreement, including uncertainty as to the effect of the Transactions on IAC and Match's businesses, and the effect on the trading price of IAC common stock and Match common stock if the transaction agreement is terminated or the Transactions are not completed for any reason.

  •
  The impact of the announcement, pendency or completion of the Transactions, or the failure to complete the Transactions, on each of IAC and Match's relationships with their respective employees (including making it more difficult to attract and retain key personnel and the possible loss of key members of management and other personnel) and other counterparties.

  •
  The agreement by New IAC that for two years following the closing, New IAC will not engage in the online dating business, with limited exceptions.

  •
  The agreement by New IAC that for two years following the closing, it will not hire or solicit for employment any employee of the other party with a title of vice president or above as of the date of the transaction agreement, subject to limited exceptions.

  •
  The possibility that the other businesses of New IAC will not be successful, and that New IAC will not succeed in identifying new profitable acquisitions or other opportunities or in developing the existing businesses of IAC which will become businesses of New IAC.

  •
  The risk of any potential action or inaction by IAC, New IAC, Match, New Match or any other party causing the New IAC Distribution or the Match merger to not qualify for tax-free treatment.

  •
  The risk that the stockholders of IAC or the stockholders of Match will not approve their respective proposals required in order to consummate the Transactions.

  •
  The fact that there can be no assurance that all of the conditions to the consummation of the Transactions will be satisfied.

  •
  That New IAC and New Match may be unable to achieve the full strategic and financial benefits expected to result from the Transactions as described above in this section for a variety of reasons, including, among others, that New IAC and New Match will be more susceptible to market fluctuations and other adverse events (including, in the case of New IAC, due to the loss of cash flows formerly provided by Match) following the consummation of the Transactions and the potential impact of the Transactions on the anticipated credit ratings of New IAC and New Match.

  •
  The risk of litigation, injunctions or other legal proceedings related to the Transactions and the transaction agreement.

  •
  The other risks of the type and nature described in the section entitled "Risk Factors" and under the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

        The IAC board of directors concluded that the potential benefits of the Transactions outweighed these negative factors.

        This discussion of the information and factors considered by the IAC board of directors in reaching its conclusions and recommendation includes the principal factors considered by the IAC board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the IAC board of directors. In view of the wide variety of factors considered in connection with its evaluation of the transaction agreement and the transactions contemplated by the transaction agreement, and the complexity of these matters, the IAC board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the transaction agreement and the transactions contemplated by the transaction agreement and to make its recommendation to IAC stockholders. Rather, the IAC board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the IAC board of directors may have given differing weights to different factors.

Match's Reasons for the Separation; Recommendation of the Match Separation Committee; Recommendation of the Match Board of Directors

Recommendation of the Match Separation Committee

        On December 18, 2019, the Match separation committee, consisting entirely of independent and disinterested directors of Match, and acting with the advice of its own independent legal and financial advisors, unanimously (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement, including the Transactions, are fair and in the best interests of Match and its stockholders, other than IAC and its affiliates (other than Match and its subsidiaries), and (ii) recommended that the Match board of directors adopt resolutions approving and declaring advisable the transaction agreement and the transactions contemplated by the transaction agreement and recommending the adoption of the transaction agreement and the proposed amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal to Match stockholders.

        In the course of making the determinations and making the recommendation described above, the Match separation committee considered, among others, the following factors (all of which factors tended to support the recommendation and consummation of such agreement and transactions, but which factors are not intended to be exhaustive and are not presented in any relative order of importance):

  •
  the Match separation committee's review and assessment of the industries in which members of the Match group operate and Match's competitive position and prospects within those industries, Match's business, operations, financial condition, management, earnings, prospects and strategy and the impact of historical and current financial market conditions on Match, including historical market trading prices and volatility of Match common stock;

  •
  the fact that New Match will have a single class of "one share one vote" common stock following the Transactions, and will no longer have a controlling stockholder, which the Match separation committee believed would improve Match's strategic flexibility, including its ability to pursue value-enhancing acquisition opportunities;

  •
  the Match separation committee's belief that the Transactions will result in more trading liquidity for New Match common stock and the potential for future eligibility for inclusion in stock market indexes, such as the S&P 500 Index, which the Match separation committee believed would increase demand for New Match common stock;

  •
  the fact that holders of Match common stock (other than IAC) will have the option to receive, in addition to one share of New Match common stock, at the holder's election, either (i) the cash election amount or (ii) the additional stock election amount (as further described in the section entitled "The Transaction Agreement—Election and Exchange Procedures"), which provides Match stockholders the choice to receive immediate liquidity or a greater share of the potential future value of New Match;

  •
  the fact that Match will be compensated, through the calculation of the Reclassification Exchange Ratio, for certain liabilities being retained by New Match in connection with the Transactions, including the exchangeable notes and related warrants, and a portion of the liabilities in connection with the assumption of IAC options, as further described in the section entitled, "The Transaction Agreement—Treatment of IAC Equity";

  •
  the fact that it is a condition to Match's obligations to complete the Transactions that Match receives a copy of the written opinion of IAC's outside counsel to the effect that (i) the exchange of shares of IAC common stock or IAC Class B common stock, as applicable, for shares of IAC Class M common stock pursuant to the Reclassification will qualify as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code and/or an exchange described in Section 1036 of the Code, (ii) the New IAC Distribution and certain related transactions, taken together, will qualify as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code, and (iii) the Match merger will not cause Section 355(e) of the Code to apply to the New IAC Distribution and certain related transactions, as further described in the section entitled "Material U.S. Federal Income Tax Consequences of the Separation";

  •
  the fact that it is a condition to Match's obligations to complete the Transactions that Match receives a copy of the written opinion of IAC's outside counsel to the effect that the Match merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, as further described in the section entitled "Material U.S. Federal Income Tax Consequences of the Separation";

  •
  the efforts made to negotiate a transaction agreement that would be favorable to Match and the Non-IAC Match stockholders and the terms and conditions of the fully negotiated transaction agreement;

  •
  the efforts made to negotiate the ancillary agreements in forms that would be favorable to New Match and the Non-IAC Match stockholders, and the terms and conditions of the fully negotiated ancillary agreements;

  •
  the efforts made to negotiate the real estate contribution agreement and related real estate leases in forms that would be favorable to New Match and the Non-IAC Match stockholders, and the terms and conditions of the fully negotiated real estate agreements;

  •
  the ability of the Match board of directors under the terms of the transaction agreement to change its recommendation in favor of the Transactions in response to an intervening event if the failure to take such action would be inconsistent with their fiduciary duties, as further described in the section entitled "The Transaction Agreement—Change of Recommendation";

  •
  the ability of Match to terminate the transaction agreement if (i) the Match VWAP is above $84.9155, and (ii) IAC does not accept the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be increased to reflect such increase in the Match stock price, as further described in the section entitled "The Transaction Agreement—Termination of the Transaction Agreement";

  •
  the fact that the New Match board of directors will have ten (10) directors and will be composed of the members of the Match board of directors prior to the Separation, other than two representatives of IAC, and three independent directors that will be designated by IAC with the reasonable consent of the Match separation committee;

  •
  the retention by the New Match group of certain tax attributes of the IAC group, which the Match separation committee believed would be available for reducing New Match's future tax obligations;

  •
  the agreement by New IAC that for two years following the closing, New IAC will not engage in the online dating business, with limited exceptions;

  •
  the agreement by New IAC that for two years following the closing, it will not hire or solicit for employment any employee of the other party with a title of vice president or above as of the date of the transaction agreement, subject to limited exceptions; and

  •
  the financial analyses reviewed and discussed with the Match separation committee, as well as the opinion, dated December 19, 2019, of Goldman Sachs & Co. LLC ("Goldman Sachs") to the Match separation committee as to the fairness, from a financial point of view, to the holders (other than IAC and its affiliates) of Match Shares, taken in the aggregate, as of the date of the opinion, of the Aggregate Consideration (each as defined below in the section of this joint proxy statement/prospectus entitled "—Opinion of Financial Advisor to the Match Separation Committee") to be paid to such holders pursuant to the original transaction agreement, which opinion was based on and subject to the factors, assumptions, limitations, qualifications and other matters set forth in the opinion, as more fully described in the section entitled "—Opinion of Financial Advisor to the Match Separation Committee".

        In the course of reaching the determinations and making the recommendation described above, the Match separation committee also considered the following factors relating to the procedural safeguards that it believed would ensure the fairness of the Separation and permit the Match separation committee to represent effectively the interests of the Non-IAC Match stockholders:

  •
  the fact that the Match separation committee consists of three independent and disinterested directors of Match who are not affiliated with IAC, are not employees of IAC or any of its affiliates (including Match) and have no financial interest in the Separation different from, or in addition to the interests of the Non-IAC Match stockholders other than their interests described under "—Interests of the Match Directors and Officers in the Separation";

  •
  the fact that the Match separation committee was advised by Goldman Sachs, as financial advisor, and by Debevoise & Plimpton LLP, as legal advisor, each a nationally recognized firm selected by the Match separation committee;

  •
  the fact that the Match separation committee conducted deliberations, in more than 20 formal meetings, during a period of approximately two and a half months regarding the Separation;

  •
  the fact that the Match separation committee was aware that it had no obligation to recommend any transaction; and

  •
  the fact that it is a condition to Match's obligations to complete the Transactions that the transaction agreement be adopted not only by the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote, but also the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote excluding any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors and IAC officers, the members of the Match board of directors and Match officers and the immediate family members of any of the foregoing.

        The Match separation committee also weighed the factors described above against certain factors and potential risks associated with entering into the transaction agreement, including, among others, the following:

  •
  the risk that the full strategic and financial benefits expected to result from the Separation may not be realized fully or at all or may take longer to realize than expected;

  •
  the expectation that upon completion of the Separation, New Match will be more leveraged with debt, which could adversely affect New Match's future business plans and ability to raise capital;

  •
  the expectation that upon completion of the Separation, New Match will have higher annual interest expenses from the new borrowings and the assumption of the exchangeable notes, which could adversely affect New Match's future business plans and ability to raise capital;

  •
  the fact that pursuant to the employee matters agreement, New Match will retain the IAC options, as further described in the section entitled "The Transaction Agreement—Treatment of IAC Equity Awards", and the fact that the Reclassification Exchange Ratio compensates Match for only a portion of the cost of such retention;

  •
  the fact that Match stockholders will not know the number of shares of IAC Class M common stock into which the shares of IAC capital stock will be reclassified, and consequently the percentage interest in New Match represented by a share of New Match common stock, until after the date of the IAC annual meeting and the date of the Match special meeting;

  •
  the ability of the IAC board of directors under the terms of the transaction agreement to change its recommendation in favor of the Transactions in response to an intervening event if the failure to take such action would be inconsistent with their fiduciary duties, as further described in the section entitled "The Transaction Agreement—Change of Recommendation";

  •
  the ability of IAC to terminate the transaction agreement if the Match VWAP is below $50.9493, and Match does not accept the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be reduced due to the impact of such decrease in the Match stock price, as further described in the section entitled "The Transaction Agreement—Termination of the Transaction Agreement";

  •
  the risk that the Separation may not be completed, including the risk that IAC stockholders do not approve the Separation Proposal, the IAC Class M Stock Issuance Proposal or the IAC Incentive Plan Proposal and the fact that there is no voting commitment from holders of IAC Class B common stock to vote in favor of those proposals;

  •
  the risks to, and the costs that could be borne by, Match if the Separation is not completed, including the potential for diversion of management and employee attention and the potential effect of the pendency of the Separation on Match's business and relations with customers, partners and suppliers;

  •
  the risk that certain key employees of Match might choose not to remain with New Match;

  •
  the restrictions set forth in the transaction agreement on the conduct of Match's business prior to completion of the Transactions, which require Match to conduct its business only in the ordinary course, subject to specified limitations, which could delay or prevent Match from undertaking business opportunities that may arise pending completion of the Transactions;

  •
  the possibility that if the Transactions fail to qualify for tax-free treatment, such that New Match, as well as New Match stockholders, could suffer material adverse consequences, as further discussed in the section entitled "Material U.S. Federal Income Tax Consequences of the Separation";

  •
  the fact that the tax matters agreement will impose certain restrictions on New Match during the two-year period following the Separation, except in specific circumstances, that may limit the ability of New Match to pursue certain equity issuances, including to effect strategic transactions, that it may otherwise believe to be in the best interests of New Match stockholders or that might increase the value of its business;

  •
  the fact that certain provisions in the New Match certificate of incorporation and bylaws may discourage, delay, or prevent a change of control of New Match or changes in its management, including the establishment of a classified board of directors and the prohibition of stockholder action by written consent, which may depress the trading price of its common stock;

  •
  the risk of incurring substantial expenses related to the Separation, including in connection with any litigation that may result from the announcement or pendency of the Separation, some of which may be payable even if the Separation is not completed;

  •
  the uncertainty regarding New Match group's ability to utilize all of the retained tax attributes of the IAC group against earnings of New Match's business and the timing for any such utilization; and

  •
  the various other applicable risks associated with Match, New Match, IAC, New IAC and the Separation, including the risks described in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors".

        The foregoing discussion of the information and factors considered by the Match separation committee in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the Match separation committee. In view of the wide variety of factors considered in connection with its evaluation of the transaction agreement and the transactions contemplated by the transaction agreement, and the complexity of these matters, the Match separation committee did not find it practicable to, and did not attempt to, quantify, rank, or assign any relative or specific weights to the various factors considered in reaching its determinations and making its recommendation. In addition, individual directors may have given different weights to different factors. The Match separation committee considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

        The foregoing discussion also contains forward-looking statements with respect to future events that may have an effect on Match's business, financial condition, or results of operations or the future financial performance of New Match. See the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."

Recommendation of the Match Board of Directors

        On December 18, 2019, following the unanimous recommendation of the Match separation committee, the Match board of directors, by unanimous approval of directors present, (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement are fair and in the best interests of Match and its stockholders, other than IAC and its affiliates (other than Match and its subsidiaries), (ii) approved, adopted and declared advisable the transaction agreement and the transactions contemplated by the transaction agreement, (iii) resolved to recommend the adoption of the transaction agreement and the proposed amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal and (iv) directed that the transaction agreement and the proposed amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal be submitted for adoption and approval by the Match stockholders.

        In the course of making such determinations, the Match board of directors considered the following factors (which factors are not intended to be exhaustive and are not in any relative order of importance):

  •
  the Match separation committee's analyses, conclusions and unanimous determination that the transactions contemplated by the transaction agreement are fair and in the best interests of Match and its stockholders, other than IAC and its affiliates (other than Match and its subsidiaries), and its recommendation that the Match board of directors approve and declare advisable the transaction agreement and the transactions contemplated thereby, and that the Match stockholders vote for the adoption of the transaction agreement; and

  •
  the fact that the Match separation committee consists of three independent and disinterested directors of Match who are not employees of IAC or any of its affiliates (including Match) and have no financial interest in the Separation different from, or in addition to Match's unaffiliated stockholders other than their interests described under "—Interests of Match Directors and Officers in the Transactions".

        The foregoing discussion of the information and factors considered by the Match board of directors in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the Match board of directors. In view of the wide variety of factors considered in connection with its evaluation of the transaction agreement and the transactions contemplated by the transaction agreement, and the complexity of these matters, the Match board of directors did not find it practicable to, and did not attempt to, quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determinations and making its recommendation. In addition, individual directors may have given different weights to different factors. The Match board of directors considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

        In considering the recommendation of the Match board of directors with respect to the proposal to adopt the transaction agreement, you should be aware that some of Match's directors and executive officers may have interests in the Separation that are different from yours. The Match separation committee was aware of and considered these interests, among other matters, in evaluating the transaction agreement and the Transactions, and in recommending that the Match board of directors recommend the transaction agreement be adopted by Match's stockholders. See the section entitled "—Interests of Match Directors and Officers in the Separation".

Opinion of Financial Advisor to the Match Separation Committee

        Goldman Sachs rendered its opinion to the Match separation committee that, as of December 19, 2019 and based upon and subject to the factors and assumptions set forth therein, the Aggregate Consideration (as defined below) to be paid to the holders (other than IAC and its affiliates) of shares of Match common stock, Match Class B common stock and Match Class C common stock (which we refer to, collectively, as the "Match Shares"), taken in the aggregate, pursuant to the original transaction agreement was fair from a financial point of view to such holders. Pursuant to the original transaction agreement, in the Match merger, each outstanding Match Share (other than shares to be cancelled or converted pursuant to the terms of the original transaction agreement) will be converted into the right to receive, at the election of the holder thereof, without interest, either (i) one share of New Match common stock plus the cash election amount or (ii) one share of New Match common stock plus the additional stock election amount ((i) and (ii), taken in the aggregate, are referred to as the "Aggregate Consideration").

        The full text of the written opinion of Goldman Sachs, dated December 19, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included as Annex J to this joint proxy statement/prospectus. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Match separation committee in connection with its consideration of the transactions contemplated by the original transaction agreement (which we refer to for purposes of this "Opinion of Financial Advisor to the Match Separation Committee" as the "Transactions"). The Goldman Sachs opinion is not a recommendation as to how any holder of Match Shares should vote or make any election with respect to the Transactions or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the original transaction agreement and the real estate contribution agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of Match for the four years ended December 31, 2018;

  •
  Match's Registration Statement on Form S-1, including the prospectus contained therein dated October 16, 2015 relating to an initial public offering of Match Shares;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of IAC for the five years ended December 31, 2018;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Match and IAC;

  •
  certain other communications from Match and IAC to their respective stockholders;

  •
  certain publicly available research analyst reports for Match;

  •
  the Match financial projections, as approved for Goldman Sachs' use by the Match separation committee; and

  •
  certain estimates regarding certain assets and liabilities to be acquired, assumed or retained, as applicable, by New Match and its subsidiaries in connection with or as a result of the Transactions and the components of the Reclassification Exchange Ratio, all as provided to Goldman Sachs by the management of Match and approved for its use by the Match separation committee (which we refer to as the "Match estimates").

        Goldman Sachs also held discussions with members of the senior management of Match regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition, and future prospects of Match; reviewed the reported price and trading activity for Match common stock; compared certain financial and stock market information for Match with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs, with the consent of the Match separation committee, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the consent of the Match separation committee, that the Match financial projections and the Match estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Match separation committee. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Match or IAC or any of their respective subsidiaries (including any assets and liabilities to be acquired, assumed or retained, as applicable, by New Match and its subsidiaries in connection with or as a result of the Transactions) and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the Transactions would be obtained without any adverse effect on Match or New Match or on the expected benefits of the Transactions in any way meaningful to its analysis. Goldman Sachs also assumed that the Transactions would be consummated on the terms set forth in the original transaction agreement and in the real estate contribution agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of Match to engage in the Transactions or the relative merits of the Transactions as compared to any strategic alternatives that may be available to Match; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than IAC and its affiliates) of Match Shares, taken in the aggregate, as of the date of the opinion, of the Aggregate Consideration to be paid to such holders pursuant to the original transaction agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the original transaction agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the original transaction agreement or entered into or amended in connection with the Transactions, including any of the Restructuring Transactions, the Reclassification, the mandatory exchange or the transactions contemplated by the real estate contribution agreement, any allocation of the aggregate consideration payable pursuant to the original transaction agreement, including among the holders of the various classes of Match Shares pursuant to the original transaction agreement, or the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Match; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Match, or class of such persons, in connection with the Transactions, whether relative to the Aggregate Consideration to be paid to the holders (other than IAC and its affiliates) of Match Shares pursuant to the original transaction agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which any shares of any class or series of IAC, New IAC, Match or New Match securities would trade at any time or as to the impact of the Transactions on the solvency or viability of IAC, New IAC, Match or New Match or any other party to the Transactions or the ability of IAC, New IAC, Match or New Match or any other party to the Transactions to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' advisory services and opinion were provided for the information and assistance of the Match separation committee in connection with its consideration of the Transactions and its opinion does not constitute a recommendation as to how any holder of Match Shares should vote or make any election with respect to the Transactions or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Match separation committee in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 17, 2019 and is not necessarily indicative of current market conditions.

        Illustrative Discounted Cash Flow Analysis—Match Status Quo.    Using the Match financial projections, Goldman Sachs performed an illustrative discounted cash flow analysis for Match on a status quo basis. Using discount rates ranging from 6.25% to 8.25%, reflecting estimates of the weighted average cost of capital of Match on a status quo basis, Goldman Sachs discounted to present value as of September 30, 2019 (i) estimates of unlevered free cash flow for Match on a status quo basis for the three-month period ending December 31, 2019 and for the years 2020 to 2024, based on the Match financial projections, (ii) the estimated benefits of certain Match tax attributes, including net operating losses, or NOLs, as reflected in the Match estimates, and (iii) a range of illustrative terminal values for Match on a status quo basis, which were calculated by applying perpetuity growth rates ranging from 2.5% to 3.5%, to a terminal year estimate of the free cash flow to be generated by Match on a status quo basis, as reflected in the Match financial projections (which analysis implied exit terminal year enterprise value to next twelve months Adjusted EBITDA multiples (which we refer to as "EV/NTM Adj. EBITDA multiples"), ranging from 13.0x to 27.0x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Match financial projections and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative implied enterprise values for Match on a status quo basis by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative implied enterprise values it derived for Match on a status quo basis the amount of Match's net debt on a status quo basis as of September 30, 2019, as provided by the management of Match, to derive a range of illustrative implied equity values for Match on a status quo basis. Goldman Sachs then divided the range of illustrative implied equity values it derived by the number of fully diluted outstanding Match Shares on a status quo basis, as provided by the management of Match, to derive a range of illustrative implied present values of $58.95 to $123.62 per Match Share on a status quo basis.

        Illustrative Discounted Cash Flow Analysis—Pro Forma Value to be Received in the Match Merger.    Using the Match financial projections and the Match estimates, Goldman Sachs also performed an illustrative discounted cash flow analysis for New Match on a pro forma basis giving effect to the Transactions (which we refer to as "New Match pro forma for the Transactions"). Using discount rates ranging from 6.25% to 8.25%, reflecting estimates of the weighted average cost of capital of New Match pro forma for the Transactions, Goldman Sachs discounted to present value as of September 30, 2019 (i) estimates of unlevered free cash flow for New Match pro forma for the Transactions for the three-month period ending December 31, 2019 and for the years 2020 to 2024, based on the Match financial projections, (ii) the estimated benefits of certain Match and IAC tax attributes, including NOLs, to be acquired or retained, as applicable, by New Match and its subsidiaries in connection with or as a result of the Transactions, as reflected in the Match estimates, and (iii) a range of illustrative terminal values for New Match pro forma for the Transactions, which were calculated by applying perpetuity growth rates ranging from 2.5% to 3.5%, to a terminal year estimate of the free cash flow to be generated by New Match pro forma for the Transactions, as reflected in the Match financial projections (which analysis implied exit terminal year EV/NTM Adj. EBITDA multiples ranging from 13.0x to 27.0x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Match financial projections and the Match estimates and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative implied enterprise values for New Match pro forma for the Transactions by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative implied enterprise values it derived for New Match pro forma for the Transactions the estimated amount of New Match's net debt pro forma for the Transactions as of September 30, 2019, as provided by the management of Match, to derive a range of illustrative implied equity values for New Match pro forma for the Transactions. Goldman Sachs then calculated ranges of illustrative implied values for the pro forma value to be received per Match Share in the Match merger, assuming, alternatively, as directed by the Match separation committee that all holders of Match Shares (other than IAC and its affiliates) make either (i) the additional stock election (which we refer to as the "all-stock election scenario") or (ii) the cash election (which we refer to as the "maximum-cash election scenario"). For the maximum-cash election scenario, Goldman Sachs divided (i) the range of illustrative implied equity values for New Match pro forma for the Transactions derived from the analysis above by (ii) the estimated number of fully diluted shares of New Match common stock pro forma for the Transactions, as provided by the management of Match, which resulted in a range of illustrative implied values for the pro forma value to be received per Match Share in the Match merger of $57.36 to $125.67. For the all-stock election scenario, Goldman Sachs (i) subtracted $3.00 from the range of illustrative implied values for the pro forma value to be received per Match Share in the Match merger for the maximum-cash election scenario derived from the analysis above and (ii) multiplied the resulting range by the sum of (a) one and (b) a fraction equal to the quotient, rounded to four decimal places, of $3.00 divided by $68.04 (representing the closing price of Match common stock on December 17, 2019, less $3.00), which resulted in a range of illustrative implied values for the pro forma value to be received per Match Share in the Match merger of $56.76 to $128.08.

        Illustrative Present Value of Future Share Price Analysis—Match Status Quo.    Using the Match financial projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per Match Share on a status quo basis, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's financial multiples. Goldman Sachs first calculated a range of illustrative implied enterprise values for Match on a status quo basis as of December 31 for each of the years 2020 to 2022, by applying a range of EV/NTM Adj. EBITDA multiples of 20.0x to 25.0x to estimates of Adjusted EBITDA for Match on a status quo basis for each of the years 2020 to 2022, as reflected in the Match financial projections. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical average EV/NTM Adj. EBITDA multiples for Match during the three-year period ended December 17, 2019. To derive a range of illustrative implied equity values for Match on a status quo basis, Goldman Sachs subtracted from the range of illustrative implied enterprise values it derived for Match on a status quo basis the amount of Match's net debt on a status quo basis as of December 31 for each of the years 2020 to 2022, as provided by the management of Match. Goldman Sachs then divided the range of illustrative implied equity values it derived for Match on a status quo basis by the number of fully diluted Match Shares on a status quo basis estimated to be outstanding as of December 31 for each of the years 2020 to 2022, as provided by the management of Match, and discounted the resulting implied future share prices to present value as of September 30, 2019, using an illustrative discount rate of 6.75%, reflecting an estimate of Match's cost of equity on a status quo basis, to derive a range of illustrative implied present values per Match Share on a status quo basis. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of illustrative implied present values of $66.79 to $101.65 per Match Share on a status quo basis.

        Illustrative Present Value of Future Share Price Analysis—Pro Forma Value to be Received in the Match Merger.    Using the Match financial projections and the Match estimates and assuming, alternatively, as directed by the Match separation committee, the all-stock election scenario and the maximum-cash election scenario, Goldman Sachs also performed illustrative analyses of the implied present values of illustrative future values per share of New Match common stock pro forma for the Transactions. Goldman Sachs first calculated a range of illustrative implied enterprise values for New Match pro forma for the Transactions as of December 31 for each of the years 2020 to 2022, by applying a range of EV/NTM Adj. EBITDA multiples of 20.0x to 25.0x to estimates of Adjusted EBITDA for New Match pro forma for the Transactions for each of the years 2020 to 2022, as reflected in the Match financial projections. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical average EV/NTM Adj. EBITDA multiples for Match during the three-year period ended December 17, 2019. To derive a range of illustrative implied equity values for New Match pro forma for the Transactions, Goldman Sachs subtracted from the range of illustrative implied enterprise values it derived for New Match pro forma for the Transactions the amount of New Match's net debt pro forma for the Transactions as of December 31 for each of the years 2020 to 2022, as provided by the management of Match. Goldman Sachs then divided the range of illustrative implied equity values it derived for New Match pro forma for the Transactions by the number of fully diluted shares of New Match common stock pro forma for the Transactions estimated to be outstanding as of December 31 for each of the years 2020 to 2022, as provided by the management of Match, and discounted the resulting implied future share prices to present value as of September 30, 2019, using an illustrative discount rate of 6.75%, reflecting an estimate of New Match's cost of equity pro forma for the Transactions, to derive a range of illustrative implied present values per share of New Match common stock pro forma for the Transactions. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of illustrative implied present values per share of New Match common stock pro forma for the Transactions. For the maximum-cash election scenario, Goldman Sachs calculated a range of illustrative implied values for the pro forma value to be received per Match Share in the Match merger by adding (i) $3.00 and (ii) the illustrative implied present values per share of New Match common stock pro forma for the Transactions derived from the analysis above. For the all-stock election scenario, Goldman Sachs calculated a range of illustrative implied values for the pro forma value to be received per Match Share in the Match merger by multiplying (i) the illustrative implied present values per share of New Match common stock pro forma for the Transactions derived from the analysis above by (ii) the sum of (a) one and (b) a fraction equal to the quotient, rounded to four decimal places, of $3.00 divided by $68.04 (representing the closing price of Match common stock on December 17, 2019, less $3.00). This analysis resulted in a range of illustrative present values for the pro forma value to be received per Match Share in the Match merger of (i) $66.20 to $103.29 for the maximum-cash election scenario and (ii) $65.99 to $104.71 for the all-stock election scenario.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Match, IAC or New Match or the Transactions.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Match separation committee as to the fairness from a financial point of view to the holders (other than IAC and its affiliates) of Match Shares, taken in the aggregate, as of the date of such opinion, of the Aggregate Consideration to be paid to such holders pursuant to the original transaction agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of IAC, New IAC, Match, New Match, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The Aggregate Consideration was determined through arm's-length negotiations between the Match separation committee and IAC and was approved by the Match separation committee and the Match board of directors. Goldman Sachs provided advice to the Match separation committee during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Match separation committee or the Match board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

        As described above, Goldman Sachs' opinion to the Match separation committee was one of many factors taken into consideration by the Match separation committee in making its determination to approve the transaction agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs included as Annex J to this joint proxy statement/prospectus.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Match, IAC, any of their respective affiliates and third parties, including entities in which Mr. Barry Diller, the Chairman and Senior Executive of IAC and a significant IAC stockholder, is a significant stockholder, or any currency or commodity that may be involved in the Transactions. Goldman Sachs acted as financial advisor to the Match separation committee in connection with, and participated in certain of the negotiations leading to, the Transactions. Goldman Sachs has provided certain financial advisory and/or underwriting services to Match and/or its subsidiaries from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the private placement of Match's 5.625% Senior Notes due 2029 (aggregate principal amount of $350 million) in February 2019. During the two-year period ended December 19, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Match and/or its subsidiaries of approximately $300,000. Goldman Sachs also has provided certain financial advisory and/or underwriting services to IAC and/or its subsidiaries (excluding Match and its subsidiaries) from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the private placement of 0.875% Exchangeable Senior Notes due 2022 (aggregate principal amount of $517.5 million) of IAC FinanceCo, Inc., a wholly owned subsidiary of IAC, in October 2017, and as joint bookrunner with respect to the private placement of 0.875% Exchangeable Senior Notes due 2026 (aggregate principal amount of $575 million) of IAC FinanceCo 2, Inc., a wholly owned subsidiary of IAC, in May 2019, and 2.000% Exchangeable Senior Notes due 2030 (aggregate principal amount of $575 million) of IAC FinanceCo 3, Inc., a wholly owned subsidiary of IAC, in May 2019. During the two-year period ended December 19, 2019,

Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to IAC and/or its subsidiaries (excluding Match and its subsidiaries) of approximately $4 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Expedia Group, Inc., an entity at which Mr. Diller serves as Chairman and Senior Executive and in which Mr. Diller is a significant stockholder, from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the private placement of Expedia Group, Inc.'s 3.250% Senior Notes due 2030 (aggregate principal amount of $1.25 billion) in September 2019. During the two-year period ended December 19, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Expedia Group, Inc. of approximately $1.1 million. During the two-year period ended December 19, 2019, the Investment Banking Division of Goldman Sachs has not been engaged by Mr. Diller or entities associated with Mr. Diller to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation, except as described above. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Match, New Match, IAC, New IAC, their respective affiliates, Mr. Diller or entities associated with Mr. Diller for which the Investment Banking Division of Goldman Sachs may receive compensation.

        Goldman Sachs, acting as principal, is a counterparty (alongside several other banks) to IAC and certain of its affiliates with respect to certain convertible note hedge transactions and issuer warrant transactions (which we refer to, collectively, as the "Call Spread Transactions") entered into in connection with the issuance of the 0.875% Exchangeable Senior Notes due 2022 (aggregate principal amount of $517.5 million) of IAC FinanceCo, Inc. and the 0.875% Exchangeable Senior Notes due 2026 (aggregate principal amount of $575 million) of IAC FinanceCo 2, Inc. (which we refer to, collectively, as the "Specified IAC Exchangeable Notes"). Goldman Sachs expects to make various adjustments to the Call Spread Transactions pursuant to their respective terms upon the consummation of and following the Transactions including to the extent that those events have a material effect on IAC's stock price volatility. Such adjustments may compensate Goldman Sachs for any diminution in the value of the Call Spread Transactions to it that would otherwise result from the announcement and/or consummation of the Transactions. In addition, Goldman Sachs may also have a right to unwind the Call Spread Transactions pursuant to the terms of the Call Spread Transactions, including if any Specified IAC Exchangeable Notes are repurchased by IAC or its subsidiaries.

        In connection with the Call Spread Transactions, Goldman Sachs has exposure to market fluctuations in the price of IAC's common stock and will, following the consummation of the Transactions, have exposure to market fluctuations in the price of New Match's common stock. Goldman Sachs' ordinary practice is to hedge its net market exposure to the price of the common stock underlying private derivative transactions with issuers of such common stock such as the Call Spread Transactions. In connection with the Call Spread Transactions, Goldman Sachs and its affiliates have engaged, and will continue to engage, in hedging and other market transactions (which may include purchasing or selling IAC common stock and/or New Match common stock and the entering into or unwinding various derivative transactions with respect to IAC common stock and/or New Match common stock) that are generally intended to substantially neutralize Goldman Sachs' risk exposure as a result of the Call Spread Transactions. At the close of business on April 24, 2020, Goldman Sachs' hedge positions in respect of the Call Spread Transactions included a long swap position on approximately 230 thousand shares of IAC common stock, as well as other derivatives referencing IAC securities. Goldman Sachs is expected to continue to engage in hedging activities in accordance with applicable law to mitigate its exposure to market fluctuations in the price of IAC common stock and/or New Match common stock resulting from the Call Spread Transactions.

        Such hedging activity has been, and will be, at Goldman Sachs' own risk and may result in a gain or loss to Goldman Sachs that may be greater than or less than the contractual benefit to Goldman

Sachs under the Call Spread Transactions. The amount of any such gain or loss will not be known until the Call Spread Transactions have been fully exercised, expired, or terminated in accordance with their terms and Goldman Sachs and its affiliates have completed all of their unwind activities. Goldman Sachs informed the Match separation committee that a portion of the amount of any such gain or loss, including any termination payment, may be shared with Goldman Sachs' Investment Banking Division.

        Whether the Transactions result in adjustments, exercises, and/or terminations of the Call Spread Transactions and the amount of payments or deliveries to be made upon ultimate exercise, expiration, or termination of the Call Spread Transactions will depend on a number of factors, including how the Transactions are treated under the Call Spread Transactions as documented. As such factors change, and as Goldman Sachs has hedged its position under the Call Spread Transactions, the consummation of the Transactions could result in ultimate payments to or from Goldman Sachs that are greater than, equal to, or less than the amount of the payments that would have been received or paid by Goldman Sachs upon exercise, expiration, or termination of the Call Spread Transactions in the absence of the Transactions.

        In accordance with industry practice, Goldman Sachs maintains customary institutional information barriers reasonably designed to prevent the unauthorized disclosure of confidential information by personnel in its Investment Banking Division to the personnel in its Securities Division who are undertaking these hedging and other market transactions. Notwithstanding the foregoing, as a result of preparation of disclosures to the Match separation committee of Goldman Sachs' Investment Banking Division's economic interests in the Call Spread Transactions, persons in Goldman Sachs' Investment Banking Division may have received or may receive input into how to model, or reports of historical measures or estimates of, Goldman Sachs' and/or Goldman Sachs' Investment Banking Division's profit and/or loss over certain measurement periods related to the Call Spread Transactions.

        Prior to the Match separation committee's approval of the Transactions, Goldman Sachs also provided the Match separation committee with certain estimates and analyses prepared by the Investment Banking Division of Goldman Sachs concerning the impact of the Transactions on the Call Spread Transactions, based on theoretical models and various assumptions concerning the terms of the Transactions and market conditions and other information available at the time.

        The Match separation committee selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Pursuant to a letter agreement dated November 4, 2019, the Match separation committee engaged Goldman Sachs to act as its financial advisor in connection with the Transactions. The engagement letter between the Match separation committee and Goldman Sachs provides for a transaction fee of $4,000,000, all of which is contingent upon completion of the Transactions. In addition, Match has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Prospective Financial Information of Match

        Match does not, as a matter of course, publicly disclose long-term projections regarding its future financial performance due to, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, in connection with the Match separation committee's consideration of the Transactions, Match's management prepared and provided to the Match separation committee and Goldman Sachs certain unaudited prospective financial information of Match for the fourth quarter of fiscal year 2019 and for fiscal years 2020 through 2024 of Match, in its current status (which we refer to as the "Match status quo financial projections"), and of New Match, after giving effect to the Separation and assuming completion of the Separation in the second quarter of fiscal 2020 (which we refer to as the "Match pro forma financial projections and, together with the Match status quo financial projections, as the "Match financial projections"). The Match financial projections were (i) provided to the Match separation committee in connection with its evaluation of the Separation and (ii) at the direction and with the approval of the Match separation committee provided to Goldman Sachs for its use and reliance in connection with its financial analyses and fairness opinion. The Match financial projections were prepared by Match's management by adjusting and extrapolating certain publicly available, third-party research analyst reports for Match dated November 2019 and December 2019. Other than certain adjustments and extrapolations in the Match financial projections, the forecasted financial information with respect to Match does not reflect independent determinations by Match's management. The Match financial projections do not, and were not intended to, act as public guidance regarding future financial performance of Match or New Match. The information set forth below is a summary of the Match financial projections and is included in this joint proxy statement/prospectus solely to give Match stockholders access to information regarding the financial projections considered by the Match separation committee in connection with its evaluation of the Transactions and is not included to influence any stockholder of Match to decide to vote in favor of the adoption of the transaction agreement or for any other purpose.

        The Match financial projections reflect subjective judgments of third-party research analysts and Match's management in many respects and, therefore, are susceptible to multiple interpretations. While presented with numeric specificity, the Match financial projections were necessarily based on a variety of assumptions and estimates. The assumptions and estimates underlying the Match financial projections may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Match and New Match. The assumptions and estimates used in the preparation of the Match financial projections involved judgments with respect to, among other things, growth rates, market size, changes in actual or projected cash flows, competitive pressures, required investments, future levels of operating expenses and the factors listed under "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus, all of which are difficult to predict and many of which are outside the control of Match and New Match. Moreover, the Match financial projections were based on expectations regarding certain future business decisions that are subject to change. In addition, in preparing the Match pro forma financial projections, Match's management made certain assumptions relating to New Match including, but not limited to, assumptions as to transaction costs in connection with the Separation, interest expense on incremental indebtedness to be incurred, cash tax payments and withholdings and share repurchases. Accordingly, there can be no assurance that the Match financial projections, or the assumptions and estimates reflected therein, will be realized, and actual results may materially differ.

        The inclusion of the summary of the Match financial projections set forth below in this joint proxy statement/prospectus should not be regarded as an indication that Match or any of its affiliates, advisors or other representatives considered or consider the Match financial projections to be necessarily predictive of actual future events, and the summary of the Match financial projections should not be relied upon as such. Neither Match nor the Match separation committee nor any of their respective affiliates, advisors or other representatives has made or makes any representation to any security holder of Match, New Match, IAC or New IAC regarding the information contained in the Match financial projections, and, except as may be required by applicable federal securities laws, Match does not intend, and expressly disclaims any responsibility, to update or otherwise revise or reconcile the Match financial projections to reflect circumstances existing after the date such Match financial projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are not realized or shown to be in error. The Match financial projections do not take into account any circumstances or events occurring after the date they were prepared, including but not limited to the announcement of the Transactions and any events or impact related to COVID-19. Further, the Match financial projections do not take into account the effect of any failure of the Transactions to be consummated. Stockholders are cautioned not to rely on the Match financial projections.

Match Financial Projections

        A summary of the Match financial projections (other than unlevered free cash flow) is set forth below. All amounts are expressed in millions of dollars. Unlevered free cash flow amounts noted below were not prepared by Match management, but were calculated by Goldman Sachs using the Match financial projections and were approved for Goldman Sachs' use by the Match separation committee. Unlevered free cash flow was used by Goldman Sachs in connection with its discounted cash flow analyses described in the section entitled "The Separation—Opinion of Financial Advisor to the Match Separation Committee".

Match Status Quo Financial Projections

		Year Ending December 31,
	Three months ended Dec. 31, 2019
		2020E	2021E	2022E	2023E	2024E
Revenue	$549	$2,427	$2,827	$3,239	$3,645	$4,067
Adjusted EBITDA(1)	$209	$919	$1,122	$1,317	$1,482	$1,653
Levered Free Cash Flow(2)	$143	$754	$978	$1,054	$1,127	$1,285
Unlevered Free Cash Flow(3)	$143	$698	$830	$981	$1,080	$1,210

Match Pro Forma Financial Projections

		Year Ending December 31,
	Three months ended Dec. 31, 2019
		2020E	2021E	2022E	2023E	2024E
Revenue	$549	$2,427	$2,827	$3,239	$3,645	$4,067
Adjusted EBITDA(1)	$209	$913	$1,122	$1,317	$1,482	$1,653
Levered Free Cash Flow(2)	$143	$717	$945	$1,091	$1,107	$1,265
Unlevered Free Cash Flow(3)	$143	$693	$830	$981	$1,080	$1,210

(1)
Adjusted EBITDA is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements.

(2)
Levered Free Cash Flow is defined as Adjusted EBITDA, less cash interest expense, cash taxes, increases in working capital (if any) and capital expenditures, plus decreases in working capital (if any).

(3)
Unlevered Free Cash Flow amounts were calculated by Goldman Sachs for its use in connection with its discounted cash flow analysis described in the section entitled "The Separation—Opinion of Financial Advisor to the Match Separation Committee" using the Match financial projections. Unlevered Free Cash Flow was calculated by Goldman Sachs as EBITDA (post stock based compensation), less cash taxes, increases in working capital (if any) and capital expenditures, plus decreases in working capital (if any), in each case, as set forth in the Match financial projections and approved for Goldman Sachs' use by the Match separation committee.

        The summary of the Match financial projections set forth above should be read together with the historical financial statements of Match, which have been filed with the SEC, as well as the other information regarding Match contained elsewhere in this joint proxy statement/prospectus, including the information regarding Match incorporated into this joint proxy statement/prospectus by reference. The Match financial projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Match's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Match financial projections summarized above, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Match financial projections. The report of Match's independent registered public accounting firm incorporated by reference into this joint proxy statement/prospectus relates only to Match's historical financial information and does not extend to the prospective financial information and should not be read to do so.

        Match expects that there will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Match financial projections given numerous risks and uncertainties, including but not limited to the factors listed under the section entitled "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus, as well as those set forth in Match's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. See the section entitled "Where You Can Find More Information." All projections are forward-looking statements, and these and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified in these reports, in the section of this joint proxy statement/prospectus entitled "Cautionary Statement Regarding Forward-Looking Statements" and in any other filings with the SEC.

No Dissenters' Rights

        Under the DGCL, holders of shares of IAC capital stock and Match capital stock will not have appraisal or dissenters' rights in connection with the Separation.

Accounting Treatment

        IAC, Match and New IAC prepare their financial statements in accordance with United States generally accepted accounting principles. The Separation will be accounted for by New Match as a discontinuance of the businesses comprising New IAC after the Separation. For accounting purposes, the measurement date for discontinued operations will be on the date of the Separation. After the Separation, the assets and liabilities of New IAC will be accounted for at the historical values carried by IAC prior to the Separation.

Interests of IAC Directors and Officers in the Separation

        In considering whether to approve the proposals set forth in this joint proxy statement/prospectus to be voted on at the IAC annual meeting, including the Separation Proposal, the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal, you should recognize that some of the members of IAC management and of the IAC board of directors may have interests in the Separation that differ from, or are in addition to, their interests as IAC stockholders. The members of the IAC board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreement and the Separation. You should take these interests into account in deciding whether to vote "FOR" the Separation Proposal, the IAC Class M Stock Issuance Proposal and the IAC Incentive Plan Proposal.

Treatment of Director and Executive Officer Equity Awards

        Each IAC option that is outstanding as of December 19, 2019, and immediately prior to the completion of the Separation, will convert into an option to purchase common stock of New IAC and an option to purchase New Match common stock in a manner that preserves the spread value of the options immediately before and immediately after the adjustment, with the allocation between the two options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio.

        Each IAC option that is granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Separation, will convert into an option to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price.

        Awards of IAC restricted stock units and performance stock units will convert into awards of New IAC restricted stock units on a basis that preserves the fair market value of such awards immediately before and immediately after the conversion, with equitable adjustments to the applicable reference price in the case of certain performance stock units.

Officers and Directors of New IAC

        As of the closing, the members of the New IAC board of directors will consist of the members of the IAC board of directors prior to the closing, with each member of the New IAC board of directors serving in the same board and committee positions as he or she held in his or her capacity as a member of the IAC board of directors or applicable committee thereof prior to the closing.

New Match Board Composition

        Mr. Joseph Levin and Mr. Glenn H. Schiffman will be appointed to the New Match board of directors, and Mr. Levin initially will become Executive Chairman of the New Match board of directors. IAC director Alan G. Spoon is expected to serve as a director of each of New IAC and New Match following the Separation.

Indemnification; Directors' and Officers' Insurance

        IAC's directors and executive officers will be entitled to ongoing indemnification from New IAC and coverage under directors' and officers' liability insurance policies for acts or omissions that occurred in their capacity as directors or executive officers prior to the Separation. Such indemnification and insurance coverage is further described in the section entitled "The Transaction Agreement—Directors' and Officers' Indemnification; Liability Insurance."

Interests of Match Directors and Officers in the Separation

        In considering whether to approve the proposals set forth in this joint proxy statement/prospectus to be voted on at the Match special meeting, including the proposal to adopt the transaction agreement, you should recognize that some of the members of management and of the Match board of directors may have interests in the Separation that differ from, or are in addition to, their interests as Match stockholders. In particular, Mr. Joseph Levin, Mr. Glenn H. Schiffman, Mr. Mark Stein and Mr. Gregg Winiarski, each of whom currently serves as a member of the Match board of directors, are executive officers of IAC, and Mr. Levin and Mr. Alan Spoon, who also currently serves as a member of the Match board of directors, are directors of IAC. These individuals are expected as of the closing to continue to serve in their capacities as officers and directors of New IAC.

        The members of the Match separation committee evaluated and negotiated the transaction agreement and evaluated whether the Separation is in the best interests of Match stockholders other than IAC and its affiliates (other than Match and its subsidiaries). The IAC representatives on the Match board of directors did not participate in the deliberations of the Match separation committee regarding the transaction agreement and the transactions contemplated by the transaction agreement. The members of the Match separation committee were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreement and the Separation and in recommending to the Match stockholders that the transaction agreement be adopted.

See "—Background of the Separation" beginning on page 139 and "—Match's Reasons for the Separation; Recommendation of the Match Separation Committee; Recommendation of the Match Board of Directors" beginning on page 157 for a further discussion of these matters. You should take these interests into account in deciding whether to vote "FOR" the Transaction Proposal.

        In consideration of the time and effort required of members of the Match separation committee in evaluating and negotiating the transaction agreement and the Separation, the Match board of directors in a meeting held September 18, 2019, determined that the members of the Match separation committee would each receive $50,000 for their services in carrying out their duties as members of the Match separation committee. Mr. Thomas J. McInerney also owns 65,000 shares of IAC common stock, which will be subject to the Reclassification as further described in "The Transaction Agreement—The Transactions."

Treatment of Director and Executive Officer Equity Awards

        Certain of Match's directors and executive officers currently hold shares of Match common stock, options to purchase shares of Match common stock and/or Match restricted stock units. In the Separation, these directors and executive officers will receive shares of New Match common stock, and each option to purchase shares of Match common stock and each Match restricted stock unit will be assumed by New Match on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New Match common stock covered by the award and the applicable exercise price in the case of options. See "The Transaction Agreement—Treatment of Match Equity Awards."

Board Composition

        The New Match board of directors will have ten (10) directors and will be composed of (i) the members of the Match board of directors prior to the Separation, other than Mr. Mark Stein and Mr. Gregg Winiarski, and (ii) three individuals designated by IAC prior to the completion of the Separation (subject to the reasonable consent of the Match separation committee), each of whom shall qualify as an independent director of New Match; provided that if any individual designated by IAC (subject to the reasonable consent of the Match separation committee) is appointed to the Match board of directors prior to the closing, such individual will be appointed as a member of the New Match board of directors pursuant to clause (i) of this sentence and the number of individuals to be designated by IAC pursuant to clause (ii) of this sentence will be correspondingly reduced. The members of the Match separation committee will be appointed to the New Match board of directors. Mr. Joseph Levin and Mr. Glenn H. Schiffman will also be appointed to the New Match board of directors, and Mr. Levin will become Executive Chairman of the New Match board of directors.

Indemnification; Directors' and Officers' Insurance

        Pursuant to the terms of the transaction agreement, Match's directors and executive officers will be entitled to certain ongoing indemnification from New Match and coverage under directors' and officers' liability insurance policies for acts or omissions that occurred in their capacity as directors or executive officers prior to the closing. Such indemnification and insurance coverage is further described in the section entitled "The Transaction Agreement—Directors' and Officers' Indemnification; Liability Insurance."

Listing of New IAC Common Stock and New Match Common Stock; Delisting and Deregistration of IAC Common Stock and Match Common Stock

        The parties to the transaction agreement have agreed to cooperate and use their reasonable best efforts to cause the IAC Class M common stock (or, after it is renamed pursuant to the amendments to the IAC certificate of incorporation that are the subject of the Other New Match Charter Amendments Proposal, the New Match common stock) and the New IAC common stock to be approved for listing on the NASDAQ, subject to official notice of issuance. The obligation of the parties to the transaction agreement to consummate the Transactions is subject to the parties having received the approval of the listing on NASDAQ of shares of New IAC common stock and New Match common stock. Match and IAC have also agreed to cooperate to cause the IAC common stock and the Match common stock to be delisted from the NASDAQ and deregistered under the Exchange Act as soon as practicable following the closing.

Regulatory Requirements Related to the Separation

        The parties are not aware of any material governmental approvals or actions that are necessary for the completion of the Separation. However, certain IAC and Match stockholders may have filing obligations under the Hart—Scott—Rodino Antitrust Improvements Act of 1976 and should consult their own legal advisors.

Post-Closing Governance and Management

New Match

        The parties to the transaction agreement have agreed to take all actions necessary so that, as of the closing:

  •
  the New Match board of directors will consist of ten (10) directors;

  •
  the members of the New Match board of directors will consist of (i) the members of the Match board of directors prior to the closing, other than Mark Stein and Gregg Winiarski, and (ii) three individuals designated prior to the closing by IAC, subject to the reasonable consent of the Match separation committee, each of whom qualifies as an independent director of New Match; provided that if any individual designated by IAC (subject to the reasonable consent of the Match separation committee) is appointed to the Match board of directors prior to the closing, such individual will be appointed as a member of the New Match board of directors pursuant to clause (i) of this sentence and the number of individuals to be designated by IAC pursuant to clause (ii) of this sentence will be correspondingly reduced;

  •
  subject to the receipt of the approval of the New Match Board Classification Proposal to implement a classified board, Glenn H. Schiffman will be a Class I director (up for election at the first post-closing annual meeting of New Match) and Joseph Levin will be a Class III director (up for election at the third post-closing annual meeting of New Match);

  •
  beginning on the closing date, and until his resignation or replacement in such position in accordance with the bylaws of New Match, Joseph Levin will become the executive chairman of the New Match board of directors;

  •
  effective as of the closing, the bylaws of New Match will be amended and restated to be in a form mutually agreed between Match and IAC; and

  •
  the officers of Match prior to the closing will be appointed the officers of New Match, subject to any changes as notified to IAC by Match upon reasonable advance notice prior to the closing.

New IAC

        As of the closing:

  •
  the members of the New IAC board of directors will consist of the members of the IAC board of directors prior to the closing, with each member of the New IAC board of directors serving in the same board and committee positions as he or she held in his or her capacity as a member of the IAC board of directors or applicable committee thereof prior to the closing;

  •
  effective as of the closing, the certificate of incorporation of New IAC will be amended and restated to be in the form filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part;

  •
  effective as of the closing, the bylaws of New IAC will be amended and restated to be in a form that is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part; and

  •
  the officers of IAC prior to the closing will be appointed as officers of New IAC immediately after the closing.

THE TRANSACTION AGREEMENT

The Transactions

        Subject to the terms and conditions set forth in the transaction agreement, the businesses of Match will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

        The Separation is structured to include the following steps (which we refer to as the "Transactions"):

  •
  Certain restructuring transactions (which we refer to as the "Restructuring Transactions") in connection with which, among other things, IAC's ownership interests in Match will be transferred directly to IAC, the ownership interests in the other businesses of IAC will be transferred to New IAC and cash will be contributed by IAC to New IAC as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—Match Loan; Debt Financing."

  •
  The reclassification (which we refer to as the "Reclassification") of each share of:

  •
  IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio (as defined below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio") and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock; and

  •
  IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

  •
  The merger of Match with and into New Match Merger Sub (which we refer to as the "Match merger"), with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match and each share of Match common stock that is outstanding (excluding shares owned by IAC, Match, or any wholly owned subsidiary of IAC or Match) converting into the right to receive one share of New Match common stock and:

  •
  at the holder's election (as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Election and Exchange Procedures"), either (i) $3.00 in cash (which we refer to as a "cash election") or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"); or

  •
  in the event the holder fails to make a valid election, the same consideration it would receive had the holder made an additional stock election (which we refer to as a "non-election").

  •
  The effectiveness of certain amendments to the New Match certificate of incorporation (as set forth in the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal) and the implementation of the actions relating to the governance of New Match following the Separation as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—New Match Post-Closing Governance and Management."

        Following the Separation, New Match will continue to hold interests in the exchangeable notes issuers. In addition, prior to the Separation, IAC may raise up to $1.5 billion in equity financing as further described below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—IAC Class M Equity Offering," which financing (if completed) will be settled substantially concurrently with the Separation and the cash proceeds transferred to New IAC.

        The following diagram depicts IAC's and Match's simplified organizational and ownership structures immediately prior to the completion of the Separation.

        The following diagrams depict New IAC's and New Match's simplified organizational and ownership structures immediately following the completion of the Separation.

Reclassification Exchange Ratio

        In connection with the Reclassification, each share of IAC common stock and IAC Class B common stock will be exchanged into a number of shares of IAC Class M common stock equal to the quotient, rounded to four decimal places, obtained by dividing (i) the outstanding number of shares of Match capital stock owned by IAC, adjusted to reflect the allocation of certain assets and liabilities between New IAC and New Match (among other adjustments) in connection with the Separation (we refer to this as-adjusted number as the "Reclassification Exchange Ratio Numerator") by (ii) the total number of outstanding shares of IAC capital stock. We refer to this quotient as the "Reclassification Exchange Ratio".

        The Reclassification Exchange Ratio Numerator is calculated as the outstanding number of shares of Match capital stock owned by IAC,

          plus (i)  an adjustment that will increase the aggregate number of shares of IAC Class M common stock issued in the Reclassification to IAC's stockholders to reflect the agreed value of certain tax attributes of IAC (which we refer to as the "tax attribute adjustment number"), minus (ii)  adjustments to reduce the aggregate number of shares of IAC Class M common stock issued in the Reclassification to IAC's stockholders to reflect

            (1)   the retention by New Match of approximately $1.7 billion principal amount of IAC's exchangeable notes issued by the exchangeable notes issuers and related hedging instruments (which we refer to as the "exchangeable notes share adjustment number"),

            (2)   the number of shares of IAC Class M common stock (or New Match common stock), if any, sold in the IAC Class M equity offering (which we refer to as the "equity sale adjustment number"),

            (3)   a portion of the cost of the New Match stock options to be received by IAC employees in respect of their existing IAC stock options (which we refer to as the "IAC equity awards adjustment number"), and

            (4)   the number of shares of New Match common stock issued to non-IAC stockholders of Match in respect of additional stock elections and non-elections (which we refer to as the "Match stock elections adjustment number").

        The adjustments described above are calculated as follows:

  •
  Tax Attribute Adjustment Number:  The tax attribute adjustment number will be equal to the quotient obtained by dividing $52 million by the Match VWAP, rounded to the nearest whole number.

  •
  Exchangeable Notes Share Adjustment Number:

  •
  The exchangeable notes share adjustment number will be equal to the quotient obtained by dividing the exchangeable notes net valuation (as defined below) by (ii) the Match VWAP, rounded to the nearest whole number, subject to the following:

  •
  In the event that the Match VWAP is below $50.9493, the exchangeable notes share adjustment number will be calculated as if the Match VWAP were equal to $50.9493, if Match provides written notice to IAC accepting the application of such a limitation (we refer to such limitation as the "exchangeable notes share adjustment cap") to the calculation of the exchangeable notes share adjustment number prior to 5.00 p.m., on the second Nasdaq trading day following the measurement date, or such other date and time as IAC and Match may agree (we refer to this date as the "acceptance deadline").

  •
  In the event that the Match VWAP is above $84.9155, the exchangeable notes share adjustment number will be calculated as if the Match VWAP were equal to $84.9155 if IAC provides written notice to Match accepting the application of such a limitation (we refer to such limitation as the "exchangeable notes share adjustment floor") to the calculation of the exchangeable notes share adjustment number prior to the acceptance deadline.

  •
  The "exchangeable notes valuation" refers to the aggregate valuation of IAC's exchangeable notes, as calculated by aggregating the valuations of each series of IAC's exchangeable notes. The valuation for each series of notes is equal to the sum of the daily valuations for such notes over the ten consecutive NASDAQ trading day period ending on the measurement date, which is determined by multiplying the average of the mid-market price for such series of notes as of 5:00 p.m. New York City time (expressed as a percentage of notional amount for such series of notes) by the aggregate principal amount of such series of notes outstanding on a trading day.

  •
  The "exchangeable notes net valuation" refers to the exchangeable notes valuation minus the aggregate valuation of IAC's and the exchangeable notes issuers' call option hedging instruments related to the exchangeable notes, plus the aggregate valuation of IAC's warrant hedging instruments related to the exchangeable notes, plus $8,000,000.

  •
  The "measurement date" refers to the fifth NASDAQ trading day immediately preceding the closing date.

  •
  Equity Sale Adjustment Number:  The equity sale adjustment number will be equal to the number of shares of IAC Class M common stock sold pursuant to the IAC Class M equity offering.

  •
  IAC Equity Awards Adjustment Number:  The IAC equity awards adjustment number will be equal to the quotient, rounded to the nearest whole number, obtained by dividing (i) an amount equal to 40.75% of the product of (a) the aggregate spread value of the IAC stock options and (b) a fraction, the numerator of which is the product of the Match VWAP and Reclassification

    Exchange Ratio (calculated without giving effect to the IAC equity awards adjustment number) and the denominator of which is the IAC VWAP (we refer to the amount in this clause (i) as the "IAC option charge") by (ii) the Match VWAP.

  •
  Match Stock Elections Adjustment Number:  The Match stock elections adjustment number will be equal to (i) the aggregate number of shares of IAC Class M common stock issuable as consideration in the Match merger in respect of shares of Match capital stock with respect to which an additional stock election or a non-election has been made (for the avoidance of doubt, giving effect to the treatment of fractional shares as described below in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Election and Exchange Procedures—Treatment of Fractional Shares), less (ii) the aggregate number of shares of Match capital stock with respect to which an additional stock election or a non-election has been made.

        The table below sets out an illustrative calculation of the Reclassification Exchange Ratio that would apply based on certain assumptions for each of the components of the calculation of the Reclassification Exchange Ratio. For informational purposes, the table also sets out the resulting percentage of the total shares of IAC Class M common stock that would be issued in connection with the closing of the Transactions to (1) holders of IAC capital stock immediately prior to the closing, as a group, and (2) holders of Match common stock (other than IAC) as of immediately prior to the closing, as a group.

        This illustrative calculation is being provided for informational purposes only. The final inputs to the Reclassification Exchange Ratio calculation are not known at this time, and the assumptions reflected in this illustrative calculation are indicative only. While presented with numerical specificity, this illustrative calculation and related assumptions are based on a variety of assumptions and estimates, all of which are likely to differ from the assumptions and estimates reflected below, and the actual Reclassification Exchange Ratio is likely to materially differ. Factors that could cause the Reclassification Exchange Ratio to differ from the illustrative calculations presented below include changes in the exchangeable notes net valuation arising from, among other factors, changes in the trading price and volatility of Match and IAC common stock; the number of shares of IAC Class M common stock, if any, sold by IAC to third parties as permitted by the transaction agreement; changes in the outstanding equity awards of Match and IAC, including the number and terms of such awards; the number of shares of Match common stock subject to valid cash elections; and changes in the Match VWAP and the IAC VWAP. The trading price of Match and IAC common stock and the Match VWAP and the IAC VWAP will vary based on a number of factors, including the factors listed under "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus and under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 65 of this joint proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of Match and IAC. Accordingly, there can be no assurance that the Reclassification Exchange Ratio or the ownership percentages at the closing will ultimately be within the range of values reflected in the below table, and any departure from such range may be material.

        Assumptions reflected in the below table include the following:

  •
  The number of shares of Match capital stock held by IAC is 228,381,281;

  •
  The number of shares of IAC capital stock outstanding is 84,961,019;

  •
  The IAC VWAP for the base illustrative unadjusted VWAP (as defined below) is $209.3657 (the "base IAC VWAP"), and the IAC VWAP corresponding to each other Assumed Match Unadjusted Trading Price in the table below is the base IAC VWAP plus or minus the product of (x) 2.69 and (y) the difference between the applicable Assumed Match Unadjusted Trading Price and the base illustrative unadjusted VWAP (the 2.69 multiplier being based on the number of Match shares owned by IAC divided by the assumed number of outstanding shares of IAC capital stock);

  •
  The exchangeable notes net valuation (i) for the base illustrative unadjusted VWAP is approximately $1.7 billion, calculated assuming an IAC VWAP of $209.3657 and volatility inputs for the exchangeable notes prices derived as of April 22, 2020 and certain underlying volatilities for the related hedging instruments described in Annex A to the transaction agreement, and (ii) for each other Assumed Match Unadjusted Trading Price is calculated using the applicable Assumed Match Unadjusted Trading Price, the applicable IAC VWAP derived as described above and holding constant all other assumptions (including volatility inputs) used in calculating the exchangeable notes net valuation set forth in the foregoing clause (i);

  •
  The equity sale adjustment number is equal to $1,500,000,000 divided by the applicable Match VWAP;

  •
  The IAC option charge is calculated using the applicable IAC VWAP derived as described above and is based on equity awards outstanding as of December 19, 2019;

  •
  All shares of Match common stock are subject to cash elections, and accordingly the Match stock election adjustment number is zero;

  •
  Where applicable, IAC accepts the use of the exchangeable notes share adjustment floor as the exchangeable notes share adjustment number or Match accepts the use of the exchangeable notes share adjustment cap as the exchangeable notes share adjustment number, as applicable; and

  •
  The volume weighted average price of Match common stock used to calculate the Match VWAP is as shown in the table below under the heading "Assumed Match Unadjusted Trading Price."

		Percentage (2) of shares of IAC Class M common stock issued to:
Assumed Match Unadjusted Trading Price	Illustrative Reclassification Exchange Ratio	IAC stockholders	Match stockholders
$74.9098	2.1318x	70.29%	21.62%
$50.0000	1.9582x	65.50%	21.93%
$60.0000	2.0341x	67.81%	21.86%
$70.0000	2.1049x	69.60%	21.68%
$80.0000	2.1556x	70.89%	21.56%
$90.0000	2.1870x	71.81%	21.53%
$100.0000	2.1871x	72.31%	21.68%

(1)
Average, rounded to four decimal places, of the daily dollar-volume-weighted average price for Match common stock on each day for the ten-day period ended April 22, 2020 (the "base illustrative unadjusted VWAP").

(2)
Percentages do not sum to 100% due to issuance of IAC Class M common stock to third parties in the assumed equity sale.

        Based on the assumptions set forth above (other than the assumption with respect to cash elections) and an assumption that the volume weighted average price of Match common stock used to calculate the Match VWAP is equal to the base illustrative unadjusted VWAP, if no eligible shares of Match common stock were subject to valid cash elections, the Reclassification Exchange Ratio would be equal to 2.1048, and 69.39% and 22.52%, respectively, of the total shares of IAC Class M common stock that would be issued in connection with the closing of the Transactions would be issued to the holders of IAC capital stock as of immediately prior to the closing and the holders of Match common stock (other than IAC) as of immediately prior to the closing.

        Based on the assumptions set forth above (other than the assumption with respect to the equity sale adjustment number) and an assumption that the volume weighted average price of Match common stock used to calculate the Match VWAP is equal to the base illustrative unadjusted VWAP, if the equity sale adjustment number were equal to zero, the Reclassification Exchange Ratio would be equal to 2.3735, and 78.35% and 21.65%, respectively, of the total shares of IAC Class M common stock that would be issued in connection with the closing of the Transactions would be issued to the holders of IAC capital stock as of immediately prior to the closing and the holders of Match common stock (other than IAC) as of immediately prior to the closing.

Closing of the Transactions

        The closing of the Transactions (which we refer to as the "closing") will take place on (i) the third business day following the satisfaction (or, to the extent permitted by law and subject to the terms of the transaction agreement, waiver by the parties entitled to the benefit thereof) of the conditions set forth in the transaction agreement or (ii) such other time or date as may be agreed upon in writing between IAC and Match. The date upon which the closing actually occurs is referred to in this joint proxy statement/prospectus as the "closing date."

        We cannot assure you when, or if, all the conditions to completion of the Transactions will be satisfied or, where permissible, waived. See the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Conditions to the Separation." The parties intend to complete the Transactions as promptly as practicable, subject to receipt of the requisite IAC stockholder approvals and Match stockholder approvals and the satisfaction of the other conditions to completion.

Election and Exchange Procedures

Election Procedures

        Each holder of record of shares of Match capital stock other than IAC, Match and their wholly owned subsidiaries (we refer to such holders as "non-IAC Match stockholders") may specify (i) the number of shares of Match capital stock owned by such holder with respect to which such holder desires to make a cash election and (ii) the number of shares of Match capital stock owned by such holder with respect to which such holder desires to make an additional stock election. At any time during the election period, each non-IAC Match stockholder may change or revoke such non-IAC Match stockholder's election by written notice to the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election.

        Additionally, each non-IAC Match stockholder may, at any time during the election period, revoke his, her or its election by written notice received by the exchange agent prior to the election deadline or by withdrawal prior to the election deadline of his, her or its old certificates, or of the guarantee of delivery of such old certificates, previously deposited with the exchange agent. All elections will be automatically deemed revoked upon receipt by the exchange agent of written notification from the parties that the transaction agreement has been terminated in accordance with the terms thereof.

        Under the transaction agreement, IAC and Match have agreed to prepare an election form, including appropriate and customary transmittal materials, so as to permit non-IAC Match stockholders to exercise their right to make an election. IAC and Match will initially make available and mail the form of election not less than twenty business days prior to the anticipated election deadline to non-IAC Match stockholders who are holders of record of shares of Match capital stock as of the business day prior to such mailing date (we refer to this deadline as the "election record date"). Following the mailing date, IAC and Match will use commercially reasonable efforts to make available a form of election to any person who becomes a holder of record of shares of Match capital stock during the period between the election record date and the election deadline. The election deadline is expected to be 5:00 p.m. New York City time on the date that is the fifth business day preceding the date of the Match special meeting. The time period between the mailing date and the election deadline is referred to in this joint proxy statement/prospectus as the "election period."

        Any election will have been made properly only if the exchange agent receives, during the election period, a duly completed and signed form of election and any other documents as may reasonably be required by the exchange agent, together with (i) in the case of shares represented by a certificate, the surrender of such certificate for cancellation to the exchange agent or (ii) in the case of shares held in book-entry form, the receipt of an "agent's message" or other required electronic communication by the exchange agent.

        IAC and Match have agreed to cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the election deadline not more than fifteen business days before, and at least five business days prior to, the election deadline.

Letter of Transmittal

        As promptly as practicable after the closing, the exchange agent will mail to the holders of record of shares of IAC capital stock and Match capital stock (other than any holders of shares of Match capital stock to be cancelled in the Match merger or any non-IAC Match stockholder who properly made and did not revoke an election) a letter of transmittal and instructions on how to surrender their shares in exchange for the applicable share and cash amounts to which such holders are entitled to receive under the transaction agreement.

        If any certificate for IAC capital stock or Match capital stock has been lost, stolen or destroyed, the exchange agent will issue the applicable share and cash amounts to which the holder of such certificate is entitled upon receipt of (i) an affidavit of that fact by the claimant and (ii) if required, with respect to any certificate representing IAC capital stock, by New IAC or, with respect to any certificate representing Match capital stock, by New Match, the posting of a bond in such reasonable and customary amount as New IAC or New Match, as applicable, may direct as indemnity against any claim that may be made against it with respect to such certificate.

        Following the closing, there will be no further transfers on the stock transfer books of IAC or Match of shares of IAC capital stock and Match capital stock that were issued and outstanding immediately prior to the closing. If, after the closing, old certificates representing shares of IAC capital stock or Match capital stock (or shares of IAC capital stock or Match capital stock held in book-entry form) are presented for transfer to the exchange agent, they will be cancelled and exchanged for the applicable share and cash amounts to which the holders of such old certificates or shares held in book-entry form are entitled.

Withholding

        Each of IAC, New IAC, Match, New Match Merger Sub and the exchange agent (without duplication) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the transaction agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable law. If any such amounts are so withheld and paid over to the appropriate taxing authority, these amounts will be treated for all purposes of the transaction agreement as having been paid to the stockholders in respect of which such deduction or withholding was made.

Treatment of Fractional Shares

        The exchange agent, New IAC and New Match will, as soon as practicable after the closing, determine the number of whole shares of New IAC common stock, New IAC Class B common stock and New Match common stock and the number of fractional shares of New IAC common stock and New Match common stock that each former holder of IAC capital stock is entitled to receive in connection with the completion of the Reclassification and aggregate all fractional shares of such class of all such holders into whole shares and sell the whole shares in open market transactions at then-prevailing trading prices and, in lieu of delivering such fractional shares to such holders, deliver to each such holder its ratable share of the net proceeds of such sales, based upon the average gross selling price per share of New IAC common stock or New Match common stock, as applicable, after making appropriate deductions for any amount required to be withheld under applicable law and less any brokers' charges, commissions or transfer taxes.

        In addition, the exchange agent and New Match will, as soon as practicable after the closing, determine the number of shares and fractional shares of New Match common stock that each former non-IAC Match stockholder is entitled to receive in connection with the completion of the Match merger and, to the extent that any holder of record would otherwise be entitled to a fraction of a share, such fraction of a share will be rounded up to one whole share. Such rounding will be done at the record holder level, taking into account all shares held by such holder and aggregating all entitlements to fractional shares.

Dividends and Distributions

        No dividends or other distributions declared or made with respect to a class or series of capital stock issuable in connection with the Transactions with a record date after the closing date will be paid to the holder of unsurrendered certificates (or shares held in book-entry form), and no cash payment in lieu of fractional shares will be paid to any such holder, until the surrender of such certificate (or shares held in book-entry form) in accordance with the terms of the transaction agreement. After the surrender of a certificate (or shares held in book-entry form) in accordance with the terms of the transaction agreement, the holder of such shares will be entitled to receive (i) the amount of any cash payable in lieu of a fractional shares to which such holder is entitled pursuant to the transaction agreement and the amount of dividends or other distributions with a record date after the closing date paid up to such time with respect to such whole shares of such class of capital stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the closing date, but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of such class of capital stock.

Treatment of IAC Equity Awards

        Each IAC option that is outstanding as of December 19, 2019, and immediately prior to the completion of the Transactions, will convert into an option to purchase common stock of New IAC and an option to purchase New Match common stock in a manner that preserves the spread value of the options immediately before and immediately after the adjustment, with the allocation between the two options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio.

        Each IAC option that is granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Transactions, will convert into an option to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price.

        Awards of IAC restricted stock units and performance stock units will convert into awards of New IAC restricted stock units on a basis that preserves the fair market value of such awards immediately before and immediately after the conversion, with equitable adjustments to the applicable reference price in the case of certain performance stock units.

        For additional information, please see the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Ancillary Agreements—Employee Matters Agreement."

Treatment of Match Equity Awards

        Each option to purchase Match common stock ("Match option"), each warrant to purchase Match common stock, each award of Match restricted stock units and each award of Match performance stock units will be assumed by New Match on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New Match common stock covered by the award, the applicable exercise price in the case of options and warrants and the applicable reference price in the case of certain performance stock units.

New Match Post-Closing Governance and Management

        The parties to the transaction agreement have agreed to take all actions necessary so that, as of the closing:

  •
  the New Match board of directors will consist of ten (10) directors;

  •
  the members of the New Match board of directors will consist of (i) the members of the Match board of directors prior to the closing, other than Mark Stein and Gregg Winiarski, and (ii) three individuals designated prior to the closing by IAC, subject to the reasonable consent of the Match separation committee, each of whom qualifies as an independent director of New Match; provided that if any individual designated by IAC (subject to the reasonable consent of the Match separation committee) is appointed to the Match board of directors prior to the closing, such individual will be appointed as a member of the New Match board of directors pursuant to clause (i) of this sentence and the number of individuals to be designated by IAC pursuant to clause (ii) of this sentence will be correspondingly reduced;

  •
  subject to the receipt of the approval of the New Match Board Classification Proposal to implement a classified board, Glenn H. Schiffman will be a Class I director (up for election at the first post-closing annual meeting of New Match) and Joseph Levin will be a Class III director (up for election at the third post-closing annual meeting of New Match);

  •
  beginning on the closing date, and until his resignation or replacement in such position in accordance with the bylaws of New Match, Joseph Levin will become the executive chairman of the New Match board of directors;

  •
  effective as of the closing, the bylaws of New Match will be amended and restated to be in a form mutually agreed between Match and IAC; and

  •
  the officers of Match prior to the closing will be appointed the officers of New Match, subject to any changes as notified to IAC by Match upon reasonable advance notice prior to the closing.

Representations and Warranties

        The transaction agreement contains representations and warranties made by IAC and Match regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Transactions.

        Match has made representations and warranties regarding, among other things:

  •
  organization, good standing and power;

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  capital structure;

  •
  authority, execution and delivery and enforceability;

  •
  non-contravention;

  •
  undisclosed liabilities;

  •
  litigation;

  •
  accuracy of information supplied for filings and reports with the SEC;

  •
  opinion of the financial advisor to the Match separation committee;

  •
  brokers; and

  •
  tax matters.

        IAC has made representations and warranties regarding, among other things:

  •
  organization, good standing and power;

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  capital structure;

  •
  ownership and operation of New IAC, New Match Merger Sub and the exchangeable note issuers;

  •
  authority, execution and delivery and enforceability;

  •
  non-contravention;

  •
  undisclosed liabilities;

  •
  litigation;

  •
  accuracy of information supplied for filings and reports with the SEC;

  •
  brokers; and

  •
  tax matters.

        Many of the representations and warranties in the transaction agreement are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect).

        Certain representations and warranties of IAC and Match are qualified as to materiality or as to "material adverse effect," which, when used with respect to IAC or Match, as applicable, means any effect, change, event or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations, assets or financial condition of the members of its group. However, the definition of "material adverse effect" excludes any effect, change, event or occurrence with respect to any member of the IAC group and Match group:

  •
  generally affecting the industries in which such members operate or the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates;

  •
  to the extent arising out of, resulting from or attributable to changes or prospective changes in law or in generally accepted accounting principles in the United States or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions;

  •
  to the extent arising out of, resulting from or attributable to the negotiation, execution, announcement or performance of the transaction agreement or the completion of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of law relating to the transaction agreement or the Transactions;

  •
  to the extent arising out of, resulting from or attributable to acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism;

  •
  to the extent arising out of, resulting from or attributable to volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters;

  •
  to the extent arising out of, resulting from or attributable to any action taken by such member that is required by the transaction agreement at the written request of the other party or with the other party's written consent;

  •
  to the extent arising out of, resulting from or attributable to any change or prospective change in the credit ratings of any member of such member's group;

  •
  to the extent arising out of, resulting from or attributable to any decline in the market price, or change in trading volume, of the capital stock of such member; or

  •
  to the extent arising out of, resulting from or attributable to any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in described in the seventh, eighth, and ninth bullet points will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by these nine bullets) is a material adverse effect);

        However, with respect to the matters described in the first, second, fourth and fifth bullet points listed above, an effect, change, event or occurrence may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect to the extent such effect, change, event or occurrence has a materially disproportionate adverse effect on the person as compared to other participants in the industry in which the person operates.

Conduct of Business

        Each of IAC and Match has agreed, as to itself and each other member of the IAC group and Match group, respectively, that, from the date of the transaction agreement until the closing, unless the other party consents in writing (which consent may not be unreasonably withheld, conditioned or delayed) or as otherwise contemplated by the transaction agreement or required by applicable law, it and the members of its group will:

  •
  conduct its business in the ordinary course of business consistent with past practice;

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  use its reasonable best efforts to preserve intact its business organization and business relationships; and

  •
  in the case of IAC, conduct the tax affairs of the IAC group and, to the extent it has the ability to do so, the Match group, in the ordinary course of business consistent with past practice.

        In addition, from the date of the transaction agreement until the closing:

  •
  Match has agreed as to itself and each of the other members of the Match group not to take any of the following actions (except (i) with the prior written consent of IAC, not to be unreasonably withheld, delayed or conditioned (ii) as may be expressly permitted, contemplated or required by the transaction agreement or any ancillary agreement, (iii) as required by applicable law, and (iv) as set forth in the disclosure schedules to the transaction agreement):

  •
  declare, set aside or pay any non-cash dividends or other non-cash distributions in respect of its shares of capital stock or other equity interests, other than dividends and distributions by any wholly owned subsidiary of Match to its parent;

  •
  split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, other than any such transaction by a wholly owned subsidiary of Match which remains a wholly owned subsidiary of Match after the completion of such transaction;

    •
    purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire, directly or indirectly, any such shares of capital stock or other equity interests, in each case, except as otherwise permitted by the transaction agreement;

    •
    issue, deliver, sell or grant (i) any of its shares of capital stock or other equity interests or (ii) any voting debt of Match or Match securities, in each case other than (A) the issuance of Match common stock upon the exercise of Match options or in connection with the vesting of other Match equity-based awards, in each case, outstanding on December 19, 2019 or otherwise granted following December 19, 2019 as permitted by the transaction agreement, (B) the grant of Match options or other Match equity-based awards in the ordinary course of business consistent with past practice, (C) any such transaction by a wholly owned subsidiary of Match which remains a wholly owned subsidiary of Match after completion of such transaction or (D) pursuant to the real estate contribution agreement;

    •
    in the case of Match, amend its certificate or articles of incorporation or bylaws;

    •
    acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any partnership, corporation, joint venture, limited liability entity or other business organization or division thereof or any other person, with a value or purchase price that, individually or in the aggregate, exceeds $5 million;

    •
    make any capital expenditures other than as set forth in the disclosure schedules to the transaction agreement;

    •
    incur any indebtedness, except for (i) indebtedness solely between or among Match and its subsidiaries that is incurred in the ordinary course of business, (ii) indebtedness incurred under the existing Match credit facility, (iii) foreign currency hedging arrangements on customary commercial terms entered into in the ordinary course of business and not for speculative purposes and (iv) indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness of Match or any of its subsidiaries; provided that any indebtedness incurred in reliance on clauses (i) through (iv) above will not be deemed to limit the ability of Match or any of its subsidiaries to obtain sufficient funds to make the Match loan;

    •
    in the case of Match, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

    •
    adopt or implement any stockholder rights plan, "poison pill" or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Transactions; or

    •
    authorize any of, or commit or agree to take any of, the foregoing actions.

  •
  IAC has agreed, as to itself and each of the other members of the IAC group, not to take any of the following actions (except (i) with the prior written consent of Match, not to be unreasonably withheld, delayed or conditioned, (ii) as may be expressly contemplated or required by the transaction agreement or any ancillary agreement, (iii) as set forth in the disclosure schedules to the transaction agreement):

  •
  in the case of IAC, New IAC or New Match Merger Sub or any of the exchangeable notes issuers, amend its certificate or articles of incorporation or bylaws or comparable organizational documents;

    •
    in the case of IAC, declare or set aside any dividends or other distributions in respect of its shares of capital stock with a payment time after the closing;

    •
    sell, transfer or otherwise dispose of any Match capital stock;

    •
    issue or agree to issue any capital stock of IAC which would not be outstanding at the effective time of the Reclassification but would be capital stock of New Match following the mandatory exchange;

    •
    incur or amend the terms of any indebtedness for borrowed money that will be indebtedness for borrowed money of a member of the New Match group following the closing;

    •
    amend the terms of the exchangeable notes or amend or terminate the IAC call options or the IAC warrants, other than entering into volatility agreements with respect to the call options and warrants;

    •
    enter into any contract that would be a New Match asset or a New Match liability;

    •
    settle any action that would (i) impose a consent order, injunction or decree restricting the future activity or conduct of the New Match group, (ii) include a finding or admission of a violation of applicable law by any member of the New Match group or (iii) result in the creation of a New Match liability;

    •
    in the case of IAC, New IAC or New Match Merger Sub or any of the exchangeable notes issuers, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

    •
    adopt or implement any stockholder rights plan, "poison pill" or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Transactions; or

    •
    authorize any of, or commit or agree to take any of, the foregoing actions.

Change of Recommendation

        Neither the board of directors of IAC nor the board of directors of Match, nor any committee of either board of directors (including the Match separation committee), may withdraw, modify or amend in any manner adverse to the other party its recommendation that its stockholders approve the proposals submitted for their approval as set forth in this joint proxy statement/prospectus. We refer to such a withdrawal, modification or amendment in this joint proxy statement/prospectus as a "change of recommendation."

        Notwithstanding the foregoing, the board of directors of IAC and the board of directors of Match, including the Match separation committee, may, subject to certain specified exceptions, make a change of recommendation in response to a material event or circumstance that was not known or reasonably foreseeable to it on the date of the transaction agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to it on the date of the transaction agreement), if it (i) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (ii) has notified the other party in writing that it intends to effect a change of recommendation, (iii) has, for a period of four business days following the other party's receipt of such notice, discussed and negotiated in good faith and made representatives available to discuss and negotiate in good faith with the representatives of the other party any proposed modifications to the terms and conditions of the transaction agreement or the Transactions or the other transactions contemplated by the transaction agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties under applicable law and (iv) has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendments or modifications to the transaction agreement, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable law.

Efforts to Hold the IAC Stockholder Meeting

        IAC has agreed to convene and hold a meeting of the stockholders of IAC to obtain the required approvals of the IAC stockholders in respect of the Transactions and other transactions contemplated by the transaction agreement and to use its reasonable best efforts to (i) cause this joint proxy statement/prospectus to be mailed to the holders of IAC capital stock and to hold the IAC stockholder meeting as soon as reasonably practicable after the registration statement of which this joint proxy statement/prospectus constitutes a part is declared effective by the SEC, and (ii) subject to the qualifications described above, solicit the approval of the proposals set forth in this joint proxy statement/prospectus by the holders of IAC capital stock.

        The IAC board of directors has unanimously (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement are in the best interests of IAC and its stockholders, (ii) approved the transaction agreement and the transactions contemplated by the transaction agreement, (iii) declared advisable the proposed amendments to the IAC certificate of incorporation that are the subject of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal and the IAC Adjournment Proposal, and (iv) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal, the Other New Match Charter Amendments Proposal, the IAC Class M Common Stock Issuance Proposal, the IAC Incentive Plan Proposal and the IAC Adjournment Proposal be submitted to the holders of IAC capital stock for their approval.

        IAC may adjourn, recess or postpone the IAC stockholder meeting (i) after consultation with Match, to the extent necessary to ensure that any required supplement or amendment to this joint proxy statement/prospectus is provided to the holders of IAC capital stock within a reasonable amount of time in advance of the IAC stockholder meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with the transaction agreement or the transactions contemplated by the transaction agreement, (iii) if as of the time for which the IAC stockholder meeting is originally scheduled there are insufficient shares of IAC capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the IAC stockholder meeting, (iv) for a single period not to exceed fifteen business days, to solicit additional proxies if IAC reasonably believes it may be necessary to obtain the approval of the IAC stockholders, (v) from time to time but (notwithstanding the limitation in the foregoing clause (iv)) to a date no later than the third business day prior to December 19, 2020 if at the time of such adjournment, recess or postponement a law or order is in effect that prohibits enjoins or makes illegal the completion of the Transactions, or any action is pending that would reasonably be expected to prohibit, impair or materially delay the ability of IAC or New IAC to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions or (vi) if Match has adjourned, recessed or postponed the Match special meeting, until the date on which the Match special meeting is held and completed.

Efforts to Hold the Match Special Meeting

        Match has agreed to convene and hold a meeting of the stockholders of Match to obtain the required approvals of the Match stockholders in respect of the Transactions and other transactions contemplated by the transaction agreement and to use its reasonable best efforts to (i) cause this joint proxy statement/prospectus to be mailed to the holders of Match capital stock and to hold the Match special meeting as soon as reasonably practicable after the registration statement of which this joint proxy statement/prospectus constitutes a part is declared effective by the SEC and (ii) subject to the qualifications described above, solicit the approval of the proposals set forth in this joint proxy statement/prospectus by the holders of Match capital stock.

        Following the unanimous recommendation of the Match separation committee, the Match directors present at the Match board of directors meeting to approve the Transactions has unanimously (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement are in the best interests of Match and its stockholders (other than IAC and its affiliates), (ii) approved the transaction agreement and the transactions contemplated by the transaction agreement, (iii) declared advisable the Transaction Proposal and the proposed amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal, and (iv) directed that the Transaction Proposal and the proposed amendments to the IAC certificate of incorporation that are the subject of the New Match Board Classification Advisory Vote Proposal and the Prohibition of Stockholder Written Consent Advisory Vote Proposal be submitted to the holders of Match capital stock for their approval.

        Match may adjourn, recess or postpone the Match special meeting (i) after consultation with IAC, to the extent necessary to ensure that any required supplement or amendment to this joint proxy statement/prospectus is provided to the holders of Match capital stock within a reasonable amount of time in advance of the Match special meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with the transaction agreement or the transactions contemplated by the transaction agreement, (iii) if as of the time for which the Match stockholder meeting is originally scheduled there are insufficient shares of Match capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Match special meeting, (iv) for a single period not to exceed fifteen business days, to solicit additional proxies if Match reasonably believes it may be necessary to obtain the approval of the Match stockholders, (v) from time to time but (notwithstanding the limitation in the foregoing clause (iv)) to a date no later than the third business day prior to December 19, 2020 if at the time of such adjournment, recess or postponement a law or order is in effect that prohibits enjoins or makes illegal the completion of the Transactions, or any action is pending that would reasonably be expected to prohibit, impair or materially delay the ability of Match or New Match to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions or (vi) if IAC has adjourned, recessed or postponed the IAC stockholder meeting, until the date on which the IAC stockholder meeting is held and completed.

        In addition to Match's rights to adjourn, recess or postpone the Match special meeting specified in the previous paragraph, unless otherwise agreed between Match and IAC, if Match has not obtained at least $100 million of debt proceeds pursuant to the debt financing or the credit facility upsize on or prior to March 6, 2020, then Match may elect that the Match special meeting and the IAC stockholder meeting be held no earlier than May 27, 2020 by providing written notice to IAC delivered no later than the close of business on March 10, 2020. On February 11, 2020, Match obtained $500 million of debt proceeds in connection with the debt financing and on February 13, 2020, Match obtained commitments from financing sources for $250 million of additional financing commitments in connection with the credit facility upsize. As a result, Match will not have the right to make such election.

Certain Employee Matters

        In connection with Match's receipt of the Los Angeles properties (the "LA real estate transaction") pursuant to the real estate contribution agreement (a summary of which is included in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Ancillary Agreements—Real Estate Transactions"), Match made employment offers to specified employees of IAC who provide operational support for the buildings ("in scope employees"), as required by the transaction agreement.

        Pursuant to the transaction agreement, Match has retained the in scope employees upon the following terms (i) base compensation, bonus opportunities and paid time off that were no less favorable than those in effect for such in scope employees prior to the completion of the LA real estate transaction and (ii) employee benefits that were either (A) no less favorable in the aggregate than those in effect for such in scope employees immediately prior to the completion of the LA real estate transaction or (B) the same benefits as are made available to similarly situated employees of Match. Match is required to maintain for at least one year following the completion of the LA real estate transaction the compensation and benefit levels described in the preceding sentence for all in scope employees who transferred to Match.

        If, during the one year following the completion of the LA real estate transaction, Match terminates without cause the employment of any in scope employee who transfers to Match, Match is required to provide to such employee severance benefits that are no less favorable than the greater of (i) those severance benefits applicable to such employee as of immediately prior to the completion of the LA real estate transaction and (ii) those severance or termination benefits provided to similarly situated employees of Match.

Financing Matters

Match Loan; Debt Financing

        Match agreed to use its reasonable best efforts to obtain additional financing commitments under the existing Match credit facility or otherwise in an aggregate amount not less than $100 million (we refer to such additional financing commitments as the "credit facility upsize").

        Prior to the effective time of the Reclassification, Match agreed to use its reasonable best efforts to maintain or obtain sufficient funds to make a loan to IAC in an aggregate principal amount equal to the product of (i) $3.00 and (ii) the number of shares of Match capital stock outstanding immediately prior to the effective time of the Reclassification, excluding any shares of Match capital stock held by a wholly owned subsidiary of Match (we refer to such loan as the "Match loan"), including, if necessary, by:

  •
  obtaining debt financing from third parties (we refer to any such financing as the "debt financing");

  •
  incurring loans under the existing Match credit facility including pursuant to the credit facility upsize;

  •
  entering into amendments or modifications or obtaining consents or waivers in relation to agreements governing existing indebtedness or other financing arrangements of Match or its subsidiaries; or

  •
  using the outstanding cash balances of Match or its subsidiaries to make the Match loan.

        On February 13, 2020, Match entered into an amendment to the existing Match credit facility in connection with the credit facility upsize to, among other things, increase the aggregate amount of commitments under the facility by $250 million to $750 million. In addition, on February 11, 2020, Match issued $500 million aggregate principal amount of its 4.125% senior notes due 2030 in connection with the debt financing.

        Following receipt by IAC of the full amount of the Match loan, as part of the Restructuring Transactions IAC will contribute the proceeds of the loan to New IAC less an amount (which amount IAC will deliver to the exchange agent for the transaction) equal to the product of $3.00 multiplied by the aggregate number of shares of Match capital stock in respect of which the holder has made a valid cash election. Following the Separation, the Match loan will remain as an obligation of New Match payable to Match and may be eliminated during certain intercompany transactions between Match and New Match.

IAC Class M Equity Offering

        Prior to the closing, IAC may enter into agreements with one or more third parties to sell up to $1.5 billion worth of shares of IAC Class M common stock (or New Match common stock) upon the closing (measured in each case as the product of (x) the number of shares sold (or agreed to be sold) on any applicable day and (y) the closing price of Match common stock on the NASDAQ on the applicable day minus $3.00), and providing for customary registration rights, if applicable. We refer to the transactions contemplated by such an agreement or agreements as the "IAC Class M equity offering."

        Under the transaction agreement, IAC is required to obtain Match's prior written consent (which may not be unreasonably withheld, conditioned or delayed) prior to entering into an agreement to effect the IAC Class M equity offering to the extent that it grants rights to a third party that would survive the closing.

        Match has agreed to cooperate, at IAC's expense, in connection with the arrangement, execution and settlement of the IAC Class M equity offering, as reasonably requested by IAC. Immediately following the closing of the IAC Class M equity offering, New Match has agreed to transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M equity offering.

        The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold in connection with the IAC Class M equity offering, as further described in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio."

Directors' and Officers' Indemnification; Liability Insurance

        Until the sixth anniversary of the closing, New Match has agreed to, and to cause New Match Merger Sub to, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors or officers of the Match entities (including all then past and present directors and officers of IAC, whether such service occurred before or after the closing), and each individual who prior to the closing becomes a director or officer of any of the Match entities (we refer to such persons, together with such persons' heirs, executors or administrators, as the "D&O indemnified parties"), to the maximum extent that such Match entity would have been allowed to do so under applicable law, in respect of acts or omissions occurring at or prior to the closing, including for any acts or omissions occurring in connection with the transaction agreement, the Transactions or the other transactions contemplated by the transaction agreement. In addition, until the sixth anniversary of the closing, the transaction agreement provides that all rights to indemnification currently existing in favor of any D&O indemnified party as provided in the governing documents of any Match entity, or any contract between such D&O indemnified party and any Match entity will survive the closing and continue in full force and effect and that such rights may not be amended, repealed or otherwise modified in any manner that would adversely affect any such D&O indemnified party.

        IAC has also agreed to purchase, at or prior to the closing, a "tail" directors' and officers' liability insurance policy and a "tail" errors and omissions liability insurance policy for a period of at least six years from and after the closing. Each such new policy is required to provide at least the same coverage, and contain terms and conditions which are, in the aggregate, no less advantageous to the insured, as the current policies of directors' and officers' liability insurance and errors and omissions liability insurance maintained by IAC. Match has also agreed to reimburse IAC for one half of the cost of such policies.

Release of Claims; Indemnification

        Under the transaction agreement, each of New Match and New IAC has agreed to release—on behalf of itself, the other members of its respective group and their directors, officers, agents and employees—pre-closing claims against the other party and the other members of the other party's group, their directors, officers, agents and employees, subject to certain exceptions, including with respect to any claims under the transaction agreement or ancillary agreements.

        Each of New Match and New IAC has also agreed to indemnify, defend and hold harmless the other party, the other members of the other party's group and their respective current and former directors, officers and employees, from and against any liabilities arising out of: (i) any asset or liability allocated to such party or the other members of such party's group under the transaction agreement (including any failure of any person to pay, perform or otherwise promptly discharge any such liability in accordance with its terms) or the businesses of such party's group after the closing; (ii) any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of a member of such party's group contained in the transaction agreement that survives the closing or is contained in any ancillary agreement; and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, with respect to all information contained in or incorporated into this joint proxy statement/prospectus, or the registration statement of which this joint proxy statement/prospectus constitutes a part, relating solely to a member of such party's group.

Non-Competition; Non-Solicitation of Employees

        From the closing date until the second anniversary of the closing date, New IAC has agreed not to, and to cause each other member of the New IAC group not to, engage in any business that directly competes with the business of developing, selling and distributing products and services in the online dating industry as currently conducted by members of the Match group (which we refer to as a "competitive business") without the written consent of New Match, subject to certain specified exceptions, including with respect to the ability of members of the New IAC group to (i) own less than five percent of the equity interests of any person that is engaged in any competitive business, (ii) acquire any person engaged in a competitive business together with other lines of business if no more than ten percent of such person's revenues were derived from a competitive business, or if more than ten percent but less than thirty percent of such person's revenues were derived from a competitive business, if within six months after the closing of such acquisition the acquiring member of the New IAC group enters into a definitive agreement to divest the appropriate portion of such competitive business, or (iii) provide services to, or buy and sell assets from or to, a competitive business in the ordinary course of business and on customary terms.

        In addition, from the closing date until the second anniversary of the closing date, each of New IAC and New Match has agreed not to, and to cause each other member of its group not to, hire or solicit for employment any employee of the other party with a title of vice president or above as of the date of the transaction agreement, subject to limited exceptions.

Additional Covenants and Agreements

        The transaction agreement contains certain other covenants and agreements, including covenants relating to:

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  the parties' use of their respective reasonable best efforts to take all actions, and to assist and cooperate with the other parties in doing all things, necessary or advisable under the transaction agreement and applicable law to consummate and make effective, as promptly as reasonably practicable, the Transactions, including obtaining all necessary or advisable governmental approvals and third-party consents;

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  cooperation between IAC and Match in connection with public announcements;

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  cooperation between IAC and Match to cause the IAC Class M common stock and the New IAC common stock to be approved for listing on the NASDAQ, and to cause the IAC common stock and the Match common stock to be delisted from the NASDAQ and deregistered under the Exchange Act as soon as practicable following the closing;

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  the parties' agreement to pay any fees and expenses incurred by them in connection with the Transactions, subject to certain exceptions;

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  the parties' agreement to cause any acquisitions or dispositions of securities of any of the parties resulting from the Transactions by each individual who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act;

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  IAC's and Match's rights to control, settle and compromise, and obligation to cooperate and assist with respect to, certain types of transaction litigation brought against the parties, their subsidiaries or any of their current or former directors in connection with the transaction agreement or the Transactions;

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  New IAC's and New Match's rights to control, settle and compromise, and obligation to cooperate and assist with respect to, certain types of litigation following the completion of the Separation and to control privilege with respect to privileged information;

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  the parties' use of their respective reasonable best efforts to cause each of the transactions effecting the Separation to qualify for its intended tax-free treatment and facilitate receipt by Match, IAC, and New IAC of certain opinions concerning the U.S. federal income tax treatment of the Transactions;

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  the parties' use of their respective commercially reasonable efforts to obtain prior to the closing the release or termination of any existing guarantees by any member of the New IAC group for the benefit of any member of the New Match group and by any member of the New Match group for the benefit of any member of the New IAC group;

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  IAC's agreement to vote, until the earlier of the closing or the termination of the transaction agreement in accordance with its terms, all of its shares of Match capital stock in favor of the transaction-related proposals submitted to Match stockholders at the Match special meeting;

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  New IAC and New Match's agreement to enter into, or to cause their applicable subsidiaries to enter into, a transition services agreement at or prior to the closing;

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  IAC and Match's agreement to, and to cause the applicable members of their groups to, consummate the transactions contemplated by the real estate contribution agreement in accordance with its terms prior to the closing;

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  Match's, IAC's and New IAC's use of their respective reasonable best efforts to obtain certain solvency opinions;

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  Match's agreement to repurchase shares of Match common stock to maintain IAC's ownership percentage of Match above a specified threshold;

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  the parties' agreements and obligations with respect to certain employees of IAC who become employees of the Match group in connection with the transactions contemplated by the real estate contribution agreement;

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  the parties' agreement to exchange information with, and provide access to employees and records to, one another, prior to, and for a seven-year period following, the closing date, including the parties' agreement with respect to the rights and obligations of New IAC and New Match with respect to certain litigation and other actions arising following the closing;

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  New IAC's agreement to provide New Match following the closing with access to the occurrence-based third-party insurance policies of the IAC group in place immediately prior to the closing to the extent that such policies provided coverage for members of the New Match group or the businesses of the New Match group prior to the closing, subject to certain limitations; and

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  New IAC's and New Match's agreement to grant to the other party, for a ninety day period following the closing, a worldwide, perpetual, royalty free, paid-up and non-exclusive license to use certain names and marks of IAC and Match, respectively, for limited purposes.

        The parties have also agreed that certain covenants under the transaction agreements that apply to a member of the IAC group or New IAC group will not apply to ANGI Homeservices Inc., subject to limited exceptions.

Conditions to the Separation

        The obligation of each of the parties to effect the Transactions is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions (provided that the condition set forth in the first bullet may not be waived):

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  Receipt of the approval of the Transaction Proposal by the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal (other than any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors, any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, the members of the Match board of directors, any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act and the immediate family members of any of the foregoing);

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  Receipt of the approval of the Transaction Proposal by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote;

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  Receipt of (i) the approval of the Separation Proposal by (1) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote, voting as a separate class, (2) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote, voting as a separate class and (3) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote, voting together as a single class and (ii) the approval of the IAC Class M Common Stock Issuance Proposal and the IAC Incentive Plan Proposal by the affirmative vote of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote (we refer to such approvals as the "IAC required stockholder approval");

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  Receipt of one or more opinions from an independent firm regarding the adequacy of surplus under Delaware law with respect to IAC and the solvency of IAC immediately prior to the completion of the Transactions and each of New IAC and New Match immediately after the completion of the Transactions;

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  Receipt of one or more opinions from an independent firm regarding the solvency of New Match immediately after the completion of the Transactions;

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  Receipt of certain opinions by IAC, Match and New IAC concerning the U.S. federal income tax treatment of the Transactions;

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  Effectiveness of the registration statement on Form S-4 filed by IAC and New IAC of which this joint proxy statement/prospectus forms a part covering shares of New IAC common stock, New IAC Class B common stock and New Match common stock to be issued in connection with the Transactions and the absence of any stop order relating to such registration statement;

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  Approval of the listing on NASDAQ of the shares of New IAC common stock and New Match common stock; and

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  Absence of any legal restraint or order by any governmental entity that prohibits the completion of the Transactions.

        In addition, the obligation of each of IAC, New IAC and New Match Merger Sub to effect the Transactions is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

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  The accuracy of certain representations and warranties of, and compliance with certain covenants and other agreements by, Match in accordance with the materiality standards specified in the transaction agreement;

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  IAC's receipt of a certificate executed by an executive officer of Match certifying the satisfaction by Match of the condition described in the preceding bullet;

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  Absence of any pending action that would reasonably be expected to prohibit, impair or materially delay the ability of such party to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions as contemplated by the transaction agreement;

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  The execution and delivery by the applicable members of the Match group of each of the ancillary agreements to which such member is a party; and

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  IAC's receipt of the full aggregate principal amount of the Match loan.

        The obligation of Match to effect the Transactions is also subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

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  The accuracy of certain representations and warranties of, and compliance with certain covenants and other agreements, by IAC, New IAC and New Match Merger Sub in accordance with the materiality standards specified in the transaction agreement;

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  Match's receipt of a certificate executed by an executive officer of IAC certifying the satisfaction by IAC, New IAC and New Match Merger Sub of the condition described in the preceding bullet;

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  Absence of any pending action that would reasonably be expected to prohibit, impair or materially delay the ability of such party to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions as contemplated by the transaction agreement; and

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  The execution and delivery by the applicable members of the IAC group of each of the ancillary agreements to which such member is a party.

Termination of the Transaction Agreement

        The transaction agreement may be terminated under certain circumstances, including by mutual agreement of IAC and Match before the Transactions are completed. In addition, either IAC or Match may terminate the transaction agreement if:

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  The Transactions are not completed by December 19, 2020 (or another mutually agreed date), unless the party seeking to terminate the transaction agreement is then in material breach of its representations, warranties covenants or other agreements contained in the transaction agreement;

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  IAC fails to obtain the IAC required stockholder approval or Match fails to obtain the Match stockholder approval or the Match disinterested stockholder approval;

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  A court or other governmental entity issues a final and non-appealable order permanently prohibiting the completion of the Transactions;

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  The board of directors of the other party (or, in the case of a termination by IAC, the Match separation committee) has effected a change of recommendation; or

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  The other party breaches its representations, warranties, covenants or other agreements in the transaction agreement in a manner that would entitle the party seeking to terminate the agreement not to consummate the Transactions, subject to cure rights (unless the party seeking to terminate is itself in breach of the transaction agreement in a manner that would entitle the other party not to consummate the Transactions for failure of certain conditions to close).

        In addition, IAC may terminate the transaction agreement if the Match VWAP is below $50.9493 and Match has not previously notified IAC that it accepts the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be reduced due to the impact of such decrease in the Match stock price. Match may also terminate the transaction agreement if the Match VWAP is above $84.9155 and IAC has not previously notified Match that it accepts the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be increased due to the impact of such increase in the Match stock price.

Amendments, Waivers

        The transaction agreement may be amended by the parties at any time before or after the receipt of the IAC or Match stockholder approvals. However, any amendment of the transaction agreement that requires approval by the holders of IAC capital stock or approval by the holders of Match capital stock under applicable law must be approved by such holders.

        At any time prior to the closing and subject to the foregoing, a party may waive compliance by the other party with any of the agreements or conditions for the benefit of such party contained in the transaction agreement or other than with respect to the condition requiring approval by a majority of shares held by the disinterested stockholders of Match, waive the satisfaction of any of the conditions contained in the transaction agreement. No extension or waiver by a party will require the approval of the stockholders of IAC or Match unless such approval is required by applicable law.

Dispute Resolution; Enforcement

        The transaction agreement provides for a post-closing dispute resolution process under which the parties are required to resolve disputes first by entering into negotiation among their respective executives, followed by mediation. In the event the parties are unable to resolve a dispute through mediation, they may only address such a dispute through mandatory arbitration. Prior to the closing, the parties are permitted to seek preliminary provisional or injunctive judicial relief outside the transaction agreement's dispute resolution process.

        The parties to the transaction agreement have also agreed that irreparable damage would occur in the event that any of the provisions of the transaction agreement or any ancillary agreement were not performed in accordance with their specific terms or were otherwise breached and that, subject to the obligations of the parties to resolve post-closing disputes pursuant to the transaction agreement's dispute resolution provisions, the parties are entitled to an injunction or injunctions to prevent breaches of the transaction agreement or any ancillary agreement and to enforce specifically the terms and provisions of each such document in the Chancery Court of the State of Delaware or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware.

Ancillary Agreements

Real Estate Transactions

        On December 19, 2019, in connection with the execution of the transaction agreement, TMC Realty, L.L.C., a Delaware limited liability company, and 8831-8833 Sunset, LLC, a Delaware limited liability company (each a subsidiary of IAC, and together the "real estate contributors"), and Match entered into a contribution agreement (which we refer to as the "real estate contribution agreement"). The transactions contemplated by the real estate contribution agreement were completed on January 31, 2020 (which we refer to as the "real estate closing"), at which time two office buildings in Los Angeles, located at 8800 West Sunset Boulevard and 8833 West Sunset Boulevard (which we refer to as the "Los Angeles properties"), were contributed to two wholly owned subsidiaries of Match (which we refer to as the "Match property owners") by the real estate contributors and an aggregate of 1,378,371 shares of Match common stock were issued as consideration. In connection with the real estate closing, the real estate contributors also assigned all contracts, permits and other property-related interests related to the Los Angeles properties to the Match property owners. Following the real estate closing, the Match property owners now serve as the landlords of the Los Angeles properties and entered into a new lease agreement with New IAC, an amendment to a lease agreement with Expedia, Inc. and lease agreements with the other existing tenants at the Los Angeles properties.

Tax Matters Agreement

        In connection with the Separation, IAC and New IAC will enter into a tax matters agreement that will govern the parties' respective rights, responsibilities and obligations with respect to taxes (including responsibility for taxes, entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters).

        Under the tax matters agreement, New IAC generally will be responsible for all taxes imposed on any U.S. consolidated, combined or unitary group (or similar tax group under non-U.S. law) that includes IAC or one of its subsidiaries (other than a group consisting solely of Match and/or any member of the Match group) with respect to taxable periods (or portions thereof) that end on or prior to the date of the New IAC Distribution (a "pre-Separation tax period"), except (1) special rules will apply with respect to certain taxes imposed in connection with the Separation, (2) New Match will be responsible for any taxes for which Match would have been responsible under the Tax Sharing Agreement by and between IAC and Match dated as of November 24, 2015, and (3) New Match will be responsible for taxes resulting from any breach by IAC (after the Match merger) or Match of certain covenants in the tax matters agreement or other transaction-related agreements. New IAC generally will be responsible for all taxes imposed on a separate return basis on New IAC (or any of its subsidiaries or any subgroup consisting solely of New IAC and its subsidiaries) or, with respect to any pre-Separation tax period, on IAC (or any of its subsidiaries that are not members of the Match group and will be members of the New Match group), except (a) special rules will apply with respect to certain taxes imposed in connection with the Separation and (b) New Match will be responsible for taxes resulting from any breach by IAC (after the Match merger) or Match of certain covenants in the tax matters agreement or other transaction-related agreements. New Match generally will be responsible for all taxes imposed on a separate return basis on New Match (or any of its subsidiaries or any subgroup consisting solely of New Match and its subsidiaries) with respect to taxable periods (or portions thereof) that begin after the date of the New IAC Distribution, except (a) special rules will apply with respect to certain taxes imposed in connection with the Separation and (b) New IAC will be responsible for taxes resulting from any breach by IAC (at or prior to the Match merger) or by New IAC of certain covenants in the tax matters agreement or other transaction-related agreements.

        The tax matters agreement will provide special rules that allocate tax liabilities in the event either (1) the New IAC Distribution, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355(a) and 368(a)(1)(D) of the Code or the New IAC common stock fails to qualify as "qualified property" for purposes of Sections 355(c)(2) and 361(c) of the Code or (2) the Match merger fails to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Under the tax matters agreement, New IAC generally will be responsible for, and will indemnify New Match against, any taxes and other liabilities incurred as a result of the failure to so qualify. However, except as described in the following sentence, if the failure to so qualify is attributable to Match's (or, after the Match merger, New Match's) actions or failure to act, Match's breach of certain representations or covenants or certain acquisitions of equity securities of New Match, in each case, described in the tax matters agreement (a "Match fault-based action"), New Match will be responsible for taxes and other liabilities incurred as a result of such failure and will indemnify New IAC against such taxes or liabilities so incurred by New IAC or its affiliates. New Match generally will not be responsible for such taxes or liabilities to the extent such taxes or liabilities result from (a) the IAC Class M equity offering, (b) the Match merger, (c) acquisitions of IAC stock pursuant to (i) obligations to issue, exchange or repurchase IAC stock or (ii) rights granted to acquire IAC stock, in each case, pursuant to the terms of a binding agreement entered into by any member of the IAC group prior to the Match merger (as such terms may be adjusted to give effect to the Transactions) or (d) any inaccuracy in certain New IAC representations on which IAC is entitled to rely.

        To preserve the expected tax-free treatment of the Transactions, the tax matters agreement will prohibit New Match and New IAC (and their respective subsidiaries) from taking actions that could reasonably be expected to cause the Transactions to be taxable. In particular, subject to certain exceptions, for two years after the New IAC Distribution, neither New Match nor New IAC may:

  •
  cease to actively conduct certain of its businesses;

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  enter into any transaction involving the acquisition, issuance, repurchase, redemption, or change of ownership of its capital stock or options or other rights in respect of its capital stock (together with other transactions relating to its capital stock pertinent for purposes of Section 355(e) of the Code) that will result in an aggregate ownership change at or exceeding a certain threshold percentage;

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  merge or consolidate with any other person or liquidate or partially liquidate;

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  amend its certificate of incorporation or other organizational documents (or take any other action) affecting the voting rights of its capital stock;

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  issue equity securities beyond certain thresholds;

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  repurchase its capital stock, other than in certain open-market transactions ; or

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  take any other action that (or fail to take any other action, the failure of which) would cause the New IAC Distribution, together with certain related transactions, to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code.

        Nevertheless, New Match or New IAC, as the case may be (the "requesting party"), may be permitted to take some of the actions described above if it obtains the other party's consent, or if it obtains an IRS private letter ruling or an opinion of counsel, in each case, that is reasonably acceptable to the other party to the effect that the action will not affect the tax-free treatment of the Transactions. However, the receipt by the requesting party of any such consent, ruling or opinion does not relieve the requesting party of any obligation it may have to indemnify the other party for an action the requesting party takes that causes the Transactions to be taxable or from being responsible for any liabilities arising from such action.

Employee Matters Agreement

        The employee matters agreement will cover compensation and benefits matters related to the Separation. In general, under the employee matters agreement:

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  New IAC will assume or retain: (1) all liabilities with respect to IAC employees, former IAC employees and their dependents and beneficiaries under all IAC employee benefit plans, and (2) all liabilities with respect to the employment or termination of employment of all IAC employees and former IAC employees; and

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  New Match will assume or retain: (1) all liabilities under New Match employee benefit plans, and (2) all liabilities with respect to the employment or termination of employment of New Match employees and former Match employees.

        Following the Separation, New Match employees will continue to participate in New IAC's U.S. health and welfare plans, 401(k) plan and flexible benefits plan until December 31, 2020 (or such earlier date as requested by New Match upon 120 days' notice), following which time, New Match will have established its own employee benefit plans. New Match will reimburse New IAC for the costs of such participation.

        Under the employee matters agreement, IAC equity awards will be treated as follows upon completion of the Separation:

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  IAC options that are outstanding as of December 19, 2019 and immediately prior to the completion of the Separation, will convert into options to purchase common stock of New IAC and options to purchase New Match common stock in a manner that preserves the spread value of the options immediately before and immediately after the adjustment, with the allocation between the two options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio.

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  IAC options that are granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Separation, will convert into options to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price.

        Awards of IAC restricted stock units and performance stock units will convert into awards of New IAC restricted stock units on a basis that preserves the fair market value of such awards immediately before and immediately after the conversion, with equitable adjustments to the applicable reference price in the case of certain performance stock units.

Transition Services Agreement

        At or prior to the closing, New Match and New IAC will enter into a transition services agreement, the form of which is set forth in Annex G to this joint proxy statement/prospectus. Pursuant to the transition services agreement, New IAC will provide certain of the services to New Match following the closing that IAC has historically provided to Match. New Match will also provide certain services to New IAC following the closing that Match employees are currently providing to IAC. The transition services agreement may also provide that New Match and New IAC will make efforts to replace, amend or divide any contract with a third-party relating to services or products used by both Match and IAC. New Match and New IAC may also mutually agree to continue sharing certain services provided pursuant to a certain third-party vendor contract if not replaced, amended or divided prior to closing.

        Types of Services to Be Provided by New IAC.    Match currently expects that New IAC will provide New Match a combination of the following services, among others, pursuant to the transition services agreement following the closing:

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  assistance with New Match's income tax compliance and reporting; and

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  insurance claims management for claims through New IAC's captive insurer.

        Types of Services to Be Provided by New Match.    IAC currently expects that New Match will provide New IAC a combination of the following services, among others, pursuant to the transition services agreement following the closing:

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  certain governmental affairs services; and

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  certain real estate services.

        Cost of Services Provided.    The costs charged to the recipient party of services will generally be determined based on the actual costs incurred by the service provider in providing such services.

        Manner of Providing Services.    Unless the parties otherwise agree with respect to a particular service, each applicable service provider will be required to perform services under the transition service agreement in a manner and quality consistent with the services provided to the IAC business and the Match business, as applicable, during the 12-month period preceding December 19, 2019.

        Requests for Omitted Services.    During the 90-day period following closing, if either New Match or New IAC requests to have services provided that are not described in the transition services agreement, but were previously provided to the Match business or the IAC business during the 12-month period preceding December 19, 2019, then New Match and New IAC will negotiate in good faith to reach mutually agreeable terms to amend the transition services agreement to include the provision of such omitted services.

        Term for Services Provided.    In general, the services to be provided under the transition services agreement will begin on the closing date and will continue for the term specified for each service in the schedules to the transition services agreement, unless otherwise terminated. Following this initial term, the party receiving a service under the transition services agreement may extend the term of a service for up to a three-month period with 30 days' written notice to the service provider. However, unless New IAC and New Match mutually agree in writing, no service will have a term extending beyond the 12-month period from the closing date. The party receiving a service under the transition services agreement may terminate the agreement with respect to one or more particular services, with 60 days' prior written notice of cancellation to the service provider.

INFORMATION ABOUT NEW IAC AFTER THE SEPARATION

        The following disclosure regarding New IAC's businesses assumes the completion of the Separation.

Overview

        New IAC operates Vimeo, Dotdash and Care.com, among many other businesses, and also has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

History

        New IAC was incorporated on November 19, 2019 for the purpose of holding the historical businesses of IAC (other than Match and certain financing entities) following the Separation. A brief summary of how and when IAC developed, built and acquired the historical businesses to be held by New IAC following the Separation appears immediately below.

        IAC, initially a hybrid media/electronic retailing company, was incorporated in 1986 in Delaware under the name Silver King Broadcasting Company, Inc. After several name changes (first to HSN, Inc., then to USA Networks, Inc., USA Interactive and InterActiveCorp, and finally, to IAC/InterActiveCorp) and the completion of a number of significant corporate transactions over the years, IAC transformed itself into a leading media and Internet company.

        From 1997 to 2005, IAC acquired a number of e-commerce companies, including Ticketmaster Group, Hotel Reservations Network (later renamed Hotels.com), Expedia.com, LendingTree, Hotwire, TripAdvisor and AskJeeves.

        In 2005, IAC completed the separation of its travel and travel related businesses and investments into an independent public company called Expedia, Inc. (now known as Expedia Group, Inc.). In 2008, IAC separated into five independent, publicly traded companies: IAC, HSN, Inc. (now part of Qurate Retail, Inc.), Interval Leisure Group, Inc. (now part of Marriott Vacations Worldwide Corporation), Ticketmaster (now part of Live Nation, Inc.) and Tree.com, Inc.

        From 2008 to 2014, IAC continued to invest in and acquire e-commerce companies, including About.com (now known as Dotdash), Dictionary.com and Investopedia. In 2016: (i) New IAC acquired a controlling interest in MyHammer Holding AG, a leading home services platform in Germany, and (ii) through Vimeo, New IAC acquired VHX, a platform for premium over-the-top (OTT) subscription video channels. In 2017: (i) New IAC completed the combination of the businesses in its former HomeAdvisor segment with those of Angie's List, Inc. under a new publicly traded holding company that New IAC controls, ANGI Homeservices Inc. ("ANGI Homeservices"), (ii) New IAC acquired controlling interests in HomeStars Inc and MyBuilder Limited, leading home services platforms in Canada and the United Kingdom, respectively, and (iii) through Vimeo, New IAC acquired Livestream Inc., a leading live video solution.

        In 2018, IAC: (i) acquired Handy Technologies, Inc., a leading platform in the United States for connecting consumers looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals, through ANGI Homeservices Inc. and (ii) acquired a controlling interest in Bluecrew, a technology-driven staffing platform exclusively for flexible W-2 work.

        In 2019, IAC made a $250 million investment in Turo, a leading peer-to-peer car sharing marketplace, and acquired a controlling interest in Nursefly, a temporary healthcare staffing platform. In addition, through Vimeo, IAC acquired Magisto, a video creation service enabling businesses and consumers to create short-form videos. And in February 2020, IAC acquired Care.com, a leading global platform for finding and managing family care, designed to meet the evolving needs of today's families and caregivers. Care.com also provides household payroll and tax services and customized corporate benefits packages covering the care needs of working families.

ANGI Homeservices

  Overview

        New IAC's ANGI Homeservices segment includes the North American (United States and Canada) and European businesses and operations of ANGI Homeservices Inc. ("ANGI"), a publicly traded company formed on September 29, 2017 to facilitate the combination of IAC's HomeAdvisor business and Angie's List, Inc. ("Angie's List"). As of December 31, 2019, New IAC's economic and voting interest in ANGI Homeservices was 84.1% and 98.1%, respectively.

        Through ANGI Homeservices' various brands, including HomeAdvisor and Angie's List, New IAC allows consumers to research, match and connect with service professionals through its websites and mobile applications or by voice assistants.

        ANGI acquired Handy Technologies, Inc. ("Handy"), a leading platform in the United States for connecting individuals looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals, in October 2018. ANGI also owns and operates mHelpDesk, a provider of cloud-based field service software for small to mid-size businesses, and CraftJack, a third-party lead generation service that connects home service professionals with consumers looking to complete home projects. ANGI acquired Fixd Repair, LLC and Fixd Services LLC (collectively, "Fixd Repair"), a home warranty and service company, in January 2019.

        In addition to ANGI's leading U.S. operations, ANGI owns leading home services online marketplaces in France (Travaux), Germany (MyHammer), Netherlands (Werkspot) and Italy (Instapro), and owns controlling stakes in leading home services online marketplaces in the United Kingdom (MyBuilder) and Canada (HomeStars), as well as has operations in Austria through its MyHammer business.

  Services

        Overview.    The HomeAdvisor digital marketplace service ("HomeAdvisor") connects consumers with service professionals nationwide for home repair, maintenance and improvement projects. HomeAdvisor provides consumers with tools and resources to help them find local, pre-screened and customer-rated service professionals, as well as instantly book appointments online. HomeAdvisor also connects consumers with service professionals instantly by telephone, as well as offers several home services-related resources, such as cost guides for different types of home services projects. Handy connects consumers looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals. Together, New IAC refers to the HomeAdvisor and Handy businesses in the United States as the "Marketplace." All Marketplace matching services, related tools and directories are provided to consumers free of charge.

        As of December 31, 2019, the Marketplace had a network of approximately 220,000 service professionals, each of whom paid for consumer matches or completed a job sourced through the HomeAdvisor and/or Handy platforms in December 2019 and/or had an active HomeAdvisor membership subscription on December 31, 2019. Collectively, these service professionals provided services in more than 500 categories and 400 discrete markets in the United States, ranging from cleaning and installation services to simple home repairs and larger home remodeling projects. The Marketplace generated approximately 27.4 million service requests during the year ended December 31,

2019. Service requests consist of fully completed domestic service requests submitted to HomeAdvisor and completed jobs sourced through the HomeAdvisor and Handy platforms.

        Angie's List connects consumers with service professionals for local services through a nationwide online directory of service professionals in over 700 service categories, as well as provides consumers with valuable tools, services and content (including verified reviews), to help them research, shop and hire for local services. Consumers can access the Angie's List nationwide directory and related basic tools and services free of charge, as well as purchase membership packages. Angie's List also sells time-based website, mobile and call center advertising to service professionals.

        Marketplace Consumer Services.    Consumers can submit a request to be matched with a Marketplace service professional through the HomeAdvisor and Handy platforms, as well as through certain paths on the Angie's List platform and various third-party affiliate platforms. Depending on the nature of the service request and the path through which it was submitted, consumers are generally matched with up to four HomeAdvisor service professionals, a Handy service professional or a combination of HomeAdvisor service professionals and service professionals from the Angie's List nationwide directory (as and if available for the given service request).

        Matches made through HomeAdvisor platforms and paths and various third-party affiliate platforms are made by way of HomeAdvisor's proprietary algorithm, based on several factors (including the type of services desired, location and the number of service professionals available to fulfill the request). Matches made through Handy platforms and paths are based on the type of service desired, location and the date and time the consumer wants the service to be provided.

        In all cases, service professionals may contact consumers with whom they have been matched directly and consumers can generally review profiles, ratings and reviews of presented service professionals and select the service professional who they believe best meets their specific needs. Consumers are under no obligation to work with any service professional(s) referred by or found through any of ANGI's branded platforms or third-party affiliate platforms.

        For matches described above, in the case of HomeAdvisor service professionals, consumers are responsible for booking the service and paying the service professional directly. In the case of Handy service professionals, consumers request services and pay for such services directly through the Handy platform and then Handy fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services.

        In addition to the general matching services described above, HomeAdvisor also provides several on-demand services, including Instant Booking and Instant Connect (patent-pending). Also, in the case of certain tasks, HomeAdvisor provides a pre-priced product offering, pursuant to which consumers can request services through a HomeAdvisor platform and pay HomeAdvisor for the services directly. HomeAdvisor then fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. Lastly, consumers can also access the online HomeAdvisor True Cost Guide, which provides project cost information for more than 400 project types nationwide, as well as a library of home services-related content.

        In addition to the general matching services described above, in certain markets, consumers can also submit a request to book a specific Handy service professional for a given job. Also, consumers who purchase furniture, electronics, appliances and other home-related items from select third-party retail partners online (and in certain markets, in store) can simultaneously purchase assembly, installation and other related services to be fulfilled by Handy service professionals, which are then paid for directly through the applicable third-party retail partner platform.

        Marketplace Service Professional Services.    HomeAdvisor service professionals pay fees for consumer matches and membership subscription fees for HomeAdvisor memberships and related mHelpDesk subscription products and services, which are available for purchase at the option of service professionals through HomeAdvisor's sales force. The basic HomeAdvisor annual membership package includes membership in the HomeAdvisor network of service professionals, as well as access to consumer matches through HomeAdvisor platforms and a listing in the HomeAdvisor online directory and certain other affiliate directories, among other benefits. Handy service professionals who self-register on the Handy platform are provided with access to a pool of consumers seeking service professionals.

        Angie's List Consumer Services.    Through Angie's List, consumers can currently register and search for a service professional in the Angie's List nationwide online directory and/or be matched with a service professional. Consumers who register can access ratings and reviews and search for service professionals, as well as access certain promotions. Two premium membership packages are available for a fee, which packages include varying degrees of online and phone support, access to exclusive promotions and features and the award-winning Angie's List print magazine.

        Angie's List Service Professional Services.    Angie's List provides service professionals with a variety of services and tools, including certification. Generally, service professionals with an overall member grade below a "B" are not eligible for certification. Service professionals must satisfy certain criteria for certification, including retaining the requisite member grade, passing certain criminal background checks and attesting to proper licensure requirements. Once eligibility criteria are satisfied, service professionals must purchase term-based advertising to obtain certification. As of December 31, 2019, there were approximately 37,000 certified service professionals under contract for advertising.

        Certified service professionals rotate among the first service professionals listed in directory search results for an applicable category, with non-certified service professionals appearing below certified service professionals in directory search results. Certified service professionals can also provide exclusive promotions to members. When consumers choose to be matched with a service professional, HomeAdvisor's proprietary algorithm will determine where a given service professional appears within related results.

  Revenue

        ANGI Homeservices revenue is primarily derived from: (i) consumer connection revenue, which consists of fees paid by HomeAdvisor service professionals for consumer matches (regardless of whether the service professional ultimately provides the requested service) and fees from completed jobs sourced through the HomeAdvisor and Handy platforms, and (ii) HomeAdvisor service professional membership subscription fees. Consumer connection revenue varies based upon several factors, including the service requested, product experience offered and geographic location of service.

        Revenue is also derived from: (i) sales of time-based website, mobile and call center advertising to service professionals, (ii) membership subscription fees from consumers and (iii) service warranty subscription and other services revenue.

  Marketing

        ANGI markets its products and services to consumers primarily through digital marketing (primarily paid search engine marketing, display advertising and third-party affiliate agreements) and traditional offline marketing (national television and radio campaigns), as well as through e-mail. Pursuant to third-party affiliate agreements, third parties agree to advertise and promote HomeAdvisor products and services (and those of HomeAdvisor service professionals) on their platforms. In exchange for these efforts, these third parties are paid a fixed fee when visitors from their platforms click through and submit a valid service request through HomeAdvisor, or when visitors submit a valid service request on the affiliate platform and the affiliate transmits the service request to HomeAdvisor. ANGI products and services are also marketed to consumers through relationships with select third-party retail partners and, to a lesser extent, through partnerships with other contextually related websites and direct mail.

        ANGI markets HomeAdvisor matching services and membership subscriptions and related mHelpDesk subscription products and services to service professionals primarily through its Golden, Colorado-based sales force, as well as through sales forces in Denver, Colorado; Colorado Springs, Colorado (through December 31, 2019); Lenexa, Kansas; New York, New York; Indianapolis, Indiana; and Chicago, Illinois. These products and services are also marketed, together with Handy products and services and HomeAdvisor's various directories, through paid search engine marketing, digital media advertising and direct relationships with trade associations and manufacturers. Term-based advertising and related products are marketed to service professionals primarily through the Indianapolis-based sales force.

  Competition

        The home services industry is highly competitive and fragmented, and in many important respects, local in nature. ANGI businesses compete with, among others: (i) search engines and online directories, (ii) home and/or local services-related platforms, (iii) providers of consumer ratings, reviews and referrals and (iv) various forms of traditional offline advertising (primarily local in nature), including radio, direct marketing campaigns, yellow pages, newspapers and other offline directories. ANGI also competes with local and national retailers of home improvement products that offer or promote installation services. ANGI believes its biggest competition comes from the traditional methods most people currently use to find service professionals, which are by word-of-mouth and through referrals.

        New IAC believes that ANGI's ability to compete successfully will depend primarily upon the following factors:

  •
  the size, quality, diversity and stability of ANGI's network of service professionals and the breadth of its online directory listings;

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  its ability to consistently generate service requests and jobs through the Marketplace and leads through ANGI's online directories that convert into revenue for service professionals in a cost-effective manner;

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  its ability to increasingly engage with consumers directly through its platforms, including its various mobile applications (rather than through search engine marketing or via free search engine referrals);

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  the functionality of the websites and mobile applications of ANGI's various brands and the attractiveness of their features and ANGI's products and services generally to consumers and service professionals, as well as ANGI's continued ability to introduce new products and services that resonate with consumers and service professionals generally;

  •
  its ability to continue to build and maintain awareness of, and trust in and loyalty to, ANGI's various brands, particularly its Angie's List, HomeAdvisor and Handy brands; and

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  the quality and consistency of the service professional pre-screening processes and ongoing quality control efforts, as well as the reliability, depth and timeliness of customer ratings and reviews.

Vimeo

  Overview

        Vimeo operates a global video platform for creative professionals, small and medium businesses ("SMBs"), organizations and enterprises to connect with their audiences, customers and employees. Vimeo provides cloud-based Software-as-a-Service ("SaaS") offerings that allow customers to create, host, stream, monetize, analyze and distribute videos online and across devices. Vimeo offers these services under the Vimeo, Magisto (acquired in 2019) and Livestream (acquired in 2017) brands.

  Services

        Through Vimeo, New IAC offers video services on a self-serve basis directly through Vimeo's websites and applications. Self-serve plans currently offered by Vimeo include, among others, its Plus, Pro, Business and Premium plans. These and other self-serve plans may provide subscribers with the following capabilities: video storage and bandwidth, live streaming capabilities, video editing and creation tools with video templates and stock content, robust video privacy controls, team collaboration and management tools, review and workflow tools, detailed analytics, monetization, lead generation and marketing tools, priority support and the ability to publish videos on third-party platforms. Vimeo's various self-serve plans are designed for various categories of end users. For example, the Plus self-serve plan primarily targets solo creators and freelancers, while the other self-serve plans target creative professionals and agencies, SMBs, marketers and larger organizations.

        Through Vimeo, New IAC also offers enterprise-level video solutions. In addition to all or some subset of self-serve plan capabilities, enterprise plans may provide subscribers with: customer-branded websites and applications (for subscription video distribution) and features that facilitate organizational use, such as single-sign-on functionality, service level commitments and live customer support. Enterprise plans currently offered primarily include plans that provide subscribers with the ability to distribute videos through subscription channels via over-the-top applications or enterprise-level live streaming tools, as well as customized plans. The subscriber base for Vimeo's various enterprise plans primarily includes media businesses, Fortune 500 companies, faith-based organizations and government agencies.

        In all cases, the precise mix of capabilities within a given plan depends on the type and tier of plan purchased. New IAC believes that the range of capabilities available through Vimeo's various self-serve and enterprise plans provides the video tools necessary for every business, of every size, to grow with video. Self-serve subscription plans are available on a monthly or annual basis and enterprise plans are generally available on an annual basis and, to a lesser extent, on a multi-year basis. Prices for self-serve and enterprise plans differ meaningfully depending upon the type and tier of plan purchased.

        As of December 31, 2019, there were approximately 1.2 million subscribers to Vimeo's various self-serve and enterprise plans (including the Magisto video creation application).

        In addition to the paid self-serve and enterprise plans described above, Vimeo generally makes basic features, such as video hosting and sharing capabilities, available to registered users free of charge.

  Marketing

        Vimeo's paid plans (self-serve and enterprise plans) are marketed directly through Vimeo's various websites and applications. Users can subscribe to various types and tiers of self-serve plans directly through entry points on these channels, as well as register for free basic features. Historically, a large percentage of subscribers were former free users who upgraded to a self-serve plan through upgrade opportunities displayed on Vimeo's various websites and applications, and users and subscribers have generally also upgraded to higher-priced tiers over time as their needs increase and Vimeo's product offerings become more robust. As a result, Vimeo actively markets to its base of nearly 150 million registered members (including registered free users and paid subscribers of Vimeo and Magisto services) to drive conversion and upgrades to paid plans, primarily through e-mail campaigns and, to a lesser extent, targeted display advertising on social media platforms. Vimeo's various self-serve plans and free basic features are also available through the Apple App Store and Google Play Store. Vimeo also markets and sells enterprise plans to various types of businesses and organizations through its sales force, as well as through certain third parties.

        Vimeo's various services are marketed through online marketing efforts, including paid search engine marketing, social media, e-mail campaigns, display advertising and affiliate marketing. These services are also marketed through offline marketing efforts, such as conferences and events.

  Revenue

        Vimeo revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise plans.

  Competition

        Vimeo competes with a variety of online video platforms, from free, ad-based video-sharing services directed at users to niche workflow and distribution solutions directed at professionals and enterprises. We believe that Vimeo differentiates itself from its competitors by providing an ad-free, high-quality user experience and one-stop professional solution that is easy to use and affordable.

        New IAC believes that Vimeo's ability to compete successfully will depend primarily upon the following factors:

  •
  the quality of Vimeo's technology platforms, video tools and user experience;

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  whether Vimeo's SaaS premium subscription plans resonate with customers, particularly with SMBs and enterprises;

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  Vimeo's ability to drive visitors to its platforms and acquire paid subscribers in a sustainable manner through various forms of direct marketing or direct sales;

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  Vimeo's ability to retain existing subscribers by continuing to provide a compelling value proposition and convert non-paying users into subscribers;

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  the continued ability of users to distribute Vimeo-hosted content across third-party platforms and the prominence and visibility of such content within search engine results and social media platforms;

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  Vimeo's ability to host and stream high-bandwidth video on a scalable platform; and

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  the recognition and strength of the Vimeo brand relative to competitor brands.

Dotdash

  Overview

        Dotdash is a portfolio of digital publishing brands providing expert information and inspiration in select vertical content categories to over 90 million users each month.

  Content

        As of the date of this joint proxy statement/prospectus, New IAC's Dotdash business consisted of the following brands:

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  the Verywell family of brands, providing information and resources through which users can explore a full spectrum of health and wellness topics, from comprehensive information on medical conditions to advice on fitness, nutrition, mental health, pregnancy and more;

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  the Spruce family of brands, providing information and resources relating to home decor, home repair, recipes, cooking techniques, pets and crafts, as well as practical, real-life tips and inspiration to help users create their best home;

  •
  the Balance family of brands, providing information and resources relating to personal finance, career and small business topics that makes personal finance easy to understand and where users can find clear, practical, and straightforward personal financial advice;

  •
  Investopedia, an online resource that provides investment and personal finance education, information and resources;

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  Lifewire, a leading online technology information property that provides expert-created, real-world technology information, resources and content with informative visuals and straightforward instruction that help users fix tech gadgets, learn how to perform specific tech tasks, and find the best tech products;

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  TripSavvy, a travel website written by real experts (not anonymous reviewers) where users can find useful travel advice and inspiration from destinations around the world;

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  Byrdie and MyDomaine, beauty and lifestyle websites where users can find beauty and style advice and curated home-design inspiration, fresh recipes, and healthy relationship advice;

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  Brides, a leading online resource that inspires and guides users as they make decisions from pre-engagement to honeymoon and that is committed to bringing its users an inclusive look at the world of weddings with every type of couple, every type of wedding and every type of celebration;

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  Liquor.com, a lifestyle website featuring award-winning articles, hand-selected recipes, bar guides and more;

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  TreeHugger.com, a leading online resource for news and information related to sustainability, as well as green news, solutions, and product information;

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  Mother Nature Network, a leading online resource for news and information related to the environment and responsible living; and

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  ThoughtCo, a leading online information and reference site with a focus on expert-created education content where users can find answers to questions and information regarding a broad range of disciplines, including science, technology and math, languages, and the humanities and the arts.

        Through these brands, Dotdash provides original and engaging digital content in a variety of formats, including articles, illustrations, videos, and images. Dotdash works with hundreds of experts in their respective fields to create the content that it publishes, including doctors, chefs and certified financial advisors, among others.

  Revenue

        Dotdash revenue consists principally of digital advertising revenue and performance marketing revenue. Digital advertising revenue is generated primarily through digital display advertisements sold directly by Dotdash's sales team and through programmatic advertising networks. Performance marketing revenue includes affiliate commerce and performance marketing commissions. Affiliate commerce commission revenue is generated when Dotdash refers users to commerce partner websites resulting in a purchase or transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.

  Marketing

        Dotdash markets its content through a variety of digital distribution channels, including search engines, social media platforms and via direct navigation to Dotdash sites. Users who engage with Dotdash brands are invited to share Dotdash content and sign up for Dotdash e-mail newsletters.

  Competition

        Dotdash competes with a wide variety of parties in connection with its efforts to attract and retain users and advertisers. Competitors primarily include other online publishers and destination websites with brands in similar vertical content categories and social channels.

        Some of Dotdash's current competitors have longer operating histories, greater brand recognition, larger user bases and/or greater financial, technical or marketing resources than Dotdash does. As a result, they have the ability to devote comparatively greater resources to the development and promotion of their content, which could result in greater market acceptance of their content relative to Dotdash content.

        New IAC believes that Dotdash's ability to compete successfully will depend primarily upon the following factors:

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  the quality and freshness of the content and features on Dotdash websites, relative to those of its competitors;

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  its ability to successfully create or acquire content (or the rights thereto) in a cost-effective manner;

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  the relevance, expertise and authority of the content featured on Dotdash websites; and

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  its ability to successfully drive visitors to Dotdash's portfolio of digital brands in a cost-effective manner.

Applications

  Overview

        New IAC's Applications segment consists of its Desktop business and Mosaic Group, its mobile business. Through these businesses, New IAC is a leading provider of global, advertising-driven desktop and subscription-based mobile applications.

  Desktop

        Through the Desktop business, New IAC owns and operates a portfolio of desktop browser applications that provide users with access to a wide variety of online content, tools and services.

Aligned around the common theme of making the lives of users easier in just a few clicks, these products span a myriad of categories, including: FromDocToPDF, through which users can convert documents from one format into various others; MapsGalaxy, through which users can access accurate street maps, local traffic conditions and aerial and satellite street views; and GetFormsOnline, through which users can access essential forms (tax, healthcare, travel and more) online. Users who download New IAC's desktop browser applications are provided with new tab search services, as well as the option of default browser search services. Desktop browser applications are distributed to consumers free of charge on an opt-in basis directly through direct to consumer (primarily the Chrome Web Store) and partnership distribution channels.

        Through the Desktop business, New IAC also develops, distributes and provides a suite of Slimware-branded desktop-support software and services, including: DriverUpdate®, which scans, identifies and completes required updates to device-to-PC communicating drivers; SlimCleaner® software, which cleans, updates, secures and optimizes computer operating systems; and Slimware® Premium Support, a subscription service that provides subscribers with 24/7 access to remote tech support for their computers, mobile phones and other digital devices.

  Mosaic Group

        Through Mosaic Group, New IAC is a leading provider of global subscription mobile applications. Mosaic Group's products are developed by the following owned and operated businesses: Apalon, iTranslate (acquired in March 2018) and TelTech (acquired in October 2018). As of December 31, 2019, Mosaic Group had approximately 3.6 million mobile paying subscribers.

        Apalon is a leading mobile development company with one of the largest and most popular application portfolios worldwide. iTranslate develops and distributes some of the world's most downloaded mobile translation applications, enabling users to read, write, speak and learn foreign languages anywhere in the world. TelTech develops and distributes unique and innovative mobile communications applications that help protect consumer privacy.

        Through Mosaic Group, collectively, New IAC operated 39 branded mobile applications in 28 languages across 173 countries as of December 31, 2019. These branded mobile applications consist of applications spanning a variety of categories, each designed to meet the varying and unique needs of subscribers and enhance their daily lives, including: iTranslate, through which subscribers can connect and communicate across over 100 languages; Robokiller, which thwarts both telemarketing and illegal spam phone calls; NOAA Radar, which provides up-to-date weather information and storm tracking worldwide; Scanner for Me, which allows users to create, sign and edit PDFs using the camera on their mobile phones; Productive, a goal-setting and habit-tracking app that allows consumers to better plan and control their lives; and Planes Live, a go-to companion application for frequent fliers. Branded mobile applications are distributed to subscribers primarily through the Apple App Store and Google Play Store.

        New IAC believes that Mosaic Group has the personnel, systems and expertise necessary to build and scale leading mobile applications and grow mobile subscription businesses. By applying these resources and skills to both organically developed and acquired mobile applications, Mosaic Group has demonstrated success in scaling mobile applications across a wide variety of utility and productivity categories. With a deep commitment to delivering continuing value to its subscribers and users and a continued focus on entering new categories, data-driven decision-making based on key performance indicators and best-in-class data modeling, user acquisition and optimization teams, Mosaic Group has grown to become one of the world's leading mobile subscription businesses.

  Revenue

        Desktop revenue largely consists of advertising revenue generated principally through the display of paid listings in response to search queries. Paid listings are advertisements displayed on search results pages that generally contain a link to advertiser websites. The substantial majority of the paid listings displayed by the Desktop business is supplied by Google Inc. ("Google") pursuant to a services agreement with Google.

        Pursuant to this agreement, Desktop businesses that provide search services transmit search queries to Google, which in turn transmits a set of relevant and responsive paid listings back to these businesses for display in search results. This ad-serving process occurs independently of, but concurrently with, the generation of algorithmic search results for the same search queries. Google paid listings are displayed separately from algorithmic search results and are identified as sponsored listings on search results pages. Paid listings are priced on a price per click basis and when a user submits a search query through a Desktop business and then clicks on a Google paid listing displayed in response to the query, Google bills the advertiser that purchased the paid listing and shares a portion of the fee charged to the advertiser with the Desktop business. See "Risk Factors—Risks Relating to New IAC's Business Following the Separation—New IAC depends upon arrangements with Google."

        To a lesser extent, Desktop revenue also includes fees related to subscription downloadable desktop applications, as well as display advertisements.

        Mosaic Group revenue consists primarily of fees related to subscription-based downloadable mobile applications distributed through the Apple App Store and Google Play Store and, to a significantly lesser extent, revenue generated from display advertisements.

  Marketing

        Desktop applications are marketed to users primarily through digital display advertisements and paid search engine marketing efforts, as well as through a number of affiliate advertisers. Mobile applications are marketed to users primarily through digital storefronts (primarily the Apple App Store and Google Play Store) and digital display advertisements on social media, messaging and media platforms, as well as in-app and cross-app advertising.

  Competition

        The Applications industry is competitive and has no single, dominant desktop or mobile application brand globally. The Desktop business competes with a number of other companies that develop and market similar desktop browser application products and distribute them through direct-to-consumer and third-party agreements. The Desktop business also competes with search engines to provide users with new tab, homepage and/or default search services. New IAC believes that the ability of its Desktop business to compete successfully will depend primarily upon the following factors:

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  its ability to maintain industry-leading monetization solutions for desktop browser applications in response to evolving technology and changing requirements from operators of large platforms, including Google;

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  the size and stability of its global base of installed desktop application products and the ability to grow this base;

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  the continued creation of desktop browser applications that resonate with consumers, which depends upon the continued ability to bundle attractive features, content and services (some of which may be owned by third parties);

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  its ability to differentiate its desktop browser applications from those of competitors; and

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  its ability to market and distribute desktop browser applications through direct-to-consumer (primarily the Chrome Web Store) and third-party channels in a cost-effective manner.

        Mosaic Group competes with many mobile application companies that provide similar free and paid mobile application products. Mosaic Group also competes with services provided by non-mobile, analog and disparate sources, along with certain digital companies whose competitive products are ancillary or immaterial to their primary sources of revenue. New IAC believes that the ability of Mosaic Group to compete successfully will depend primarily upon the following factors:

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  the continued growth of consumer adoption of free and paid mobile applications generally and related engagement levels;

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  its ability to operate its various mobile applications as a scalable platform;

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  its ability to retain existing subscribers and acquire new subscribers in a cost-effective manner;

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  its ability to market and distribute its mobile applications through third-party digital app stores, including the Apple App Store and the Google Play Store, in a cost-effective manner;

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  its ability to continue to optimize its marketing and monetization strategies;

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  the continued growth of smartphone adoption in certain regions of the world, particularly emerging markets;

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  the continued strength of Mosaic Group brands; and

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  its ability to introduce new and enhanced mobile applications in response to competitor offerings, consumer preferences, platform demands, social trends and evolving technological landscape.

Ask Media Group

  Overview

        Through the Ask Media Group business, New IAC primarily provides general search services, and to a lesser extent, content, through a variety of owned and operated websites that help users find the information they need. Ask Media Group's websites include, among others, Ask.com, Smarter.com, Consumersearch.com and Shopping.net, each of which contains a mix of search services and/or content targeted to various user or segment demographics.

  Search Services and Content

        Search services provided through Ask Media Group businesses generally involve the generation and display on a search results page of a set of hyperlinks to web pages deemed relevant to search queries entered by users. In addition to these algorithmic search results, paid listings are also generally displayed in response to search queries. Paid listings are advertisements displayed on search results pages that generally contain a link to an advertiser's website. Paid listings are generally displayed based on keywords selected by the advertiser and relevancy to the search query. Through certain of Ask Media Group's various websites, digital content in a variety of formats, primarily articles with images and/or illustrations, as well as slideshows or more in-depth presentations, is also provided in addition to general search services. Display advertisements and/or native advertising (or advertising that matches the look, feel and function of the content alongside which it appears) generally appear alongside digital content.

  Revenue

        Ask Media Group's revenue consists primarily of advertising revenue generated principally through the display of paid listings in response to search queries, as well as from display advertisements appearing alongside content on its various websites and, to a lesser extent, affiliate commerce commission revenue. Revenue from display advertising is generated through advertisements sold through programmatic advertising networks. Affiliate commerce commission revenue is generated when an Ask Media Group property refers users to commerce partner websites resulting in a purchase or transaction.

        The substantial majority of the paid listings displayed on Ask Media Group properties is supplied by Google pursuant to a services agreement with Google, as well as certain other paid listings providers. Pursuant to these services agreements, Ask Media Group properties transmit search queries to the relevant search service provider, which in turn transmits a set of relevant and responsive paid listings back to the Ask Media Group property for display in search results or content pages. For a description of this ad-serving process, how paid listings are displayed, identified and priced, how the relevant advertiser is billed and how Ask Media Group receives the related advertising revenue, see "—Applications—Revenue." See also "Risk Factors—Risks Relating to New IAC's Business Following the Separation—New IAC depends upon arrangements with Google."

  Marketing

        Ask Media Group's various properties are marketed primarily through the acquisition of traffic from major search engines and their syndication networks, which involves the purchase of keyword-based sponsored listings that link to search results pages of Ask Media Group properties, and other types of display media (primarily banner advertisements).

        Ask Media Group content is also marketed through a variety of digital distribution channels, including search engines, social media platforms, display advertising networks and native advertising networks, as well as a number of advertising agencies that acquire traffic via these channels for certain Ask Media Group properties.

  Competition

        In the case of general search services, Ask Media Group's competitors include Google, Yahoo!, Bing and other destination search websites and search centric portals that engage in marketing efforts similar to those of Ask Media Group, such as System1, CBSi and Verizon Media, among others. In the case of content, Ask Media Group's competitors primarily include online publishers and destination websites with brands in similar vertical content categories and social channels.

        New IAC believes that Ask Media Group's ability to compete successfully will depend primarily upon:

  •
  its continued ability to monetize search traffic via paid search listings;

  •
  its continued ability to market its search websites in a cost-effective manner;

  •
  the relevance and authority of search results, answers and other content displayed on its various properties;

  •
  its continued ability to differentiate Ask Media Group search websites, which depends primarily upon the ability to deliver quality, authoritative and trustworthy content to users, as well as the ability to attract advertisers to these websites;

  •
  its ability to successfully create or acquire content (or the rights thereto) in a cost-effective manner; and

  •
  its ability to monetize content pages with display and native advertising and other forms of digital advertising.

        Some of Ask Media Group's current competitors have longer operating histories, greater brand recognition, larger user bases and/or greater financial, technical or marketing resources than Ask Media Group does. As a result, they have the ability to devote comparatively greater resources to the development and promotion of their search services and content, which could result in greater market acceptance of their search services and content relative to those of Ask Media Group.

Emerging & Other

  Overview

        New IAC's Emerging & Other segment primarily includes:

  •
  Care.com, a leading global platform for finding and managing family care, designed to meet the evolving needs of today's families and caregivers, and provider of household payroll and tax services and customized corporate benefits packages covering the care needs of working families;

  •
  Bluecrew, a technology-driven staffing platform exclusively for flexible W-2 work, with job seekers turning to Bluecrew for sustainable and reliable employment that fits their schedules across a broad range of industries, including warehousing, logistics, e-commerce, events, delivery and hospitality;

  •
  NurseFly, a temporary healthcare staffing platform acquired in June 2019;

  •
  The Daily Beast, a website dedicated to news, commentary, culture and entertainment that publishes original reporting and opinion from its roster of full-time journalists and contributors; and

  •
  IAC Films, a provider of production and producer services for feature films, primarily for initial sale and distribution through theatrical releases and video-on-demand services in the United States and internationally.

  Revenue

        Care.com generates revenue primarily through subscription fees from families and caregivers to its suite of products and services, as well as though annual contracts with corporate employers who provide access to Care.com's suite of products and services as an employee benefit and through contracts with businesses that recruit employees through (and advertise on) its platform.

        Bluecrew revenue consists of service revenue, which is generated through staffing workers.

        NurseFly revenue consists of subscription revenue which is generated through recruiting agencies that seek access to qualified healthcare professionals.

        The Daily Beast revenue consists of advertising revenue, which is generated primarily through display advertisements (sold directly and through programmatic ad sales), and to a lesser extent, affiliate commerce commission revenue.

        Revenue of IAC Films is generated primarily through media production and distribution.

Employees

        As of December 31, 2019, New IAC had approximately 6,400 full-time employees worldwide, the substantial majority of which provided services to New IAC's brands and business located in the United States. New IAC believes that it generally has good relationships with its employees.

Properties

        New IAC believes that the facilities for its management and operations are generally adequate for its current and near-term future needs. New IAC's facilities, most of which are leased by New IAC's businesses in various cities and locations in the United States and various jurisdictions abroad, generally consist of executive and administrative offices, operations centers, data centers and sales offices.

        New IAC believes that its principal properties, whether owned or leased, are currently adequate for the purposes for which they are used and are suitably maintained for these purposes. New IAC does not anticipate any future problems renewing or obtaining suitable leases on commercially reasonable terms for any of its principal businesses. New IAC's approximately 202,500 square foot corporate headquarters in New York, New York houses offices for New IAC corporate and various New IAC businesses within the following segments: Vimeo, Applications and Emerging & Other.

Management's Discussion and Analysis of Financial Condition and Results of Operations of New IAC

        The following discussion describes the financial condition and results of operations of New IAC as though New IAC were a separate company as of the dates and for the periods presented. You should read this discussion in conjunction with New IAC's combined financial statements and accompanying notes included in Annex M to this proxy statement/prospectus. As used in this section "we," "our," or "us" or similar terms refers to New IAC unless the context requires otherwise.

Key Terms:

        When the following terms appear in this Management's Discussion of Financial Condition and Results of Operations of New IAC, they have the meanings indicated below:

        Reportable Segments (for additional information see "Note 10—Segment Information" to the audited combined financial statements included in Annex M):

  •
  ANGI Homeservices ("ANGI")—connects quality home service professionals across 500 different categories, from repairing and remodeling to cleaning and landscaping, with consumers through category-transforming products under brands such as HomeAdvisor, Angie's List, Handy and Fixd Repair. On September 29, 2017, New IAC's HomeAdvisor business and Angie's List, Inc. ("Angie's List") combined under a new publicly traded company called ANGI Homeservices Inc. (the "Combination"). At December 31, 2019, New IAC's economic interest and voting interest in ANGI were 84.1% and 98.1%, respectively.

  •
  Vimeo—operates a global video platform for creative professionals, small and medium businesses ("SMBs"), organizations and enterprises to connect with their audiences, customers and employees.

  •
  Dotdash—is a portfolio of digital brands providing expert information and inspiration in select vertical content categories.

  •
  Applications—consists of Desktop, which includes our direct-to-consumer downloadable desktop applications and the business-to-business partnership operations, and Mosaic Group, which is a leading provider of global subscription mobile applications comprised of the following businesses: Apalon, iTranslate, TelTech and, effective April 1, 2018 upon its transfer from Emerging & Other, Daily Burn.

  •
  Ask Media Group—is a collection of websites providing general search services and information.

  •
  Emerging & Other—consists of Bluecrew, NurseFly, a temporary healthcare staffing platform acquired on June 26, 2019, The Daily Beast, College Humor Media, and IAC Films; it also includes Daily Burn, for periods prior to its transfer to Mosaic Group, and CityGrid,

    Dictionary.com and Electus, for periods prior to the sales of these businesses in the fourth quarter of 2018.

Operating Metrics:

        In connection with the management of our businesses, we identify, measure and assess a variety of operating metrics. The principal metrics we use in managing our businesses are set forth below:

ANGI Homeservices

  •
  Marketplace Revenue—includes revenue from the HomeAdvisor and Handy domestic marketplace, including consumer connection revenue for consumer matches, revenue from completed jobs sourced through the HomeAdvisor and Handy platforms and service professional membership subscription revenue. It excludes revenue from Angie's List, mHelpDesk, HomeStars, Fixd Repair and Felix.

  •
  Advertising & Other Revenue—includes Angie's List revenue (revenue from service professionals under contract for advertising and membership subscription fees from consumers) as well as revenue from mHelpDesk, HomeStars, Fixd Repair, a home warranty and service company acquired on January 25, 2019, and, for periods prior to its sale on December 31, 2018, Felix.

  •
  Marketplace Service Requests—are fully completed and submitted domestic customer service requests to HomeAdvisor and completed jobs sourced through the HomeAdvisor and Handy platforms.

  •
  Marketplace Paying Service Professionals ("Marketplace Paying SPs")—are the number of HomeAdvisor and Handy domestic service professionals that paid for consumer matches or completed a job sourced through the HomeAdvisor and Handy platforms in the last month of the period and/or had an active HomeAdvisor membership subscription on the last day of the relevant period.

Vimeo

  •
  Platform Revenue—primarily includes revenue from Software-as-a-Service ("SaaS") subscription fees and other related revenue from Vimeo subscribers.

  •
  Hardware Revenue—includes sales of our live streaming accessories. Vimeo sold its hardware business on March 29, 2019.

  •
  Vimeo Ending Subscribers—is the number of subscribers to Vimeo's SaaS video tools at the end of the period (including the addition of subscribers from Magisto, a video creation service enabling consumers and businesses to create short-form videos acquired on May 28, 2019).

Dotdash

  •
  Display Advertising Revenue—primarily includes revenue generated from display advertisements sold both directly through our sales team and via programmatic exchanges.

  •
  Performance Marketing Revenue—primarily includes affiliate commerce and performance marketing commissions generated when consumers are directed from our properties to third-party service providers. Affiliate commerce commissions are generated when a consumer completes a transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.

Operating Costs and Expenses:

  •
  Cost of revenue—consists primarily of traffic acquisition costs, which includes (i) payments made to partners who direct traffic to our Ask Media Group websites, who distribute our business-to-business customized browser-based applications and who integrate our paid listings into their websites and (ii) the amortization of fees paid to Apple and Google related to the distribution of apps and the facilitation of in-app purchases. These payments include amounts based on revenue share and other arrangements. Cost of revenue also includes hosting fees, compensation expense (including stock-based compensation expense) and other employee-related costs, payments made to workers staffed by Bluecrew, credit card processing fees, production costs related to IAC Films, College Humor Media and, for periods prior to its sale on October 29, 2018, Electus, and content costs.

  •
  Selling and marketing expense—consists primarily of advertising expenditures, which include online marketing, including fees paid to search engines, social media sites and third parties that distribute our direct-to-consumer downloadable desktop applications, offline marketing, which is primarily television advertising, and partner-related payments to those who direct traffic to the brands within our ANGI segment, and compensation expense (including stock-based compensation expense) and other employee-related costs for ANGI's sales force and marketing personnel.

  •
  General and administrative expense—consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs for personnel engaged in executive management, finance, legal, tax, human resources and customer service functions, fees for professional services (including transaction-related costs related to the Separation, defined above, and acquisitions), rent expense, facilities costs, bad debt expense, software license and maintenance costs and acquisition-related contingent consideration fair value adjustments (described below). The customer service function at ANGI includes personnel who provide support to its service professionals and consumers.

  •
  Product development expense—consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs that are not capitalized for personnel engaged in the design, development, testing and enhancement of product offerings and related technology and software license and maintenance costs.

  •
  Acquisition-related contingent consideration fair value adjustments—relate to the portion of the purchase price of certain acquisitions that is contingent upon the financial performance and/or operating metric targets of the acquired company. The fair value of the liability is estimated at the date of acquisition and adjusted each reporting period until the liability is settled. Significant changes in financial performance and/or operating metrics will result in a significantly higher or lower fair value measurement. The changes in the estimated fair value of the contingent consideration arrangements during each reporting period, including the accretion of the discount if the arrangement is longer than one year, are recognized in "General and administrative expense" in the accompanying combined statement of operations.

        Long-term debt (for additional information see "Note 7—Long-term Debt" to the audited combined financial statements included in Annex M):

  •
  ANGI Term Loan—due November 5, 2023. The outstanding balance of the ANGI Term Loan as of December 31, 2019 is $247.5 million. At both December 31, 2019 and 2018, the ANGI Term Loan bears interest at LIBOR plus 1.50% and has quarterly principal payments. The interest rate was 3.25% and 3.98%, at December 31, 2019 and 2018, respectively.

  •
  ANGI Credit Facility—The ANGI $250 million revolving credit facility expires on November 5, 2023. At December 31, 2019 and 2018, there were no outstanding borrowings under the ANGI Credit Facility.

  •
  IAC Group Credit Facility—The IAC Group $250 million revolving credit facility expires on November 5, 2023. At December 31, 2019 and 2018, there were no outstanding borrowings under the IAC Group Credit Facility.

Non-GAAP financial measure:

  •
  Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")—is a non-GAAP financial measure. See "Principles of Financial Reporting" for the definition of Adjusted EBITDA and a reconciliation of net earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc. to operating (loss) income to combined Adjusted EBITDA for the years ended December 31, 2019, 2018, and 2017.

MANAGEMENT OVERVIEW

        New IAC operates Vimeo and Dotdash, among many other online businesses, and also has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

COVID-19 Update

        New IAC's business could be materially and adversely affected by the outbreak of COVID-19, which has been declared a "pandemic" by the World Health Organization.

        To date, New IAC's ANGI Homeservices business has experienced a decline in demand for home services requests, driven primarily by decreases in demand in certain categories of jobs and decreases in demand in regions most affected by the COVID-19 virus, which New IAC attributes to the unwillingness of consumers and service professionals to interact face-to-face, as well lower levels of consumer confidence and discretionary income generally. With respect to our ad-supported businesses, New IAC has experienced a meaningful decrease in advertising rates across our various properties.

        In connection with the first quarter close of its books, which is still ongoing, New IAC determined that the effects of COVID-19 were an indicator of possible impairment for certain of its assets. New IAC determined, as of March 31, 2020, the fair value for those assets for which COVID-19 was deemed to be an indicator of possible impairment and identified the following impairments:

  •
  a $212.0 million impairment related to the goodwill of the Desktop reporting unit;

  •
  a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit;

  •
  a $51.5 million impairment to its portfolio of equity securities without readily determinable fair values; and

  •
  a $7.5 million impairment on a note receivable and warrants related to certain investees.

        The extent to which developments related to the COVID-19 virus and measures designed to curb its spread continue to impact New IAC's business, financial condition and results of operations will depend on future developments, all of which are highly uncertain and many of which are beyond New IAC's control, including the speed of contagion, the development and implementation of effective preventative measures and possible treatments, the scope of governmental and other restrictions on travel and other activity, and public reactions to these developments. The longer the global outbreak and measures designed to curb the spread of the COVID-19 virus continue to adversely affect levels of consumer confidence, discretionary spending and the willingness of consumers to interact with other consumers, vendors and service providers face-to-face (and in turn, adversely affect demand for New IAC's various products and services), the greater the adverse impact is likely to be on IAC's business, financial condition and results of operations and the more limited will be New IAC's 's ability to try and make up for delayed or lost revenues.

Sources of Revenue

        ANGI revenue is primarily derived from (i) consumer connection revenue, which comprises fees paid by HomeAdvisor service professionals for consumer matches (regardless of whether the service professional ultimately provides the requested service) and fees from completed jobs sourced through the HomeAdvisor and Handy platforms and (ii) HomeAdvisor service professional membership subscription fees. Consumer connection revenue varies based upon several factors, including the service requested, product experience offered and geographic location of service. Revenue is also derived from (i) sales of time-based website, mobile and call center advertising to service professionals, (ii) membership subscription fees from consumers and (iii) service warranty subscription and other services. Prior to January 1, 2020, Handy recorded revenue on a net basis. Effective January 1, 2020, we modified the Handy terms and conditions so that Handy, rather than the service professional, has the contractual relationship with the consumer to deliver the service and Handy, rather than the consumer, has the contractual relationship with the service professional. Consumers request services and pay for such services directly through the Handy platform and then Handy fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. This change in contractual terms requires gross revenue accounting treatment effective January 1, 2020. Also, in the case of certain tasks, HomeAdvisor provides a pre-priced product offering, pursuant to which consumers can request services through a HomeAdvisor platform and pay for the services directly. HomeAdvisor then fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. Revenue from HomeAdvisor's pre-priced product offering is also recorded on a gross basis effective January 1, 2020. In addition to changing the presentation of revenue to gross from net, the timing of revenue recognition will change for pre-priced jobs and will be later than the timing of existing consumer connection revenue for HomeAdvisor because we will not be able to record revenue, generally, until the service professional completes the job on our behalf.

        Vimeo revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans.

        Dotdash revenue consists principally of display advertising revenue and performance marketing revenue. Display advertising revenue is generated primarily through digital display advertisements sold directly by our sales team and through programmatic advertising networks. Performance marketing revenue includes affiliate commerce and performance marketing commissions. Affiliate commerce commissions are generated when Dotdash refers users to commerce partner websites resulting in a purchase or transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.

        Mosaic Group revenue consists primarily of fees related to subscription downloadable mobile applications distributed through the Apple App Store and Google Play Store, as well as display advertisements.

        Ask Media Group revenue consists principally of advertising revenue, which is generated primarily through the display of paid listings in response to search queries and display advertisements (sold directly and through programmatic ad sales). The majority of the paid listings displayed are supplied to us by Google in the manner, and pursuant to the services agreement with Google, described below under "Services Agreement with Google."

        Revenue for the businesses within the Emerging & Other segment is generated primarily through services, advertising, media production and distribution, and subscriptions.

Services Agreement with Google

        IAC and Google are party to a services agreement (the "Services Agreement"). If the Separation is consummated, IAC shall assign the Services Agreement to New IAC. A meaningful portion of New IAC's revenue is attributable to the Services Agreement. In addition, New IAC earns certain other advertising revenue from Google that is not attributable to the Services Agreement. For the years ended December 31, 2019, 2018 and 2017, total revenue earned from Google was $733.5 million, $825.2 million and $740.7 million, respectively, representing 27%, 33% and 38%, respectively, of New IAC's combined revenue.

        Revenue attributable to the Services Agreement is earned by the Desktop business within the Applications segment and by the Ask Media Group segment. For the years ended December 31, 2019, 2018 and 2017, revenue earned from the Services Agreement was $291.1 million, $426.5 million and

$480.6 million, respectively, within the Applications segment and $385.9 million, $339.0 million and $203.5 million, respectively, within the Ask Media Group segment.

        The previous Services Agreement expired on March 31, 2020. On February 11, 2019, IAC and Google amended the Services Agreement, effective as of April 1, 2020. The amendment extended the expiration date of the agreement to March 31, 2023; provided that during September 2020 and during each September thereafter, either party may, after discussion with the other party, terminate the Services Agreement, effective on September 30 of the year following the year such notice is given. New IAC believes that the amended agreement, taken as a whole, is comparable to IAC's previous agreement with Google. The Services Agreement requires that New IAC comply with certain guidelines promulgated by Google. Google may generally unilaterally update its policies and guidelines without advance notice. These updates may be specific to the Services Agreement or could be more general and thereby impact New IAC as well as other companies. These policy and guideline updates could in turn require modifications to, or prohibit and/or render obsolete certain of our products, services and/or business practices, which could be costly to address or otherwise have an adverse effect on our combined financial condition and results of operations, particularly our Desktop business and Ask Media Group. As described below, Google has made changes to the policies under the Services Agreement and has also made industry-wide changes that have negatively impacted the Desktop business during both 2018 and 2019.

        Google's policy changes related to its Chrome browser, which became effective on September 12, 2018, negatively impacted the distribution of our B2C downloadable desktop products. The resultant reduction in projected profits and revenues of this business resulted in a $27.7 million impairment of the B2C trade name, which was recorded in the fourth quarter of 2018. On May 31, 2019, Google announced industry-wide policy changes, which became effective on July 1, 2019, related to all extensions distributed through the Chrome Web Store. These industry-wide changes, combined with other changes to polices under the Services Agreement during the second half of 2019, have had a negative impact on the historical and expected future results of operations of the Desktop business. As of December 31, 2019, the fair values of the Desktop reporting unit and the related intangible asset approximate their carrying values; the goodwill balance of the Desktop reporting unit and the carrying value of the related intangible asset are $265.1 million and $28.9 million, respectively. As described in the "COVID-19 Update" section above, New IAC recorded a $212.0 million impairment related to the goodwill of the Desktop reporting unit and a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit in the first quarter of 2020.

Distribution, Marketing and Advertiser Relationships

        We pay traffic acquisition costs, which consist of payments made to partners who direct traffic to our Ask Media Group websites, who distribute our business-to-business customized browser-based applications and who integrate our paid listings into their websites and fees paid to Apple and Google related to the distribution of apps and the facilitation of in-app purchases of product features. We also pay to market and distribute our services on third-party distribution channels, such as Google and other search engines and social media websites, such as Facebook. In addition, some of our businesses manage affiliate programs, pursuant to which we pay commissions and fees to third parties based on revenue earned. These distribution channels might also offer their own services and products, as well as those of other third parties, which compete with those we offer.

        We market and offer our services and products to consumers through branded websites, allowing consumers to transact directly with us in a convenient manner. We have made, and expect to continue to make, substantial investments in online and offline advertising to build our brands and drive traffic to our websites and consumers and advertisers to our businesses.

Overview—2019 and 2018 Combined Results

	Years Ended December 31,
	2019	$ Change	% Change	2018
	(Dollars in thousands)
Revenue:
ANGI Homeservices	$1,326,205	$193,964	17%	$1,132,241
Vimeo	196,015	36,374	23%	159,641
Dotdash	167,594	36,603	28%	130,991
Applications	519,459	(62,828)	(11)%	582,287
Ask Media Group	421,949	56,770	16%	365,179
Emerging & Other	74,883	(88,187)	(54)%	163,070
Inter-segment eliminations	(304)	57	16%	(361)

Total	$2,705,801	$172,753	7%	$2,533,048

Operating Income (Loss):
ANGI Homeservices	$38,645	$(25,261)	(40)%	$63,906
Vimeo	(51,921)	(16,327)	(46)%	(35,594)
Dotdash	29,021	10,243	55%	18,778
Applications	113,569	18,735	20%	94,834
Ask Media Group	40,001	(14,479)	(27)%	54,480
Emerging & Other	(53,013)	(28,497)	(116)%	(24,516)
Corporate	(166,751)	(30,698)	(23)%	(136,053)

Total	$(50,449)	$(86,284)	NM	$35,835

Adjusted EBITDA:
ANGI Homeservices	$202,297	$(45,209)	(18)%	$247,506
Vimeo	(41,790)	(13,745)	(49)%	(28,045)
Dotdash	39,601	18,217	85%	21,384
Applications	103,551	(28,286)	(21)%	131,837
Ask Media Group	40,517	(14,840)	(27)%	55,357
Emerging & Other	(48,273)	(29,095)	(152)%	(19,178)
Corporate	(88,617)	(14,606)	(20)%	(74,011)

Total	$207,286	$(127,564)	(38)%	$334,850

NM = Not meaningful.

  •
  Revenue increased $172.8 million, or 7%, to $2.7 billion due to growth from ANGI of $194.0 million, increases of $56.8 million from Ask Media Group, $36.6 million from Dotdash and $36.4 million from Vimeo, partially offset by decreases of $88.2 million from Emerging & Other due, in part, to the sales of Electus, Dictionary.com and CityGrid in the fourth quarter of 2018, and $62.8 million from Applications.

  •
  Operating income decreased $86.3 million to a loss of $50.4 million in 2019 from income of $35.8 million in 2018, due to a decrease in Adjusted EBITDA of $127.6 million, described below, an increase of $13.6 million in depreciation and a $3.3 million goodwill impairment charge related to the College Humor Media business, partially offset by decreases of $23.2 million in amortization of intangibles and $14.1 million in stock-based compensation expense and a change of $20.9 million in acquisition-related contingent consideration fair value adjustments (income of $19.7 million in 2019 compared to expense of $1.1 million in 2018). The increase in depreciation was due primarily to the development of capitalized software to support ANGI's products and services, as well as leasehold improvements related to additional office space at ANGI. The decrease in amortization of intangibles was due primarily to the inclusion in

    2018 of an impairment charge of $27.7 million at Applications related to a trade name at the Desktop business and lower expense from the Combination, partially offset by recent acquisitions. The decrease in stock-based compensation expense was due primarily to a decrease of $38.0 million in modification and acceleration charges related to the Combination ($32.6 million in 2019 compared to $70.6 million in 2018), and the reversal of $7.6 million in cumulative expense in 2019 related to certain performance-based awards that did not vest, partially offset by the issuance of new equity awards since 2018, including those issued in connection with recent acquisitions, and modification charges at Corporate. The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition.

  •
  Adjusted EBITDA decreased $127.6 million, or 38%, to $207.3 million, due primarily to decreases of $45.2 million from ANGI, $28.3 million from Applications and $14.8 million from Ask Media Group, and increased losses of $29.1 million, $14.6 million and $13.7 million from Emerging & Other, Corporate and Vimeo, respectively, partially offset by an increase of $18.2 million from Dotdash.

        Acquisitions and dispositions affecting year-over-year comparability include:

Acquisitions:	Reportable Segment:	Acquisition Date:
Nursefly—controlling interest	Emerging & Other	June 26, 2019
Magisto	Vimeo	May 28, 2019
Fixd Repair	ANGI	January 25, 2019
TelTech	Applications	October 22, 2018
Handy	ANGI	October 19, 2018
iTranslate	Applications	March 15, 2018
Bluecrew—controlling interest	Emerging & Other	February 26, 2018

Dispositions:	Reportable Segment:	Sale Date:
Vimeo's hardware business	Vimeo	March 29, 2019
CityGrid	Emerging & Other	December 31, 2018
Felix	ANGI	December 31, 2018
Dictionary.com	Emerging & Other	November 13, 2018
Electus	Emerging & Other	October 29, 2018

Results of Operations for the Years Ended December 31, 2019, 2018 and 2017

Revenue

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
ANGI Homeservices	$1,326,205	$193,964	17%	$1,132,241	$395,855	54%	$736,386
Vimeo	196,015	36,374	23%	159,641	56,309	54%	103,332
Dotdash	167,594	36,603	28%	130,991	40,101	44%	90,890
Applications	519,459	(62,828)	(11)%	582,287	4,289	1%	577,998
Ask Media Group	421,949	56,770	16%	365,179	148,854	69%	216,325
Emerging & Other	74,883	(88,187)	(54)%	163,070	(65,213)	(29)%	228,283
Inter-segment elimination	(304)	57	16%	(361)	246	41%	(607)

Total	$2,705,801	$172,753	7%	$2,533,048	$580,441	30%	$1,952,607

For the year ended December 31, 2019 compared to the year ended December 31, 2018

  •
  ANGI revenue increased 17% to $1.3 billion driven by Marketplace Revenue growth of $210.7 million, or 27%, the growth of $6.2 million, or 9%, at the European businesses, partially offset by a decrease of $23.0 million, or 8% in Advertising & Other Revenue. Advertising & Other Revenue decreased due primarily to the sale of Felix on December 31, 2018, partially offset by the contribution from Fixd Repair, acquired on January 25, 2019. Marketplace Revenue growth was driven by a 17% increase in Marketplace Service Requests to 27.4 million and a 3% increase in Marketplace Paying SPs to 220,000, reflecting, in part, the contribution from Handy. Revenue growth at the European businesses was driven by growth across several countries, partially offset by the unfavorable impact from the strengthening of the U.S. dollar relative to the Euro and GBP.

  •
  Vimeo revenue grew 23% to $196.0 million due to Platform Revenue growth of $47.1 million, or 32%, partially offset by lower Hardware Revenue of $10.7 million due to the sale of the hardware business in the first quarter of 2019. Platform Revenue growth was driven by a 30% increase in Vimeo Ending Subscribers to 1.2 million and a 10% increase in average revenue per subscriber, including the contribution from Magisto, acquired May 28, 2019.

  •
  Dotdash revenue increased 28% to $167.6 million due to 22% higher Display Advertising Revenue and growth of 51% in Performance Marketing Revenue. Higher Display Advertising Revenue was due primarily to a 26% increase in traffic.

  •
  Applications revenue decreased 11% to $519.5 million, despite an increase of $75.7 million, or 61%, in Mosaic Group, due to a decrease of $138.5 million, or 30%, at Desktop. The decrease at Desktop was driven by lower queries, due primarily to the Google policy changes referred to above, and continuing partnership declines. The increase at Mosaic Group was driven by the acquisitions of TelTech and iTranslate, on October 22, 2018 and March 15, 2018, respectively, growth of 12% related to the ongoing transition to subscription products and new products and the transfer of Daily Burn from the Emerging & Other segment effective April 1, 2018.

  •
  Ask Media Group revenue increased 16% to $421.9 million due primarily to growth in paid traffic, primarily in international markets.

  •
  Emerging & Other revenue decreased 54% to $74.9 million due primarily to the sales of Electus, Dictionary.com and CityGrid in the fourth quarter of 2018 and lower revenue at IAC Films, as well as from the transfer of Daily Burn to Mosaic Group, partially offset by the contribution from Bluecrew.

  For the year ended December 31, 2018 compared to the year ended December 31, 2017

  •
  ANGI revenue increased 54% to $1.1 billion driven by Marketplace Revenue growth of $193.1 million, or 33%, the contribution from Angie's List and growth of $12.6 million, or 22%, at the European businesses. Marketplace Revenue growth was driven by a 30% increase in Marketplace Service Requests to 23.5 million and an 18% increase in Marketplace Paying SPs to 214,000. Angie's List revenue reflects the write-off of deferred revenue due to the Combination of $5.5 million in 2018 compared to $7.8 million in 2017. Revenue growth at the European businesses was driven by the acquisition of controlling interest in MyBuilder on March 24, 2017, as well as growth across other regions. European revenue also benefited from the weakening of the U.S. dollar relative to the Euro.

  •
  Vimeo revenue grew 54% to $159.6 million due to Platform Revenue growth of $47.0 million, or 47%, and Hardware Revenue growth of $9.3 million, both due, in part, to the contribution of Livestream. Platform Revenue growth was further impacted by a 9% increase in Vimeo Ending Subscribers to 952,000 and average revenue per user growth of 31%.

  •
  Dotdash revenue grew 44% to $131.0 million due to strong Display Advertising Revenue growth across several verticals, particularly Verywell and The Spruce, as well as growth in Performance Marketing Revenue.

  •
  Applications revenue increased 1% to $582.3 million due to an increase of $67.7 million, or 121%, in Mosaic Group, partially offset by a decline of $63.4 million, or 12%, in Desktop. The increase in Mosaic Group revenue was driven primarily by growth of 55% related to the ongoing transition to subscription products as well as higher marketing expense and new products, contributions from iTranslate and TelTech, and the transfer of Daily Burn from the Emerging & Other segment effective April 1, 2018. The decline at Desktop was driven by the business-to-business partnership operations' loss of certain partners and a decrease in the direct-to-consumer desktop applications business due primarily to lower revenue per query. The adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, resulted in a net increase in revenue of $0.8 million (an increase of $7.3 million in Mosaic Group, partially offset by a decrease of $6.5 million in Desktop).

  •
  Ask Media Group revenue increased 69% to $365.2 million due primarily to growth in paid traffic, primarily in international markets.

  •
  Emerging & Other revenue decreased 29% to $163.1 million due primarily to the sales of Electus and Dictionary.com in the fourth quarter of 2018, lower revenue from IAC Films due to the sale of a film in the third quarter of 2017 and the transfer of Daily Burn, partially offset by the contribution from Bluecrew.

Cost of revenue

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Cost of revenue (exclusive of depreciation shown separately below)	$600,240	$99,088	20%	$501,152	$138,525	38%	$362,627
As a percentage of revenue	22%			20%			19%
For the year ended December 31, 2019 compared to the year ended December 31, 2018

        Cost of revenue in 2019 increased from 2018 due to an increase of $121.4 million from Ask Media Group, partially offset by a decrease of $29.1 million from Emerging & Other.

  •
  The Ask Media Group increase was due primarily to an increase of $122.2 million in traffic acquisition costs driven by higher revenue sourced through partners.

  •
  The Emerging & Other decrease was due primarily to a decrease of $27.0 million in production costs, driven by the sale of Electus in 2018 and lower revenue from IAC Films, the sale of CityGrid in 2018 and the transfer of Daily Burn to Mosaic Group, partially offset by an increase of $16.0 million in payments made to workers staffed by Bluecrew due to an increase in revenue.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

        Cost of revenue in 2018 increased from 2017 due to increases of $140.8 million from Ask Media Group, $21.7 million from ANGI and $19.0 million from Vimeo, partially offset by a decrease from $53.0 million from Emerging & Other.

  •
  The Ask Media Group increase was due primarily to an increase of $144.5 million in traffic acquisition costs principally driven by higher revenue, primarily in international markets.

  •
  The ANGI increase was due primarily to increases of $7.2 million in traffic acquisition costs, $7.0 million in credit card processing fees, including $3.5 million from the inclusion of Angie's List, and higher Marketplace Revenue, $3.7 million in costs associated with publishing and distributing the Angie's List Magazine and $2.5 million in hosting fees, principally from the inclusion of Angie's List.

  •
  The Vimeo increase was due primarily to the inclusion of Livestream.

  •
  The Emerging & Other decrease was due primarily to a decrease of $71.1 million in production costs, driven primarily by the sale of Electus in 2018 and lower revenue from IAC Films, the sale of CityGrid in 2018 and the transfer of Daily Burn to Mosaic Group, partially offset by expense from the inclusion of Bluecrew, which was acquired on February 26, 2018.

Selling and marketing expense

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Selling and marketing expense	$1,202,183	$102,696	9%	$1,099,487	$101,182	10%	$998,305
As a percentage of revenue	44%			43%			51%

For the year ended December 31, 2019 compared to the year ended December 31, 2018

        Selling and marketing expense in 2019 increased from 2018 due to increases of $191.8 million from ANGI and $24.4 million from Vimeo, partially offset by decreases of $50.5 million from Ask Media Group, $48.8 million from Applications and $16.8 million from Emerging & Other.

  •
  The ANGI increase was due primarily to increases in advertising expense of $135.9 million and compensation expense of $24.4 million as well as $29.2 million of expense from the inclusion of Handy and Fixd Repair. The increase in advertising expense was due primarily to increased online marketing and television spend. The efficiency of online marketing spend was negatively impacted by traffic sourced through Google. In 2019, the proportion of service requests through Google free traffic declined while service requests through Google paid traffic increased. In addition, paid service requests were considerably more expensive on average than in 2018. We implemented new processes in the second half of 2019 and we expect the year-over-year increase in 2020 to be more modest, particularly in the back half of the year. As our new processes are fully in place, we are increasingly more focused on profitability targets of our paid service requests than the cost of each service request. Compensation expense increased due primarily to growth in the sales force.

  •
  The Vimeo increase was due primarily to higher marketing of $15.3 million, due primarily to expense from the inclusion of Magisto and a brand campaign in the first half of 2019, and an increase in compensation expense of $9.1 million due, in part, to growth in the sales force.

  •
  The Ask Media Group decrease was due primarily to a decrease in marketing of $50.2 million, driven by an increase in the percentage of revenue sourced through partners resulting in higher traffic acquisition costs.

  •
  The Applications decrease was due primarily to lower online marketing of $63.7 million at Desktop as we mitigated the negative impact on revenue from Google's Chrome Web Store policy changes as well as other changes to policies under the Services Agreement, both of which occurred in 2019, partially offset by higher online marketing of $13.3 million at Mosaic Group due primarily to expense from the inclusion of TelTech and increases at iTranslate and Daily Burn.

  •
  The Emerging & Other decrease was due primarily to a decrease in marketing of $5.9 million at IAC Films, the sales of Electus, CityGrid and Dictionary.com, and the transfer of Daily Burn to Mosaic Group, partially offset by an increase in compensation expense of $2.9 million at Bluecrew.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

        Selling and marketing expense in 2018 increased from 2017 due to increases of $77.4 million from ANGI, $26.1 million from Vimeo and $8.1 million from Dotdash, partially offset by decreases of $8.6 million from Ask Media Group and $4.7 million from Applications.

  •
  The ANGI increase was due primarily to increases in advertising expense of $53.7 million, reflecting the impact from the inclusion of Angie's List, compensation expense of $12.9 million and facilities costs of $5.1 million. The increase in advertising expense was due primarily to increased investments in online marketing and television spend. Compensation expense increased due primarily to growth in the sales force, partially offset by a decrease in stock-based compensation expense of $22.4 million and the inclusion of $7.4 million in severance and retention costs in 2017 related to the Combination. The decrease in stock-based compensation expense reflects decreases of $13.3 million in expense due to the modification of previously issued HomeAdvisor equity awards, which were converted into ANGI Homeservices' equity awards ($1.6 million in 2018 compared to $14.8 million in 2017), and $9.0 million in expense related to previously issued Angie's List equity awards, including the acceleration of certain converted equity awards resulting from the termination of Angie's List employees in connection with the Combination ($0.6 million in 2018 compared to $9.6 million in 2017). Compensation expense in 2018 also reflects a reduction in sales commissions expense of $4.9 million due to the adoption of ASU No. 2014-09. As a percentage of revenue, selling and marketing expense declined due, in part, to accelerated revenue growth driven by capacity expansion efforts combined with marketing optimization efforts at HomeAdvisor.

  •
  The Vimeo increase was due primarily to increased investment in marketing of $13.2 million, $8.8 million of expense from the inclusion of Livestream and an increase in compensation expense of $3.2 million due, in part, to an increase in the sales force.

  •
  The Dotdash increase was due primarily to an increase in compensation expense of $7.7 million, including commission costs.

  •
  The Ask Media Group decrease was due primarily to a decrease in online marketing of $9.0 million.

  •
  The Applications decrease was due primarily to lower online marketing expense of $42.0 million at Desktop, partially offset by higher online marketing expense of $35.2 million at Mosaic Group.

General and administrative expense

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
General and administrative expense	$617,235	$47,433	8%	$569,802	$41,476	8%	$528,326
As a percentage of revenue	23%			22%			27%

For the year ended December 31, 2019 compared to the year ended December 31, 2018

        General and administrative expense in 2019 increased from 2018 due to increases of $28.1 million from Corporate, $24.8 million from ANGI and $12.4 million from Vimeo, partially offset by a decrease of $11.8 million from Applications and $9.8 million from Emerging & Other.

  •
  The Corporate increase was due primarily to an increase in stock-based compensation expense and higher professional fees, including $7.9 million in costs related to the Separation. The increase in stock-based compensation expense was due primarily to the issuance of new equity awards since the prior year period and from modification charges in 2019.

  •
  The ANGI increase was due primarily to $30.4 million of expense from the inclusion of Handy and Fixd Repair, including $9.5 million of stock-based compensation expense related to awards issued in connection with these acquisitions, an increase of $16.8 million in bad debt expense due to higher Marketplace Revenue, and an increase of $3.0 million in software license and maintenance costs, partially offset by a decrease of $26.5 million in compensation expense and the inclusion in 2018 of $3.6 million in integration-related costs in connection with the Combination. The decrease in compensation expense was due primarily to a decrease of $37.1 million in stock-based compensation expense reflecting a decrease of $33.8 million in expense due to the modification and acceleration charges related to the Combination ($27.2 million in 2019 compared to $61.0 million in 2018) and the reversal of $7.3 million in cumulative expense in 2019 related to certain performance-based awards that did not vest, partially offset by the issuance of new equity awards since 2018.

  •
  The Vimeo increase was due primarily to an increase of $5.3 million in compensation expense due primarily to higher headcount, expense from the inclusion of Magisto and a charge of $2.1 million related to vacating office space.

  •
  The Applications decrease was due primarily to a change of $20.9 million in acquisition-related contingent consideration fair value adjustments (income of $19.7 million in 2019 compared to expense of $1.1 million in 2018), partially offset by an increase of $9.3 million in compensation expense due primarily to recent acquisitions. The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition.

  •
  The Emerging & Other decrease was due primarily to sales of Electus, Dictionary.com and CityGrid in 2018 and the transfer of Daily Burn to Mosaic Group, partially offset by an increase in compensation expense of $2.7 million from Bluecrew and $1.7 million in transaction costs related to the Care.com acquisition, which closed on February 11, 2020. General and administrative expense was further impacted by the inclusion in 2018 of a $4.8 million favorable legal settlement.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

        General and administrative expense in 2018 increased from 2017 due to increases of $21.7 million from ANGI, $14.6 million from Corporate, $5.9 million from Vimeo and $3.3 million from Applications, partially offset by a decrease of $5.0 million from Emerging & Other.

  •
  The ANGI increase was due primarily to an increase of $19.7 million in bad debt expense due, in part, to higher Marketplace Revenue, increases of $8.8 million in software license and maintenance costs and $2.9 million in facilities costs, both reflecting the impact from the inclusion of Angie's List, $2.4 million in compensation expense and an increase in customer service expense of $3.4 million, partially offset by a reduction in transaction and integration-related costs principally related to the Combination of $21.9 million. The increase in compensation expense was due primarily to an increase in headcount following the Combination and existing business growth as well as $3.8 million of expense from the inclusion of Handy, almost entirely offset by a decrease of $25.6 million in stock-based compensation expense and a decrease of $9.2 million in severance and retention costs related to the Combination ($2.7 million in 2018 compared to $11.8 million in 2017). The decrease in stock-based compensation expense reflects decreases of $12.9 million in expense due to the modification of previously issued HomeAdvisor equity awards, which were converted into ANGI Homeservices' equity awards ($52.9 million in 2018 compared to $65.7 million in 2017) and $9.6 million in expense related to previously issued Angie's List equity awards, including the acceleration of certain converted equity awards resulting from the termination of Angie's List employees in connection with the Combination ($8.1 million in 2018 compared to $17.7 million in 2017), and the inclusion in 2017 of a modification charge related to a HomeAdvisor equity award, partially offset by acceleration of expense related to certain equity awards in the fourth quarter of 2018 in connection with the chief executive officer transition and the issuance of new equity awards since 2017.

  •
  The Corporate increase was due primarily to higher compensation costs.

  •
  The Vimeo increase was due primarily to $4.9 million of expense from the inclusion of Livestream and an increase in legal costs in 2018.

  •
  The Applications increase was due primarily to the inclusion in 2017 of a $2.9 million favorable legal settlement.

  •
  The Emerging & Other decrease was due primarily to the transfer of Daily Burn to Mosaic Group and a favorable legal settlement of $4.8 million in 2018, partially offset by $3.2 million of expense from the inclusion of Bluecrew.

Product development expense

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Product development expense	$193,457	$16,159	9%	$177,298	$29,283	20%	$148,015
As a percentage of revenue	7%			7%			8%

For the year ended December 31, 2019 compared to the year ended December 31, 2018

        Product development expense in 2019 increased from 2018 due to increases of $8.1 million from Dotdash, $7.8 million from Vimeo and $3.1 million from ANGI, partially offset by a decrease of $4.2 million from Emerging & Other.

  •
  The Dotdash increase was due primarily to an increase of $7.4 million in compensation expense due primarily to higher headcount and an increase in expense for contractors engaged in content development.

  •
  The Vimeo increase was due primarily to an increase of $6.4 million in compensation expense due primarily to higher headcount and expense from the inclusion of Magisto.

  •
  The ANGI increase was due primarily to an increase of $6.1 million in expense from the inclusion of Handy, partially offset by decreases in compensation expense of $1.1 million, software license and maintenance costs of $0.9 million and outsourced personnel costs of $0.8 million.

  •
  The Emerging & Other decrease was due primarily to the sales of Dictionary.com and CityGrid in 2018, partially offset by an increase of $2.6 million in compensation expense at Bluecrew due, in part, to an increase in headcount.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

        Product development expense in 2018 increased from 2017 due to increases of $13.2 million from ANGI, $9.8 million from Vimeo and $6.0 million from Dotdash.

  •
  The ANGI increase was due primarily to increases of $4.9 million in compensation expense and $4.5 million in software license and maintenance costs, reflecting the impact from the inclusion of Angie's List. The increase in compensation expense was due primarily to increased headcount, partially offset by a decrease of $6.1 million in stock-based compensation expense resulting from a lower modification charge related to the Combination.

  •
  The Vimeo increase was due primarily to $8.7 million of expense from the inclusion of Livestream.

  •
  The Dotdash increase was due primarily to an increase of $5.7 million in compensation expense, due primarily to higher headcount.

Depreciation

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Depreciation	$55,949	$13,556	32%	$42,393	$1,577	4%	$40,816
As a percentage of revenue	2%			2%			2%

For the year ended December 31, 2019 compared to the year ended December 31, 2018

        Depreciation in 2019 increased from 2018 due primarily to the development of capitalized software to support ANGI's products and services, as well as leasehold improvements related to additional office space at ANGI, partially offset by certain fixed assets becoming fully depreciated.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

        Depreciation in 2018 increased from 2017 due primarily to continued corporate growth at ANGI, partially offset by certain fixed assets becoming fully depreciated.

Operating income (loss)

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
ANGI Homeservices	$38,645	$(25,261)	(40)%	$63,906	$213,082	NM	$(149,176)
Vimeo	(51,921)	(16,327)	(46)%	(35,594)	(8,266)	(30)%	(27,328)
Dotdash	29,021	10,243	55%	18,778	34,472	NM	(15,694)
Applications	113,569	18,735	20%	94,834	(35,342)	(27)%	130,176
Ask Media Group	40,001	(14,479)	(27)%	54,480	19,398	55%	35,082
Emerging & Other	(53,013)	(28,497)	(116)%	(24,516)	(12,464)	(103)%	(12,052)
Corporate	(166,751)	(30,698)	(23)%	(136,053)	(10,413)	(8)%	(125,640)

Total	$(50,449)	$(86,284)	NM	$35,835	$200,467	NM	$(164,632)

As a percentage of revenue	(2)%			(1)%			(8)%

For the year ended December 31, 2019 compared to the year ended December 31, 2018

        Operating income decreased to a loss in 2019, due to a decrease in Adjusted EBITDA of $127.6 million described below, an increase of $13.6 million in depreciation and a $3.3 million goodwill impairment charge related to the College Humor Media business, partially offset by decreases of $23.2 million in amortization of intangibles and $14.1 million in stock-based compensation expense and a change of $20.9 million in acquisition-related contingent consideration fair value adjustments (income of $19.7 million in 2019 compared to expense of $1.1 million in 2018). The increase in depreciation was due primarily to the development of capitalized software to support ANGI's products and services, as well as leasehold improvements related to additional office space at ANGI. The decrease in amortization of intangibles was due primarily to the inclusion in 2018 of an impairment charge of $27.7 million at Applications related to a trade name at the Desktop business and lower expense from the Combination, partially offset by recent acquisitions. The decrease in stock-based compensation expense was due primarily to a decrease of $38.0 million in modification and acceleration charges related to the Combination ($32.6 million in 2019 compared to $70.6 million in 2018), and the reversal of $7.6 million in cumulative expense in 2019 related to certain performance-based awards that did not vest, partially offset by the issuance of new equity awards since 2018, including those issued in connection with recent acquisitions, and modification charges at Corporate. The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition.

        At December 31, 2019, there was $158.3 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.2 years.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

        Operating income in 2018 increased from a loss in 2017 due primarily to an increase in Adjusted EBITDA of $227.0 million described below, a decrease of $43.6 million in stock-based compensation expense, partially offset by increases of $67.9 million in amortization of intangibles and $1.6 million in depreciation and a change of $0.6 million in acquisition-related contingent consideration fair value adjustments. The decrease in stock-based compensation expense was due primarily to a decrease of $51.4 million in modification and acceleration charges related to the Combination ($70.6 million in 2018 compared to $122.1 million in 2017) and the inclusion in 2017 of a modification charge related to a HomeAdvisor equity award, partially offset by the modification of certain awards in 2018, due, in part, to the sale of businesses during the fourth quarter of 2018, and the issuance of new equity awards since 2017. The increase in amortization of intangibles reflects an increase in amortization expense of $39.4 million related to the Combination, the inclusion in 2018 of an indefinite-lived intangible asset impairment charge of $27.7 million at Applications related to a trade name at the Desktop business and an increase in amortization expense of $4.0 million related to the acquisition of Livestream, partially offset by a Dotdash definite-lived trade name that became fully amortized in 2017. Certain Google policy changes related to its Chrome browser became effective on September 12, 2018; the expected reduction in future revenue and profits of the Desktop business due to these policy changes and other factors resulted in a $27.7 million impairment of the related indefinite-lived intangible asset in the fourth quarter of 2018.

Adjusted EBITDA

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
ANGI Homeservices	$202,297	$(45,209)	(18)%	$247,506	$209,648	554%	$37,858
Vimeo	(41,790)	(13,745)	(49)%	(28,045)	(4,438)	(19)%	(23,607)
Dotdash	39,601	18,217	85%	21,384	24,147	NM	(2,763)
Applications	103,551	(28,286)	(21)%	131,837	(4,920)	(4)%	136,757
Ask Media Group	40,517	(14,840)	(27)%	55,357	18,035	48%	37,322
Emerging & Other	(48,273)	(29,095)	(152)%	(19,178)	(9,246)	(93)%	(9,932)
Corporate	(88,617)	(14,606)	(20)%	(74,011)	(6,263)	(9)%	(67,748)

Total	$207,286	$(127,564)	(38)%	$334,850	$226,963	210%	$107,887

As a percentage of revenue	8%			13%			6%

        For a reconciliation of net earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc. to operating (loss) income to combined Adjusted EBITDA, see "Principles of Financial Reporting." For a reconciliation of operating (loss) income to Adjusted EBITDA for New IAC's reportable segments, see "Note 10—Segment Information" to the audited combined financial statements included in Annex M.

For the year ended December 31, 2019 compared to the year ended December 31, 2018

  •
  ANGI Adjusted EBITDA decreased 18% to $202.3 million, despite higher revenue, due primarily to higher selling and marketing expense as a percentage of revenue, an increase of $16.8 million in bad debt expense due to higher Marketplace Revenue, investments in Fixd Repair and Handy, partially offset by the inclusion in 2018 of $9.0 million in costs related to the Combination (including deferred revenue write-offs, severance, retention and integration-related costs).

  •
  Vimeo Adjusted EBITDA loss increased 49% to a loss of $41.8 million, despite higher revenue, due primarily to higher marketing, including expense from the inclusion of Magisto and a brand campaign in the first half of 2019, as well as higher compensation expense due primarily to an increase in headcount, including its sales force, and a charge of $2.1 million related to vacating office space.

  •
  Dotdash Adjusted EBITDA increased 85% to $39.6 million due primarily to higher revenue and lower operating expenses as a percentage of revenue, partially offset by a charge of $2.6 million related to the early termination of a lease.

  •
  Applications Adjusted EBITDA decreased 21% to $103.6 million due primarily to a decrease in revenue, partially offset by lower selling and marketing expense as a percentage of revenue.

  •
  Ask Media Group Adjusted EBITDA decreased 27% to $40.5 million, despite the increase in revenue, due to an increase in traffic acquisition costs, partially offset by lower marketing.

  •
  Emerging & Other Adjusted EBITDA loss increased 152% to $48.3 million due primarily to increased investments in Bluecrew and College Humor Media, and the sales of Dictionary.com and CityGrid, partially offset by the transfer of Daily Burn to Mosaic Group.

  •
  Corporate Adjusted EBITDA loss increased 20% to $88.6 million due primarily to higher professional fees, including $7.9 million in costs related to the Separation.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

  •
  ANGI Adjusted EBITDA increased 554% to $247.5 million, due primarily to the increase of $395.9 million in revenue, a reduction in transaction and integration-related costs principally related to the Combination of $39.1 million and lower selling and marketing expense as a percentage of revenue, partially offset by higher compensation expense due, in part, to increased headcount following the Combination, and increases of $21.7 million in cost of revenue, $19.7 million in bad debt expense, $15.2 million in software license and maintenance cost and $9.4 million in facilities costs. Additionally, Adjusted EBITDA in 2018 benefited from a reduction in sales commissions expense of $4.9 million due to the adoption of ASU No. 2014-09.

  •
  Vimeo Adjusted EBITDA loss increased 19% to a loss of $28.0 million, despite higher revenue, driven by investments in marketing and product development expense to continue to grow the business and an increase in legal costs.

  •
  Dotdash Adjusted EBITDA improved to a profit of $21.4 million in 2018 from a loss of $2.8 million in 2017, due primarily to higher revenue and lower operating expenses as a percentage of revenue.

  •
  Applications Adjusted EBITDA decreased 4% to $131.8 million, despite higher revenue, due primarily to higher marketing expense at Mosaic Group and losses at Daily Burn.

  •
  Ask Media Group Adjusted EBITDA increased 48% to $55.4 million, due primarily to higher revenue and lower marketing expense, partially offset by an increase in traffic acquisition costs.

  •
  Emerging & Other Adjusted EBITDA loss increased 93% to $19.2 million due primarily to lower revenue, increased investments in College Humor Media and Bluecrew, and reduced profits at Electus, partially offset by a favorable legal settlement of $4.8 million in the third quarter of 2018, profits at IAC Films and the transfer of Daily Burn to Mosaic Group.

  •
  Corporate Adjusted EBITDA loss increased 9% to $74.0 million due primarily to higher compensation costs.

Interest (expense) income, net

        Interest expense—third party relates to interest on the ANGI Term Loan, which is due on November 5, 2023, and commitment fees on an undrawn ANGI Credit Facility, which commenced on November 5, 2018, and an undrawn IAC Group Credit Facility, which was amended and restated on November 5, 2018.

        Interest income, net—related party primarily relates to net interest income earned by New IAC on cash transfers to IAC under its centrally managed U.S. treasury function.

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Interest expense—third party	$11,904	$(1,155)	(9)%	$13,059	$10,878	499%	$2,181
Interest income, net—related party	$420	95	29%	325	(23,331)	(99)%	23,656

Other income, net

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Other income, net	$33,627	$(248,843)	(88)%	$282,470	$270,107	2,185%	$12,363

        Other income, net in 2019 includes: a $20.5 million gain related to the sale of our investment in Pinterest; $18.5 million in net upward adjustments related to investments in equity securities without readily determinable fair values; $14.7 million of interest income; an unrealized reduction of $9.1 million in the estimated fair value of a warrant; a realized loss of $8.2 million related to the sale of Vimeo's hardware business in the first quarter of 2019; and a $1.8 million mark-to-market charge for an indemnification claim related to the Handy acquisition that will be settled in ANGI shares held in escrow.

        Other income, net in 2018 includes: a $26.8 million realized gain on the sale of certain Pinterest shares held by New IAC and a $128.8 million unrealized gain (or upward adjustment) to adjust our remaining interest in Pinterest to fair value in accordance with ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which was adopted effective January 1, 2018; $120.6 million in gains related to the sales of Dictionary.com, Electus, Felix and CityGrid; and $8.8 million of interest income.

        Other income, net in 2017 includes: $25.8 million in realized gains related to the sale of certain investments; $4.0 million of interest income; $9.9 million in other-than-temporary impairment charges related to certain investments; and $6.6 million in net foreign currency exchange losses due primarily to the weakening of the dollar relative to the British Pound.

Income tax benefit (provision)

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Income tax benefit (provision)	$60,489	NM	NM	$(13,200)	$(168,602)	NM	$155,402
Effective income tax rate	214%			4%			(119)%

        For further details of income tax matters, see "Note 3—Income Taxes" to the audited combined financial statements included in Annex M.

        In 2019, New IAC recorded an income tax benefit of $60.5 million due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards, realization of certain deferred tax assets, and research credits.

        In 2018, New IAC recorded an income tax provision of $13.2 million, which represented an effective tax rate of 4%. The effective income tax rate was lower than the statutory rate of 21% due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards.

        On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the "Tax Act"). The Tax Act subjected to U.S. taxation certain previously deferred earnings of foreign subsidiaries as of December 31, 2017 ("Transition Tax") and implemented a number of changes that took effect on January 1, 2018, including but not limited to, a reduction of the U.S. federal corporate tax rate from 35% to 21% and a new minimum tax on global intangible low-taxed income ("GILTI") earned by foreign subsidiaries. New IAC was able to make a reasonable estimate of the Transition Tax and recorded a provisional tax expense in the fourth quarter of 2017. In 2018, New IAC finalized this calculation, which resulted in no adjustment to the Transition Tax.

        In 2017, New IAC recorded an income tax benefit of $155.4 million, which was due primarily to the effect of adopting the provisions of ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, on January 1, 2017, the net effect of the Tax Act, and foreign income taxed at lower rates. Under ASU No. 2016-09, excess tax benefits generated by the exercise, purchase or settlement of stock-based awards of $77.6 million in 2017 are recognized as a reduction to the income tax provision rather than as an increase to invested capital.

Net (earnings) loss attributable to noncontrolling interests

        Noncontrolling interests represent the noncontrolling holders' percentage share of earnings or losses from the subsidiaries in which New IAC holds a majority, but less than 100%, ownership interest and the results of which are included in our combined financial statements.

	Years Ended December 31,
	2019	$ Change	% Change	2018	$ Change	% Change	2017
	(Dollars in thousands)
Net (earnings) loss attributable to noncontrolling interests	$(9,288)	$36,311	80%	$(45,599)	$(57,997)	NM	$12,398

        Net earnings attributable to noncontrolling interests in 2019 represents the publicly-held interest in ANGI's earnings as well as third-party interests in the subsidiary that held the gain on our investment in Pinterest.

        Net earnings attributable to noncontrolling interests in 2018 primarily represents third-party interests in a subsidiary that held the unrealized gains related to our investment in Pinterest, which was adjusted during the second quarter of 2018 to fair value in accordance with ASU No. 2016-01, as well as the publicly-held interest in ANGI's earnings, partially offset by net losses attributable to the noncontrolling interests in certain subsidiaries within the Emerging & Other and Vimeo segments.

        Net loss attributable to noncontrolling interests in 2017 primarily represents the publicly-held interest in ANGI's losses, partially offset by third-party interests in a subsidiary that held the realized gains related to our investment in Pinterest.

 PRINCIPLES OF FINANCIAL REPORTING

        New IAC reports Adjusted EBITDA as a supplemental measure to U.S. generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. New IAC endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which we discuss below.

Definition of Non-GAAP Measure

        Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

        The following table reconciles net earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc. to operating (loss) income to combined Adjusted EBITDA:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Net earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc.	$22,895	$246,772	$37,006
Add back:
Net earnings (loss) attributable to noncontrolling interests	9,288	45,599	(12,398)
Income tax (benefit) provision	(60,489)	13,200	(155,402)
Other income, net	(33,627)	(282,470)	(12,363)
Interest income, net—related party	(420)	(325)	(23,656)
Interest expense—third party	11,904	13,059	2,181

Operating (loss) income	(50,449)	35,835	(164,632)
Stock-based compensation expense	134,338	148,405	192,005
Depreciation	55,949	42,393	40,816
Amortization of intangibles	83,868	107,081	39,150
Goodwill impairment	3,318	—	—
Acquisition-related contingent consideration fair value adjustments	(19,738)	1,136	548

Adjusted EBITDA	$207,286	$334,850	$107,887

        For a reconciliation of operating (loss) income to Adjusted EBITDA for New IAC's reportable segments, see "Note 10—Segment Information" to the audited combined financial statements included in Annex M.

Non-Cash Expenses That Are Excluded From Adjusted EBITDA

        Stock-based compensation expense consists principally of expense associated with awards issued by certain of the combined subsidiaries of New IAC and an allocation of expense from IAC related to awards issued to New IAC employees that were granted under various IAC stock and annual incentive plans. These expenses are not paid in cash.

        Depreciation is a non-cash expense related to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

        Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as technology, service professional relationships, customer lists and user base, memberships, trade names and content, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

        Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

 FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES

Financial Position

	December 31,
	2019	2018
	(In thousands)
ANGI cash and cash equivalents and marketable securities:
United States	$377,648	$328,795
All other countries	12,917	8,189

Total cash and cash equivalents	390,565	336,984
Marketable debt securities (United States)	—	24,947

Total ANGI cash and cash equivalents and marketable debt securities	$390,565	$361,931

New IAC (excluding ANGI) cash and cash equivalents and marketable securities:
United States	392,521	498,926
All other countries	56,710	49,065

Total cash and cash equivalents	449,231	547,991
Marketable equity security (United States)	—	419

Total New IAC (excluding ANGI) cash and cash equivalents and marketable equity securities	449,231	548,410

Total cash and cash equivalents and marketable securities	$839,796	$910,341

Long-term debt:
ANGI Term Loan	$247,500	$261,250
Less: current portion of ANGI Term Loan	13,750	13,750
Less: unamortized debt issuance costs	1,804	2,529

Total long-term debt, net	$231,946	$244,971

Total long-term debt—related party	$—	$2,500

New IAC and ANGI Long-term Debt

        For a detailed description of long-term debt, see "Note 7—Long-term Debt," and for a detailed description of Long-term debt—related party, see "Note 13—Related Party Transactions" to the audited combined financial statements included in Annex M.

Cash Flow Information

        In summary, New IAC's cash flows are as follows:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Net cash provided by (used in):
Operating activities	$251,800	$369,435	$140,417
Investing activities	(421,868)	(44,682)	(161,037)
Financing activities	124,086	(197,738)	246,804

        Net cash provided by operating activities consists of earnings adjusted for non-cash items, the effect of changes in working capital and acquisition-related contingent consideration payments (to the extent greater than the liability initially recognized at the time of acquisition). Non-cash adjustments include stock-based compensation expense, net gains on equity securities, deferred income taxes, net losses (gains) from the sale of businesses, amortization of intangibles, bad debt expense, depreciation, and goodwill impairment.

2019

        Adjustments to earnings consist primarily of $134.3 million of stock-based compensation expense, $83.9 million of amortization of intangibles, $65.7 million of bad debt expense, and $55.9 million of depreciation, partially offset by $62.8 million of deferred income taxes and $41.4 million of net gains on equity securities. The deferred income tax benefit primarily relates to the net operating loss created by the exercise and vesting of stock-based awards and the realization of gains on certain equity securities. The decrease from changes in working capital primarily consists of an increase in accounts receivable of $73.6 million, partially offset by an increase in deferred revenue of $28.1 million and a decrease in other assets of $10.6 million. The increase in accounts receivable is primarily due to revenue growth at ANGI and Dotdash. The increase in deferred revenue is due primarily to growth in subscription sales at Vimeo and Mosaic Group. The decrease in other assets is due, in part, to a decrease in capitalized downloadable search toolbar costs at Applications.

        Net cash used in investing activities includes cash used for investments and acquisitions of $455.6 million, principally related to the investment in Turo and acquisitions of Magisto and Fixd Repair, capital expenditures of $97.9 million, primarily related to investments in the development of capitalized software at ANGI to support its products and services as well as leasehold improvements related to additional office space at ANGI, and the payment of a deposit of $23.0 million for an ownership interest in an aircraft at Corporate, and an increase in related party notes receivable of $54.8 million, partially offset by net proceeds from the sale of investments and businesses of $164.8 million, principally related to the sale of our investment in Pinterest and the proceeds received in 2019 related to the December 31, 2018 sale of Felix, and proceeds from maturities (net of purchases) of marketable debt securities of $25.0 million.

        Net cash provided by financing activities includes cash transfers of $263.3 million from IAC pursuant to IAC's centrally managed U.S. treasury function, partially offset by $56.9 million for the repurchase of 7.2 million shares of ANGI common stock, on a settlement date basis, at an average price of $7.90 per share, $35.3 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled, $27.5 million for distributions to and purchases of noncontrolling interests, and $13.8 million in principal payments on ANGI debt.

2018

        Adjustments to earnings consist primarily of $148.4 million of stock-based compensation expense, $107.1 million of amortization of intangibles, $48.4 million of bad debt expense, $42.4 million of depreciation, partially offset by $153.4 million of net gains on equity securities and $121.3 million of net gains from the sale of businesses. The decrease from changes in working capital primarily consists of an increase in accounts receivable of $52.1 million and an increase in other assets of $29.8 million, partially offset by an increase in deferred revenue of $36.4 million and an increase in accounts payable and other liabilities of $35.6 million. The increase in accounts receivable is primarily due to revenue growth at ANGI, Ask Media Group, and Dotdash, partially offset by a decrease at Applications primarily related to the timing of cash receipts, including cash received in the fourth quarter of 2018 rather than in the first quarter of 2019. The increase in other assets is primarily due to increases in (i) capitalized production costs of various production deals at College Humor Media, Electus, and IAC Films, (ii) capitalized sales commissions at ANGI, and (iii) capitalized mobile app store fees at Applications. The increase in deferred revenue is due primarily to growth in subscription sales at Vimeo and Applications. The increase in accounts payable and other liabilities is primarily due to increases in (i) accrued employee compensation due, in part, to the timing of payments of cash bonuses, (ii) payables and accruals at Ask Media Group due to growth in paid traffic, primarily in international markets and (iii) payables at Vimeo due to timing of payments.

        Net cash used in investing activities includes cash used for acquisitions and investments of $114.8 million, which includes the TelTech, iTranslate, Bluecrew and Handy acquisitions, capital expenditures of $54.7 million, primarily related to investments in the development of capitalized software at ANGI to support their products and services and in leasehold improvements, purchases (net of maturities) of marketable debt securities of $24.7 million, partially offset by net proceeds from the sale of businesses and investments of $136.3 million, which includes the sales of Dictionary.com and Electus, and $10.4 million in net proceeds from the sale of Angie's List's campus located in Indianapolis.

        Net cash used in financing activities includes cash transfers of $144.1 million to IAC pursuant to IAC's centrally managed U.S. treasury function, $29.8 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled, $13.8 million in principal payments on ANGI debt, and $12.5 million for distributions to and purchases of noncontrolling interests.

2017

        Adjustments to earnings consist primarily of $192.0 million of stock-based compensation expense, $40.8 million of depreciation, $39.2 million of amortization of intangibles, $28.5 million of bad debt expense, partially offset by $126.7 million of deferred income taxes and $25.8 million of net gains on equity securities. The deferred income tax benefit primarily relates to the net operating loss created primarily by excess tax benefits of $77.6 million related to stock-based awards, a reduction in deferred tax liabilities for a change in the federal tax rate from 35% to 21%, and the modification charge for the conversion and acceleration of stock-based awards in connection with the Combination, partially offset by the provisional Transition Tax. The decrease from changes in working capital consists primarily of an increase in accounts receivable of $62.2 million and a decrease in income taxes payable and receivable of $7.4 million, partially offset by a decrease in other assets of $17.9 million. The increase in accounts receivable is primarily due to revenue growth at ANGI and Vimeo. The decrease in income taxes payable and receivable is due to foreign income tax payments in excess of foreign income tax accruals. The decrease in other assets is primarily due to a decrease in production costs at IAC Films.

        Net cash used in investing activities includes acquisitions and purchases of investments of $146.3 million, which includes the Livestream, Angie's List, MyBuilder and HomeStars acquisitions, and capital expenditures of $46.2 million, primarily related to investments in development of capitalized software at ANGI to support their products and services, computer hardware and New IAC's purchase of a 50% ownership interest in an aircraft as a replacement for a then-existing 50% interest in a previously owned aircraft, which was sold on February 13, 2018, partially offset by net proceeds from the sale of businesses and investments of $28.6 million, which is primarily related to the sale of certain investments.

        Net cash provided by financing activities includes $275.0 million in proceeds from the ANGI Term Loan, cash transfers of $8.0 million from IAC pursuant to IAC's centrally managed U.S. treasury function, partially offset by $19.7 million for distributions to and purchases of noncontrolling interests, and $10.1 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled.

Liquidity and Capital Resources

        Prior to the Separation, domestically, New IAC participates in IAC's centrally managed U.S. treasury function in which IAC sweeps New IAC's domestic cash.

        Prior to the Separation, New IAC's principal sources of liquidity are the funding we received from IAC, cash and cash equivalents, cash flows generated from operations and available borrowings under the IAC Group Credit Facility. New IAC's combined cash and cash equivalents at December 31, 2019 were $839.8 million, of which $390.6 million was held by ANGI. New IAC generated $251.8 million of operating cash flows for the year ended December 31, 2019, of which $214.2 million was generated by ANGI. ANGI is a separate and distinct legal entity with its own public shareholders and board of directors and has no obligation to provide New IAC with funds. As a result, New IAC cannot freely access the cash of ANGI and its subsidiaries. In addition, certain agreements governing ANGI indebtedness limit the payment of dividends or distributions and loans or advances to stockholders, including New IAC, in the event a default has occurred or in the case of ANGI, its consolidated net leverage ratio (as defined in the ANGI Term Loan) exceeds 4.5 to 1.0. There were no such limitations at December 31, 2019.

        On November 5, 2018, ANGI entered into a five-year $250 million revolving credit facility. The annual commitment fee on undrawn funds is currently 25 basis points and is based on the consolidated net leverage ratio most recently reported. Borrowings under the ANGI Credit Facility bear interest, at ANGI's option, at either a base rate or LIBOR, in each case plus an applicable margin, which is based on ANGI's consolidated net leverage ratio. On November 5, 2018, the ANGI Term Loan was amended and restated, and is now due on November 5, 2023. On November 5, 2018, the IAC Group Credit Facility was amended and restated, reducing the facility size from $300 million to $250 million, and now expires on November 5, 2023. There were no outstanding borrowings under the ANGI and IAC Group credit facilities at December 31, 2019.

        New IAC anticipates that it will need to make capital and other expenditures in connection with the development and expansion of its operations. New IAC's 2020 capital expenditures are expected to be lower than 2019 capital expenditures of $97.9 million by approximately 30% to 35%, driven primarily by lower capital expenditures at Corporate due to timing of payments related to the purchase of an aircraft at ANGI related to lower leasehold improvements. The remaining payment of $13.1 million related to the purchase of a 50% interest in the aforementioned aircraft is expected to be made in 2021.

        On February 6, 2019, the Board of Directors of ANGI authorized ANGI to repurchase up to 15 million shares of its common stock. During the year ended December 31, 2019, ANGI repurchased 7.3 million shares, on a trade date basis, of its common stock at an average price of $7.91 per share, or $57.9 million in aggregate. From January 1, 2020 through February 4, 2020, ANGI repurchased an additional 0.3 million shares at an average price of $8.29 per share, or $2.1 million in aggregate. ANGI had 7.4 million shares remaining in its share repurchase authorization as of February 4, 2020. On March 9, 2020, the Board of Directors of ANGI authorized ANGI to repurchase up to an additional 20 million shares of its common stock.

        ANGI may purchase shares over an indefinite period of time on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

        Historically, IAC has granted stock settled stock appreciation rights to employees and management that are denominated in the equity of certain of the non-publicly traded subsidiaries comprising New IAC. Prior to the Separation, these equity awards have been and will be settled on a net basis, with the award holder entitled to receive IAC shares equal to the intrinsic value of the award upon settlement less an amount equal to the required cash tax withholding payment, which has been and will be paid by IAC. Subsequent to the Separation, these equity awards will continue to be settled on a net basis, with the award holder entitled to receive New IAC shares rather than IAC shares equal to the intrinsic value of the award upon settlement less an amount equal to the required cash tax withholding payment, which will be paid by New IAC. The aggregate intrinsic value of these awards outstanding at

January 31, 2020 is $40.5 million; assuming these awards were net settled on January 31, 2020, the withholding taxes that would be payable are $20.2 million, assuming a 50% withholding rate, and IAC would have issued 0.1 million common shares. To the extent these awards are settled subsequent to the Separation, the number of New IAC shares ultimately needed to settle these awards and the cash withholding tax obligation may vary significantly as a result of the determination of the fair value of the relevant subsidiary. In addition, the number of New IAC shares required to settle these awards will be impacted by movement in New IAC's stock price.

        Certain equity awards issued prior to the Combination to employees of ANGI and denominated in the shares of those subsidiaries may be settled using IAC shares at IAC's election. Subsequent to the Separation, these awards may be settled using New IAC shares at New IAC's election.

        ANGI currently settles all equity awards on a net basis. In connection with the Combination, previously issued stock appreciation rights related to the common stock of HomeAdvisor (US) were converted into ANGI stock appreciation rights that are settleable, at ANGI's option, on a net basis with ANGI remitting withholding taxes on behalf of the employee or on a gross basis with ANGI issuing a sufficient number of Class A shares to cover the withholding taxes. While these awards can be settled in either Class A shares of ANGI or shares of IAC common stock at IAC's option, these awards are currently being settled in shares of ANGI. The aggregate intrinsic value of these awards outstanding at January 31, 2020 is $104.6 million; assuming these awards were net settled on January 31, 2020, the withholding taxes that would be payable are $52.3 million, assuming a 50% withholding rate, and ANGI would have issued 6.5 million Class A shares. The aggregate intrinsic value of all other ANGI equity awards, including stock options, RSUs and subsidiary denominated equity at January 31, 2020 is $82.4 million; assuming these awards were net settled on January 31, 2020, the withholding taxes that would be payable are $41.2 million, assuming a 50% withholding rate, and ANGI would have issued 5.1 million Class A shares.

        IAC has granted stock options to employees of New IAC. At January 31, 2020, the aggregate intrinsic value, calculated as the difference between IAC's closing stock price on January 31, 2020 and the exercise price, multiplied by the number of in-the-money awards that would have been exercised had all award holders exercised their awards, is $845.7 million. In connection with the Separation, IAC denominated stock options that are outstanding as of December 19, 2019, and immediately prior to the completion of the Transactions, will be converted into stock options to purchase New IAC common stock and stock options to purchase New Match common stock in a manner that preserves the spread value of the stock options immediately before and immediately after the adjustment, with the allocation between the two stock options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio. IAC denominated stock options that are granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Transactions, will be converted into stock options to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price. Assuming all stock options outstanding on January 31, 2020, were net settled on that date, withholding taxes, which will be paid by IAC for periods prior to the Separation and by New IAC and New Match for periods subsequent to the Separation on behalf of the employees upon exercise, would have been $422.8 million in aggregate (of which $335.5 million is related to vested stock options and $87.3 million is related to unvested stock options) assuming a 50% withholding rate.

        As of December 31, 2019, New IAC's economic interest and voting interest in ANGI is 84.1% and 98.1%, respectively. New IAC intends to take steps if necessary to maintain an economic interest in ANGI of at least 80%.

        At December 31, 2019, all of New IAC's international cash can be repatriated without significant tax consequences.

        On February 11, 2020, IAC completed the acquisition of Care.com for an aggregate purchase price of approximately $627 million. Care.com's cash and cash equivalents and marketable securities balance, which would be included as part of the assets acquired, was approximately $131.6 million as of December 31, 2019.

        If the Separation is consummated:

  •
  IAC will contribute the cash and cash equivalents held by IAC (except for cash held by ANGI and Match) to New IAC. Had the Separation been consummated on December 31, 2019, the approximate amount that would have been contributed as of December 31, 2019 is $1.8 billion. Following this contribution, New IAC's cash and cash equivalents and marketable securities balance would have been approximately $2.7 billion, of which $390.6 million was held by ANGI.

  •
  Match has agreed to make a loan to IAC in an aggregate principal amount equal to the product of (i) $3.00 and (ii) the number of shares of Match capital stock outstanding immediately prior to the effective time of the Separation, excluding any shares of Match capital stock held by a wholly owned subsidiary of Match (the "Match loan"). As part of the Separation, all Match stockholders, other than IAC, in respect of each share of Match common stock held, may elect to receive either $3.00 in cash or an additional $3.00 worth of New Match common stock valued at the Match VWAP. IAC will contribute the proceeds of the Match loan, less an amount equal to the product of $3.00 multiplied by the aggregate number of shares of Match capital stock in respect of which Match holders have made a valid cash election, to New IAC. Based on shares outstanding on December 31, 2019, New IAC will receive a contribution of approximately $680 million, assuming all non-IAC Match shareholders elect to receive $3.00 in cash and an additional amount of approximately $163 million if all non-IAC Match shareholders elect to receive additional Match shares. Following the Separation, the Match loan will remain as the obligation of New Match payable to Match and may be eliminated through certain intercompany transactions between Match and New Match; New IAC will not have any obligations with regards to the Match loan.

  •
  New IAC's debt immediately following the consummation of the Separation will relate solely to the ANGI Term Loan, which was $245.7 million as of December 31, 2019.

        In addition, as described above in the section of this joint proxy statement/prospectus entitled "The Transaction Agreement—Financing Matters—IAC Class M Equity Offering," prior to the closing of the Separation, IAC may enter into agreements with one or more third parties to sell up to $1.5 billion worth of shares of IAC Class M common stock (or New Match common stock) upon the closing (measured in each case as the product of (x) the number of shares sold on any applicable day and (y) the closing price of Match common stock on the NASDAQ on the applicable day minus $3.00). Immediately following the closing of the IAC Class M equity offering, New Match has agreed to transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M equity offering. The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold in connection with the IAC Class M equity offering.

        New IAC believes its existing cash, cash equivalents, and available borrowings under the IAC Group Credit Facility, along with the cash that will be contributed to New IAC prior to the Separation, including the approximate $680 million in proceeds from the Match loan, will be sufficient to fund its normal operating requirements, including capital expenditures, the payment of withholding taxes paid on behalf of employees for net-settled stock-based awards, and investing and other commitments for the foreseeable future. New IAC's liquidity could be negatively affected by a decrease in demand for its products and services due to COVID-19 or other factors. As described in the "COVID-19 Update" section above, to date, the COVID-19 virus and measures designed to curb its spread have adversely impacted certain of New IAC's businesses. The longer the global outbreak and measures designed to curb the spread of the COVID-19 virus have adverse impacts on economic conditions generally, the greater the adverse impact is likely to be on New IAC's businesses, financial condition and results of operations. New IAC may need to raise additional capital through future debt or equity financing to make additional acquisitions and investments. Additional financing may not be available on terms favorable to New IAC or at all.

 CONTRACTUAL OBLIGATIONS

	Payments Due by Period
Contractual Obligations(a)	Less Than 1 Year	1–3 Years	3–5 Years	More Than 5 Years	Total
	(In thousands)
Long-term debt(b)	$20,752	$56,395	$198,846	$—	$275,993
Operating leases(c)	32,733	65,044	56,760	243,835	398,372
Purchase obligations(d)	75,243	41,423	—	—	116,666

Total contractual obligations	$128,728	$162,862	$255,606	$243,835	$791,031

(a)
New IAC has excluded $18.9 million in unrecognized tax benefits and related interest from the table above as we are unable to make a reasonably reliable estimate of the period in which these liabilities might be paid. For additional information on income taxes, see "Note 3—Income Taxes" to the audited combined financial statements included in Annex M.

(b)
Represents contractual amounts due including interest on a variable rate instrument. Long-term debt at December 31, 2019 consists of the $247.5 million ANGI Term Loan, bearing interest at LIBOR plus 1.50%, or 3.25% at December 31, 2019. The amount of interest ultimately paid on the variable rate debt may differ based on changes in interest rates. For additional information on long-term debt, see "Note 7—Long-term Debt" to the audited combined financial statements included in Annex M.

(c)
New IAC leases land, office space, data center facilities and equipment used in connection with operations under various operating leases, the majority of which contain escalation clauses. Operating lease obligations include legally binding minimum lease payments for leases signed but not yet commenced. New IAC is also committed to pay a portion of the related operating expenses under certain lease agreements. These operating expenses are not included in the table above. For additional information on operating leases, see "Note 11—Leases" to the audited combined financial statements included in Annex M.

(d)
The purchase obligations primarily consist of payments for cloud computing arrangements, advertising commitments, and a remaining payment of $13.1 million related to a 50% interest in a corporate aircraft. For additional information on purchase obligations, see "Note 12—Commitments and Contingencies" to the audited combined financial statements included in Annex M.

Off-Balance Sheet Arrangements

        See the commitments section of "Note 12—Commitments and Contingencies" to the audited combined financial statements included in Annex M for additional information on our off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

        New IAC's exposure to market risk for changes in interest rates relates primarily to New IAC's long-term debt, including current maturities.

        At December 31, 2019, the $247.5 million outstanding balance on the ANGI Term Loan bears interest at LIBOR plus 1.50%. As of December 31, 2019, the rate in effect was 3.25%. If LIBOR were to increase or decrease by 100 basis points, then the annual interest expense on the ANGI Term Loan would increase or decrease by $2.5 million.

Foreign Currency Exchange Risk

        New IAC conducts business in certain foreign markets, primarily in various jurisdictions within the European Union, and, as a result, is exposed to foreign exchange risk for both the Euro and British Pound ("GBP").

        For the years ended December 31, 2019, 2018 and 2017, international revenue accounted for 22%, 23% and 20%, respectively, of our combined revenue. New IAC has exposure to foreign currency exchange risk related to investments in foreign subsidiaries that transact business in a functional currency other than the U.S. dollar. As a result, as foreign currency exchange rates fluctuate, the translation of the statement of operations of New IAC's international businesses into U.S. dollars affects year-over-year comparability of operating results.

        New IAC is also exposed to foreign currency transaction gains and losses to the extent it or its subsidiaries conduct transactions in and/or have assets and/or liabilities that are denominated in a currency other than the entity's functional currency. New IAC recorded foreign exchange losses of less than $0.1 million for both years ended December 31, 2019 and 2018 and $6.6 million for the year ended December 31, 2017. The increase in GBP versus the U.S. dollar during 2017 generated the majority of New IAC's foreign currency exchange losses in 2017. The foreign exchange losses in 2017 were further impacted by U.S. dollar-denominated intercompany cash, the majority of which is from the proceeds received in the PriceRunner sale in March 2016, held by a foreign subsidiary with a GBP functional currency. Subsequent to December 31, 2017, New IAC moved this U.S. dollar-denominated cash to a U.S. dollar functional currency entity.

        Foreign currency exchange gains or losses historically have not been material to New IAC. As a result, historically, New IAC has not hedged foreign currency exposures. The continued growth and expansion of our international operations increases our exposure to foreign exchange rate fluctuations. Significant foreign exchange rate fluctuations, in the case of one currency or collectively with other currencies, could have a significant impact on our future results of operations.

 CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        The following disclosure is provided to supplement the descriptions of New IAC's accounting policies contained in "Note 2—Summary of Significant Accounting Policies" to the combined financial statements included in "Combined Financial Statements" in regard to significant areas of judgment. Management of New IAC is required to make certain estimates, judgments and assumptions during the preparation of its combined financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). These estimates, judgments and assumptions impact the reported amount of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. Because of the size of the financial statement elements to which they relate, some of our accounting policies and estimates have a more significant impact on our combined financial statements than others. What follows is a discussion of some of our more significant accounting policies and estimates.

Business Combinations and Contingent Consideration Arrangements

        Acquisitions, which are generally referred to in GAAP as business combinations, are an important part of New IAC's growth strategy. New IAC invested $202.0 million, $239.1 million (including the value of ANGI Homeservices Class A common stock issued in connection with the acquisition of Handy) and $911.9 million (including the value of ANGI Homeservices Class A common stock issued in connection with the Combination) in acquisitions in the years ended December 31, 2019, 2018 and 2017, respectively. The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill.

        Management makes two critical determinations at the time of an acquisition, the reporting unit that will benefit from the acquisition and to which goodwill will be assigned and the allocation of the purchase price of the business to the assets acquired and the liabilities assumed based upon their fair values. The reporting unit determination is important beyond the initial allocation of purchase price because future impairment assessments of goodwill, as described below, are performed at the reporting unit level. Historically, when New IAC's acquisitions have been complementary to existing reporting units, for example, the 2019 acquisition of Magisto by Vimeo and the 2018 acquisitions of Handy by ANGI and TelTech by Mosaic Group, the goodwill is allocated to these reporting units. Acquisitions within the Emerging & Other reportable segment, such as NurseFly in 2019 and Bluecrew in 2018, usually result in the creation of new reporting units because they are standalone businesses with unique product offerings, management or target markets, for example.

        The allocation of purchase price to the assets acquired and liabilities assumed based upon their fair values is complex because of the judgments involved in determining these values. The determination of purchase price and the fair value of monetary assets acquired and liabilities assumed is typically the least complex aspect of New IAC's accounting for business combinations due to management's experience and the inherently lower level of complexity. Due to the higher degree of complexity associated with the valuation of intangible assets, New IAC usually obtains the assistance of outside valuation experts in the allocation of purchase price to the identifiable intangible assets acquired, which can be both definite-lived, such as acquired technology, customer and contractor relationships, or indefinite-lived, such as acquired trade names and trademarks. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill and is assigned to the reporting unit that is expected to benefit from the business combination as of the acquisition date.

        In connection with certain business combinations, New IAC has entered into contingent consideration arrangements that are determined to be part of the purchase price. The premise underlying the accounting for contingent consideration arrangements is that there are divergent views as to the acquired company's valuation between New IAC and the selling shareholders of the acquiree. Therefore, a model is developed with future payments of a portion of the purchase price linked to one or more financial (e.g., revenue and/or profit performance) and/or operating (e.g., number of subscribers) metrics that will be achieved over a specified time frame in the future based upon the performance of the business. In keeping with the accounting guidance for business combinations, each of these arrangements is initially recorded at its fair value at the time of the acquisition and the fair value is included in the aggregate purchase price. New IAC determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate that appropriately captures the risk associated with the obligation to determine the net amount reflected in the combined financial statements. The number of scenarios used is typically greater for longer-term arrangements. The contingent consideration arrangements are reassessed and reflected at current fair values for each subsequent reporting period thereafter until settled. The changes in the remeasured fair value of the contingent consideration arrangements during each reporting period, including the accretion of the discount, if applicable, are recognized in "General and administrative expense" in the combined statement of operations. Significant changes in the specified forecasted financial or operating metrics can result in a significantly higher or lower fair value measurement, which can result in volatility of general and administrative expense as the resulting remeasurement gains and losses are recorded.

Recoverability of Goodwill and Indefinite-Lived Intangible Assets

        Goodwill is New IAC's largest asset with a carrying value of $1.6 billion and $1.5 billion at December 31, 2019 and 2018, respectively. Indefinite-lived intangible assets, which consist of New IAC's acquired trade names and trademarks, have a carrying value of $225.3 million and $227.4 million at December 31, 2019 and 2018, respectively.

        Goodwill and indefinite-lived intangible assets are assessed annually for impairment as of October 1 or more frequently if an event occurs or circumstances change that would indicate that it is more likely than not that the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset has declined below its carrying value. In performing its annual goodwill impairment assessment, New IAC has the option under GAAP to qualitatively assess whether it is more likely than not that the fair value of a reporting unit is less than its carrying value; if the conclusion of the qualitative assessment is that there are no indicators of impairment, New IAC does not perform a quantitative test, which would require a valuation of the reporting unit, as of October 1. GAAP provides a not all-inclusive set of examples of macroeconomic, industry, market and company specific factors for entities to consider in performing the qualitative assessment described above; management considers the factors it deems relevant in making its more likely than not assessments. While New IAC also has the option under GAAP to qualitatively assess whether it is more likely than not that the fair values of its indefinite-lived intangible assets are less than their carrying values, New IAC's policy is to determine the fair value of each of its indefinite-lived intangible assets annually as of October 1, in part because the level of effort required to perform the quantitative and qualitative assessments is essentially equivalent.

        If the conclusion of our qualitative assessment is that there are indicators of impairment and a quantitative test is required, the annual or interim quantitative test of the recovery of goodwill involves a comparison of the estimated fair value of New IAC's reporting unit that is being tested to its carrying value. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired. If the carrying value of a reporting unit exceeds its estimated fair value, a goodwill impairment equal to the excess is recorded.

        New IAC's annual assessment of the recovery of goodwill begins with management's reassessment of its operating segments and reporting units. A reporting unit is an operating segment or one level below an operating segment, which is referred to as a component. This reassessment of reporting units is also made each time New IAC changes its operating segments. Separate from the impact of the change in operating segments, New IAC concluded that the Applications operating segment should be split into two reporting units, Desktop and Mosaic Group, effective October 1, 2018. If the goodwill of a reporting unit is allocated to newly formed reporting units, the allocation is usually made to each reporting unit based upon their relative fair values.

        For New IAC's annual goodwill test at October 1, 2019, a qualitative assessment of the ANGI, Vimeo, Mosaic Group (included in the Applications segment), College Humor Media, Bluecrew and Nursefly reporting units' goodwill was performed because New IAC concluded it was more likely than not that the fair value of these reporting units was in excess of their respective carrying values. The primary factors that New IAC considered in its qualitative assessment for each of these reporting units are described below:

  •
  ANGI's October 1, 2019 market capitalization of $3.6 billion exceeded its carrying value by approximately $2.2 billion.

  •
  New IAC prepared valuations of the Vimeo, Mosaic Group, Bluecrew and Nursefly reporting units primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of these businesses subsequent to January 1, 2019. The valuations were prepared time proximate to, however, not as of, October 1, 2019. The fair value of each of these businesses was in excess of its October 1, 2019 carrying value.

        For New IAC's annual goodwill test at October 1, 2019, New IAC quantitatively tested the Desktop reporting unit (included in the Applications segment). New IAC's quantitative test indicated that there was no impairment. New IAC's Dotdash, Ask Media Group and The Daily Beast reporting units have no goodwill.

        The aggregate goodwill balance for the Desktop reporting unit as of December 31, 2019 is $265.1 million. As described in the "COVID-19 Update" section above, New IAC recorded a $212.0 million impairment related to the goodwill of the Desktop reporting unit in the first quarter of 2020. As of March 31, 2020, the aggregate carrying value of goodwill for which the most recent estimate of the excess of fair value over carrying value is less than 10% is approximately $709.4 million. There is no goodwill for which the most recent estimate of the excess fair value over the carrying value is greater than 10% but less than 20%.

        The fair value of New IAC's reporting units (except for ANGI described above) is determined using both an income approach based on discounted cash flows ("DCF") and a market approach when New IAC tests goodwill for impairment, either on an interim basis or annual basis as of October 1 each year. New IAC uses the same approach in determining the fair value of its businesses in connection with its non-public subsidiary denominated stock-based compensation plans, which can be a significant factor in the decision to apply the qualitative assessment rather than a quantitative test. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on New IAC's most recent forecast and budget and, for years beyond the budget, New IAC's estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of the respective reporting units. Assumptions used in the DCF analyses, including the discount rate, are assessed based on each reporting unit's current results and forecasted future performance, as well as macroeconomic and industry specific factors. The discount rates used in the quantitative test for determining the fair value of New IAC's reporting units was 12.5% in 2019 and ranged from 12.5% to 15% in 2018. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the fair value of a reporting unit. To determine a peer group of companies for our respective reporting units, we considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics, and brand strength operating in their respective sectors.

        New IAC determines the fair value of indefinite-lived intangible assets using an avoided royalty DCF valuation analysis. Significant judgments inherent in this analysis include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses are based upon an estimate of the royalty rates that a market participant would pay to license New IAC's trade names and trademarks. The future cash flows are based on New IAC's most recent forecast and budget and, for years beyond the budget, New IAC's estimates, which are based, in part, on forecasted growth rates. Assumptions used in the avoided royalty DCF analyses, including the discount rate and royalty rate, are assessed annually based on the actual and projected cash flows related to the asset, as well as macroeconomic and industry specific factors. The discount rates used in New IAC's annual indefinite-lived impairment assessment ranged from 11.5% to 27.5% in 2019 and 11.5% to 35% in 2018, and the royalty rates used ranged from 1% to 5.5% in 2019 and 0.75% to 5.5% in 2018.

        If the carrying value of an indefinite-lived intangible asset exceeds its estimated fair value, an impairment equal to the excess is recorded. As of December 31, 2019, the aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than 10% is approximately $28.9 million. As described in the "COVID-19 Update" section above, New IAC recorded a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit in the first quarter of 2020. As of March 31, 2020, the aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than 10% and greater than 10% but less than 20% is approximately $155.6 million and $6.9 million, respectively.

        The 2019 annual assessment of goodwill and indefinite-lived intangible assets identified a $3.3 million goodwill impairment charge and $0.7 million trade name impairment, both related to the College Humor Media business.

        The 2018 annual assessment of goodwill did not identify any impairments. The 2018 annual assessment of indefinite-lived intangible assets identified impairment charges of $27.7 million and $1.1 million related to certain Desktop and College Humor Media indefinite-lived trade names, respectively. The indefinite-lived intangible asset impairment charge at Desktop was due to Google's policy changes related to its Chrome browser which became effective on September 12, 2018 and have negatively impacted the distribution of New IAC's B2C downloadable desktop products. The impairment charge related to the B2C trade name was identified in New IAC's annual impairment assessment as of October 1, 2018 and reflects the projected reduction in profits and revenues and the resultant reduction in the assumed royalty rate from these policy changes. The impairment charges are included in "Amortization of intangibles" in the combined statement of operations.

        The 2017 annual assessment of goodwill and indefinite-lived intangible assets did not identify any impairments.

Recoverability and Estimated Useful Lives of Long-Lived Assets

        We review the carrying value of all long-lived assets, comprising right-of-use assets ("ROU assets"), property and equipment and definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. In addition, New IAC reviews the useful lives of its long-lived assets whenever events or changes in circumstances indicate that these lives may be changed. The carrying value of these long-lived assets is $568.9 million and $426.8 million at December 31, 2019 and 2018, respectively.

Income Taxes

        New IAC is included within IAC's tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, current and deferred income tax provision/benefit have been computed for the entities comprising New IAC on an as if standalone, separate return basis. New IAC's payments to IAC for its share of IAC's consolidated federal and state tax return liabilities have been reflected within cash flows from operating activities in the accompanying combined statements of cash flows.

        New IAC accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized. At December 31, 2019 and 2018, the balance of New IAC's net deferred tax liability is $44.3 million and $137.3 million, respectively.

        New IAC evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when New IAC concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when New IAC subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. This measurement step is inherently difficult and requires subjective estimations of such amounts to determine the probability of various possible outcomes. At December 31, 2019 and 2018, New IAC has unrecognized tax benefits, including interest and penalties, of $20.3 million and $17.2 million, respectively. We consider many factors when evaluating and estimating our tax positions and unrecognized tax benefits, which may require periodic adjustment and which may not accurately anticipate actual outcomes. Although management currently believes changes to unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of New IAC, these matters are subject to inherent uncertainties and management's view of these matters may change in the future.

        The ultimate amount of deferred income tax assets realized and the amounts paid for deferred income tax liabilities and unrecognized tax benefits may vary from our estimates due to future changes in income tax law, state income tax apportionment or the outcome of any review of our tax returns by the various tax authorities, as well as actual operating results of New IAC that vary significantly from anticipated results.

        New IAC regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. As of December 31, 2019, New IAC is not in a three-year cumulative loss position. New IAC's most significant net deferred tax asset relates to U.S. federal net operating loss ("NOL") carryforwards of $95.4 million. New IAC expects to generate future taxable income of at least $454.5 million prior to the expiration of these NOLs between 2026 and 2037 to fully realize this deferred tax asset.

        At December 31, 2019, all of New IAC's international cash can be repatriated without significant tax consequences. During the year ended December 31, 2019, international cash totaling $70.1 million was repatriated to the U.S.

Stock-Based Compensation

        The stock-based compensation expense reflected in our combined statements of operations includes expense related to equity awards issued by certain of our subsidiaries (including awards assumed in acquisitions, including the Combination) and an allocation of expense from IAC related to awards issued to New IAC employees that were granted under various IAC stock and annual incentive plans. The form of awards granted to New IAC employees are principally stock options, restricted stock units ("RSUs"), performance-based RSUs and market-based RSUs.

        New IAC recorded stock-based compensation expense of $134.3 million, $148.4 million and $192.0 million for the years ended December 31, 2019, 2018 and 2017, respectively. Included in stock-based compensation expense in the years ended December 31, 2019, 2018 and 2017 is $32.6 million, $70.6 million and $122.1 million, respectively, related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie's List equity awards, both of which were converted into ANGI Homeservices' equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie's List employees in connection with the Combination.

        Stock-based compensation at New IAC is complex due to our desire to attract, retain, inspire and reward outstanding entrepreneurs and managers at each of our companies, including recently acquired companies, by allowing them to benefit directly from the value they help to create. We accomplish these objectives, in part, by issuing equity awards denominated in the equity of our non-public subsidiaries as well as IAC (or New IAC after the Separation) and ANGI. We further refine this approach by tailoring certain equity awards to the applicable circumstances. For example, we issue certain equity awards for which vesting is linked to the achievement of a performance target such as revenue or profits; these awards are referred to as performance-based awards. In other cases, we link the vesting of equity awards to the achievement of a value target for a subsidiary or IAC, for periods prior to the Separation, and ANGI's stock price, as applicable; these awards are referred to as market-based awards. The nature and variety of these types of equity-based awards creates complexity in our determination of stock-based compensation expense.

        In addition, acquisitions are an important part of New IAC's growth strategy. These transactions may result in the modification of equity awards which creates additional complexity and additional stock-based compensation expense. For example, the Combination resulted in the conversion of previously issued HomeAdvisor and Angie's List awards into ANGI Homeservices awards and the recognition of additional stock-based compensation expense as described below. In addition, our internal reorganizations can also lead to modifications of equity awards and result in additional complexity and stock-based compensation expense.

        Finally, the means by which we settle our equity-based awards also introduces complexity into our financial reporting. We provide a path to liquidity by settling the non-public subsidiary denominated awards in IAC shares, prior to the Separation, and New IAC shares, subsequent to the Separation, or

ANGI shares, as applicable. In addition, certain former ANGI subsidiary denominated awards can be settled in IAC or ANGI awards at New IAC's election.

        New IAC estimated the fair value of stock options issued (including those modified in connection with the Combination) using a Black-Scholes option pricing model and, for those with a market condition, a lattice model. New IAC measures and recognizes compensation expense for all stock-based awards based on the grant date fair value and expensed over the vesting term. New IAC's stock-based compensation expense also includes expense allocated from IAC related to RSUs, performance-based RSUs and market-based RSUs. For RSUs, the value of the instrument is measured at the grant date as the fair value of the underlying IAC common stock and expensed as stock-based compensation expense over the vesting term. For performance-based RSUs, the value of the instrument is measured at the grant date as the fair value of the underlying IAC common stock and expensed as stock-based compensation over the vesting term when the performance targets are considered probable of being achieved. For market-based RSUs, a lattice model is used to estimate the value of the awards.

Investments in Equity Securities

        New IAC invests in equity securities as part of its investment strategy. Our equity securities, other than those of our combined subsidiaries and those accounted for under the equity method, are accounted for at fair value or under the measurement alternative of ASU No. 2016-01, following its adoption on January 1, 2018, with changes recognized within other income (expense), net each reporting period. Under the measurement alternative, equity investments without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar securities of the same issuer; value is generally determined based on a market approach as of the transaction date. A security will be considered identical or similar if it has identical or similar rights to the equity securities held by New IAC. New IAC reviews its investments in equity securities without readily determinable fair values for impairment each reporting period when there are qualitative factors or events that indicate possible impairment. Factors we consider in making this determination include negative changes in industry and market conditions, financial performance, business prospects, and other relevant events and factors. When indicators of impairment exist, New IAC prepares quantitative assessments of the fair value of our investments in equity securities, which require judgment and the use of estimates. When our assessment indicates that the fair value of the investment is below its carrying value, New IAC writes down the investment to its fair value and records the corresponding charge within other income (expense), net. The carrying value of New IAC's equity securities without readily determinable fair values is $348.0 million and $226.0 million at December 31, 2019 and 2018, respectively, which is included in "Long-term investments" in the combined balance sheet. New IAC had an investment in Pinterest, which became a publicly traded company in the second quarter of 2019. With effect from Pinterest's initial public offering, New IAC's investment has been accounted for as a marketable security. Prior to this, New IAC accounted for its investment in Pinterest as an equity security without a readily determinable fair value. During 2019, New IAC recognized a gain of $20.5 million on the sale of its remaining shares of Pinterest. During 2018, New IAC recognized a gain of $26.8 million on the sale of certain Pinterest shares held by New IAC and a $128.8 million unrealized gain (or upward adjustment) to adjust our remaining interest in Pinterest to fair value. In addition, during 2019, New IAC recognized $18.5 million in net upward adjustments related to equity securities without readily determinable fair values. During 2018, New IAC recognized other-than-temporary impairments (or downward adjustments) of $2.8 million related to equity securities without readily determinable fair values and $0.6 million related to an equity method investment. During 2017, New IAC recognized other-than-temporary impairments of $9.9 million related to cost and equity method investments.

        As described in the "COVID-19 Update" section above, New IAC recorded a $51.5 million impairment related to its portfolio of equity securities without readily determinable fair values in the first quarter of 2020.

Recent Accounting Pronouncements

        For a discussion of recent accounting pronouncements, see "Note 2—Summary of Significant Accounting Policies" to the audited combined financial statements included in Annex M.

INFORMATION ABOUT NEW MATCH AFTER THE SEPARATION

        The following disclosure regarding New Match's businesses assumes the completion of the Separation.

Overview

        New Match, through its portfolio companies, is a leading provider of dating products available globally. Its portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase New Match's users' likelihood of finding a meaningful connection. Through its portfolio companies and their trusted brands, New Match provides tailored products to meet the varying preferences of its users. New Match's products are available in over 40 languages to its users all over the world.

        Consumers' dating preferences vary significantly, influenced in part by demographics, geography, cultural norms, religion, and intent (for example, casual dating or more serious relationships). As a result, the market for dating products is fragmented, and no single product has been able to effectively serve the dating category as a whole.

        Given these varying consumer preferences, New Match has adopted a brand portfolio approach, through which it attempts to offer dating products that collectively appeal to the broadest spectrum of consumers. New Match believes that this approach maximizes its ability to capture additional users. New Match works to apply a centralized discipline to its collection of brands, by sharing best practices and technologies across its brands in order to increase growth, reduce costs, improve user safety, and maximize profitability. Additionally, New Match centralizes certain other administrative functions, such as legal, trust and safety, human resources, accounting, finance, and tax. This approach allows New Match to quickly introduce new products and features, optimize marketing strategies, and more effectively deploy talent across its organization.

Enabling Dating in a Digital World

        Prior to the proliferation of mobile devices and computers, human connections traditionally were limited by social circles, geography, and time. People met through work colleagues, friends and family, in school, at church, or in bars and restaurants. Today, the adoption of mobile technology and the internet has significantly expanded the ways in which people can build relationships, create new interactions, and develop romantic connections. Additionally, the ongoing adoption of technology into more aspects of daily life continues to further erode biases and stigmas across the world that previously prevented individuals from using technology to help find and develop those connections.

        New Match believes that dating products serve as a natural extension of the traditional means of meeting people and provide a number of benefits for their users, including:

  •
  Expanded Options:  Dating products provide users access to a large number of people they otherwise would not have a chance to meet.

  •
  Efficiency:  The search and matching features, as well as the profile information available on dating products, allow users to filter a large number of options in a short period of time, increasing the likelihood that users will make a connection with someone.

  •
  More Comfort and Control:  Compared to the traditional ways that people meet, dating products provide an environment that reduces the awkwardness around the process of reaching out to new people. This leads to many people who would otherwise be passive participants in the dating process taking a more active role.

  •
  Convenience:  The nature of the internet and the proliferation of mobile devices allow users to connect with new people at any time, regardless of where they are.

        Depending on a person's circumstances at any given time, dating products can act as a supplement to, or substitute for, traditional means of meeting people. When selecting a dating product, New Match believes that users consider the following attributes:

  •
  Brand Recognition:  Brand is very important. Users generally associate strong dating brands with a higher likelihood of success and a higher level of safety and security. Generally, successful dating brands depend on large, active communities of users, strong algorithmic filtering technology, and awareness of successful usage among similar users.

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  Successful Experiences:  Demonstrated success of other users attracts new users through word-of-mouth recommendations. Successful experiences also drive repeat usage.

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  Community Identification:  Users typically look for dating products that offer a community or communities with which the user can associate. By selecting a dating product that is focused on a particular demographic, religion, geography, or intent, users can increase the likelihood that they will make a connection with someone with whom they identify.

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  Product Features and User Experience:  Users tend to gravitate towards dating products that offer features and user experiences that resonate with them, such as question-based matching algorithms, location-based features, offline events, or search capabilities. User experience is also driven by the type of user interface (for example, using a Swipe® gesture versus scrolling), a particular mix of free and paid features, ease of use, privacy, and security. Users expect every interaction with a dating product to be seamless and intuitive.

New Match's Portfolio

        Dating is a highly personal endeavor and consumers have a wide variety of preferences that determine what type of dating product they choose. As a result, New Match's strategy focuses on a portfolio approach of various brands in order to reach a broad range of users. The following is a list of its key brands:

        Tinder.    Tinder was launched in 2012 and has since risen to scale and popularity faster than any other product in the online dating category, growing to over 5.9 million average subscribers as of the fourth quarter of 2019. Tinder's distinctive Swipe feature has led to significant adoption, particularly among the millennial and younger generations, which was previously underserved by the online dating category. Tinder employs a freemium model, through which users are allowed to enjoy many of the core features of Tinder for free, including limited use of the Swipe Right® feature with unlimited communication with other users. However, to enjoy premium features, such as unlimited use of the Swipe Right feature, a Tinder user must subscribe to either Tinder Plus®, launched in early 2015, or Tinder Gold™, which was launched in late summer 2017. Tinder users and subscribers may also pay for certain premium features, such as Super Likes™ and Boosts, on a pay-per-use basis.

        Match.    Match was launched in 1995 and helped create the online dating category. Among its distinguishing features are the ability to search profiles, receive algorithmic matches, and attend live events, promoted by Match, with other subscribers. Additionally, Match offers its customers a higher level of service than most other brands, including access to date coaching services. Match is a brand that focuses on users with a higher level of intent to enter into a relationship and its product and marketing are designed to reinforce that approach. Match relies heavily on word-of-mouth traffic, repeat usage, and paid marketing.

        Meetic.    Meetic, a leading European online dating brand based in France, was launched in 2001. Similar to Match, among its distinguishing features are the ability to search profiles, receive algorithmic matches, and attend live events, promoted by Meetic, with other subscribers and non-subscribers from time to time. Also, similar to Match, Meetic is a brand that focuses on users with a higher level of intent to enter into a relationship and its product and marketing are designed to reinforce that approach. Meetic relies heavily on word-of-mouth traffic, repeat usage, and paid marketing.

        OkCupid.    OkCupid was launched in 2004 and has attracted users through Q&A approach to the dating category. Similar to Tinder, OkCupid relies on a freemium model. OkCupid has a loyal, highly educated user base predominately located in major cities in the United States and the United Kingdom, with an increasing presence in other global markets such as India.

        Hinge.    Hinge was launched in 2012 and has grown to be a popular app for the relationship-minded, particularly among the millennial and younger generations, in the United States and the United Kingdom. Following a series of primary investments, Match took a controlling stake in Hinge in June 2018 and purchased all of the remaining outstanding equity in December 2018. Hinge is a mobile-only experience and employs a freemium model. Hinge focuses on users with a higher level of intent to enter into a relationship and its product is designed to reinforce that approach.

        Pairs.    Pairs was launched in 2012 and is a leading provider of dating products in Japan, with a presence in Taiwan and South Korea. Pairs is a dating app that was specifically designed to address social barriers generally associated with the use of dating products in Eastern Asian countries, particularly Japan.

        PlentyOfFish.    PlentyOfFish was launched in 2003. Similar to Match, among its distinguishing features is the ability to both search profiles and receive algorithmic matches. Similar to Tinder, PlentyOfFish has grown in popularity over the years and relies on a freemium model. PlentyOfFish has broad appeal in the central United States, Canada, the United Kingdom, and a number of other international markets.

        OurTime.    OurTime is the largest community of singles over age 50 of any dating product. New Match offers this product in the United States and a number of European markets.

        All of New Match's products enable users to establish a profile and review other users' profiles without charge. Each product also offers additional features, some of which are free, and some of which require payment depending on the particular product. In general, access to premium features requires a subscription, which is typically offered in packages (primarily ranging from one month to six months), depending on the product and circumstance. Prices differ meaningfully within a given brand by the duration of a subscription purchased, the bundle of paid features that a user chooses to access, and whether or not a subscriber is taking advantage of any special offers. In addition to subscriptions, many of New Match's products offer the user certain features, such as the ability to promote themselves for a given period of time, or to review certain profiles without any signaling to the other users, and these features are offered on a pay-per-use, or à la carte, basis. The precise mix of paid and premium features is established over time on a brand-by-brand basis and is constantly subject to iteration and evolution.

        The brands in New Match's portfolio both compete and collaborate with each other. New Match attempts to empower individual brand leaders with the authority and incentives to grow their respective brand. New Match's brands compete with each other and with third-party dating businesses on brand characteristics, product features, and business model. New Match also attempts to centrally facilitate excellence and efficiency across the entire portfolio by:

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  centralizing operational functions across certain brands where New Match has strength in personnel and sufficient commonality of business interest (for example, ad sales, online marketing, and technology centralized across some, but not all, brands);

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  developing talent across the portfolio to allow for expertise development and career advancement while giving New Match the ability to deploy the best talent in the most critical positions across the company at any given time;

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  sharing analytics and similar data to leverage product and marketing successes across its businesses rapidly for competitive advantage; and

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  centralizing certain administrative functions, like legal, trust and safety, privacy, human resources, accounting, and finance, across the entire portfolio to enable each brand to focus more on growth.

Revenue

        New Match's direct revenue is primarily derived from users in the form of recurring subscriptions, which typically provide unlimited access to a bundle of features for a specific period of time, and the balance from à la carte features, where users pay a non-recurring fee for a specific benefit or feature. Each of New Match's brands offers a combination of free and paid features targeted to its unique community. In addition to direct revenue from its users, New Match generates indirect revenue from advertising, which makes up a much smaller percentage of its overall revenue as compared to direct revenue.

Sales and Marketing

        Certain of New Match's brands attract the majority of their users through word-of-mouth and other free channels. Other brands rely on paid user acquisition for a significant percentage of their users. New Match's online marketing activities generally consist of purchasing social media advertising, banner and other display advertising, search engine marketing, email campaigns, video advertising, business development or partnership deals, creating content, and hiring influencers to promote its products. New Match's offline marketing activities generally consist of television advertising and related public relations efforts.

Technology

        Consistent with New Match's general operating philosophy, each of its brands tends to develop its own technology systems to support its product, leveraging both open-source and vendor supported software technology. Each of New Match's various brands has dedicated engineering teams responsible for software development and creation of new features to support its products across the full range of devices, from native mobile applications to desktop and mobile-web. New Match's engineering teams use an agile development process, allowing it to deploy frequent iterative releases of product features.

        Brands such as Tinder, Pairs, and Hinge utilize hosted web services, primarily Amazon Web Services, to support their infrastructure. Other brands host through leased data centers located within the general geography served by the brand.

Competition

        The dating industry is competitive and has no single, dominant brand globally. New Match competes with a number of other companies that provide similar dating and matchmaking products.

        In addition to other online dating brands, New Match competes with social media platforms and offline dating services, such as in-person matchmakers. Arguably, its biggest competition comes from the traditional ways that people meet each other, and the choices some people make to not utilize dating products or services.

        New Match believes that its ability to compete successfully will depend primarily upon the following factors:

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  its ability to continue to increase consumer acceptance and adoption of dating products, particularly in emerging markets and other parts of the world where the stigma is beginning to erode;

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  continued growth in internet access and smart phone adoption in certain regions of the world, particularly emerging markets;

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  the continued strength of its brands;

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  the breadth and depth of its active communities of users relative to those of its competitors;

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  New Match's ability to evolve its products and develop new products in response to its competitors' offerings, user requirements, social trends, the ever-evolving technological landscape, and the ever-changing regulatory landscape, in particular, as it relates to the regulation of consumer digital media platforms;

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  its ability to efficiently acquire new users for its products;

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  its ability to continue to optimize its monetization strategies; and

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  the design and functionality of New Match's products.

        A large portion of dating customers use multiple products over a given period of time, either concurrently or sequentially, making New Match's broad portfolio of brands a competitive advantage.

Intellectual Property

        New Match regards its intellectual property rights, including trademarks, domain names and other intellectual property, as critical to its success.

        For example, New Match relies heavily upon the use of trademarks (primarily Tinder, Match, PlentyOfFish, OkCupid, Meetic, OurTime, Pairs, and Hinge, and associated domain names, taglines and logos) to market its products and applications and build and maintain brand loyalty and recognition. New Match has an ongoing trademark and service mark registration program, pursuant to which New Match registers its brand names, product names, taglines and logos and renew existing trademark and service mark registrations in the United States and other jurisdictions to the extent New Match determines it to be necessary or otherwise appropriate and cost-effective. In addition, New Match has a trademark and service mark monitoring policy pursuant to which New Match monitors applications filed by third parties to register trademarks and service marks that may be confusingly similar to those of New Match, as well as potential unauthorized use of its material trademarks and service marks. New Match's enforcement of this policy affords it valuable protection under current laws, rules and regulations. New Match also reserves and files registrations (to the extent available) and renews existing registrations for domain names that New Match believes are material to its business.

        New Match also relies upon a combination of in-licensed third-party and proprietary trade secrets, including proprietary algorithms, and upon patented and patent-pending technologies, processes, and features relating to its matching process systems or related features, products, and services with expiration dates from 2023 to 2036. New Match has an ongoing invention recognition program pursuant to which New Match applies for patents to the extent it determines it to be core to its product or businesses or otherwise appropriate and cost-effective.

        New Match relies on a combination of internal and external controls, including applicable laws, rules and regulations, and contractual restrictions with employees, contractors, customers, suppliers, affiliates and others, to establish, protect and otherwise control access to its various intellectual property rights.

Government Regulation

        New Match is subject to foreign and domestic laws and regulations that affect companies conducting business on the internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users. As a result, New Match could be subject to actions based on negligence, various torts, and trademark and copyright infringement, among other actions. See "Risk Factors—Risks Relating to New Match's Business Following the Separation—Inappropriate actions by certain of New Match's users could be attributed to it and damage its brands' reputations, which in turn could adversely affect its business" and "Risk Factors—Risks Relating to New Match's Business Following the Separation—New Match may fail to adequately protect its intellectual property rights or may be accused of infringing the intellectual property rights of third parties."

        Because New Match receives, stores, and uses a substantial amount of information received from or generated by its users, it is also impacted by laws and regulations governing privacy; the storage, sharing, use, processing, disclosure, and protection of personal data; and data breaches, primarily in the case of its operations in the United States and the European Union and its handling of personal data of users located in the United States and European Union, respectively. As a result, New Match could be subject to various private and governmental claims and actions. See "Risk Factors—Risks Relating to New Match's Business Following the Separation—The varying and rapidly evolving regulatory framework on privacy and data protection across jurisdictions could result in claims, changes to New Match's business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm New Match's business."

        As the provider of dating products with a subscription-based element, New Match is also subject to laws and regulations in certain U.S. states and other countries that apply to its automatically renewing subscription payment models. Finally, certain U.S. states and certain countries in Asia have laws that specifically govern dating services.

Employees

        As of December 31, 2019, New Match had approximately 1,700 full-time employees and approximately 100 part-time employees worldwide.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SEPARATION

        The following is a discussion of material U.S. federal income tax consequences of the Reclassification, the New IAC Distribution, and the Match merger. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, in each case as in effect and available on the date of this joint proxy statement/prospectus and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this joint proxy statement/prospectus.

        This discussion applies only to U.S. holders (as defined below) of shares of IAC common stock or Match common stock, as applicable, who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the Reclassification, the New IAC Distribution and the Match merger will be completed in accordance with the transaction agreement and as described in this joint proxy statement/prospectus. Holders of IAC common stock or Match common stock that are not U.S. holders should consult their own tax advisors as to the tax consequences of the Reclassification, the New IAC Distribution, and the Match merger.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of IAC or Match common stock in light of their particular circumstances nor does it address tax consequences applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws (such as, for example, insurance companies, tax-exempt organizations, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, broker-dealers, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes), or other pass-through entities or owners thereof, traders in securities who elect a mark-to-market method of accounting, holders who hold their IAC common stock or Match common stock as part of a "hedge," "straddle," "conversion," "synthetic security," "integrated investment" or "constructive sale transaction," holders who acquired IAC common stock or Match common stock upon the exercise of employee stock options or otherwise as compensation, or U.S. holders whose functional currency is not the U.S. dollar). This discussion also does not address any tax consequences arising under the alternative minimum tax, the Medicare tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, no information is provided with respect to any tax consequences under state, local, or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion does not address the tax consequences to any person who actually or constructively owns 5% or more of IAC common stock or Match common stock or any person who owns IAC Class B common stock.

        If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds IAC common stock or Match common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of IAC common stock or Match common stock that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the Reclassification, the New IAC Distribution and the Match merger.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of IAC common stock or Match common stock, as applicable, that is, for U.S. federal income tax purposes:

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  an individual citizen or a resident of the United States;

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  a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION, THE NEW IAC DISTRIBUTION AND THE MATCH MERGER UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS OF IAC COMMON STOCK OR MATCH COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION, THE NEW IAC DISTRIBUTION AND THE MATCH MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

        HOLDERS OF MATCH COMMON STOCK THAT ARE NOT U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POSSIBILITY THAT, IN THE EVENT THE APPLICABLE WITHHOLDING AGENT IS UNABLE TO DETERMINE WHETHER ANY CASH CONSIDERATION PAID IN THE MATCH MERGER SHOULD BE TREATED AS A DIVIDEND FOR APPLICABLE U.S. FEDERAL INCOME TAX PURPOSES, SUCH WITHHOLDING AGENT MAY WITHHOLD U.S. FEDERAL WITHHOLDING TAX AT A RATE OF 30% (OR SUCH LOWER RATE AS MAY BE SPECIFIED BY AN APPLICABLE INCOME TAX TREATY) ON THE ENTIRE AMOUNT OF THE CASH CONSIDERATION PAYABLE TO SUCH NON-U.S. HOLDER IN THE MATCH MERGER, AND SUCH NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE POSSIBLE DESIRABILITY OF MAKING AN ADDITIONAL STOCK ELECTION OR SELLING ANY SHARES OF IAC COMMON STOCK OR MATCH COMMON STOCK THAT THEY OWN.

        It is a condition to each party's obligation to complete the Transactions that each of IAC, Match and New Match receive opinions of IAC's outside counsel to the effect that (i) the exchange of shares of IAC common stock or IAC Class B common stock, as applicable, for shares of IAC Class M common stock pursuant to the Reclassification will qualify as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code and/or an exchange described in Section 1036 of the Code, (ii) the New IAC Distribution and certain related transactions, taken together, will qualify as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code, and (iii) the Match merger will not cause Section 355(e) of the Code to apply to the New IAC Distribution and certain related transactions. In addition, it is a condition to each party's obligation to complete the Transactions that each of IAC and Match receives an opinion of IAC's outside counsel that the Match merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The opinions of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of IAC, Match and New IAC. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the transaction-related agreements and documents or in any documents relating to the opinions of counsel is inaccurate or not complied with by IAC, Match, New IAC or any of their respective subsidiaries, the opinions of counsel may be invalid and the conclusions reached therein could be jeopardized.

        The opinions of counsel represent the judgment of such counsel and are not binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinions of counsel. Accordingly, notwithstanding receipt by IAC, Match and New IAC of the opinions of counsel, there can be no assurance that the IRS will not assert that the Reclassification, the New IAC Distribution and/or certain related transactions, or the Match merger do not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge.

The Reclassification

        Provided the Reclassification qualifies as a "recapitalization" within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by U.S. holders of IAC common stock who exchange their shares of IAC common stock for shares of IAC Class M common stock pursuant to the Reclassification. Each U.S. holder's aggregate tax basis in the shares of IAC Class M common stock received in the Reclassification (including any fractional share deemed received and sold for cash, as discussed below) will equal such holder's aggregate adjusted tax basis in the shares of IAC common stock surrendered in the Reclassification. The holding period of the shares of IAC Class M common stock received by a U.S. holder of IAC common stock in the Reclassification (including any fractional share deemed received and sold for cash, as discussed below) will include such holder's holding period for the shares of IAC common stock surrendered. If a U.S. holder holds different blocks of IAC common stock (generally, IAC common stock acquired on different dates or at different prices) at the time of the Reclassification, such holder should consult its own tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of IAC Class M common stock received in the Reclassification.

        A U.S. holder who receives cash in lieu of a fractional share of IAC Class M common stock in the Reclassification will be treated as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and such U.S. holder's adjusted tax basis in such fractional share. Such gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for its IAC common stock exceeds one year at the time of the Reclassification.

        For U.S. federal income tax purposes, the receipt by U.S. holders of IAC Series 1 mandatorily exchangeable preferred stock pursuant to the Reclassification will be disregarded.

The New IAC Distribution

        As discussed above, notwithstanding receipt by IAC, Match and New IAC of the opinions of counsel described above, there can be no assurance that the IRS will not assert that the New IAC Distribution, together with certain related transactions, does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, IAC, New IAC and IAC stockholders could be subject to significant U.S. federal income tax liability. See "Material U.S. Federal Income Tax Consequences of the Separation—The New IAC Distribution—Material U.S. Federal Income Tax Consequences if the New IAC Distribution is Taxable" below for a discussion of this topic.

Material U.S. Federal Income Tax Consequences if the New IAC Distribution is Tax-Free.

        If the New IAC Distribution, together with certain related transactions, qualifies as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, the U.S. federal income tax consequences of the New IAC Distribution generally are as follows:

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  no gain or loss will be recognized by (and no amount will be includible in the income of) IAC as a result of the New IAC Distribution, other than with respect to any "excess loss account" or "intercompany transaction" required to be taken into account by IAC under Treasury Regulations relating to consolidated federal income tax returns;

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  no gain or loss will be recognized by (and no amount will be included in the income of) U.S. holders of IAC common stock upon the receipt of New IAC common stock in the New IAC Distribution for U.S. federal income tax purposes, except with respect to any cash received in lieu of fractional shares of New IAC common stock (as described below);

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  the aggregate tax basis of the IAC Class M common stock held by a U.S. holder as determined above under "Material U.S. Federal Income Tax Consequences of the Separation—The Reclassification" will be allocated between such holder's IAC Class M common stock and such holder's New IAC common stock (including any fractional share interest in New IAC common stock for which cash is received) in proportion to the relative fair market value of each on the date of the New IAC Distribution; and

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  the holding period of the New IAC common stock received by each U.S. holder of IAC common stock in the New IAC Distribution (including any fractional share interest in New IAC common stock for which cash is received) will generally include the holding period for such holder's IAC Class M common stock, as determined above under "Material U.S. Federal Income Tax Consequences of the Separation—The Reclassification."

        A U.S. holder who receives cash in lieu of a fractional share of New IAC common stock in the New IAC Distribution will be treated as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. holder's adjusted tax basis in such fractional share. Such gain or loss generally will be long-term capital gain or loss if, as of the date of the New IAC Distribution, the U.S. holder's holding period with respect to the shares of IAC common stock surrendered exceeds one year.

        If a U.S. holder of IAC common stock holds different blocks of IAC common stock (generally shares of IAC common stock acquired on different dates or at different prices), at the time of the Reclassification, such holder should consult its own tax advisor regarding the determination of the basis and holding period of shares of New IAC common stock received in the New IAC Distribution in respect of particular blocks of IAC common stock.

Material U.S. Federal Income Tax Consequences if the New IAC Distribution Is Taxable.

        As discussed above, notwithstanding receipt by IAC of an opinion of outside counsel, the IRS could assert that the New IAC Distribution, together with certain related transactions, does not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, some or all of the consequences described above would not apply, and IAC, New IAC and IAC stockholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of IAC or New IAC could cause the New IAC Distribution and certain related transactions not to qualify for tax-free treatment for U.S. federal income tax purposes.

        If the New IAC Distribution, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, for U.S. federal income tax purposes, IAC would recognize taxable gain as if it had sold the New IAC stock in a taxable sale for its fair market value (unless IAC and New IAC jointly make an election under Section 336(e) of the Code with respect to the New IAC Distribution, in which case, in general, (1) the IAC group would recognize taxable gain as if New IAC had sold all of its assets in a taxable sale in exchange for an amount equal to the fair market value of the New IAC common stock and the assumption of all New IAC liabilities and (2) New IAC would obtain a related step up in the basis of its assets), and IAC stockholders who receive shares of New IAC common stock in the New IAC Distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.

        Even if the New IAC Distribution, together with certain related transactions, were otherwise to qualify as a tax-free transaction under Sections 355(a) and 368(a)(1)(D) of the Code, the New IAC Distribution may result in taxable gain to IAC (but not its stockholders) under Section 355(e) of the Code if the New IAC Distribution, together with certain related transactions, were deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50 percent or greater interest (by vote or value) in IAC (or, after the Match merger, New Match) or New IAC. For this purpose, any acquisitions of IAC stock (or New Match stock after the merger) or New IAC stock within the period beginning two years before, and ending two years after, the New IAC Distribution are presumed to be part of such a plan, although IAC or New IAC may be able to rebut that presumption (including by qualifying for one or more safe harbors under applicable Treasury Regulations).

        In connection with the Separation, IAC and New IAC will enter into a tax matters agreement that, among other things, will allocate between IAC and New IAC the responsibility for tax liabilities incurred by them as a result of the failure of the New IAC Distribution to qualify for tax-free treatment. For a discussion of the allocation of such tax liabilities under the tax matters agreement, see "The Transaction Agreement—Ancillary Agreements—Tax Matters Agreement."

The Match Merger

        Provided the Match merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Match merger to U.S. holders of Match common stock generally will be as follows:

Exchange of Shares of Match Common Stock Solely for Shares of IAC Class M Common Stock

        U.S. holders of Match common stock who exchange their shares of Match common stock solely for shares of IAC Class M common stock pursuant to the Match merger generally will not recognize any gain or loss for U.S. federal income tax purposes. Each U.S. holder's aggregate tax basis in the shares of IAC Class M common stock received in the Match merger will equal such holder's aggregate adjusted tax basis in the shares of Match common stock surrendered in the Match merger. The holding period of the shares of IAC Class M common stock received by a U.S. holder in the Match merger will include such holder's holding period for the shares of Match common stock surrendered in the Match merger.

Exchange of Shares of Match Common Stock for Shares of IAC Class M Common Stock and Cash

        U.S. holders of Match common stock who receive a combination of IAC Class M common stock and cash in the Match merger generally will, subject to the discussion set forth below regarding the possibility of deemed redemption treatment, recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of the amount of cash and the fair market value of the IAC Class M common stock received over the adjusted tax basis of the Match common stock surrendered in exchange therefor, and (2) the amount of cash received in the Match merger. If a U.S. holder acquired different blocks of Match common stock at different times or different prices, any gain or loss must be determined separately with respect to each block of shares of Match common stock that is surrendered in the Match merger, and such U.S. holder should consult its own tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain generally will be long-term capital gain if, as of the effective date of the Match merger, the U.S. holder's holding period with respect to the shares of Match common stock surrendered exceeds one year. In some cases, if the U.S. holder actually or constructively owns IAC common stock (other than IAC Class M common stock received in the Match merger), the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain could be treated as dividend income up to the amount of the cash received. In such cases, U.S. holders that are corporations should consult their tax advisors regarding the potential applicability of the "extraordinary dividend" provisions of the Code. The aggregate tax basis of the IAC Class M common stock received by a U.S. holder that exchanges its Match common stock for a combination of IAC Class M common stock and cash will be equal to the aggregate adjusted tax basis of the Match common stock surrendered, reduced by the amount of cash received by the holder and increased by the amount of gain, if any, recognized by the holder on the exchange. The holding period of the IAC Class M common stock received will include the holding period of the Match common stock surrendered.

        It is possible that, in light of the fact that all or a portion of the cash consideration received by U.S. holders of Match common stock will be provided by Match, such cash may instead be treated as received in a redemption by Match of a portion of such U.S. holder's shares of Match common stock. In this case, a U.S. holder would generally recognize capital gain or loss equal to the difference between such cash and such U.S. holder's tax basis in the portion of such holder's shares of Match common stock treated as redeemed. However, in certain circumstances, such deemed redemption of Match common stock could be treated as having the effect of a dividend under the tests set forth in Section 302 of the Code, in which case such U.S. holder could recognize dividend income up to the amount of the cash received. Under those tests, such deemed redemption generally would be treated as having the effect of a distribution of a dividend if the receipt of the cash consideration by a U.S. holder of Match common stock is not "substantially disproportionate" with respect to such holder or is "essentially equivalent to a dividend."

        Because the possibility of dividend treatment depends upon each holder's particular circumstances, including the application of constructive ownership rules, U.S. holders of Match common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances, and any actions that may be taken to mitigate the potential application of such rules.

Information Reporting and Backup Withholding

        Payments of cash to U.S. holders of IAC common stock or Match common stock in connection with the Reclassification, the New IAC Distribution or the Match merger generally will be subject to information reporting and, under certain circumstances, may be subject to backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder's correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

        THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION, THE NEW IAC DISTRIBUTION AND THE MATCH MERGER UNDER CURRENT LAW. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY BE IMPORTANT TO PARTICULAR HOLDERS. ALL HOLDERS OF IAC COMMON STOCK OR MATCH COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION, THE NEW IAC DISTRIBUTION AND THE MATCH MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

IAC SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 15, 2020, the most recent date for which information was available prior to the filing of this joint proxy statement/prospectus, information relating to the beneficial ownership of IAC common stock and IAC Class B common stock by: (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock and/or IAC Class B common stock, (2) each director nominee (all of whom are incumbent directors), (3) each IAC named executive and (4) all current directors and executives officers as a group. As of April 15, 2020, there were 79,240,210 and 5,789,499 shares of IAC common stock and IAC Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC's corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of IAC common stock and percent of such class listed includes vested IAC stock options and assumes the conversion of any shares of IAC Class B common stock owned by such person and the vesting of any IAC stock options and/or RSUs scheduled to occur within sixty days of April 15, 2020, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of IAC Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of IAC common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock and ten votes for each share of IAC Class B common stock.

	IAC Common Stock			IAC Class B Common Stock			Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned		% of Class Owned	(All Classes) %
T. Rowe Price Associates, Inc	12,344,319	(1)	15.6%	—		—	9.0%
100 East Pratt Street
Baltimore, MD 21202
The Vanguard Group.	7,028,076	(2)	8.9%	—		—	5.1%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	6,699,527	(3)	8.5%	—		—	4.9%
55 East 52nd Street
New York, NY 10055
Barry Diller	7,233,984	(4)	8.4%	5,789,499	(5)	100%	42.9%
Chelsea Clinton	30,206	(6)	*	—		—	*
Michael D. Eisner	39,476	(7)	*	—		—	*
Bonnie S. Hammer	13,089	(8)	*	—		—	*
Victor A. Kaufman	82,876	(9)	*	—		—	*
Joseph Levin	1,268,127	(10)	1.6%	—		—	*
Bryan Lourd	24,541	(11)	*	—		—	*
David Rosenblatt	44,131	(12)	*	—		—	*
Glenn H. Schiffman	268,086	(13)	*	—		—	*
Alan G. Spoon	99,993	(14)	*	—		—	*
Mark Stein	533,156	(15)	*	—		—	*
Alexander von Furstenberg	510,712	(5)(16)	*	446,053	(5)	7.7%	3.3%
Diane von Furstenberg	3,829,146	(5)(17)	4.5%	3,692,425	(5)	63.8%	27.0%
Gregg Winiarski	478,173	(18)	*	—		—	*
Richard F. Zannino	36,855	(20)	*	—		—	*
All current named executives and directors as a group (14 persons)	10,216,989		11.5%	5,789,499		100%	44.3%

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Based upon information regarding IAC holdings reported by way of Amendment No. 3 to a Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") with the SEC on February 14, 2020. Price Associates beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser. Price Associates has sole voting and sole dispositive power over 4,818,008 and 12,344,319 shares of IAC common stock, respectively, listed in the table above.

(2)
Based upon information regarding IAC holdings reported by way of Amendment No. 7 to a Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on February 12, 2020. Vanguard beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 58,562, 22,359, 6,954,287 and 73,789 shares of IAC common stock, respectively, listed in the table above.

(3)
Based upon information regarding IAC holdings reported by way of Amendment No. 3 to a Schedule 13G filed by BlackRock, Inc. ("BlackRock") with the SEC on February 10, 2020. BlackRock beneficially owns the IAC holdings disclosed in the table above in its capacity as a parent holding company or control person of subsidiaries that provide investment advisory and asset management services. BlackRock has sole voting and sole dispositive power over 5,739,325 and 6,669,527 shares of IAC common stock, respectively, listed in the table above.

(4)
Consists of (i) 4,138,488 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held in trusts for the benefit of certain members of Mr. Diller's family, (ii) 1,651,011 shares of IAC Class B common stock held directly by Mr. Diller, (iii) 136,711 shares of IAC common stock held by a trust for the benefit of certain members of Mr. Diller's family, (iv) 6,063 shares of IAC common stock held directly by Mr. Diller (v) 1,711 shares of IAC common stock held by a private foundation and (vii) vested options to purchase 1,300,000 shares of IAC common stock.

Mr. Diller has sole investment power over, and his spouse, Diane von Furstenberg, has sole voting power over, 3,692,435 shares of IAC Class B common stock and 136,711 shares of IAC common stock. Mr. Diller may be deemed to have the right to acquire investment power over 446,053 shares of IAC Class B common stock in the next sixty days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment adviser of the family trust that holds such shares (see footnotes 5 and 16). Mr. Diller has shared voting and investment power over the IAC securities described in (v) above, as to which he disclaims beneficial ownership.

(5)
The total number of shares of IAC Class B common stock outstanding include (i) 3,692,435 shares collectively held by trusts for the benefit of certain members of Mr. Diller's family and over which he has sole investment power and his spouse has sole voting power, (ii) 1,651,011 shares of IAC Class B common stock held directly by Mr. Diller and (iii) 446,053 shares held by a family trust over which Mr. von Furstenberg has sole voting and investment power.

(6)
Consists of (i) 29,843 shares of IAC common stock held directly by Ms. Clinton and (ii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

(7)
Consists of (i) 39,113 shares of IAC common stock held directly by Mr. Eisner and (ii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

(8)
Consists of (i) 12,726 shares of IAC common stock held directly by Ms. Hammer and (ii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

(9)
Consists of shares of IAC common stock held directly by Mr. Kaufman.

(10)
Consists of (i) 130,627 shares of IAC common stock held directly by Mr. Levin and (ii) vested options to purchase 1,137,500 shares of IAC common stock.

(11)
Consists of (i) 24,178 shares of IAC common stock held directly by Mr. Lourd and (ii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

(12)
Consists of (i) 43,768 shares of IAC common stock held directly by Mr. Rosenblatt and (ii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

(13)
Consists of (i) 4,586 shares of IAC common stock held directly by Mr. Schiffman and (ii) 263,500 vested options to purchase shares of IAC common stock.

(14)
Consists of (i) 99,630 shares of IAC common stock held directly by Mr. Spoon and (ii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

(15)
Consists of (i) 70,656 shares of IAC common stock held directly by Mr. Stein and (ii) vested options to purchase 462,500 shares of IAC common stock.

(16)
Consists of (i) 446,053 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held by a family trust and over which Mr. von Furstenberg currently has sole voting and investment power, (ii) 64,296 shares of IAC common stock held directly by Mr. von Furstenberg and (iii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

(17)
Consists of (i) 3,692,435 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, and (ii) 136,711 shares of IAC common stock, all of which are collectively held by trusts for the benefit of certain members of Mr. Diller's family (the same trusts referred to in footnotes 4 and 5 above) and over which Ms. von Furstenberg has sole voting power and Mr. Diller has sole investment power.

(18)
Consists of (i) 34,168 shares of IAC common stock held directly by Mr. Winiarski and (ii) vested options to purchase 444,005 shares of IAC common stock.

(19)
Consists of (i) 36,492 shares of IAC common stock held directly by Mr. Zannino and (ii) 363 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next sixty days, subject to continued service.

MATCH SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 15, 2020, the most recent date for which information was available prior to the filing of this joint proxy statement/prospectus, information relating to the beneficial ownership of Match common stock and Match Class B common stock by: (1) each person known by Match to own beneficially more than 5% of the outstanding shares of Match common stock or Match Class B common stock, (2) each director of Match, (3) each named executive officer of Match, and (4) all current directors and executive officers of Match as a group. As of April 15, 2020, there were 74,169,098 and 209,919,402 shares of Match common stock and Match Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at Match's corporate headquarters located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231. For each listed person, the number of shares of Match common stock and percent of such class listed assumes the conversion or exercise of any Match equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any Match stock options and/or Match RSUs that will vest, within 60 days of April 15, 2020, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of Match Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Match common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of Match common stock and ten votes for each share of Match Class B common stock.

	Match Common Stock			Match Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
IAC/InterActiveCorp.	228,381,281	(1)	80.4%	209,919,402	100%	97.4%
555 West 18th Street
New York, NY 10011
Sands Capital Management, LLC	12,130,441	(2)	16.4%	—	—	*
1000 Wilson Blvd., Suite 3000
Arlington, VA 22209
T. Rowe Price Associates, Inc.	6,735,750	(3)	9.1%	—	—	*
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group	6,056,423	(4)	8.2%	—	—	*
100 Vanguard Blvd.
Malvern, PA 19355
Lone Pine Capital LLC, et. al	5,795,816	(5)	7.8%	—	—	*
2 Greenwich Plaza
Greenwich, CT 06830
JPMorgan Chase & Co.	4,733,410	(6)	6.4%	—	—	*
383 Madison Avenue
New York, NY 10179
Sharmistha Dubey	80,803	(7)	*	—	—	*
Amanda Ginsberg	—		—	—	—	—
Joseph Levin	50,000	(8)	*	—	—	*
Ann L. McDaniel	21,905	(9)	*	—	—	*
Thomas J. McInerney	199,095	(9)	*	—	—	*
Glenn H. Schiffman	—		—	—	—	—
Pamela S. Seymon	59,095	(9)	*	—	—	*
Jared F. Sine	66,313	(10)	*	—	—	*
Alan G. Spoon	56,595	(9)	*	—	—	*
Mark Stein	25,000	(8)	*	—	—	*
Gary Swidler	538,121	(11)	*	—	—	*
Gregg Winiarski	20,000	(8)	*	—	—	*
All current executive officers and directors as a group (11 persons)	1,116,927	(12)	1.5%	—	—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Consists of: (i) 209,919,402 shares of Match Class B common stock (which are convertible on a one-for-one basis into shares of Match common stock) and (ii) 18,461,879 shares of Match common stock, all of which are held directly by IAC.

(2)
Based upon information regarding Match holdings reported by way of Amendment No. 2 to a Schedule 13G filed by Sands Capital Management, LLC ("Sands Capital") with the SEC on February 14, 2020. Sands Capital beneficially owns the Match holdings disclosed in the table above in its capacity as an investment adviser. Sands Capital has sole voting power and sole dispositive power over 8,380,042 and 12,130,441 shares of Match common stock, respectively, listed in the table above.

(3)
Based upon information regarding Match holdings reported by way of a Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe Price") with the SEC on February 14, 2020. T. Rowe Price beneficially owns the Match holdings disclosed in the table above in its capacity as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. T. Rowe Price has sole voting power and sole dispositive power over 2,513,817 and 6,735,750 shares of Match common stock, respectively, listed in the table above.

(4)
Based upon information regarding Match holdings reported by way of Amendment No. 5 to a Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on February 12, 2020. Vanguard beneficially owns the Match holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 45,082, 13,150, 6,005,368 and 51,055 shares of Match common stock, respectively, listed in the table above.

(5)
Based upon information regarding Match holdings reported by way of a Schedule 13G filed by Lone Pine Capital LLC ("Lone Pine"), David F. Craver, Brian F. Doherty, Mala Gaonkar, Kelly A. Granat, Stephen F. Mandel, Jr., and Kerry A. Tyler, with the SEC on February 18, 2020. Each of Lone Pine, Mr. Craver, Mr. Doherty, Ms. Gaonkar, Ms. Granat, and Ms. Tyler has shared voting and dispositive power over the 5,795,816 shares of Match common stock listed in the table above.

(6)
Based upon information regarding Match holdings reported by way of Amendment No. 5 to a Schedule 13G filed by JPMorgan Chase & Co. on behalf of itself (as a parent holding company or control person) and its subsidiaries (J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, National Association, J.P. Morgan (Suisse) SA, J.P. Morgan Trust Company of Delaware, J.P. Morgan Securities LLC, and J.P. Morgan Private Investments Inc.) that own such securities, with the SEC on January 17, 2020. J.P. Morgan & Co. has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 4,691,231, 1,435, 4,727,921, and 5,489 shares of Match common stock, respectively, listed in the table above.

(7)
Consists of shares of Match common stock held directly by Ms. Dubey and 14,442 shares of Match common stock to be received upon the vesting of Match RSUs in the 60 days following April 15, 2020, subject to continued service.

(8)
Consists of shares of Match common stock held directly by each individual.

(9)
Consists of shares of Match common stock held directly by each individual and 4,573 shares of Match common stock to be received upon the vesting of Match RSUs in the 60 days following April 15, 2020, subject to continued service.

(10)
Consists of shares of Match common stock held by the Sine Family Trust, and with respect to which Mr. Sine has shared voting and investment power, and 26,267 vested options to purchase shares of Match common stock.

(11)
Consists of shares of Match common stock held directly by Mr. Swidler and 392,973 vested options to purchase Match common stock.

(12)
Consists of shares of Match common stock held directly by each individual (with the exception of Mr. Sine, who holds 40,046 shares indirectly through the Sine Family Trust), 419,240 vested options to purchase shares of Match common stock, and 32,734 shares of Match common stock to be received upon the vesting of Match RSUs in the 60 days following April 15, 2020, subject to continued service.

 DESCRIPTION OF NEW IAC CAPITAL STOCK

        The following is a description of the material terms of New IAC's capital stock at the time of the Separation. The following description is not meant to be complete and is qualified by reference to the forms of certificate of incorporation and bylaws that New IAC will implement immediately prior to the Separation and the DGCL. The forms of New IAC's amended and restated certificate of incorporation and bylaws, as these documents are expected to be in effect at the time of the Separation, will be substantially similar to the certificate of incorporation and bylaws of IAC as in effect immediately prior to the completion of the Separation and are filed as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part. For more information on how you can obtain copies of these documents, see "Where You Can Find More Information." We urge you to read the forms of New IAC's certificate of incorporation and bylaws in their entirety.

New IAC Authorized Capital Stock

        If the stockholder approvals described in this joint proxy statement/prospectus are obtained at the IAC annual meeting and Match special meeting and the Separation is completed, New IAC's authorized capital stock will consist of 1,600,000,000 shares of New IAC common stock, par value $0.001 per share, 400,000,000 shares of New IAC Class B common stock, par value $0.001 per share, and 100,000,000 shares of New IAC preferred stock, par value $0.01.

New IAC Common Stock

        In general, the holders of New IAC common stock will vote together as a single class with the holders of New IAC Class B common stock on all matters, including the election of directors, that the holders of New IAC common stock, acting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of New IAC directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of New IAC common stock will entitle the holder to one vote per share. The New IAC certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of New IAC preferred stock created by the New IAC board of directors from time to time, the holders of New IAC common stock will be entitled, share-for-share with the holders of the New IAC Class B common stock, to such dividends as may be declared from time to time by the New IAC board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive, pro rata, share-for-share with the holders of the New IAC Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of New IAC preferred stock that may be issued in the future.

New IAC Class B Common Stock

        In general, the holders of New IAC Class B common stock will vote together as a single class with the holders of New IAC common stock on all matters, including the election of directors. The holders of New IAC Class B common stock will be entitled to ten votes per share. The New IAC certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of New IAC preferred stock created by the New IAC board of directors from time to time, the holders of New IAC Class B common stock will be entitled, share-for-share with the holders of the New IAC common stock, to such dividends as may be declared from time to time by the New IAC board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share-for-share with the holders of the New IAC common stock, all assets available for distribution after payment of a proper amount to the holders of any series of New IAC preferred stock that may be issued in the future.

New IAC Preferred Stock

        New IAC will have the authority to issue shares of New IAC preferred stock from time to time in one or more series. The New IAC board of directors will have the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of New IAC preferred stock. At the time of Separation, there will be designated a series of New IAC voting preferred stock, par value $0.01 per share. All outstanding shares of such series at closing will be held by a wholly owned subsidiary of New IAC, which entity currently holds certain IAC securities. The number of shares of New IAC voting preferred stock to be authorized and issued, and the liquidation preference and dividend rate of the New IAC voting preferred stock, will be determined in connection with the closing in accordance with the terms of the transaction agreement.

Effect of Delaware Anti-Takeover Statute

        New IAC will be subject to Section 203 of the DGCL, which generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a "business combination" includes, among other things, a merger or consolidation involving New IAC and the interested stockholder and a sale of more than 10% of New IAC's assets. In general, the anti-takeover law defines an "interested stockholder" as any entity or person beneficially owning 15% or more of a corporation's outstanding voting stock and any entity or person affiliated or associated with such entity or person. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting stock. New IAC will not "opt out" of the provisions of Section 203, and following the Separation will remain subject to the provisions of Section 203.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, and vote of stockholders or disinterested directors or otherwise.

        The New IAC certificate of incorporation and bylaws will provide for indemnification of New IAC's directors and officers (and their legal representatives), and of those serving at the request of the New IAC board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, to the fullest extent authorized by the DGCL, except that New IAC will indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the New IAC board of directors. The bylaws will provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, New IAC's directors and officers may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. In addition, to the extent that New IAC's officers and directors also serve as executive officers or directors of subsidiaries of New IAC, such officers and directors will also be subject to indemnification consistent with the indemnification provisions of the charter documents of such subsidiaries. New IAC will have policies of directors' and officers' liability insurance that insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. New IAC believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The New IAC certificate of incorporation will provide for such limitation of liability.

Action by Written Consent

        Under Section 228 of the DGCL, unless a corporation's certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing not less than the minimum number of votes necessary to authorize or take such action at a meeting. The certificate of incorporation that will be in effect following the Separation will also not expressly prohibit action by the written consent of stockholders.

Listing

        New IAC intends to apply to list shares of New IAC common stock on the NASDAQ under the symbol "IAC." It is currently intended that New IAC will be renamed "IAC/InterActiveCorp."

Transfer Agent

        The transfer agent for the shares of New IAC common stock and New IAC Class B common stock following the Separation will be Computershare Trust Company, N.A.

 DESCRIPTION OF NEW MATCH CAPITAL STOCK

        The following is a description of the material terms of New Match's capital stock after the Transactions. The following description is not meant to be complete and is qualified by reference to the as amended certificate of incorporation and the amended and restated bylaws of New Match that will be in effect following the Transactions. The current IAC certificate of incorporation will, subject to the completion of the Transactions and the effectiveness of the amendments to the current IAC certificate of incorporation attached as Annexes B, C, D and E to this joint proxy statement/prospectus, become the certificate of incorporation of New Match. For more information on how you can obtain copies of these documents, see "Where You Can Find More Information." We urge you to read the current IAC certificate of incorporation and the aforementioned Annexes to the registration statement in their entirety. The New Match board of directors is also expected to adopt amended and restated bylaws in connection with the Transaction.

New Match Authorized Capital Stock

        If the stockholder approvals described in this joint proxy statement/prospectus are obtained at the IAC annual meeting and Match special meeting and the Transactions are completed, New Match's authorized capital stock will consist of 1,600,000,000 shares of New Match common stock, par value $0.001 per share, and 100,000,000 shares of New Match preferred stock, par value $0.01 per share.

        The number of shares of New Match common stock outstanding following the Transactions will depend on a number of factors, including the elections that non-IAC Match stockholders make in connection with the Transactions and the calculation of the Reclassification Exchange Ratio.

New Match Common Stock

        Each share of New Match common stock will have one vote in the election of each director up for election and all other matters voted on generally by all stockholders. Subject to the approval of the New Match Board Classification Proposal, the New Match board of directors will have three classes of directors, with each class of directors serving staggered three-year terms. Each share of New Match common stock will have one vote in the election of each director in the class that is up for election in that year.

        The New Match certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of New Match preferred stock created by the New Match board of directors from time to time, the holders of New Match common stock will be entitled to such dividends as may be declared from time to time by the New Match board of directors from funds legally available for payment of dividends and, upon liquidation, dissolution or winding up, will be entitled to receive all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

New Match Preferred Stock

        New Match will have the authority to issue shares of preferred stock from time to time in one or more series. The New Match board of directors will have the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of New Match.

New Match Warrants

        Holders of Match warrants prior to the Transactions will not need to take any action to effect the conversion of such Match warrants into New Match warrants. Each outstanding and unexercised warrant to purchase shares of Match common stock will be assumed by New Match on the existing terms and conditions of such Match warrant, with adjustments to the number of underlying shares and exercise price as follows. The number of shares underlying each New Match warrant will be calculated by adding (1) the number of shares of Match common stock subject to such warrant prior to the closing, plus (2) the number of shares of New Match common stock equal to the product of (x) the additional stock election amount and (y) the number of shares of Match common stock underlying such warrant prior to the Match merger, rounded down to the nearest whole share. The exercise price of each New Match warrant will be equal to (1) the exercise price of such Match warrant prior to the Match merger divided by (2) the number of shares of New Match common stock underlying such warrant, calculated in accordance with the previous sentence, with the result rounded up to the nearest whole cent.

        The number of shares of New Match common stock issuable upon the exercise of the New Match warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock dividend, stock subdivision, stock split-up, stock reverse-split and stock combination, and any capital reclassification in connection with a reorganization or consolidation or merger.

Anti-Takeover Provisions in New Match's Certificate of Incorporation and Bylaws

        If the New Match Board Classification Proposal and the Prohibition of Stockholder Written Consent Proposal are approved at the IAC annual meeting, New Match's certificate of incorporation will contain provisions that could delay or make more difficult the acquisition of New Match by means of a hostile tender offer, open market purchases, a proxy contest, or otherwise. These provisions include, but are not limited to: (1) a classified board of directors, such that the New Match board will be divided into three classes, with each class serving staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual meeting, (2) prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting, (3) the removal of members of the New Match board of directors from office by stockholders being permitted only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock, and (4) the exclusive right of the New Match board of directors to fill director vacancies, subject to any rights of holders of preferred stock. In addition, the New Match bylaws will provide that only a majority of the New Match board of directors may call a special meeting of stockholders. We also refer you to "Risk Factors—Risks Relating to New Match's Business Following the Separation" for information on additional factors that could impact a change of control.

Effect of Delaware Anti-Takeover Statute

        New Match will be subject to Section 203 of the DGCL, which generally prevents Delaware corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a "business combination" includes, among other things, a merger or consolidation involving New Match and the interested stockholder and a sale of more than 10% of New Match's assets. In general, the anti-takeover law defines an "interested stockholder" as any entity or person beneficially owning 15% or more of a corporation's outstanding voting stock and any entity or person affiliated or associated with such entity or person. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting stock. New Match will not "opt out" of the provisions of Section 203, and following the Transactions will remain subject to the provisions of Section 203.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation.

Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        The New Match certificate of incorporation and bylaws will provide for indemnification of New Match's directors and officers (and their legal representatives), and of those serving at the request of the New Match board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, to the fullest extent authorized by the DGCL, except that New Match will indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the New Match board of directors. The bylaws will provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, New Match's directors and officers may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. In addition, to the extent that New Match's officers and directors also serve as executive officers or directors of subsidiaries of New Match, such officers and directors will also be subject to indemnification consistent with the indemnification provisions of the charter documents of such subsidiaries. New Match will have policies of directors' and officers' liability insurance that insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. New Match believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The New Match certificate of incorporation will provide for such limitation of liability.

Action by Written Consent

        Under Section 228 of the DGCL, unless a corporation's certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing the requisite votes for the action to be taken. Match's current bylaws expressly permit action by the written consent of stockholders. Following the Transactions, subject to the approval of the Prohibition of Stockholder Written Consent Proposal, the certificate of incorporation of New Match will expressly prohibit action by the written consent of stockholders.

Listing

        Match intends to delist the shares of Match currently listed on the NASDAQ under the symbol "MTCH" and intends to apply to list shares of New Match common stock on the NASDAQ under the symbol "MTCH."

Transfer Agent

        The transfer agent for the shares of New Match common stock following the Separation will be Computershare Trust Company, N.A.

COMPARISON OF RIGHTS OF HOLDERS OF IAC SECURITIES BEFORE THE SEPARATION WITH RIGHTS OF HOLDERS OF NEW IAC SECURITIES AND NEW MATCH SECURITIES AFTER THE SEPARATION

        The following table sets forth a comparison of (i) IAC common stock and IAC Class B common stock prior to the Separation to (ii) New IAC common stock and New IAC Class B common stock after the Separation to (iii) New Match common stock after the Separation. It assumes receipt of the requisite stockholder approvals with respect to the Separation Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal, which, upon implementation, would result in the reclassification of each share of (1) IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock; and (2) IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Authorized Capital Stock:	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of IAC common stock, par value $0.01 per share, (ii) 400,000,000 shares of IAC Class B common stock, par value $0.01 per share, and (iii) 100,000,000 shares of IAC Preferred Stock, par value $0.01 per share (of which 1,000,000 shares are designated IAC Series C cumulative preferred stock and 750,000 shares are designated IAC Series D cumulative preferred stock).	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of New IAC common stock, par value $0.001 per share, (ii) 400,000,000 shares of New IAC Class B common stock, par value $0.001 per share, and (iii) 100,000,000 shares of New IAC preferred stock, par value $0.01 per share.	1,700,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of New Match common stock, par value $0.001 per share and (ii) 100,000,000 shares of New Match preferred stock, par value $0.01 per share.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Voting Power of Capital Stock:

Each share of IAC common stock is entitled to one vote per share and each share of IAC Class B common stock is entitled to ten votes per share, in each case, generally voting together on all matters submitted for the vote or consent of IAC stockholders, except in cases where the DGCL, provides for a separate class vote and except for the election of 25% of the IAC board of directors, which is elected by the holders of the IAC common stock.

Shares of IAC Series C cumulative preferred stock and IAC Series D cumulative preferred stock are not entitled to vote except as from time to time may be required by law.

Under Section 160 of the DGCL, shares belonging to New IAC or any subsidiary in which New IAC has majority voting power are not entitled to vote nor counted for quorum purposes.

Each share of New IAC common stock will be entitled to one vote per share; each share of New IAC Class B common stock will be entitled to ten votes per share and each share of New IAC voting preferred stock will have voting rights to be determined prior to the closing in accordance with the transaction agreement, in each case, generally voting together on all matters submitted for the vote or consent of New IAC stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the New IAC board of directors, which will be elected by the holders of the New IAC common stock.

Under Section 160 of the DGCL, shares belonging to IAC or any subsidiary in which IAC has majority voting power are not entitled to vote nor counted for quorum purposes.

Each share of New Match common stock will be entitled to one vote per share.

Under Section 160 of the DGCL, shares belonging to New Match or any subsidiary in which New Match has majority voting power are not entitled to vote nor counted for quorum purposes.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Board of Directors:

The IAC bylaws provide that the IAC board of directors will determine the number of directors by resolution. Currently, the number of directors is 11. The IAC certificate of incorporation provides that the holders of the IAC common stock, acting as a single class, elect 25% of the total number of directors, with the remaining directors elected by the holders of the IAC common stock and IAC Class B common stock, voting together as a single class.

The New IAC bylaws will provide that the New IAC board of directors will determine the number of directors by resolution. The number of directors at the time of the Separation is expected to be 11. The New IAC certificate of incorporation will provide that the holders of the New IAC common stock, acting as a single class, elect 25% of the total number of directors, with the remaining directors elected by the holders of the New IAC common stock, New IAC Class B common stock and New IAC voting preferred stock voting together as a single class.

The New Match certificate of incorporation will provide that the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) will determine the number of directors by resolution, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances.

The initial number of directors will be 10. There will be three classes of directors, each consisting of approximately one-third of the total number of directors constituting the New Match board of directors. Initial Class I directors will serve until the first New Match annual meeting following the Separation, after which Class I directors will be elected for three-year terms. Initial Class II directors will serve until the second New Match annual meeting following the Separation, after which the Class II directors will be elected for three-year terms. Initial Class III directors will serve until the third New Match annual meeting following the Separation, after which Class III directors will be elected for three-year terms.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation

In the event of any change in the number of directors, the New Match board of directors will apportion any newly created directorships among, or reduce the number of directorships in, such class or classes so as to equalize the number of directors in each class. However, in no event will a decrease in the number of directors shorten the term of any incumbent director.

The New Match certificate of incorporation will expressly provide that there will be no cumulative voting in the election of directors.
Removal of Directors:

The IAC certificate of incorporation currently provides that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.

The New IAC certificate of incorporation will provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.

The New Match certificate of incorporation and the New Match bylaws will provide that, subject to the rights of any holders of any series of preferred stock then outstanding, no director may be removed from office by stockholders except for cause and by the affirmative vote of a majority of the voting power of shares then entitled to vote in an election of directors, voting together as a single class.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Filling Vacancies of the Board of Directors:

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. IAC's bylaws also permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. New IAC's bylaws will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected.

The New Match certificate of incorporation and the New Match bylaws will provide that, subject to the rights of any series of preferred stock then outstanding, vacancies and newly created directorships will, unless otherwise required by law or authorized by resolution of the New Match board of directors, solely be filled by a majority of the directors then in office and entitled to vote on such directorships, regardless of whether a quorum is present, or by the sole remaining director entitled to vote (and not by stockholders).

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Stockholder Action by Written Consent:

The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. IAC's certificate of incorporation does not provide otherwise.

The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. New IAC's certificate of incorporation will not provide otherwise.

The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote are present. Pursuant to the New Match certificate of incorporation, stockholders will be expressly prohibited from acting by written consent, subject to any rights of holders of preferred stock.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	The IAC bylaws do not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.	The New IAC bylaws will not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.

The New Match bylaws will provide that notice of director nominations by New Match stockholders or other business properly brought before an annual stockholder meeting must be given to the New Match secretary in writing at New Match's principal executive offices as follows:

IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation

Not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the preceding year's annual meeting, notice by the stockholders will be considered timely if delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement is first made of the annual meeting date.

IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation

Notwithstanding the preceding two sentences, in the event that the number of directors to be elected to the New Match board of directors at an annual meeting is increased and there is no public announcement made by New Match naming all of the nominees for director or specifying the size of the increased New Match board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, then a stockholder notice will be considered timely with respect to nominees for any new positions created by such increase, if such notice is received no later than the close of business on the 10th day following the day on which such public announcement is first made by New Match.

The New Match bylaws will provide that, in the event New Match calls a special meeting of stockholders for the purpose of electing one or more directors, notice of director nominations by New Match stockholders must be given to the New Match secretary in writing at New Match's principal executive offices as follows:

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation

Not earlier than 120 days prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the special meeting date and of the nominees proposed by the Board to be elected. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of stockholder's notice.

Calling of Special Meetings of Stockholders:

The DGCL provides that a special meeting of stockholders may be called by the IAC board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. IAC's bylaws provide that a special meeting of stockholders may be called by the chairman of the IAC board of directors or by a majority of the IAC board of directors.

The DGCL provides that a special meeting of stockholders may be called by the New IAC board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. New IAC's bylaws will provide that a special meeting of stockholders may be called by the chairman of the New IAC board of directors or by a majority of the New IAC board of directors.

The DGCL provides that a special meeting of stockholders may be called by the New Match board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The New Match bylaws will provide that a special meeting of stockholders may be called only by a majority of the New Match board of directors.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Amendment of the Certificate of Incorporation:

IAC reserves the right to amend, alter, change or repeal any provision contained in the IAC certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV of the IAC certificate of incorporation, and provided further that the rights of the Class B common stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B common stock.

New IAC will reserve the right to amend, alter, change or repeal any provision contained in the New IAC certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV of the New IAC certificate of incorporation, and provided further that the rights of the Class B common stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B common stock.

New Match will reserve the right to amend, alter, change or repeal any provision contained in the New Match certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Corporate Opportunity:

The IAC certificate of incorporation currently provides that any officer or director of IAC who is also an officer or director of Expedia, Inc. ("Expedia") will not be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual (i) fails to communicate or offer to IAC a corporate opportunity that has been communicated or offered to Expedia, that may also be a corporate opportunity for IAC or (ii) communicates or offers to Expedia any corporate opportunity that may also be a corporate opportunity for IAC, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of IAC and (2) such opportunity is not presented to any party other than Expedia and such officer or director will not pursue the opportunity in his or her individual capacity.

The New IAC certificate of incorporation will provide that any officer or director of New IAC who is also an officer or director of Expedia or New Match will not be liable to New IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual (i) fails to communicate or offer to New IAC a corporate opportunity that has been communicated or offered to Expedia or New Match, that may also be a corporate opportunity for New IAC or (ii) communicates or offers to Expedia or New Match any corporate opportunity that may also be a corporate opportunity for New IAC, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of New IAC and (2) such opportunity is not presented to any party other than Expedia or New Match and such officer or director will not pursue the opportunity in his or her individual capacity.

The New Match certificate of incorporation will provide that any officer or director of New Match who is also an officer or director of New IAC will not be liable to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual (i) fails to communicate or offer to New Match a corporate opportunity that has been communicated or offered to New IAC, that may also be a corporate opportunity for New Match or (ii) communicates or offers to New IAC any corporate opportunity that may also be a corporate opportunity for New Match, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of New Match and (2) such opportunity is not presented to any party other than New IAC and such officer or director will not pursue such opportunity in his or her individual capacity.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Amendments to Bylaws

Except as expressly provided otherwise by the DGCL the IAC certificate of incorporation, or other provision of the IAC bylaws, the IAC bylaws may be altered, amended or repealed and new bylaws adopted at any regular or special meeting of the IAC board of directors by an affirmative vote of a majority of all directors.

Except as expressly provided otherwise by the DGCL the IAC certificate of incorporation, or other provision of the IAC bylaws, the IAC bylaws may be altered, amended or repealed and new bylaws adopted at any regular or special meeting of the IAC board of directors by an affirmative vote of a majority of all directors.

Except as expressly provided otherwise by the DGCL, the New Match certificate of incorporation or other provision of the New Match bylaws, the New Match bylaws may be altered, amended or repealed and new bylaws adopted at any regular or special meeting of the New Match board of directors by an affirmative vote of a majority of all directors.

Certain Business Combinations

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a stockholder who owns 15% or more of the corporation's voting stock (an "interested stockholder") for three years following the time that such stockholder became an interested stockholder unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not by written consent) of at least 66 2/3% of the corporation's outstanding voting stock that is not owned by the interested stockholder. A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or a stockholder approved bylaw.

	The IAC certificate of incorporation does not opt out of the provisions of Section 203 of the DGCL, and IAC is subject to such provisions.	The New IAC certificate of incorporation will not opt out of the provisions of Section 203 of the DGCL, and New IAC will be subject to such provisions.	The New Match certificate of incorporation will not opt out of the provisions of Section 203 of the DGCL, and New Match will be subject to such provisions.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Indemnification of Directors & Officers

Under the IAC certificate of incorporation, IAC is required to indemnify to the fullest extent permitted by the DGCL,(1) each person who is or was or had agreed to become a director or officer of IAC, (2) each such person who is or was serving or who had agreed to serve at the request of the IAC board of directors or an officer of IAC as (x) an employee or agent of IAC or (y) or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Under the New IAC certificate of incorporation, New IAC will be required to indemnify to the fullest extent permitted by the DGCL,(1) each person who is or was or had agreed to become a director or officer of IAC, (2) each such person who is or was serving or who had agreed to serve at the request of the IAC board of directors or an officer of IAC as (x) an employee or agent of IAC or (y) or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Under the New Match certificate of incorporation, New Match will be required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was or had agreed to become a director or officer of New Match and (2) each such person who is or was serving or who had agreed to serve at the request of the New Match board of directors or an officer of New Match as (x) an employee or agent of New Match or (y) a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Limitation of Liability of Directors

The DGCL permits corporations to include provisions in their certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. A corporation may not eliminate liability for a director's breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, for unlawful dividends, stock purchases or redemptions, or for any transaction from which the director derived an improper personal benefit.

	The IAC certificate of incorporation provides that the liability of a director will be limited to the full extent permitted by Delaware law.	The New IAC certificate of incorporation will provide that the liability of a director will be limited to the full extent permitted by Delaware law.	The New Match certificate of incorporation will provide that the liability of a director will be limited to the full extent permitted by Delaware law.

	IAC Common Stock and IAC Class B Common Stock before the Separation	New IAC Common Stock and New IAC Class B Common Stock after the Separation	New Match Common Stock after the Separation
Exclusive Forum Provision	The IAC bylaws do not include an exclusive forum provision.	The New IAC bylaws will not include an exclusive forum provision.

Generally, the New Match bylaws will provide that, unless New Match consents in writing to an alternate forum, the exclusive forum is a state court located within the state of Delaware (or if no state court located within the state of Delaware has jurisdiction, the federal district court for the district of Delaware) for (1) any derivative action or proceeding brought on behalf of New Match, (2) any action asserting a claim of breach of any fiduciary duty owed by a director, officer or other employee to New Match or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the New Match certificate of incorporation or the New Match bylaws or (4) any action asserting a claim against New Match or any director, officer or other employee governed by the internal affairs doctrine.

In addition, the New Match bylaws will provide that, unless New Match consents in writing to an alternate forum, the federal district courts of the United States will be the exclusive forum for any action brought to enforce any liability or duty created by the Securities Act of 1933.

COMPARISON OF RIGHTS OF HOLDERS OF MATCH SECURITIES BEFORE THE SEPARATION WITH RIGHTS OF HOLDERS OF NEW MATCH SECURITIES AFTER THE SEPARATION

        The following table sets forth a comparison of (i) Match common stock and Match Class B common stock prior to the Separation to (ii) New Match common stock after the Separation. It assumes receipt of the requisite stockholder approvals with respect to the Transaction Proposal, the New Match Board Classification Proposal, the Prohibition of Stockholder Written Consent Proposal and the Other New Match Charter Amendments Proposal, which, upon implementation, would result in the conversion of each share of Match common stock held by each Non-IAC Match stockholder (outstanding immediately prior to the Match merger) into the right to receive (1) one share of New Match common stock and (2) the cash election amount or the additional stock election amount.

        The current Match certificate of incorporation authorizes 1,500,000,000 shares of Match Class C common stock. However, no shares of Match Class C common stock are outstanding.

	Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Authorized Capital Stock:	5,000,000,000 shares of capital stock, consisting of (i) 1,500,000,000 shares of common stock, par value $0.001 per share, (ii) 1,500,000,000 shares of Class B common stock, par value $0.001 per share, (iii) 1,500,000,000 shares of Class C common stock, par value $0.001 per share and (iv) 500,000,000 shares of preferred stock, par value $0.001 per share.	1,700,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of New Match common stock, par value $0.001 per share and (ii) 100,000,000 shares of New Match preferred stock, par value $0.01 per share.
Voting Power of Capital Stock:
Each share of Match common stock is entitled to one vote per share and each share of Match Class B common stock is entitled to ten votes per share, in each case, generally voting together on all matters submitted for the vote or consent of Match stockholders, except in cases where the DGCL, provides for a separate class vote. Based on the number of shares of Match Class B common stock outstanding as of the date of this joint proxy statement/prospectus, the holders of Match Class B common stock control the vote of any matter submitted to Match stockholders voting together as a single class.
Each share of New Match common stock will be entitled to one vote per share.

Under Section 160 of the DGCL, shares belonging to New Match or any subsidiary in which New Match has majority voting power are not entitled to vote nor counted for quorum purposes.
Under Section 160 of the DGCL, shares belonging to New Match or any subsidiary in which New Match has majority voting power are not entitled to vote nor counted for quorum purposes.

Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Board of Directors:	The Match certificate of incorporation and bylaws provide that the Match board of directors will determine the number of directors by resolution. Currently, the number of directors is ten.

The Match bylaws provide that each director serves for a one-year term from the date of his or her election and until his or her successor is elected.

The Match certificate of incorporation makes no provision for cumulative voting in the election of directors.

Based on the number of shares of Match Class B common stock outstanding as of the date of this joint proxy statement/prospectus, the holders of Match Class B common stock can control the election of the Match board of directors.	The New Match certificate of incorporation will provide that the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) will determine the number of directors by resolution, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances.

The initial number of directors will be 10. There will be three classes of directors. The number of directors in each class will be determined by the New Match board of directors. Initial Class I directors will serve until the first New Match annual meeting following the Separation, after which Class I directors will be elected for three-year terms. Initial Class II directors will serve until the second New Match annual meeting following the Separation, after which the Class II directors will be elected for three-year terms. Initial Class III directors will serve until the third New Match annual meeting following the Separation, after which Class III directors will be elected for three-year terms.

In the event of any change in the number of directors, the New Match board of directors will apportion any newly created directorships among, or reduce the number of directorships in, such class or classes so as to equalize the number of directors in each class. However, in no event will a decrease in the number of directors shorten the term of any incumbent director.
The New Match certificate of incorporation will expressly provide that there will be no cumulative voting in the election of directors.

	Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Removal of Directors:	The Match bylaws provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.	The New Match certificate of incorporation and the New Match bylaws will provide that, subject to the rights of any holders of any series of preferred stock then outstanding, no director may be removed from office by stockholders except for cause by the affirmative vote of a majority of the voting power of shares then entitled to vote in an election of directors, voting together as a single class.
Filling Vacancies of the Board of Directors:
The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected.
The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected.

Match's bylaws also permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship by written consent or at a special meeting.
The New Match certificate of incorporation and the New Match bylaws will provide that, subject to the rights of any series of preferred stock then outstanding, vacancies and newly created directorships will, unless otherwise required by law or authorized by resolution of the New Match board of directors, solely be filled by a majority of the directors then in office and entitled to vote on such directorships, regardless of whether a quorum is present, or by the sole remaining director entitled to vote (and not by stockholders).

	Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Stockholder Action by Written Consent:
The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote are present.
The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote are present.
	Match's certificate of incorporation does not provide otherwise.	New Match's certificate of incorporation will expressly prohibit New Match stockholders from acting by written consent, subject to any rights of holders of preferred stock.
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	The Match bylaws do not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.
The New Match bylaws will provide that notice of director nominations by New Match stockholders or other business properly brought before an annual stockholder meeting must be given to the New Match secretary in writing at New Match's principal executive offices as follows:

Not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the preceding year's annual meeting, notice by the stockholders will be considered timely if delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement is first made of the annual meeting date.

Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation

Notwithstanding the preceding two sentences, in the event that the number of directors to be elected to the New Match board of directors at an annual meeting is increased and there is no public announcement made by New Match naming all of the nominees for director or specifying the size of the increased New Match board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, then a stockholder notice will be considered timely with respect to nominees for any new positions created by such increase, if such notice is received no later than the close of business on the 10th day following the day on which such public announcement is first made by New Match.

The New Match bylaws will provide that, in the event New Match calls a special meeting of stockholders for the purpose of electing one or more directors, notice of director nominations by New Match stockholders must be given to the New Match secretary in writing at New Match's principal executive offices as follows:

Not earlier than 120 days prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the special meeting date and of the nominees proposed by the Board to be elected. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of stockholder's notice.

	Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Calling of Special Meetings of Stockholders:
The DGCL provides that a special meeting of stockholders may be called by the Match board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The Match bylaws provide that a special meeting of stockholders may be called by the Chairman of the Match board of directors or by a majority of the Match board of directors.
The DGCL provides that a special meeting of stockholders may be called by the New Match board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The New Match bylaws will provide that a special meeting of stockholders may be called only by a majority of the New Match board of directors.
Amendment of the Certificate of Incorporation:
Match reserves the right to amend, alter, change or repeal any provision contained in the Match certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation, provided that the rights of Match Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Match Class B common stock.
New Match will reserve the right to amend, alter, change or repeal any provision contained in the New Match certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation.

	Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Corporate Opportunity:	The Match certificate of incorporation provides that any officer or director of Match, who is also an officer or director of IAC, will not be liable to Match or its stockholders for any breach of fiduciary duty by reason of the fact that any such individual (i) pursues or acquires any corporate opportunity on account of IAC, (ii) directs, recommends, sells, assigns or otherwise transfers a corporate opportunity to IAC instead of Match or (iii) does not communicate information to Match regarding a corporate opportunity that the officer or director has directed to IAC. Match also indemnifies any officer or director of Match who is also an officer or director of IAC and IAC against any breach of fiduciary duty claims solely arising from such officer's or director's or IAC's participation in any business of IAC.

	However, any corporate opportunity, which is expressly offered in writing to an officer or director of Match who is also an officer or director of IAC, solely to such person in his or her capacity as an officer or director of Match, will belong to Match.	The New Match certificate of incorporation will provide that any officer or director of New Match who is also an officer or director of New IAC will not be liable to New Match or its stockholders for any breach of fiduciary duty by reason of the fact that any such individual (i) fails to communicate or offer to New Match a corporate opportunity that has been communicated or offered to New IAC, that may also be a corporate opportunity for New Match or (ii) communicates or offers to New IAC any corporate opportunity that may also be a corporate opportunity for New Match, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of New Match and (2) such opportunity is not presented to any party other than New IAC and such officer or director will not pursue such opportunity in his or her individual capacity.
Amendments to Bylaws
Except as expressly provided otherwise by the DGCL, the Match certificate of incorporation, or other provision of the Match bylaws, the Match bylaws may be amended or repealed and new bylaws adopted at any regular or special meeting of the Match board of directors by an affirmative vote of a majority of all directors.
Except as expressly provided otherwise by the DGCL, the New Match certificate of incorporation, or other provision of the New Match bylaws, the New Match bylaws may be altered, amended or repealed and new bylaws adopted at any regular or special meeting of the New Match board of directors by an affirmative vote of a majority of all directors.

	Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Certain Business Combinations	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a stockholder who owns 15% or more of the corporation's voting stock (an "interested stockholder") for three years following the time that such stockholder became an interested stockholder unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not by written consent) of at least 66 2/3% of the corporation's outstanding voting stock that is not owned by the interested stockholder. A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or a stockholder approved bylaw.
	The Match certificate of incorporation expressly opts out of Section 203 of the DGCL and Match is not subject to this provision.	The New Match certificate of incorporation will not opt out of the provisions of Section 203 of the DGCL, and New Match will be subject to such provision.
Indemnification of Directors & Officers
Under the Match certificate of incorporation, Match is required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was or had agreed to become a director or officer of Match and (2) each such person who is or was serving or who had agreed to serve at the request of the Match board of directors or a Match officer as (x) an employee or agent of Match or (y) or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Under the New Match certificate of incorporation, New Match will be required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was or had agreed to become a director or officer of New Match and (2) each such person who is or was serving or who had agreed to serve at the request of the New Match board of directors or a New Match officer as (x) an employee or agent of New Match or (y) a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Limitation of Liability of Directors
The DGCL permits corporations to include provisions in their certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. A corporation may not eliminate liability for a director's breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, for unlawful dividends, stock purchases or redemptions, or for any transaction from which the director derived an improper personal benefit.
	The Match certificate of incorporation provides that the liability of a director will be limited to the full extent permitted by Delaware law.	The New Match certificate of incorporation will provide that the liability of a director will be limited to the full extent permitted by Delaware law.

Match Common Stock and Match Class B Common Stock before the Separation	New Match Common Stock after the Separation
Exclusive Forum Provision	The Match bylaws provide that, unless Match consents in writing to an alternate forum, the exclusive forum is a state court located within the state of Delaware (or if no state court located within the state of Delaware has jurisdiction, the federal district court for the district of Delaware) for (1) any derivative action or proceeding brought on behalf of Match, (2) any action asserting a claim of breach of fiduciary duty owed by a director, officer or other employee to Match or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Match certificate of incorporation or the Match bylaws or (4) any action asserting a claim against Match or any director, officer or other employee governed by the internal affairs doctrine.	Generally, this will be the same as "Match Common Stock and Match Class B Common Stock before the Transactions."

However, the New Match bylaws will provide that, unless New Match consents in writing to an alternate forum, the federal district courts of the United States will be the exclusive forum for any action brought to enforce any liability or duty created by the Securities Act of 1933.

EXPERTS

IAC/InterActiveCorp

        The consolidated financial statements of IAC/InterActiveCorp appearing in IAC/InterActiveCorp's Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of IAC's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Match Group, Inc.

        The consolidated financial statements of Match Group, Inc. appearing in Match Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Match's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

IAC Holdings, Inc.

        The combined financial statements of IAC Holdings, Inc. at December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, appearing in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Care.com, Inc.

        The consolidated financial statements of Care.com, Inc. at December 31, 2019, and for the year then ended, appearing in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, and at December 29, 2018 and for each of the two years in the period ended December 29, 2018, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

IAC

        As allowed under SEC rules, IAC is delivering only one copy of this joint proxy statement/prospectus to eligible Match stockholders that are the beneficial owner of shares that share an address, unless contrary instructions were received from any such stockholder prior to the mailing date.

        Any IAC stockholder that would prefer to receive a separate copy of the joint proxy statement/prospectus, should (1) notify its broker, (2) direct its written request to: Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011 or (3) contact IAC's Investor Relations department by sending an email to ir@iac.com. IAC will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders that currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their communications should contact their broker. Beneficial owners sharing an address that receive multiple copies of this joint proxy statement/prospectus and that would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

Match

        As allowed under SEC rules, Match is delivering only one copy of this joint proxy statement/prospectus to eligible Match stockholders that are the beneficial owner of shares that share an address, unless contrary instructions were received from any such stockholder prior to the mailing date.

        Any Match stockholder that would prefer to receive a separate copy of the joint proxy statement/prospectus should (1) notify its broker, (2) direct its written request to: Investor Relations, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231 or (3) contact Match's Investor Relations department by telephone at (214) 576-9352 or by sending an email to IR@match.com. Match will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders that currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their communications should contact their broker. Beneficial owners sharing an address that receive multiple copies of this joint proxy statement/prospectus and that would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

 LEGAL MATTERS

        The validity of the shares of New IAC common stock, New IAC Class B common stock and New Match common stock to be issued in connection with the Transactions will be passed upon by Wachtell, Lipton, Rosen & Katz.

 STOCKHOLDER PROPOSALS

IAC (or, if the Separation is completed, New Match)

        Eligible stockholders that intend to have a proposal considered for inclusion in the proxy materials of IAC (or, if the Separation is completed, New Match) for presentation at the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to IAC (or, if the Separation is completed, New Match) at its corporate headquarters no later than January 4, 2021. Stockholder proposals submitted for inclusion in the proxy materials of IAC (or if the Separation is completed, New Match) must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. If the Separation is completed, eligible stockholders that intend to present a proposal or nomination at the 2021 annual meeting of stockholders without inclusion of the proposal or nomination in the proxy materials of New Match are required to provide notice of such proposal or nomination to New Match at its corporate headquarters no earlier than February 25, 2021 and no later than March 27, 2021.

        If IAC or New Match, as applicable, does not receive notice of the proposal or nomination at its corporate headquarters within the deadlines set forth above, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those officers of IAC or New Match, as applicable, that have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal or nomination. IAC (or, if the Separation is completed, New Match) reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Match

        Match held its 2019 annual meeting of stockholders on June 19, 2019. Under normal circumstances, the deadline for submitting a stockholder proposal for inclusion in Match's proxy materials with respect to Match's 2020 annual meeting of stockholders would have been January 2, 2020, and the deadline to submit nominees for election as directors or a proposal for consideration at Match's 2020 annual meeting of stockholders, in each case not for inclusion in Match's proxy materials, would have been March 16, 2020. However, Match does not intend to hold its 2020 annual meeting of stockholders unless the Separation is not completed prior to the expected date of Match's 2020 annual meeting of stockholders. As a result, if Match holds a 2020 annual meeting of stockholders, the deadline for submitting a shareholder proposal at the 2020 annual meeting of stockholders will be extended.

New IAC

        If the Separation is completed, New IAC anticipates that it will hold its first annual meeting of stockholders as a public company in 2021. Eligible stockholders who intend to have a proposal considered for inclusion in New IAC's proxy materials for presentation at the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to IAC at its corporate headquarters no later than January 4, 2021. Stockholder proposals submitted for inclusion in New IAC's proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. If New IAC does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those New IAC officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal or nomination. New IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

        IAC and New IAC have filed a joint registration statement on Form S-4 to register with the SEC the shares of New IAC common stock, New IAC Class B common stock, and IAC Class M common stock to be delivered to IAC stockholders in connection with the Separation. The joint registration statement, including the attached exhibits and schedules, contains additional relevant information about IAC and the New IAC common stock, New IAC Class B common stock, and IAC Class M common stock. The rules and regulations of the SEC allow IAC and Match to omit certain information included in the joint registration statement from this document.

        IAC and Match file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that has reports, proxy statements and other information about IAC and Match. The address of that site is http://www.sec.gov. The reports and other information filed by IAC and Match with the SEC are also available free of charge at their respective Internet web sites, which are www.iac.com and www.mtch.com. Information on these Internet web sites is not part of or incorporated by reference into this document.

        The SEC allows IAC and Match to "incorporate by reference" information into this document. This means that important information can be disclosed to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document or in later filed documents incorporated by reference into this document. This document incorporates by reference the documents set forth below that IAC and Match have, respectively, previously filed with the SEC and any additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the completion of the Separation (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about IAC and Match and their respective financial performance.

IAC (File No. 000-20570)

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  Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent amendments thereto on Form 10-K/A; and;

  •
  Current Reports on Form 8-K filed with the SEC on February 11, 2020, February 27, 2020 and April 28, 2020.

Match (File No. 001-37636)

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent amendments thereto on Form 10-K/A;

  •
  Current Reports on Form 8-K filed with the SEC on January 31, 2020, February 6, 2020, February 6, 2020, February 11, 2020, February 20, 2020, March 31, 2020 and April 28, 2020;

  •
  Current Report on Form 8-K/A filed with the SEC on February 20, 2020;

  •
  Proxy Statement on Schedule 14A for the year ended December 31, 2018, filed on April 30, 2019; and

  •
  The description of Match's common stock, par value $0.001 per share, contained in Match's Registration Statement on Form 8-A, filed with the SEC on November 16, 2015.

        IAC has supplied all information contained in or incorporated by reference into this document relating to IAC, as well as all pro forma financial information, and Match has supplied all such information relating to Match.

        Documents incorporated by reference are available from IAC or Match, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this document. Stockholders may obtain these documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Telephone: (212) 314-7400
Attn: Investor Relations
or
Georgeson, LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
800-891-3214 for stockholder,
bank and broker inquiries	Match Group, Inc.
8750 North Central Expressway
Suite 1400
Dallas, Texas 75231
Telephone: (214) 576-9352
Attn: Investor Relations
or
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
800-322-2885 (Toll-Free)
212-929-5500 (Call Collect)
proxy@mackenziepartners.com

        If you would like to request documents, please do so by June 18, 2020 in order to receive them before the Match and IAC stockholder meetings.

        You should rely only on the information contained in this document. None of IAC, Match and their affiliates have not authorized anyone to provide you with information different from that contained in this document. The information contained in this document is accurate only as of the date of this document, regardless of the time of delivery of this document or any distribution of securities described in this document. Please note that information included in IAC's website and in Match's website does not form a part of this document.

        If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

        This document is dated [                        ], 2020. You should not assume that the information in it is accurate as of any date other than that date, and neither its mailing to IAC stockholders or Match stockholders nor the issuance of shares of IAC capital stock or New IAC capital stock in the Separation shall create any implication to the contrary. You should not assume that the information incorporated by reference into this document is accurate as of any date other than the date of such incorporated document

        YOUR VOTE IS VERY IMPORTANT. THE BOARD ENCOURAGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

        If you have any questions or need assistance in voting your IAC shares, please contact Georgeson, LLC at their toll-free number, 1-800-891-3214.

        If you have any questions or need assistance in voting your Match shares, please contact MacKenzie Partners, Inc. at their toll-free number, 1-800-322-2885, or call 212-929-5500.

New York, New York
[                        ], 2020

ANNEX A
Composite Copy
As Amended on April 28, 2020

TRANSACTION AGREEMENT

Dated as of December 19, 2019,

by and among

IAC/INTERACTIVECORP,

IAC HOLDINGS, INC.,

VALENTINE MERGER SUB LLC

and

MATCH GROUP, INC.

A-i

A-ii

A-iii

ANNEXES AND EXHIBITS

Annexes
Annex A—Reclassification Exchange Ratio Calculations
Exhibits
Exhibit 1.01—Restructuring Transactions
Exhibit 2.02(a)—Transaction-Related Reclassification Charter Amendments
Exhibit 2.02(b)—Non-Transaction Related Reclassification Charter Amendments
Exhibit 2.04(a)—Post-Merger Amendments to the New Match Charter
Exhibit 7.21(a)—Transition Services Agreement
Exhibit 13.03(a)—Employee Matters Agreement
Exhibit 13.03(b)—Tax Matters Agreement

A-iv

TRANSACTION AGREEMENT

        THIS TRANSACTION AGREEMENT, dated as of December 19, 2019 (this "Agreement"), is by and among IAC/InterActiveCorp, a Delaware corporation ("IAC"), IAC Holdings, Inc., a Delaware corporation and a direct wholly owned Subsidiary of IAC ("New IAC"), Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of IAC ("New Match Merger Sub"), and Match Group, Inc., a Delaware corporation ("Match"). IAC, New IAC, New Match Merger Sub and Match are referred to together as the "Parties" and individually as a "Party." For purposes of this Agreement, IAC, as in existence from and after the Mandatory Exchange Effective Time, is sometimes referred to as "New Match." Capitalized terms used herein shall have the respective meanings assigned to them in Section 13.03 or elsewhere in this Agreement.

        WHEREAS, IAC is currently the indirect owner of a majority of the outstanding shares of Match Capital Stock;

        WHEREAS, IAC and Match desire to consummate a series of transactions in order to effect the separation of IAC and Match, including the following (in each case on the terms and subject to the conditions set forth in this Agreement):

            (i)  the consummation of the Restructuring Transactions as described in Section 1.01 of this Agreement;

           (ii)  following the consummation of the Restructuring Transactions, (a) the reclassification of each share of IAC Common Stock that is either outstanding or held by IAC as treasury stock immediately prior to the Reclassification Effective Time into a number of shares of IAC Class M Common Stock equal to the Reclassification Exchange Ratio and one share of IAC Series 1 Mandatorily Exchangeable Preferred Stock, and (b) the reclassification of each share of IAC Class B Common Stock that is either outstanding or held by IAC as treasury stock immediately prior to the Reclassification Effective Time into a number of shares of IAC Class M Common Stock equal to the Reclassification Exchange Ratio and one share of IAC Series 2 Mandatorily Exchangeable Preferred Stock (the actions in this clause (ii), the "Reclassification");

          (iii)  following the consummation of the Reclassification, (a) the mandatory exchange of each outstanding share of IAC Series 1 Mandatorily Exchangeable Preferred Stock for one share of New IAC Common Stock and (b) the mandatory exchange of each outstanding share of IAC Series 2 Mandatorily Exchangeable Preferred Stock for one share of New IAC Class B Common Stock (the actions in this clause (iii), "Mandatory Exchange", and together with the Restructuring Transactions and the Reclassification, the "Separation Transactions"); and

          (iv)  following the consummation of the Mandatory Exchange, (a) the merger of Match with and into New Match Merger Sub, with New Match Merger Sub surviving the merger as an indirect wholly owned Subsidiary of IAC (the "Match Merger"), (b) the effectiveness of the Post-Merger Amendments to the New Match Charter (pursuant to which, among other things, IAC will be renamed "Match Group, Inc.") and (c) the implementation of the actions described in Section 7.18 concurrently therewith (such amendments and actions in this clause (iv), together with the Separation Transactions and the Match Merger, the "Transactions");

        WHEREAS, the Parties intend that, for U.S. federal income tax purposes, (i) the exchange of shares of IAC Common Stock or IAC Class B Common Stock for shares of IAC Class M Common Stock pursuant to the Reclassification qualify as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code and/or as an exchange described in Section 1036 of the Code, (ii) the Contribution and Distribution, taken together, qualify as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code, (iii) the Match Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and (iv) this Agreement constitute a "plan of reorganization" for purposes of Section 368 of the Code;

        WHEREAS, the Match Board of Directors, acting upon the unanimous recommendation of a committee of the Match Board of Directors consisting only of independent and disinterested directors of Match (the "Match Separation Committee"), has by unanimous vote of directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Transactions, are fair to and in the best interests of Match and its stockholders, other than IAC and the IAC Affiliates, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Transactions, (iii) resolved to recommend the adoption of this Agreement and the approval of the Specified Charter Amendment Provisions to the holders of Match Capital Stock and (iv) directed that this Agreement and the Specified Charter Amendment Provisions be submitted to the holders of Match Capital Stock for their adoption and approval;

        WHEREAS, concurrently with the execution and delivery of this Agreement, TMC Realty, L.L.C., 8831-8833 Sunset, LLC and Match are entering into a Contribution Agreement (the "Real Estate Contribution Agreement"), pursuant to which, subject to the terms and conditions therein, the parties thereto are agreeing to enter into and consummate certain real estate transactions prior to the Closing;

        WHEREAS, Barry Diller, who as of the date of this Agreement may be deemed to be the beneficial owner of all of the outstanding shares of IAC Class B Common Stock, has informed the Parties that he is supportive of this Agreement and the consummation of the transactions contemplated hereby on the terms set forth herein, subject to the transactions contemplated hereby being consummated on the terms set forth herein and in the related agreements and exhibits, without any material amendment thereto;

        WHEREAS, the IAC Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Transactions, are in the best interests of IAC and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Transactions, (iii) declared advisable each of the Reclassification Charter Amendments and the Post-Merger Amendments to the New Match Charter and resolved to recommend the approval of the Reclassification Charter Amendments, the Post-Merger Amendments to the New Match Charter and the New Match Common Stock Issuance to the holders of IAC Capital Stock and (iv) directed that the Reclassification Charter Amendments, the Post-Merger Amendments to the New Match Charter, the New Match Common Stock Issuance and the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan be submitted to the holders of IAC Capital Stock for their approval; and

        WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe certain conditions to the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
The Restructuring Transactions

        SECTION 1.01    The Restructuring Transactions.     On the terms and subject to the conditions set forth in this Agreement, at or prior to the Reclassification Effective Time:

          (a)   the Parties shall, and shall cause each of the members of their respective Groups to, consummate the restructuring transactions set forth on Exhibit 1.01 to this Agreement;

          (b)   IAC shall, and shall cause those members of its Group that will be members of the New IAC Group following the Mandatory Exchange Effective Time to, and Match shall, and shall cause those members of its Group that will not be members of the New Match Group following the

  Mandatory Exchange Effective Time to, contribute, assign, transfer, convey and deliver to the applicable Persons that will be members of the New Match Group, and each of IAC and Match shall cause such members of the New Match Group to accept from the transferors all of the transferors' respective direct or indirect right, title and interest in and to any Contracts that are New Match Assets not otherwise directly or indirectly contributed, assigned, transferred, conveyed or delivered to the members of the New Match Group pursuant to the transactions set forth on Exhibit 1.01 to this Agreement;

          (c)   Match shall, and shall cause those members of its Group that will be members of the New Match Group following the Mandatory Exchange Effective Time to, and IAC shall, and shall cause those members of its Group that will not be members of the New IAC Group following the Mandatory Exchange Effective Time to, contribute, assign, transfer, convey and deliver to the applicable Persons that will be members of the New IAC Group, and cause such members of the New IAC Group to accept from the transferors all of the transferors' respective direct or indirect right, title and interest in and to any Contracts that are New IAC Assets not otherwise directly or indirectly contributed, assigned, transferred, conveyed or delivered to the members of the New IAC Group pursuant to the transactions set forth on Exhibit 1.01 to this Agreement

(collectively, the transactions set forth in clauses (a) through (c), the "Restructuring Transactions", and the time at which such Restructuring Transactions are completed, the "Restructuring Effective Time").

        SECTION 1.02    Consents.     Notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, neither this Agreement nor any other Transaction Document shall constitute an agreement to contribute, assign or transfer any Contract, the contribution, assignment or transfer of which is otherwise contemplated hereby, if such a contribution, assignment or transfer or attempt to make such a contribution, assignment or transfer without the consent or approval of a Third Party would constitute a breach or other contravention of the rights of such Third Party (such Contracts being collectively referred to herein as "Restricted Contracts"), and any contribution, transfer or assignment of any interest under any such Restricted Contract shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained at or prior to the Restructuring Effective Time, (a) the applicable members of the New IAC Group party hereto, on the one hand, and the applicable members of the New Match Group party hereto, on the other, shall cooperate with one another in attempting to obtain any such consent or approval following the Restructuring Effective Time, (b) to the extent practicable, the applicable members of the New IAC Group party hereto, on the one hand, and the applicable members of the New Match Group party hereto, on the other, shall cooperate with one another in structuring and documenting any lawful and reasonable alternative arrangements (such as a license, sublease or operating agreement) until such time as such consent or approval has been obtained, that results in the applicable members of the New IAC Group or the applicable members of the New Match Group, as applicable, receiving all the benefits and bearing all the costs, Liabilities and burdens with respect to any such Restricted Contract as a New IAC Liability or New Match Liability, as applicable, and (c) notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the failure of any such consent or approval to be obtained or the failure of any such Restricted Contract to constitute an asset of the Person to which such Restricted Contract would have been contributed, assigned or transferred were such consent or approval obtained or any circumstances resulting therefrom shall not, individually or in the aggregate, constitute a breach by any Party of any representation, warranty, covenant or agreement or a failure of any condition under this Agreement. To the extent there are any Contracts with Third Parties in effect as of the date hereof, which by their terms will not expire prior to the Restructuring Effective Time, with benefits and/or obligations accruing to both the businesses of the New IAC Group and the New Match Group (collectively, the "Shared Contracts"), including those Contracts set forth in Section 1.02(a) of the Match Disclosure Letter, but excluding those Contracts set forth in Section 1.02(b) of the Match Disclosure Letter, the Parties shall use commercially reasonable efforts prior to the Restructuring Effective Time to (i) cause the applicable Third Party counterparty thereto to enter into one or more replacement Contracts that would allow the applicable members of the New IAC Group and the applicable members of the New Match Group to obtain substantially similar benefits and have substantially similar obligations as under such Shared Contract, (ii) seek to divide or otherwise amend any such Shared Contract in a manner that would allow the party that is not party to such Shared Contract to continue to obtain the benefits of and have the obligations under such Shared Contract (including by working with the applicable Third Party or Third Parties to such Contracts to accomplish the foregoing) or (iii) with respect to the Shared Contract set forth in Section 1.02(c) of the Match Disclosure Letter, take such actions as described in such section, in each case, it being understood that the foregoing obligations shall not require any party to incur any Liability other than the Liabilities it currently has under the Shared Contract (or its reasonable allocation of Liabilities) or incur any expense (other than de minimis costs and expenses) in connection therewith that it would not be required to incur under such Shared Contract or to take any other action if such action would reasonably be expected to harm or prejudice such party in any material respect.

        SECTION 1.03    Misallocated Transfers.     In the event that, at any time or from time to time after the Closing, any member of the New IAC Group or the New Match Group shall receive or otherwise possess any asset, property, claim or right or be liable for any Liability that is allocated to any other party pursuant to this Agreement or any other Transaction Document, New IAC (with respect to members of the New IAC Group) and New Match (with respect to members of the New Match Group) shall, or cause such party to, promptly transfer or assign, or cause to be transferred or assigned, such asset, property, claim, right or Liability to the party so entitled thereto, and shall, or shall cause such entitled party to, accept such asset, property, claim or right or assume such Liability. Prior to any such transfer, the Parties shall comply, to the extent applicable, with Section 1.02.

        SECTION 1.04    Termination of Certain Intercompany Contracts.

          (a)   Except as set forth in Section 1.04(b), in furtherance of the releases and other provisions of Section 10.01, IAC and Match shall, and shall cause the members of their respective Groups to, at or prior to the Mandatory Exchange Effective Time, terminate any and all Contracts between or among any member of the New IAC Group (other than any member of the ANGI Group), on the one hand, and any member of the New Match Group, on the other hand. No such terminated Contract (including any provision thereof which purports to survive termination) shall be of any further force or effect, and no party shall have further Liability thereunder, after the Mandatory Exchange Effective Time. Each of the Parties shall, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

          (b)   The provisions of Section 1.04(a) shall not apply to any of the following Contracts (or to any of the provisions thereof):

              (i)  this Agreement and the other Transaction Documents (and each other agreement or instrument expressly contemplated by this Agreement or any other Transaction Document to be entered into by any of the Parties or any of the members of their respective Groups);

             (ii)  any Contract (or provision(s) thereof) listed or described in Section 1.04(b)(ii) of the IAC Disclosure Letter;

            (iii)  any Contract to which any Third Party is a party;

            (iv)  any Contract that is a New IAC Asset; and

             (v)  any other Contract that this Agreement or any other Transaction Document expressly contemplates will survive the Closing.

        SECTION 1.05    Restructuring Transfer Documents.

          (a)   In furtherance of the contribution, assignment and transfer of assets, properties, claims and rights and the assumption of Liabilities, in each case as specified in this Article I, at or prior to the Restructuring Effective Time, and, with respect to Restricted Contracts, at such time after the Restructuring Effective Time as such Restricted Contract can be assigned or transferred, each Party shall, and shall cause each of the relevant members of its Group, to execute and deliver:

              (i)  such bills of sale, deeds, assignments and assumptions, leases, subleases, stock powers, certificates of title and other instruments of conveyance, assignment and transfer (including supplemental transfer Tax forms, if applicable) as and to the extent necessary to evidence (A) the contribution, assignment or transfer of its right, title and interest in and to the New IAC Assets contributed, assigned, or transferred to the New IAC Group in connection with the Restructuring Transactions, and (B) the contribution, assignment or transfer of its right, title and interest in and to the New Match Assets contributed, assigned, or transferred to the New Match Group in connection with the Restructuring Transactions; and

             (ii)  such assignments of contracts and other instruments of assumption as and to the extent necessary to evidence (A) the valid and effective assumption by the applicable members of the New IAC Group of the New IAC Liabilities assumed by such members of the New IAC Group in connection with the Restructuring Transactions and (B) the valid and effective assumption by the applicable members of the New Match Group of the New Match Liabilities assumed by such members of the New Match Group in connection with the Restructuring Transactions.

        The documents contemplated by clauses (i) and (ii) of this Section 1.05(a) are, collectively, referred to herein as the "Restructuring Transfer Documents".

          (b)   IAC shall prepare or cause to be prepared all instruments to be executed and delivered pursuant to this Section 1.05 and prior to the execution thereof shall provide Match a reasonable opportunity to review and the right to consent (not to be unreasonably withheld, conditioned or delayed) to any such instruments to which any member of the New Match Group is a party. Unless otherwise agreed between IAC and Match, the Restructuring Transfer Documents to which one or more members of the New Match Group and one or more members of the New IAC Group are parties shall not provide for any additional representations and warranties other than as expressly set forth in this Agreement. To the extent of any conflict between the provisions of the Restructuring Transfer Documents and this Agreement (unless expressly set forth in any Restructuring Transfer Document and agreed to between a member of the IAC Group and a member of the Match Group (if prior to the Closing) or a member of the New IAC Group and a member of the New Match Group (following the Closing)), this Agreement shall control.

        SECTION 1.06    IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan.     Notwithstanding anything to the contrary contained in this Agreement or any Ancillary Agreement, the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan will not be transferred by or from IAC and will, by virtue of the consummation of the Match Merger, automatically become the Match Group, Inc. 2020 Stock and Annual Incentive Plan (which shall constitute a New Match Asset and a New Match Liability), covering a number of shares of New Match Common Stock equal to the product obtained by multiplying 5,000,000 by the Reclassification Exchange Ratio.

 ARTICLE II
The Reclassification, the Mandatory Exchange and the Match Merger

        SECTION 2.01    Closing.     The closing of the Transactions (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m., New York City time, on the third (3rd) Business Day following the satisfaction (or, to the extent permitted by Law and subject to the proviso in Section 8.01, waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article VIII. Notwithstanding the foregoing, the Closing may be consummated at such other place, time or date as shall be agreed in writing between IAC and Match. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        SECTION 2.02    Reclassification; Mandatory Exchange.

          (a)   On the Closing Date, IAC shall file the Reclassification Charter Amendments with the Secretary of State of the State of Delaware and the Reclassification Charter Amendments shall become effective at the Reclassification Effective Time, which time shall occur no earlier than the Restructuring Effective Time and prior to the Mandatory Exchange Effective Time.

          (b)   By virtue of the effectiveness of the Reclassification Charter Amendments, among other things:

              (i)  At the Reclassification Effective Time:

              (A)  There shall be created the following new classes and series of capital stock of IAC:

                (1)   shares of $0.001 par value IAC Class M Common Stock;

                (2)   shares of $0.01 par value IAC Series 1 Mandatorily Exchangeable Preferred Stock; and

                (3)   shares of $0.01 par value IAC Series 2 Mandatorily Exchangeable Preferred Stock;

              (B)  each share of IAC Common Stock that is either outstanding or held by IAC as treasury stock immediately prior to the Reclassification Effective Time shall be reclassified into (x) a number of share(s) of IAC Class M Common Stock equal to the Reclassification Exchange Ratio and (y) one share of IAC Series 1 Mandatorily Exchangeable Preferred Stock; and

              (C)  each share of IAC Common B Stock that is either outstanding or held by IAC as treasury stock immediately prior to the Reclassification Effective Time shall be reclassified into (x) a number of share(s) of IAC Class M Common Stock equal to the Reclassification Exchange Ratio and (y) one share of IAC Series 2 Mandatorily Exchangeable Preferred Stock.

             (ii)  At the Mandatory Exchange Effective Time:

              (A)  each outstanding share of IAC Series 1 Mandatorily Exchangeable Preferred Stock shall be redeemed by IAC and shall exchange automatically into one share of New IAC Common Stock; and

              (B)  each outstanding share of IAC Series 2 Mandatorily Exchangeable Preferred Stock shall be redeemed by IAC and shall exchange automatically into one share of New IAC Class B Common Stock.

        SECTION 2.03    The Match Merger.

          (a)    Match Merger Effective Time.    On the Closing Date, New Match Merger Sub shall file a certificate of merger (the "Match Certificate of Merger") with the Secretary of State of the State of Delaware executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL and the DLLCA, and shall make all other filings or recordings required under the DGCL and the DLLCA in order to effectuate the Match Merger. The Match Merger shall become effective immediately following the Mandatory Exchange Effective Time. The time the Match Merger becomes effective is referred to in this Agreement as the "Match Merger Effective Time."

          (b)    Match Merger.    On the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA, at the Match Merger Effective Time, Match shall be merged with and into New Match Merger Sub, the separate corporate existence of Match shall cease and New Match Merger Sub shall continue as the surviving entity. New Match Merger Sub, as the surviving entity following the Match Merger, is sometimes referred to in this Agreement as the "Match Merger Surviving Entity".

          (c)    Effects of Match Merger.    The Match Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA.

          (d)    Conversion and Cancellation of Interests.    At the Match Merger Effective Time, by virtue of the Match Merger and without any action on the part of any holder of any shares of capital stock of Match or limited liability company interests of New Match Merger Sub:

              (i)  each share of Match Capital Stock outstanding immediately prior to the Match Merger Effective Time, other than shares of Match Capital Stock to be cancelled or converted as provided in Section 2.03(d)(ii), shall be converted, in accordance with the procedures set forth in Section 3.02, into the right to receive, without interest (the following, collectively, the "Match Merger Consideration"):

              (A)  for each share of Match Capital Stock with respect to which an election to receive the Cash/Stock Merger Consideration Amount (a "Cash/Stock Election") has been properly made and not validly revoked or deemed revoked pursuant to Section 3.02 (collectively, the "Match Cash/Stock Electing Shares"), the Cash/Stock Merger Consideration Amount; and

              (B)  for each share of Match Capital Stock with respect to which an election to receive the All-Stock Merger Consideration Amount (an "All-Stock Election") has been properly made and not validly revoked or deemed revoked pursuant to Section 3.02 (collectively, the "Match All-Stock Electing Shares"), and for each share of Match Capital Stock other than the Match Cash/Stock Electing Shares and Match All-Stock Electing Shares (collectively, the "Match Non-Electing Shares"), the All-Stock Merger Consideration Amount;

            and in each case, each such converted share of Match Capital Stock shall no longer be outstanding and shall cease to exist.

             (ii)  each share of Match Capital Stock that (A) is owned directly by IAC, Match or any wholly owned Subsidiary of IAC, and in each case not held on behalf of third parties, shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor, or (B) is owned by any wholly owned Subsidiary of Match and not held on behalf of third parties shall be converted into a number of shares of IAC Class M Common Stock equal to the All-Stock Merger Consideration Amount.

            (iii)  each limited liability company interest of New Match Merger Sub outstanding immediately prior to the Match Merger Effective Time shall be unchanged and remain the outstanding limited liability company interest of New Match Merger Sub.

          (e)    Certificate of Formation and Limited Liability Company Agreement of the Match Merger Surviving Entity.    From and after the Match Merger Effective Time, (i) the certificate of formation of New Match Merger Sub as in effect immediately prior to the Match Merger Effective Time shall be the certificate of formation of the Match Merger Surviving Entity until thereafter amended in accordance with the DLLCA and such certificate of formation and (ii) the limited liability company agreement of New Match Merger Sub as in effect immediately prior to the Match Merger Effective Time shall be the limited liability company agreement of the Match Merger Surviving Entity until thereafter amended in accordance with the DLLCA and such limited liability company agreement.

          (f)    Officers of the Match Merger Surviving Entity.    From and after the Match Merger Effective Time, the officers of Match immediately prior to the Match Merger Effective Time shall be the officers of the Match Merger Surviving Entity, to hold office until their successors have been duly elected and qualified in accordance with the limited liability company agreement of the Match Merger Surviving Entity.

          (g)    Treatment of Match Equity Awards.

              (i)  Effective as of immediately prior to the Match Merger Effective Time, each then-outstanding and unexercised Match Stock Option shall be assumed by New Match (an "Assumed Option") on the same terms and conditions (including applicable vesting requirements) as applied to such Match Stock Option immediately prior to the Match Merger Effective Time, except that (x) the number of shares of New Match Common Stock subject to the Assumed Option shall be equal to the sum of (A) the number of shares of Match Common Stock subject to such Match Stock Option immediately prior to the Effective Time plus (B) the number of shares of New Match Common Stock equal to the product of (1) the Stock Election Amount and (2) the total number of shares of Match Common Stock underlying such Match Stock Option immediately prior to the Match Merger Effective Time, rounded down to the nearest whole share, and (y) the per share exercise price of such Assumed Option shall be equal to the quotient of (A) the aggregate exercise price applicable to such Match Stock Option immediately prior to the Match Merger Effective Time divided by (B) the number of shares of New Match Common Stock subject to such Assumed Option, with the result rounded up to the nearest hundredth of one cent. Assumed Options shall remain subject to the terms of the applicable Match Long-Term Incentive Plan and stock option agreements, except as described above in this Section 2.03(g)(i).

             (ii)  Effective as of immediately prior to the Match Merger Effective Time, each then-outstanding and unexercised warrant to purchase shares of Match Common Stock listed on Section 2.03(g)(ii) of the Match Disclosure Letter (each, a "Match Warrant") shall be assumed by New Match (an "Assumed Warrant") on the same terms and conditions as applied to such Match Warrant immediately prior to the Match Merger Effective Time, except that (x) the number of shares of New Match Common Stock subject to the Assumed Warrant shall be equal to the sum of (A) the number of shares of Match Common Stock subject to such Match Warrant immediately prior to the Effective Time plus (B) the number of shares of New Match Common Stock equal to the product of (1) the Stock Election Amount and (2) the total number of shares of Match Common Stock underlying such Match Warrant immediately prior to the Match Merger Effective Time, rounded down to the nearest whole share, and (y) the per share exercise price of such Assumed Warrant shall be equal to the quotient of (A) the aggregate exercise price applicable to such Match Warrant immediately prior to the

    Match Merger Effective Time divided by (B) the number of shares of New Match Common Stock subject to such Assumed Warrant, with the result rounded up to the nearest whole cent. Assumed Warrants shall remain subject to the terms of the applicable warrant agreements, except as described above in this Section 2.03(g)(ii).

            (iii)  Effective as of immediately prior to the Match Merger Effective Time, each then-outstanding Match Unit Award shall automatically be converted into a restricted stock unit award ("Assumed Unit Award") corresponding to shares of New Match Common Stock, on the same terms and conditions (including applicable vesting requirements) as applied to each such Match Unit Award immediately prior to the Match Merger Effective Time, except that (x) that the number of shares of New Match Common Stock underlying such Assumed Unit Award shall be equal to the sum of (A) the number of shares of Match Common Stock subject to the Match Unit Award as of immediately prior to the Match Merger Effective Time and (B) the number of shares of New Match Common Stock equal to the product of (1) the Stock Election Amount and (2) the number of shares of Match Common Stock underlying such Match Unit Award as of immediately prior to the Match Merger Effective Time rounded down to the nearest whole share and (y) with respect to any Match Unit Award with a reference price, the reference price shall be adjusted to equal to the quotient of (A) the aggregate reference price applicable to such Match Unit Award immediately prior to the Match Merger Effective Time divided by (B) the number of shares of New Match Common Stock subject to such Assumed Unit Award, with the result rounded up to the nearest hundredth of one cent.

            (iv)  Prior to the Match Merger Effective Time, the Match Board of Directors or the appropriate committee thereof shall adopt resolutions providing for the treatment of the Match Stock Options and the Match Unit Awards contemplated by this Section 2.03(g).

        SECTION 2.04    Post-Merger Amendments to the New Match Charter.

          (a)   Subject to the receipt of the required approval from the holders of IAC Capital Stock set forth in Section 5.04(c)(iii) of this Agreement, New Match shall cause the Post-Merger Amendments to the New Match Charter to become effective promptly following the Match Merger Effective Time by filing a certificate of amendment setting forth the Post-Merger Amendments to the New Match Charter with the Secretary of State of the State of Delaware. If the required approval from the holders of IAC Capital Stock set forth in Section 5.04(c)(iii) of this Agreement is not received, New Match shall, promptly following the Match Merger Effective Time, file a certificate of amendment to the certificate of incorporation of New Match changing New Match's name to "Match Group, Inc." with the Secretary of State of the State of Delaware.

          (b)   By virtue of the effectiveness of the Post-Merger Amendments to the New Match Charter (if adopted), among other things:

              (i)  IAC shall be renamed "Match Group, Inc."; and

             (ii)  IAC Class M Common Stock shall be renamed the common stock of Match Group, Inc.

        SECTION 2.05    Post-Merger Amendments to the New IAC Charter.     Following the effectiveness of the Post-Merger Amendments to the New Match Charter, New IAC shall file a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware by virtue of the effectiveness of which New IAC shall be renamed "IAC/InterActiveCorp".

ARTICLE III
Conversion of Shares; Exchange of Certificates

        SECTION 3.01    Exchange Fund.

          (a)    Exchange Agent.    On or prior to the Election Record Date, IAC and New IAC shall enter into an agreement reasonably acceptable to Match with a bank, trust company or other appropriate service provider (the "Agent"; and such agreement, the "Agent Agreement"), which agreement shall provide, among other things, for the payments and delivery of shares contemplated by this Article III.

          (b)    Deposit of Exchange Fund.    At or prior to the Mandatory Exchange Effective Time, IAC shall, and shall cause New IAC to, deposit with the Agent:

              (i)  for the benefit of the holders of shares of IAC Common Stock, for exchange in accordance with this Article III through the Agent, evidence of shares in book-entry form representing the aggregate number of shares of New IAC Common Stock and IAC Class M Common Stock to be issued pursuant to Section 3.01(d)(i) of this Agreement;

             (ii)  for the benefit of the holders of shares of IAC Class B Common Stock, for exchange in accordance with this Article III through the Agent, evidence of shares in book-entry form representing the aggregate number of shares of New IAC Class B Common Stock and IAC Class M Common Stock to be issued pursuant to Section 3.01(d)(ii) of this Agreement; and

            (iii)  for the benefit of the Non-IAC Match Shareholders, for exchange in accordance with this Article III through the Agent, evidence of shares in book-entry form representing the aggregate number of shares of IAC Class M Common Stock to be issued, and cash in an amount equal to the aggregate cash consideration to be paid, pursuant to Section 3.01(d)(iii) of this Agreement, if any;

Following the Closing, to the extent any dividends or other distributions are or become payable pursuant to Section 3.01(h), the Parties in respect of whose capital stock such dividends or other distributions are to be made agree to make available to the Agent cash in U.S. dollars or other consideration, as applicable, sufficient to pay such dividends and other distributions, as needed to make any payments pursuant to Section 3.01(h). Such amounts, if any, payable pursuant to the foregoing sentence, together with all cash and shares deposited with the Agent pursuant to clauses (i)-(iii) of this Section 3.01(b) for purposes of making the payments required pursuant to this Article III, are hereinafter referred to as the "Exchange Fund."

          (c)    Letters of Transmittal.    As promptly as practicable after the Closing, New IAC and New Match shall cause the Agent to mail to:

              (i)  each holder of record of shares of IAC Capital Stock as of immediately prior to the Reclassification Effective Time a form of letter of transmittal with respect to such holder's entitlements pursuant to Sections 3.01(d)(i) and 3.01(d)(ii) (the "IAC Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to any certificate (or shares held in book-entry form) shall pass, only upon delivery of such certificates (or shares held in book-entry form) to the Agent and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an "agent's message" or other required electronic communication with respect to shares held in book-entry form) as New IAC may reasonably specify, together with instructions thereto; and

             (ii)  each holder of record of shares of Match Capital Stock (other than any holders of shares of Match Capital Stock to be cancelled in the Match Merger pursuant to Section 2.03(d)(ii)(A) or any Non-IAC Match Shareholder who properly made and did not revoke an Election pursuant to Section 3.02) as of immediately prior to the Match Merger

    Effective Time a form of letter of transmittal with respect to such holder's entitlements pursuant to Section 3.01(d)(iii) (the "Match Letter of Transmittal" and, together with the IAC Letter of Transmittal, the "Letters of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to any certificate (or shares held in book-entry form) shall pass, only upon delivery of such certificates (or shares held in book-entry form) to the Agent and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an "agent's message" or other required electronic communication with respect to shares held in book-entry form) as New Match may reasonably specify, together with instructions thereto.

          (d)    Amounts Received in Connection with the Transactions.    As promptly as practicable following the Closing, subject to (x) in the case of shares represented by a certificate, the surrender of such certificate for cancellation to the Agent, or (y) in the case of shares held in book-entry form, the receipt of an "agent's message" or other required electronic communication by the Agent, in each case together with the receipt by the Agent of the applicable Letter of Transmittal or Form of Election, duly, completely and validly executed in accordance with the instructions thereto and the requirements set forth in this Agreement, and such other documents as may reasonably be required by the Agent, the former holder of such shares shall be entitled to receive in exchange therefor:

              (i)  in the case of a former holder of shares of IAC Common Stock, subject to Section 3.01(e), such number of shares of New IAC Common Stock and New Match Common Stock which such holder is entitled to receive as a result of the consummation of the Reclassification and the Mandatory Exchange pursuant to Article II;

             (ii)  in the case of a former holder of shares of IAC Class B Common Stock, subject to Section 3.01(e), such number of shares of New IAC Class B Common Stock and New Match Common Stock which such holder is entitled to receive as a result of the consummation of the Reclassification and the Mandatory Exchange pursuant to Article II; and

            (iii)  in the case of a former holder of shares of Match Capital Stock (other than any holders of shares of Match Capital Stock to be cancelled in the Match Merger pursuant to Section 2.03(d)(ii)(A)), subject to Section 3.01(e), such number of shares of New Match Common Stock and such amount of cash, if any, which such holder is entitled to receive in respect of such shares of Match Capital Stock pursuant to Article II.

          (e)    Treatment of Fractional Shares.

              (i)  Holders of IAC Capital Stock.

              (A)  The Agent, New IAC and New Match shall, as soon as practicable after the Closing:

                (1)   (i) determine the number of whole shares of New IAC Common Stock and New IAC Class B Common Stock and the number of fractional shares of New IAC Common Stock that each former holder of IAC Capital Stock is entitled to receive (including pursuant to Section 3.01(e)(i)(C)) in connection with the consummation of the Mandatory Exchange and (ii) (A) aggregate all such fractional shares of all such holders into whole shares and sell the whole shares obtained thereby in open market transactions at then-prevailing trading prices on behalf of such holders to whom fractional share interests otherwise would have been issued and (B) in lieu of delivering such fractional shares to such holders, deliver to each such holder, or for the benefit of each beneficial owner who otherwise would have been entitled to receive fractional shares, such holder's or beneficial owner's ratable share of the net proceeds of such sales, based upon the average gross selling price per share of New

        IAC Common Stock after making appropriate deductions for any amount required to be withheld under applicable Law as contemplated by Section 3.03 and less any brokers' charges, commissions or transfer Taxes.

                (2)   (i) determine the number of whole shares and fractional shares of New Match Common Stock that each former holder of IAC Capital Stock is entitled to receive in connection with the consummation of the Reclassification and (ii) (A) aggregate all such fractional shares of all such holders into whole shares and sell the whole shares obtained thereby in open market transactions at then-prevailing trading prices on behalf of such holders to whom fractional share interests otherwise would have been issued and (B) in lieu of delivering such fractional shares to such holders, deliver to each such holder, or for the benefit of each beneficial owner who otherwise would have been entitled to receive fractional shares, such holder's or beneficial owner's ratable share of the net proceeds of such sales, based upon the average gross selling price per share of New Match Common Stock after making appropriate deductions for any amount required to be withheld under applicable Law as contemplated by Section 3.03 and less any brokers' charges, commissions or transfer Taxes.

              (B)  The Agent, in its sole discretion, will determine the timing and method of selling such shares, the selling price of such shares and the broker-dealer through which such shares will be sold; provided, however, that the designated broker-dealer is not an Affiliate of New IAC or New Match. No interest will accrue on the proceeds from the sale of such shares.

              (C)  For purposes of this Section 3.01(e)(i), to the extent that a former holder of shares of IAC Class B Common Stock would otherwise be entitled to receive a fractional share of New IAC Class B Common Stock in connection with the consummation of the Mandatory Exchange, such number of shares of IAC Class B Common Stock that would result in the holder being entitled to receive such fractional share shall be deemed to have been converted into the applicable number of shares of IAC Common Stock into which such shares of IAC Class B Common Stock are convertible immediately prior to the Reclassification Effective Time, and such holder shall be deemed to only be entitled to receive fractional shares of New IAC Common Stock in respect of its shares of IAC Class B Common Stock as to which it otherwise would be entitled to receive fractional shares of New IAC Class B Common Stock, and shall be treated as set forth in Section 3.01(e)(i)(A).

             (ii)  Holders of Match Capital Stock.    The Agent and New Match shall, as soon as practicable after the Closing, (i) determine the number of shares and fractional shares of New Match Common Stock that each former Non-IAC Match Shareholder is entitled to receive in connection with the consummation of the Match Merger and (ii) to the extent that any holder of record (taking into account all shares held by such holder and aggregating all entitlements to fractional shares) would otherwise be entitled to a fraction of a share, such fraction of a share shall be rounded up to one whole share.

          (f)    Treatment of Certificates and Book-Entry Shares Prior to Surrender.

              (i)  Each certificate or book-entry that formerly represented shares of IAC Common Stock immediately prior to the Reclassification Effective Time shall be deemed:

              (A)  from and after the Reclassification Effective Time until immediately prior to the Mandatory Exchange Effective Time, to represent, subject to Section 3.01(e), the applicable number of shares of IAC Class M Common Stock and the applicable number of shares of IAC Series 1 Mandatorily Exchangeable Preferred Stock into which such shares of IAC Common Stock are reclassified in accordance with Section 2.02 of this Agreement and the Reclassification Charter Amendments; and

              (B)  thereafter until surrendered as contemplated by Section 3.01(d) of this Agreement (or, with respect to any shares held in uncertificated book-entry form, receipt of an appropriate agent's message or other required electronic confirmation), to represent (x) the applicable number of shares of IAC Class M Common Stock (or, after it is renamed pursuant to the Post-Merger Amendments to the New Match Charter, New Match Common Stock) deemed to be represented by such certificate or book-entry pursuant to the foregoing clause (A), (y) subject to Section 3.01(e), the applicable number of shares of New IAC Common Stock into which the shares of IAC Series 1 Mandatorily Exchangeable Preferred Stock deemed to be represented by such certificate or book-entry pursuant to the foregoing clause (A) are mandatorily exchanged in accordance with Section 2.02 of this Agreement and the Reclassification Charter Amendments, and (z) an entitlement to cash in lieu of fractional shares, if any, pursuant to Section 3.01(e)(i) and in respect of any dividends or other distributions pursuant to Section 3.01(h).

             (ii)  Each certificate or book-entry that formerly represented shares of IAC Class B Common Stock immediately prior to the Reclassification Effective Time shall be deemed:

              (A)  from and after the Reclassification Effective Time until immediately prior to the Mandatory Exchange Effective Time, to represent, subject to Section 3.01(e), the applicable number of shares of IAC Class M Common Stock and the applicable number of shares of IAC Series 2 Mandatorily Exchangeable Preferred Stock into which such shares of IAC Class B Common Stock are reclassified in accordance with Section 2.02 of this Agreement and the Reclassification Charter Amendments; and

              (B)  thereafter until surrendered as contemplated by Section 3.01(d) of this Agreement (or, with respect to any shares held in uncertificated book-entry form, receipt of an appropriate agent's message or other required electronic confirmation), to represent (x) the applicable number of shares of IAC Class M Common Stock (or, after it is renamed pursuant to the Post-Merger Amendments to the New Match Charter, New Match Common Stock) deemed to be represented by such certificate or book-entry pursuant to the foregoing clause (A), (y) subject to Section 3.01(e), the applicable number of shares of New IAC Class B Common Stock into which the shares of IAC Series 2 Mandatorily Exchangeable Preferred Stock deemed to be represented by such certificate or book-entry pursuant to the foregoing clause (A) are mandatorily exchanged in accordance with Section 2.02 of this Agreement and the Reclassification Charter Amendments, and (z) an entitlement to cash in lieu of fractional shares, if any, pursuant to Section 3.01(e)(i) and in respect of any dividends or other distributions pursuant to Section 3.01(h).

            (iii)  Until surrendered as contemplated by Section 3.01(d) of this Agreement, each certificate or book-entry that formerly represented shares of Match Capital Stock immediately prior to the Match Merger Effective Time (other than any shares to be cancelled pursuant to Section 2.03(d)(ii)) shall be deemed, from and after the Match Merger Effective Time, to represent the right to receive upon such surrender the applicable number of shares of New Match Common Stock and the applicable amount of cash, if any, which the holder of such shares was entitled to receive, in respect of such shares under Section 2.03(d) of this Agreement and cash in respect of any dividends or other distributions pursuant to Section 3.01(h).

          (g)    Transfers of Ownership.    In the event that any book-entry in respect of any shares is to be made in a name other than that in which the certificates surrendered are registered (or, with respect to any shares held in uncertificated book-entry form, a name other than that appearing in such book-entry), it shall be a condition of the creation of such book-entry that the person making such request shall pay to the Agent any transfer or other taxes required by reason of the registration of such shares in a name other than that of the registered holder, or shall establish to the satisfaction of the Agent that such tax has been paid or is not applicable.

          (h)    Treatment of Unexchanged Shares.    No dividends or other distributions declared or made with respect to a class or series of capital stock issuable in connection with the Transactions with a record date after the Closing Date shall be paid to the holder of any unsurrendered certificate (or shares held in book-entry form) with respect to the shares of such class or series of capital stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.01(e)(i), until the surrender of such certificate (or shares held in book-entry form) in accordance with this Article III. Subject to escheat, Tax or other applicable Law, following surrender of any such certificate (or shares held in book-entry form), there shall be paid to the holder of the certificate representing whole shares of the applicable class of capital stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of such class of capital stock to which such holder is entitled pursuant to Section 3.01(e)(i) and the amount of dividends or other distributions with a record date after the Closing Date theretofore paid with respect to such whole shares of such class of capital stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Closing Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of such class of capital stock.

          (i)    No Further Ownership Rights.    The shares of capital stock issued and cash paid in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.01(e)(i)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of IAC Capital Stock or Match Capital Stock in respect of which such issuances and payments were made. From and after the Reclassification Effective Time, there shall be no further registration of transfers on the stock transfer books of IAC of shares of IAC Common Stock, IAC Class B Common Stock, or any shares of preferred stock that were outstanding immediately prior to the Reclassification Effective Time. From and after the Mandatory Exchange Effective Time, there shall be no further registration of transfers on the stock transfer books of IAC of shares of IAC Series 1 Mandatorily Exchangeable Preferred Stock or IAC Series 2 Mandatorily Exchangeable Preferred Stock. From and after the Match Merger Effective Time, there shall be no further registration of transfers on the stock transfer books of Match of shares of any Match Common Stock, Match Class B Common Stock, or any other shares of Match Capital Stock that were outstanding immediately prior to the Match Merger Effective Time. If, after the Closing Date, any certificates formerly representing shares of the capital stock of IAC or Match (or shares of the capital stock of IAC or Match held in book-entry form) are presented to New IAC, New Match or the Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

          (j)    Management of Exchange Fund.

              (i)  New IAC Exchange Fund.    The Agent shall invest any cash held in the Exchange Fund that is payable in respect of New IAC Common Stock or New IAC Class B Common Stock (as cash in lieu of fractional shares pursuant to Section 3.01(e), or as dividends or other distributions payable pursuant to Section 3.01(h)) as directed by New IAC. Any interest and other income resulting from such investments shall be paid to New IAC. Any portion of the Exchange Fund that consists of New IAC Common Stock or New IAC Class B Common Stock

    (and any cash in lieu of fractional shares of New IAC Common Stock or New IAC Class B Common Stock or any dividends or other distributions payable with respect to shares of New IAC Common Stock or New IAC Class B Common Stock, together with any interest received with respect thereto) (collectively, the "New IAC Exchange Fund") that remains undistributed for 180 days after the Closing Date shall be delivered to New IAC, upon demand, and any former holder of IAC Capital Stock who has not theretofore complied with this Article III shall thereafter look only to New IAC for payment of its claims for such shares of New IAC Common Stock or New IAC Class B Common Stock, any cash in lieu of fractional shares of New IAC Common Stock or New IAC Class B Common Stock and any dividends and distributions with respect to shares of New IAC Common Stock or New IAC Class B Common Stock to which such holder is entitled pursuant to this Article III, in each case without any interest thereon. Any portion of the New IAC Exchange Fund which remains undistributed to the holders of certificates (or shares held in book-entry form) for one year after the Closing Date (or immediately prior to such earlier date on which the New IAC Exchange Fund would otherwise escheat to, or become the property of, any Governmental Authority), shall, to the extent permitted by applicable Law, become the property of New IAC, free and clear of all claims or interest of any Person previously entitled thereto.

             (ii)  New Match Exchange Fund.    The Agent shall invest any cash in the Exchange Fund that is payable as the cash portion of the Cash/Stock Merger Consideration Amount or that is payable in respect of New Match Common Stock (or, before it is renamed pursuant to the Post-Merger Amendments to the New Match Charter, IAC Class M Common Stock) as dividends or other distributions payable pursuant to Section 3.01(h) as directed by New Match. Any interest and other income resulting from such investments shall be paid to New Match. Any portion of the Exchange Fund that consists of any Cash/Stock Election Merger Consideration Amount or New Match Common Stock (or any dividends or other distributions payable with respect to shares of New Match Common Stock, together with any interest received with respect thereto) (collectively, the "New Match Exchange Fund") that remains undistributed for 180 days after the Closing Date shall be delivered to New Match, upon demand, and any former holder of IAC Capital Stock or Match Capital Stock who has not theretofore complied with this Article III shall thereafter look only to New Match for payment of its claims for such Cash/Stock Election Merger Consideration Amount and such shares of New Match Common Stock, any dividends and distributions with respect to shares of New Match Common Stock to which such holder is entitled pursuant to this Article III, in each case without any interest thereon. Any portion of the New Match Exchange Fund which remains undistributed to the holders of certificates (or shares held in book-entry form) for one year after the Closing Date (or immediately prior to such earlier date on which the New Match Exchange Fund would otherwise escheat to, or become the property of, any Governmental Authority), shall, to the extent permitted by applicable Law, become the property of New Match, free and clear of all claims or interest of any Person previously entitled thereto. The Agent Agreement shall provide for the Agent to hold the New Match Exchange Fund and the New IAC Exchange Fund separate and apart from each other.

          (k)    No Liability.    None of the members of the New Match Group or the New IAC Group or the Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (l)    Lost Certificates.    If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required, with respect to any certificate representing IAC Capital Stock, by New IAC or, with respect to any certificate representing Match Capital Stock, by New Match, as applicable, the posting by such Person of a bond, in such reasonable and customary amount as

  New IAC or New Match, as applicable, may direct, as indemnity against any claim that may be made against it with respect to the applicable shares represented by such certificate, the Agent shall issue, in exchange for such lost, stolen or destroyed certificate, the applicable shares, any cash constituting the applicable Cash/Stock Merger Consideration Amount, any cash in lieu of fractional shares and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

        SECTION 3.02    Election Procedures.     Each Non-IAC Match Shareholder who is a holder of record of shares of Match Capital Stock shall have the right, subject to the limitations set forth in this Section 3.02, on or prior to the Election Deadline, to submit an election in accordance with the following procedures:

          (a)   Each Non-IAC Match Shareholder may specify in a request made in accordance with the provisions of this Section 3.02 (herein called an "Election") (i) the number of shares of Match Capital Stock owned by such holder with respect to which such holder desires to make a Cash/Stock Election and (ii) the number of shares of Match Capital Stock owned by such holder with respect to which such holder desires to make an All-Stock Election.

          (b)   IAC and Match shall prepare a form, including appropriate and customary transmittal materials (the "Form of Election"), so as to permit Non-IAC Match Shareholders to exercise their right to make an Election.

          (c)   IAC and Match (i) shall initially make available and mail the Form of Election not less than 20 Business Days prior to the anticipated date of the Election Deadline to Non-IAC Match Shareholders who are holders of record of shares of Match Capital Stock as of the Business Day prior to such mailing date (such record date, the "Election Record Date"), and (ii) following such mailing date, shall use commercially reasonable efforts to make the Form of Election available to all persons who become holders of record of shares of Match Capital Stock during the period between the Election Record Date and the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the "Election Period."

          (d)   Any Election shall have been made properly only if the Agent shall have received, during the Election Period, (i) in the case of shares represented by a certificate, the surrender of such certificate for cancellation to the Agent, or (ii) in the case of shares held in book-entry form, the receipt of an "agent's message" or other required electronic communication by the Agent, in each case together with the Form of Election, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Agent. As used herein, unless otherwise agreed in advance by the Parties, "Election Deadline" means 5:00 p.m. (New York City time) on the date that is the fifth Business Day preceding the date for which the Match Stockholder Meeting is scheduled. IAC and Match shall cooperate to issue a press release reasonably satisfactory to each of them announcing the Election Deadline not more than fifteen (15) Business Days before, and at least five (5) Business Days prior to, the date on which the Election Deadline occurs. If the Match Stockholder Meeting is delayed to a subsequent date, the Election Deadline shall be delayed by the same period such that the Election Deadline is still 5:00 p.m. (New York City time) on the date that is the fifth Business Day preceding the date for which the Match Stockholder Meeting is scheduled, and IAC and Match shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.

          (e)   After an Election is properly made with respect to any shares of Match Capital Stock, no further registration of transfers of such shares shall be made on the stock transfer books of Match, unless and until such Election is properly changed or revoked in accordance with this Section 3.02. Any Election may be changed or revoked with respect to all or a portion of the shares of Match Capital Stock subject thereto by the applicable Non-IAC Match Shareholder who submitted the applicable Form of Election by written notice received by the Agent prior to the Election

  Deadline. In addition, all Elections shall automatically be revoked if this Agreement is terminated in accordance with Article IX. If any Election is revoked or not properly made with respect to any shares of Match Capital Stock (none of the Parties nor the Agent being under any duty to notify any holder of Match Capital Stock of any such defect), such Election shall be deemed to be not in effect, and the shares of Match Capital Stock covered by such Election shall, for purposes hereof, be deemed to be Match Non-Electing Shares, unless a proper Election is thereafter timely made.

          (f)    The determination of the Agent (or the joint determination of IAC and Match, in the event that the Agent declines to make any such determination) shall be conclusive and binding as to whether or not an Election has been properly made or revoked pursuant to this Section 3.02 and as to when Elections and revocations were received by the Agent.

        SECTION 3.03    Withholding Rights.     Each of IAC, New IAC, Match, New Match Merger Sub and the Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE IV
Representations and Warranties of Match

        Match represents and warrants to IAC that, except as disclosed (i) in the manner contemplated in the disclosure letter delivered by Match to IAC concurrently with the execution of this Agreement (the "Match Disclosure Letter") or (ii) in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by Match from and after January 1, 2017, and publicly available prior to the date of this Agreement, other than disclosures in the "Risk Factors" sections thereof or other disclosure statements included therein that are cautionary, predictive or forward-looking in nature and not statements of historical fact:

        SECTION 4.01    Organization, Standing and Power.

          (a)   Match is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Match has all requisite corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted in all material respects. Match has made available to IAC true and complete copies of its certificate of incorporation and bylaws, in each case as amended through, and in full force and effect as of, the date of this Agreement.

          (b)   Each Subsidiary of Match is duly organized, validly existing and in good standing (or its equivalent status) under the Laws of the jurisdiction in which it is organized, except for any failure to be duly organized, validly existing and in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have a Match Material Adverse Effect. Each Subsidiary of Match has all requisite power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted, except for any failure to have such power and authority that, individually or in the aggregate, has not had and would not reasonably be expected to have a Match Material Adverse Effect.

          (c)   Each of Match and each of its Subsidiaries is duly qualified to do business and is in good standing (or its equivalent status) in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have a Match Material Adverse Effect.

        SECTION 4.02    Capital Structure of Match.

          (a)   As of the date of this Agreement, the authorized capital stock of Match consists of 1,500,000,000 shares of Match Common Stock, 1,500,000,000 shares of Match Class B Common Stock, 1,500,000,000 shares of Match Class C Common Stock and 500,000,000 shares of preferred stock, par value $0.001 per share ("Match Preferred Stock"). As of the close of business on December 16, 2019 (the "Match Capitalization Date"), (i) 70,447,419 shares of Match Common Stock were issued and outstanding, (ii) 209,919,402 shares of Match Class B Common Stock were issued and outstanding, (iii) no shares of Match Class C Common Stock were issued and outstanding, (iv) no shares of Match Preferred Stock were issued and outstanding, (v) 17,706,316 shares of Match Common Stock were reserved for issuance under Match equity plans (including the Match Subsidiary Equity Plans), of which amount, (A) Match Stock Options to purchase 12,258,530 shares of Match Common Stock were issued and outstanding, (B) Match RSU Awards covering 3,082,984 shares of Match Common Stock were issued and outstanding, and (C) Match PSU Awards covering 2,275,546 shares of Match Common Stock were issued and outstanding, assuming maximum performance.

          (b)   All outstanding shares of Match Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the certificate of incorporation or bylaws of Match. There are no bonds, debentures, notes or other indebtedness of Match having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Match Capital Stock may vote ("Voting Match Debt"). No Subsidiary of Match owns any shares of capital stock of Match.

          (c)   Section 4.02(c) of the Match Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of the equity plans of the Subsidiaries of Match under which shares of Match Common Stock may be granted (the "Match Subsidiary Equity Plans").

          (d)   Except as set forth in Section 4.02(a) or Section 4.02(c) and Section 4.02(d) of the Match Disclosure Letter, as of the Match Capitalization Date, (i) there were no shares of capital stock of, or other equity or voting interests in, Match issued, reserved for issuance or outstanding and (ii) there were no options, rights, warrants, convertible or exchangeable securities, "phantom" stock or other equity rights, stock-based performance units, commitments, Contracts or undertakings of any kind to which Match or any of its Subsidiaries was a party or by which any of their respective properties or assets was bound (A) obligating Match or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity or voting interests in, Match or any of its Subsidiaries or any Voting Match Debt, (B) obligating Match or any of its Subsidiaries to issue, grant, extend or enter into any such option, right, warrant, security, commitment, Contract, arrangement or undertaking or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Match Capital Stock or the holders of the capital stock of any Subsidiary of Match (the items in clauses (i) and (ii), collectively, "Match Securities"). From the Match Capitalization Date through the date of this Agreement, neither Match nor any of its Subsidiaries has issued any Match Securities, other than pursuant to Match Stock Options, Match RSU Awards or Match PSU Awards, in each case, that were outstanding as of the Match Capitalization Date. Other than this Agreement and the Real Estate Contribution Agreement, there are not any outstanding Contracts of any kind that obligate Match or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Match Securities.

        SECTION 4.03    Authority; Execution and Delivery; Enforceability.

          (a)   Match has all requisite power and authority to execute and deliver each Transaction Document to which it is or is contemplated to be a party, to perform its obligations thereunder and, subject to receipt of the Match Stockholder Approval, to consummate the Transactions. The execution and delivery by Match of each Transaction Document to which it is or is contemplated to be a party and the consummation by Match of the Transactions have been duly authorized by the Match Board of Directors and the Match Separation Committee, and except for the Match Stockholder Approval, no other corporate proceedings on the part of Match are necessary to authorize the Transaction Documents to which it is or is contemplated to be a party or the consummation of the Transactions. Match has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against Match in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by principles governing the availability of equitable remedies). Upon the execution and delivery by Match of each other Transaction Document to which it is or is contemplated to be a party, and, assuming due authorization, execution and delivery by the other parties thereto, each other Transaction Document to which it is or is contemplated to be a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          (b)   The Match Separation Committee has been duly authorized and constituted and at a meeting duly called and held has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Transactions, are fair to and in the best interests of Match and its stockholders, other than IAC and the IAC Affiliates, and (ii) recommended that the Match Board of Directors adopt resolutions approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Transactions, approving and declaring advisable that Match enter into this Agreement and the transactions contemplated hereby and recommending the adoption of this Agreement and the approval of the Specified Charter Amendment Provisions to the holders of Match Capital Stock (the "Match Separation Committee Recommendation"). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

          (c)   At a meeting duly called and held, the Match Board of Directors, based on the Match Separation Committee Recommendation, has by unanimous vote of directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Transactions, are fair to and in the best interests of Match and its stockholders, other than IAC and the IAC Affiliates, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Transactions, (iii) resolved to recommend the adoption of this Agreement and the approval of the Specified Charter Amendment Provisions to the holders of Match Capital Stock and (iv) directed that this Agreement and the Specified Charter Amendment Provisions be submitted to the holders of Match Capital Stock for their adoption and approval (such recommendation, the "Match Board Recommendation"). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

          (d)   The only votes or consents of holders of any class or series of capital stock of Match necessary to approve this Agreement and the Transactions are (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Match Capital Stock entitled to vote on such matter, voting together as a single class, to adopt this

  Agreement (the "Match Stockholder Approval") and (ii) the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match Capital Stock entitled to vote on such matter (other than any shares of Match Capital Stock owned, directly or indirectly, by (A) IAC and its Subsidiaries, (B) the members of the IAC Board of Directors and the IAC Section 16 Officers, (C) the members of the Match Board of Directors and the Match Section 16 Officers or (D) the immediate family members of any of the foregoing), voting together as a single class, to adopt this Agreement (the "Match Disinterested Stockholder Approval").

        SECTION 4.04    Non-Contravention.     The execution and delivery by Match of this Agreement and the Ancillary Agreements to which Match is a party or is contemplated to be a party, the performance of its obligations hereunder and thereunder and the consummation by Match of the Transactions do not, assuming compliance with the matters referenced in Section 4.03 and the receipt of the Match Requisite Approvals, (a) conflict with or breach any provision of the certificate of incorporation or bylaws of Match, (b) conflict with or breach any provision of any Law, (c) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any material contract binding upon any member of the Match Group or any license, franchise, permit, certificate, approval or other similar authorization affecting any member of the Match Group or (d) result in the creation or imposition of any Lien on any asset of any member of the Match Group, except, in the case of clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or have a Match Material Adverse Effect.

        SECTION 4.05    Undisclosed Liabilities.     Except as reflected or reserved against on the most recent consolidated balance sheet of Match included in the Match Financial Statements filed with the SEC prior to the date of this Agreement (together with the notes thereto, the "Match Balance Sheet"), Match and its Subsidiaries do not have any Liabilities of any nature other than Liabilities that (a) were incurred after the date of the Match Balance Sheet in the ordinary course of business, (b) are contemplated by or were incurred in connection with this Agreement, the other Transaction Documents or the Transactions or (c) individually or in the aggregate, have not had and would not reasonably be expected to have a Match Material Adverse Effect.

        SECTION 4.06    Litigation.     Except as set forth on Section 4.06 of the Match Disclosure Letter, as of the date hereof, there is no action, lawsuit, proceeding, or formal investigation pending, or to the Knowledge of Match, threatened, against any member of the Match Group or the properties or assets of any member of the Match Group, which if determined adversely would reasonably be expected to be materially adverse to the Match Group, taken as a whole.

        SECTION 4.07    Information Supplied.     None of the information supplied or to be supplied by Match for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (b) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to the holders of Match Capital Stock or at the time of the Match Stockholder Meeting, or at the date it is first mailed to the holders of IAC Capital Stock or at the time of the IAC Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Match with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of IAC or New IAC for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

        SECTION 4.08    Opinion of Financial Advisor.     The Match Separation Committee has received a written opinion (or an oral opinion to be subsequently confirmed in writing) of Goldman Sachs & Co. LLC ("Goldman Sachs"), as financial advisor to the Match Separation Committee, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Match Merger Consideration to be paid to the holders (other than IAC and its Affiliates) of Match Capital Stock, taken in the aggregate, pursuant to this Agreement is fair from a financial point of view to such stockholders. Match will make available a true and complete copy of such opinion to IAC, for informational purposes only, after receipt of such opinion by the Match Separation Committee.

        SECTION 4.09    Brokers.     No broker, investment banker, financial advisor or other Person, other than Goldman Sachs, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Match or any of its Subsidiaries. Match has furnished to IAC a true and complete copy of the engagement letter between Match and Goldman Sachs relating to the Transactions.

        SECTION 4.10    Tax Matters.     As of the date hereof, Match is not aware of the existence of any fact, and has not taken or agreed to take any action, that would reasonably prevent or impede (i) the Intended Tax Treatment or (ii) Match from delivering the Distribution Tax Representation Letter described in Section 7.13(b) or the Merger Tax Representation Letter described in Section 7.13(c).

        SECTION 4.11    No Other Representations or Warranties.     Match acknowledges and agrees, on behalf of itself and all members of the Match Group, that, except for the representations and warranties contained in Article V and any representations and warranties of IAC contained in the Ancillary Agreements, no member of the IAC Group nor any other Person makes, and neither Match nor any member of the Match Group is relying on, any representation or warranty, express or implied, with respect to the members of the IAC Group, their businesses or with respect to any information furnished, disclosed or otherwise made available to Match or any of its Representatives in the course of their due diligence investigation of IAC's businesses and the negotiation of this Agreement or otherwise in connection with the Transactions (including as to the accuracy and completeness thereof). Match acknowledges and agrees that, except pursuant to the terms and conditions of this Agreement and the other Transaction Documents, neither IAC nor any other Person shall be subject to any Liability or responsibility whatsoever to Match or any of the Match Affiliates or any of its stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under securities Laws or otherwise) resulting from or based upon IAC's furnishing, disclosing or otherwise making available in connection with this Agreement and the transactions contemplated hereby any information, documents or material in any form to Match or the Match Affiliates, stockholders, controlling Persons or Representatives, including in any data room or management presentations (formal or informal) and including any financial statements and any projections, forecasts, budgets, estimates or other forward-looking information, or the use of any such information.

ARTICLE V
Representations and Warranties of IAC

        IAC (and, with respect to Section 5.10, New IAC) represents and warrants to Match that, except (a) as disclosed in the manner contemplated in the disclosure letter delivered by IAC to Match concurrently with the execution of this Agreement (the "IAC Disclosure Letter") or (b) as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by IAC from and after January 1, 2017, and publicly available prior to the date of this Agreement, other than disclosures in the "Risk Factors" sections thereof or other disclosure statements included therein that are cautionary, predictive or forward-looking in nature and not statements of historical fact:

        SECTION 5.01    Organization, Standing and Power.

          (a)   Each of IAC, New IAC, and New Match Merger Sub (collectively, the "IAC Parties") and New Match Merger Sub HoldCo is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the IAC Parties and New Match Merger Sub HoldCo has all requisite power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted in all material respects. IAC has made available to Match true and complete copies of the certificate or articles of incorporation and bylaws or comparable organizational documents of each of the IAC Parties and New Match Merger Sub HoldCo, in each case as amended through, and in full force and effect as of, the date of this Agreement.

          (b)   Each Subsidiary of IAC that is a member of the IAC Group (other than the IAC Parties and New Match Merger Sub HoldCo) is duly organized, validly existing and in good standing (or its equivalent status) under the Laws of the jurisdiction in which it is organized, except for any failure to be duly organized, validly existing and in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have an IAC Material Adverse Effect. Each Subsidiary of IAC that is a member of the IAC Group (other than the IAC Parties and New Match Merger Sub HoldCo) has all requisite power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted, except for any failure to have such power and authority that, individually or in the aggregate, has not had and would not reasonably be expected to have an IAC Material Adverse Effect.

          (c)   Each of IAC and the Exchangeable Notes Issuers is duly qualified to do business and is in good standing (or its equivalent status) in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have an IAC Material Adverse Effect.

        SECTION 5.02    Capital Structure of IAC.

          (a)   As of the date of this Agreement, the authorized capital stock of IAC consists of 1,600,000,000 shares of IAC Common Stock, 400,000,000 shares of IAC Class B Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares are designated IAC Series C Cumulative Preferred Stock and 750,000 shares are designated IAC Series D Cumulative Preferred Stock. As of November 30, 2019 (the "IAC Capitalization Date"), (i) 78,824,638 shares of IAC Common Stock were issued and outstanding, (ii) 5,789,499 shares of IAC Class B Common Stock were issued and outstanding, (iii) 67,633 shares of IAC Series C Cumulative Preferred Stock were issued and outstanding, (iv) 557,603 shares of IAC Series D Cumulative Preferred Stock were issued and outstanding, and (v) 19,234,431 shares of IAC Common Stock were reserved for issuance under IAC equity plans of which amount, (A) IAC Options to purchase 4,894,844 shares of IAC Common Stock were issued and outstanding, (B) IAC RSU Awards covering 212,426 shares of IAC Common Stock were issued and outstanding and (C) IAC PSU Awards covering 365,964 shares of IAC Common Stock were issued and outstanding, assuming maximum performance. From the IAC Capitalization Date through the date of this Agreement, no member of the IAC Group has issued any IAC Securities, other than pursuant to IAC Options, IAC PSU Awards or IAC RSU Awards, in each case, that were outstanding as of the IAC Capitalization Date.

          (b)   There are no bonds, debentures, notes or other indebtedness of IAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of IAC Capital Stock may vote ("Voting IAC Debt"), other than the Exchangeable Notes and the IAC Warrants. No Subsidiary of IAC owns any shares of capital stock of IAC.

          (c)   Except as set forth above, as of the IAC Capitalization Date, (i) other than the shares of capital stock issuable in respect of the Exchangeable Notes and the IAC Warrants, there were no shares of capital stock of, or other equity or voting interests in, IAC issued, reserved for issuance or outstanding and (ii) other than the Exchangeable Notes and the IAC Warrants, there were no options, rights, warrants, convertible or exchangeable securities, "phantom" stock or other equity rights, stock-based performance units, commitments, Contracts or undertakings of any kind to which any member of the IAC Group was a party or by which any of their respective properties or assets was bound (A) obligating any member of the IAC Group to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity or voting interests in, any member of the IAC Group or any Voting IAC Debt, (B) obligating any member of the IAC Group to issue, grant, extend or enter into any such option, right, warrant, security, commitment, Contract, arrangement or undertaking or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the capital stock of any member of the IAC Group (the items in clauses (i) and (ii), collectively, "IAC Securities"). There are not any outstanding Contracts of any kind that obligate any member of the IAC Group to repurchase, redeem or otherwise acquire any IAC Securities.

        SECTION 5.03    Ownership and Operations of Other IAC Parties and Exchangeable Notes Issuers.

          (a)   As of the date of this Agreement, (i) the authorized capital stock of New IAC consists of 1,000 common shares, par value $0.01 per share, of which 1,000 shares are issued and outstanding, all of which are owned beneficially and of record by IAC, (ii) the limited liability company interests of New Match Merger Sub consist of a single class of limited liability company interests, all of which are owned beneficially and of record by New Match Merger Sub HoldCo and (iii) the limited liability company interests of New Match Merger Sub HoldCo consist of a single class of limited liability company interests, all of which are owned beneficially and of record by IAC. Each of New Match Merger Sub and New Match Merger Sub HoldCo (A) was formed solely for purposes of engaging in the transactions contemplated by this Agreement and has engaged in no business or incurred any Liabilities other than in connection with this Agreement and the transactions contemplated hereby and (B) as of the date of this Agreement, is treated as disregarded as an entity separate from its owner for US federal income tax purposes.

          (b)   As of the date of this Agreement, the authorized capital stock and issued and outstanding shares of each Exchangeable Notes Issuer is set forth on Section 5.03 of the IAC Disclosure Letter. Each Exchangeable Notes Issuer was formed solely for the purposes of engaging in transactions related to the Exchangeable Notes, the IAC Call Options and the IAC Warrants, and has engaged in no other business or incurred any Liabilities other than in connection with or ancillary to the Exchangeable Notes, the IAC Call Options or the IAC Warrants.

        SECTION 5.04    Authority; Execution and Delivery; Enforceability.

          (a)   Each of the IAC Parties has all requisite power and authority to execute and deliver each Transaction Document to which it is or is contemplated to be a party, to perform its obligations thereunder and, subject to the receipt of the IAC Required Stockholder Approval, to consummate the Transactions to which it is a party. The execution and delivery by each of the IAC Parties of each Transaction Document to which it is or is contemplated to be a party and the consummation by each of the IAC Parties of the Transactions to which it is a party have been duly authorized by the respective Boards of Directors of IAC and New IAC and the sole member of New Match Merger Sub, and except for the IAC Stockholder Approval and the New IAC Stockholder Approval, no other corporate proceedings on the part of any IAC Party are necessary to authorize the Transaction Documents to which it is or is contemplated to be a party or the consummation of the Transactions to which it is a party. Each of the IAC Parties has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of the IAC Parties in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Upon the execution and delivery by each of the IAC Parties of each other Transaction Document to which it is or is contemplated to be a party, and, assuming due authorization, execution and delivery by the other parties thereto, each other Transaction Document to which it is or is contemplated to be a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). IAC has delivered to Match a copy of the written consent of the sole member of New Match Merger Sub approving this Agreement.

          (b)   The IAC Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Transactions, are in the best interests of IAC and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Transactions, (iii) declared advisable each of the Reclassification Charter Amendments and the Post-Merger Amendments to the New Match Charter and resolved to recommend the approval of the Reclassification Charter Amendments, the Post-Merger Amendments to the New Match Charter, the New Match Common Stock Issuance and the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan to the holders of IAC Capital Stock (such recommendation, the "IAC Board Recommendation") and (iv) directed that the Reclassification Charter Amendments, the Post-Merger Amendments to the New Match Charter, the New Match Common Stock Issuance and the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan be submitted to the holders of IAC Capital Stock for their approval. As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

          (c)   The only votes or consents of holders of any class or series of capital stock of IAC necessary to approve this Agreement and the Transactions are (i) the approval, in one or more proposals, of the Transaction-Related Reclassification Charter Amendments by (1) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Common Stock entitled to vote on such matter, voting as a separate class, (2) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B Common Stock entitled to vote on such matter, voting as a separate class and (3) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Capital Stock entitled to vote on such matter, voting together as a single class, (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Capital Stock entitled to vote on such matter, voting together as a single class, to approve, in one or more proposals, the amendments to the certificate of incorporation of IAC in the form set forth on Exhibit 2.02(b) to this Agreement, (iii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Capital Stock entitled to vote on such matter, voting together as a single class, to approve, in one or more proposals, the Post-Merger Amendments to the New Match Charter, (iv) assuming a quorum is present, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter to approve the issuance of IAC Class M Common Stock in connection with the Transactions and in the IAC Class M Equity Offering (the "New Match Common Stock Issuance") and (v) assuming a quorum is present, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter to approve the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan ((i), (ii), (iii), (iv) and (v), the "IAC Stockholder Approval," and (i), (iv) and (v) the "IAC Required Stockholder Approval").

        SECTION 5.05    Non-Contravention.     The execution and delivery by each of the IAC Parties of this Agreement and the Ancillary Agreements to which it is a party or is contemplated to be a party, the performance of its obligations hereunder and thereunder and the consummation by it of the Transactions do not, assuming compliance with the matters referenced in Section 5.04 and the receipt of that the IAC Stockholder Approval and the New IAC Stockholder Approval, (a) conflict with or breach any provision of the certificate of incorporation or bylaws of any IAC Party, (b) conflict with or breach any provision of any Law, (c) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any material contract binding upon any member of the IAC Group (including the Exchangeable Notes Issuers) or any license, franchise, permit, certificate, approval or other similar authorization affecting any member of the IAC Group or (d) result in the creation or imposition of any Lien on any asset of any member of the IAC Group, except, in the case of clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or have a IAC Material Adverse Effect.

        SECTION 5.06    Undisclosed Liabilities.     Except as reflected or reserved against on the most recent consolidated balance sheet of IAC included in the IAC Financial Statements filed with the SEC prior to the date of this Agreement (together with the notes thereto, the "IAC Balance Sheet"), the members of the IAC Group do not have any Liabilities of any nature other than Liabilities that (a) were incurred after the date of the IAC Balance Sheet in the ordinary course of business, (b) are contemplated by or were incurred in connection with this Agreement, the other Transaction Documents or the Transactions, (c) arise or have arisen from the conduct of the business of the members of the Match Group, or (d) individually or in the aggregate, have not had and would not reasonably be expected to have an IAC Material Adverse Effect.

        SECTION 5.07    Litigation.     Except as set forth in Section 5.07 of the IAC Disclosure Letter, as of the date hereof, there is no action, lawsuit, proceeding, or formal investigation pending, or to the Knowledge of IAC, threatened, against any member of the IAC Group or the properties or assets of any member of the IAC Group, which if determined adversely would reasonably be expected to be materially adverse to the IAC Group, taken as a whole.

        SECTION 5.08    Information Supplied.     None of the information supplied or to be supplied by the IAC Parties for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (b) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to the holders of IAC Capital Stock or at the time of the IAC Stockholder Meeting, or at the date it is first mailed to the holders of Match Capital Stock or at the time of the Match Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the IAC Parties with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Match for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

        SECTION 5.09    Brokers.     No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC ("J.P. Morgan"), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any member of the IAC Group. IAC has furnished to Match a true and complete copy of the financial terms of the engagement letter between IAC and J.P. Morgan relating to the Transactions.

        SECTION 5.10    Tax Matters.     As of the date hereof, IAC is not aware of the existence of any fact, and has not taken or agreed to take any action, that would reasonably prevent or impede (a) the Intended Tax Treatment, (b) IAC and New IAC from delivering the Distribution Tax Representation Letters described in Section 7.13(b), or (c) IAC from delivering the Merger Tax Representation Letter described in Section 7.13(c). Except as would not reasonably be expected to, individually or in the aggregate, have an IAC Material Adverse Effect: (i) all Tax returns required to be filed by any member of the IAC Group have been timely filed (taking into account extensions) and are complete and correct, (ii) all Taxes required to be paid (including Taxes required to be withheld from payments to stockholders, creditors or other third parties) by any member of the IAC Group have been paid to the proper Governmental Authority, in each case of clause (i) and (ii), except to the extent adequate reserves are reflected in the IAC Balance Sheet, and (iii) there are no pending audits or other proceedings with respect to Taxes.

        SECTION 5.11    No Other Representations and Warranties.     IAC acknowledges and agrees, on behalf of itself and all members of the IAC Group that, except for the representations and warranties contained in Article IV and any representations and warranties of Match contained in the Ancillary Agreements, neither Match nor any of its Subsidiaries nor any other Person makes, and neither IAC nor any other member of the IAC Group is relying on, any representation or warranty, express or implied, with respect to Match, its Subsidiaries, their businesses or with respect to any information furnished, disclosed or otherwise made available to IAC or any of its Representatives in the course of their due diligence investigation of Match's businesses and the negotiation of this Agreement or otherwise in connection with the Transactions (including as to the accuracy and completeness thereof). IAC acknowledges and agrees that, except pursuant to the terms and conditions of this Agreement and the other Transaction Documents, neither Match nor any other Person shall be subject to any Liability or responsibility whatsoever to IAC or any of the IAC Affiliates or any of its stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under securities Laws or otherwise) resulting from or based upon Match's furnishing, disclosing or otherwise making available in connection with this Agreement and the transactions contemplated hereby any information, documents or material in any form to IAC or the IAC Affiliates, stockholders, controlling Persons or Representatives, including in any data room or management presentations (formal or informal) and including any financial statements and any projections, forecasts, budgets, estimates or other forward-looking information, or the use of any such information.

ARTICLE VI
Covenants Relating to Conduct of Business

        SECTION 6.01    Conduct of Business by Match.     Except for matters set forth in Section 6.01 of the Match Disclosure Letter, as otherwise expressly permitted or contemplated by this Agreement or any other Transaction Document (including the Restructuring Transactions), as required by applicable Law or as consented to in writing by IAC in advance (such consent not to be unreasonably withheld, delayed or conditioned), from the date hereof to the Match Merger Effective Time, Match shall, and shall cause each of the members of the Match Group to, conduct its business in the ordinary course of business consistent with past practice and use its reasonable best efforts to preserve intact its business organization and business relationships. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 6.01 of the Match Disclosure Letter, as otherwise expressly permitted or contemplated by this Agreement or any other Transaction Document or as required by applicable Law, from the date hereof to the Match Merger Effective Time, Match shall not, and shall not permit any member of the Match Group to, do any of the following without the prior written consent of IAC (such consent not to be unreasonably withheld, delayed or conditioned):

          (a)   (i) declare, set aside or pay any non-cash dividends or other non-cash distributions in respect of its shares of capital stock or other equity interests, other than dividends and distributions by any wholly owned Subsidiary of Match to its parent, (ii) split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, other than any such transaction by a wholly owned Subsidiary of Match which remains a wholly owned Subsidiary of Match after consummation of such transaction, or (iii) other than as required by Section 7.22, purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire, directly or indirectly, any such shares of capital stock or other equity interests, in each case, except as otherwise permitted by Section 6.01(b) ;

          (b)   issue, deliver, sell or grant (i) any of its shares of capital stock or other equity interests or (ii) any Voting Match Debt or Match Securities, in each case other than (A) the issuance of Match Common Stock upon the exercise of Match Stock Options or in connection with the vesting of other Match equity-based awards, in each case, outstanding on the date hereof or otherwise granted following the date hereof as permitted by Section 6.01(b)(i)(B), (B) the grant of Match Stock Options or other Match equity-based awards in the ordinary course of business consistent with past practice, (C) any such transaction by a wholly owned Subsidiary of Match which remains a wholly owned Subsidiary of Match after consummation of such transaction or (D) pursuant to the Real Estate Contribution Agreement;

          (c)   in the case of Match, amend its certificate or articles of incorporation or bylaws;

          (d)   acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any partnership, corporation, joint venture, limited liability entity or other business organization or division thereof or any other Person, with a value or purchase price that, individually or in the aggregate, exceeds $5 million;

          (e)   make any capital expenditures other than as set forth on Section 6.01(e) of the Match Disclosure Letter;

          (f)    incur any Indebtedness, except for (i) Indebtedness solely between or among Match and its Subsidiaries that is incurred in the ordinary course of business, (ii) Indebtedness incurred under the Existing Match Facility including the Credit Facility Upsize, (iii) foreign currency hedging arrangements on customary commercial terms entered into in the ordinary course of business and not for speculative purposes and (iv) Indebtedness incurred to replace, renew, extend, refinance or refund any existing Indebtedness of Match or any of its Subsidiaries; provided that any Indebtedness incurred in reliance on clauses (i) through (iv) above shall not limit the ability of Match or any of its Subsidiaries to obtain any Debt Financing;

          (g)   in the case of Match, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (h)   adopt or implement any stockholder rights plan, "poison pill" or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Transactions; or

          (i)    authorize any of, or commit or agree to take any of, the foregoing actions.

        SECTION 6.02    Conduct of Business by IAC.     Except for matters set forth in Section 6.02 of the IAC Disclosure Letter, as otherwise expressly permitted or contemplated by this Agreement or any other Transaction Document (including the Restructuring Transactions), as required by applicable Law or as consented to in writing by Match (such consent not to be unreasonably withheld, delayed or conditioned), from the date hereof to the Match Merger Effective Time, IAC shall, and shall cause each of the members of the IAC Group to, conduct its business in the ordinary course of business consistent with past practice and use its reasonable best efforts to preserve intact its business organization and business relationships, and conduct the Tax affairs of the IAC Group and, to the extent it has the ability to do so, the Match Group, in the ordinary course of business consistent with past practice. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 6.02 of the IAC Disclosure Letter, as otherwise expressly permitted or contemplated by this Agreement or any other Transaction Document or as required by applicable Law, from the date hereof to the Match Merger Effective Time, IAC shall not, and shall not permit any of the members of the IAC Group to, do any of the following without the prior written consent of Match (such consent not to be unreasonably withheld, delayed or conditioned):

          (a)   in the case of any IAC Party or any of the Exchangeable Notes Issuers, amend its certificate or articles of incorporation or bylaws or comparable organizational documents;

          (b)   in the case of IAC, declare or set aside any dividends or other distributions in respect of its shares of capital stock with a payment time after the Match Merger Effective Time;

          (c)   sell, transfer or otherwise dispose of any Match Capital Stock;

          (d)   issue or agree to issue any capital stock of IAC which would not be outstanding at the Reclassification Effective Time but would be capital stock of New Match following the Mandatory Exchange Effective Time;

          (e)   incur or amend the terms of any Indebtedness for borrowed money that will be Indebtedness for borrowed money of a member of the New Match Group following the Closing;

          (f)    amend the terms of the Exchangeable Notes or amend or terminate the IAC Call Options or the IAC Warrants, other than entering into the Volatility Agreements;

          (g)   enter into any Contract that would be a New Match Asset or a New Match Liability;

          (h)   settle any Action that would (i) impose a consent order, injunction or decree restricting the future activity or conduct of the New Match Group, (ii) include a finding or admission of a violation of applicable Law by any member of the New Match Group or (iii) result in the creation of a New Match Liability;

          (i)    in the case of any IAC Party or any of the Exchangeable Notes Issuers, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (j)    adopt or implement any stockholder rights plan, "poison pill" or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Transactions; or

          (k)   authorize any of, or commit or agree to take any of, the foregoing actions.

 ARTICLE VII
Additional Agreements

        SECTION 7.01    Registration Statement and Joint Proxy Statement/Prospectus.

          (a)   As promptly as reasonably practicable following the date hereof, (i) the Parties shall jointly prepare and cause to be filed with the SEC a registration statement on Form S-4 (the "Registration Statement"), which shall (i) constitute a registration statement of IAC with respect to the shares of IAC Class M Common Stock (or, after it is renamed pursuant to the Post-Merger Amendments to the New Match Charter, New Match Common Stock) to be issued in connection with the Reclassification and the Match Merger, (ii) constitute a registration statement of New IAC with respect to the shares of New IAC Common Stock and New IAC Class B Common Stock to be issued in connection with the Mandatory Exchange, and (iii) include the joint proxy statement relating to the matters to be submitted to the holders of shares of IAC Capital Stock at the IAC Stockholder Meeting and to the holders of shares of Match Capital Stock at the Match Stockholder Meeting (the "Joint Proxy Statement/Prospectus"). The Parties shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after filing and to cause the Registration Statement and Joint Proxy Statement/Prospectus to comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. The Parties shall cooperate in preparing and filing with the SEC the Registration Statement, including the Joint Proxy Statement/Prospectus, in each case together with any necessary amendments or supplements thereto. Match will furnish all information concerning the members of the Match Group, and IAC will furnish all information concerning the members of the IAC Group, as may be reasonably requested by IAC or Match, as applicable, in connection with the preparation, filing and distribution of the Registration Statement and the Joint Proxy Statement/Prospectus, in each case together with any amendments or supplements thereto. The Parties shall advise one another of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus or for additional information, in each case as promptly as reasonably practicable after the receipt thereof, and shall supply one another with copies of all correspondence with the SEC or its staff with respect to the Registration Statement, the Joint Proxy Statement/Prospectus or the transactions contemplated hereby. The Parties shall cooperate and provide one another a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus prior to filing such with the SEC.

          (b)   If at any time prior to the Match Merger Effective Time any information relating to a Party or any of its respective Affiliates, officers or directors, should be discovered by a Party that should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement/Prospectus so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of IAC Capital Stock and the holders of Match Capital Stock.

        SECTION 7.02    Stockholders' Meetings.

          (a)   Subject to Section 7.02(c), IAC shall, as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "IAC Stockholder Meeting") for the purpose of obtaining the IAC Stockholder Approval. Subject to Section 7.02(c), IAC shall use its reasonable best efforts to (i) cause the Joint Proxy Statement/Prospectus to be mailed to the holders of IAC Capital Stock and to hold the IAC Stockholder Meeting as soon as reasonably practicable after the Registration Statement is declared effective by the SEC and (ii) subject to Section 7.12, solicit the IAC Stockholder Approval. IAC shall, through the IAC Board of Directors, recommend to holders of IAC Capital Stock that they give the IAC Stockholder Approval and shall include such recommendation in the Joint Proxy Statement/Prospectus, except to the extent that there shall have been an IAC Change of Recommendation as permitted by Section 7.12. Notwithstanding anything to the contrary contained in this Agreement, IAC may adjourn, recess or postpone the IAC Stockholder Meeting (i) after consultation with Match, to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the holders of IAC Capital Stock within a reasonable amount of time in advance of the IAC Stockholder Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the transactions contemplated hereby, (iii) if as of the time for which the IAC Stockholder Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of IAC Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the IAC Stockholder Meeting, (iv) for a single period not to exceed fifteen (15) Business Days, to solicit additional proxies if IAC reasonably believes it may be necessary to obtain the IAC Stockholder Approval, (v) from time to time but (notwithstanding the limitation in the foregoing clause (iv) of this Section 7.02(a)) to a date no later than the third (3rd) Business Day prior to the End Date if at the time of such adjournment, recess or postponement the condition set forth in Section 8.02(d) shall not be satisfied or (vi) if Match has adjourned, recessed or postponed the Match Stockholder Meeting, until the date on which the Match Stockholder Meeting is held and completed.

          (b)   Subject to Section 7.02(c), Match shall, as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Match Stockholder Meeting") for the purpose of obtaining the Match Requisite Approvals and the Match Charter Approvals. Subject to Section 7.02(c), Match shall use its reasonable best efforts to (i) cause the Joint Proxy Statement/Prospectus to be mailed to the holders of Match Capital Stock and to hold the Match Stockholder Meeting as soon as reasonably practicable after the Registration Statement is declared effective by the SEC and (ii) subject to Section 7.11, solicit the Match Requisite Approvals and the Match Charter Approvals. Match shall, through the Match Board of Directors and the Match Separation Committee, recommend to the holders of Match Capital Stock that they give the Match Requisite Approvals and the Match Charter Approvals and shall include such recommendations in the Joint Proxy Statement/Prospectus, except to the extent that there shall have been a Match Change of Recommendation as permitted by Section 7.11. Notwithstanding anything to the contrary contained in this Agreement, Match may adjourn, recess or postpone the Match Stockholder Meeting (i) after consultation with IAC, to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the holders of Match Capital Stock within a reasonable amount of time in advance of the Match Stockholder Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the transactions contemplated hereby, (iii) if as of the time for which the Match Stockholder Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Match Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Match Stockholder Meeting, (iv) for a single period not to exceed fifteen (15) Business Days, to solicit additional proxies if Match reasonably believes it may be necessary to obtain the Match Requisite Approvals, (v) from time to time but (notwithstanding the limitation in the foregoing clause (iv) of this Section 7.02(b) to a date no later than the third (3rd) Business Day prior to the End Date if at the time of such adjournment, recess or postponement the condition set forth in Section 8.03(d) shall not be satisfied or (vi) if IAC has adjourned, recessed or postponed the IAC Stockholder Meeting, until the date on which the IAC Stockholder Meeting is held and completed.

          (c)   Subject to IAC and Match's rights under the last sentence of Section 7.02(a) and the last sentence of Section 7.02(b), respectively, IAC and Match shall cooperate in good faith to coordinate the timing of the IAC Stockholder Meeting and the Match Stockholder Meeting such that they occur on the same day (it being understood that nothing in this Section 7.02(c) shall in any way limit IAC's or Match's respective obligations under Section 7.03 or otherwise under this Agreement to use their respective required efforts to consummate the Transactions). If Match shall not have obtained at least $100,000,000 of debt proceeds pursuant to the Debt Financing or financing commitments pursuant to the Credit Facility Upsize on or prior to March 6, 2020 (the "Meeting Extension Date"), then Match shall have the right, by written notice delivered to IAC no later than the close of business on the second (2nd) Business Day following the Meeting Extension Date, to elect that the Match Stockholder Meeting and the IAC Stockholder Meeting be held no earlier than May 27, 2020, unless otherwise agreed by IAC and Match.

        SECTION 7.03    Required Efforts.     On the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary or advisable under this Agreement and applicable Law to consummate and make effective, as promptly as reasonably practicable, the Transactions, including (a) obtaining all necessary or advisable Governmental Approvals and making all necessary or advisable registrations and filings (including filings with Governmental Entities, if any) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (b) subject to Section 1.02 and the terms of this Section 7.03, obtaining all necessary or advisable Consents, and (c) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Documents. In connection with and without limiting the foregoing, each of the Parties shall use reasonable best efforts to (i) ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Document and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Document, use reasonable best efforts to ensure that the Match Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents. Each of the Parties shall keep the other Parties reasonably informed of its progress in obtaining any necessary or advisable Consents and Governmental Approvals pursuant to this Section 7.03. Subject to applicable Law, and to the extent reasonably practicable, each of the Parties shall consult with the other Parties in advance with respect to any written materials submitted to any Governmental Authority and consider in good faith any comments from the other Parties on such written materials, and, to the extent permitted by the applicable Governmental Authority and to the extent reasonably practicable, shall give the other Parties the opportunity to attend and participate in any meetings and conferences with Governmental Entities, in each case in connection with the matters contemplated by this Section 7.03. Nothing in this Section 7.03 shall be construed to (x) require any of the Parties or any of the members of their respective Groups to pay any consideration to any Third Party from whom any Consent or Governmental Approval is requested, other than filing fees paid to Governmental Entities, (y) require any Party or any of the members of its Group to sell, divest or dispose of (or offer or commit to sell, divest or dispose of) any assets, properties, rights or claims or to otherwise offer, take, commit to or accept any other action, restriction or limitation with respect to the businesses, governance, governing documents, management or otherwise of the New IAC Group or the New Match Group or (z) require or permit any Party or any of the members of its Group to sell, divest or dispose of (or offer or commit to sell, divest or dispose of) any asset, property, right or claim or to otherwise offer, take, commit to or accept any action, restriction or limitation of or on any Party or any of the members of its Group.

        SECTION 7.04    Rights Under Applicable Insurance Policies.

          (a)   From and after the Mandatory Exchange Effective Time, with respect to any losses, damages and Liability incurred by any member of the New Match Group prior to the Mandatory Exchange Effective Time, New IAC will provide New Match with access to, and New Match may make claims under, the occurrence-based third-party insurance policies of the IAC Group (other than the members of the ANGI Group) in place immediately prior to the Mandatory Exchange Effective Time that are New IAC Assets (and any extended reporting for third-party claims made policies) solely to the extent that such policies provided coverage for members of the New Match Group or the businesses of the New Match Group prior to the Mandatory Exchange Effective Time; provided that such access to, and the right to make claims under, such insurance policies, shall be subject to the terms, conditions and exclusions of such insurance policies, including but not limited to any limits on coverage or scope, any deductibles, self-insured retentions and other fees and expenses, and shall be subject to the following additional conditions:

              (i)  New Match shall notify New IAC, as promptly as reasonably practicable, of any claim made by New Match pursuant to this Section 7.04(a);

             (ii)  Except to the extent such claim relates to, arises out of or results from a New IAC Liability, New Match shall, and shall cause the other members of the New Match Group to, indemnify, hold harmless and reimburse New IAC and the other members of the New IAC Group for any deductibles, self-insured retention, fees, indemnity payments, settlements, judgments, legal fees, allocated claims expenses and claim handling fees, and other expenses incurred by New IAC or any other members of the New IAC Group to the extent resulting from any access to, or any claims made by New Match or any other members of the New Match Group under, any insurance provided pursuant to this Section 7.04(a), whether such claims are made by New Match, its employees or third Persons; and

            (iii)  Except to the extent such claim relates to, arises out of or results from a New IAC Liability, New Match shall exclusively bear (and neither New IAC nor any other members of the New IAC Group shall have any obligation to repay or reimburse New Match or any other member of the New Match Group for) and shall be liable for all excluded, uninsured, uncovered, unavailable or uncollectible amounts of all such claims made by New Match or any other member of the New Match Group under the policies as provided for in this Section 7.04(a). In the event an insurance policy aggregate is exhausted, or believed likely to be exhausted, due to noticed claims, New Match and New IAC shall discuss their respective desire to reinstate such insurance policy aggregate and, if they agree to reinstate, the New Match Group, on the one hand, and the New IAC Group, on the other hand, shall be responsible for their pro rata portion of the reinstatement premium, if any, based upon the losses of such Group submitted to New IAC's insurance carrier(s) (including any submissions prior to the Mandatory Exchange Effective Time). To the extent that the New IAC Group or the New Match Group is allocated more than its pro rata portion of such premium due to the timing of losses submitted to New IAC's insurance carrier(s), the other party shall promptly pay the first party an amount so that each Group has been properly allocated its pro rata portion of the reinstatement premium. If, following discussion, New IAC and New Match do not agree to reinstate the policy aggregate but one of them elects to do so, the electing Party shall so inform the other Party, such electing Party shall be responsible for all reinstatement premiums and other costs associated with such reinstatement, and such non-electing Party agrees that it may not submit any claims under such insurance policy following its reinstatement.

          (b)   From and after the Mandatory Exchange Effective Time, with respect to any losses, damages and Liability incurred by any member of the New Match Group prior to the Mandatory Exchange Effective Time which would have been insured by a captive insurance entity of a member of the IAC Group prior to the Mandatory Exchange Effective Time, New IAC will provide New Match with access to such captive insurance entity, in accordance with the principles, and subject to the limits, set forth in Section 7.04(b) of the IAC Disclosure Letter.

          (c)   Except as provided in Section 7.04(a) or (b), for claims that arise from and after the Mandatory Exchange Effective Time, neither New Match nor any other member of the New Match Group shall have any rights to make claims under any of the insurance policies of New IAC or any other member of the New IAC Group. IAC and Match shall reasonably cooperate so that New Match shall have in effect at the Mandatory Exchange Effective Time all insurance programs required to comply as determined by Match with New Match and the New Match Group's contractual obligations and such other policies required by Law or as Match determines are reasonably necessary or appropriate for companies operating a business similar to New Match's. After the Mandatory Exchange Effective Time, neither New IAC nor any other member of the New IAC Group shall have any rights to make claims under any of the insurance policies of New Match or any other member of the New Match Group in effect on and after the Mandatory Exchange Effective Time.

          (d)   Neither New Match nor any other member of the New Match Group, in connection with making a claim under any insurance policy of New IAC or any other member of the New IAC Group pursuant to Section 7.04(a), shall take any action that does not comply in all material respects with the requirements of such insurance policy or that otherwise would be reasonably likely to result in the applicable insurance company terminating or reducing coverage (other than erosion in the ordinary course).

          (e)   All payments and reimbursements by New Match pursuant to this Section 7.04 will be made in accordance with Section 13.10. New IAC shall retain the exclusive right to control its insurance policies and programs, including the right to exhaust, settle, release, commute, buyback or otherwise resolve disputes with respect to any of its insurance policies and programs and to amend, modify or waive any rights under any such insurance policies and programs, notwithstanding whether any such policies or programs apply to any New Match Liabilities and/or claims New Match has made or could make in the future; provided, that, subject to New Match's compliance with the requirements set forth in Section 7.04(d), New IAC shall not amend, modify or waive any rights under any such insurance policies with respect to periods prior to the Mandatory Effective Time in a manner that would impair coverage thereunder available to New Match. New Match shall cooperate with New IAC and share such information as is reasonably necessary in order to permit New IAC to manage and conduct its insurance matters as New IAC deems appropriate. For the avoidance of doubt, except as otherwise expressly governed by the provisions of any Transaction Document, each of New IAC and New Match has the sole right to settle or otherwise resolve third-party claims made against it or any member of its applicable Group covered under an applicable insurance policy.

          (f)    This Agreement shall not be construed to waive any right or remedy of any member of the New IAC Group in respect of any insurance policy or any other contract or policy of insurance.

          (g)   New Match does hereby, for itself and each other member of the New Match Group, agree that no member of the New IAC Group shall have any Liability whatsoever to any member of the New Match Group as a result of the insurance policies and practices of IAC, New IAC and the other members of the New IAC Group as in effect at any time, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, or the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise, other than with respect to a breach of this Section 7.04.

        SECTION 7.05    Use of Retained Names.

          (a)   Effective as of the Mandatory Exchange Effective Time, New IAC, on behalf of the members of the New IAC Group, hereby grants to New Match (with the right to sublicense only to the other members of the New Match Group with the scope of any sublicense to such member or members to be limited to only those rights required to operate its or their businesses in the manner conducted by such member or members as of the Mandatory Exchange Effective Time) a worldwide, perpetual, royalty free, paid-up and non-exclusive license, expiring on the date that is ninety (90) days following the Mandatory Exchange Effective Time, to use the IAC Names and Marks in connection with the businesses of the New Match Group solely to the extent and in the same manner that the businesses of the New Match Group currently use the IAC Names and Marks. Notwithstanding the foregoing, New Match shall, and shall cause the other members of the New Match Group to, as promptly as practicable following the Mandatory Exchange Effective Time (and, in any event, no later than ninety (90) days following the Mandatory Exchange Effective Time), make all necessary filings and take all other necessary actions to discontinue any references to the IAC Names and Marks, including by (i) taking any necessary action such that no member of the New Match Group has a corporate name, or does business using a name, that includes as part of its name any IAC Names and Marks, (ii) revising materials, including any Internet or other electronic communications vehicles, to delete all references to the IAC Names and Marks, and (iii) changing signage and stationery and otherwise discontinuing use of the IAC Names and Marks.

          (b)   Effective as of the Mandatory Exchange Effective Time, New Match, on behalf of the members of the New Match Group, hereby grants to New IAC (with the right to sublicense only to the other members of the New IAC Group with the scope of any sublicense to such member or members to be limited to only those rights required to operate its or their businesses in the manner conducted by such member or members as of the Mandatory Exchange Effective Time) a worldwide, perpetual, royalty free, paid-up and non-exclusive license, expiring on the date that is ninety (90) days following the Mandatory Exchange Effective Time, to use the Match Names and Marks in connection with the businesses of the New IAC Group solely to the extent and in the same manner that the businesses of the New IAC Group currently use the use the Match Names and Marks. Notwithstanding the foregoing, New IAC shall, and shall cause the other members of the New IAC Group to, as promptly as practicable following the Mandatory Exchange Effective Time (and, in any event, no later than ninety (90) days following the Mandatory Exchange Effective Time), make all necessary filings and take all other necessary actions to discontinue any references to the Match Names and Marks, including by (i) taking any necessary action such that no member of the New IAC Group has a corporate name, or does business using a name, that includes as part of its name any Match Names and Marks, (ii) revising materials, including any Internet or other electronic communications vehicles, to delete all references to the Match Names and Marks, and (iii) changing signage and stationery and otherwise discontinuing use of the Match Names and Marks.

        SECTION 7.06    Directors' and Officers' Indemnification; Liability Insurance.

          (a)   Until the sixth anniversary of the Match Merger Effective Time, New Match shall, and shall cause the Match Merger Surviving Entity to, following the Match Merger Effective Time, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors or officers of the Match Entities (for the avoidance of doubt, including all then past and present directors and officers of IAC, whether such service occurred before or after the Match Merger Effective Time), and each individual who prior to the Match Merger Effective Time becomes a director or officer of any of the Match Entities (collectively, such persons, together with such persons' heirs, executors or administrators, the "D&O Indemnified Parties"), to the maximum extent that such Match Entity would, as applicable, have been allowed to do so under applicable Law, in respect of acts or omissions occurring at or prior to the Match Merger Effective Time, including for any acts or omissions occurring in connection with this Agreement, the Transactions or the other transactions contemplated hereby.

          (b)   At or prior to the Mandatory Exchange Effective Time, IAC shall purchase a "tail" directors' and officers' liability insurance policy, and shall purchase a "tail" errors and omissions liability insurance policy covering the named insured parties under the existing policies (such policies collectively, the "D&O Tail") for a period of at least six years from and after the Match Merger Effective Time of, in each case, at least the same coverage and containing terms and conditions which are, in the aggregate, no less advantageous to the insured as the current policies of directors' and officers' liability insurance and errors and omissions liability insurance maintained by IAC, as applicable, and Match will reimburse IAC for one half of the cost of such policies.

          (c)   Until the sixth anniversary of the Match Merger Effective Time, if New Match or any of its successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, proper provisions shall be made so that such surviving or acquiring Person(s), as the case may be, shall assume all of the obligations of New Match (or such successor or assign) set forth in this Section 7.06.

          (d)   The provisions of this Section 7.06 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties.

          (e)   The rights of the D&O Indemnified Parties under this Section 7.06 shall be in addition to any rights such D&O Indemnified Parties may have under the certificate of incorporation or bylaws or comparable governing documents of the applicable Match Entity, or under any applicable Contracts or Laws or otherwise. For a period of not less than six years after the Match Merger Effective Time, all rights to indemnification, exculpation from liabilities for acts or omissions occurring at or prior to the Mandatory Exchange Effective Time and rights to advancement of expenses relating thereto now existing in favor of any D&O Indemnified Party (whether asserted or claimed prior to, at, or after the Mandatory Exchange Effective Time) as provided in the certificate of incorporation or bylaws or comparable governing documents of any Match Entity, or any Contract or otherwise between such D&O Indemnified Party and any Match Entity shall survive the Closing and continue in full force and effect (and shall be so maintained) and such rights shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such D&O Indemnified Party. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to IAC or Match, or any member of the IAC Group or the Match Group, or any D&O Indemnified Party, it being understood and agreed that the indemnification provided for in this Section 7.06 is not prior to, or in substitution for, any such claims under any such policies.

        SECTION 7.07    Fees and Expenses.     All fees and expenses incurred in connection with the Transactions shall be paid by the Party incurring such fees or expenses, except (a) IAC (or following the Mandatory Exchange Effective Time, New IAC) and Match shall each bear and pay one-half of the expenses incurred in connection with (i) the filing, printing and mailing of the Registration Statement, the Forms of Election and the Letters of Transmittal, (ii) the engagement of the Agent and (iii) the D&O Tail and (b) as otherwise expressly provided in any Transaction Document.

        SECTION 7.08    Public Announcements.     The initial press release with respect to this Agreement shall be a joint press release, as mutually agreed upon by the Match Separation Committee (on behalf of Match) and IAC. Until the Match Merger Effective Time, Match (through the Match Separation Committee) and IAC shall consult with each other with respect to any press release or other public announcement with respect to this Agreement proposed to be issued by either IAC or Match, and each Party shall give the other Party a reasonable opportunity to review and comment on any such release or other public announcement prior to issuance and shall consider any comments received from the other Party in good faith. The requirements of the immediately preceding sentence shall not apply to any press release or other public announcement (a) required by applicable Law or NASDAQ listing rules, as to which the issuing party will make reasonable efforts to have such statements be substantially consistent with prior statements permitted under this Section 7.08, (b) in connection with a Match Change of Recommendation or an IAC Change of Recommendation, (c) that includes only information with respect to this Agreement or the transactions contemplated hereby that is consistent with previous statements made by Match or by IAC in compliance with this Section 7.08 or (d) customary interviews and conversations with media, analysts and investors by Representatives of IAC or Match, as to which such company will make reasonable efforts to have such statements be substantially consistent with prior statements permitted under this Section 7.08.

        SECTION 7.09    Stock Exchange Listings.     The Parties shall cooperate and use their reasonable best efforts to cause the IAC Class M Common Stock (or, after it is renamed pursuant to the Post-Merger Amendments to the New Match Charter, the New Match Common Stock) and the New IAC Common Stock to be approved for listing on the NASDAQ, subject to official notice of issuance.

        SECTION 7.10    Section 16 Matters.     Prior to the Closing, the Parties shall take all such steps as may be required to cause any acquisitions or dispositions of securities of any of the Parties (including derivative securities with respect thereto), in each case resulting from the Transactions, by each individual who is subject to Section 16 of the Exchange Act with respect to any of the Parties to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 7.11    Match Change of Recommendation.     Except as expressly permitted by this Section 7.11, neither the Match Board of Directors nor any committee thereof, including the Match Separation Committee, shall (a) withhold or withdraw (or modify in a manner adverse to IAC), or publicly propose to withhold or withdraw (or modify in a manner adverse to IAC), the Match Board Recommendation or the Match Separation Committee Recommendation, or (b) fail to include the Match Board Recommendation and the Match Separation Committee Recommendation in the Joint Proxy Statement/Prospectus (any action set forth in (a) or (b), a "Match Change of Recommendation"). Prior to obtaining the Match Requisite Approvals, the Match Separation Committee or the Match Board of Directors (acting on the recommendation of the Match Separation Committee) may, in response to a Match Intervening Event, make a Match Change of Recommendation, only if (i) the Match Separation Committee or the Match Board of Directors (acting on the recommendation of the Match Separation Committee), as applicable, determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (ii) Match has notified IAC in writing that it intends to effect such a Match Change of Recommendation pursuant to this Section 7.11 (which notice shall specify the facts and circumstances providing the basis of the Match Intervening Event and for the determination by the Match Separation Committee or the Match Board of Directors, as applicable, to effect a Match Change of Recommendation in reasonable detail), (iii) for a period of four Business Days following IAC's receipt of such notice, Match shall have discussed and negotiated in good faith and made Match's Representatives available to discuss and negotiate in good faith (in each case, to the extent IAC desires to negotiate) with IAC's Representatives any proposed modifications to the terms and conditions of this Agreement or the Transactions or the other transactions contemplated by this Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties under applicable Law of the Match Separation Committee or the Match Board of Directors, as applicable (it being understood and agreed that any material change to the relevant facts and circumstances shall require a new notice and a new negotiation period that shall expire on the later to occur of (A) four Business Days following delivery of such new notice from Match to IAC and (B) the expiration of the original four-Business Day period described above in this clause (iii)), and (iv) no earlier than the end of such negotiation period, the Match Separation Committee or the Match Board of Directors (acting on the recommendation of the Match Separation Committee), as applicable, shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable Law. The term "Match Intervening Event" means a material event or circumstance that was not known or reasonably foreseeable to the Match Separation Committee or the Match Board of Directors on the date of this Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to the Match Separation Committee or the Match Board of Directors on the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Match Separation Committee or the Match Board of Directors prior to the receipt of the Match Requisite Approvals; provided, that in no event shall any change in and of itself in the market price or trading volume of the securities of IAC or Match constitute a Match Intervening Event (it being understood that the facts or occurrences giving rise or contributing to such change may constitute or be taken into account in determining whether there has been a Match Intervening Event). Nothing in this Section 7.11 shall be deemed to modify or otherwise affect the obligation of Match to call the Match Stockholder Meeting and to submit the matters contemplated hereby to be voted upon at the Match Stockholder Meeting for approval by the holders of Match Capital Stock.

        SECTION 7.12    IAC Change of Recommendation.     Except as expressly permitted by this Section 7.12, neither the IAC Board of Directors nor any committee thereof shall (a) withhold or withdraw (or modify in a manner adverse to Match), or publicly propose to withhold or withdraw (or modify in a manner adverse to Match), the IAC Board Recommendation, or (b) fail to include the IAC Board Recommendation in the Joint Proxy Statement/Prospectus (any action set forth in (a) or (b), an "IAC Change of Recommendation"). Prior to obtaining the IAC Stockholder Approval, the IAC Board of Directors may, in response to an IAC Intervening Event, make an IAC Change of Recommendation, only if (i) the IAC Board of Directors determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the IAC Board of Directors under applicable Law, (ii) IAC has notified Match in writing that it intends to effect such an IAC Change of Recommendation pursuant to this Section 7.12 (which notice shall specify the facts and circumstances providing the basis of the IAC Intervening Event and for the determination by the IAC Board of Directors to effect an IAC Change of Recommendation in reasonable detail), (iii) for a period of four Business Days following Match's receipt of such notice, IAC shall have discussed and negotiated in good faith and made IAC's Representatives available to discuss and negotiate in good faith (in each case, to the extent the Match Separation Committee desires to negotiate) with the Match Separation Committee's Representatives any proposed modifications to the terms and conditions of this Agreement or the Transactions or the other transactions contemplated by this Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties under applicable Law of the IAC Board of Directors (it being understood and agreed that any material change to the relevant facts and circumstances shall require a new notice and a new negotiation period that shall expire on the later to occur of (A) four Business Days following delivery of such new notice from IAC to Match and (B) the expiration of the original four-Business Day period described above in this clause (iii)), and (iv) no earlier than the end of such negotiation period, the IAC Board of Directors shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still be inconsistent with the fiduciary duties of the IAC Board of Directors under applicable Law. The term "IAC Intervening Event" means a material event or circumstance that was not known or reasonably foreseeable to the IAC Board of Directors on the date of this Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to the IAC Board of Directors on the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the IAC Board of Directors prior to the receipt of the IAC Stockholder Approval; provided, that in no event shall any change in and of itself in the market price or trading volume of the securities of IAC or Match constitute an IAC Intervening Event (it being understood that the facts or occurrences giving rise or contributing to such change may constitute or be taken into account in determining whether there has been an IAC Intervening Event). Nothing in this Section 7.12 shall be deemed to modify or otherwise affect the obligation of IAC to call the IAC Stockholder Meeting and to submit the matters contemplated hereby to be voted upon at the IAC Stockholder Meeting for approval by the holders of IAC Capital Stock.

        SECTION 7.13    Tax Matters.

          (a)    Efforts.    From and after the date of this Agreement and until the Match Merger Effective Time, each Party shall use its reasonable best efforts to (i) cause the Reclassification, the Contribution and the Distribution and the Match Merger to qualify for the Intended Tax Treatment and (ii) not knowingly take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could reasonably be expected to prevent the Reclassification, the Contribution and Distribution or the Match Merger from qualifying for the Intended Tax Treatment.

          (b)    Distribution Tax Opinion.    From and after the date of this Agreement and until the Reclassification Effective Time, Match shall cooperate with IAC and New IAC, and Match, IAC and New IAC shall use their respective reasonable best efforts to facilitate receipt by Match, IAC and New IAC of the Distribution Tax Opinion from Wachtell, Lipton, Rosen & Katz ("IAC Tax Counsel"). Such opinion shall be issued on the basis of customary representations, assumptions and undertakings set forth or referred to in such opinion and in the related Distribution Tax Representation Letters. Each of IAC, Match and New IAC shall deliver to IAC Tax Counsel for purposes of the Distribution Tax Opinion (and, if required in connection with the effectiveness of the Registration Statement), customary representations, assumptions and undertakings, reasonably satisfactory in form and substance to IAC Tax Counsel (the "Distribution Tax Representation Letters"); provided that the Distribution Tax Representation Letter from Match shall be in substantially the form set forth in Section 7.13(b) of the IAC Disclosure Letter, and the Distribution Tax Representation Letter from IAC shall be reasonably satisfactory to Match.

          (c)    Merger Tax Opinion.    From and after the date of this Agreement and until the Match Merger Effective Time, Match, on the one hand, and IAC and New IAC, on the other hand, shall cooperate with each other and shall use their respective reasonable best efforts to obtain, a written opinion addressed to IAC and Match from IAC Tax Counsel, in form and substance reasonably satisfactory to Match, IAC, and New IAC (the "Merger Tax Opinion"), dated as of the Closing Date, to the effect that, on the basis of customary representations, assumptions and undertakings set forth or referred to in such opinion and in the related Merger Tax Representation Letters, the Match Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

  Each of Match, IAC, and New IAC shall deliver to IAC Tax Counsel for purposes of the Merger Tax Opinions (and, if required in connection with the effectiveness of the Registration Statement) customary representations, assumptions and undertakings, reasonably satisfactory in form and substance to IAC Tax Counsel (the "Merger Tax Representation Letters"); provided that the Merger Tax Representation Letter from Match shall be in substantially the form set forth in Section 7.13(c) of the IAC Disclosure Letter, and the Merger Tax Representation Letter from IAC shall be reasonably satisfactory to Match.

        SECTION 7.14    Release and Termination of Guarantees.     The Parties shall use their commercially reasonable efforts to obtain the release or termination, effective prior to or as of the Mandatory Exchange Effective Time, of any existing Guarantees either (a) by any member of the New IAC Group for the benefit of any member of the New Match Group (an "Existing IAC Guarantee") or (b) by any member of the New Match Group for the benefit of any member of the New IAC Group (an "Existing Match Guarantee").

          (a)   If the Parties are unable to obtain, or to cause to be obtained, any such releases or terminations of Existing IAC Guarantees on or prior to the Mandatory Exchange Effective Time, (i) New IAC will, from and after the Mandatory Exchange Effective Time, as agent or subcontractor for the applicable guarantor or obligor, pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder, and New IAC will not, and will cause the other members of the New IAC Group not to, agree to renew or extend the term of, or modify the terms to increase any obligations under, or transfer to a third Person, any loan, guarantee, lease, Contract or other obligation for which New Match or any other member of the New Match Group is or may be liable unless all obligations of New Match or any of the other members of the New Match Group with respect thereto are thereupon terminated by documentation satisfactory in form and substance reasonably satisfactory to New Match, and (ii) from and after the Mandatory Exchange Effective Time, New Match shall indemnify, defend and hold harmless New IAC and the other members of the New IAC Group against all Liabilities arising under any such Existing IAC Guarantees.

          (b)   If the Parties are unable to obtain, or to cause to be obtained, any such releases or terminations of Existing Match Guarantees on or prior to the Mandatory Exchange Effective Time, (i) New Match will, from and after the Mandatory Exchange Effective Time, as agent or subcontractor for the applicable guarantor or obligor, pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder, and New Match will not, and will cause the other members of the New Match Group not to, agree to renew or extend the term of, or modify the terms to increase any obligations under, or transfer to a third Person, any loan, guarantee, lease, Contract or other obligation for which New IAC or any other member of the New IAC Group is or may be liable unless all obligations of New IAC or such other members of the New IAC Group with respect thereto are thereupon terminated by documentation satisfactory in form and substance reasonably satisfactory to New IAC, and (ii) from and after the Mandatory Exchange Effective Time, New IAC shall indemnify, defend and hold harmless New Match and the other members of the New Match Group against all Liabilities arising under any such Existing Match Guarantees.

        SECTION 7.15    New IAC Stockholder Approval; Agreement to Vote Shares by IAC; Retirement of IAC Preferred Stock.

          (a)   Following the execution of this Agreement, and in accordance with the DGCL, IAC, as the sole stockholder of New IAC, shall execute a written consent approving the Transactions and other transactions contemplated hereby (collectively, the "New IAC Stockholder Approval") and deliver an executed copy thereof to Match.

          (b)   During the period commencing on the date of this Agreement and continuing until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, at the Match Stockholder Meeting and at any other meeting of the stockholders of Match, including any adjournment or postponement thereof, IAC shall:

              (i)  appear (in person or by proxy) at each such meeting or otherwise cause all of the shares of Match Capital Stock that IAC is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

             (ii)  vote (or cause to be voted), in person or by proxy, all of the shares of Match Capital Stock that IAC is entitled to vote: (A) in favor of the adoption of this Agreement; (B) in favor of the Specified Charter Amendment Provisions; and (C) without limitation of the preceding clauses (A) and (B), in favor of any proposal to adjourn or postpone any such meeting, submitted in accordance with the requirements set forth in Section 7.02(b), at which the matters described in the preceding clauses (A) and (B) are submitted for the consideration and vote of the holders of Match Capital Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held.

          (c)   Prior to the Reclassification Effective Time, the IAC Board of Directors shall take action pursuant to Section 243 of the DGCL, effective upon the Reclassification Effectiveness Time (and, for the avoidance of doubt, prior to the Mandatory Exchange Effective Time, to retire and cancel all shares of IAC Series 1 Mandatorily Exchangeable Preferred Stock and IAC Series 2 Mandatorily Exchangeable Preferred Stock (or fractions thereof) issued in the Reclassification in respect of shares of IAC Common Stock or IAC Class B Common Stock, respectively, held in the treasury of IAC.

        SECTION 7.16    Transaction Litigation.     Each Party shall promptly notify the other Party in writing upon becoming aware of any litigation related to this Agreement, the Transactions or the other transactions contemplated by this Agreement that is brought against any Party, a Subsidiary of any Party or its or their respective current or former directors or officers ("Transaction Litigation"). Without limitation to the rights and obligations set forth in Article XI, prior to the Mandatory Exchange Effective Time, (a) IAC shall have the right to control any Transaction Litigation (provided that the Match Separation Committee or its designee shall have the right to control (x) the portion of any Transaction Litigation that is commenced against the Match Separation Committee or any of its members or (y) any Transaction Litigation to which Match or a member of the Match Group is a party and no member of the IAC Group is a party), (b) IAC shall give the Match Separation Committee (or the Match Separation Committee will give IAC, as applicable) the opportunity to participate, at each party's own expense and, if appropriate, subject to a customary joint defense agreement, in the defense or settlement of any Transaction Litigation and (c) each of IAC, Match and the Match Separation Committee shall cooperate, and shall use its reasonable best efforts to cause its Representatives to cooperate, and IAC shall cause the members of the IAC Group to cooperate and Match shall cause the members of the Match Group to cooperate, in each case in the defense against any Transaction Litigation. Prior to the Mandatory Exchange Effective Time, neither IAC nor Match shall settle, compromise or offer to settle or compromise any Transaction Litigation without the consent of the other Party, such consent not to be unreasonably conditioned, withheld or delayed, unless such settlement or compromise involves solely the payment of monetary damages by the settling party and provides for a full, unconditional and irrevocable release of the other Party and its current and former directors and officers (to the extent such individuals are a party to such Transaction Litigation).

        SECTION 7.17    Financing Matters.

          (a)   Match shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to obtain, as promptly as practicable after the date hereof, additional financing commitments under the Existing Match Facility or otherwise in an aggregate amount not less than $100,000,000 (the "Credit Facility Upsize").

          (b)   Prior to the Reclassification Effective Time, Match shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to maintain or obtain sufficient funds to make the Match Loan, including, if necessary, by (i) obtaining debt financing from third parties (any such financing, "Debt Financing"), (ii) incurring loans under the Existing Match Facility including pursuant to the Credit Facility Upsize, (iii) entering into amendments or modifications or obtaining consents or waivers in relation to agreements governing existing Indebtedness or other financing arrangements of Match or the other members of its Group, or (iv) using the outstanding cash balances of Match or the other members of its Group to make the Match Loan. At Match's request, the IAC Parties shall use their commercially reasonable efforts to, and shall use their commercially reasonable efforts to cause their Representatives to, provide to Match such customary cooperation as may be reasonably requested by Match to assist Match in arranging Debt Financing; provided that (A) no such cooperation shall be required to the extent that it would (1) require any member of the IAC Group to incur any fee, expense or other liability prior to the Match Merger Effective Time for which it is not promptly reimbursed or indemnified by Match or (2) be reasonably expected to cause any director, officer or employee of any member of the IAC Group to incur any personal liability and (B) Merger Sub shall not be required to enter into, execute, or approve any agreement or other documentation prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing (other than the execution of customary authorization and representation letters).

          (c)   Prior to the Closing, IAC may enter into agreements with one or more Third Parties pursuant to which IAC agrees to sell shares of IAC Class M Common Stock (or New Match Common Stock), or another security which will represent shares of IAC Class M Common Stock or New Match Common Stock upon the Match Merger Effective Time (the "IAC Class M Equity Offering"), and providing for customary registration rights with respect to the related shares of IAC Class M Common Stock (or New Match Common Stock); provided, however, that any agreement granting rights to such Third Party that would survive the Match Merger Effective Time shall require Match's prior written consent (which shall not be unreasonably withheld, conditioned or delayed, it being understood that it shall be unreasonable to withhold, condition or delay consent with respect to customary registration rights); and provided, further, that the sum of the IAC Class M Equity Offering Daily Amounts shall not exceed $1,500,000,000. Match shall cooperate, and shall cause its Representatives to cooperate, at IAC's sole cost and expense, in connection with the arrangement, execution and settlement of the IAC Class M Equity Offering as reasonably requested by IAC. Such assistance shall include, but not be limited to: (i) facilitating and participating in a reasonable number of meetings, presentations, roadshows, due diligence sessions, and any other sessions with prospective investors, in each case at reasonable times and locations mutually agreed; and (ii) facilitating and otherwise providing for the settlement of the securities sold pursuant to the IAC Class M Equity Offering in accordance with the applicable requirements set forth in any agreements pursuant to which such securities were sold and at a time and in a manner reasonably acceptable to New IAC; and (iii) the provision of information as reasonably required in connection with any applicable disclosure document and assistance in obtaining customary representation letters, comfort letters, or similar instruments.

          (d)   Immediately following the closing of the IAC Class M Equity Offering, New Match shall transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M Equity Offering.

        SECTION 7.18    Post-Closing New Match Governance.     The Parties, including the IAC Board of Directors and the Match Board of Directors, shall take all actions necessary so that, as of the Match Merger Effective Time:

          (a)   The number of directors that will comprise the full New Match Board of Directors shall be ten (10);

          (b)   The members of the New Match Board of Directors shall consist of (i) the members of the Match Board of Directors prior to the Match Merger Effective Time, other than two (2) members as identified in Section 7.18(b) of the IAC Disclosure Letter, and (ii) three (3) individuals designated prior to the Closing by IAC, subject to the reasonable consent of the Match Separation Committee, and each of whom shall qualify as an independent director of New Match; provided that if any individual designated by IAC (subject to the reasonable consent of the Match Separation Committee) is appointed to the Match Board of Directors prior to the Match Merger Effective Time, such individual shall be appointed as a member of the New Match Board of Directors pursuant to clause (i) of this sentence and the number of individuals to be designated by IAC pursuant to clause (ii) of this sentence will be correspondingly reduced;

          (c)   Subject to the receipt of the required approval from the holders of IAC Capital Stock set forth in Section 5.04(c)(ii) to implement a classified board as contemplated by the Reclassification Charter Amendments, Glenn H. Schiffman shall be appointed as a Class I Director and Joseph Levin shall be appointed as a Class III Director (in each case as defined in the Reclassification Charter Amendments);

          (d)   Beginning at the Match Merger Effective Time, and until his resignation or replacement in such position in accordance with the bylaws of New Match, Joseph Levin will become the Executive Chairman of the New Match Board of Directors;

          (e)   Effective as of the Match Merger Effective Time, the bylaws of New Match shall be amended and restated to be in a form mutually agreed between Match and IAC promptly following the date of this Agreement and consistent with the terms of this Agreement; and

          (f)    The officers of Match prior to the Match Merger Effective Time will be appointed the officers of New Match, subject to any changes as notified to IAC by Match upon reasonable advance notice prior to the Closing.

        SECTION 7.19    Non-Competition; Non-Solicitation of Employees.

          (a)   New IAC agrees that, as an inducement for Match to enter into this Agreement, during the Restricted Period, New IAC shall not, and shall cause each other member of the New IAC Group (other than (x) any member of ANGI Group and (y) any pension, retirement 401(k) or similar plan or mutual fund in which such assets may be invested) not to, without the written consent of New Match (as authorized by the New Match Board of Directors, excluding any member of the Match Board of Directors who is a Representative of New IAC), directly or indirectly, engage in a Competitive Business. Nothing in this Section 7.19 shall preclude or prohibit any member of the New IAC Group from:

              (i)  owning less than 5% of the equity interests of any Person that is engaged in any Competitive Business,

             (ii)  acquiring (whether by means of acquisition, asset purchase, merger, consolidation, similar business combination or otherwise) a Person engaged in a Competitive Business together with other lines of business (x) if no more than 10% of such Person's revenues were derived from a Competitive Business (measured by the most current annual financial statements published or prepared by the acquired Person in the ordinary course of business) or, (y) if more than 10% but less than 30%, if within six months after the closing of such acquisition the acquiring member of the New IAC Group enters into a definitive agreement to divest, as soon as reasonably practicable, a portion of such Competitive Business such that New IAC and such member would otherwise be in compliance with clause (x) of this Section 7.19(a)(ii), or

            (iii)  providing services to, or buying and selling assets from or to, a Competitive Business in the ordinary course of the business of New IAC Group and on customary terms.

          (b)

              (i)  Unless otherwise approved by New Match, during the Restricted Period, New IAC shall not, and shall cause each other member of the New IAC Group (other than any member of the ANGI Group) not to, directly or indirectly induce any employee with a title of Vice President or higher as of the date hereof (other than as set forth on Section 7.19(b)(i) of the Match Disclosure Letter) of any member of the New Match Group to terminate employment with such entity, and New IAC shall not, and shall cause each other member of the New IAC Group (other than any member of the ANGI Group) not to, directly or indirectly, employ or offer employment to any such person unless, at the time of such employment or offer, such person shall have ceased to be employed by such entity for a period of at least six months, provided that, nothing in this Section 7.19(b)(i) shall preclude any member of the New IAC Group from placing advertisements during the Restricted Period in periodicals of general circulation soliciting persons for employment or employing any person who comes to such member of the New IAC Group solely in response to such advertisements or otherwise without any violation by New IAC of the terms of this paragraph.

             (ii)  Unless otherwise approved by New IAC, during the Restricted Period, New Match shall not, and shall cause each other member of the New Match Group not to, directly or indirectly induce any employee with a title of Vice President or higher as of the date hereof (other than as set forth in Section 7.19(b)(ii) of the IAC Disclosure Letter) of any member of the New IAC Group to terminate employment with such entity, and New Match shall not, and shall cause each other member of the New Match Group not to, directly or indirectly, employ or offer employment to any such person unless, at the time of such employment or offer, such person shall have ceased to be employed by such entity for a period of at least six months, provided that, nothing in this Section 7.19(b)(ii) shall preclude any member of the New Match Group from placing advertisements during the Restricted Period in periodicals of general circulation soliciting persons for employment or employing any person who comes to such member of the New Match Group solely in response to such advertisements or otherwise without any violation by New Match of the terms of this paragraph.

        SECTION 7.20    Intellectual Property.

          (a)   New IAC, on behalf of the members of the New IAC Group, hereby grants to New Match (with the right to sublicense only to the other members of the New Match Group with the scope of any sublicense to such member or members to be limited to only those rights required to operate its or their businesses in the manner conducted by such member or members as of the date of this Agreement) a worldwide, perpetual, royalty free, paid-up and non-exclusive license to use Intellectual Property that is owned by any member of the New IAC Group (other than the members of the ANGI Group) prior to the Mandatory Exchange Effective Time and which was regularly used in the ordinary course of business by any member of the Match Group prior to the date of this Agreement. New Match, on behalf of the members of the New Match Group, hereby agrees to treat any trade secrets included in such Intellectual Property with the same degree of care as it protects its own like Intellectual Property and with no less than reasonable care.

          (b)   New Match, on behalf of the members of the New Match Group, hereby grants to New IAC (with the right to sublicense only to the other members of the New IAC Group with the scope of any sublicense to such member or members to be limited to only those rights required to operate its or their businesses in the manner conducted by such member or members as of the date of this Agreement) a worldwide, perpetual, royalty free, paid-up and non-exclusive license to use Intellectual Property that is owned by any member of the New Match Group prior to the Mandatory Exchange Effective Time and which was regularly used in the ordinary course of business by any member of the IAC Group prior to the date of this Agreement. New IAC, on behalf of the members of the New IAC Group, hereby agrees to treat any trade secrets included in such Intellectual Property with the same degree of care as it protects its own like Intellectual Property and with no less than reasonable care.

        SECTION 7.21    Other Ancillary Agreements.

          (a)   At or prior to the Mandatory Exchange Effective Time, New IAC (or the applicable member of its Group) and New Match (or the applicable member of its Group) shall enter into a transition services agreement, substantially in the form attached as Exhibit 7.21(a) to this Agreement (the "Transition Services Agreement"). Following the date of this Agreement and prior to the Closing, the Parties shall cooperate in good faith to negotiate a final form of Transition Services Agreement and the schedules thereto setting forth the services to be provided thereunder.

          (b)   IAC and Match shall, and shall cause the applicable members of their Groups to, consummate the transactions contemplated by the Real Estate Contribution Agreement in accordance with its terms prior to the Closing.

        SECTION 7.22    Match Share Repurchases.     Match shall from time to time repurchase a sufficient number of shares of Match Common Stock such that the number of shares of Match Capital Stock held by IAC at all times prior to the Mandatory Exchange Effective Time shall exceed the percentage set forth in Section 7.22 of the Match Disclosure Letter.

        SECTION 7.23    De-Listing.     Match and IAC will cooperate to cause the IAC Common Stock and the Match Common Stock to be de-listed from the NASDAQ and deregistered under the Exchange Act as soon as practicable following the Closing.

        SECTION 7.24    Employee Transfers.

          (a)   Section 7.24 of the IAC Disclosure Letter contains a list of each employee who provides operational (security, facilities and infrastructure) support for the buildings that are the subject of the Real Estate Contribution Agreement and other specified employees of IAC (the "In Scope Employees"), including each such individual's date of hire, department, base salary, and bonus opportunity. For purposes of this Agreement, "Transferred Employee" means each In Scope Employee who, as of the Real Estate Contribution Closing Date (or, if applicable, such later date that such employee commences employment with Match or another member of the Match Group), becomes an employee of Match or another member of the Match Group by acceptance of an offer of employment with Match or another member of the Match Group on or prior to the Real Estate Contribution Closing Date pursuant to Section 7.24(b)(i).

          (b)

              (i)  Not less than ten Business Days prior to the Real Estate Contribution Closing Date, Match shall, or shall cause another member of the Match Group to, offer employment with Match or another member of the Match Group, effective at 11:59 p.m., local time, on the Real Estate Contribution Closing Date (the "Transfer Time"), to each In Scope Employee in accordance with this Agreement.

             (ii)  Offers pursuant to this Section 7.24 shall (A) be for the same (or better) position that such In Scope Employee held with the applicable member of the IAC Group immediately prior to the Real Estate Contribution Closing Date, and (B) include the terms required by Section 7.24(c).

            (iii)  With respect to any In Scope Employee to whom the Applicable Match PubCo or one of the members of the Applicable Match Group is required to make an offer of employment pursuant to this Section 7.24, and who, as of the date immediately prior to the Real Estate Contribution Closing, is on approved leave of absence from work with IAC or another member of the IAC Group (each, an "Inactive Employee"), the Applicable Match PubCo shall, or shall cause another member of the Applicable Match Group to, offer employment to such individual on the earliest practicable date following the return of such individual to work and otherwise on terms and conditions consistent with this Section 7.24; provided that such employee returns to work within 180 days following the Real Estate Contribution Closing Date or such later time as required by applicable Law upon presenting themselves for duty to the Applicable Match PubCo or the applicable member of the Applicable Match Group. In the case of any Inactive Employee who becomes a Transferred Employee following the Real Estate Contribution Closing Date, all references in this Section 7.24 to (A) the Real Estate Contribution Closing Date shall be deemed to be references to the date on which such individual becomes a Transferred Employee and (B) the Transfer Time shall be deemed to be references to 11:59 p.m., local time, on the date that such individual becomes a Transferred Employee.

          (c)   During the Benefits Continuation Period, the Applicable Match PubCo shall, or shall cause the applicable members of the Applicable Match Group to, provide to each Transferred Employee base wages or salaries, bonus opportunities and paid time off, as applicable, that are no less favorable than those in effect for such Transferred Employee as of immediately prior to the Real Estate Contribution Closing Date and (ii) employee benefits (other than paid time off) that are either (x) no less favorable in the aggregate than those in effect for such Transferred Employees immediately prior to the Real Estate Contribution Closing Date or (y) the same benefits as are made available to similarly situated employees of the member of the Applicable Match Group that employs such Transferred Employee.

          (d)   During the Benefits Continuation Period, in the event of a termination of any Transferred Employee's employment by the Applicable Match PubCo or another member of the Applicable Match Group without cause, the Applicable Match PubCo shall, or shall cause the applicable members of the Applicable Match Group to, provide severance benefits to such Transferred Employee that are no less favorable than the greater of (i) those severance or termination benefits applicable to such Transferred Employee as of immediately prior to the Real Estate Contribution Closing Date, as set forth on Section 7.24(d) of the IAC Disclosure Letter, and (ii) those severance or termination benefits provided to similarly situated employees of the members of the Applicable Match Group, taking into account service credit required by Section 7.24(e).

          (e)   Effective from and after the Transfer Time, the Applicable Match PubCo shall, and shall cause the applicable members of the Applicable Match Group to, (i) recognize, for all purposes (other than benefit accrual under a defined benefit pension plan) under all plans, programs and arrangements established or maintained by the members of the Applicable Match Group for the benefit of the Transferred Employees (the "Match Plans"), service with the members of the IAC Group prior to the Transfer Time to the extent such service was recognized under the corresponding Business Employee Benefit Plan covering such Transferred Employees, including for purposes of eligibility, vesting and benefit levels and accruals, in each case, except (A) where it would result in a duplication of benefits or (B) with respect to newly established Match Plans that do not provide credit for past service to such similarly situated employees of the Applicable Match Group and in which at least a comparable number of similarly situated employees of the Applicable Match Group (other than the Transferred Employees or newly hired employees) participate, (ii) waive any preexisting condition exclusion, actively-at-work requirement or waiting period under all employee health and other welfare benefit plans established or maintained by the

  Applicable Match PubCo or another member of the Applicable Match Group for the benefit of the Transferred Employees, except to the extent such preexisting condition, exclusion, requirement or waiting period would have applied to such individual under the corresponding listed plan, and (iii) provide full credit for any copayments, deductibles or similar payments made or incurred prior to the Transfer Time for the plan year in which the Real Estate Contribution Closing occurs.

          (f)    IAC shall pay to the Transferred Employees all accrued but unpaid vacation for periods prior to the Transfer Time as soon as administratively practicable after the Transfer Time or as required by applicable Law. The Applicable Match PubCo shall cooperate in good faith with Transferred Employees with respect to vacation commitments reserved by such Transferred Employees prior to the applicable Transfer Time in respect of periods occurring subsequent to such applicable Transfer Time.

          (g)   As of the Transfer Time, IAC shall provide to the applicable members of the Applicable Match Group copies of all employment records for each Transferred Employee permitted by applicable Law or as necessary for the Applicable Match PubCo to establish payroll systems or employee benefit plans as of the Transfer Time. IAC shall be permitted to retain copies of such employment records, except where prohibited by applicable Law. The Applicable Match PubCo shall, and shall cause the applicable members of the Applicable Match Group to, ensure that all such records are used only in connection with the employment of such Transferred Employee or as otherwise permitted by applicable Law.

          (h)   The provisions contained in this Agreement with respect to any In Scope Employee are included for the sole benefit of the respective Parties and shall not create any right in any other person, including any In Scope Employee (or dependent or beneficiary of any of the foregoing). Nothing herein shall be deemed an amendment of any plan providing benefits to any In Scope Employee or of any other employee benefit plan.

          (i)    For purposes of this Section, "Applicable Match PubCo" means Match prior to the Closing and New Match at or after the Closing, and "Applicable Match Group" means the Match Group prior to the Closing and the New Match Group at or after the Closing.

        SECTION 7.25    Solvency Opinions.     From and after the date of this Agreement and until the Reclassification Effective Time, Match, IAC and New IAC shall use their respective reasonable best efforts to obtain in connection with Closing such solvency opinions as are required in order to satisfy the conditions described in Section 8.01(g) and Section 8.01(h) .

ARTICLE VIII
Conditions Precedent

        SECTION 8.01    Conditions to Each Party's Obligation to Effect the Transactions.     The obligation of each of the Parties to effect the Transactions is subject to the satisfaction (or, to the extent permitted by Law, waiver) on or prior to the Closing Date of the following conditions; provided that the condition set forth in Section 8.01(a) shall not be waivable:

          (a)   the Match Disinterested Stockholder Approval shall have been obtained;

          (b)   the IAC Required Stockholder Approval shall have been obtained;

          (c)   the Match Stockholder Approval shall have been obtained;

          (d)   the Governmental Approvals set forth in Section 8.01(d) of the IAC Disclosure Letter shall have been obtained;

          (e)   IAC, Match and New IAC shall have received the Distribution Tax Opinion;

          (f)    IAC and Match shall have received the Merger Tax Opinion;

          (g)   one or more opinions from an independent firm reasonably acceptable to IAC at the time or times requested by the IAC Board of Directors shall have been obtained with respect to the adequacy of surplus under Delaware law with respect to IAC to effect the Mandatory Exchange and the solvency of IAC immediately prior to the consummation of the Transactions and each of New IAC and New Match immediately after the consummation of the Transactions;

          (h)   one or more opinions from an independent firm reasonably acceptable to Match at the time or times requested by the Match Separation Committee or the Match Board of Directors shall have been obtained with respect to the solvency of New Match immediately after the consummation of the Transactions;

          (i)    the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

          (j)    the shares of IAC Class M Common Stock (or, after it is renamed pursuant to the Post-Merger Amendments to the New Match Charter, New Match Common Stock) and New IAC Common Stock shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

        SECTION 8.02    Conditions to Obligations of the IAC Parties to Effect the Transactions.     The obligation of each of the IAC Parties to effect the Transactions is further subject to the satisfaction (or, to the extent permitted by Law, waiver) on or prior to the Closing Date of the following conditions:

          (a)   (i) the representations and warranties of Match set forth in Sections 4.01(a), 4.02(a) and 4.09 shall be true and correct in all respects (other than de minimis inaccuracies) as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) on and as of such earlier date) and (ii) all other representations and warranties of Match set forth in this Agreement shall be true and correct in all respects (disregarding all materiality and "Match Material Adverse Effect" qualifiers contained therein) as of the date hereof the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date), except where the failure of the representations and warranties contained in this clause (ii) to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Match Material Adverse Effect;

          (b)   Match shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

          (c)   IAC shall have received a certificate signed on behalf of Match by an executive officer of Match certifying the satisfaction by Match of the conditions set forth in Sections 8.02(a) and 8.02(b);

          (d)   no court of competent jurisdiction or other Governmental Authority shall have issued a Judgment or enacted a Law that is still in effect and prohibits, enjoins or makes illegal the consummation of the Transactions, and no Action shall be pending that would reasonably be expected to prohibit, impair or materially delay the ability of IAC or New IAC to consummate the Transactions on the terms contemplated hereby or that seeks material damages or another material remedy in connection with this Agreement or the Transactions as contemplated hereby;

          (e)   the applicable member of the Match Group shall have executed and delivered to IAC (or the applicable member of the New IAC Group) each of the Ancillary Agreements to which such Person is a party; and

          (f)    IAC shall have received, in cash in immediately available funds, the full aggregate principal amount of the Match Loan.

        SECTION 8.03    Conditions to the Obligation of Match to Effect the Transactions.     The obligation of Match to effect the Transactions is further subject to the satisfaction (or, to the extent permitted by Law, waiver) on or prior to the Closing Date of the following conditions:

          (a)   (i) the representations and warranties of IAC set forth in Sections 5.01(a), 5.02(a) and 5.09 shall be true and correct in all respects (other than de minimis inaccuracies) as of the date hereof as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) on and as of such earlier date) and (ii) all other representations and warranties of IAC and New IAC set forth in this Agreement shall be true and correct in all respects (disregarding all materiality and "IAC Material Adverse Effect" qualifiers contained therein) as of the date hereof and as of Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date) except where the failure of the representations and warranties contained in this clause (ii) to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a IAC Material Adverse Effect;

          (b)   the IAC Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

          (c)   Match shall have received a certificate signed on behalf of IAC by an executive officer of IAC certifying the satisfaction by the IAC Parties of the conditions set forth in Sections 8.03(a) and 8.03(b);

          (d)   no court of competent jurisdiction or other Governmental Authority shall have issued a Judgment or enacted a Law that is still in effect and prohibits, enjoins or makes illegal the consummation of the Transactions, and no Action shall be pending that would reasonably be expected to prohibit, impair or materially delay the ability of Match to consummate the Transactions on the terms contemplated hereby or that seeks material damages or another material remedy in connection with this Agreement or the Transactions as contemplated hereby; and

          (e)   the applicable member of the IAC Group shall have executed and delivered to Match (or the applicable member of the New Match Group) each of the Ancillary Agreements to which such Person is a party.

ARTICLE IX
Termination, Amendment and Waiver

        SECTION 9.01    Termination.     This Agreement may be terminated at any time prior to the Reclassification Effective Time (regardless of the adoption of this Agreement by New Match Merger Sub HoldCo as the sole member of New Match Merger Sub or the stockholders of Match):

          (a)   by mutual written consent of IAC and Match in a written instrument;

          (b)   by either IAC or Match, upon written notice to the other party:

              (i)  if the Closing has not occurred on or before December 19, 2020 (or any such other date agreed to in writing by Match and IAC prior to the Closing) (the "End Date"), unless any IAC Party is then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement, in the case IAC is seeking to terminate this Agreement, or Match is then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement, in the case Match is seeking to terminate this Agreement;

             (ii)  if the IAC Required Stockholder Approval has not been obtained upon a vote taken thereon at the IAC Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

            (iii)  if the Match Stockholder Approval or the Match Disinterested Stockholder Approval has not been obtained upon a vote taken thereon at the Match Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

            (iv)  if any court of competent jurisdiction or other Governmental Authority shall have issued a Judgment that permanently restrains, enjoins or otherwise prohibits the consummation of the Transactions, and any such Judgment shall have become final and non-appealable; or

             (v)  if any Governmental Authority shall have enacted a Law that prohibits or makes illegal the consummation of the Transactions; or

          (c)   by IAC, upon written notice to Match:

              (i)  if Match shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.02(a) or Section 8.02(b) and (B) is incapable of being cured by Match or is not cured within sixty (60) days of written notice of such breach from IAC (provided that the IAC Parties are not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 8.03(a) or Section 8.03(b));

             (ii)  if the Uncollared Exchangeable Notes Share Adjustment Number is greater than the Exchangeable Notes Share Adjustment Cap and Match shall not have, by written notice to IAC delivered prior to the Acceptance Deadline, accepted the use of the Exchangeable Notes Share Adjustment Cap as the Exchangeable Notes Share Adjustment Number as set forth in Annex A; or

            (iii)  if there shall have occurred a Match Change of Recommendation; or

          (d)   by Match, upon written notice to IAC:

              (i)  if the IAC Parties shall have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.03(a) or Section 8.03(b) and (B) is incapable of being cured by the IAC Parties or is not cured within sixty (60) days of written notice of such breach from Match (provided that Match is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 8.02(a) or Section 8.02(b));

             (ii)  if the Uncollared Exchangeable Notes Share Adjustment Number is less than the Exchangeable Notes Share Adjustment Floor and IAC shall not have, by written notice to Match delivered prior to the Acceptance Deadline, accepted the use of the Exchangeable Notes Share Adjustment Floor as the Exchangeable Notes Share Adjustment Number as set forth in Annex A; or

            (iii)  if there shall have occurred an IAC Change of Recommendation.

        SECTION 9.02    Effect of Termination.     In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any of the parties, except (a) the provisions of this Section 9.02 and Article XIII shall survive any such termination of this Agreement and no such termination shall relieve either party from any liability or obligation under such provisions and (b) nothing contained herein shall relieve any party from liability for any Willful Breach of this Agreement or actual and intentional fraud.

        SECTION 9.03    Amendment.     Subject to compliance with applicable Law, this Agreement may be amended by the parties at any time before or after the receipt of the IAC Stockholder Approval or the Match Stockholder Approval; provided that any amendment of this Agreement that requires approval by the holders of IAC Capital Stock or approval by the holders of Match Capital Stock under applicable Law shall be subject to such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        SECTION 9.04    Extension; Waiver.     At any time prior to the Reclassification Effective Time, a Party may, subject to the proviso of Section 9.03, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance by the other party with any of the agreements or conditions for the benefit of such Party contained in this Agreement or (d) other than with respect to the condition set forth in Section 8.01(a), waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by a Party shall require the approval of the stockholders of IAC or Match unless such approval is required by applicable Law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE X
Indemnification

        SECTION 10.01    Release of Claims.

          (a)   Except as provided in Section 10.01(c) or Section 10.01(f), effective as of the Mandatory Exchange Effective Time, New Match does hereby, on behalf of itself and each other member of the New Match Group and their respective Affiliates (other than any member of the New IAC Group), successors and assigns, and all Persons who at any time prior to the Mandatory Exchange Effective Time have been stockholders (other than any member of the New IAC Group), directors, officers, agents or employees of any member of the New Match Group (in each case, in their respective capacities as such) (the "New Match Releasors"), unequivocally, unconditionally and irrevocably release and discharge New IAC and each of the other members of the New IAC Group, their respective Affiliates (other than any member of the New Match Group), successors and assigns, and all Persons who at any time prior to the Mandatory Exchange Effective Time have been stockholders (other than any member of the New Match Group), directors, officers, agents or employees of IAC or of any member of the New IAC Group (in each case, in their respective capacities as such), and their respective heirs, executors, trustees, administrators, successors and assigns (the "New IAC Released Parties"), from any and all Actions, causes of action, choses in action, cases, claims, suits, debts, dues, damages, judgments and liabilities, of any nature whatsoever, in law, at equity or otherwise, whether direct, derivative or otherwise, which have been asserted against a New IAC Released Party or which, whether currently known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, the New Match Releasors ever could have asserted or ever could assert, in any capacity, whether as partner, employer, agent or otherwise, either for itself or as an assignee, heir, executor, trustee, administrator, successor or otherwise for or on behalf of any other Person, against the New IAC Released Parties, relating to any claims or transactions or occurrences whatsoever, up to but excluding the Mandatory Exchange Effective Time, including in connection with the Transactions and all activities to implement the Transactions or otherwise in connection with any New Match Liabilities or New Match Assets (collectively, "New Match Claims"); and the New Match Releasors hereby unequivocally, unconditionally and irrevocably agree not to initiate proceedings with respect to, or institute, assert or threaten to assert, any New Match Claim.

          (b)   Except as provided in Section 10.01(c), effective as of the Mandatory Exchange Effective Time, New IAC does hereby, on behalf of itself and each other members of the New IAC Group (other than any member of the ANGI Group) and their respective Affiliates (other than any member of the ANGI Group or the New Match Group), successors and assigns, and all Persons who at any time prior to the Mandatory Exchange Effective Time have been stockholders (other than any member of the ANGI Group or the New Match Group), directors, officers, agents or employees of any member of the New IAC Group (other than any member of the ANGI Group) (in each case, in their respective capacities as such) (the "New IAC Releasors"), unequivocally, unconditionally and irrevocably release and discharge New Match and each of the other members of the New Match Group, their respective Affiliates (other than any member of the New IAC Group), successors and assigns, and all Persons who at any time prior to the Mandatory Exchange Effective Time have been stockholders (other than any member of the New IAC Group), directors, officers, agents or employees of any member of the New Match Group (in each case, in their respective capacities as such), and their respective heirs, executors, trustees, administrators, successors and assigns (the "New Match Released Parties"), from any and all Actions, causes of action, choses in action, cases, claims, suits, debts, dues, damages, judgments and liabilities, of any nature whatsoever, in law, at equity or otherwise, whether direct, derivative or otherwise, which have been asserted against a New Match Released Party or which, whether currently known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, the New IAC Releasors ever could have asserted or ever could assert, in any capacity, whether as partner, employer, agent or otherwise, either for itself or as an assignee, heir, executor, trustee, administrator, successor or otherwise for or on behalf of any other Person, against the New Match Released Parties, relating to any claims or transactions or occurrences whatsoever, up to but excluding the Mandatory Exchange Effective Time including in connection with the Transactions and all activities to implement the Transactions or otherwise in connection with any New IAC Liabilities or New IAC Assets (collectively, "New IAC Claims"); and the New IAC Releasors hereby unequivocally, unconditionally and irrevocably agree not to initiate proceedings with respect to, or institute, assert or threaten to assert, any New IAC Claim.

          (c)   Nothing contained in Section 10.01(a) or 10.01(b) shall impair any right of any Person to enforce this Agreement or any Ancillary Agreement or any other agreement, arrangement, contract, commitment or understanding that is entered into after the Mandatory Exchange Effective Time among any member of the New Match Group, on the one hand, and any member of the New IAC Group, on the other hand, nor shall anything contained in the foregoing sections be interpreted as terminating as of the Mandatory Exchange Effective Time any rights under any such agreements, arrangements, contracts, commitments or understandings. Nothing contained in Section 10.01(a) or Section 10.01(b) shall release any Person from:

              (i)  any Liability provided in or resulting from this Agreement or any of the Ancillary Agreements, including any Liability for indemnification or contribution pursuant to this Agreement or any Ancillary Agreement;

             (ii)  any Liability provided in or resulting from any Contract specified in Section 1.04(b) not to terminate as of the Mandatory Exchange Effective Time;

            (iii)  any Liability provided in or resulting from any other agreement, arrangement, contract, commitment or understanding that is entered into after the Mandatory Exchange Effective Time between any member of the New Match Group on the one hand, and any member of the New IAC Group on the other hand;

            (iv)  any Liability arising from the rights, if any, of any New Match Releasor or New IAC Releasor who is an employee to any earned but unpaid salary, wages or bonus opportunity, or any rights to vested benefits under employee benefit plans or any other claims that may not be released under applicable Law;

             (v)  any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the New Match Group or the New IAC Group, as applicable, in accordance with, or any other Liability of any member of the New Match Group or the New IAC Group under, this Agreement or any Ancillary Agreement; or

            (vi)  any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 10.01.

          (d)   From and after the Mandatory Exchange Effective Time, New Match shall not, and shall not permit any other member of the New Match Group to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against New IAC or any other member of the New IAC Group, or any other Person released pursuant to Section 10.01(a), with respect to any Liabilities released pursuant to Section 10.01(a).

          (e)   From and after the Mandatory Exchange Effective Time, New IAC shall not, and shall not permit any other member of the New IAC Group to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against New Match or any other member of the New Match Group or any other Person released pursuant to Section 10.01(b), with respect to any Liabilities released pursuant to Section 10.01(b).

          (f)    Notwithstanding anything herein to the contrary, in the event that following the Mandatory Exchange Effective Time, any member of the ANGI Group brings a New IAC Claim against any of the New Match Released Parties, (i) the release set forth in Section 10.01(a) for the benefit of any member of the ANGI Group shall be null and void in all respects and (ii) New Match shall be permitted, and any other member of the New Match Group shall be permitted, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of indemnification, against any member of the ANGI Group with respect to any Liabilities released pursuant to Section 10.01(a).

          (g)   At any time, at the request of any other party hereto, New IAC and New Match shall cause each of the members of their respective Groups and applicable Affiliates to execute and deliver releases reflecting the provisions of this Section 10.01.

        SECTION 10.02    Indemnification by New Match.     Subject to Section 10.11, from and after the Mandatory Exchange Effective Time, New Match shall, and shall cause the other members of the New Match Group to, to the fullest extent permitted by Law, indemnify, defend and hold harmless New IAC and each other member of the New IAC Group and each of their respective current and former directors, officers and employees (in each case, in their respective capacities as such), and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "New IAC Indemnitees"), from and against any and all Liabilities of the New IAC Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

          (a)   any New Match Asset, New Match Liability (or failure of New Match, any other member of the New Match Group or any other Person to pay, perform or otherwise promptly discharge any New Match Liabilities in accordance with their terms, whether prior to, on or after the Mandatory Exchange Effective Time) or the businesses of the New Match Group after the Mandatory Exchange Effective Time;

          (b)   any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of a member of the New Match Group contained in this Agreement that survives the Mandatory Exchange Effective Time pursuant to Section 13.01 or contained in any Ancillary Agreement; and

          (c)   any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in or incorporated into the Registration Statement or the Joint Proxy Statement/Prospectus relating solely to a member of the Match Group.

        SECTION 10.03    Indemnification by New IAC.     Subject to Section 10.11, from and after the Mandatory Exchange Effective Time, New IAC shall, and shall cause the other members of the New IAC Group (other than any member of the ANGI Group) to, to the fullest extent permitted by Law, indemnify, defend and hold harmless New Match and each other member of the New Match Group and each of their respective current and former directors, officers and employees (in each case, in their respective capacities as such), and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "New Match Indemnitees") from and against any and all Liabilities of the New Match Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

          (a)   any New IAC Asset, New IAC Liability (or failure of New IAC, any other member of the New IAC Group or any other Person to pay, perform or otherwise promptly discharge any New IAC Liabilities in accordance with their terms, whether prior to, on or after the Mandatory Exchange Effective Time) or the businesses of the New IAC Group after the Mandatory Exchange Effective Time;

          (b)   any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of a member of the New IAC Group contained in this Agreement that survives the Mandatory Exchange Effective Time pursuant to Section 13.01 or contained in any Ancillary Agreement; and

          (c)   any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in or incorporated into the Registration Statement or the Joint Proxy Statement/Prospectus relating solely to a member of the IAC Group.

        SECTION 10.04    Procedures for Indemnification of Third Party Claims.

          (a)   All claims for indemnification relating to a Third Party Claim by any indemnified party (an "Indemnified Party") under this Article X shall be asserted and resolved as set forth in this Section 10.04.

          (b)   In the event that any written claim or demand for which an indemnifying party (an "Indemnifying Party") may have liability to any Indemnified Party under this Article X is asserted against or sought to be collected from any Indemnified Party by a Third Party (a "Third Party Claim"), such Indemnified Party shall promptly, but in no event more than ten (10) days following such Indemnified Party's receipt of a Third Party Claim, notify the Indemnifying Party in writing of such Third Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "Claim Notice"); provided, however, that the failure to timely give a Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third Party Claim. The Indemnifying Party shall have thirty (30) days (or such lesser number of days set forth in the Claim Notice as may be required by a court proceeding in the event of a litigated matter or such other number of days as may be agreed to in writing between the Indemnifying Party and the Indemnified Party) after receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether it desires to defend the Indemnified Party against such Third Party Claim.

          (c)   In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense, with counsel reasonably satisfactory to the Indemnified Party at the Indemnifying Party's expense. Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnified Party shall participate in any such defense at its expense, provided that such expense shall be the responsibility of the Indemnifying Party if the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party's counsel shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them (in which case the Indemnifying Party shall not be responsible for expenses in respect of more than one additional counsel, plus appropriate local counsel for the Indemnified Party in any single jurisdiction). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third Party Claim (i) on a basis that would result in (A) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, (B) a finding or admission of a violation of applicable Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates or (C) a finding or admission that would have an adverse effect on other claims made or threatened against the Indemnified Party or any of its Affiliates or (ii) which settlement or compromise does not provide for a full, unconditional and irrevocable release of the applicable Indemnified Parties.

          (d)   If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise, or (ii) after assuming the defense of a Third Party Claim fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten (10) days after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party shall have the right but not the obligation to assume its own defense; it being understood that the Indemnified Party's right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim. The Indemnified Party shall not settle a Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (e)   The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third Party Claim, including by providing access to each other's relevant business records and other documents, and employees consistent with Article XI; it being understood that the reasonable costs and expenses of the Indemnified Party relating thereto shall be Liabilities, subject to indemnification.

          (f)    The Indemnified Party and the Indemnifying Party shall use commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing either party to a

  Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

        SECTION 10.05    Procedures for Indemnification of Direct Claims.     Any claim for indemnification made directly by the Indemnified Party against the Indemnifying Party that does not result from a Third Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 45 days (or such other period as may be agreed to in writing between the Indemnifying Party and the Indemnified Party) after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in Article XII.

        SECTION 10.06    Adjustments to Liabilities.

          (a)   If notwithstanding Section 10.07 an Indemnified Party receives any payment from an Indemnifying Party in respect of any Liabilities and the Indemnified Party recovers from a Third Party insurance proceeds or any other amount in respect of the underlying claim or demand asserted pursuant to this Article X against such Indemnifying Party, such Indemnified Party shall promptly pay over to the Indemnifying Party such insurance proceeds or other amount so recovered (after deducting therefrom the amount of expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

          (b)   An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other Third Party shall be entitled to a "wind-fall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

        SECTION 10.07    Payments.     The Indemnifying Party shall pay all amounts payable pursuant to this Article X by wire transfer of immediately available funds in accordance with Section 13.10. Any invoice from an Indemnified Party of a bill shall be accompanied by all reasonably detailed backup documentation for a Liability that is the subject of indemnification hereunder. In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Liability for which it is liable hereunder no later than thirty (30) days (or such other period as may be agreed to in writing between the Indemnifying Party and the Indemnified Party) following any final determination of such Liability and the Indemnifying Party's liability therefor. A "final determination" shall exist when (a) the parties to the dispute have reached an agreement in writing, (b) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment, or (c) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.

        SECTION 10.08    Contribution; Mitigation.

          (a)   If the indemnification provided for in this Article X shall, for any reason (other than the terms of such indemnification), be unavailable or insufficient to hold harmless the Indemnified Party hereunder in respect of any Liability, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Liability, in such proportion as shall be sufficient to place the Indemnified Party in the same position as if such Indemnified Party were indemnified hereunder, the Parties intending that their respective contributions hereunder be as close as possible to the indemnification under Section 10.02 and Section 10.03. If the contribution provided for in the previous sentence shall, for any reason, be unavailable or insufficient to put the Indemnified Party in the same position as if it were indemnified under Section 10.02 and Section 10.03, as the case may be, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liability, in such proportion as shall be appropriate to reflect the relative benefits received by and the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand with respect to the matter giving rise to the Liability.

          (b)   Any Indemnified Party shall take all commercially reasonable steps to mitigate any Liabilities incurred by such party upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any indemnification rights hereunder (including by pursuing available insurance and indemnification coverage). A failure to take such steps shall not affect a party's right to indemnification and contribution hereunder except to the extent such failure actually increases the amount due from the indemnifying party.

        SECTION 10.09    Remedies Cumulative.     The remedies provided in this Article X shall be cumulative and, subject to the provisions of Article XII, shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

        SECTION 10.10    Survival of Indemnities.     The rights and obligations of New Match, New IAC and their respective Indemnified Parties under this Article X shall survive the distribution, sale or other transfer by any Party of any assets or the delegation or assignment by it of any Liabilities. If New Match or New IAC shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, proper provisions shall be made so that such surviving or acquiring Person(s), as the case may be, shall assume all of the obligations of New Match or New IAC, as the case may be, set forth under this Article X.

        SECTION 10.11    Limitation of Liability.     In no event shall any member of the New Match Group or the New IAC Group be liable to any member of the other Group for (x) any punitive damages arising in any way out of this Agreement or (y) any special or consequential damages arising in any way out of this Agreement except to the extent such damages are reasonably foreseeable (and in no event shall any such damages be measured based on a diminution in stock value); provided, however, that the foregoing limitations shall not limit either Party's indemnification obligations for Liabilities with respect to Third Party Claims as set forth in Article X. The provisions of Article XII and Section 13.12 shall be the Parties' sole recourse for any breach hereof or any breach of the Ancillary Agreements (other than the Real Estate Contribution Agreement and Subleases) from and after the Match Merger Effective Time.

        SECTION 10.12    Transaction Liabilities.     The costs of defending or investigating any Action that results or if adversely determined would result in Transaction Liabilities shall be borne by the party incurring such costs. The provisions of this Agreement relating to Transaction Liabilities are not intended to limit in any respect the rights of New IAC and New Match and their respective Groups to appeal any decision relating to Transaction Liabilities.

 ARTICLE XI
Exchange of Information; Confidentiality

        SECTION 11.01    Agreement for Exchange of Information; Archives.

          (a)   Without limiting any rights or obligations under any Ancillary Agreement between the Parties and/or any of the members of their respective Groups relating to confidentiality, and subject to the provisions of Section 11.04:

              (i)  at any time before the Mandatory Exchange Effective Time, IAC agrees to provide, and to cause the other members of the IAC Group and its and such members' Representatives to provide, to Match or the applicable members of the Match Group, and Match agrees to provide, and to cause the other members of the Match Group and its and such members' Representatives to provide, to IAC or the applicable members of the IAC Group, as soon as reasonably practicable after written request therefor (such party making the request, a "Pre-Closing Requesting Party"), any Information within its possession or under its control or within the possession or under the control of one of such Persons which the Pre-Closing Requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the Pre-Closing Requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the Pre-Closing Requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or similar requirements of the Pre-Closing Requesting Party, in each case other than claims or allegations that IAC or Match, or any of their respective Group members, has or brings against the other Group or the applicable member thereof, or (iii) subject to the foregoing clause (ii) above, to comply with its obligations under this Agreement or any Ancillary Agreement, including any obligation of a member of the New Match Group to assume any Contract or New Match Liability at the Closing.

             (ii)  at any time after the Mandatory Exchange Effective Time, New IAC agrees to provide, and to cause the other members of the New IAC Group and its and such members' Representatives to provide, to New Match or the applicable members of the New Match Group, and New Match agrees to provide, and to cause the other members of the New Match Group and its and such members' Representatives to provide, to New IAC or the applicable members of the New IAC Group, as soon as reasonably practicable after written request therefor (such party making the request, a "Post-Closing Requesting Party"), any Information within its possession or under its control or within the possession or under the control of one of such Persons which the Post-Closing Requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the Post-Closing Requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the Post-Closing Requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or similar requirements of the Post-Closing Requesting Party, in each case other than claims or allegations that New IAC or New Match, or any of their respective Group members, has or brings against the other Group or the applicable member thereof, or (iii) subject to the foregoing clause (ii) above, to comply with its obligations under this Agreement or any Ancillary Agreement, including any obligation of a member of the New IAC Group to assume any Contract or New IAC Liability at the Closing.

Notwithstanding the foregoing, in the event that any Party determines that any provision of Information could be commercially detrimental, violate any applicable Law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (b)   For seven (7) years following the Mandatory Exchange Effective Time:

              (i)  New Match and the other members of the New Match Group shall have access during regular business hours (as in effect from time to time), and upon reasonable advance notice, to the documents and objects of historical significance that relate to the businesses of the New Match Group or the New Match Assets and that are located in archives retained or maintained by New IAC or any other member of the New IAC Group (other than the members of the ANGI Group).

             (ii)  New Match and the other members of the New Match Group may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that New Match shall cause any such objects to be returned promptly, at New Match's expense, in substantially the same condition in which they were delivered to New Match or to any member of the New Match Group and the other members of the New Match Group shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions. In any event, the foregoing shall not be deemed to restrict the access of New IAC or any other member of the New IAC Group to any such documents or objects. Subject to Section 11.04, nothing herein shall be deemed to impose any Liability on New IAC or any other member of the New IAC Group if documents or objects referred to in this Section 11.01 are not maintained or preserved by New IAC or any other member of the New IAC Group.

            (iii)  Alternatively, New IAC, acting reasonably, may request from New Match and any other member of the New Match Group that they provide New IAC with reasonable advance notice, with a list of the requested Information that relates to the businesses of New Match or New Match Assets and New IAC shall use, and shall cause the other members of the New IAC Group that are in possession of the Information requested to use, commercially reasonable efforts to locate all requested Information that is owned or possessed by New IAC or any such Group members or their respective Representatives. New IAC shall make available all such Information for inspection by New Match or any other relevant member of the New Match Group through an electronic data room or if such electronic files are not reasonably available, during normal business hours at the place of business reasonably designated by New IAC. Subject to such confidentiality or security obligations as New IAC or the other relevant members of its Group may reasonably deem necessary, New Match and the other relevant members of the New Match Group may have all requested Information duplicated. Alternatively, New IAC or the other relevant members of the New IAC Group may deliver to New Match, at New Match's request and expense, all requested Information in the form reasonably requested by New Match or the New Match Group. At New IAC's request, New Match shall cause such Information when no longer needed to be returned to New IAC at New Match's expense.

          (c)   For seven (7) years following the Mandatory Exchange Effective Time, New Match shall make available and shall cause the New Match Group to make available to the New IAC Group at least the level of access required to be provided by the New IAC Group under Section 11.01(b) to New Match.

          (d)   Without limiting the generality of the foregoing provisions, until the end of the calendar year during which the Mandatory Exchange Effective Time occurs (and for a reasonable period of time afterwards as required for each of New IAC and New Match to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Mandatory Exchange Effective Time occurs), each of New IAC and New Match shall use its commercially reasonable efforts to cooperate with the other Party's information requests to enable

  (i) the other Party to meet its timetable for dissemination of its earnings releases, financial statements and management's assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K promulgated under the Exchange Act; and (ii) the other Party's accountants to timely complete their review of the quarterly financial statements and audit of the annual financial statements, including, to the extent applicable to such Party, its auditor's audit of its internal control over financial reporting and management's assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the SEC's and Public Company Accounting Oversight Board's rules and auditing standards thereunder and any other applicable Law.

        SECTION 11.02    Ownership of Information.     The provision of any Information pursuant to Section 11.01 or Section 11.06 shall not affect the ownership of such Information (which shall be determined solely in accordance with the terms of this Agreement and the Ancillary Agreements), or constitute a grant of rights in or to any such Information.

        SECTION 11.03    Compensation for Providing Information.     Each Party agrees to reimburse the providing Party for the reasonable out-of-pocket costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of such Party (or a member of such Party's Group) as a Requesting Party. Except as may be otherwise specifically provided elsewhere in this Agreement, in the Ancillary Agreements, or in any other agreement between the Parties, such costs shall be computed in accordance with the providing Party's standard methodology and procedures.

        SECTION 11.04    Record Retention.     To facilitate the possible exchange of Information pursuant to this Article XI and other provisions of this Agreement after the Mandatory Exchange Effective Time, each of New Match and New IAC agrees to use commercially reasonable efforts to retain, and to cause the members of their respective Group to retain, all Information in their respective possession or control at the Mandatory Exchange Effective Time in accordance with the policies of the New IAC Group as in effect at the Mandatory Exchange Effective Time or such other policies as may be reasonably adopted by the appropriate Party after the Mandatory Exchange Effective Time. Prior to the seventh (7th) anniversary of the Mandatory Exchange Effective Time, neither New Match nor New IAC will destroy, or permit any member of their respective Groups to destroy, any Information which the other Party or any such member of its Group may have the right to obtain pursuant to this Agreement without first using commercially reasonable efforts to notify such other Party of the proposed destruction and giving such other Party the opportunity to take possession of such Information prior to such destruction. Notwithstanding the foregoing, Section 9 of the Tax Matters Agreement will govern the retention of Tax related records, and Article VII of the Employee Matters Agreement will govern the retention of employment and benefits related records.

        SECTION 11.05    Other Agreements Providing for Exchange of Information.     The rights and obligations granted or created under this Article XI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Ancillary Agreement.

        SECTION 11.06    Production of Witnesses; Records; Cooperation.

          (a)   After the Mandatory Exchange Effective Time, except in the case of any Dispute between New IAC and New Match, or any of the members of their respective Groups, each of New Match and New IAC shall use commercially reasonable efforts to, and shall cause the other relevant members of its Group to use commercially reasonable efforts to, make available to a Requesting Party, upon written request (e-mail being sufficient), its then former and current Representatives (and the former and current Representatives of its applicable Group members) as witnesses and any books, records or other documents within its control (or that of its applicable Group members) or which it (or its applicable Group members) otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such

  Representatives) or books, records or other documents may reasonably be required in connection with any Action in which the Requesting Party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The Requesting Party shall bear all costs and expenses in connection therewith.

          (b)   After the Mandatory Exchange Effective Time, if either New Match or New IAC, being entitled to do so under this Agreement, chooses to defend or to seek to settle or compromise any Third Party Claim, the other Party shall use commercially reasonable efforts to make available to such Party, upon written request, its then former and current Representatives and those of its respective Group members as witnesses and any books, records or other documents within its control (or that of its respective Group members) or which it (or its respective Group members) otherwise has the ability to make available, to the extent that any such Person (giving consideration to business demands of such Representatives) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, as the case may be.

          (c)   From and after the Mandatory Exchange Effective Time, notwithstanding anything to the contrary in Article X, (i) New Match shall have the right to control the Match Actions and New Match shall give New IAC the opportunity to participate in the defense or settlement of any Match Action to which a member of the New IAC Group is a party or with respect to which any member of the New IAC Group would not be fully indemnified by New Match pursuant to this Agreement, (ii) New IAC shall have the right to control any Action to which any member of the New IAC Group or New Match Group was a party prior to the Mandatory Exchange Effective Time, other than the Match Actions, (iii) notwithstanding the foregoing clauses (i) and (ii), (x) New IAC shall have the right to control any Action which IAC had the right to control prior to the Mandatory Exchange Effective Time pursuant to Section 7.16, and (y) New Match shall have the right to control any Action which Match had the right to control prior to the Mandatory Exchange Effective Time pursuant to Section 7.16, and (iv) each of New IAC and New Match shall cooperate, and shall use its reasonable best efforts to cause its Representatives to cooperate, and New IAC shall cause the members of the New IAC Group to cooperate and New Match shall cause the members of the New Match Group to cooperate, in each case in the defense of (A) the Match Actions to which a member of the New IAC Group is a party and (B) the Actions which New IAC has the right to control pursuant to clause (ii) above to which a member of the New Match Group is a party. From and after the Mandatory Exchange Effective Time, neither New IAC nor New Match shall settle, compromise or offer to settle or compromise any Action to which members of both New IAC Group and New Match Group are a party (including any Transaction Litigation) without the consent of the other Party, such consent not to be unreasonably conditioned, withheld or delayed, unless such settlement or compromise involves solely the payment of monetary damages by the settling party and provides for a full, unconditional and irrevocable release of the other Party and its current and former directors and officers and, if such other Party is New IAC, of the current and former directors officers of IAC (to the extent such individuals are a party to such Action).

          (d)   The obligation to provide witnesses pursuant to this Section 11.06 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other employees without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 11.06(a) with respect to Disputes between New IAC and New Match, or any of the members of their respective Groups).

        SECTION 11.07    Privileged Matters.

          (a)   The Parties recognize that there are certain legal and other professional services that have been and will be provided prior to the Mandatory Exchange Effective Time as to which the members of the IAC Group and the Match Group may be deemed to be the client with respect to such services for the purposes of asserting all privileges which may be asserted under applicable Law in connection therewith. The Parties recognize that there are certain legal and other professional services that will be provided following the Mandatory Exchange Effective Time, which services will be rendered solely for the benefit of the New IAC Group or the New Match Group, as the case may be. In furtherance of the foregoing, each Party shall authorize the delivery to and/or retention by the other Party of materials existing as of the Mandatory Exchange Effective Time that are necessary for such other Party to receive such services, subject to the other provisions of this Section 11.07.

          (b)   From and after the Mandatory Exchange Effective Time, the Parties agree as follows:

              (i)  New IAC shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates:

              (A)  solely to the businesses of the New IAC Group or to a member of the New IAC Group and not to the businesses of the New Match Group or to a member of the New Match Group;

              (B)  solely to any New IAC Liabilities resulting from any Actions that are now pending or may be asserted in the future;

              (C)  to any individual who served as a director or officer of IAC prior to the Mandatory Exchange Effective Time, other than any individual who was also a director, employee or officer of a member of the Match Group except to the extent that New IAC and New Match jointly determine that such Privileged Information relates solely to such individual's role as a director, employee or officer of IAC; or

              (D)  to any communications between internal or outside counsel, on the one hand, and, on the other hand, IAC, any director, employee or officer of IAC, or any member of the IAC Group (or with respect to communications taking place after the Mandatory Exchange Effective Time, the New IAC Group) in connection with this Agreement, any of the Ancillary Agreements, the Transactions or any matters relating to such agreements or to the Transactions (including in connection with a dispute between a member of the New IAC Group and a member of the New Match Group), other than, in the case of any such director, employee or officer, to the extent such communication relates solely to such individual's role as a director, employee or officer of a member of the Match Group;

    in each case, whether or not the Privileged Information is in the possession or under the control of any member of the New IAC Group or any member of the New Match Group; and

             (ii)  New Match shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information (other than the Privileged Information relating solely to the Specified Actions or the Actions) that relates:

              (A)  solely to the businesses of the New Match Group or to a member of the New Match Group and not to the businesses of the New IAC Group or a member of the New IAC Group;

              (B)  solely to any New Match Liabilities resulting from any Actions that are now pending or may be asserted in the future;

              (C)  to any individual who served as a director or officer of Match prior to the Mandatory Exchange Effective Time, other than any individual who was also a director, employee or officer of a member of the IAC Group except to the extent that New IAC and New Match jointly determine that such Privileged Information relates solely to such individual's role as a director, employee or officer of Match; or

              (D)  to any communications between internal or outside counsel, on the one hand, and, on the other hand, Match, any director, employee or officer of Match or any member of the Match Group (or with respect to communications taking place after the Mandatory Exchange Effective Time, the New Match Group) in connection with this Agreement, any of the Ancillary Agreements, the Transactions or any matters relating to such agreements or to the Transactions (including in connection with a dispute between a member of the New IAC Group and a member of the New Match Group), to the extent that, in the case of any such director, employee or officer, such communication relates solely to such individual's role as a director, employee or officer of Match;

    in each case, whether or not the Privileged Information is in the possession or under the control of any member of the New Match Group or any member of the New IAC Group.

            (iii)  If New IAC and New Match do not agree as to whether certain information is Privileged Information, then such information shall be treated as Privileged Information, and the Party that believes that such information is Privileged Information shall be entitled to control the assertion or waiver of all privileges and immunities in connection with any such information unless the Parties otherwise agree. The Parties shall use the procedures set forth in Article XII to resolve any disputes as to whether any information is subject to Section 11.07(b)(i), (b)(ii) or (c).

          (c)   Subject to the remaining provisions of this Section 11.07, each of New IAC and New Match agrees on behalf of its and the members of its Group that they shall have a shared privilege or immunity with respect to all privileges and immunities not allocated pursuant to Section 11.07(b) and all privileges and immunities relating to the Specified Actions or any Actions or other matters that involve both Parties (or one or more members of their respective Groups) and in respect of which both Parties have Liabilities under this Agreement, and that no such shared privilege or immunity may be waived by either New IAC or New Match without the consent of the other Party.

          (d)   For the avoidance of doubt, nothing herein is intended to or shall adversely affect the right of any individual who had an attorney-client relationship with counsel to control the assertion or waiver of all privileges and immunities in connection with such representation (regardless of whether such representation may or may not have been deemed to be joint with any Party or any member of any Party's Group).

          (e)   If any Dispute arises between New IAC and New Match or any members of their respective Groups regarding whether a privilege or immunity should be waived to protect or advance the interests of either Party and/or any member of their respective Groups, each Party agrees that it shall (i) negotiate with the other Party in good faith; (ii) endeavor to minimize any prejudice to the rights of the other Party; and (iii) not unreasonably withhold consent to any request for waiver by the other Party.

          (f)    In the event of any Dispute between New IAC and New Match, or any members of their respective Groups, either Party may waive a privilege in which the other Party or member of such other Party's Group has a shared privilege, without obtaining consent pursuant to Section 11.07(c); provided that New IAC and New Match intend such waiver of a shared privilege to be effective only as to the use of information with respect to the Action between the Parties and/or the applicable members of their respective Groups, and is not intended to operate as a waiver of the shared privilege with respect to any Third Party.

          (g)   Upon receipt by New IAC or New Match, or by any member of its respective Group, of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Privileged Information subject to a shared privilege or immunity or as to which another Party has the sole right hereunder to assert a privilege or immunity, or if either Party obtains knowledge that any of its, or any member of its respective Group's, current or former directors, officers, agents or employees have received any subpoena, discovery or other requests that may reasonably be expected to result in the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of the request (which notice shall be delivered to such other Party at least ten (10) Business Days before production is required to occur, to the extent practicable) and shall provide the other Party a reasonable opportunity to review the Privileged Information and to assert any rights it or they may have under this Section 11.07 or otherwise, to prevent the production or disclosure of such Privileged Information.

          (h)   Any furnishing of, or access or transfer of, any information pursuant to this Agreement is made in reliance on the agreement of New IAC and New Match set forth in this Section 11.07 and in Section 11.08 to maintain the confidentiality of Privileged Information and to assert and maintain all applicable privileges and immunities. The Parties agree that their respective rights to any access to information, witnesses and other Persons, the furnishing of notices and documents and other cooperative efforts between the Parties contemplated by this Agreement, and the transfer of Privileged Information between the Parties and members of their respective Groups as needed pursuant to this Agreement, is not intended to be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

          (i)    In connection with any matter contemplated by Section 11.06 or this Section 11.07, the Parties agree to, and to cause the applicable members of their Group to hold Privileged Information in strict confidence and to maintain their respective separate and joint privileges and immunities, including by executing joint defense and/or common interest agreements where necessary or useful for this purpose.

          (j)    From and after the Mandatory Exchange Effective Time, all communications and files relating to any representation by internal or external counsel solely of IAC or any member of the IAC Group, and not of Match or any member of the Match Group, shall be and remain the property of New IAC and not of New Match or any other member of the New Match Group, and none of New Match or any member of the New Match Group shall have any access to any such communications or to any related files or shall seek to obtain any such communications or files by any process on the grounds that the privilege or protection attaching to such communications or files belongs to New Match or any member of the New Match Group.

          (k)   From and after the Mandatory Exchange Effective Time, all communications and files relating to any representation by internal or external counsel solely of Match or any member of the Match Group, and not of IAC or any member of the IAC Group, shall be and remain the property of New Match and not of New IAC or any other member of the New IAC Group, and none of New IAC or any member of the New IAC Group shall have any access to any such communications or to any related files or shall seek to obtain any such communications or files by any process on the grounds that the privilege or protection attaching to such communications or files belongs to New IAC or any member of the New IAC Group.

        SECTION 11.08    Confidentiality.

          (a)   Subject to Section 11.09, Match shall, and from and after the Mandatory Exchange Effective Time, New Match shall, hold, and shall cause the members of their Groups and Representatives to hold, in strict confidence, with at least the same degree of care that applies to the confidential and proprietary Information of IAC pursuant to policies in effect as of the date hereof, all confidential and proprietary Information that concerns (x) any member of the IAC Group that is either in such company's possession prior to the Mandatory Exchange Effective Time (including Information in its possession prior to the date hereof) or furnished by any member of the IAC Group or any IAC Affiliate, or any of their respective Representatives at any time prior to the Mandatory Exchange Effective Time pursuant to this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby and (y) any member of the New IAC Group that is either in such company's possession on or after the Mandatory Exchange Effective Time or furnished by any member of the New IAC Group or by any of their respective Affiliates (other than any member of the New Match Group) or Representatives at any time on or after the Mandatory Exchange Effective Time pursuant to this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby (any such Information referred to herein as "IAC Confidential Information"), and shall not use, and shall cause its applicable Subsidiaries and Representatives not to use, any such IAC Confidential Information other than for such purposes as shall be expressly permitted hereunder or thereunder. Notwithstanding the foregoing, IAC Confidential Information shall not include Information that is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement relating to confidentiality between or among the relevant Parties and/or their respective Subsidiaries, Affiliates or Representatives, (ii) lawfully acquired by any member of the Match Group (or from and after the Mandatory Exchange Effective Time, any member of the New Match Group) from a Third Party not bound by a confidentiality obligation, or (iii) independently generated or developed by Persons who do not and did not have access to, or descriptions of, any such confidential or proprietary Information.

          (b)   Subject to Section 11.09, IAC shall, and from and after the Mandatory Exchange Effective Time, New IAC shall, hold, and shall cause the members of their Groups and Representatives to hold, in strict confidence, with at least the same degree of care that applies to the confidential and proprietary Information of Match pursuant to policies in effect as of the date hereof, all confidential and proprietary Information that concerns (x) any member of the Match Group that is either in such company's possession prior to the Mandatory Exchange Effective Time (including Information in its possession prior to the date hereof) or furnished by any member of the Match Group or any Match Affiliate, or any of their respective Representatives at any time prior to the Mandatory Exchange Effective Time pursuant to this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby and (y) any member of the New Match Group that is either in such company's possession on or after the Mandatory Exchange Effective Time or furnished by any member of the New Match Group or by any of their respective Affiliates (other than any member of the New IAC Group) or Representatives at any time on or after the Mandatory Exchange Effective Time pursuant to this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby (any such Information referred to herein as "Match Confidential Information" and, collectively with IAC Confidential Information, "Confidential Information"), and shall not use, and shall cause its applicable Subsidiaries and Representatives not to use, any such Match Confidential Information other than for such purposes as shall be expressly permitted hereunder or thereunder. Notwithstanding the foregoing, Match Confidential Information shall not include Information that is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement relating to confidentiality between or among the relevant Parties and/or their respective Subsidiaries, Affiliates or Representatives, (ii) lawfully acquired by any member of the IAC Group (or from and after the Mandatory

  Exchange Effective Time, any member of the New IAC Group) from a Third Party not bound by a confidentiality obligation, or (iii) independently generated or developed by Persons who do not and did not have access to, or descriptions of, any such confidential or proprietary Information.

          (c)   Each of New Match and New IAC shall maintain, and shall cause its respective Group members to maintain, policies and procedures, and develop such further policies and procedures as will from time to time become necessary or appropriate, to ensure compliance with Section 11.08(a) or (b), as applicable.

          (d)   Each of New Match and New IAC agrees not to release or disclose, or permit to be released or disclosed, the Confidential Information of the other Party to any other Person, except its Representatives who need to know such Confidential Information (who shall be advised of their obligations hereunder with respect to such Confidential Information), except in compliance with Section 11.09. Without limiting the foregoing, when any Confidential Information furnished by the Party after the Mandatory Exchange Effective Time pursuant to this Agreement or any Ancillary Agreement is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, after request of the furnishing Party, the Party to which such Information was furnished will promptly, at the election of the Party receiving such request, destroy or return to the furnishing Party all such Confidential Information in a printed or otherwise tangible form (including all copies thereof and all notes, extracts or summaries based thereon), and destroy all Information in an electronic or otherwise intangible form and certify to the furnishing Party that it has destroyed such Confidential Information (and such copies thereof and such notes, extracts or summaries based thereon). Notwithstanding the foregoing, each Party agree that to the extent Confidential Information to be destroyed or returned is retained as data or records in accordance with bona fide retention policies or for the purpose of business continuity planning or is otherwise not accessible in the ordinary course of business, such data or records shall be destroyed in the ordinary course of business in accordance, if applicable, with the retention policies or business continuity plan of the applicable Party.

        SECTION 11.09    Protective Arrangements.     In the event that any Party or any member of its Group or any Affiliate of such Party or any of their respective Representatives either determines that it is required to disclose any Confidential Information (the "Disclosing Party") pursuant to applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Confidential Information of the other Party (or any member of the Group to which such other Party belongs) (the "Providing Party"), the Disclosing Party shall, to the extent permitted by applicable Law, promptly notify the Providing Party prior to the Disclosing Party disclosing or providing such Confidential Information and shall use commercially reasonable efforts to cooperate with the Providing Party so that the Providing Party may seek any reasonable protective arrangements or other appropriate remedy and/or waive compliance with this Section 11.09. All expenses reasonably incurred by the Disclosing Party in seeking a protective order or other remedy will be borne by the Providing Party. Subject to the foregoing, the Disclosing Party may thereafter disclose or provide such Confidential Information to the extent (but only to the extent) required by such applicable Law (as so advised by legal counsel) or by lawful process or by such Governmental Authority and shall promptly provide the Providing Party with a copy of the Confidential Information so disclosed, in the same form and format as disclosed, together with a list of all Persons to whom such Confidential Information was disclosed.

        SECTION 11.10    Disclosure of Third Party Information.     Each Party acknowledges that (a) New Match and the other members of the New Match Group may have in their possession confidential or proprietary Information of Third Parties that was received under confidentiality or non-disclosure agreements between such Third Party and IAC or a member of the New IAC Group, and (b) New IAC and the other members of the New IAC Group may have in their possession confidential or proprietary Information of Third Parties that was received under confidentiality or non-disclosure agreements between such Third Party and a member of the New Match Group. From and after the Mandatory

Exchange Effective Time, (i) New Match will hold, and will cause the other members of the New Match Group and their respective Representatives to hold, in strict confidence the confidential and proprietary Information of Third Parties to which it or any other member of the New Match Group has access, in accordance with the terms of any agreements to which a member of the New IAC Group is a party that was entered into prior to the Mandatory Exchange Effective Time and (ii) New IAC will hold, and will cause the other members of the New IAC Group and their respective Representatives to hold, in strict confidence the confidential and proprietary Information of Third Parties to which it or any other member of the New IAC Group has access, in accordance with the terms of any agreements to which a member of the New Match Group is a party that was entered into prior to the Mandatory Exchange Effective Time.

ARTICLE XII
Dispute Resolution

        SECTION 12.01    Agreement to Resolve Disputes.     Except as otherwise specifically provided in Section 12.04 or any Ancillary Agreement, the procedures for discussion, negotiation and dispute resolution set forth in this Article XII shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the Parties relating hereto or thereto, between or among any of the IAC Entities on the one hand and any of the Match Entities on the other hand (each a "Dispute"). Each of the Parties agrees that the procedures set forth in this Article XII shall be the sole and exclusive procedures in connection with any Dispute. Each of the Parties agrees to cause the members in its Group (other than the ANGI Group) to proceed with respect to any Dispute in accordance with the terms of this Article XII.

        SECTION 12.02    Dispute Resolution; Mediation.

          (a)   Any Party may, and may cause or permit a member of its Group (a "Claimant Party") to, commence the dispute resolution process of this Section 12.02 with a Responding Party with whom there is any Dispute by giving such Responding Party written notice (a "Dispute Notice") of such Dispute to the extent that it has not been resolved in the normal course of business. To the extent that they are Parties, the Dispute Parties shall, and to the extent that they are not Parties, the Parties shall cause the Dispute Parties to, attempt in good faith to resolve any Dispute by negotiation among their respective executives ("Senior Party Representatives") who have authority to settle the Dispute and who are at a higher level of management than the persons who have direct responsibility for the administration of this Agreement. Within 15 days after delivery of the Dispute Notice, to the extent that it is a Party, the Responding Party shall, and to the extent that the Responding Party is not a Party, the Parties of such Responding Party's Group shall cause such Responding Party to, submit to the Claimant Party a written response (the "Response"). The Dispute Notice and the Response shall include (i) a statement setting forth the position of the Dispute Party giving such notice and a summary of arguments supporting such position and (ii) the name and title of such Dispute Party's Senior Party Representative and any other persons who will accompany the Senior Party Representative at the meeting at which the Dispute Parties will attempt to settle the Dispute. Within 30 days after the delivery of the Dispute Notice, the Senior Party Representatives of the Dispute Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. To the extent that they are Parties, the Dispute Parties shall, and to the extent that they are not Parties, the Parties shall cause the Dispute Parties to, cooperate in good faith with respect to any reasonable requests for exchanges of information regarding the Dispute or a Response thereto.

          (b)   If the Dispute has not been resolved within sixty (60) days after delivery of the Dispute Notice, or if the Dispute Parties fail to meet within thirty (30) days after delivery of the Dispute Notice as provided above, to the extent that they are Parties, the Dispute Parties shall, and to the extent that they are not Parties, the Parties shall cause the Dispute Parties to, make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 12.02 before resorting to arbitration legal remedies contemplated by Section 12.03 or any other dispute resolution procedure that may be agreed by the Dispute Parties.

          (c)   All negotiations, conferences and discussions pursuant to this Section 12.02 shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration.

          (d)   Unless the Dispute Parties agree otherwise, the mediation shall be conducted in accordance with the CPR Institute for Dispute Resolution Model Procedure for Mediation of Business Disputes in effect on the date of this Agreement by a mediator selected by the Dispute Parties.

          (e)   Within thirty (30) days after the mediator has been selected as provided above, to the extent that they are Parties, the Dispute Parties shall, and to the extent that they are not Parties, the Parties shall cause the Dispute Parties to, meet, together with their respective attorneys with the mediator for one mediation session of at least four hours, it being agreed that each representative of Dispute Parties attending such mediation session shall be a Senior Party Representative with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either Dispute Party may give the other and the mediator a written notice declaring the mediation process at an end.

        SECTION 12.03    Arbitration.     If the Dispute has not been resolved by the dispute resolution process described in Section 12.02, the Parties agree that any such Dispute, including any dispute regarding whether the preconditions for arbitration are satisfied, shall be finally resolved by confidential arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration then in force. The arbitration shall be conducted by three arbitrators, of whom each party shall designate one, with the third arbitrator to be designated by the two party-appointed arbitrators. The award rendered by the arbitrators shall be final and binding on the Parties, and judgment upon the award may be entered by any court having jurisdiction over the relevant party or its assets. The seat of the arbitration shall be New York, New York. The substantive law of the dispute will be the law of the State of Delaware, without regard to its choice of law rules. The arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The Parties hereby waive their right to any form of recourse based on grounds other than those expressly contained in the Federal Arbitration Act , 9 U.S.C. §§ 1 et seq. insofar as such waiver can validly be made.

        SECTION 12.04    Limitations.     Notwithstanding the foregoing provisions of this Article XII, prior to the Mandatory Exchange Effective Time, a Party may seek preliminary provisional or injunctive judicial relief (including specific performance subject to the terms of this Agreement of the other Party's obligations hereunder) with respect to a Dispute without first complying with the procedures set forth in Section 12.01, Section 12.02 and Section 12.03 if such Action is reasonably necessary to avoid irreparable damage (it being understood that such initiating Party may, at its election, pursue arbitration, including seeking arbitral relief on a preliminary or interim basis, in lieu of such judicial relief).

        SECTION 12.05    Costs.     The costs of any mediation or arbitration (but not including attorney's fees and expenses with respect to arbitration) pursuant to this Article XII shall be shared equally among the Dispute Parties.

        SECTION 12.06    Continuity of Service and Performance.     Unless otherwise agreed in writing, to the extent that they are Parties, the Dispute Parties shall, and to the extent that they are not Parties, the Parties shall cause the Dispute Parties to, continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article XII with respect to all matters not subject to such dispute, controversy or claim.

ARTICLE XIII
Miscellaneous

        SECTION 13.01    Nonsurvival of Representations and Warranties and Agreements.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (other than those in the Tax Matters Agreement), or any claim with respect thereto, shall survive the Mandatory Exchange Effective Time, and no such claim may be brought by any Person after the Mandatory Exchange Effective Time. None of the agreements or covenants set forth in Article VI (Covenants Relating to Conduct of Business) and Sections 7.01 (Registration Statement and Joint Proxy Statement/Prospectus), 7.02 (Stockholders' Meetings), 7.03 (Required Efforts), 7.09 (Stock Exchange Listings), 7.10 (Section 16 Matters), 7.11 (Match Change of Recommendation), 7.12 (IAC Change of Recommendation), 7.13 (Tax Matters), 7.15 (New IAC Stockholder Approval; Agreement to Vote Shares by IAC; Retirement of IAC Preferred Stock), 7.16 (Transaction Litigation), 7.17(a), (b) and (c) (Financing Matters), 7.21 (Other Ancillary Agreements) and 7.22 (Match Share Repurchases), or any claim with respect thereto, shall survive the Mandatory Exchange Effective Time, and no such claim may be brought by any Person after the Mandatory Exchange Effective Time, and all parties shall be released from all Liabilities thereunder, including with respect to any breach thereof, effective as of the Mandatory Exchange Effective Time. Subject to the foregoing, and except as expressly set forth in this Agreement, the covenants contained in this Agreement and Liability for the breach of any obligations contained herein, shall survive the Mandatory Exchange Effective Time and shall remain in full force and effect.

        SECTION 13.02    Notices.     All notices or other communications under this Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be in writing and shall be deemed to be duly given when delivered in person or successfully transmitted by electronic mail, addressed as follows:

  (i)
  (A) if prior to the Closing and to any of the IAC Parties or (B) if following the Closing and to New IAC, to:

    IAC/InterActiveCorp
    555 West 18th Street
    New York, NY 10011
    Attention: General Counsel
    Email:

  with a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attention: Andrew J. Nussbaum and Jenna E. Levine
    Email: ajnussbaum@wlrk.com and jelevine@wlrk.com

  (ii)
  (A) if prior to the Closing and to Match or (B) if following the Closing and to New Match, to:

    Match Group, Inc.
    8750 North Central Expressway, Suite 1400
    Dallas, TX 75231
    Attention: Chief Legal Officer
    Email:

  with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022
Attention:	Jeffrey J. Rosen William D. Regner
E-mail:	jrosen@debevoise.com wdregner@debevoise.com

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 13.02.

        SECTION 13.03    Definitions.     For purposes of this Agreement:

        "2022 IAC Call Options" means, collectively, the call options evidenced by that certain (i) Base Call Option Confirmation, dated as of September 26, 2017, between IAC FinanceCo, Inc. and BNP Paribas, (ii) Base Call Option Confirmation, dated as of September 26, 2017, between IAC FinanceCo, Inc and Goldman Sachs & Co. LLC, (iii) Base Call Option Confirmation, dated as of September 26, 2017, between IAC FinanceCo, Inc and JPMorgan Chase Bank, National Association, London Branch, (iv) that certain Base Call Option Confirmation, dated as of September 26, 2017, between IAC FinanceCo, Inc and Société Générale, (v) Additional Call Option Confirmation, dated as of September 26, 2017, between IAC FinanceCo, Inc and BNP Paribas, (vi) Additional Call Option Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and Goldman Sachs & Co. LLC, (vii) Additional Call Option Confirmation, dated as of September 26, 2017, between IAC FinanceCo, Inc and JPMorgan Chase Bank, National Association, London Branch and (viii) Additional Call Option Confirmation, dated as of September 26, 2017, between IAC FinanceCo, Inc and Société Générale.

        "2022 IAC Warrants" means, collectively, the warrants evidenced by that certain (i) Base Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and BNP Paribas, (ii) that certain Base Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and Goldman Sachs & Co. LLC, (iii) that certain Base Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and JPMorgan Chase Bank, National Association, London Branch, (iv) that certain Base Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and Société Générale, (v) Additional Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and BNP Paribas, (vi) that certain Additional Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and Goldman Sachs & Co. LLC, (vii) that certain Additional Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and JPMorgan Chase Bank, National Association, London Branch and (viii) that certain Additional Warrant Confirmation, dated as of September 26, 2017, between IAC/InterActiveCorp and Société Générale.

        "2026 IAC Call Options" means, collectively, the call options evidenced by that certain (i) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 2, Inc. and BNP Paribas, (ii) Additional Bond Hedge Confirmation, dated as of May 28, 2019, between IAC FinanceCo 2, Inc. and BNP Paribas, (iii) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 2, Inc. and Credit Suisse Capital LLC, (iv) Additional Bond Hedge Confirmation, dated as of May 28, 2019, between IAC FinanceCo 2, Inc. and Credit Suisse Capital LLC, (v) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 2, Inc. and Goldman Sachs & Co. LLC, (vi) Additional Bond Hedge Confirmation, dated as of May 28, 2019, between IAC FinanceCo 2, Inc. and Goldman Sachs & Co. LLC, (vii) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 2, Inc. and JPMorgan Chase Bank, National Association, London Branch, (viii) Additional Bond Hedge Confirmation, dated as of May 28, 2019, between IAC FinanceCo 2, Inc. and JPMorgan Chase Bank, National Association, London Branch, (ix) Base Call Option Confirmation, dated as of May 21, 2019, between IAC FinanceCo, Inc and Société Générale and (x) Additional Call Option Confirmation, dated as of May 28, 2019, between IAC FinanceCo, Inc and Société Générale.

        "2026 IAC Warrants" means, collectively, the warrants evidenced by that certain (i) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and BNP Paribas, (ii) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and BNP Paribas, (iii) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and Credit Suisse Capital LLC, related to that certain Base Call Option Transaction Confirmation, dated as of May 21, 2019, between IAC FinanceCo 2, Inc. and Credit Suisse Capital LLC, (iv) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and Credit Suisse Capital LLC, related to that certain Additional Call Option Transaction Confirmation, dated as of May 28, 2019, between IAC FinanceCo 2, Inc. and Credit Suisse Capital LLC, (v) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and Goldman Sachs & Co. LLC, (vi) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and Goldman Sachs & Co. LLC, (vii) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and JPMorgan Chase Bank, National Association, London Branch, related to that certain Base Call Option Transaction Confirmation, dated as of May 21, 2019, between IAC FinanceCo 2, Inc. and JPMorgan Chase Bank, National Association, London Branch, (viii) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and JPMorgan Chase Bank, National Association, London Branch, related to that certain Additional Call Option Transaction Confirmation, dated as of May 28, 2019, between IAC FinanceCo 2, Inc. and JPMorgan Chase Bank, National Association, London Branch, (ix) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and Société Générale, related to that certain Base Call Option Transaction Confirmation, dated as of May 21, 2019, between IAC FinanceCo 2, Inc. and Société Générale and (x) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and Société Générale, related to that certain Additional Call Option Transaction Confirmation, dated as of May 28, 2019, between IAC FinanceCo 2, Inc. and Société Générale.

        "2030 IAC Call Options" means, collectively, the call options evidenced by that certain (i) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 3, Inc. and BNP Paribas, (ii) Additional Bond Hedge Confirmation, dated as of May 28, 2019, between IAC FinanceCo 3, Inc. and BNP Paribas, (iii) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 3, Inc. and Credit Suisse Capital LLC, (iv) Additional Bond Hedge Confirmation, dated as of May 28, 2019, between IAC FinanceCo 3, Inc. and Credit Suisse Capital LLC, (v) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 3, Inc. and Goldman Sachs & Co. LLC, (vi) Additional Bond Hedge Confirmation, dated as of May 28, 2019, between IAC FinanceCo 3, Inc. and Goldman Sachs & Co. LLC, (vii) Base Bond Hedge Confirmation, dated as of May 21, 2019, between IAC FinanceCo 3, Inc. and JPMorgan Chase Bank, National Association, London Branch, (vii) Additional Bond Hedge Confirmation, dated as of

May 28, 2019, between IAC FinanceCo 3, Inc. and JPMorgan Chase Bank, National Association, London Branch, (viii) Base Call Option Confirmation, dated as of May 21, 2019, between IAC FinanceCo, Inc and Société Générale and (ix) Additional Call Option Confirmation, dated as of May 28, 2019, between IAC FinanceCo, Inc and Société Générale.

        "2030 IAC Warrants" means, collectively, the warrants evidenced by that certain (i) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and Bank of America, N.A., (ii) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and JPMorgan Chase Bank, National Association, London Branch, related to that certain Base Call Option Transaction Confirmation, dated as of May 21, 2019, between IAC FinanceCo 3, Inc. and JPMorgan Chase Bank, National Association, London Branch, (iii) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and Société Générale, related to that certain Base Call Option Transaction Confirmation, dated as of May 21, 2019, between IAC FinanceCo 3, Inc. and Société Générale, (iv) Base Warrant Confirmation, dated as of May 21, 2019, between IAC/InterActiveCorp and Credit Suisse Capital LLC, related to that certain Base Call Option Transaction Confirmation, dated as of May 21, 2019, between IAC FinanceCo 3, Inc. and Credit Suisse Securities (USA) LLC, (v) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and Bank of America, N.A., (vi) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and JPMorgan Chase Bank, National Association, London Branch, related to that certain Additional Call Option Transaction Confirmation, dated as of May 28, 2019, between IAC FinanceCo 3, Inc. and JPMorgan Chase Bank, National Association, London Branch, (vii) Additional Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and Société Générale, related to that certain Additional Call Option Transaction Confirmation, dated as of May 28, 2019, between IAC FinanceCo 3, Inc. and Société Générale and (viii) Base Warrant Confirmation, dated as of May 28, 2019, between IAC/InterActiveCorp and Credit Suisse Capital LLC, related to that certain Base Call Option Transaction Confirmation, dated as of May 28, 2019, between IAC FinanceCo 3, Inc. and Credit Suisse Capital LLC.

        "Acceptance Deadline" has the meaning as set forth in Annex A.

        "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by any Person or any Governmental Authority or before any Governmental Authority or any arbitration or mediation tribunal.

        "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person as of the date on which or at any time during the period for when such determination is being made. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

        "Agent" has the meaning as set forth in Section 3.01(a).

        "Agent Agreement" has the meaning as set forth in Section 3.01(a).

        "Agreement" has the meaning as set forth in the Preamble.

        "All-Stock Merger Consideration Amount" means a number of shares of IAC Class M Common Stock equal to the sum of (i) one and (ii) the Stock Election Amount.

        "All-Stock Election" has the meaning as set forth in Section 2.03(d)(i)(B).

        "Ancillary Agreements" means the Restructuring Transfer Documents, the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Real Estate Contribution Agreement and the Subleases.

        "ANGI Group" means ANGI Homeservices Inc. and its Subsidiaries.

        "Applicable Match Group" has the meaning as set forth in Section 7.24(i).

        "Applicable Match PubCo" has the meaning as set forth in Section 7.24(i).

        "Assumed Option" has the meaning as set forth in Section 2.03(g)(i).

        "Assumed Unit Award" has the meaning as set forth in Section 2.03(g)(iii).

        "Assumed Warrant" has the meaning as set forth in Section 2.03(g)(ii).

        "Benefits Continuation Period" means the period of time commencing on the Real Estate Contribution Closing Date and ending on the first anniversary of the Real Estate Contribution Closing Date.

        "Business Day" means any day on which commercial banks are generally open for business in New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the Federal Laws of the United States of America.

        "Cash/Stock Election" has the meaning as set forth in Section 2.03(d)(i)(A).

        "Cash/Stock Merger Consideration Amount" means (i) one share of IAC Class M Common Stock and (ii) $3.00 in cash.

        "Claim Notice" has the meaning as set forth in Section 10.04(b).

        "Claimant Party" has the meaning as set forth in Section 12.02(a).

        "Closing" has the meaning as set forth in Section 2.01.

        "Closing Date" has the meaning as set forth in Section 2.01.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Competitive Business" means any business that directly competes with the business of developing, selling and distributing products and services in the online dating industry as conducted by the members of the Match Group as of the date of this Agreement, but, for the avoidance of doubt, shall not include any video products and services so long as such product or service is not being used in the context of an online dating product or service.

        "Confidential Information" has the meaning as set forth in Section 11.08(b).

        "Consent" means any consent, waiver or approval from, or notification requirement to, any third party.

        "Contract" means any contract, agreement, note, bond, indenture, debenture, guarantee, mortgage, deed of trust, lease, sublease, license, instrument or other legally binding commitment, obligation, arrangement or understanding, whether or not in writing.

        "Contribution" means the transfer of the New IAC Assets and the New IAC Liabilities to New IAC in actual or constructive exchange for New IAC Common Stock, New IAC Class B Common Stock and New IAC Voting Preferred Stock as such transfer is described in Exhibit 1.01 to this Agreement.

        "Credit Facility Upsize" has the meaning as set forth in Section 7.17(a).

        "D&O Indemnified Parties" has the meaning as set forth in Section 7.06(a).

        "D&O Tail" has the meaning as set forth in Section 7.06(b).

        "Debt Financing" has the meaning as set forth in Section 7.17(b).

        "DGCL" means the General Corporation Law of the State of Delaware, as amended.

        "Disclosing Party" has the meaning as set forth in Section 11.09.

        "Discontinued Businesses" has the meaning as set forth in the definition of New IAC Liabilities.

        "Dispute" has the meaning as set forth in Section 12.01.

        "Dispute Notice" has the meaning as set forth in Section 12.02(a).

        "Dispute Parties" means the Claimant Party and the Responding Party in a Dispute.

        "Distribution" means (i) the issuance of IAC Series 1 Mandatorily Exchangeable Preferred Stock and IAC Series 2 Mandatorily Exchangeable Preferred Stock pursuant to the Reclassification, (ii) the redemption IAC Series 1 Mandatorily Exchangeable Preferred Stock in exchange for New IAC Common Stock and the redemption of IAC Series 2 Mandatorily Exchangeable Preferred Stock in exchange for New IAC Class B Common Stock, in each case, pursuant to the Mandatory Exchange, and (iii) the exchange of Subsidiary-Held IAC Securities for New IAC Voting Preferred Stock pursuant to the Subsidiary Exchange, taken together.

        "Distribution Tax Opinion" means a written opinion of IAC Tax Counsel, addressed to IAC and New IAC, in form and substance reasonably satisfactory to IAC, New IAC and Match, dated as of the Closing Date, to the effect that (i) the exchange of shares of IAC Common Stock or IAC Class B Common Stock, as applicable, for shares of IAC Class M Common Stock pursuant to the Reclassification will qualify as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code and/or as an exchange described in Section 1036 of the Code, (ii) the Contribution and Distribution, taken together, will qualify as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a), and (iii) the Match Merger will not cause Section 355(e) to apply to the Distribution.

        "Distribution Tax Representation Letters" has the meaning as set forth in Section 7.13(b).

        "DLLCA" means the Limited Liability Company Act of the State of Delaware, as amended.

        "dollars" or "$" means lawful money of the United States of America.

        "Election" has the meaning as set forth in Section 3.02(a).

        "Election Deadline" has the meaning as set forth in Section 3.02(d).

        "Election Period" has the meaning as set forth in Section 3.02(c).

        "Election Record Date" has the meaning as set forth in Section 3.02(c).

        "Employee Matters Agreement" means the employee matters agreement, substantially in the form attached as Exhibit 13.03(a) to this Agreement, to be entered into among IAC, Match and New IAC at or prior to the Mandatory Exchange Effective Time.

        "End Date" has the meaning as set forth in Section 9.01(b)(i).

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Fund" has the meaning as set forth in Section 3.01(b).

        "Exchangeable Notes" means, collectively, (i) the 0.875% exchangeable senior notes due 2022 (the "2022 Exchangeable Notes"), (ii) the 0.875% exchangeable senior notes due 2026 (the "2026 Exchangeable Notes") and (iii) the 2.00% exchangeable senior notes due 2030 (the "2030 Exchangeable Notes").

        "Exchangeable Notes Issuers" means IAC FinanceCo, Inc., a Delaware corporation, IAC FinanceCo 2, Inc., a Delaware corporation, and IAC FinanceCo 3, Inc., a Delaware corporation.

        "Exchangeable Notes Share Adjustment Cap" has the meaning as set forth in Annex A.

        "Exchangeable Notes Share Adjustment Floor" has the meaning as set forth in Annex A.

        "Exchangeable Notes Share Adjustment Number" has the meaning as set forth in Annex A.

        "Existing IAC Guarantee" has the meaning as set forth in Section 7.14.

        "Existing Match Facility" means the Credit Agreement, dated as of October 7, 2015, by and among Match, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and the other agents and arrangers party thereto, as amended and restated as of November 16, 2015, as amended December 16, 2015, as amended December 8, 2016, as amended August 14, 2017, and as amended December 7, 2018.

        "Existing Match Guarantee" has the meaning as set forth in Section 7.14.

        "Form of Election" has the meaning as set forth in Section 3.02(b).

        "GAAP" means generally accepted accounting principles in effect in the United States at the relevant time.

        "Goldman Sachs" has the meaning as set forth in Section 4.08.

        "Governmental Approval" means any consent, approval, license, permit, order, exemption, or authorization to be obtained from, or registration, declaration or filing to be made with, any Governmental Authority.

        "Governmental Authority" means any government, court of competent jurisdiction, regulatory or administrative agency, commission or other governmental authority or instrumentality, whether Federal, state, local, domestic, foreign or multinational.

        "Group" means the IAC Group, the Match Group, the New IAC Group or the New Match Group, as the context requires.

        "Guarantee" means any guarantee, letter of credit, surety bond (including any performance bond), credit support arrangement or other assurance of payment.

        "IAC" has the meaning as set forth in the Preamble.

        "IAC Affiliates" means the Affiliates of IAC other than Match and its Subsidiaries.

        "IAC Balance Sheet" has the meaning as set forth in Section 5.06.

        "IAC Board of Directors" means the board of directors of IAC.

        "IAC Board Recommendation" has the meaning as set forth in Section 5.04(b).

        "IAC Call Options" means, collectively, the 2022 IAC Call Options, the 2026 IAC Call Options and the 2030 IAC Call Options.

        "IAC Capital Stock" means, collectively, IAC Common Stock and IAC Class B Common Stock.

        "IAC Capitalization Date" has the meaning as set forth in Section 5.02.

        "IAC Change of Recommendation" has the meaning as set forth in Section 7.12.

        "IAC Class B Common Stock" means the shares of Class B common stock, par value $0.001 per share, of IAC.

        "IAC Class M Common Stock" means the shares of Class M common stock, par value $0.001 per share, of IAC as contemplated by the Reclassification Charter Amendments.

        "IAC Class M Equity Offering" has the meaning as set forth in Section 7.17(c).

        "IAC Class M Equity Offering Daily Amount" means, on each day on which IAC shall have (a) entered into one or more enforceable commitments with any Person or Persons for the purchase by such Person(s) of shares of IAC Class M Common Stock pursuant to the IAC Class M Equity Offering (and provided that such commitment shall not have been terminated without such sale having been consummated prior to the calculation of the Reclassification Exchange Ratio) or (b) in the absence of an enforceable commitment, sold shares of IAC Class M Common Stock pursuant to the IAC Class M Equity Offering, the product, rounded to four decimal places, of (x) the number of shares of IAC Class M Common Stock agreed to be sold pursuant to such commitment(s) or sold in the absence of such commitment(s) and (y) the closing price of Match Common Stock on the NASDAQ on such date (or, if such day is not a NASDAQ trading day, on the most recent immediately preceding NASDAQ trading day) minus $3.00.

        "IAC Common Stock" means the shares of common stock, par value $0.001 per share, of IAC.

        "IAC Confidential Information" has the meaning as set forth in Section 11.08(a).

        "IAC Disclosure Letter" has the meaning as set forth in Article V.

        "IAC Entities" means (i) during the period prior to the Closing, the members of the IAC Group (other than members of the ANGI Group) and (ii) from and after the Closing, the members of the New IAC Group (other than members of the ANGI Group).

        "IAC Group" means IAC and each Person that is a Subsidiary of IAC prior to the Mandatory Exchange Effective Time (other than any member of the Match Group).

        "IAC Group LLC" means IAC Group LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of IAC.

        "IAC Holder" means any Person who was a holder prior to the Mandatory Exchange Effective Time of IAC Capital Stock, acting in such Person's capacity as an IAC stockholder.

        "IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan" means a stock and annual incentive plan of IAC/InterActiveCorp, substantially in the form of the Match Group, Inc. 2017 Stock and Annual Incentive Plan, except that (a) such plan initially shall cover 5,000,000 shares of IAC Common Stock, and (b) such plan shall provide that upon the completion (and by virtue) of the Match Merger, the plan automatically shall become the Match Group, Inc. 2020 Stock and Annual Incentive Plan and shall cover a number of shares of New Match Common Stock equal to the product obtained by multiplying 5,000,000 by the Reclassification Exchange Ratio.

        "IAC Intervening Event" has the meaning as set forth in Section 7.12.

        "IAC Letter of Transmittal" has the meaning as set forth in Section 3.01(c)(i).

        "IAC Material Adverse Effect" means any effect, change, event or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations, assets or financial condition of the members of the IAC Group; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether an IAC Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industries in which the members of the IAC Group operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (2) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by any member of the IAC Group that is required by this Agreement or with Match's written consent or at Match's written request, (6) any change or prospective change in the credit ratings of any member of the IAC Group, (7) any decline in the market price, or change in trading volume, of the capital stock of IAC or (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (6), (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (8) hereof) is an IAC Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3) or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, an IAC Material Adverse Effect to the extent such effect, change, event or occurrence has a materially disproportionate adverse effect on the members of the IAC Group as compared to other participants in the industry in which the members of the IAC Group operate.

        "IAC Names and Marks" shall mean the names, marks, trade dress, logos, monograms, domain names, accounts or "handles" with Facebook, LinkedIn, Twitter and other similar social media platforms, and other source or business identifiers of any Party or any member of its Group using or containing "IAC" or "IAC/InterActiveCorp" (in block letters or otherwise), "IAC" or "IAC/InterActiveCorp" either alone or in combination with other words or elements and all names, marks, trade dress, logos, monograms, domain names and other source or business identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words or elements, together with the goodwill associated with any of the foregoing.

        "IAC Option" means an option (either nonqualified or incentive) to purchase shares of IAC Common Stock.

        "IAC Parties" has the meaning as set forth in Section 5.01(a).

        "IAC Required Stockholder Approval" has the meaning as set forth in Section 5.04(c).

        "IAC PSU Award" means an award of restricted stock units, subject to performance based vesting conditions, representing a general unsecured promise by IAC to pay the value of shares of IAC Common Stock in cash or shares of IAC Common Stock.

        "IAC RSU Award" means an award of restricted stock units representing a general unsecured promise by IAC to pay the value of shares of IAC Common Stock in cash or shares of IAC Common Stock, excluding any such award that is subject to performance based vesting conditions.

        "IAC Section 16 Officer" means any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Exchange Act.

        "IAC Securities" has the meaning as set forth in Section 5.02(c).

        "IAC Series 1 Mandatorily Exchangeable Preferred Stock" means the Series 1 Mandatorily Exchangeable Preferred Stock, par value $0.01 per share, of IAC.

        "IAC Series 2 Mandatorily Exchangeable Preferred Stock" means the Series 2 Mandatorily Exchangeable Preferred Stock, par value $0.01 per share, of IAC.

        "IAC Series C Cumulative Preferred Stock" means the Series C cumulative preferred stock, par value $0.01 per share, of IAC.

        "IAC Series D Cumulative Preferred Stock" means the Series D cumulative preferred stock, par value $0.01 per share, of IAC.

        "IAC Stockholder Approval" has the meaning as set forth in Section 5.04(c).

        "IAC Stockholder Meeting" has the meaning as set forth in Section 7.02(a).

        "IAC Tax Counsel" has the meaning as set forth in Section 7.13(b).

        "IAC Transaction Expenses" means any fees and expenses incurred by any member of the New IAC Group, or incurred prior to the Closing by any member of the New Match Group that had been a member of the IAC Group immediately prior to the Mandatory Exchange Effective Time, in connection with the transactions contemplated by this Agreement or any other Transaction Document, including any fees and expenses that are payable to professionals (including investment bankers, attorneys, accountants and other consultants and advisors) retained by any member of the New IAC Group and any fees and expenses expressly allocated to IAC (or following the Mandatory Exchange Effective Time, New IAC) in any Transaction Document.

        "IAC Warrants" means, collectively, the 2022 IAC Warrants, the 2026 IAC Warrants and the 2030 IAC Warrants.

        "In Scope Employees" has the meaning as set forth in Section 7.24(a).

        "Inactive Employee" has the meaning as set forth in Section 7.24(b).

        "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person (other than extensions of trade credit to customers of such Person and its Subsidiaries in the ordinary course of business consistent with past practice), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment, (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others, (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), or (vii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

        "Indemnified Party" has the meaning as set forth in Section 10.04(a).

        "Indemnifying Party" has the meaning as set forth in Section 10.04(b).

        "Information" means any information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, test procedures, research, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, manufacturing techniques, manufacturing variables, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, products, product plans, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer information, customer services, supplier information, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

        "Intellectual Property" means any and all common law or statutory rights anywhere in the world arising under or associated with: (i) patents, patent applications, statutory invention registrations, registered designs, and similar or equivalent rights in inventions and designs, and all rights therein provided by international treaties and conventions; (ii) copyrights and any other equivalent rights in works of authorship (including rights in software as a work of authorship) and any other related rights of authors; (iii) trade secrets and industrial secret rights, and rights in know-how, data, and confidential or proprietary business or technical information that derives independent economic value, whether actual or potential, from not being known to other persons; and (iv) other similar or equivalent intellectual property rights anywhere in the world (provided, however, that, for the avoidance of doubt, Intellectual Property shall be deemed not to include any trademarks, service marks, trade dress, trade names, logos, and other designations of origin, domain names, uniform resource locators, IP addresses, social media handles, and other names, identifiers, and locators associated with Internet addresses, sites, and services).

        "Intended Tax Treatment" means the following U.S. federal income tax consequences relating to the Transactions: (i) the qualification of the exchange of shares of IAC Common Stock or IAC Class B Common Stock, as applicable, for shares of IAC Class M Common Stock pursuant to the Reclassification as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code and/or as an exchange described in Section 1036 of the Code, (ii) the qualification of the Contribution and the Distribution, taken together, as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code, (iii) the qualification of the New IAC Common Stock, New IAC Class B Common Stock and New IAC Voting Preferred Stock transferred to the holders of IAC Common Stock, IAC Class B Common Stock and Subsidiary-Held IAC Securities, respectively, pursuant to the Distribution as "qualified property" for purposes of Section 361(c) of the Code, (v) the qualification of the Match Merger as a reorganization within the meaning of Section 368(a) of the Code. As of the date of this Agreement, references herein to a "reorganization within the meaning of Section 368(a)" shall be deemed to be a reference to a "reorganization within the meaning of Section 368(a)(1)(A)." If, prior to the Reclassification Effective Time, IAC and Match agree in writing, such references shall instead be deemed to be a reference to a "reorganization within the meaning of Section 368(a)(2)(D)."

        "Internal Control Audit and Management Assessments" has the meaning as set forth in Section 7.22(b).

        "J.P. Morgan" has the meaning as set forth in Section 5.09.

        "Joint Proxy Statement/Prospectus" has the meaning as set forth in Section 7.01(a).

        "Judgment" means any judgment, order or decree issued, promulgated or entered into by or with any Governmental Authority.

        "Knowledge of IAC" means the actual knowledge on the date hereof of the individuals set forth in Section 13.03(d) of the IAC Disclosure Letter.

        "Knowledge of Match" means the actual knowledge on the date hereof of the individuals set forth on Section 13.03(d) of the Match Disclosure Letter.

        "Law" means any statute, law (including common law), ordinance, rule or regulation issued, promulgated or entered into by or with any Governmental Authority.

        "Letters of Transmittal" has the meaning as set forth in Section 3.01(c)(ii).

        "Liability" means, with respect to any Person, any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exoneration covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, joint or several, whenever arising, and including those arising under any applicable Law, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions) or Judgment or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, in each case, whether or not recorded or reflected or otherwise disclosed or required to be recorded or reflected or otherwise disclosed, on the books and records or financial statements of any Person.

        "Lien" means any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever.

        "Mandatory Exchange" has the meaning as set forth in the Recitals.

        "Mandatory Exchange Effective Time" shall have the meaning ascribed to it in the Reclassification Charter Amendments.

        "Master Transaction Agreement" means the Master Transaction Agreement by and between IAC and Match, dated as of November 24, 2015.

        "Match" has the meaning as set forth in the Preamble.

        "Match Affiliates" means the Affiliates of Match other than the members of the IAC Group.

        "Match Actions" means the Specified Actions and any other Actions arising prior to the Mandatory Exchange Effective Time to the extent relating to, arising out of or resulting from the businesses of the Match Group or the New Match Assets.

        "Match All-Stock Electing Shares" has the meaning as set forth in Section 2.03(d)(i)(B).

        "Match Balance Sheet" has the meaning as set forth in Section 4.05.

        "Match Board of Directors" means the board of directors of Match.

        "Match Board Recommendation" has the meaning as set forth in Section 4.03(c).

        "Match Capital Stock" means, collectively, Match Common Stock, Match Class B Common Stock, and Match Class C Common Stock.

        "Match Capitalization Date" has the meaning as set forth in Section 4.02.

        "Match Cash/Stock Electing Shares" has the meaning as set forth in Section 2.03(d)(i)(A).

        "Match Certificate of Merger" has the meaning as set forth in Section 2.03(a).

        "Match Change of Recommendation" has the meaning as set forth in Section 7.11.

        "Match Charter Approval" means, assuming a quorum is present, the affirmative vote of the holders of a majority of the aggregate voting power of Match Capital Stock present in person or represented by proxy and entitled to vote on such matter, voting together as a single class, to approve, in one or more proposals, on an advisory (non-binding) basis, the Specified Charter Amendment Provisions.

        "Match Class B Common Stock" means the shares of Class B common stock, par value $0.001 per share, of Match.

        "Match Class C Common Stock" means the shares of Class C common stock, par value $0.001 per share, of Match.

        "Match Common Stock" means the shares of common stock, par value $0.001 per share, of Match.

        "Match Confidential Information" has the meaning as set forth in Section 11.08(b).

        "Match Disclosure Letter" has the meaning as set forth in Article IV.

        "Match Disinterested Stockholder Approval" has the meaning as set forth in Section 4.03(d).

        "Match Entities" means (a) during the period prior to the Closing, the members of the Match Group and (a) from and after the Closing, the members of the New Match Group.

        "Match Financial Statements" means the audited consolidated financial statements and unaudited consolidated interim financial statements of Match included or incorporated by reference in the reports, schedules, forms, statements and other documents required to be filed by Match with the SEC pursuant to the Securities Act or the Exchange Act.

        "Match Group" means Match and each Person that is a Subsidiary of Match prior to the Mandatory Exchange Effective Time.

        "Match Holder" means any Person (other than a member of the IAC Group) who was a holder prior to the Mandatory Exchange Effective Time of Match Capital Stock, acting in such Person's capacity as a Match stockholder.

        "Match Intervening Event" has the meaning as set forth in Section 7.11.

        "Match Letter of Transmittal" has the meaning as set forth in Section 3.01(c)(ii).

        "Match Loan" means a loan (evidenced by an on-demand promissory note) by Match to IAC in an aggregate principal amount equal to the product of (i) $3.00 and (ii) the Match Outstanding Share Number.

        "Match Long-Term Incentive Plan" has the meaning as set forth in the Employee Matters Agreement.

        "Match Material Adverse Effect" means any effect, change, event or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations, assets or financial condition of the members of the Match Group, taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Match Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the members of the Match Group operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (2) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by any member of the Match Group that is required by this Agreement or with IAC's written consent or at IAC's written request, (6) any change or prospective change in the credit ratings of any member of the Match Group, (7) any decline in the market price, or change in trading volume, of the capital stock of Match or (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (6), (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (8) hereof) is a Match Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3) or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Match Material Adverse Effect to the extent such effect, change, event or occurrence has a materially disproportionate adverse effect on the members of the Match Group, taken as a whole, as compared to other participants in the industry in which the members of the Match Group operate.

        "Match Merger" has the meaning as set forth in the Recitals.

        "Match Merger Consideration" has the meaning set forth in Section 2.03(d)(i).

        "Match Merger Effective Time" has the meaning as set forth in Section 2.03(a).

        "Match Merger Surviving Entity" has the meaning as set forth in Section 2.03(a).

        "Match Names and Marks" shall mean the names, marks, trade dress, logos, monograms, domain names, accounts or "handles" with Facebook, LinkedIn, Twitter and other similar social media platforms, and other source or business identifiers of any Party or any member of its Group using or containing "Match" (in block letters or otherwise), "Match" either alone or in combination with other words or elements and all names, marks, trade dress, logos, monograms, domain names and other source or business identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words or elements, together with the goodwill associated with any of the foregoing.

        "Match Non-Electing Shares" has the meaning as set forth in Section 2.03(d)(i)(B).

        "Match Outstanding Share Number" means the number of shares of Match Capital Stock outstanding immediately prior to the Reclassification Effective Time (excluding any shares of Match Capital Stock held by a wholly owned Subsidiary of Match).

        "Match Plans" has the meaning as set forth in Section 7.24(e).

        "Match Preferred Stock" has the meaning as set forth in Section 4.02.

        "Match Requisite Approvals" means (i) the Match Stockholder Approval and (ii) the Match Disinterested Stockholder Approval.

        "Match PSU Award" means an award of restricted stock units of Match that is subject to performance-based vesting conditions and is issued under a Match Long-Term Incentive Plan representing a general unsecured promise by Match to pay the value of shares of Match Common Stock in cash or shares of Match Common Stock.

        "Match RSU Award" means an award of restricted stock units of Match issued under a Match Long-Term Incentive Plan representing a general unsecured promise by Match to pay the value of shares of Match Common Stock in cash or shares of Match Common Stock, excluding any such award that is subject to performance based vesting conditions.

        "Match Securities" has the meaning as set forth in Section 4.02(d).

        "Match Separation Committee" has the meaning as set forth in the Recitals.

        "Match Separation Committee Recommendation" has the meaning as set forth in Section 4.03(b).

        "Match Section 16 Officer" means any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act.

        "Match Stockholder Approval" has the meaning as set forth in Section 4.03(d).

        "Match Stockholder Meeting" has the meaning as set forth in Section 7.02(b).

        "Match Stock Option" means any option to purchase shares of Match Common Stock pursuant to a Match Long-Term Incentive Plan.

        "Match Subsidiary Equity Plans" has the meaning as set forth in Section 4.02(c).

        "Match Unit Award" means any Match PSU Award or Match RSU Award.

        "Match VWAP" has the meaning as set forth in Annex A.

        "Match Warrant" has the meaning as set forth in Section 2.03(g)(ii).

        "Meeting Extension Date" has the meaning as set forth in Section 7.02(c).

        "Merger Tax Opinion" has the meaning as set forth in Section 7.13(c).

        "Merger Tax Representation Letters" has the meaning as set forth in Section 7.13(c).

        "NASDAQ" means The NASDAQ Global Select Market.

        "New IAC" has the meaning as set forth in the Preamble.

        "New IAC Assets" means (i) the assets, properties, claims and rights of any member of the IAC Group (other than an Exchangeable Notes Issuer) immediately prior to the Mandatory Exchange Effective Time, (ii) all cash, cash equivalents, bank accounts, or investment securities of IAC as of the Mandatory Exchange Effective Time, (iii) all rights, interests or claims of the Parties or any of the members of their respective Groups under (A) all Contracts to which IAC is a party as of immediately prior to the Mandatory Exchange Effective Time, other than as set forth in Section 13.03(a)(iii)(A) of the IAC Disclosure Letter and (B) the matters set forth in Section 13.03(a)(iii)(B) of the IAC Disclosure Letter, and (iv) all right, title and interest in and to the proceeds of the IAC Class M Equity Offering and, subject to IAC's obligation to deposit cash into the Exchange Fund pursuant to Section 3.01(b)(iii), to the proceeds of the Match Loan; provided that the New IAC Assets shall not include any assets that constitute New Match Assets pursuant to clause (ii) of the definition of New Match Assets.

        "New IAC Claims" has the meaning as set forth in Section 10.01(b).

        "New IAC Class B Common Stock" means shares of Class B common stock, par value $0.001 per share, of New IAC having substantially the same powers, preferences and rights as the IAC Class B Common Stock.

        "New IAC Common Stock" means shares of common stock, par value $0.001 per share, of New IAC having substantially the same powers, preferences and rights as the IAC Common Stock.

        "New IAC Exchange Fund" has the meaning as set forth in Section 3.01(j)(i).

        "New IAC Group" means New IAC and each Person that will be or is a Subsidiary of New IAC at or after the Mandatory Exchange Effective Time.

        "New IAC Indemnitees" has the meaning as set forth in Section 10.02.

        "New IAC Liabilities" means the following Liabilities of the Parties or any of their Subsidiaries (in each case whether or not such Liabilities mature, become known, are asserted or foreseen, accrue or cease being contingent, in each case before, at or after the Mandatory Exchange Effective Time, and in each case other than the New Match Liabilities):

          (a)   all Liabilities relating to, arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Mandatory Exchange Effective Time, in each case to the extent that such Liabilities relate to, arise out of or result from a member of the New IAC Group or IAC, the businesses of a member of the New IAC Group, or the New IAC Assets;

          (b)   all Liabilities relating to, arising out of or resulting from any of the terminated, divested or discontinued businesses and operations ("Discontinued Businesses") of the New IAC Group or IAC (except for any New Match Liability described in paragraph (e) of the definition of New

  Match Liability, and provided, for the avoidance of doubt, that Match shall not constitute a Discontinued Business of IAC);

          (c)   all Liabilities arising out of claims made by any Third Party against any member of the New IAC Group or any member of the New Match Group to the extent relating to, arising out of or resulting from a member of the IAC Group or New IAC, the businesses of a member of the New IAC Group or the New IAC Assets;

          (d)   all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by New IAC or any other member of the New IAC Group following the Mandatory Exchange Effective Time, and all agreements, obligations and Liabilities of (i) any member of the New IAC Group under this Agreement or any of the Ancillary Agreements or (ii) any member of the New Match Group that was a member of the IAC Group immediately prior to the Mandatory Exchange Effective Time under this Agreement or any of the Ancillary Agreements, in the case of this clause (ii) solely to the extent to be performed or satisfied prior to the Mandatory Exchange Effective Time; and

          (e)   all IAC Transaction Expenses;

provided, that notwithstanding the foregoing or anything herein to the contrary, all New IAC Transaction Liabilities shall be deemed to be New IAC Liabilities.

        "New IAC Released Parties" has the meaning as set forth in Section 10.01(a).

        "New IAC Releasors" has the meaning as set forth in Section 10.01(b).

        "New IAC Transaction Liabilities" means all Transaction Liabilities arising out of or resulting (a) from any Action by an IAC Holder; (b) from any judicial decision assessing liability to New IAC or any member of the IAC Group in connection with a Transaction Liability; or (c) with respect to New IAC or any member of the IAC Group, its portion of any Transaction Liabilities arising out of a settlement of any Action, subject to the terms of this Agreement (including any right to consent to such a settlement).

        "New IAC Stockholder Approval" has the meaning as set forth in Section 7.15.

        "New IAC Voting Preferred Stock" means the shares of preferred stock, par value $0.01] per share, of New IAC to be issued to USANi LLC as described in Exhibit 1.01 to this Agreement.

        "New Match Assets" means (i) the assets, properties, claims and rights of any member of the Match Group, including those assets and properties included or reflected on the most recent consolidated balance sheet of Match included in the Match Financial Statements filed with the SEC prior to the date of this Agreement (other than any cash or cash equivalents to the extent used to fund the Match Loan), and (ii) the following assets of any member of the IAC Group: (A) all outstanding equity interests in each of the Exchangeable Notes Issuers and all rights of any member of the IAC Group under the Exchangeable Notes, the IAC Call Options and the IAC Warrants, (B) all outstanding equity interests in the Match Merger Surviving Entity, (C) all outstanding equity interests in New Match Merger Sub HoldCo, (D) the assets, properties, claims and rights set forth on Section 13.03(a) of the Match Disclosure Letter and (E) (x) cash in an amount equal to the unpaid Taxes that IAC or New Match will be obligated to pay to a Governmental Authority within 30 days following the Mandatory Exchange Effective Time with respect to any Pre-Deconsolidation Period (as such term is defined in the Tax Matters Agreement), which amount shall be taken into account in determining the Parties' respective payment obligation pursuant to the Tax Matters Agreement for such period and (y) all cash held by IAC as a withholding agent or a fiduciary with respect to Taxes withheld but not yet remitted to a Governmental Authority.

        "New Match Claims" has the meaning as set forth in Section 10.01(a).

        "New Match Common Stock" means the IAC Class M Common Stock as renamed pursuant to the Post-Merger Amendments to the New Match Charter.

        "New Match Common Stock Issuance" has the meaning as set forth in Section 5.04(c).

        "New Match Exchange Fund" has the meaning as set forth in Section 3.01(j)(ii).

        "New Match Group" means New Match and each Person that will be or is a Subsidiary of New Match at or after the Mandatory Exchange Effective Time.

        "New Match Indemnitees" has the meaning as set forth in Section 10.03.

        "New Match Liabilities" means the following Liabilities of the Parties or any of their Subsidiaries (in each case, whether or not such Liabilities mature, become known, are asserted or foreseen, accrue or cease being contingent, in each case before, at or after the Mandatory Exchange Effective Time):

          (a)   all Liabilities included or reflected as liabilities or obligations of Match on the most recent consolidated balance sheet of Match included in the Match Financial Statements filed with the SEC prior to the Closing; provided that the amounts set forth thereon with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of New Match Liabilities pursuant to this clause (a);

          (b)   except for any New IAC Liability described in paragraph (c) of the definition of New IAC Liability, all Liabilities relating to, arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Mandatory Exchange Effective Time, in each case to the extent that such Liabilities relate to, arise out of or result from a member of the Match Group (including the direct or indirect beneficial ownership by any member of the IAC Group of any equity interest of any member of the Match Group), the businesses of a member of the Match Group or a New Match Asset;

          (c)   all Liabilities relating to, arising out of or resulting from the Exchangeable Notes, the IAC Call Options or the IAC Warrants, including all intercompany obligations of IAC to the Exchangeable Notes Issuers;

          (d)   all Liabilities relating to, arising out of or resulting from the Match Loan, Credit Facility Upsize and any Debt Financing pursuant to this Agreement or the Transactions;

          (e)   All Liabilities relating to, arising out of or resulting from Discontinued Businesses of (x) any member of the Match Group, (y) IAC if the applicable termination, divestiture or discontinuance occurs at or after the Mandatory Exchange Effective Time or (z) any member of the IAC Group to the extent that such termination, divestiture or discontinuance occurred prior to the Mandatory Exchange Effective Time with respect to a Discontinued Business in the dating industry;

          (f)    all Liabilities relating to, arising out of or resulting from the Match Actions;

          (g)   any Match Liability as defined in the Master Transaction Agreement as in effect as of the date hereof;

          (h)   all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by New Match or any other member of the New Match Group following the Mandatory Exchange Effective Time, and all agreements, obligations and Liabilities of Match or any member of the New Match Group under this Agreement or any of the Ancillary Agreements (with respect to any member of the New Match Group that was a member of the IAC Group immediately prior to the Mandatory Exchange Effective Time, to the extent to be performed or satisfied following the Mandatory Exchange Effective Time); and

          (i)    all Liabilities arising out of claims made by any Third Party against any member of the New IAC Group or any member of the New Match Group to the extent relating to, arising out of or resulting from (i) a member of the Match Group (including the direct or indirect beneficial ownership by any member of the IAC Group of any equity interest of any member of the Match Group), (ii) the businesses of a member of the Match Group or (iii) the New Match Assets;

provided, that notwithstanding the foregoing or anything herein to the contrary, all Match Transaction Liabilities shall be deemed to be New Match Liabilities.

        "New Match Merger Sub" has the meaning as set forth in the Preamble.

        "New Match Merger Sub HoldCo" means Valentine Merger Sub HoldCo LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of IAC.

        "New Match Released Parties" has the meaning as set forth in Section 10.01(b).

        "New Match Releasors" has the meaning as set forth in Section 10.01(a).

        "New Match Transaction Liabilities" means all Transaction Liabilities arising out of resulting (a) from any judicial decision assessing liability to any member of the Match Group in connection with a Transaction Liability; or (b) with respect to any member of the Match Group, its portion of any Transaction Liabilities arising out of a settlement of any Action, subject to the terms of this Agreement (including any right to consent to such a settlement).

        "Non-IAC Match Shareholders" means the holders of shares of Match Capital Stock other than (x) IAC and its wholly owned Subsidiaries or (y) any wholly owed Subsidiary of Match.

        "Notice Period" has the meaning as set forth in Section 10.04(b).

        "Other IAC Party Stockholder Approvals" has the meaning as set forth in Section 7.15.

        "Parties" and "Party" have the meanings as set forth in the Preamble.

        "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity or any other entity, including any Governmental Authority.

        "Post-Closing Requesting Party" has the meaning as set forth in Section 11.01(a)(ii).

        "Post-Merger Amendments to the New Match Charter" means the amendments to the certificate of incorporation of New Match in the form set forth on Exhibit 2.04(a) to this Agreement.

        "Pre-Closing Requesting Party" has the meaning as set forth in Section 11.01(a)(i).

        "Prime Rate" means the rate which JPMorgan Chase & Co. (or any successor thereto or other major money center commercial bank agreed to by the Parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

        "Privileged Information" shall mean any information, in written, oral, electronic or other tangible or intangible forms, including without limitation any communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials protected by the work product doctrine, as to which a Party or any member of its Group would be entitled to assert or have asserted a privilege or other similar protection, including the attorney-client and work product privileges.

        "Providing Party" has the meaning as set forth in Section 11.09.

        "Real Estate Contribution Agreement" has the meaning as set forth in the Recitals.

        "Real Estate Contribution Closing" means the closing of the transactions contemplated by the Real Estate Contribution Agreement.

        "Real Estate Contribution Closing Date" means the date on which the Real Estate Contribution Closing occurs.

        "Reclassification" has the meaning as set forth in the Recitals.

        "Reclassification Charter Amendments" means the Transaction-Related Reclassification Charter Amendments and the amendments to the certificate of incorporation of IAC in the form set forth on Exhibit 2.02(b) to this Agreement; provided that if the approval described in Section 5.04(c)(ii) has not been obtained upon a vote taken thereon at the IAC Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof, the term "Reclassification Charter Amendments" shall subsequently mean only the Transaction-Related Reclassification Charter Amendments.

        "Reclassification Effective Time" shall have the meaning ascribed to it in the Reclassification Charter Amendments.

        "Reclassification Exchange Ratio" shall be calculated as set forth on Annex A to this Agreement.

        "Records" means all books, records and other documents, including all books of account, stock records and ledgers, financial, accounting and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, operating, production and other manuals and sales and promotional literature, in all cases, in any form or medium.

        "Registration Statement" has the meaning as set forth in Section 7.01(a).

        "Representatives" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

        "Requesting Party" means a Pre-Closing Requesting Party or a Post-Closing Requesting Party, as the context requires.

        "Responding Party" means, with respect to any Dispute, (i) if prior to the Closing and the Claimant Party is a member of the IAC Group (other than any member of the ANGI Group), any member of the Match Group, (ii) if prior to the Closing and the Claimant Party is a member of the Match Group, any member of the IAC Group (other than any member of the ANGI Group), (iii) if at or after the Closing and the Claimant Party is a member of the New IAC Group (other than any member of the ANGI Group), any member of the New Match Group and (iv) if at or after the Closing and the Claimant Party is a member of the New Match Group, any member of the New IAC Group (other than any member of the ANGI Group).

        "Response" has the meaning as set forth in Section 12.02(a).

        "Restricted Contracts" has the meaning as set forth in Section 1.02.

        "Restricted Period" means the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date.

        "Restructuring Effective Time" has the meaning as set forth in Section 1.01.

        "Restructuring Transactions" has the meaning as set forth in Section 1.01.

        "Restructuring Transfer Documents" has the meaning as set forth in Section 1.05(a).

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Senior Party Representatives" has the meaning as set forth in Section 12.02(a).

        "Separation Transactions" has the meaning as set forth in the Recitals.

        "Shared Contract" has the meaning as set forth in Section 1.02.

        "Specified Actions" means the Actions set forth in Section 13.03(c) of the IAC Disclosure Letter.

        "Specified Charter Amendment Provisions" means the provisions of the Reclassification Charter Amendments and the Post-Merger Amendments to the New Match Charter required to be presented separately on Match's form of proxy to the holders of Match Capital Stock under the applicable rules and regulations, and interpretations and guidance with respect thereto, of the SEC.

        "Stock Election Amount" means a fraction of a share of IAC Class M Common Stock equal to the quotient, rounded to four decimal places, of (i) $3.00 divided by (ii) the Match VWAP.

        "Subleases" means the real property subleases to be entered into by New IAC (or the applicable member of its Group) and New Match (or the applicable member of its Group) on the Real Estate Contribution Closing Date pursuant to the Real Estate Contribution Agreement.

        "Subsidiary" of any Person means any partnership, corporation, trust, joint venture, unincorporated organization, limited liability entity or other legal entity of which an amount of the securities or interests having by the terms thereof voting power to elect at least a majority of the board of directors or other analogous governing body of such entity (or, if there are no such voting securities or voting interests, of which at least a majority of the equity interests) is directly or indirectly owned or controlled by such first Person, or the general partner of which is such first Person.

        "Subsidiary Exchange" means the exchange of Subsidiary-Held IAC Securities for New IAC Voting Preferred Stock as described in Exhibit 1.01 to this Agreement. "Subsidiary-Held IAC Securities" has the meaning as set forth in Exhibit 1.01 to this Agreement.

        "Tax Matters Agreement" means the tax matters agreement, substantially in the form attached as Exhibit 13.03(b) to this Agreement, to be entered into by New IAC and IAC at or prior to the Mandatory Exchange Effective Time.

        "Taxes" means all forms of taxation imposed, or required to be collected or withheld, together with any related interest, penalties and other additional amounts.

        "Third Party" means a Person (i) that is not a Party to this Agreement, other than a member of the Match Group, IAC Group, New Match Group or New IAC Group and (ii) that is not an Affiliate thereof.

        "Third Party Claim" has the meaning as set forth in Section 10.04(b).

        "Transaction Documents" means this Agreement and the Ancillary Agreements.

        "Transaction Liabilities" means all Liabilities arising out of or resulting from any Action relating to this Agreement, the Transactions or the other transactions contemplated by this Agreement, which Action is a direct or derivative fiduciary claim brought by a Match Holder or an IAC Holder and is made against any member of the IAC Group or any member of the Match Group or their respective current or former directors, officers or stockholders, other than any costs of defense or investigation of such Action.

        "Transaction Litigation" has the meaning as set forth in Section 7.16.

        "Transaction-Related Reclassification Charter Amendments" means the amendments to the certificate of incorporation of IAC in the form set forth on Exhibit 2.02(a) to this Agreement.

        "Transactions" has the meaning as set forth in the Recitals.

        "Transfer Time" has the meaning as set forth in Section 7.24.

        "Transferred Employees" has the meaning as set forth in Section 7.24(a).

        "Transition Services Agreement" has the meaning as set forth in Section 7.21(a).

        "Voting IAC Debt" has the meaning as set forth in Section 5.02(b).

        "Voting Match Debt" has the meaning as set forth in Section 4.02.

        "Willful Breach" means a material breach that is the result of an intentional act or failure to act by a Party with actual knowledge that the taking of such act or failure to act would be a material breach of this Agreement.

        SECTION 13.04    Counterparts.     This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties thereto and delivered to the other party.

        SECTION 13.05    Entire Agreement; Coordination.     This Agreement, the Ancillary Agreements, and the Schedules, Exhibits and Annexes hereto and thereto and the specific agreements contemplated hereby or thereby contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, oral or written, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. In the event of any inconsistency between this Agreement and the Ancillary Agreements with respect to matters addressed in the Ancillary Agreements, the provisions of the Ancillary Agreements shall control. For the avoidance of doubt, the allocation of Taxes (whether in respect of liabilities, refund or otherwise), indemnification for Taxes, control of Tax proceedings, exchange of Tax information and the retention of Tax records shall be governed exclusively by the Tax Matters Agreement.

        SECTION 13.06    Construction.

        (a)   In this Agreement and each of the Ancillary Agreements, unless a clear contrary intention appears:

            (i)  the singular number includes the plural number and vice versa;

           (ii)  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement or the relevant Ancillary Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)  reference to any gender includes each other gender;

          (iv)  reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented or restated, and in effect from time to time in accordance with the terms thereof subject to compliance with the requirements set forth herein or in the relevant Ancillary Agreement;

           (v)  reference to any applicable Law means such applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable Law means that provision of such applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi)  "herein," "hereby," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement and not to any particular article, section or other provision hereof or thereof;

         (vii)  "including" (and with correlative meaning "include") means including, without limiting the generality of, any description preceding such term;

        (viii)  the Table of Contents and headings are for convenience of reference only and shall not affect the construction or interpretation hereof or thereof;

          (ix)  with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding;"

           (x)  references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto;

          (xi)  where any provision of this Agreement otherwise requires any Party to cause a member or members of its Group or any Affiliate of such Party or such member(s) to take or refrain from taking an action, or permit or not permit a member or members of its Group or any such Affiliate to take or fail to take an action, no such action on the part of such Party shall be required with respect to any member of the ANGI Group;

         (xii)  the words "made available to IAC" and words of similar import refer to documents delivered in person or electronically to IAC or its Representatives or filed with, or furnished to, the SEC by Match and publicly available prior to the date of this Agreement; and

        (xiii)  the words "made available to Match" and words of similar import refer to documents delivered in person or electronically to Match or its Representatives or filed with, or furnished to, the SEC by IAC and publicly available prior to the date of this Agreement.

        (b)   Any matter disclosed in any section of the Match Disclosure Letter or the IAC Disclosure Letter shall qualify the correspondingly numbered representation and warranty or covenant and any other representation and warranty or covenant of Match or, as applicable, IAC to the extent that the relevance of any such disclosure to such other representation and warranty or covenant is reasonably apparent from the face of such disclosure.

        (c)   This Agreement and the Ancillary Agreements shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

        SECTION 13.07    Signatures.     Each of the Parties acknowledges that it and the other Parties (and the other members of their respective Groups) may execute certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each of the Parties expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name (or that of the applicable member of its Group) as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Party at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

        SECTION 13.08    Assignability.     Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that except as specifically provided in any Ancillary Agreement, no Party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

        SECTION 13.09    Third Party Beneficiaries.     Except for (i) the indemnification rights under this Agreement of any New Match Indemnitee or any New IAC Indemnitee in their respective capacities as such, (ii) the release under Section 10.01 of any Person provided therein, (iii) the rights of the D&O

Indemnified Parties under the provisions of Section 7.06 and (iv) as specifically provided in any Ancillary Agreement:

        (a)   the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties hereto and thereto and their respective successors and permitted assigns and are not intended to confer upon any Person, except the parties hereto and thereto and their respective successors and permitted assigns, any rights or remedies hereunder; and

        (b)   there are no third party beneficiaries of this Agreement or any Ancillary Agreement; and neither this Agreement nor any Ancillary Agreement shall provide any Third Party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

        SECTION 13.10    Payment Terms.

        (a)   Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount to be paid or reimbursed by one Party to the other under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

        (b)   Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within sixty (60) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the Prime Rate plus 2% (or the maximum legal rate, whichever is lower), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

        SECTION 13.11    Governing Law; Jurisdiction.     Except as set forth in Article XII, this Agreement and each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies

        SECTION 13.12    Enforcement; Master Transaction Agreement.

        (a)   The Parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Document were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the provisions of Article XII, the Parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Document and to enforce specifically the terms and provisions of each Transaction Document in the Chancery Court of the State of Delaware or, if the Chancery Court declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

        (b)   For the avoidance of doubt, the dispute resolution provisions of Article XII of the Master Transaction Agreement shall not be deemed to apply to any disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof). IAC and Match hereby agree that the Master Transaction Agreement shall terminate as of, and have no further effect from and after, the Match Merger Effective Time.

        SECTION 13.13    Severability.

        (a)   If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party hereto or thereto. Upon such determination, the relevant Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

        (b)   It is the express intention of the Parties that the economic and other material terms of the transactions contemplated by this Agreement are fundamental to the entire agreement of the Parties and their determination to enter into this Agreement. In the event that a court issues an order or judgment to alter such terms, whether by damages award, reformation or otherwise, the Parties will work together to agree to modifications of this Agreement that result in the Parties and their respective stockholders being in the same position they would have been absent such judgment. In the event such modifications are not achievable or are not mutually agreed, if the Closing has not occurred, this Agreement shall terminate and the Transactions shall not be consummated.

        SECTION 13.14    Waivers of Defaults; Conflicts.

        (a)   Waiver by any Party of any default by another Party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of any other Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        (b)   Each of the Parties acknowledges that certain members of their respective Groups are currently represented by (or have been represented by) IAC's outside counsel in various matters. Match waives and will not assert, and agrees to cause its Affiliates, including New Match and every other member of the New Match Group, to waive and not to assert, any conflict of interest arising out of, or relating to, (i) such common representation or (ii) any representation by Wachtell, Lipton, Rosen & Katz or Morris, Nichols, Arsht & Tunnell LLP after the Mandatory Exchange Effective Time of New IAC, any member of the New IAC Group, any of their Affiliates or any director, officer, employee or shareholder of any such Person in any matter involving this Agreement, the Ancillary Agreements or any other agreements or transactions contemplated hereby, thereby or otherwise related hereto or thereto.

        SECTION 13.15    Amendments.     No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

IAC/InterActiveCorp
By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President, General Counsel and Secretary
IAC Holdings, Inc.
By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President, General Counsel and Secretary
Valentine Merger Sub LLC
By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Vice President and Secretary
Match Group, Inc.
By:	/s/ GARY SWIDLER
	Name:	Gary Swidler
	Title:	Chief Financial Officer

[Signature Page to Transaction Agreement]

Annex A
Reclassification Exchange Ratio Calculation(1)

        "Reclassification Exchange Ratio" means a fraction, rounded to four decimal places, (i) the numerator of which is (a) the IAC Owned Match Share Number, plus (b) the Tax Attribute Adjustment Number, less (c) the Exchangeable Notes Share Adjustment Number, less (d) the Equity Sale Adjustment Number, less (e) the IAC Equity Awards Adjustment Number, and less (f) the Match Stock Elections Adjustment Number, and (ii) the denominator of which is the IAC Outstanding Share Number.

* * * *

        "2022 IAC Call Option Measured Day Valuation" means, for a Measured Day, an amount equal to the sum of the Call Option Calculations in respect of the 2022 IAC Call Options on such Measured Day.

        "2022 IAC Warrant Measured Day Valuation" means, for a Measured Day, an amount equal to the sum of the Warrant Calculations in respect of the 2022 IAC Warrants on such Measured Day.

        "2022 Option Tranche" means the 2022 IAC Call Options and the 2022 IAC Warrants.

        "2026 IAC Call Option Measured Day Valuation" means, for a Measured Day, an amount equal to the sum of the Call Option Calculations in respect of the 2026 IAC Call Options on such Measured Day.

        "2026 IAC Warrant Measured Day Valuation" means, for a Measured Day, an amount equal to the sum of the Warrant Calculations in respect of the 2026 IAC Warrants on such Measured Day.

        "2026 Option Tranche" means the 2026 IAC Warrants and the 2026 IAC Call Options.

        "2030 IAC Call Option Measured Day Valuation" means, for a Measured Day, an amount equal to the sum of the Call Option Calculations in respect of the 2030 IAC Call Options on such Measured Day.

        "2030 IAC Warrant Measured Day Valuation" means, for a Measured Day, an amount equal to the sum of the Warrant Calculations in respect of the 2030 IAC Warrants on such Measured Day.

        "2030 Option Tranche" means the 2030 IAC Warrants and the 2030 IAC Call Options.

        "Acceptance Deadline" means 5:00 p.m., New York City time, on the second Nasdaq trading day following the Measurement Date, or such other date and time as IAC and Match may agree.

        "Agreed Call Volatility Input" for a specified Option Tranche means the Call Volatility Input for such Option Tranche calculated using a methodology based on such Agreeing Dealer's existing IAC Call Option volatility plus a listed option volatility differential between Match and IAC for each respective Option Tranche.

        "Agreed Warrant Strike Price Input" for a specified Option Tranche means the Warrant Strike Price Input for such Option Tranche calculated using the Volatility Methodology.

        "Agreed Warrant Volatility Input" for a specified Option Tranche means the Warrant Volatility Input for such Option Tranche calculated using a methodology based on such Agreeing Dealer's existing IAC Warrant option volatility plus a listed option volatility differential between Match and IAC for each respective Option Tranche.

        "Agreement" means the Transaction Agreement to which this Annex A is annexed.

        "Calculation Agents" means two financial institutions as mutually agreed by IAC and Match.

(1)
Capitalized terms used and not defined in this Annex A have the meaning given such terms in the Agreement.

        "Call Option Calculation" on a Measured Day in respect of an IAC Call Option, means the value of such IAC Call Option provided to IAC and Match by a Calculation Agent and confirmed by IAC and Match, calculated using the Black-Scholes option pricing valuation model (it being understood that the inputs to such Black-Scholes option pricing valuation model shall be reasonably determined by the Calculation Agents, acting together; provided, that, (i) if a Volatility Agreement has not been agreed with respect to the applicable Option Tranche, the value of the "volatility" input to such Black-Scholes option pricing valuation model (such value, the "Call Volatility Input") for the purposes of the calculation of the value of each of the IAC Call Options within such Option Tranche shall be 44.0% (the "Call Backstop Input"), and (ii) if a Volatility Agreement has been agreed with respect to such Option Tranche, (a) the Call Volatility Input for the purposes of the calculation of the value of each of the IAC Call Options within such Option Tranche with a counterparty that is an Agreeing Dealer shall be the Agreed Call Volatility Input for such Option Tranche for such Agreeing Dealer, and (b) the Call Volatility Input for the purposes of the calculation of the value of each of the IAC Call Options within such Option Tranche with a counterparty that is a Declining Dealer shall be the Call Backstop Input).

        "Equity Sale Adjustment Number" means the number of shares of IAC Class M Common Stock sold pursuant to the IAC Class M Equity Offering.

        "Exchangeable Notes Calculation" means, on a Measured Day, in respect of the 2022 Exchangeable Notes, the 2026 Exchangeable Notes or the 2030 Exchangeable Notes, as applicable, the product of (i) the average of the Mid-Market Price for such series of notes as of 5:00 p.m. New York City time (expressed as a percentage of notional amount for such series of notes) provided to IAC and Match by each of the Calculation Agents on such Measured Day and (ii) the aggregate principal amount of such series of notes outstanding on such Measured Day.

        "Exchangeable Notes Net Valuation" means an amount equal to (i) the Exchangeable Notes Valuation, minus (ii) the IAC Call Option Valuation, plus (iii) the IAC Warrant Valuation, plus (iv) the Liquidity Adjustment Amount.

        "Exchangeable Notes Share Adjustment Cap" means (i) the Exchangeable Notes Net Valuation, divided by (ii) the Match Cap Per Share Price.

        "Exchangeable Notes Share Adjustment Floor" means (i) the Exchangeable Notes Net Valuation, divided by (ii) the Match Floor Per Share Price.

        "Exchangeable Notes Share Adjustment Number" means the quotient, rounded to the nearest whole number, of (i) the Exchangeable Notes Net Valuation, divided by (ii) the Match VWAP; provided that (a) if the Uncollared Exchangeable Notes Share Adjustment Number exceeds the Exchangeable Notes Share Adjustment Cap and, by written notice given to IAC prior to the Acceptance Deadline, Match shall have accepted the use of the Exchangeable Notes Share Adjustment Cap as the Exchangeable Notes Share Adjustment Number, the Exchangeable Notes Share Adjustment Number shall equal the Exchangeable Notes Share Adjustment Cap, rounded to the nearest whole number, and (b) if the Uncollared Exchangeable Notes Share Adjustment Number is less than the Exchangeable Notes Share Adjustment Floor and, by written notice given to Match prior to the Acceptance Deadline, IAC shall have accepted the use of the Exchangeable Notes Share Adjustment Floor as the Exchangeable Notes Share Adjustment Number, the Exchangeable Notes Share Adjustment Number shall equal the Exchangeable Notes Share Adjustment Floor, rounded to the nearest whole number.

        "Exchangeable Notes Valuation" means the sum of (i) the average of the Exchangeable Notes Calculation in respect of the 2022 Exchangeable Notes on each Measured Day over the Measurement Period, plus (ii) the average of the Exchangeable Notes Calculation in respect of the 2026 Exchangeable Notes on each Measured Day over the Measurement Period, plus (iii) the average of the Exchangeable Notes Calculation in respect of the 2030 Exchangeable Notes on each Measured Day over the Measurement Period.

A-A-2

        "IAC Call Option Valuation" means the sum of (i) the average of the 2022 IAC Call Option Measured Day Valuation on each Measured Day over the Measurement Period, plus (ii) the average of the 2026 IAC Call Option Measured Day Valuation on each Measured Day over the Measurement Period, plus (iii) the average of the 2030 IAC Call Option Measured Day Valuation on each Measured Day over the Measurement Period.

        "IAC Equity Awards Adjustment Number" means the quotient, rounded to the nearest whole number, of (i) the IAC Option Charge divided by (ii) the Match VWAP.

        "IAC Option Charge" means the product of (i) the IAC Service Provider Option Value and (ii) the Option Value Allocation Ratio and (iii) 0.4075.

        "IAC Outstanding Share Number" means the aggregate number of shares of IAC Common Stock and IAC Class B Common Stock outstanding immediately prior to the Reclassification Effective Time.

        "IAC Owned Match Share Number" means the aggregate number of shares of Match Common Stock and Match Class B Common Stock held by any member of the IAC Group immediately prior to the Reclassification Effective Time.

        "IAC Service Provider Option Value" means (i) the product of (a) the total number of shares of IAC Common Stock subject to IAC Options issued prior to the date of the Agreement and held by current and former employees of IAC and its Subsidiaries (excluding current and former employees of Match and its Subsidiaries) as of the Measurement Date ("IAC Service Provider Options") and (b) the IAC VWAP, less (ii) the sum of the exercise prices required to exercise all IAC Service Provider Options; provided that if such product is a negative number, IAC Service Provider Option Value means $0.00.

        "IAC VWAP" means the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for IAC Common Stock, as reported by Bloomberg, L.P. through its "IAC Equity AQR" function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Match and IAC) on each Measured Day over the Measurement Period.

        "IAC Warrant Valuation" means the sum of (i) the average of the 2022 IAC Warrant Measured Day Valuation on each Measured Day over the Measurement Period, plus (ii) the average of the 2026 IAC Warrant Measured Day Valuation on each Measured Day over the Measurement Period, plus (iii) the average of the 2030 IAC Warrant Measured Day Valuation on each Measured Day over the Measurement Period.

        "Liquidity Adjustment Amount" means $8,000,000.

        "Match Cap Per Share Price" means $50.9493.

        "Match Floor Per Share Price" means $84.9155.

        "Match Reclassification Consideration Value" means the product of (i) the Match VWAP and (ii) the Reclassification Exchange Ratio calculated without regard to clause (i)(e) thereof.

        "Match Stock Elections Adjustment Number" means (i) the aggregate number of IAC Class M Shares issuable pursuant to Section 2.03(d)(i) of the Agreement in respect of Match All-Stock Electing Shares and Match Non-Electing Shares (for the avoidance of doubt, giving effect to Section 3.01(e)(ii) of the Agreement), less (ii) the aggregate number of Match All-Stock Electing Shares and Match Non-Electing Shares.

        "Match VWAP" means (i) the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for Match Common Stock, as reported by Bloomberg, L.P. through its "MTCH Equity AQR" function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Match and IAC) on each Measured Day over the Measurement Period, less (ii) $3.00.

A-A-3

        "Measured Day" means each of the ten (10) NASDAQ trading days during the Measurement Period.

        "Measurement Date" means the fifth NASDAQ trading day immediately preceding the Closing Date.

        "Measurement Period" means the ten (10) consecutive NASDAQ trading days ending on the Measurement Date.

        "Mid-Market Price" means the average of the "bid" and "ask" price.

        "Option Tranche" means each of the 2022 Option Tranche, the 2026 Option Tranche and the 2030 Option Tranche.

        "Option Value Allocation Ratio" means (i) the Match Reclassification Consideration Value, divided by (ii) IAC VWAP.

        "Tax Attributes Adjustment Number" means (i) $52 million, divided by (ii) the Match VWAP, rounded to the nearest whole number.

        "Uncollared Exchangeable Notes Share Adjustment Number" means (i) the Exchangeable Notes Net Valuation, divided by (ii) the Match VWAP, rounded to the nearest whole number.

        "Volatility Agreement" means, for any Option Tranche, an agreement by one or more dealers that are collectively counterparty to greater than 50% of the notional amount of the options within such Option Tranche (such dealers, the "Agreeing Dealers", and the dealers for each of the options within such Option Tranche other than the Agreeing Dealers, the "Declining Dealers") in respect of such Option Tranche with IAC to use an agreed methodology (such methodology as applicable to such Option Tranche, the "Volatility Methodology") to calculate the Warrant Strike Price Input.

        "Warrant Calculation" on a Measured Day in respect of an IAC Warrant, means the value of such IAC Warrants provided to IAC and Match by a Calculation Agent and confirmed by IAC and Match, calculated using the Black-Scholes option pricing valuation model (it being understood that the inputs to such Black-Scholes option pricing valuation model shall be reasonably determined by the Calculation Agents acting together; provided, that, (i) if a Volatility Agreement has not been agreed with respect to the applicable Option Tranche, (a) the value of the "volatility" input to such Black-Scholes option pricing valuation model (such value, the "Warrant Volatility Input") for the purposes of the calculation of the value of each of the IAC Warrants within such Option Tranche shall be 43.0% (the "Warrant Backstop Volatility Input") and (b) the value of the "strike price" input to the Black-Scholes option pricing valuation model (such value, the "Warrant Strike Price Input") for the purposes of the calculation of the value of each of the IAC Warrants within such Option Tranche shall be the "strike price" as defined by the applicable confirmation for such IAC Warrant (the "Warrant Backstop Strike Price Input"), and (ii) if a Volatility Agreement has been agreed with respect to such Option Tranche (a)(I) the Warrant Volatility Input for the purposes of the calculation of the value of each of the IAC Warrants within such Option Tranche with a counterparty that is an Agreeing Dealer shall be the Agreed Warrant Volatility Input for such Option Tranche for such Agreeing Dealer and (II) the Warrant Strike Price Input for the purposes of the calculation of the value of each of the IAC Warrants within such Option Tranche with a counterparty that is an Agreeing Dealer shall be the Agreed Warrant Strike Price Input for such Option Tranche for such Agreeing Dealer, and (b) (I) the Warrant Volatility Input for the purposes of the calculation of the value of each of the IAC Warrants within such Option Tranche with a counterparty that is a Declining Dealer shall be the Warrant Backstop Volatility Input and (II) the Warrant Strike Price Input for the purposes of the calculation of the value of each of the IAC Warrants within such Option Tranche with a counterparty that is a Declining Dealer shall be the Warrant Backstop Strike Price Input).

A-A-4

ANNEX B

FORM OF TRANSACTION-RELATED RECLASSIFICATION CHARTER AMENDMENTS

"Article IV is hereby amended to read in its entirety as follows:

Article IV

        Without regard to any other provision of the Certificate of Incorporation (including, without limitation, all of the provisions of Article IV), upon the effectiveness of the Certificate of Amendment to Restated Certificate of Incorporation containing this sentence (the "Reclassification Effective Time"), (a) each one share of Common Stock, $0.001 par value, of the Corporation that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the "Old Common Stock") shall be and hereby is automatically reclassified as and changed (without any further act) into (i) a number of share(s) of Class M Common Stock, $0.001 par value, of the Corporation, equal to the Reclassification Exchange Ratio (as defined in the Transaction Agreement (the "Transaction Agreement"), dated as of December 19, 2019, by and among the Corporation, IAC Holdings, Inc. ("IAC Holdings"), Valentine Merger Sub LLC and Match Group, Inc.) and (ii) one share of Series 1 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation, and (b) each one share of Class B Common Stock, $0.001 par value, of the Corporation, that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the "Old Class B Common Stock") shall be and is hereby automatically reclassified as and changed (without any further act) into (i) a number of share(s) of Class M Common Stock, $0.001 par value, of the Corporation, equal to the Reclassification Exchange Ratio and (ii) one share of Series 2 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation (collectively, the "Reclassification"). No fractional shares of Class M Common Stock, Series 1 Mandatorily Exchangeable Preferred Stock or Series 2 Mandatorily Exchangeable Preferred Stock, or certificates representing fractional shares thereof, shall be issued to the former holders of Old Common Stock or Old Class B Common Stock as a result of the Reclassification. Stockholders that otherwise would be entitled to receive fractional shares of Class M Common Stock, Series 1 Mandatorily Exchangeable Preferred Stock or Series 2 Mandatorily Exchangeable Preferred Stock shall be entitled to receive cash (without interest) as contemplated by the Transaction Agreement (taking into account all shares of capital stock held by such stockholders). Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of Old Common Stock or Old Class B Common Stock, as applicable, shall, from and after the Reclassification Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Class M Common Stock, Series 1 Mandatorily Exchangeable Preferred Stock or Series 2 Mandatorily Exchangeable Preferred Stock, as applicable, into which the shares of Old Common Stock or Old Class B Common Stock, as applicable, represented by such certificate shall have been reclassified. A copy of the Transaction Agreement, and the calculation of the Reclassification Exchange Ratio, shall be maintained at the principal executive offices of the Corporation and be provided free of charge to any stockholder who makes a request therefor.

        The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.001 par value Class M Common Stock, and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock (the "Preferred Stock") (of which 92,460,501 million shares are designated as shares of Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation, and 5,789,499 million shares are designated as shares of Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation).

        A statement of the designations of each class and series, and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.    CLASS M COMMON STOCK

        (1)   Subject to the right of the holders of any series of Preferred Stock, the holders of the Class M Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors.

        (2)   In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class M Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of any Preferred Stock have been satisfied.

        (3)   Each holder of Class M Common Stock shall be entitled to vote one vote for each share of Class M Common Stock held as of the applicable date on any matter that is submitted to a vote of the stockholders of the Corporation.

B.    PREFERRED STOCK

        The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

  (1)
  SERIES 1 MANDATORILY EXCHANGEABLE PREFERRED STOCK.

  (a)
  All shares of Series 1 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Class M Common Stock of the Corporation, (ii) pari passu with the Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.

  (b)
  The holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.

  (c)
  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 1 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 1 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 1 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 1 Mandatorily Exchangeable Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

    (d)
    Holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 1 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.

    (e)
    Shares of Series 1 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

    (f)
    To the fullest extent permitted by law, at the time that is one minute following the Reclassification Effective Time (the "Mandatory Exchange Effective Time"), each outstanding share of Series 1 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for one share of common stock, $0.001 par value per share, of IAC Holdings.

    (g)
    Shares of Series 1 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 1 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock.

  (2)
  SERIES 2 MANDATORILY EXCHANGEABLE PREFERRED STOCK

  (a)
  All shares of Series 2 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Class M Common Stock of the Corporation, (ii) pari passu with the Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.

  (b)
  The holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.

  (c)
  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 2 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 2 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 2 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 2 Mandatorily Exchangeable Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

  (d)
  Holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 2 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.

  (e)
  Shares of Series 2 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

  (f)
  To the fullest extent permitted by law, at the Mandatory Exchange Effective Time, each outstanding share of Series 2 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for one share of Class B common stock, $0.001 par value per share, of IAC Holdings.

  (g)
  Shares of Series 2 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 2 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock."

"Article XI is hereby amended to read in its entirety as follows:

Article XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation."

ANNEX C

FORM OF NEW MATCH BOARD CLASSIFICATION CHARTER AMENDMENTS

"Article II is hereby amended to read in its entirety as follows:

Article II

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company."

"Article V is hereby amended to read in its entirety as follows:

Article V

        The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise."

"Article VI is hereby amended to read in its entirety as follows:

Article VI

        For purposes of this Article VI, "Match Merger Effective Time" has the meaning given such term in that certain Transaction Agreement, dated as of December 19, 2019, by and among the Corporation, IAC Holdings, Inc., Valentine Merger Sub LLC and Match Group, Inc.

A.    NUMBER OF DIRECTORS

        Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time, by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

B.    ELECTION OF DIRECTORS

  (1)
  Upon the Match Merger Effective Time, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the Whole Board. At each annual meeting of stockholders following the Match Merger Effective Time, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created; provided, however, that (x) directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting after such classification first becomes effective, (y) directors initially designated as Class II directors shall serve for a term ending on the date of the second annual meeting after such classification first becomes effective and (z) directors initially designated as Class III directors shall serve for a term ending on the date of the third annual meeting after such classification first becomes effective; and provided, further, however, that directors who may be elected by the holders of any series of Preferred Stock shall serve terms governed by the terms of such series of Preferred Stock. The Board of

    Directors is authorized to assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event shall a decrease in the number of directors shorten the term of any incumbent director.

  (2)
  There shall be no cumulative voting in the election of directors. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

C.    VACANCIES

        Subject to the rights of the holders of any series of Preferred Stock then outstanding, following the Match Merger Effective Time, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, unless otherwise required by law or authorized by resolution of the Board of Directors, be filled solely by a majority of the directors then in office and entitled to vote thereon (although less than a quorum) or by the sole remaining director entitled to vote thereon (and not by stockholders), and each person so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, with each such director to hold office until his or her successor shall have been duly elected and qualified.

D.    REMOVAL

        Subject to the rights of the holders of any series of Preferred Stock then outstanding, following the Match Merger Effective Time, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class.

E.    PREFERRED STOCK DIRECTORS

        Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be subject to the provisions of this Article VI."

"Article XIII is hereby amended to read in its entirety as follows:

Article XIII

A.    COMPETITION AND CORPORATE OPPORTUNITIES

        Subject to any express agreement that may from time to time be in effect, to the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC, shall not be prohibited from communicating or offering any Dual Opportunity to New IAC, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC or (ii) the communication or offer to New IAC of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than New IAC and the Dual Role Person does not pursue the Dual Opportunity individually.

B.    CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

        In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between New IAC or any of its Affiliated Companies on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C.    CERTAIN DEFINITIONS

        For purposes of this Article XIII:

        "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term "controls," "is controlled by," or "is under common control with" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Affiliated Company" means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to New IAC, any Person controlled by New IAC.

        "Dual Opportunity" means any potential transaction or matter which may be a corporate opportunity for both New IAC or its Affiliated Companies, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

        "Dual Role Person" means any individual who is an officer or director of both the Corporation and New IAC.

        "New IAC" means IAC Holdings, Inc. and any of its successors.

        "Person" means (i) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (ii) "person" as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.

D.    TERMINATION

        The provisions of this Article XIII shall have no further force or effect at such time that none of the directors and/or officers of New IAC serve as directors and/or officers of the Corporation or its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and New IAC or an Affiliated Company, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E.    DEEMED NOTICE

        Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F.    SEVERABILITY

        The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted."

ANNEX D

FORM OF NEW MATCH CHARTER AMENDMENTS
PROHIBITING STOCKHOLDER ACTION BY WRITTEN CONSENT

"Article XII is hereby amended to read in its entirety as follows:

Article XII

        Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and such action may not be taken by written consent of the stockholders."

D-1

ANNEX E

FORM OF ADDITIONAL AMENDMENTS
TO NEW MATCH CERTIFICATE OF INCORPORATION

"Article I is hereby amended to read in its entirety as follows:

Article I

        The name of the Corporation is Match Group, Inc."

"Article IV is hereby amended to read in its entirety as follows:

Article IV

        Without further action of the Corporation or any stockholder, each share of "Class M Common Stock" of the Corporation shall hereby be designated Common Stock, and to the extent necessary to effect such designation, upon the effectiveness of the Certificate of Amendment to Restated Certificate of Incorporation containing this sentence (the "Reclassification Effective Time"), each one share of Class M Common Stock, $0.001 par value, of the Corporation that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time shall be and hereby is automatically reclassified as and changed (without any further act) into one share of Common Stock, $0.001 par value of the Corporation. Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of Class M Common Stock, shall, from and after the Reclassification Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Class M Common Stock represented by such certificate shall have been reclassified.

        The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares, $0.001 par value per share, of common stock ("Common Stock") and one hundred million (100,000,000) shares, $0.01 par value per share, of preferred stock ("Preferred Stock").

        A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

G.
COMMON STOCK

        1.     Subject to the right of the holders of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors.

        2.     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of any Preferred Stock have been satisfied.

        3.     Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation (as defined below) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

E-1

H.
PREFERRED STOCK

        The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Pursuant to subsection 242(b) of the General Corporation Law of the State of Delaware, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation."

E-2

ANNEX F

IAC/INTERACTIVECORP
2020 STOCK AND ANNUAL INCENTIVE PLAN1

SECTION 1.  PURPOSE; DEFINITIONS

        The purpose of this Plan is to cover IAC Options that convert (in whole or in part) into Match Options pursuant to Section 6.1(a) of the EMA. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

          (a)   "Affiliate" means a corporation or other entity controlled by, controlling or under common control with, the Company.

          (b)   "Affiliated Persons" means, with respect to any specified Person, (i) such specified Person's parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (ii) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (i), and (iii) any company, partnership, trust or other entity or investment vehicle controlled by any of the Persons referred to in clause (i) or (ii) or the holdings of which are for the primary benefit of any of such Persons.

          (c)   "Applicable Exchange" means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cause" means, unless otherwise provided in an Option Agreement, (i) "Cause" as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Option Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

          (f)    "Change in Control" has the meaning set forth in Section 6(a).

          (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

          (h)   "Commission" means the Securities and Exchange Commission or any successor agency.

          (i)    "Committee" has the meaning set forth in Section 2(a).

          (j)    "Common Stock" means common stock, par value $0.001 per share, of the Company.

1
Upon the consummation of the Match Merger (as defined in the Transaction Agreement), this Plan automatically will become the Match Group, Inc. 2020 Stock and Annual Incentive Plan, covering shares of New Match Common Stock (as defined in the Transaction Agreement).

          (k)   "Company" means IAC/InterActiveCorp, a Delaware corporation, or its successor.

          (l)    "Disability" means (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define "Disability," (A) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Option Agreement, "Disability" as determined by the Committee.

          (m)  "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

          (n)   "Eligible Individuals" means individuals who hold IAC Options that convert (in whole or in part) into Match Options.

          (o)   "EMA" means the Form of Amended and Restated Employee Matters Agreement attached as Exhibit 13.03(a) to the Transaction Agreement.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (q)   "Fair Market Value" means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

          (r)   "IAC Option" has the meaning set forth in the EMA.

          (s)   "Incentive Stock Option" means any Option that is designated in the applicable Option Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

          (t)    "Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

          (u)   "Match Option" has the meaning set forth in the EMA.

          (v)   "NASDAQ" means the National Association of Securities Dealers Inc. Automated Quotation System.

          (w)  "Nonqualified Option" means any Option that is not an Incentive Stock Option.

          (x)   "Option" means an Option described under Section 5.

          (y)   "Option Agreement" means the written or electronic document or agreement setting forth the terms and conditions of the IAC Option that corresponds to an Option granted under this Plan.

          (z)   "Participant" means an Eligible Individual to whom an Option is or has been granted.

          (aa) "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Option.

          (bb) "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          (cc) "Plan" means this IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.2

          (dd) "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant's attainment of age 65.

          (ee) "Share" means a share of Common Stock.

          (ff)  "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

          (gg) "Term" means the maximum period during which an Option may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Option Agreement.

          (hh) "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Option that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, "Termination of Employment" shall mean a "separation from service" as defined under Section 409A of the Code.

          (ii)   "Transaction Agreement" means the Transaction Agreement, dated as of December 19, 2019, by and among IAC/InterActiveCorp, a Delaware corporation, IAC Holdings, Inc., a Delaware corporation, Valentine Merger Sub LLC, a Delaware limited liability company, and Match Group, Inc., a Delaware corporation.

SECTION 2.  ADMINISTRATION

        (a)    Committee.     The Plan shall be administered by the Compensation and Human Resources Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 7, have plenary authority to grant Options pursuant to the terms of the Plan to Eligible

2
Upon the consummation of the Match Merger (as defined in the Transaction Agreement), this Plan automatically will become the Match Group, Inc. 2020 Stock and Annual Incentive Plan.

Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

            (i)  to select the Eligible Individuals to whom Options may from time to time be granted;

           (ii)  to determine the number of Shares to be covered by each Option granted hereunder;

          (iii)  to determine the terms and conditions of each Option granted hereunder, based on such factors as the Committee shall determine;

          (iv)  subject to Section 8, to modify, amend or adjust the terms and conditions of any Option, at any time or from time to time;

           (v)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

          (vi)  to accelerate the vesting or lapse of restrictions of any outstanding Option, based in each case on such considerations as the Committee in its sole discretion determines;

         (vii)  to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreement relating thereto);

        (viii)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

          (ix)  to decide all other matters that must be determined in connection with an Option; and

           (x)  to otherwise administer the Plan.

        (b)    Procedures.     (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 7, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

           (ii)  Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.     Subject to Section 1(e), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

        (d)    Option Agreements.     Except as otherwise provided in the EMA, the terms and conditions of each Option shall be as set forth in the award agreement for the IAC Option that corresponds to the Option granted under this Plan.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

        (a)    Plan Maximums.     The maximum number of Shares that may be delivered pursuant to Options under the Plan shall be 5,000,000. Shares subject to an Option under the Plan may be authorized and unissued Shares or may be treasury Shares. Upon the consummation of the Match Merger (as defined in the Transaction Agreement), the plan maximum set forth in the first sentence of this Section 3(a) automatically shall be adjusted by multiplying 5,000,000 by the Reclassification Exchange Ratio (as defined in the Transaction Agreement).

        (b)   Rules for Calculating Shares Delivered.

            (i)  To the extent that any Option is forfeited, terminates, expires or lapses without being exercised, or any Option is settled for cash, no Shares subject to such Option shall again be available for Options under the Plan.

           (ii)  If the exercise price of any Option and/or the tax withholding obligations relating to any Option are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the full number of Shares, including the Shares delivered or attested to shall be deemed delivered for purposes of the limit set forth in Section 3(a).

          (iii)  To the extent any Shares subject to an Option are withheld to satisfy the exercise price and/or the tax withholding obligations relating to such Option, such Shares shall be deemed to have been delivered for purposes of the limit set forth in Section 3(a).

        (c)   Adjustment Provisions.

            (i)  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spinoff), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the limit set forth in Sections 3(a), (C) the number and kind of Shares or other securities subject to outstanding Options; and (D) the exercise price of outstanding Options.

           (ii)  In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a "Share Change"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the limit set forth in Sections 3(a), (C) the number and kind of Shares or other securities subject to outstanding Options; and (D) the exercise price of outstanding Options.

          (iii)  In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (c) may include, without limitation, (A) the cancellation of outstanding Options in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Options, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Options; and (C) in connection with any Disaffiliation, arranging for the assumption of Options, or replacement of Options with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Options that remain based upon Company securities). The

  Committee may adjust the Performance Goals applicable to any Options to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or the Company's other filings with the Commission.

          (iv)  Any adjustment under this Section 3(c) need not be the same for all Participants.

SECTION 4.  ELIGIBILITY

        Options may be granted under the Plan to Eligible Individuals.

SECTION 5.  OPTIONS

        (a)    Types of Options.     All Options granted under this Plan shall be Nonqualified Options.

        (b)    Exercise Price.     The exercise price per Share subject to an Option shall be determined in accordance with the EMA. Except as provided in the EMA, in no event may any Option granted under this Plan be amended, other than pursuant to Section 3(c), to decrease the exercise price thereof, be cancelled in exchange for cash or other Options or in conjunction with the grant of any new Option with a lower exercise price or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Option, unless such amendment, cancellation, or action is approved by the Company's stockholders.

        (c)    Term.     The Term of each Option shall be determined in accordance with the EMA, but shall not exceed ten years from grant date for the IAC Option that corresponds to such Option.

        (d)    Vesting and Exercisability.     All Options granted under this Plan are vested and exercisable.

        (e)    Method of Exercise.     Subject to the provisions of this Section 5, Options may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company's appointed third-party Plan administrator specifying the number of Shares as to which the Option is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option relating to no less than the lesser of the number of Shares then subject to such Option or 100 Shares. Such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

            (i)  Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised).

           (ii)  To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

          (iii)  Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

        (f)    Delivery; Rights of Stockholders.     No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 10(a), and (iii) in the case of an Option, has paid in full for such Shares.

        (g)    Terminations of Employment.     Subject to Section 6(b), a Participant's Options shall be forfeited upon such Participant's Termination of Employment, except as set forth below:

            (i)  Upon a Participant's Termination of Employment by reason of death, any Option held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

           (ii)  Upon a Participant's Termination of Employment by reason of Disability or Retirement, any Option held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

          (iii)  Upon a Participant's Termination of Employment for Cause, any Option held by the Participant shall be forfeited, effective as of such Termination of Employment;

          (iv)  Upon a Participant's Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

           (v)  Notwithstanding the above provisions of this Section 5(g), if a Participant dies after such Participant's Termination of Employment but while any Option remains exercisable as set forth above, such Option may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option would have been exercisable, absent this Section 5(g)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Option Agreement.

        (h)    Nontransferability of Options.     No Option shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option is permissibly transferred pursuant to this Section 5(h), it being understood that the term "Participant" includes such guardian, legal representative and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6.  CHANGE IN CONTROL PROVISIONS

        (a)    Definition of Change in Control.     Except as otherwise may be provided in an applicable Option Agreement, for purposes of the Plan, a "Change in Control" shall mean any of the following events:

            (i)  The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (b)    Impact of Event/Double Trigger.     Unless otherwise provided in the applicable Option Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant's Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below), any Options outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option would be exercisable in the absence of this Section 6(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option.

        (c)   For purposes of this Section 6, "Good Reason" means (i) "Good Reason" as defined in any Individual Agreement or Option Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant's prior written consent: (A) a material reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the "Cure Period") during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

        (d)   Notwithstanding the foregoing, if any Option is subject to Section 409A of the Code, this Section 6 shall be applicable only to the extent specifically provided in the Option Agreement or in the Individual Agreement.

SECTION 7.  SECTION 16(b)

        The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 8.  TERM, AMENDMENT AND TERMINATION

        (a)    Effectiveness.     The Board approved this Plan on March 27, 2020. The effective date (the "Effective Date") of this Plan is the later of (i) the date that the Plan is approved by the Company's stockholders, and (ii) the date on which the Mandatory Exchange Effective Time (as defined in the Transaction Agreement) occurs.

        (b)    Termination.     The Plan will terminate on the tenth anniversary of the Effective Date. Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        (c)    Amendment of Plan.     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Option without such Participant's consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

        (d)    Amendment of Options.     Subject to Section 5(d), the Committee may unilaterally amend the terms of any Option theretofore granted, but no such amendment shall, without the Participant's consent, materially impair the rights of any Participant with respect to an Option, except such an amendment made to cause the Plan or Option to comply with applicable law, stock exchange rules or accounting rules.

SECTION 9.  UNFUNDED STATUS OF PLAN

        It is intended that the Plan constitute an "unfunded" plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10.  GENERAL PROVISIONS

        (a)    Conditions for Issuance.     The Committee may require each person purchasing or receiving Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b)    Additional Compensation Arrangements.     Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c)    No Contract of Employment.     The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)    Required Taxes.     No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Option under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)    Designation of Death Beneficiary.     The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such eligible Individual, after such Participant's death, may be exercised.

        (f)    Subsidiary Employees.     In the case of a grant of an Option to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Options that are forfeited or canceled shall revert to the Company.

        (g)    Governing Law and Interpretation.     The Plan and all Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (h)    Non-Transferability.     Except as otherwise provided in Section 5(h) or by the Committee, Options under the Plan are not transferable except by will or by laws of descent and distribution.

        (i)    Foreign Employees and Foreign Law Considerations.     The Committee may grant Options to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

ANNEX G

FORM OF
TRANSITION SERVICES AGREEMENT
BY AND BETWEEN
IAC/INTERACTIVECORP
AND
IAC HOLDINGS, INC.
DATED AS OF [    •    ], 2020

G-i

TRANSITION SERVICES AGREEMENT

        This TRANSITION SERVICES AGREEMENT, dated as of [    •    ], 2020, is entered into by and between IAC/InterActiveCorp , a Delaware corporation ("New Match"), and IAC Holdings, Inc., a Delaware corporation ("New IAC"). New Match and New IAC are sometimes hereinafter collectively referred to as the "Parties" and individually as a "Party."

RECITALS:

        WHEREAS, New Match and New IAC are parties to that certain Transaction Agreement, dated as of December 19, 2019, by and among New Match, Match Group, Inc., a Delaware corporation ("Match"), Valentine Merger Sub LLC, a Delaware limited liability company ("New Match Merger Sub") and New IAC (the "Transaction Agreement"); and

        WHEREAS, the Transaction Agreement provides that, in connection with the consummation of the transactions contemplated thereby, the Parties shall enter into this Agreement to provide for certain services and other arrangements between New IAC and/or the other members of the New IAC Group, on the one hand, and New Match and/or the other members of the New Match Group, on the other hand, all as more fully described herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
Definitions

        Section 1.1    Defined Terms.     For the purposes of this Agreement, (a) unless otherwise defined herein capitalized terms used herein shall have the meanings assigned to them in the Transaction Agreement and (b) the following terms shall have the meanings hereinafter specified:

        "Agreement" shall mean this Transition Services Agreement, including the Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

        "Fee" shall have the meaning set forth in Section 2.1(c).

        "Force Majeure Event" shall have the meaning set forth in Section 5.1.

        "IAC Business" shall mean any line of business that was carried out by any member of the IAC Group during the Reference Period other than the Match Business.

        "IAC Provider" shall have the meaning set forth in Section 2.1(a).

        "IAC Services" shall have the meaning set forth in Section 2.1(a).

        "Intellectual Property" means any and all common law or statutory rights anywhere in the world arising under or associated with: (i) patents, patent applications, statutory invention registrations, registered designs, and similar or equivalent rights in inventions and designs, and all rights therein provided by international treaties and conventions; (ii) copyrights and any other equivalent rights in works of authorship (including rights in software as a work of authorship) and any other related rights of authors; (iii) trade secrets and industrial secret rights, and rights in know-how, data, and confidential or proprietary business or technical information that derives independent economic value, whether actual or potential, from not being known to other persons; and (iv) other similar or equivalent intellectual property rights anywhere in the world.

        "Match Business" shall mean any line of business that was carried out by the Match Group during the Reference Period.

        "Match Provider" shall have the meaning set forth in Section 2.1(a).

        "Match Services" shall have the meaning set forth in Section 2.1(a).

        "New IAC" shall have the meaning set forth in the preamble of this Agreement.

        "New Match" shall have the meaning set forth in the preamble of this Agreement.

        "Omitted Services" shall have the meaning set forth in Section 2.1(b).

        "Parties" and "Party" shall have the meaning set forth in the preamble of this Agreement.

        "Pricing Addendum" has the meaning set forth in Section 3.2.

        "Provider" shall have the meaning set forth in Section 2.1(a).

        "Recipient" shall mean New Match or any of the other members of the New Match Group, in its capacity as a recipient of Services hereunder, as described on Schedule A, or New IAC or any of the other members of the New IAC Group, in its capacity as a recipient of Services hereunder, as described on Schedule B.

        "Reference Period" shall mean the twelve (12)-month period preceding the date of the Transaction Agreement.

        "Sales Taxes" shall have the meaning set forth in Section 3.3.

        "Services" shall have the meaning set forth in Section 2.1(a).

        "Shared Contracts" shall have the meaning set forth in Section 2.2(a).

        "Term" shall have the meaning set forth in Section 4.1.

        "Transaction Agreement" shall have the meaning set forth in the recitals of this Agreement.

        Section 1.2    Interpretation; Schedules.     When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

ARTICLE II
Agreement to Provide and Receive Services

        Section 2.1    Provision of Services.

          (a)   On the terms and subject to the conditions contained herein, New IAC shall provide, or shall cause the other members of the New IAC Group (such members of the New IAC Group, together with New IAC, collectively referred to as the "IAC Providers") to provide, to New Match (or another member of the New Match Group designated by New Match) the services listed on Schedule A (the "IAC Services"). On the terms and subject to the conditions contained herein, New Match shall provide, or shall cause the other members of the New Match Group (such members of the New Match Group, together with New Match, collectively referred to as the "Match Providers" and, together with the IAC Providers, the "Providers") to provide, to New IAC (or another member of the New IAC Group designated by New IAC) the services listed on Schedule B (the

  "Match Services" and, together with the IAC Services and any Omitted Services added to Schedule A or Schedule B pursuant to paragraph (b) below, the "Services").

          (b)   In the event that New Match or New IAC desires to have the applicable Provider provide services that are not set out on Schedule A or Schedule B (as applicable) (other than because it was specifically agreed that such services would not be provided under this Agreement) but were provided by such Provider to the Match Business or the IAC Business (as applicable) during the Reference Period ("Omitted Services"), and such Recipient requests, within ninety (90) days following the Closing Date, that such Provider provide such Omitted Services, the Parties shall negotiate in good faith to attempt to reach mutually agreed terms for the provision of such Omitted Service. If agreement is reached, the Parties shall promptly enter into an amendment to this Agreement amending Schedule A or Schedule B (as applicable) to reflect such Omitted Service and such Omitted Service shall be deemed to be part of this Agreement and the Services from and after the date of such amendment.

          (c)   Each Service shall be provided to a Recipient in exchange for the fee set forth on Schedule A or Schedule B (as applicable) with respect to such Service (a "Fee"), which Fee shall be equal to the Provider's calculation, based upon commercially reasonable metrics, of the actual cost, without mark-up, of providing the Service to the Match Business or the IAC Business (as applicable). Except to the extent included in the Fees or as otherwise set forth in Schedule A or Schedule B (as applicable), Recipient shall reimburse Provider for any reasonable incremental and documented out-of-pocket expenses incurred by Provider's personnel in connection with performing the Services. Except as set forth in Schedule A or Schedule B (as applicable), for any Service where the Fee for the Services is expressed as a specified dollar amount per month, if such Services are provided for only a portion of the month, including as a result of circumstances described in Section 3.1(a) or Article V, the Fees for such Services shall be prorated to reflect the number of days such Services were actually provided during such month on the basis of a thirty (30)-day month. Notwithstanding the foregoing, neither New Match nor any of its Subsidiaries shall be required to compensate or reimburse any IAC Provider for any services rendered hereunder in connection with any matters (including return preparation, audit and participation in administrative or judicial proceedings) related to Taxes for which New IAC is responsible under the Tax Matters Agreement.

          (d)   Each Recipient and Provider providing Services to it hereunder will use good-faith efforts to reasonably cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include obtaining all consents, licenses or approvals necessary to permit each such Party to perform its obligations with respect to the other Party; provided, however, under no circumstances shall any Provider be required to make any payments (other than de minimis costs and expenses) to any third party in respect of any such consents, licenses or approvals. If, with respect to a Service, the Parties, despite their efforts, are unable to obtain such required consents, licenses or approvals, Provider will use commercially reasonable efforts to perform the Service in a manner that does not require such consent, license or approval.

        Section 2.2    Shared Contracts.

          (a)   For the term of this Agreement, with respect to any Contract set forth on Schedule C (the "Shared Contracts"), the Parties agree to cause, subject to Section 2.1(d), the applicable members of the New IAC Group and the applicable members of the New Match Group to, to the extent reasonably requested by New Match or New IAC, respectively, to use commercially reasonable efforts to (i) cause the applicable third party counterparty thereto to enter into one or more replacement Contracts that would allow the applicable members of the New IAC Group and applicable members of the New Match Group to obtain substantially similar benefits and have substantially similar obligations as under such Shared Contract or (ii) seek to divide or otherwise amend any such Shared Contract in a manner that would allow the party that is not party to such Shared Contract to continue to obtain the benefits of and have the obligations under such Shared Contract (including by working with the applicable third party or third parties to such Contracts to accomplish the foregoing).

          (b)   The Parties agree to take the actions specified in Schedule D with respect to the Contract set forth therein.

        Section 2.3    Access.     Each Party shall make available on a timely basis to the other Party all information and materials reasonably requested by the other Party to the extent reasonably necessary for the purposes of providing and receiving the Services. No Provider shall be liable for any delay or deficiency in the Services to the extent caused by the failure of such information or materials to be provided on a timely basis or inaccuracy or deficiency in such information or materials. A Recipient shall, upon reasonable notice, give the applicable Provider reasonable access, during regular business hours and at such other times as are reasonably required, to the relevant premises to the extent reasonably necessary for the purposes of providing Services.

        Section 2.4    Books and Records.     Each Party shall keep customary books and records of the Services provided. Upon Recipient's reasonable request, each Provider shall make such books and records and documentation (in each case, solely to the extent relating to the Services provided to the applicable Recipient) available to an independent third party auditor of the such Recipient's choosing and at such Recipient's sole expense (i) upon reasonable prior written notice, during normal business hours, (ii) subject to the internal policies and procedures of the Provider generally applicable to third party auditors and other reasonably imposed security procedures and limitations and (iii) subject to compliance with the confidentiality obligations of the Parties under this Agreement and the Transaction Agreement. In recognition that audits are disruptive and should be avoided if possible, such independent third party audits shall be performed (x) in a manner that will not unreasonably interfere with the normal business operations of the Provider and otherwise with a minimum of disruption by such independent third party and (y) no more than once for each given Service.

ARTICLE III
Services; Payment; Independent Contractor

        Section 3.1    Service Quality.

          (a)   Unless otherwise agreed in writing by the Parties, Provider shall provide Services and, with respect to Services provided by third parties, shall use its commercially reasonable efforts to cause such Services to be provided, in a manner and quality that are consistent with the provision of such Services or other similar services to the IAC Business and the Match Business during the Reference Period, and in any event in compliance with applicable Law. Without limiting a Provider's obligation to correct or reperform under Section 6.5, if the quality or performance of any Service provided by a Provider hereunder falls materially below the standard required by this Section 3.1(a), such substandard quality or performance shall be addressed through the dispute resolution process set forth in Article XII of the Transaction Agreement.

          (b)   Each Recipient acknowledges that the applicable Provider is not in the business of providing the Services and is providing the Services to such Recipient solely for the purpose of facilitating the transactions contemplated by the Transaction Agreement. Each Provider shall act under this Agreement solely as an independent contractor and not as an agent, employee or joint venture counterparty of any Recipient. All employees and representatives providing the Services shall be under the direction, control and supervision of the applicable Provider (and not of the applicable Recipient), and such Provider shall have the sole right to exercise all authority with respect to such employees and representatives and in no event shall such employees and representatives be deemed to be employees or agents of such Recipient.

          (c)   EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO PROVIDER MAKES ANY OTHER REPRESENTATIONS, STATEMENTS, COVENANTS OR WARRANTIES WITH RESPECT TO THE SERVICES, WHETHER EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES, INCLUDING THOSE RELATING TO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

        Section 3.2    Payment.     Invoices shall be delivered within [    •    ] Business Days after the end of each month by a Provider to the applicable Recipient for Services delivered during such month and for any other sums payable under Sections 2.1(c), 2.1(d), 3.3 and 7.3. Each such invoice shall set forth a brief description of such Services, the allocation of personnel costs related to providing such Services and the amounts charged therefor. Except as the applicable Provider and Recipient may agree or as set forth on Schedule A, Schedule B, or Schedule D, as applicable, unless subject to dispute in accordance with the last sentence of this Section 3.2, each invoice shall be payable in immediately available funds thirty (30) days after the date thereof. Any amount not paid within such thirty (30)-day period shall be subject to late charges, after Provider has provided written notice of late payment and Recipient has not cured such late payment within three (3) Business Days of such written notice, at the rate of prime rate (as published in The Wall Street Journal as of the date of payment) plus two percent (2%) (or the maximum legal rate, whichever is lower) from the due date until paid. All payments under this Agreement shall be made by electronic funds transfer of immediately available funds to the bank account specified by the Party receiving the payment. Recipient may dispute any material errors set forth in such invoice, and the Parties agree to work in good faith to resolve any such disputes for at least ten (10) Business Days, and if the Parties are not able to resolve such dispute within such ten (10)-Business Day period, it shall be resolved in accordance with the dispute resolution process set forth in Article XII of the Transaction Agreement.

        Section 3.3    Sales Taxes.     Any federal, state, local or foreign sales, use, value added, goods and services, or other similar Taxes sustained, incurred, or levied with respect to the sale, performance, provision or delivery of Services ("Sales Taxes") shall be payable by a Recipient to a Provider in accordance with Section 3.2. The amounts set forth for each Service on Schedule A or Schedule B (as applicable) do not include Sales Taxes, and such Taxes shall be separately stated on the relevant invoice to Recipient. Each Provider shall be solely responsible for payment of all such Sales Taxes to the applicable Governmental Authority on Services provided by such Provider. Each Provider shall timely prepare and file all Tax returns required to be filed by it with any Governmental Authority with respect to such Sales Taxes and, in the case of value-added taxes, timely provide Recipient with valid value-added tax invoices in accordance with applicable Law. Notwithstanding the foregoing, no Recipient shall be obligated to pay Sales Taxes to the extent that such Recipient has provided valid exemption certificates or other applicable documentation that would eliminate or reduce the obligation to collect or pay such Sales Taxes.

        Section 3.4    Uses of Services.     No Recipient shall resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection with such Recipient's operation of its business substantially as conducted during the Reference Period.

        Section 3.5    No Violation of Laws.     Neither Provider nor any third-party service provider shall be required to provide all or any part of any particular Service to the extent that providing such Service, would require Provider to violate any applicable Laws.

        Section 3.6    Provision of Services.     With respect to any Service, a Provider may, upon ten (10) Business Days' prior written notice to the applicable Recipient and upon such Recipient's prior written consent, which shall not be unreasonably withheld or delayed, (i) outsource such Service to a third-party provider; (ii) in-source such Service being provided by a third-party provider; (iii) replace a third-party provider of such Service with a new third-party provider; or (iv) terminate or renegotiate the material terms of an agreement pursuant to which a third-party provider shall provide such Service;

provided, that (x) the terms (including pricing) pursuant to which such Service will be provided shall be on terms no less favorable to the Recipient than those set forth in Schedule A or Schedule B (as applicable) and (y) with respect to clauses (i) and (iii), (A) such third party is in the business of providing such Service, (B) such Provider shall remain liable for the performance by such third party of all of its obligations hereunder with respect to such Service, and (C) such Provider shall notify each third-party provider performing any Service for the Recipient of the confidentiality restrictions set forth herein and shall cause such third-party provider to comply with confidentiality restrictions at least as stringent as those set forth herein.

ARTICLE IV
Term of Services

        Section 4.1    Term.     The provision of each Service shall commence on the Closing Date and shall terminate on the last day that such Service, as set forth in Schedule A or Schedule B, is required to be provided (the period for which any Service is provided, including any extensions of the time period for the provision of such Service that may be agreed by the Parties hereto in writing consistent with Section 4.2, the "Term"), but in no event beyond twelve (12) months from the Closing Date; provided, that a Recipient may cancel any Service upon sixty (60) days' prior written notice of cancellation; and provided, further, that, a Provider may (i) immediately terminate any individual Service provided to a Recipient in the event that the Recipient fails to make payments for such Service under Section 3.2 and has not cured such failure within thirty (30) days of written notice of such failure from the applicable Provider, or (ii) upon sixty (60) days written notice, terminate any Service provided to a Recipient at such time as the Provider no longer provides the same Service to itself for its own account; and provided, further, that, (x) Provider may not terminate the Contract set forth in Schedule D pursuant to the immediately foregoing clause (ii), (y) during the 60 day period prior to any termination pursuant to the foregoing clause (ii) with respect to a Service provided pursuant to a Contract with a third party, Provider agrees, upon the reasonable request of Recipient, to use commercially reasonable efforts to assist the Recipient with obtaining such underlying Service from such third party directly and (z) New Match may terminate any Service provided by an employee specified on Schedule B immediately upon such employee's termination, resignation or death or disability. Upon termination of any Service pursuant to this Article IV, a Recipient's obligation to pay Provider for such Service shall cease except (i) as set forth in Section 7.3, and (ii) that, to the extent that the Service is terminated before the end of the Service term, Recipient shall pay for (A) any liability or costs contracted for by Provider with third parties on behalf of Recipient in connection with such Service, and (B) any reasonable and documented out-of-pocket "wind-down costs" incurred by Provider resulting from such early termination, provided, however, that any such costs described in clauses (A) and (B) that are not set forth on Schedule A or Schedule B as applicable shall be made known by Provider to Recipient at Recipient's request.

        Section 4.2    Term Extensions.     To the extent a Recipient requires an extension to the Term of any Service outlined in Schedule A or Schedule B, such Recipient may, with at least thirty (30) days' written notice to the applicable Provider prior to the end of the Term of such Service as set forth in Schedule A or Schedule B, extend the Term of such Service (x) for up to three (3) months or (y) as set forth in the Schedule A or Schedule B hereto, in each case, without additional cost (other than the fees that are to be charged for such Service pursuant to this Agreement during the extended term). Any terms, conditions or costs or fees to be paid by the Recipient for Services provided during an extended term will be on terms mutually acceptable to such Provider and Recipient. Unless the Parties mutually agree in writing, the full Term of any Service, as extended pursuant to this Section 4.2, shall not extend beyond twelve (12) months from the Closing Date.

ARTICLE V
Force Majeure

        Section 5.1    Force Majeure Event.     Neither Party shall be liable for any interruption, delay or failure to perform any obligation under this Agreement resulting from causes beyond its reasonable control (or beyond the reasonable control of any Person acting on its behalf), including any strikes, lockouts, acts of any government, riot, insurrection or other hostilities, acts of the public enemy or terrorism, embargo, fuel or energy shortage, fire, flood, earthquake, tsunami, or acts of God (any such event, a "Force Majeure Event"). In the event of a Force Majeure Event, each Party's affected obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. No Fees shall be incurred by a Recipient for Services that are suspended or delayed for the duration of such suspension or delay. A Recipient shall have the right, but not the obligation, to obtain replacement services for the duration of the Force Majeure Event from a third-party provider at its own cost.

        Section 5.2    Consequences of Force Majeure Event.     A Provider shall notify the applicable Recipient upon learning of the occurrence of a Force Majeure Event. If the Force Majeure Event affects the provision of Services by such Provider hereunder, at the option of such Recipient, the Term of any affected Service shall be tolled until such Service is resumed in accordance with the standards set forth on Section 3.1(a). Upon the cessation of the Force Majeure Event, such Provider shall use commercially reasonable efforts to resume its performance of any affected Service in accordance with the standards set forth in Section 3.1(a) with the least possible delay. If any Service is interrupted or suspended for more than thirty (30) consecutive days, a Recipient may immediately terminate the affected Service, in whole or in part, upon written notice to the applicable Provider.

ARTICLE VI
Limitation of Liability; Indemnification

        Section 6.1    Consequential and Other Damages.     In no event shall either New Match or New IAC, or any of the members of the New Match Group or New IAC Group, or any of its or their shareholders, owners, officers, directors, employees, agents or representatives, be liable, whether in contract, in tort (including negligence and strict liability), breach of warranty or otherwise, for any special, indirect, incidental, punitive, exemplary, consequential or similar damages which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including with respect to loss of profits, business interruptions or claims of customers.

        Section 6.2    Limitation of Liability.     Except to the extent arising from such Party's gross negligence or willful misconduct, in no event shall the aggregate damages for which each Party shall be liable in connection with or as a result of this Agreement or the Services exceed the aggregate amount of Fees paid or to be paid to such Party as a Provider under this Agreement with regard to those Services giving rise to such liability (or, in the event of a breach of the Agreement as a whole, with regard to all Services on Schedule A or Schedule B (as applicable)), with such amount to be calculated as of the end of the applicable Terms of such Services.

        Section 6.3    Indemnity.

          (a)   Subject to the limitations set forth in Section 6.1 and Section 6.2, New IAC shall indemnify, defend and hold harmless New Match and the other applicable members of the New Match Group from and against all Liabilities incurred by New Match and such other applicable members of the New Match Group arising out of or resulting from (i) any material breach or default in performance by New IAC of any obligation under this Agreement or (ii) the gross negligence or willful misconduct of New IAC, any of the other members of the New IAC Group or their respective employees, directors, officers or agents in connection with the performance of the

  Services to be performed by such party hereunder or in connection with the receipt of the Services to be received by such party hereunder.

          (b)   Subject to the limitations set forth in Section 6.1 and Section 6.2, New Match shall indemnify, defend and hold harmless New IAC and the other applicable members of the New IAC Group from and against all Liabilities incurred by New IAC and such other members of the New IAC Group arising out of or resulting from (i) any material breach or default in performance by New Match of any obligation under this Agreement or (ii) the gross negligence or willful misconduct of New Match, any of the other members of the New Match Group or their respective employees, directors, officers, agents in connection with the performance of the Services to be performed by such party hereunder or in connection with the receipt of the Services to be received by such party hereunder.

        Section 6.4    Notice of Claims.     Notice of any claim under this Article VI must be delivered in writing and received by the Party allegedly liable therefor within one hundred and eighty (180) days after the date of the action, service or event which gave rise to the claim or be forever barred. Such claim must describe the action or service and situation giving rise to the claim in reasonable detail and specify the amount of the Liabilities claimed. Any action based on any such claim must be commenced within one year of such date of expiration or earlier termination, or be forever barred.

        Section 6.5    Indemnification Procedures.     The indemnification procedures set forth in Sections 10.04 through 10.08 of the Transaction Agreement shall apply to indemnification claims under this Agreement mutatis mutandis.

        Section 6.6    Obligation to Correct or Reperform.     In the event of any breach of this Agreement by a Provider resulting from any error or defect in providing any Service, such Provider shall, at Recipient's request and without the payment of any further Fees by the Recipient, use its commercially reasonable efforts to correct, or cause to be corrected, such error or defect in all material respects, or reperform, or cause to be reperformed, such Service in all material respects, as promptly as practicable.

ARTICLE VII
Termination

        Section 7.1    Termination.     This Agreement and the obligation to provide the Services contemplated hereunder shall terminate on the latest to occur of (a) the date on which no Services are required to be provided as indicated on Schedule A and Schedule B, (b) the date the Contract set forth on Schedule D has been terminated or expires and (c) the date on which this Agreement is terminated in whole pursuant to Section 7.2; provided that, in each case, no such termination shall relieve any Party of any liability for any breach of any provision of this Agreement prior to the date of such termination.

        Section 7.2    Breach of Agreement.     Subject to Article VI, and without limiting a Party's obligations under Section 4.1, if either Party shall cause or suffer to exist any material breach of any of its obligations under this Agreement, including, but not limited to, any failure to perform any Service (except to the extent excused pursuant to Article V) or to make undisputed payments when due (and, upon resolution of any disputed amounts in accordance with the dispute resolution process set forth in Article XII of the Transaction Agreement) in accordance with Section 3.2, and such Party does not cure such breach within thirty (30) days after receiving written notice thereof from the non-breaching Party , the non-breaching Party may terminate this Agreement, in whole or in part, including the provision of Services pursuant hereto, immediately by providing written notice of termination. In addition, either Party may terminate this Agreement, effective immediately upon written notice, if the other Party commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors or takes any corporate action to authorize any of the foregoing.

        Section 7.3    Sums Due; Effect of Termination.     In the event of a termination of this Agreement, each Provider shall be entitled to the immediate payment of, and such Recipient shall within three (3) business days, pay to such Provider, all undisputed accrued amounts for Services, Sales Taxes and other amounts due from such Recipient to such Provider under this Agreement as of the date of termination and, upon resolution of any disputed amounts in accordance with Section 3.2 and, if applicable, Article XII of the Transaction Agreement, such disputed amounts. In the event of a termination of this Agreement or any Services, each Party shall promptly (i) return to the other Party any of the other Party's equipment and return or use commercially reasonable efforts to destroy materials containing the other Party's Information, in each case, to the extent such equipment or materials are in such Party's possession or control and that are not required for use in connection with any non-terminated Services and (ii) assist with the transfer of records and migration of historical data in connection with the transition of any terminated Service from the hardware, software, network and telecommunications equipment and internet-related information technology infrastructure of such Party to such equipment and infrastructure of the other Party. Any costs and expenses incurred by a Provider in connection with the implementation of any such transfer shall be borne by the applicable Recipient.

        Section 7.4    Survival.     Upon termination of any Service in accordance with this Agreement, Provider shall have no further obligation to provide such terminated Service. Notwithstanding anything herein to the contrary, Section 1.1, Articles VI and VIII and Section 7.3 and this Section 7.4 shall survive any termination of this Agreement.

ARTICLE VIII
Miscellaneous

        Section 8.1    Ownership of Intellectual Property and Work Product.

          (a)   Except as otherwise expressly provided in this Agreement or the Transaction Agreement, each of the Parties and their respective Affiliates shall retain all right, title and interest in and to their respective Intellectual Property and any and all improvements, modifications, derivative works, additions or enhancements thereof. No license or right, express or implied, is granted under this Agreement by either Party or such Party's Affiliates in or to their respective Intellectual Property, except that, solely to the extent required for the provision or receipt of the Services in accordance with this Agreement, each Party ("Licensor"), for itself and on behalf of its Affiliates, hereby grants to the other ("Licensee") (and the Licensee's Affiliates) a non-exclusive, revocable (solely as expressly provided in this Agreement), non-transferable, non-sublicensable (except to third parties as required for the provision or receipt of Services, but not for their own independent use), royalty-free, worldwide license during the term of this Agreement to use such Intellectual Property of the Licensor in connection with this Agreement, but only to the extent and for the duration necessary for the Licensee to provide or receive the applicable Service under this Agreement. Upon the expiration of such term, or the earlier termination of such Service in accordance with this Agreement, the license to the relevant Intellectual Property shall terminate; provided, that all licenses granted hereunder shall terminate immediately upon the expiration or earlier termination of this Agreement in accordance with the terms hereof. Upon the expiration or termination of this Agreement or an applicable Service, the Licensee shall cease use of the Licensor's Intellectual Property and shall return or destroy at the Licensor's request all Information or embodiments of Intellectual Property provided in connection with this Agreement. The foregoing license is subject to any licenses granted by others with respect to Intellectual Property not owned by the Parties or their respective Affiliates.

          (b)   Each Provider acknowledges and agrees that it will acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Recipient's exclusive use and such work product shall remain the exclusive property of the Recipient and (ii) each Recipient acknowledges and agrees that it will acquire no right, title or interest (other than a non-exclusive, worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Recipient's exclusive use and such work product shall remain the exclusive property, subject to license, of the Provider.

        Section 8.2    Incorporation of Transaction Agreement Provisions.     Section 7.08 (Public Announcements), Section 11.08 (Confidentiality), Article XII (Dispute Resolution), 13.02 (Notices), Section 13.04 (Counterparts), Section 13.05 (Entire Agreement; Coordination), Section 13.06(a) (Construction), Section 13.06(c) (Construction), Section 13.07 (Signatures), Section 13.08 (Assignment), Section 13.09 (Third Party Beneficiaries), Section 13.11 (Governing Law; Jurisdiction), Section 13.13 (Severability), Section 13.14 (Waiver of Defaults; Conflicts) and Section 13.15 (Amendments) of the Transaction Agreement are incorporated by reference herein, mutatis mutandis.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

IAC/INTERACTIVECORP
By:
Name:
Title:

IAC HOLDINGS, INC.
By:
Name:
Title:

[Signature Page to Transition Services Agreement]

ANNEX H

FORM OF
AMENDED AND RESTATED
EMPLOYEE MATTERS AGREEMENT
by and between
IAC/INTERACTIVECORP,
MATCH GROUP, INC.
and
IAC HOLDINGS, INC.
Dated as of
[    •    ], 2020

H-i

AMENDED AND RESTATED
EMPLOYEE MATTERS AGREEMENT

        This Amended and Restated Employee Matters Agreement, dated as of [    •    ], 2020, entered into by and between IAC/InterActiveCorp, a Delaware corporation, Match Group, Inc., a Delaware corporation, and IAC Holdings, Inc., a Delaware corporation ("New IAC"), amends and restates the Employee Matters Agreement, by and between IAC and Match, dated as of November 24, 2015, as amended effective as of April 13, 2016 ("Prior EMA").

RECITALS:

        WHEREAS, IAC and Match entered into the Prior EMA in connection with the initial public offering of Match.

        WHEREAS, IAC, New IAC, Valentine Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of IAC ("New Match Merger Sub") and Match have entered into a Transaction Agreement pursuant to which the Parties have set out the terms on which, and the conditions subject to which, they wish to implement the Separation Transactions (as defined in the Transaction Agreement) (such agreement, as amended, restated or modified from time to time, the "Transaction Agreement").

        WHEREAS, in connection therewith, IAC, New IAC and Match have agreed to enter into this Agreement to amend and restate the Prior EMA and to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters.

        WHEREAS, this Agreement shall become effective immediately prior to the Mandatory Exchange Effective Time and shall supersede the Prior EMA at such time, subject to the consummation of the Separation Transactions.

        NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

        Unless otherwise defined in this Agreement, capitalized words and expressions and variations thereof used in this Agreement have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Transaction Agreement.

          1.1     "Affiliate" has the meaning given that term in the Transaction Agreement.

          1.2     "Agreement" means this Amended and Restated Employee Matters Agreement, including all the Schedules hereto.

          1.3     "Ancillary Agreements" has the meaning given that term in the Transaction Agreement.

          1.4     "Approved Leave of Absence" means an absence from active service pursuant to an approved leave policy with a guaranteed right of reinstatement.

          1.5     "Auditing Party" has the meaning set forth in Section 7.4(a).

          1.6     "Benefits Participation End Date" means December 31, 2020 or such earlier date as Match shall identify to IAC upon at least 120 days' advance written notice.

          1.7     "Benefit Plan" means, with respect to an entity or any of its Subsidiaries, (a) each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other employee benefits arrangements, policies or payroll practices (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock option or other equity-based compensation, hospitalization, medical insurance or life insurance) sponsored or maintained by such entity or by any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute) and (b) all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), occupational pension plan or arrangement or other pension arrangements sponsored, maintained or contributed to by such entity or any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute). For the avoidance of doubt, "Benefit Plans" includes Health and Welfare Plans and Executive Benefit Plans. When immediately preceded by "IAC," Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by IAC or an IAC Entity or any Benefit Plan with respect to which IAC or an IAC Entity is a party. When immediately preceded by "Match," Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by Match or any Match Entity or any Benefit Plan with respect to which Match or a Match Entity is a party.

          1.8     "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.

          1.9     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.

          1.10   "Former IAC Employee" means (a) any individual who as of immediately prior to the Mandatory Exchange Effective Time is a former employee of the IAC Group or the Match Group, and whose last employment with the IAC Group or Match Group was with an IAC Entity, or (b) any individual who is an IAC Employee as of immediately prior to the Mandatory Exchange Effective Time who ceases to be an employee of the IAC Group following the Mandatory Exchange Effective Time.

          1.11   "Former Match Employee" means (a) any individual who as of immediately prior to the Mandatory Exchange Effective Time is a former employee of the IAC Group or the Match Group, and whose last employment with the IAC Group or Match Group was with a Match Entity, or (b) any individual who is a Match Employee as of immediately prior to the Mandatory Exchange Effective Time who ceases to be an employee of the Match Group following the Mandatory Exchange Effective Time.

          1.12   "Health and Welfare Plans" means any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical (including PPO, EPO and HDHP coverages), dental, prescription, vision, short-term disability, long-term disability, life and AD&D, employee assistance, group legal services, wellness, cafeteria (including premium payment, health flexible spending account and dependent care flexible spending account components), travel reimbursement, transportation, or other benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including any such plan, fund or program as defined in Section 3(1) of ERISA.

          1.13   "IAC" means, (a) during any period (or portion thereof) ending on or prior to the Mandatory Exchange Effective Time, IAC/InterActiveCorp, a Delaware corporation, and (b) from and after the Mandatory Exchange Effective Time, New IAC.

          1.14   "IAC 401(k) Plan" means the InterActiveCorp Retirement Savings Plan as in effect as of the time relevant to the applicable provision of this Agreement.

          1.15   "IAC Common Stock" means, (a) during the period prior to the Mandatory Exchange Effective Time, shares of common stock, $0.001 par value per share, of IAC, and (b) from and after the Mandatory Exchange Effective Time, shares of common stock, $0.001 par value per share, of New IAC.

          1.16   "IAC Disclosure Letter" has the meaning set forth in the Transaction Agreement.

          1.17   "IAC Employee" means (a) any individual who, immediately prior to the Mandatory Exchange Effective Time, is either actively employed by, or then on Approved Leave of Absence from, any IAC Entity, and (b) any individual who becomes an employee of any IAC Entity after the Mandatory Exchange Effective Time.

          1.18   "IAC Entities" has the meaning set forth in the Transaction Agreement.

          1.19   "IAC Executive Benefit Plans" means the executive benefit and nonqualified plans, programs, agreements, and arrangements established, sponsored, maintained, or agreed upon, by any IAC Entity for the benefit of employees and former employees of any IAC Entity. For the avoidance of doubt, the term "IAC Executive Benefit Plans" shall not include any Health and Welfare Plans or the IAC Long-Term Incentive Plans.

          1.20   "IAC Flexible Benefit Plan" means the flexible benefit plan maintained by IAC as in effect as of the time relevant to the applicable provision of this Agreement.

          1.21   "IAC Incentive Plans" means any of the annual or short term incentive plans of IAC, all as in effect as of the time relevant to the applicable provisions of this Agreement.

          1.22   "IAC Long-Term Incentive Plans" means any of the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan, or the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan, each as in effect as of the time relevant to the applicable provisions of this Agreement.

          1.23   "IAC Post-Separation Value" means [                                    ].

          1.24   "IAC Pre-Separation Value" means the closing per share price of IAC Common Stock (as defined in the Transaction Agreement) as listed on the NASDAQ as of 4:00 P.M. New York City time on the last full trading day preceding the date on which the Mandatory Exchange Effective Time occurs.

          1.25   "IAC Ratio" means (a) the IAC Pre-Separation Value divided by (b) IAC Post-Separation Value.

          1.26   "Liability" has the meaning given that term in the Transaction Agreement.

          1.27   "Match" means, (a) during any period (or portion thereof) ending on or prior to the Mandatory Exchange Effective Time, Match Group, Inc., a Delaware corporation, and (b) from and after the Mandatory Exchange Effective Time, the corporate entity known, immediately prior to the Mandatory Exchange Effective Time, as IAC/InterActiveCorp, a Delaware corporation.

          1.28   "Match 401(k) Plan Trust" means a trust relating to the Match 401(k) Plan intended to qualify under Section 401(a) and be exempt under Section 501(a) of the Code.

          1.29   "Match 401(k) Plan" means a 401(k) plan established by Match.

          1.30   "Match Common Stock" means, (a) during the period prior to the Mandatory Exchange Effective Time, shares of common stock, $0.001 par value per share, of Match, and (b) from and after the Mandatory Exchange Effective Time, New Match Common Stock, as defined in the Transaction Agreement.

          1.31   "Match Employee" means (a) any individual who, immediately prior to the Mandatory Exchange Effective Time, is either actively employed by, or then on Approved Leave of Absence from, a Match Entity, and (b) any individual who becomes an employee of any Match Entity from and after the Mandatory Exchange Effective Time.

          1.32   "Match Entities" has the meaning set forth in the Transaction Agreement.

          1.33   "Match Executive Benefit Plans" means the executive benefit and nonqualified plans, programs, and arrangements established, sponsored, maintained, or agreed upon, by any Match Entity for the benefit of employees and former employees of any Match Entity. For the avoidance of doubt, the term "Match Executive Benefit Plans" shall not include any Health and Welfare Plans or the Match Long-Term Incentive Plans.

          1.34   "Match Long-Term Incentive Plans" means any of the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan (as defined in the Transaction Agreement), the Match Group, Inc. 2017 Stock and Annual Incentive Plan or the Match Group, Inc. 2015 Stock and Annual Incentive Plan, each as in effect as of the time relevant to the applicable provisions of this Agreement.

          1.35   "Match Post-Separation Value" shall equal:

      (A minus B) divided by C
                    where
      "A" equals the IAC Pre-Separation Value
      "B" equals the IAC Post-Separation Value
      "C" equals the Reclassification Exchange Ratio

          1.36   "Match Ratio" means (a) the IAC Pre-Separation Value divided by (b) Match Post-Separation Value.

          1.37   "Medical Plan" when immediately preceded by "IAC," means the Benefit Plan under which medical benefits are provided to IAC Employees established and maintained by IAC. When immediately preceded by "Match," Medical Plan means the Benefit Plan under which medical benefits are provided to Match Employees to be established by Match pursuant to Article IV.

          1.38   "New IAC" has the meaning set forth in the recitals.

          1.39   "Non-parties" has the meaning set forth in Section 7.4(b).

          1.40   "Option" when immediately preceded by "IAC" means an option (either nonqualified or incentive) to purchase shares of IAC Common Stock pursuant to an IAC Long-Term Incentive Plan. When immediately preceded by "Match," Option means an option (either nonqualified or incentive) to purchase shares of Match Common Stock pursuant to a Match Long-Term Incentive Plan.

          1.41   "Participating Company" means (a) IAC and (b) any other Person (other than an individual) that participates in a plan sponsored by any IAC Entity.

          1.42   "Parties" means IAC, Match and New IAC, and "Party" means any of IAC, Match and New IAC.

          1.43   "Person" has the meaning given that term in the Transaction Agreement.

          1.44   "Reclassification Exchange Ratio" has the meaning given that term in the Transaction Agreement.

          1.45   "RSU Award" (a) when immediately preceded by "IAC," means an award of restricted stock units issued under an IAC Long-Term Incentive Plan representing a general unsecured promise by IAC to pay the value of shares of IAC Common Stock in cash or shares of IAC Common Stock and, (b) when immediately preceded by "Match," means an award of restricted stock units issued under a Match Long-Term Incentive Plan representing a general unsecured promise by Match to pay the value of shares of Match Common Stock in cash or shares of Match Common Stock.

          1.46   "Separation Transactions" has the meaning given that term in the Transaction Agreement.

          1.47   "Subsidiary" has the meaning given that term in the Transaction Agreement.

          1.48   "Transaction Agreement" has the meaning set forth in the recitals to this Agreement.

          1.49   "U.S." means the 50 United States of America and the District of Columbia.

ARTICLE II
GENERAL PRINCIPLES

        2.1    Employment of Match Employees.     All Match Employees shall continue to be employees of Match or another Match Entity, as the case may be, immediately after the Mandatory Exchange Effective Time. To the extent that any individual is both a Match Employee and an IAC Employee immediately prior to the Mandatory Exchange Effective Time, the Parties shall agree in writing whether such individual shall continue as solely a Match Employee, solely an IAC Employee or as a dual employee, and the rights and obligations in respect of such individual under this Agreement and the Transaction Agreement shall be allocated among the parties based on such agreement as to such employee's status and, for a person continuing as a dual employee, as the Parties may otherwise agree in writing. Not later than the Mandatory Exchange Effective Time, the employment of all IAC Employees shall be transferred to an entity that will be a member of the New IAC Group following the Mandatory Exchange Effective Time.

        2.2    Assumption and Retention of Liabilities; Related Assets.

          (a)   As of the Mandatory Exchange Effective Time, except as expressly provided in this Agreement, the IAC Entities shall assume or retain and IAC hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all IAC Benefit Plans with respect to all IAC Employees, Former IAC Employees and their dependents and beneficiaries, (ii) all Liabilities with respect to the employment or termination of employment of all IAC Employees and Former IAC Employees, in each case to the extent arising in connection with or as a result of employment with or the performance of services to any IAC Entity, and (iii) any other Liabilities expressly assigned to IAC under this Agreement. All assets held in trust to fund the IAC Benefit Plans and all insurance policies funding the IAC Benefit Plans shall be New IAC Assets (as defined in the Transaction Agreement), except to the extent specifically provided otherwise in this Agreement.

          (b)   From and after the Mandatory Exchange Effective Time, except as expressly provided in this Agreement, Match and the Match Entities shall assume or retain, as applicable, and Match hereby agrees to pay, perform, fulfill and discharge, in due course in full, (i) all Liabilities under all Match Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of all Match Employees and Former Match Employees, in each case to the extent arising in connection with or as a result of employment with or the performance of services to any Match Entity, and (iii) any other Liabilities expressly assigned to Match or any Match Entity under this Agreement.

          (c)   From and after the Mandatory Exchange Effective Time, IAC shall retain all rights and obligations that it had with respect to each of the IAC Subsidiary Equity Plans and the IAC/ANGI EMA (each as defined in Section 5.02(c) of the IAC Disclosure Letter) immediately prior to the Mandatory Exchange Effective Time.

        2.3    Match Participation in IAC Benefit Plans.     Except as otherwise expressly provided herein, effective as of the Mandatory Exchange Effective Time, Match and each other Match Entity shall cease to be a Participating Company in any IAC Benefit Plan, and IAC and Match shall take all necessary action to effectuate such cessation as a Participating Company.

        2.4    Commercially Reasonable Efforts.     IAC and Match shall use commercially reasonable efforts to (a) enter into any necessary agreements and adopt any necessary amendments to any applicable benefit plans to accomplish the assumptions and transfers contemplated by this Agreement; and (b) provide for the maintenance of the necessary participant records, the appointment of the trustees and the engagement of recordkeepers, investment managers, providers, insurers, and other third parties reasonably necessary to maintaining and administering the IAC Benefit Plans and the Match Benefit Plans.

        2.5    Regulatory Compliance.     IAC and Match shall, in connection with the actions taken pursuant to this Agreement, reasonably cooperate in making any and all appropriate filings required under the Code, ERISA and any applicable securities laws, implementing all appropriate communications with participants, transferring appropriate records and taking all such other actions as the requesting party may reasonably determine to be necessary or appropriate to implement the provisions of this Agreement in a timely manner.

ARTICLE III
401(K) PLAN MATTERS

          3.1   From November 24, 2015 and continuing until the Benefits Participation End Date, Match adopts, and shall participate in as an Adopting Employer (as defined in the IAC 401(k) Plan), the IAC 401(k) Plan for the benefit of Match Employees and Former Match Employees, and IAC consents to such adoption and maintenance, in accordance with the terms of the IAC 401(k) Plan. Each of the Parties agrees and acknowledges that until the Benefits Participation End Date, Match shall make timely direct contributions (including matching contributions) to the IAC 401(k) Plan on behalf of such Match participating employees in accordance with the terms of the IAC 401(k) Plan and in accordance with (and no less promptly than) the timing of contributions made by IAC prior to the Mandatory Exchange Effective Time.

          3.2   Each of the Parties agrees that, within six months following the Mandatory Exchange Effective Time, the trustee of the IAC 401(k) Plan shall (a) sell all shares of Match Common Stock held in the accounts of IAC Employees and Former IAC Employees, and (b) sell all shares of IAC Common Stock held in the accounts of Match Employees and Former Match Employees.

          3.3   On and after the Mandatory Exchange Effective Time and until the completion of the sales contemplated by Section 3.2, shares of Match Common Stock shall be held in a Match Common Stock Fund under the IAC 401(k) Plan and shares of IAC Common Stock shall be held in an IAC Common Stock Fund under the IAC 401(k) Plan. Following the Mandatory Exchange Effective Time, (a) IAC Employees and Former IAC Employees shall not be permitted to acquire shares of Match Common Stock under the IAC 401(k) Plan, and (b) Match Employees and Former Match Employees shall not be permitted to acquire shares of IAC Common Stock under the IAC 401(k) Plan.

          3.4   Effective as of the date immediately following the Benefits Participation End Date, Match shall establish the Match 401(k) Plan and the Match 401(k) Plan Trust. As soon as practical following the establishment of the Match 401(k) Plan and the Match 401(k) Plan Trust, IAC shall cause the accounts of the Match Employees and Former Match Employees in the IAC 401(k) Plan to be transferred to the Match 401(k) Plan and the Match 401(k) Plan Trust in cash or such other assets as mutually agreed by IAC and Match, and Match shall cause the Match 401(k) Plan to assume and be solely responsible for all Liabilities under the IAC 401(k) Plan to or relating to Match Employees and Former Match Employees whose accounts are transferred from the IAC 401(k) Plan. IAC and Match agree to cooperate in making all appropriate filings and taking all reasonable actions required to implement the provisions of this Section 3.1; provided that Match acknowledges that it will be responsible for complying with any requirements and applying for any determination letters with respect to the Match 401(k) Plan.

          3.5   IAC and Match shall each separately assume sole responsibility for ensuring that its respective savings plan(s) are maintained in compliance with applicable laws with respect to holding shares of their respective common stock and common stock of the other entity.

ARTICLE IV
HEALTH AND WELFARE PLANS

        4.1    H&W Continuation Period.

          (a)   IAC will cause the IAC Health and Welfare Plans in effect at the Mandatory Exchange Effective Time to provide coverage to Match Employees and Former Match Employees (and, in each case, their beneficiaries and dependents) from and after November 24, 2015 until the Benefits Participation End Date (such period, the "H&W Continuation Period"). Coverage following the Mandatory Exchange Effective Time shall be on the same basis as immediately prior to the Mandatory Exchange Effective Time and in accordance with the terms of IAC's Health and Welfare Plans. Following the Mandatory Exchange Effective Time, Match shall pay to IAC fees in respect of IAC covering such Match Employees and Former Match Employees under the IAC Health and Welfare Plans, such fees to be based on the per-employee budgeted rates set forth on Schedule A to this Agreement. The fees contemplated by this Section 4.1(a) shall be payable in advance each month (i.e., not later than the first day of any month during which coverage applies) during the H&W Continuation Period and shall be based on the prior month's enrollment, with appropriate, subsequent adjustments in each succeeding month to reflect actual enrollment, consistent with the practices in effect prior to the Mandatory Exchange Effective Time. In addition, Match shall be subject to the same policies with respect to "catch up" premium payments and "premium holidays" applicable to other IAC companies participating in the IAC H&W Plans, consistent with the practices in effect prior to the Mandatory Exchange Effective Time. In the event that Match fails to pay in a timely manner the fees contemplated by this Section 4.1(a), IAC shall have no obligation to continue, and may cease, to provide the coverage contemplated by this Section 4.1(a) to the Match Employees and Former Match Employees commencing on the fifteenth day that any such fees are past due.

          (b)   Following each calendar year during the H&W Continuation Period, but not later than one hundred eighty days thereafter, IAC shall calculate in good faith the total costs and expenses of the IAC Health and Welfare Plans for such calendar year (including without limitation claims paid and costs and expenses associated with the administration of the IAC Health and Welfare Plans (as determined by IAC in its good faith discretion) and IAC's good faith estimate of claims incurred in such calendar year but not reported (such estimate to be prepared based on historical claims reporting patterns and history) (the "Annual H&W Expenses"), and IAC promptly shall provide to Match the Annual H&W Expenses following such calculation. To the extent Annual H&W Expenses (i) exceed the aggregate fees paid by IAC and Match in respect of coverage during the applicable calendar year of IAC Employees and Former IAC Employees and Match

  Employees and Former Match Employees (the "Annual H&W Fees"), Match shall be required to pay to IAC by wire transfer its ratable portion (calculated on the basis of the number of Match Employees relative to the total number of IAC Employees and Match Employees taken together) of the fees deficit, and (ii) are less than the Annual H&W Expenses, IAC shall pay to Match its ratable portion (calculated on the basis of the number of Match Employees relative to the total number of IAC Employees and Match Employees taken together) of the excess fees collected, any such payments pursuant to clause (i) or clause (ii) to be made no later than July 15 following the applicable calendar year. Any calculations made by IAC pursuant to this Section 4.1(b) shall be final and binding upon Match and the calculations contemplated by this Section 4.1(b) shall be adjusted to take into account any calendar year in which participation by Match Employees and Former Match Employees in the IAC Health and Welfare Plans is for less than the full calendar year.

        4.2    Establishment of Health and Welfare Plans.

          (a)   Effective as of the date following the Benefits Participation End Date, Match shall adopt Health and Welfare Plans for the benefit of Match Employees and Former Match Employees, and Match shall be responsible for all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of Match Employees and Former Match Employees or their covered dependents under the Match Health and Welfare Plans after the Benefits Participation End Date.

          (b)   Notwithstanding anything to the contrary in this Section 4.2:

    (i)
    with respect to any Match Employee who becomes entitled to receive long-term disability benefits under the terms of the IAC Health and Welfare Plans prior to the Benefits Participation End Date, such Match Employee shall continue to receive long-term disability benefits under the IAC Health and Welfare Plans after the Benefits Participation End Date in accordance with the terms of the IAC Health and Welfare Plans; and

    (ii)
    with respect to any Match Employee who is receiving short-term disability benefits under the IAC Health and Welfare Plans as of the Benefits Participation End Date, Match shall be responsible, as of the first day following the Benefits Participation End Date, for providing to such Match Employee short term disability benefits and long-term disability benefits under the Match Health and Welfare Plans.

        4.3    Retention of Sponsorship and Liabilities.     Following the Mandatory Exchange Effective Time, IAC shall retain:

          (a)   sponsorship of all IAC Health and Welfare Plans and any trust or other funding arrangement established or maintained with respect to such plans, including any assets held as of the Mandatory Exchange Effective Time with respect to such plans; and

          (b)   all Liabilities under the IAC Health and Welfare Plans, subject to the obligations of Match described in Section 4.1.

IAC shall not assume any Liability under any Match Health and Welfare Plan, and all such claims shall be satisfied pursuant to Section 4.2(a).

        4.4    Flexible Benefit Plan.     IAC will continue to maintain on behalf of Match Employees the health care reimbursement program, the transit and parking reimbursement program and the dependent care reimbursement program of the IAC Flexible Benefit Plan (all of such accounts, "IAC Flexible Benefit Plan") for claims incurred on or prior to the Benefits Participation End Date on the same basis as immediately prior to the Mandatory Exchange Effective Time and in accordance with the terms of the IAC Flexible Benefit Plan. Following the Mandatory Exchange Effective Time, until such time as Match ceases to participate in the IAC Flexible Benefit Plan and has satisfied all of its obligations thereunder, Match shall pay to IAC the amounts claimed by Match Employees under the IAC Flexible Benefit Plan in addition to Match's share of the administrative cost of the IAC Flexible Benefit Plan (based on IAC historical allocations), such amounts to be paid by Match on a one-month lagging basis (i.e., claims made and administrative costs incurred during a particular month shall be billed in the immediately succeeding month); provided, that Match shall remit payment to IAC no later than the fifth business day following delivery by IAC of an invoice to Match. Match Employees shall not participate in the IAC Flexible Benefit Plan after the Benefits Participation End Date.

        4.5    Workers' Compensation Liabilities.     All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an IAC Employee, Former IAC Employee, Match Employee and Former Match Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or before the Mandatory Exchange Effective Time shall be retained by IAC; provided, however, that Match promptly shall reimburse IAC for any such Liabilities relating to Match Employees or Former Match Employees borne by IAC following November 24, 2015. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an IAC Employee or Former IAC Employee shall be retained by IAC. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by a Match Employee or Former Match Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or after the Mandatory Exchange Effective Time shall be retained by Match. For purposes of this Agreement, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers' compensation benefits or at the time that an occupational disease becomes manifest, as the case may be. IAC, Match and the other Match Entities shall cooperate with respect to any notification to appropriate governmental agencies of the Mandatory Exchange Effective Time and the issuance of new, or the transfer of existing, workers' compensation insurance policies and claims handling contracts.

        4.6    Payroll Taxes and Reporting of Compensation.     IAC and Match shall, and shall cause the other IAC Entities and the other Match Entities to, respectively, take such action as may be reasonably necessary or appropriate in order to minimize Liabilities related to payroll taxes after the Mandatory Exchange Effective Time. IAC and Match shall, and shall cause the other IAC Entities and the other Match Entities to, respectively, each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Mandatory Exchange Effective Time, including compensation related to the exercise of Options.

ARTICLE V
EXECUTIVE BENEFITS AND OTHER BENEFITS

        5.1    Assumption of Obligations.     Except as provided in this Agreement, effective as of November 24, 2015, Match shall assume and be solely responsible for all Liabilities to or relating to Match Employees and Former Match Employees under all IAC Executive Benefit Plans and Match Executive Benefit Plans. For the avoidance of doubt, IAC shall retain all liabilities under the IAC Executive Benefit Plans for all IAC Employees and Former IAC Employees. The Parties hereto agree that none of the transactions contemplated by the Transaction Agreement or any of the Ancillary Agreements, including, without limitation, this Agreement, constitutes a "change in control," "change of control" or similar term, as applicable, within the meaning of any Benefit Plan, any IAC Long-Term Incentive Plan or any Match Long-Term Incentive Plan.

        5.2    Severance.     (a) A Match Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits in connection with or in anticipation of the consummation of the transactions contemplated by the Transaction Agreement. Match shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination or alleged termination of any Match Employee or Former Match Employee's employment that occurs prior to, as a result of, in connection with or following the consummation of the transactions contemplated by the Transaction Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes).

          (b)   An IAC Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits in connection with or in anticipation of the consummation of the transactions contemplated by the Transaction Agreement. IAC shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination or alleged termination of any IAC Employee or Former IAC Employee's employment that occurs prior to, as a result of, in connection with or following the consummation of the transactions contemplated by the Transaction Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes).

        5.3    Certain Equity Award Matters.     Match shall reimburse IAC for the cost of any IAC RSU Awards or IAC Options held by Match Employees or Former Match Employees that vest (in the case of IAC RSU Awards) or are exercised (in the case of IAC Options) on or after November 24, 2015 with such cost equal to the taxable income that arises from the applicable vesting or exercise event, net of withholding taxes (payment for which Match shall be solely responsible) (the "IAC Award Cost"). No later than five Business Days following invoice therefor, Match shall pay to IAC the IAC Award Cost in cash. Allocation of economic responsibility for the Match Options resulting from the conversion contemplated by Section 6.1(a) of this Agreement is set forth in the Transaction Agreement.

ARTICLE VI
EQUITY AWARD ADJUSTMENTS

        6.1    IAC Long-Term Incentive Plans.     IAC and Match shall take all actions necessary or appropriate so that each outstanding IAC Option and IAC RSU Award granted under any IAC Long-Term Incentive Plan held by any individual shall be adjusted as set forth in this ARTICLE VI. The adjustments set forth below shall be the sole adjustments made with respect to IAC Options and IAC RSU Awards in connection with the transactions contemplated by the Transaction Agreement.

          (a)    Currently Outstanding IAC Options.    As determined by the Compensation and Human Resources Committee of the IAC Board of Directors (the "IAC Committee") pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each IAC Option that is outstanding (x) on December 19, 2019 and (y) as of immediately prior to the Mandatory Exchange Effective Time shall be converted into both an IAC Option and a Match Option and shall otherwise be subject to the same terms and conditions after the Mandatory Exchange Effective Time as the terms and conditions applicable to such IAC Option immediately prior to the Mandatory Exchange Effective Time; provided, however, that from and after the Mandatory Exchange Effective Time:

              (i)  (A) the number of shares of IAC Common Stock subject to such IAC Option shall be equal to the same number of shares of IAC Common Stock subject to such IAC Option immediately prior to the Mandatory Exchange Effective Time, and (B) the per share exercise price of such IAC Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of such IAC Option immediately prior to the Mandatory Exchange Effective Time by (2) the IAC Ratio; and

             (ii)  (A) the number of shares of Match Common Stock subject to such Match Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (1) the number of shares of IAC Common Stock subject to such IAC Option immediately prior to the Mandatory Exchange Effective Time by (2) the Reclassification Exchange Ratio, and (B) the per share exercise price of such Match Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of such IAC Option immediately prior to the Mandatory Exchange Effective Time by (2) the Match Ratio.

          (b)    Newly Granted IAC Options.    As determined by the IAC Committee pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each IAC Option that is (x) granted after December 19, 2019 and (y) outstanding as of immediately prior to the Mandatory Exchange Effective Time shall be subject to the same terms and conditions after the Mandatory Exchange Effective Time as the terms and conditions applicable to such IAC Option immediately prior to the Mandatory Exchange Effective Time; provided, however, that from and after the Mandatory Exchange Effective Time (i) the number of shares of IAC Common Stock subject to such IAC Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the number of shares of IAC Common Stock subject to such IAC Option immediately prior to the Mandatory Exchange Effective Time by (B) the IAC Ratio and (ii) the per share exercise price of such IAC Option, rounded up to the nearest whole cent, shall equal the quotient obtained by dividing (A) the per share exercise price of such IAC Option immediately prior to the Mandatory Exchange Effective Time by (B) the IAC Ratio

          (c)    IAC RSU Awards.    As determined by the IAC Committee pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each IAC RSU Award shall be subject to the same terms and conditions immediately after the Mandatory Exchange Effective Time as the terms and conditions applicable to such IAC RSU Award immediately prior to the Mandatory Exchange Effective Time; provided, however, that from and after the Mandatory Exchange Effective Time, (i) the number of shares of IAC Common Stock covered by each IAC RSU Award, rounded to the nearest whole share, shall be equal to the product of (A) the number of shares of IAC Common Stock covered by such IAC RSU Award immediately prior to the Mandatory Exchange Effective Time and (B) the IAC Ratio, and (ii) for any IAC RSU Awards subject to performance conditions, the performance conditions shall be equitably adjusted, as determined by the IAC Committee, to reflect the impact of the Separation Transactions.

          (d)    Foreign Grants/Awards.

              (i)  To the extent that any of the IAC Options or IAC RSU Awards are granted to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by an IAC Entity, IAC and Match shall use their commercially reasonable efforts to preserve, at and after the Mandatory Exchange Effective Time, the value and tax treatment accorded to such IAC Options and such IAC RSU Awards granted to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by an IAC Entity.

             (ii)  To the extent that any of the Match Options or Match RSU Awards are granted to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by a Match Entity, IAC and Match shall use their commercially reasonable efforts to preserve, at and after the Mandatory Exchange Effective Time, the value and tax treatment accorded to such Match Options and such Match RSU Awards granted to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by a Match Entity.

        6.2    Match Long-Term Incentive Plans.     As determined by the Compensation and Human Resources Committee of the Match Board of Directors pursuant to its authority under the applicable Match Long-Term Incentive Plan, each equity award ("Match Equity Award") corresponding to shares of Match Common Stock shall be adjusted as set forth in Section 2.03(g) of the Transaction Agreement.

        6.3    Miscellaneous Option and Other Award Terms.     IAC Options and IAC RSU Awards adjusted pursuant to Section 6.1, regardless of by whom held, shall be settled by IAC pursuant to the terms of the applicable IAC Long-Term Incentive Plan, and Match Equity Awards (including IAC Options that convert into Match Options pursuant to Section 6.1), regardless of by whom held, shall be settled by Match pursuant to the terms of the applicable Match Long-Term Incentive Plan. It is intended that, to the extent of the issuance of Match Options in connection with the adjustment provisions of Section 6.1, the applicable Match Long-Term Incentive Plan shall be considered a successor to each of the IAC Long-Term Incentive Plans and Match shall be considered to have assumed the obligations of the applicable IAC Long-Term Incentive Plan to make the adjustment of the IAC Options and IAC Awards as set forth in Section 6.1. The Mandatory Exchange Effective Time shall not constitute a termination of employment for any IAC Employee for purposes of any Match Option and, except as otherwise provided in this Agreement, with respect to grants adjusted pursuant to Section 6.1, employment with IAC shall be treated as employment with Match with respect to Match Options held by IAC Employees. The Mandatory Exchange Effective Time shall not constitute a termination of employment for any Match Employee for purposes of any IAC Option and, except as otherwise provided in this Agreement, with respect to grants adjusted pursuant to Section 6.1, employment with Match shall be treated as employment with IAC with respect to IAC Options held by Match Employees. Termination of employment following the Mandatory Exchange Effective Time from (i) all IAC Entities shall be treated as a termination of employment with respect to any Match Options held by an IAC Employee and (ii) all Match Entities shall be treated as a termination of employment with respect to any IAC Options held by a Match Employee.

        6.4    Waiting Period for Exercisability of Options and Grant of Options and RSU Awards.     The IAC Options and Match Options shall not be exercisable during a period beginning on a date prior to the Mandatory Exchange Effective Time reasonably determined by IAC, and continuing until the IAC Post-Separation Value and the Match Post-Separation Value are determined, or such longer period as IAC, with respect to IAC Options, and Match, with respect to Match Options, reasonably determines is necessary to implement the provisions of this Article VI. The IAC RSU Awards and Match RSU Awards shall not be settled during a period beginning on a date prior to the Mandatory Exchange Effective Time determined by IAC in its sole discretion, and continuing until the IAC Post-Separation Value and the Match Post-Separation Value are determined immediately after the Mandatory Exchange Effective Time, or such longer period as IAC, with respect to IAC RSU Awards, and Match, with respect to Match RSU Awards, determines is necessary to implement the provisions of this Article VI.

        6.5    Treatment of Specified RSU Awards.     The Parties agree to the treatment set forth on Schedule B to this Agreement of the restricted stock units set forth on Schedule B to this Agreement.

ARTICLE VII
GENERAL AND ADMINISTRATIVE

        7.1    Sharing of Participant Information.     IAC and Match shall share, and IAC shall cause each other IAC Entity to share, and Match shall cause each other Match Entity to share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Match Benefit Plans and the IAC Benefit Plans. IAC and Match and their respective authorized agents shall, subject to applicable laws and the entry into such agreements as shall be reasonably necessary or appropriate to comply with all applicable data protection laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Until the Benefits Participation End Date and for such reasonable period thereafter as is reasonably necessary or appropriate to fulfill the purposes and intent of this Agreement, all participant information shall be provided in a manner and medium as may be mutually agreed to by IAC and Match.

        7.2    Reasonable Efforts/Cooperation.     Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the U.S. or abroad.

        7.3    No Third-Party Beneficiaries.     This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Persons any rights or remedies hereunder. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude IAC or any other IAC Entity, at any time after the Mandatory Exchange Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any IAC Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any IAC Benefit Plan. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Match or any other Match Entity, at any time Mandatory Exchange Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Match Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any Match Benefit Plan.

        7.4    Audit Rights With Respect to Information Provided.

          (a)   Each of IAC and Match, and their duly authorized representatives, shall have the right to conduct reasonable audits (but not in excess of one audit per fiscal quarter) with respect to all information required to be provided to it by the other Party under this Agreement. The Party conducting the audit (the "Auditing Party") may adopt reasonable procedures and guidelines for conducting audits and the selection of audit representatives under this Section 7.4. The Auditing Party shall have the right to make copies of any records at its expense, subject to any restrictions imposed by applicable laws and to any confidentiality provisions set forth in the Transaction Agreement, which are incorporated by reference herein. The Party being audited shall provide the Auditing Party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the Party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within thirty business days after receiving such draft.

          (b)   The Auditing Party's audit rights under this Section 7.4 shall include the right to audit, or participate in an audit facilitated by the Party being audited, of any Subsidiaries and Affiliates of the Party being audited and to require the other Party to request any benefit providers and third parties with whom the Party being audited has a relationship, or agents of such Party, to agree to such an audit to the extent any such Persons are affected by or addressed in this Agreement

  (collectively, the "Non-parties"). The Party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party's expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party's expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the Party being audited shall be limited to providing, at the Auditing Party's expense, a single individual at each audited site for purposes of facilitating the audit.

        7.5    Fiduciary Matters.     It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

        7.6    Consent of Third Parties.     If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the Parties hereto shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "commercially reasonable efforts" as used herein shall not be construed to require any Party to incur any non-routine or unreasonable expense or Liability or to waive any right.

ARTICLE VIII
MISCELLANEOUS

        8.1    Effectiveness.     This Agreement shall become effective immediately prior to the Mandatory Exchange Effective Time and shall supersede the Prior EMA at such time, subject to the consummation of the Separation Transactions.

        8.2    Effect If Mandatory Exchange Effective Time Does Not Occur.     If the Transaction Agreement is terminated in accordance with its terms prior to the Mandatory Exchange Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Mandatory Exchange Effective Time, or otherwise in connection with the Separation Transactions, shall not be taken or occur and the Prior EMA shall remain in effect in accordance with its terms, except to the extent specifically agreed by IAC and Match.

        8.3    Relationship of Parties.     Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

        8.4    Affiliates.     Each of IAC and Match shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by another IAC Entity or a Match Entity, respectively.

        8.5    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

          (a)   if to IAC:

IAC/InterActiveCorp 555 West 18th Street New York, NY 10011
Attention:	General Counsel
Email:	[•]
with a copy to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Attention:	Andrew J. Nussbaum, Esq. Jenna Levine, Esq.
Email:	ajnussbaum@wlrk.com jelevine@wlrk.com

          (b)   if to Match:

Match Group, Inc. 8750 North Central Expressway Suite 1400 Dallas, TX 75231
Attention:	Chief Legal Officer
Email:	[•]
with a copy to: Debevoise & Plimpton 919 Third Avenue New York, NY 10022
Attention:	Jeffrey J. Rosen William D. Regner
Email:	jrosen@debevoise.com wdregner@debevoise.com

        8.6    Incorporation of Transaction Agreement Provisions.     The following provisions of the Transaction Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 8.6 to an "Article" or "Section" shall mean Articles or Sections of the Transaction Agreement, and references in the material incorporated herein by reference shall be references to the Transaction Agreement): Section 7.03 (relating to Required Efforts); Article X (relating to Indemnification); Article XI (relating to Exchange of Information; Confidentiality); Article XII (relating to Dispute Resolution); and Article XIII (relating to Miscellaneous).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Employee Matters Agreement to be duly executed as of the day and year first above written.

IAC/INTERACTIVECORP
By:
Name:
Title:
MATCH GROUP, INC.
By:
Name:
Title:
IAC HOLDINGS, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO EMPLOYEE MATTERS AGREEMENT]

ANNEX I

FORM OF
TAX MATTERS AGREEMENT
Dated as of [    •    ],
by and between
IAC/INTERACTIVECORP
and
IAC HOLDINGS, INC.

I-i

I-ii

        This TAX MATTERS AGREEMENT, dated as of [    •    ] (this "Agreement"), is by and between IAC/InterActiveCorp, a Delaware corporation ("IAC"), and IAC Holdings Inc., a Delaware corporation and a direct wholly owned Subsidiary of IAC ("New IAC") (collectively, the "Companies" and each a "Company"). For purposes of this Agreement, IAC, as in existence immediately after the Match Merger Effective Time, is sometimes referred to as "New Match."

        WHEREAS, IAC, New IAC, Valentine Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of IAC ("New Match Merger Sub"), and Match Group, Inc., a Delaware corporation ("Match"), have entered into a Transaction Agreement, dated as of December 19, 2019 (the "Transaction Agreement"), providing for the separation of the New IAC Group from the New Match Group;

        WHEREAS, pursuant to the terms of the Transaction Agreement, among other things, IAC has taken or will take the following actions: (a) contribute the New IAC Assets to New IAC and cause New IAC to assume the New IAC Liabilities, in actual or constructive exchange for the issuance by New IAC to IAC of New IAC Common Stock, New IAC Class B Common Stock, and New IAC Voting Preferred Stock (as described in Exhibit 1.01 to the Transaction Agreement) (such contribution, the "Contribution") and (b) effect the Distribution;

        WHEREAS, for Federal Income Tax purposes, it is intended that (a) the Distribution (together with the Contribution) shall qualify as a transaction that is generally tax-free pursuant to Sections 355(a), 361 and 368(a)(1)(D) of the Code and (b) the Match Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

        WHEREAS, as of the date hereof, IAC is the common parent of an affiliated group (as defined in Section 1504 of the Code) of corporations, including New IAC and Match, which has elected to file consolidated Federal Income Tax Returns (the "IAC Affiliated Group");

        WHEREAS, in connection with the initial public offering by Match of Match Common Stock, IAC and Match entered into a Tax Sharing Agreement, dated as of November 24, 2015 (the "Existing Tax Sharing Agreement"), setting forth their agreement with respect to certain Tax matters;

        WHEREAS, as a result of the Distribution, New IAC and its subsidiaries will cease to be members of the IAC Affiliated Group (the "Deconsolidation");

        WHEREAS, the Parties desire to provide for and agree upon the allocation between the Parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the Distribution, and to provide for and agree upon other matters relating to Taxes;

        NOW THEREFORE, in consideration of the mutual agreements contained herein, the Parties hereby agree as follows:

        Section 1.    Definition of Terms.    For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings, and capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Transaction Agreement:

        "Adjustment Request" shall mean any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund, or credit of Taxes, including (a) any amended Tax Return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, (b) any claim for equitable recoupment or other offset, and (c) any claim for refund or credit of Taxes previously paid.

        "Affiliate" shall mean any entity that is directly or indirectly "controlled" by either the Person in question or an Affiliate of such Person. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The term Affiliate shall refer to Affiliates of a Person as determined immediately after the Distribution.

        "Agreement" shall mean this Tax Matters Agreement.

        "Business Day" shall have the meaning set forth in the Transaction Agreement.

        "Built-in Change Loss" shall mean any Tax-Related Losses arising from Committed Acquisitions that, taken together (and giving effect to any "acquisitions" of IAC stock for purposes of Section 355(e) of the Code occurring at or before the Match Merger Effective Time and without giving effect to any other "acquisitions" of IAC stock for purposes of Section 355(e) of the Code occurring after the Match Merger Effective Time), would result in the "acquisition" of a Fifty-Percent or Greater Interest in IAC as "part of a plan (or series of related transactions)," within the meaning of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, that includes the Distribution.

        "Capital Stock" shall mean all classes or series of capital stock, including (a) common stock, (b) all options, warrants and other rights to acquire such capital stock and (c) all instruments properly treated as stock for Federal Income Tax purposes.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committed Acquisitions" shall mean all acquisitions of IAC Capital Stock pursuant to any obligation to issue, exchange, or repurchase IAC Capital Stock, or any right granted to any Person to acquire IAC Capital Stock, in each case pursuant to the terms, as in effect on the date hereof, of any binding agreement entered into by a member of the IAC Group prior to the Match Merger Effective Time (whether on account of any employee option plan, exchangeable debt instrument, hedging transaction or otherwise), as such terms may be adjusted to give effect to the transactions contemplated by Articles II and III of the Transaction Agreement.

        "Companies" and "Company" shall have the meaning provided in the first sentence of this Agreement.

        "Compensatory Equity Interests" shall have the meaning set forth in Section 6.02(a)(i).

        "Contribution" shall have the meaning provided in the Recitals.

        "Deconsolidation" shall have the meaning provided in the Recitals.

        "Deconsolidation Date" shall mean the date on which the Mandatory Exchange Effective Time occurs (provided that, if the date on which the Match Merger Effective Time occurs is after the Deconsolidation Date, then, solely for purposes of the allocation of liability pursuant to Section 2, the Match Merger (and any other transactions occurring between the Mandatory Exchange Effective Time and the Match Merger Effective Time) shall be deemed to have occurred on the Deconsolidation Date).

        "DGCL" shall mean the Delaware General Corporation Law.

        "Distribution" shall mean (i) the issuance of IAC Series 1 Mandatorily Exchangeable Preferred Stock and IAC Series 2 Mandatorily Exchangeable Preferred Stock pursuant to the Reclassification, (ii) the redemption of IAC Series 1 Mandatorily Exchangeable Preferred Stock in exchange for New IAC Common Stock and the redemption of IAC Series 2 Mandatorily Exchangeable Preferred Stock in exchange for New IAC Class B Common Stock, in each case, pursuant to the Mandatory Exchange, and (iii) the exchange of Subsidiary-Held IAC Securities for New IAC Voting Preferred Stock pursuant to the Subsidiary Exchange, taken together.

        "Employee Matters Agreement" shall have the meaning set forth in the Transaction Agreement.

        "Federal Income Tax" shall mean any Tax imposed by Subtitle A of the Code, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

        "Federal Other Tax" shall mean any Tax imposed by the federal government of the United States other than any Federal Income Taxes, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

        "Fifty-Percent or Greater Interest" shall have the meaning ascribed to such term for purposes of Sections 355(d) and (e) of the Code.

        "Final Determination" shall mean the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a Tax Period, (a) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a State, local, or foreign taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the Tax Authority to assert a further deficiency in respect of such issue or adjustment or for such Tax Period (as the case may be); (b) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (c) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or a comparable agreement under the laws of a State, local, or foreign taxing jurisdiction; (d) by any allowance of a refund or credit in respect of an overpayment Tax, but only after the expiration of all Tax Periods during which such refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; or (e) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the Parties.

        "Foreign Income Tax" shall mean any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulations Section 1.901-2, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

        "Foreign Other Tax" shall mean any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, other than any Foreign Income Taxes, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

        "Foreign Tax" shall mean any Foreign Income Taxes or Foreign Other Taxes.

        "Former IAC Employee" shall have the meaning set forth in the Employee Matters Agreement.

        "Former Match Employee" shall have the meaning set forth in the Employee Matters Agreement.

        "Governmental Authority" shall have the meaning set forth in the Transaction Agreement.

        "Group" shall mean the IAC Group, the Match Group, the New Match Group or the New IAC Group, or any combination thereof, as the context requires.

        "IAC" shall have the meaning provided in the first sentence of this Agreement, and references herein to IAC shall include any entity treated as a successor to IAC (including, after the Match Merger Effective Time, New Match).

        "IAC Adjustment" shall mean any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent IAC would be exclusively liable for any resulting Tax under this Agreement or exclusively entitled to receive any resulting Tax Benefit under this Agreement.

        "IAC Affiliated Group" shall have the meaning set forth in the Recitals.

        "IAC Filing Date" shall have the meaning set forth in Section 7.03(e)(ii)(A).

        "IAC Employee" shall have the meaning set forth in the Employee Matters Agreement.

        "IAC Group" shall mean IAC and each Person that is a Subsidiary of IAC immediately prior to the Reclassification Effective Time (other than any member of the Match Group).

        "IAC Separate Return" shall mean any Separate Return of any member of the IAC Group that is not a member of the New IAC Group.

        "IAC Service Provider Option Deductions" shall have the meaning set forth in Section 6.02(a)(ii).

        "Income Tax" shall mean any Federal Income Tax, State Income Tax or Foreign Income Tax.

        "Information Liability" shall have the meaning set forth in Section 7.03(a).

        "IRS" shall mean the U.S. Internal Revenue Service.

        "Joint Adjustment" shall mean any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest that is not a New IAC Adjustment or an IAC Adjustment.

        "Joint Return" shall mean any Return of a member of the IAC Group, New Match Group or New IAC Group that is not a Separate Return.

        "Mandatory Exchange" shall have the meaning set forth in the Transaction Agreement.

        "Mandatory Exchange Effective Time" shall have the meaning set forth in the Transaction Agreement.

        "Match" shall have the meaning provided in the Recitals, and references herein to Match shall include any entity treated as a successor to Match, including, after the Match Merger Effective Time, New Match.

        "Match Common Stock" shall have the meaning set forth in the Transaction Agreement.

        "Match Employee" shall have the meaning set forth in the Employee Matters Agreement.

        "Match Federal Consolidated Income Tax Sharing Payments" shall have the meaning set forth in Section 2.02(a)(1)(A).

        "Match Foreign Combined Income Tax Sharing Payments" shall have the meaning set forth in Section 2.04(a)(1)(A).

        "Match Group" shall mean Match and each Person that is a Subsidiary of Match prior to the Reclassification Effective Time.

        "Match Merger Effective Time" shall have the meaning set forth in the Transaction Agreement.

        "Match Merger-Related Losses" shall mean (a) all federal, state, local and foreign Taxes imposed pursuant to any settlement, Final Determination, judgment or otherwise; (b) all accounting, legal and other professional fees, and court costs incurred in connection with such Taxes; and (c) all costs, expenses and damages associated with stockholder litigation or controversies and any amount paid by New Match (or any New Match Affiliate) or New IAC (or any New IAC Affiliate) in respect of the liability of shareholders, whether paid to shareholders or to the IRS or any other Governmental Authority, in each case, resulting from the failure of the Match Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        "Match Merger Tax Representation Letter" shall have the meaning set forth in Section 7.03(d)(ii)(A).

        "Match Stand-Alone Federal Other Taxes" shall have the meaning set forth in Section 2.02(c)(i)(A).

        "Match Stand-Alone Foreign Other Taxes" shall have the meaning set forth in Section 2.04(c)(i)(A).

        "Match Stand-Alone State Other Taxes" shall have the meaning set forth in Section 2.03(c)(i)(A).

        "Match State Combined Income Tax Sharing Payments" shall have the meaning set forth in Section 2.03(a)(1)(A).

        "Merger Tax Opinion" shall have the meaning set forth in the Transaction Agreement

        "Merger Tax Representation Letter" shall have the meaning set forth in the Transaction Agreement.

        "Mitigation Failure" shall mean a breach by IAC of the covenant contained in Section 7.01(e).

        "New IAC" shall have the meaning provided in the first sentence of this Agreement, and references herein to New IAC shall include any entity treated as a successor to New IAC.

        "New IAC Active Trade or Business" shall mean a trade or business actively conducted (as defined in Section 355(b)(2) of the Code and the Treasury Regulations thereunder) immediately prior to the Distribution by New IAC and its "separate affiliated group" (as defined in Section 355(b)(3)(B) of the Code) that satisfies Section 355(b) of the Code with respect to the Distribution.

        "New IAC Adjustment" shall mean any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent New IAC would be exclusively liable for any resulting Tax under this Agreement or exclusively entitled to receive any resulting Tax Benefit under this Agreement.

        "New IAC Affiliated Group" shall mean the affiliated group (as defined in Section 1504 of the Code and the Treasury Regulations thereunder) of which New IAC is the common parent.

        "New IAC Assets" shall have the meaning set forth in the Transaction Agreement.

        "New IAC Carryback" shall mean any net operating loss, net capital loss, excess tax credit, or other similar Tax item of any member of the New IAC Group that is a carryback from one Tax Period to another prior Tax Period under the Code or other applicable Tax Law that is not made at the election of any member of the New IAC Group.

        "New IAC Class B Common Stock" shall have the meaning set forth in the Transaction Agreement.

        "New IAC Common Stock" shall have the meaning set forth in the Transaction Agreement.

        "New IAC Federal Consolidated Income Tax Return" shall mean any Federal Income Tax Return for the New IAC Affiliated Group.

        "New IAC Group" shall mean New IAC and each Person that is a Subsidiary of New IAC after the Mandatory Exchange Effective Time.

        "New IAC Filing Date" shall have the meaning set forth in Section 7.03(e)(i)(A).

        "New IAC Liabilities" shall have the meaning set forth in the Transaction Agreement.

        "New IAC Person" shall have the meaning set forth in Section 7.02(d).

        "New IAC Proposed Acquisition Transaction" shall mean a Proposed Acquisition Transaction with respect to New IAC.

        "New IAC Separate Return" shall mean any Separate Return of New IAC or any member of the New IAC Group.

        "New IAC Voting Preferred Stock" shall have the meaning set forth in the Transaction Agreement.

        "New Match" shall have the meaning provided in the second sentence of this Agreement, and references herein to New Match shall include (a) any entity treated as a successor to New Match and (b) any entity treated as a predecessor to New Match, including IAC.

        "New Match Active Trade or Business" shall mean a trade or business actively conducted (as defined in Section 355(b)(2) of the Code and the Treasury Regulations thereunder) immediately prior to the Distribution by IAC and its "separate affiliated group" (as defined in Section 355(b)(3)(B) of the Code) that satisfies Section 355(b) of the Code with respect to the Distribution.

        "New Match Affiliated Group" shall mean the affiliated group (as defined in Section 1504 of the Code and the Treasury Regulations thereunder) of which IAC or New Match is the common parent.

        "New Match Federal Consolidated Income Tax Return" shall mean any Federal Income Tax Return for the New Match Affiliated Group.

        "New Match Foreign Combined Income Tax Return" shall mean a consolidated, combined or unitary or other similar Foreign Income Tax Return or any Foreign Income Tax Return with respect to any profit and/or loss sharing group, group payment or similar group or fiscal unity that actually includes, by election or otherwise, one or more members of the New Match Group together with one or more members of the New IAC Group.

        "New Match Group" shall mean IAC and each Person that is a Subsidiary of IAC after the Mandatory Exchange Effective Time.

        "New Match Proposed Acquisition Transaction" shall mean a Proposed Acquisition Transaction with respect to IAC.

        "New Match Separate Return" shall mean any Separate Return of New Match or any member of the New Match Group (other than any IAC Separate Return).

        "New Match State Combined Income Tax Return" shall mean a consolidated, combined or unitary Tax Return with respect to State Income Taxes that actually includes, by election or otherwise, one or more members of the New Match Group and one or more members of the New IAC Group.

        "New Match Tax Attribute" shall mean any net operating loss or excess interest expense carryforward of the IAC Group as of immediately following the Mandatory Exchange Effective Time, other than any such item generated by a member of the Match Group, to the extent attributable to a Pre-Deconsolidation Period.

        "Notified Action" shall have the meaning set forth in Section 7.02(a).

        "Option Value Allocation Ratio" shall have the meaning set forth in the Transaction Agreement.

        "Other Tax" shall mean any Federal Other Tax, State Other Tax, or Foreign Other Tax.

        "Parties" shall mean the parties to this Agreement.

        "Past Practices" shall have the meaning set forth in Section 4.04(a).

        "Payment Date" shall mean (a) with respect to any New Match Federal Consolidated Income Tax Return, the due date for any required installment of estimated Taxes determined under Section 6655 of the Code, the due date (determined without regard to extensions) for filing the Tax Return determined under Section 6072 of the Code, and the date the Tax Return is filed, and (b) with respect to any other Tax Return, the corresponding dates determined under applicable Tax Law.

        "Payor" shall have the meaning set forth in Section 5.02(a).

        "Person" shall mean any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof, without regard to whether any entity is treated as disregarded for Federal Income Tax purposes.

        "Post-Deconsolidation Period" shall mean any Tax Period beginning after the Deconsolidation Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Deconsolidation Date.

        "Pre-Deconsolidation Period" shall mean any Tax Period ending on or prior to the Deconsolidation Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Deconsolidation Date.

        "Prime Rate" shall have the meaning set forth in the Transaction Agreement.

        "Privilege" shall mean any privilege that may be asserted under applicable law, including, any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege and any privilege relating to internal evaluation processes.

        "Proposed Acquisition Transaction" shall mean, with respect to a Company, a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7, or any other Treasury Regulations promulgated thereunder, to enter into a transaction or series of transactions), whether such transaction is supported by the management or shareholders of such Company, is a hostile acquisition, or otherwise, as a result of which such Company would merge or consolidate with any other Person or as a result of which any Person or Persons would (directly or indirectly) acquire, or have the right to acquire, from such Company and/or one or more holders of outstanding shares of Capital Stock of such Company, a number of shares of Capital Stock of such Company that would, when combined with any other changes in ownership of Capital Stock of such Company pertinent for purposes of Section 355(e) of the Code, comprise 45% or more of (a) the value of all outstanding shares of stock of such Company as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (b) the total combined voting power of all outstanding shares of voting stock of such Company as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. Notwithstanding the foregoing, a Proposed Acquisition Transaction shall not include (i) the adoption by such Company of a shareholder rights plan or (ii) issuances by such Company that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person's performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulations Section 1.355-7(d). For purposes of determining whether a transaction constitutes an indirect acquisition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders. This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and shall be interpreted accordingly. Any clarification of, or change in, the statute or Treasury Regulations promulgated under Section 355(e) of the Code shall be incorporated into this definition and its interpretation.

        "PTEP" shall mean any earnings and profits of a foreign corporation that would be excluded from gross income pursuant to Section 959 of the Code.

        "Reclassification" shall have the meaning set forth in the Transaction Agreement.

        "Reclassification Effective Time" shall have the meaning set forth in the Transaction Agreement.

        "Registration Statement" shall have the meaning set forth in the Transaction Agreement.

        "Required Party" shall have the meaning set forth in Section 5.02(a).

        "Responsible Company" shall mean, with respect to any Tax Return, the Company having responsibility for filing such Tax Return.

        "Restriction Period" shall mean the period beginning on the date hereof and ending on the two-year anniversary of the Distribution.

        "Retention Date" shall have the meaning set forth in Section 9.01.

        "Section 336(e) Election" shall have the meaning set forth in Section 7.04.

        "Separate Return" shall mean (a) in the case of any Tax Return of any member of the New IAC Group (including any consolidated, combined or unitary return), any such Tax Return that does not include any member of the New Match Group, (b) in the case of any Tax Return of any member of the New Match Group (including any consolidated, combined or unitary return), any such Tax Return that does not include any member of the New IAC Group, and (c) in the case of any Tax Return of any member of the IAC Group (including any consolidated, combined or unitary return), any such Tax Return that does not include any member of the Match Group.

        "Specified Committed Acquisitions" shall have the meaning set forth on Schedule 1 hereto.

        "State Income Tax" shall mean any Tax imposed by any State of the United States (or by any political subdivision of any such State) or the District of Columbia, or any city or municipality located therein, which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

        "State Other Tax" shall mean any Tax imposed by any State of the United States (or by any political subdivision of any such State) or the District of Columbia, or any city or municipality located therein, other than any State Income Taxes, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

        "Straddle Period" shall mean any Tax Period that begins on or before and ends after the Deconsolidation Date.

        "Subsidiary Exchange" shall have the meaning set forth in the Transaction Agreement.

        "Subsidiary-Held IAC Securities" shall have the meaning set forth in the Transaction Agreement.

        "Tax" or "Taxes" shall mean any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

        "Tax Advisor" shall mean any Tax counsel or accountant of recognized national standing in the United States.

        "Tax Advisor Dispute" shall have the meaning set forth in Section 14.

        "Tax Attribute" shall mean a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, general business credit or any other Tax Item that could reduce a Tax.

        "Tax Authority" shall mean, with respect to any Tax, the Governmental Authority or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

        "Tax Benefit" shall mean any reduction in liability for Tax as a result of any loss, deduction, refund, credit, or other item reducing Taxes otherwise payable.

        "Tax Contest" shall mean an audit, review, examination, assessment or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any claim for refund).

        "Tax-Free Status" shall mean, with respect to the Distribution (taken together with the Contribution), the qualification thereof (a) as a transaction described in Section 368(a)(1)(D) and Section 355(a) of the Code, (b) as a transaction in which the stock distributed thereby is "qualified property" for purposes of Sections 355(c)(2) and 361(c)(2) of the Code and (c) as a transaction in which IAC, New IAC, and the members of their respective Groups (as relevant) recognize no income or gain for Federal Income Tax purposes pursuant to Sections 355, 361 and 1032 of the Code, other than intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code.

        "Tax Item" shall mean, with respect to any Income Tax, any item of income, gain, loss, deduction, or credit.

        "Tax Law" shall mean the law of any Governmental Authority or political subdivision thereof relating to any Tax.

        "Tax Opinion" shall mean each opinion of a Tax Advisor delivered to IAC or New IAC in connection with, and regarding the Federal Income Tax treatment of, the Distribution (taken together with the Contribution).

        "Tax Period" shall mean, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

        "Tax Records" shall mean any Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests, and any other books of account or records (whether or not in written, electronic or other tangible or intangible forms and whether or not stored on electronic or any other medium) required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

        "Tax-Related Losses" shall mean (a) all federal, state, local and foreign Taxes imposed pursuant to any settlement, Final Determination, judgment or otherwise; (b) all accounting, legal and other professional fees, and court costs incurred in connection with such Taxes; and (c) all costs, expenses and damages associated with stockholder litigation or controversies and any amount paid by IAC (or any IAC Affiliate) or New IAC (or any New IAC Affiliate) in respect of the liability of shareholders, whether paid to shareholders or to the IRS or any other Governmental Authority, in each case, resulting from the failure of the Distribution (taken together with the Contribution) to have Tax-Free Status.

        "Tax Return" or "Return" shall mean any report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document filed or required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

        "Transaction Agreement" shall have the meaning set forth in the Recitals.

        "Transaction-Related Tax Contest" shall mean any Tax Contest in which the IRS, another Tax Authority or any other Person asserts a position that could reasonably be expected to adversely affect (a) the Tax-Free Status of the Distribution (taken together with the Contribution) or (b) the qualification of the Match Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

        "Transactions" shall mean the Contribution, the Distribution and the other transactions contemplated by the Transaction Agreement (including the transactions contemplated by Exhibit 1.01 to the Transaction Agreement, but excluding the Match Merger).

        "Treasury Regulations" shall mean the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

        "Unqualified Tax Opinion" shall mean an unqualified opinion of a Tax Advisor on which IAC and New IAC may rely to the effect that a transaction will not (a) affect the Tax-Free Status of the Distribution (taken together with the Contribution) or (b) adversely affect any of the conclusions set forth in any Tax Opinion regarding the Tax-Free Status of the Distribution (taken together with the Contribution); provided, that any Tax opinion obtained in connection with a proposed acquisition of Capital Stock of New IAC or IAC entered into during the Restriction Period shall not qualify as an Unqualified Tax Opinion unless such Tax opinion concludes that such proposed acquisition will not be treated as "part of a plan (or series of related transactions)," within the meaning of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, that includes the Distribution. Any such opinion must assume that the Distribution (taken together with the Contribution) would have qualified for Tax-Free Status if the transaction in question did not occur.

Section 2.    Allocation of Tax Liabilities.

        Section 2.01    General Rule.

          (a)    New IAC Liability.    New IAC shall be liable for, and shall indemnify and hold harmless the New Match Group from and against any liability for, Taxes that are allocated to New IAC under this Section 2.

          (b)    IAC Liability.    IAC shall be liable for, and shall indemnify and hold harmless the New IAC Group from and against any liability for, Taxes that are allocated to IAC under this Section 2.

          (c)    Coordination with Transaction Agreement.    The Parties shall make appropriate adjustments to the amounts otherwise allocated to New IAC or IAC pursuant to this Section 2 to account for any cash treated as a New Match Asset (as defined in the Transaction Agreement) pursuant to clause (ii)(E)(x) of the definition of such term.

        Section 2.02    Allocation of United States Federal Income Tax and Federal Other Tax.    Except as otherwise provided in Section 2.05, Federal Income Tax and Federal Other Tax shall be allocated as follows:

          (a)    Allocation of Tax Relating to New Match Federal Consolidated Income Tax Returns.    With respect to any New Match Federal Consolidated Income Tax Return (i) for any Pre-Deconsolidation Period, (A) New IAC shall be responsible for any and all Federal Income Taxes due or required to be reported on any such Tax Return (including any increase in such Tax as a result of a Final Determination) reduced by any amounts in respect of such Federal Income Taxes for which Match is or would be responsible with respect to such period pursuant to the Existing Tax Sharing Agreement (without giving effect to the termination thereof pursuant to Section 11 hereof) ("Match Federal Consolidated Income Tax Sharing Payments"), and (B) IAC shall be responsible for any and all Match Federal Consolidated Income Tax Sharing Payments (including any increase thereof as a result of a Final Determination); and (ii) for any Post-Deconsolidation Period, IAC shall be responsible for any and all Federal Income Taxes due or required to be reported on any such Tax Return (including any increase in such Tax as a result of a Final Determination). For purposes of calculating Match Federal Consolidated Income Tax Sharing Payments, (x) Section 2(c)(iv) of the Existing Tax Sharing Agreement shall not apply and (y) with respect to any increase or decrease in the Tax liability reflected on any New Match Federal Consolidated Income Tax Return for any Pre-Deconsolidation Period (or portion thereof) that ends prior to the date of the IPO (as defined in the Existing Tax Sharing Agreement) as a result of a Final Determination with respect to such New Match Federal Consolidated Income Tax Return for such Tax Period, the portion of such increase or decrease that is allocable to IAC hereunder shall be the amount of such increase or decrease for which the members of the Match Group would have been liable on a hypothetical stand-alone basis.

          (b)    Allocation of Tax Relating to Federal Separate Income Tax Returns.    (i) New IAC shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any (A) New IAC Separate Return or (B) IAC Separate Return for any Pre-Deconsolidation Period; and (ii) IAC shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any (A) New Match Separate Return or (B) IAC Separate Return for any Post-Deconsolidation Period; in each case, including any increase in such Tax as a result of a Final Determination.

          (c)    Allocation of Federal Other Tax.    (i) New IAC shall be responsible for any and all Federal Other Taxes due with respect to or required to be reported on any (A) Joint Return for any Pre-Deconsolidation Period, other than any such Federal Other Taxes for which any member of the Match Group would have been liable on a hypothetical stand-alone basis ("Match Stand-Alone Federal Other Taxes"), (B) New IAC Separate Return or (C) IAC Separate Return for any Pre-Deconsolidation Period; and (ii) IAC shall be responsible for any and all (A) Match Stand-Alone Federal Other Taxes and (B) Federal Other Taxes due with respect to or required to be reported on any (1) Joint Return for any Post-Deconsolidation Period, (2) New Match Separate Return or (3) IAC Separate Return for any Post-Deconsolidation Period; in each case, including any increase in such Tax as a result of a Final Determination.

        Section 2.03    Allocation of State Income and State Other Taxes.    Except as otherwise provided in Section 2.05, State Income Tax and State Other Tax shall be allocated as follows:

          (a)    Allocation of Tax Relating to New Match State Combined Income Tax Returns.    With respect to any New Match State Combined Income Tax Return (i) for any Pre-Deconsolidation Period, (A) New IAC shall be responsible for any and all State Income Taxes due or required to be reported on any such Tax Return (including any increase in such Tax as a result of a Final Determination) reduced by any amounts in respect of such State Income Taxes for which Match is or would be responsible with respect to such period pursuant to the Existing Tax Sharing Agreement (without giving effect to the termination thereof pursuant to Section 11 hereof) ("Match State Combined Income Tax Sharing Payments"), and (B) IAC shall be responsible for any and all Match State Combined Income Tax Sharing Payments (including any increase thereof as a result of a Final Determination); and (ii) for any Post-Deconsolidation Period, IAC shall be responsible for any and all State Income Taxes due or required to be reported on any such Tax Return (including any increase in such Tax as a result of a Final Determination). For purposes of calculating Match State Combined Income Tax Sharing Payments, (x) Section 2(c)(iv) of the Existing Tax Sharing Agreement shall not apply and (y) with respect to any increase or decrease in the Tax liability reflected on any New Match State Combined Income Tax Return for any Pre-Deconsolidation Period (or portion thereof) that ends prior to the date of the IPO (as defined in the Existing Tax Sharing Agreement) as a result of a Final Determination with respect to such New Match State Combined Income Tax Return for such Tax Period, the portion of such increase or decrease that is allocable to IAC hereunder shall be the amount of such increase or decrease for which the members of the Match Group would have been liable on a hypothetical stand-alone basis.

          (b)    Allocation of Tax Relating to State Separate Income Tax Returns.    (i) New IAC shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any (A) New IAC Separate Return or (B) IAC Separate Return for any Pre-Deconsolidation Period; and (ii) IAC shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any (A) New Match Separate Return or (B) IAC Separate Return for

  any Post-Deconsolidation Period; in each case, including any increase in such Tax as a result of a Final Determination.

          (c)    Allocation of State Other Tax.    (i) New IAC shall be responsible for any and all State Other Taxes due with respect to or required to be reported on any (A) Joint Return for any Pre-Deconsolidation Period, other than any such State Other Taxes for which any member of the Match Group would have been liable on a hypothetical stand-alone basis ("Match Stand-Alone State Other Taxes"), (B) New IAC Separate Return or (C) IAC Separate Return for any Pre-Deconsolidation Period; and (ii) IAC shall be responsible for any and all (A) Match Stand-Alone State Other Taxes and (B) State Other Taxes due with respect to or required to be reported on any (1) Joint Return for any Post-Deconsolidation Period, (2) New Match Separate Return or (3) IAC Separate Return for any Post-Deconsolidation Period; in each case, including any increase in such Tax as a result of a Final Determination.

        Section 2.04    Allocation of Foreign Taxes.    Except as otherwise provided in Section 2.05, Foreign Income Tax and Foreign Other Tax shall be allocated as follows:

          (a)    Allocation of Tax Relating to New Match Foreign Combined Income Tax Returns.    With respect to any New Match Foreign Combined Income Tax Return (i) for any Pre-Deconsolidation Period, (A) New IAC shall be responsible for any and all Foreign Income Taxes due or required to be reported on any such Tax Return (including any increase in such Tax as a result of a Final Determination) reduced by any amounts in respect of such Foreign Income Taxes for which Match is or would be responsible with respect to such period pursuant to the Existing Tax Sharing Agreement (without giving effect to the termination thereof pursuant to Section 11 hereof) ("Match Foreign Combined Income Tax Sharing Payments"), and (B) IAC shall be responsible for any and all Match Foreign Combined Income Tax Sharing Payments (including any increase thereof as a result of a Final Determination); and (ii) for any Post-Deconsolidation Period, IAC shall be responsible for any and all Foreign Income Taxes due or required to be reported on any such Tax Return (including any increase in such Tax as a result of a Final Determination). For purposes of calculating Match Foreign Combined Income Tax Sharing Payments, (x) Section 2(c)(iv) of the Existing Tax Sharing Agreement shall not apply and (y) with respect to any increase or decrease in the Tax liability reflected on any New Match Foreign Combined Income Tax Return for any Pre-Deconsolidation Period (or portion thereof) that ends prior to the date of the IPO (as defined in the Existing Tax Sharing Agreement) as a result of a Final Determination with respect to such New Match Foreign Combined Income Tax Return for such Tax Period, the portion of such increase or decrease that is allocable to IAC hereunder shall be the amount of such increase or decrease for which the members of the Match Group would have been liable on a hypothetical stand-alone basis.

          (b)    Allocation of Tax Relating to Foreign Separate Income Tax Returns.    (i) New IAC shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any (A) New IAC Separate Return or (B) IAC Separate Return for any Pre-Deconsolidation Period; and (ii) IAC shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any (A) New Match Separate Return or (B) IAC Separate Return for any Post-Deconsolidation Period; in each case, including any increase in such Tax as a result of a Final Determination.

          (c)    Allocation of Foreign Other Tax.    (i) New IAC shall be responsible for any and all Foreign Other Taxes due with respect to or required to be reported on any (A) Joint Return for any Pre-Deconsolidation Period, other than any such Foreign Other Taxes for which any member of the Match Group would have been liable on a hypothetical stand-alone basis ("Match Stand-Alone Foreign Other Taxes"), (B) New IAC Separate Return or (C) IAC Separate Return for any Pre-Deconsolidation Period; and (ii) IAC shall be responsible for any and all (A) Match Stand-

  Alone Foreign Other Taxes and (B) Foreign Other Taxes due with respect to or required to be reported on any (1) Joint Return for any Post-Deconsolidation Period, (2) New Match Separate Return or (3) IAC Separate Return for any Post-Deconsolidation Period; in each case, including any increase in such Tax as a result of a Final Determination.

        Section 2.05    Certain Transaction and Other Taxes

          (a)    New IAC Liability.    New IAC shall be liable for, and shall indemnify and hold harmless the New Match Group from and against any liability for:

              (i)  any stamp, sales and use, gross receipts, value-added, goods and services or other similar transfer Taxes (for the avoidance of doubt, excluding any Income Taxes) imposed by any Tax Authority on any member of the New IAC Group or the New Match Group on the transfers occurring pursuant to any transactions contemplated by Article I or II of the Transaction Agreement;

             (ii)  any Tax (other than Tax-Related Losses or Match Merger-Related Losses) resulting from a breach by IAC (prior to the Match Merger Effective Time) or New IAC of any covenant made by such Party in this Agreement, the Transaction Agreement, or any Ancillary Agreement; and

            (iii)  any Tax-Related Losses or Match Merger-Related Losses, in each case, for which New IAC is responsible pursuant to Section 7.03.

  The amounts for which New IAC is liable pursuant to Section 2.05(a)(i) and (ii) shall include all accounting, legal, and other professional fees and court costs incurred in connection with the relevant Taxes.

          (b)    IAC Liability.    IAC shall be liable for, and shall indemnify and hold harmless the New IAC Group from and against any liability for:

              (i)  any Tax (other than Tax-Related Losses or Match Merger-Related Losses) resulting from a breach by New Match of any covenant made by IAC or Match in this Agreement, the Transaction Agreement, or any Ancillary Agreement; and

             (ii)  any Tax-Related Losses or Match Merger-Related Losses, in each case, for which New Match is responsible pursuant to Section 7.03.

  The amounts for which IAC is liable pursuant to Section 2.05(b)(i) shall include all accounting, legal, and other professional fees and court costs incurred in connection with the relevant Taxes.

Section 3.    Proration of Taxes for Straddle Periods.

          (a)    General Method of Proration.    In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Deconsolidation Periods and Post-Deconsolidation Periods in accordance with the principles of Treasury Regulations Section 1.1502-76(b). With respect to the New Match Federal Consolidated Income Tax Return for the taxable year that includes the Distribution, New IAC may direct IAC to make a ratable allocation election under Treasury Regulations Section 1.1502-76(b)(2)(ii) with respect to New IAC, provided, that such election (i) would not reduce the New Match Tax Attributes to amounts less than the amounts set forth on Schedule 2 hereto and (ii) would not reasonably be expected to result in an adverse Tax consequence that is material to any member of the New Match Group, which adverse Tax consequence would not have been reasonably expected to occur in the absence of such ratable allocation election. Subject to the foregoing proviso clause, if so directed, IAC shall, and shall cause each member of the New Match Affiliated Group to, take all actions necessary to give effect to such election.

          (b)    Extraordinary Item.    In determining the apportionment of Tax Items between Pre-Deconsolidation Periods and Post-Deconsolidation Periods, any Tax Items relating to the Transactions or the Match Merger shall be treated as extraordinary items described in Treasury Regulations Section 1.1502-76(b)(2)(ii)(C) and shall (to the extent arising on or prior to the Deconsolidation Date) be allocated to the Pre-Deconsolidation Period, and any Taxes related to such items shall be treated under Treasury Regulations Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall (to the extent arising on or prior to the Deconsolidation Date) be allocated to the Pre-Deconsolidation Period.

Section 4.    Preparation and Filing of Tax Returns.

          Section 4.01    General.    Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (taking into account extensions) by the Person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall, and shall cause their respective Affiliates to, provide assistance and cooperation to one another in accordance with Section 8 with respect to the preparation and filing of Tax Returns (including by providing information required to be provided pursuant to Section 8).

          Section 4.02    IAC's Responsibility.    Subject to Section 4.06, IAC has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed:

            (a)   New Match Federal Consolidated Income Tax Returns for any Tax Periods ending before, on or after the Deconsolidation Date;

            (b)   New Match State Combined Income Tax Returns, New Match Foreign Combined Income Tax Returns and any other Joint Returns required to be filed by IAC or any member of the New Match Group (determined in accordance with Section 4.05), in each case, for any Tax Periods ending before, on or after the Deconsolidation Date; and

            (c)   New Match Separate Returns and IAC Separate Returns, in each case, for any Tax Periods ending before, on or after the Deconsolidation Date.

          Section 4.03    New IAC's Responsibility.    New IAC shall prepare and file, or shall cause to be prepared and filed, all Tax Returns required to be filed by or with respect to members of the New IAC Group other than those Tax Returns that IAC is required or entitled to prepare and file under Section 4.02. The Tax Returns required to be prepared and filed by New IAC under this Section 4.03 shall include any (a) New IAC Federal Consolidated Income Tax Return and (b) New IAC Separate Return.

        Section 4.04    Tax Accounting Practices.

          (a)    General Rule.    Except as otherwise provided in Section 4.04(b), with respect to any Tax Return for any Tax Period that includes a Pre-Deconsolidation Period, such Tax Return shall be prepared in accordance with past practices, accounting methods, elections or conventions ("Past Practices") used with respect to the Tax Returns in question (including, with respect to the decision whether any Affiliate shall join in the filing of any Joint Return), except to the extent not permitted by applicable Tax Laws.

          (b)    Reporting of Transactions.    Except to the extent otherwise required (x) by a change in applicable law or (y) as a result of a Final Determination, neither New IAC nor IAC shall (and neither shall permit or cause any member of its respective Group (including, with respect to IAC, any member of the New Match Group) to) take any position that is inconsistent with the treatment of the Distribution (together with the Contribution) as having Tax-Free Status (or analogous status under state or local law) or the Match Merger qualifying as a "reorganization" within the meaning of Section 368(a) of the Code (or analogous status under state or local law).

          Section 4.05    Consolidated or Combined Tax Returns.    IAC and New IAC will elect and join, and will cause their respective Affiliates to elect and join, in filing any New Match State Combined Income Tax Returns and any Joint Returns, in each case, (x) required to be filed in accordance with Section 4.04(a) or by applicable Law or (y) that IAC and New IAC otherwise agree to file.

          Section 4.06    Right to Review Tax Returns.

          (a)    General.    The Company that has responsibility for preparing and filing any material Tax Return under this Agreement shall make such Tax Return (or the relevant portions thereof) and related workpapers available for review by the other Company to the extent the other Company (i) is or would reasonably be expected to be liable for Taxes reflected on such Tax Return, (ii) is or would reasonably be expected to be liable for any additional Taxes owing as a result of adjustments to the amount of such Taxes reported on such Tax Return, (iii) has or would reasonably be expected to have a claim for Tax Benefits under this Agreement in respect of items reflected on such Tax Return, or (iv) reasonably requires such documents to confirm compliance with the terms of this Agreement; provided, however, that, except for portions of such Tax Returns reflecting the items or otherwise containing the information described in the preceding clauses (iii) or (iv), (x) IAC shall not be required to make available any New Match Separate Tax Return for any Tax Period that begins after the Deconsolidation Date for review by New IAC and (y) New IAC shall not be required to make available any New IAC Separate Tax Return for any Tax Period that begins after the Deconsolidation Date for review by IAC. The Company that has responsibility for preparing and filing such Tax Return under this Agreement shall use reasonable efforts to make such Tax Return (or the relevant portions thereof) and related workpapers available for review as required under this paragraph sufficiently in advance of (but in any event at least thirty (30) days (or, in the case of Tax Returns that are not Income Tax Returns, such shorter period as is reasonable taking into account the Tax Period and the nature of the relevant Tax Return or other relevant circumstances) prior to) the due date for filing of such Tax Return to provide the requesting Party with a meaningful opportunity to review and comment on such Tax Return and shall consider such comments in good faith. The Parties shall attempt in good faith to resolve any material disagreement arising out of the review of such Tax Return and, failing such resolution, any material disagreement shall be resolved in accordance with the provisions of Section 14 as promptly as practicable.

          (b)    Pre-Deconsolidation Tax Returns.    Notwithstanding anything to the contrary herein:

              (i)  With respect to any (x) Tax Return required to be prepared by IAC pursuant to Section 4.02(a) or (b) or (y) IAC Separate Return required to be prepared by IAC pursuant to Section 4.02(c), in each case, with respect to any Tax Period that includes a Pre-Deconsolidation Period (each, a "Pre-Deconsolidation Tax Return"), IAC shall deliver to New IAC for its review, comment, and approval (which approval shall not be unreasonably withheld, conditioned, or delayed) a copy of such Pre-Deconsolidation Tax Return at least thirty (30) days (or, in the case of Tax Returns that are not Income Tax Returns, such shorter period as is reasonable taking into account the Tax Period and the nature of the relevant Tax Return or other relevant circumstances) prior to the due date thereof (taking into account any extensions). IAC shall revise such Pre-Deconsolidation Tax Return to reflect any comments received from New IAC not later than fifteen (15) days (or, in the case of Tax Returns that are not Income Tax Returns, such shorter period as is reasonable taking into account the Tax Period and the nature of the relevant Tax Return or other relevant circumstances) before the due date thereof (taking into account any extensions) to the extent (i) such comments (A) relate to New IAC, any other member of the New IAC Group or any member of the IAC Group, or (B) otherwise affect Taxes for which New IAC is responsible under Section 2, (ii) there is at least a "more likely than not" basis for such positions and (iii) such comments would not reasonably be expected to result in an adverse Tax consequence that is material to any member of the New Match Group. In the event of any disagreement with respect to any such Pre-Deconsolidation Tax Return, IAC and New IAC shall cooperate in good faith to resolve such disagreement and, if IAC and New IAC are unable to reach resolution, they shall promptly cause a jointly retained nationally recognized independent accounting firm selected jointly by IAC and New IAC (the "Independent Accounting Firm") to resolve such disagreement in accordance with the terms of this Agreement within a reasonable time, taking into account the deadline for filing such Pre-Deconsolidation Tax Return. IAC shall revise such Pre-Deconsolidation Tax Return to reflect any agreement reached between IAC and New IAC and, if applicable, any such resolution of the Independent Accounting Firm, and shall deliver a revised Pre-Deconsolidation Tax Return to New IAC at least five (5) days before the due date therefor (taking into account extensions) (or such shorter period as is reasonable taking into account the Tax Period and the nature of the relevant Pre-Deconsolidation Tax Return). Any determination of the Independent Accounting Firm pursuant to this Section 4.06(b)(i) shall be binding upon the Parties without further adjustment. The costs, fees, and expenses of the Independent Accounting Firm shall be borne equally by IAC and New IAC.

             (ii)  Except to the extent otherwise required pursuant to a Final Determination, neither IAC nor New IAC shall (nor shall either permit any of its Affiliates to) amend or revoke any Tax Return for any Tax Period that includes any Pre-Deconsolidation Period (or any notification or election relating thereto) without the prior written consent of the other Company (such consent not to be unreasonably withheld, conditioned, or delayed). At New IAC's request and at New IAC's cost and expense, unless the filing of such amended Tax Return would reduce any New Match Tax Attribute [or would reasonably be expected to result in an adverse Tax consequence that is material to any member of the New Match Group], IAC shall file, or cause to be filed, amended Pre-Deconsolidation Tax Returns (which Tax Returns shall be prepared in a manner consistent with Section 4.06(b)(i)).

          (c)    Execution of Returns Prepared by Other Party.    In the case of any Tax Return that is required to be prepared by one Company under this Agreement and that is required by law to be signed by another Company (or by its authorized representative), the Company that is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement unless there is at least a "more likely than not" basis (or comparable standard under state, local or foreign law) for the Tax treatment of each material item reported on the Tax Return.

        Section 4.07    New IAC Carrybacks and Claims for Refund.    New IAC shall cause the members of the New IAC Group to carry forward, where permitted by applicable Law, any item of loss, deduction or credit which arises in any Tax Period ending after the Deconsolidation Date. If such item is not permitted by applicable Law to be carried forward into any Tax Period beginning after the Deconsolidation Date, at New IAC's cost and expense, an Adjustment Request with respect to a Joint Return shall be filed to claim in any Tax Period that ends on or before or includes the Deconsolidation Date with respect to any Joint Return any New IAC Carryback arising in a Post-Deconsolidation Period, and such Adjustment Request shall be prepared and filed by the Responsible Company with respect to the Tax Return to be adjusted, in accordance with the provisions of this Section 4.

        Section 4.08    Apportionment of Earnings and Profits and Tax Attributes.

          (a)   If the IAC Affiliated Group has a Tax Attribute, the portion, if any, of such Tax Attribute apportioned to New IAC or any member of the New IAC Group and treated as a carryover to the first Post-Deconsolidation Period of New IAC (or such member) shall be determined by New IAC in accordance with Treasury Regulations Sections 1.1502-21, 1.1502-21T, 1.1502-22, 1.1502-79 and, if applicable, 1.1502-79A; provided that New IAC shall not make any election with respect to the apportionment of Tax Attributes that would reduce the New Match Tax Attributes to amounts less than the amounts set forth on Schedule 3 hereto.

          (b)   New IAC shall be entitled to determine the portion, if any, of any Tax Attribute, other than those described in Section 4.08(a), with respect to any consolidated, combined or unitary State or Foreign Income Tax, in each case, arising in respect of a Joint Return which shall be apportioned to New IAC or any member of the New IAC Group, in accordance with applicable law.

          (c)   New IAC shall use commercially reasonable efforts to determine or cause its designee to determine the portion, if any, of any Tax Attribute that (absent a Final Determination to the contrary) shall be apportioned to New IAC or any member of the New IAC Group in accordance with this Section 4.08 and applicable law and the amount of Tax basis and earnings and profits (including, for the avoidance of doubt, PTEP) to be apportioned to New IAC or any member of the New IAC Group in accordance with this Section 4.08 and applicable law, and shall provide written notice of the calculation thereof to IAC for its review and comment as soon as reasonably practicable after New IAC or its designee prepares such calculation. In the event of any disagreement regarding the accuracy or compliance with applicable law of any such calculation, IAC and New IAC shall cooperate in good faith to resolve such disagreement and, if IAC and New IAC are unable to reach resolution, they shall promptly cause the Independent Accounting Firm to resolve such disagreement in accordance with the terms of this Agreement within a reasonable time. New IAC shall revise such written notice to reflect any agreement reached between IAC and New IAC and, if applicable, any such resolution of the Independent Accounting Firm, and shall deliver a revised written notice to New IAC at least five (5) days before the due date (taking into account extensions) for the applicable Tax Return. Any determination of the Independent Accounting Firm pursuant to this Section 4.08(c) shall be binding upon the Parties without further adjustment. The costs, fees, and expenses of the Independent Accounting Firm shall be borne equally by IAC and New IAC.

          (d)   Any written notice delivered by New IAC pursuant to Section 4.08(c) shall be binding on IAC and each member of the New Match Group and on New IAC and each member of the New IAC Group. Except to the extent otherwise required by a change in applicable law or pursuant to a Final Determination, neither IAC nor New IAC shall take any position (whether on a Tax Return or otherwise) that is inconsistent with the information contained in any such written notice.

Section 5.    Tax Payments.

        Section 5.01    Payment of Taxes with Respect to Tax Returns.     Subject to Section 5.02, (a) the Responsible Company with respect to any Tax Return shall pay any Tax required to be paid to the applicable Tax Authority on or before the relevant Payment Date, and (b) in the case of any adjustment pursuant to a Final Determination with respect to any Tax Return, the Responsible Company shall pay to the applicable Tax Authority when due any additional Tax due with respect to such Tax Return required to be paid as a result of such adjustment pursuant to a Final Determination.

        Section 5.02    Indemnification Payments.

          (a)   If any Company (the "Payor") is required pursuant to Section 5.01 (or otherwise under applicable Tax Law) to pay to a Tax Authority a Tax for which another Company (the "Required Party") is liable, in whole or in part, under this Agreement, the Required Party shall reimburse the Payor within 15 days of delivery by the Payor to the Required Party of an invoice for the amount due from the Required Party, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. If the amount to be paid by the Required Party pursuant to this Section 5.02 is in excess of $5 million, then the Required Party shall pay the Payor no later than the later of (i) seven Business Days after delivery by the Payor to the Required Party of an invoice for the amount due, accompanied by a statement detailing the Taxes required to be paid and describing in reasonable detail the particulars relating thereto and (ii) three Business Days prior to the due date for the payment of such Tax.

          (b)   All indemnification payments under this Agreement shall be made by IAC directly to New IAC and by New IAC directly to IAC; provided, however, that if the Companies mutually agree with respect to any such indemnification payment, (i) any member of the New Match Group may make such indemnification payment to any member of the New IAC Group and (ii) any member of the New IAC Group may make such indemnification payment to any member of the New Match Group.

Section 6.    Tax Benefits.

        Section 6.01    Tax Benefits.

          (a)   Except as set forth below, (i) New IAC shall be entitled to any refund (and any interest thereon received from the applicable Tax Authority) of Income Taxes and Other Taxes for which New IAC is liable hereunder, (ii) IAC shall be entitled to any refund (and any interest thereon received from the applicable Tax Authority) of Income Taxes and Other Taxes for which IAC is liable hereunder, and (iii) a Company receiving a refund to which another Company is entitled hereunder in whole or in part shall pay over such refund (or portion thereof), net of cost (including Taxes) resulting therefrom, to such other Company within 30 days after such refund is received; it being understood that, with respect to any refund (or any interest thereon received from the applicable Tax Authority) of Taxes for which both Companies are liable under Section 7.03(c)(i), each Company shall be entitled to the portion of such refund (or interest thereon) that reflects its proportionate liability for such Taxes.

          (b)   If (i) a member of the New Match Group actually realizes in cash any Tax Benefit as a result of an adjustment pursuant to a Final Determination or reporting required by clause (x) or clause (y) of Section 4.04(b), in each case, that increases Taxes for which a member of the New IAC Group is liable hereunder (or reduces any Tax Attribute of a member of the New IAC Group) and such Tax Benefit would not have arisen but for such adjustment or reporting (determined on a "with and without" basis), or (ii) a member of the New IAC Group actually realizes in cash any Tax Benefit as a result of an adjustment pursuant to a Final Determination or reporting required by clause (x) or clause (y) of Section 4.04(b), in each case, that increases Taxes for which a member of the New Match Group is liable hereunder (or reduces any Tax Attribute of a member of the New Match Group) and such Tax Benefit would not have arisen but for such adjustment or reporting (determined on a "with and without" basis), then, IAC or New IAC, as the case may be, shall make a payment to New IAC or IAC, as appropriate, within 30 days following such actual realization of the Tax Benefit, in an amount equal to such Tax Benefit actually realized in cash (including any Tax Benefit actually realized as a result of the payment); provided, however, that no Company (or any Affiliates of any Company) shall be obligated to make a payment otherwise required pursuant to this Section 6.01(b) to the extent making such payment would place such Company (or any of its Affiliates) in a less favorable net after-Tax position than such Company (or such Affiliate) would have been in if the relevant Tax Benefit had not been realized. If a Company or one of its Affiliates pays over any amount pursuant to the preceding sentence and such Tax Benefit is subsequently disallowed or adjusted, the Parties shall promptly make appropriate payments (including in respect of any interest paid or imposed by any Tax Authority) to reflect such disallowance or adjustment.

          (c)   No later than 30 days after a Tax Benefit described in Section 6.01(b) is actually realized in cash by a member of the New IAC Group or a member of the New Match Group, New IAC (if a member of the New IAC Group actually realizes such Tax Benefit) or IAC (if a member of the New Match Group actually realizes such Tax Benefit) shall provide the other Company with a written calculation of the amount payable to such other Company by New IAC or IAC pursuant to this Section 6. In the event that New IAC or IAC disagrees with any such calculation described in this Section 6.01(c), New IAC or IAC shall so notify the other Company in writing within 30 days of receiving the written calculation set forth above in this Section 6.01(c). New IAC and IAC shall endeavor in good faith to resolve such disagreement, and, failing that, the amount payable under this Section 6 shall be determined in accordance with the provisions of Section 14 as promptly as practicable.

          (d)   New IAC shall be entitled to any refund that is attributable to, and would not have arisen but for, a New IAC Carryback pursuant to Section 4.07. Any such payment of such refund made by IAC to New IAC pursuant to this Section 6.01(d) shall be recalculated in light of any Final Determination (or any other facts that may arise or come to light after such payment is made, such as a carryback of a New Match Group Tax Attribute to a Tax Period in respect of which such refund is received) that would affect the amount to which New IAC is entitled, and an appropriate adjusting payment shall be made by New IAC to IAC such that the aggregate amount paid pursuant to this Section 6.01(d) equals such recalculated amount.

          (e)   If (i) as a result of an adjustment pursuant to a Final Determination, any New Match Tax Attribute is utilized to reduce Taxes for a Pre-Deconsolidation Period for which a member of the New IAC Group would otherwise be liable hereunder, (ii) such reduction in Taxes would not have arisen but for such adjustment (determined on a "with and without" basis), and (iii) the amount of Taxes payable by any member of the New Match Group for a Post-Deconsolidation Period exceeds the amount of Taxes that otherwise would have been payable by such member of the New Match Group for such Post-Deconsolidation Period absent such utilization (determined on a "with and without" basis), then New IAC shall indemnify and hold the members of the New Match Group harmless from and against any such excess Tax liability, as, if, and when such Taxes are actually incurred.

        Section 6.02    New IAC and IAC Income Tax Deductions in Respect of Certain Equity Awards and Incentive Compensation.

          (a)    Allocation of Deductions.

              (i)  To the extent permitted by applicable law, Income Tax deductions arising by reason of exercises of options or vesting or settlement of restricted stock units, in each case, following the Distribution, with respect to New IAC stock or IAC stock (such options and restricted stock units, collectively, "Compensatory Equity Interests") held by any Person shall be claimed (i) in the case of an IAC Employee or Former IAC Employee, solely by the New IAC Group, (ii) in the case of a Match Employee or Former Match Employee, solely by the New Match Group, and (iii) in the case of a non-employee director (solely with respect to Compensatory Equity Interests received in his or her capacity as a director), by the Company for which the director serves as a director following the Distribution (provided, that in the case of any director who serves on the board of directors of both New IAC and IAC, each Company shall be entitled only to the deductions arising in respect of such Compensatory Equity Interests denominated in its own stock).

             (ii)  To the extent that, notwithstanding the allocation set forth in Section 6.02(a)(i), (A) the New IAC Group is not entitled to claim any Income Tax deductions arising by reason of exercises of IAC Service Provider Options ("IAC Service Provider Option Deductions"), (B) IAC, or any member of the New Match Group, is entitled to claim such IAC Service Provider Option Deductions, and (C) IAC (or such member of the New Match Group) actually realizes in cash any Tax Benefit as a result of such IAC Service Provider Option Deduction (and such Tax Benefit would not have arisen but for such IAC Service Provider Option Deduction, determined on a "with and without" basis), then, IAC shall claim such Income Tax deduction and shall make a payment to New IAC within 30 days following the actual realization of such Tax Benefit, in an amount equal to the Tax Benefit actually realized in cash. If IAC pays over any amount pursuant to the preceding sentence and such Tax

    Benefit is subsequently disallowed or adjusted, the Parties shall promptly make appropriate payments (including in respect of any interest paid or imposed by any Tax Authority) to reflect such disallowance or adjustment.

          (b)    Withholding and Reporting.    Each Company entitled to claim the Tax deductions described in Section 6.02(a)(i) with respect to Compensatory Equity Interests shall be responsible for all applicable Taxes (including, but not limited to, withholding and excise Taxes) and shall satisfy, or shall cause to be satisfied, all applicable Tax reporting obligations with respect to such Compensatory Equity Interests; provided, however, that the issuing corporation shall promptly remit to the applicable Company that is entitled to claim the relevant Tax deductions described in Section 6.02(a)(i) an amount of cash equal to the any withholding or other Taxes for which the holder of the Compensatory Equity Interest is responsible under the terms of the relevant plan or grant (regardless of whether such amounts (x) are collected from the holder of the Compensatory Equity Interest by way of cash payment or "sell-to-cover" exercises or (y) reduce the number of shares to be issued as a result of "net settlement").

Section 7.    Tax-Free Status.

        Section 7.01    Restrictions on New IAC and IAC.

          (a)   Each of New IAC and IAC agrees that it will not take or fail to take, and will not cause or permit any of its respective Affiliates to take or fail to take, any action where such action or failure to act would be inconsistent with or cause to be untrue any covenant or representation of such Party in this Agreement, the Transaction Agreement or any of the Ancillary Agreements. Each of New IAC and IAC agrees that it will not take or fail to take, and will not cause or permit any of its respective Affiliates to take or fail to take, any action where such action or failure to act would, or could reasonably be expected to, prevent (i) Tax-Free Status or (ii) the qualification of the Match Merger as a "reorganization" within the meaning of Section 368(a).

          (b)   New IAC agrees that, from the date hereof until the first day after the Restriction Period, it will (and will cause its "separate affiliated group" (as defined in Section 355(b)(3)(B) of the Code) to) (i) maintain the active conduct (as defined in Section 355(b)(2) of the Code and the Treasury Regulations promulgated thereunder) of a New IAC Active Trade or Business and (ii) not engage in any transaction that would result in it ceasing to be engaged in such New IAC Active Trade or Business for purposes of Section 355(b)(2) of the Code.

          (c)   IAC agrees that, from the date hereof until the first day after the Restriction Period, it will (and will cause its "separate affiliated group" (as defined in Section 355(b)(3)(B) of the Code) to) (i) maintain the active conduct (as defined in Section 355(b)(2) of the Code and the Treasury Regulations promulgated thereunder) of a New Match Active Trade or Business and (ii) not engage in any transaction that would result in it ceasing to be engaged in such New Match Active Trade or Business for purposes of Section 355(b)(2) of the Code.

          (d)

              (i)  New IAC agrees that, from the date hereof until the first day after the Restriction Period, it will not:

              (A)  enter into any New IAC Proposed Acquisition Transaction or, to the extent New IAC has the right to prohibit any New IAC Proposed Acquisition Transaction, permit any New IAC Proposed Acquisition Transaction to occur (whether by (1) redeeming rights under a shareholder rights plan, (2) finding a tender offer to be a "permitted offer" under any such plan or otherwise causing any such plan to be inapplicable or neutralized with respect to any New IAC Proposed Acquisition Transaction, or (3) approving any New IAC Proposed Acquisition Transaction, whether for purposes of Section 203 of the DGCL or any similar corporate statute, any "fair price" or other provision of New IAC's charter or bylaws or otherwise),

              (B)  merge or consolidate with any other Person or liquidate or partially liquidate,

              (C)  redeem or otherwise repurchase (directly or through a New IAC Affiliate) any New IAC Capital Stock, or rights to acquire New IAC Capital Stock, except to the extent such repurchases satisfy Section 4.05(1)(b) of Revenue Procedure 96-30 (as in effect prior to the amendment by Revenue Procedure 2003-48),

              (D)  amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of New IAC Capital Stock (including, without limitation, through the conversion of one class of New IAC Capital Stock into another class of New IAC Capital Stock), or

              (E)  take any other action or actions (including any action or transaction that would be reasonably likely to be inconsistent with any Tax Opinion) that, in the aggregate (and taking into account any other transactions described in this subparagraph (d)), would be reasonably likely to have the effect of causing or permitting one or more persons to acquire, directly or indirectly, Capital Stock representing a Fifty-Percent or Greater Interest in New IAC or otherwise jeopardize the Tax-Free Status of the Distribution, unless, in each case, prior to taking any such action set forth in the foregoing clauses (A) through (E), (x) New IAC shall have requested that IAC obtain a private letter ruling (or, if applicable, a supplemental private letter ruling) from the IRS and/or any other applicable Tax Authority in accordance with Section 7.02(b) and (c) to the effect that such transaction will not affect the Tax-Free Status of the Distribution (taken together with the Contribution), and IAC shall have received such a private letter ruling in form and substance satisfactory to IAC in its reasonable discretion (and in determining whether a private letter ruling is satisfactory, IAC may consider, among other factors, the appropriateness of any underlying assumptions and management's representations made in connection with such private letter ruling), (y) New IAC shall have provided IAC with an Unqualified Tax Opinion in form and substance satisfactory to IAC in its reasonable discretion (and in determining whether an opinion is satisfactory, IAC may consider, among other factors, the appropriateness of any underlying assumptions and management's representations if used as a basis for the opinion) or (z) IAC shall have waived the requirement to obtain such private letter ruling or Unqualified Tax Opinion.

             (ii)  IAC agrees that except for any Committed Acquisitions, from the date hereof until the first day after the Restriction Period, it will not:

              (A)  enter into any New Match Proposed Acquisition Transaction or, to the extent IAC has the right to prohibit any New Match Proposed Acquisition Transaction, permit any New Match Proposed Acquisition Transaction to occur (whether by (1) redeeming rights under a shareholder rights plan, (2) finding a tender offer to be a "permitted offer" under any such plan or otherwise causing any such plan to be inapplicable or neutralized with respect to any New Match Proposed Acquisition Transaction, or (3) approving any New Match Proposed Acquisition Transaction, whether for purposes of Section 203 of the DGCL or any similar corporate statute, any "fair price" or other provision of IAC's charter or bylaws or otherwise),

              (B)  merge or consolidate with any other Person (other than the Match Merger) or liquidate or partially liquidate,

              (C)  redeem or otherwise repurchase (directly or through an IAC Affiliate) any IAC Capital Stock, or rights to acquire IAC Capital Stock, except to the extent such repurchases satisfy Section 4.05(1)(b) of Revenue Procedure 96-30 (as in effect prior to the amendment by Revenue Procedure 2003-48),

              (D)  amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of IAC Capital Stock (including, without limitation, through the conversion of one class of IAC Capital Stock into another class of IAC Capital Stock), or

              (E)  take any other action or actions (including any action or transaction that would be reasonably likely to be inconsistent with any Tax Opinion) that, in the aggregate (and taking into account any other transactions described in this subparagraph (d)), would be reasonably likely to have the effect of causing or permitting one or more persons to acquire, directly or indirectly, Capital Stock representing a Fifty-Percent or Greater Interest in IAC or otherwise jeopardize the Tax-Free Status of the Distribution, unless, in each case, prior to taking any such action set forth in the foregoing clauses (A) through (E), (x) IAC shall have obtained a private letter ruling (or, if applicable, a supplemental private letter ruling) from the IRS and/or any other applicable Tax Authority in accordance with Section 7.02(b) and (c) to the effect that such transaction will not affect the Tax-Free Status of the Distribution (taken together with the Contribution), and IAC, shall have received such a private letter ruling in form and substance satisfactory to New IAC in its reasonable discretion (and in determining whether a private letter ruling is satisfactory, New IAC may consider, among other factors, the appropriateness of any underlying assumptions and management's representations made in connection with such private letter ruling), (y) IAC shall have provided New IAC with an Unqualified Tax Opinion in form and substance satisfactory to New IAC in its reasonable discretion (and in determining whether an opinion is satisfactory, New IAC may consider, among other factors, the appropriateness of any underlying assumptions (other than assumptions pursuant to Section 7.02(d)) and management's representations if used as a basis for the opinion) or (z) New IAC shall have waived the requirement to obtain such private letter ruling or Unqualified Tax Opinion.

            (iii)  Nothing in Section 7.01(a) shall prohibit IAC or any IAC Affiliate from undertaking a Committed Acquisition in accordance with its terms. The requirements in Section 7.01(d)(ii) shall not apply to a Committed Acquisition, but any Committed Acquisition shall be taken into account for purposes of determining compliance with Section 7.01(d)(ii) with respect to an acquisition that is not a Committed Acquisition.

          (e)   If there is a change in Law (including IRS published guidance on which taxpayers may rely) occurring after the date of the Transaction Agreement that adversely affects the tax treatment of a Specified Committed Acquisition for purposes of Section 355(e) of the Code, IAC agrees that (i) reasonably in advance of effecting, or causing any member of the New Match Group to effect, such Specified Committed Acquisition, IAC shall (A) provide New IAC written notice of such Specified Committed Acquisition and (B) consult with New IAC, including by providing any information that New IAC may reasonably request with respect to such Specified Committed Acquisition and the impact thereof on the Tax-Free Status of the Distribution at New IAC's cost and expense and (ii) to the extent that (A) New IAC notifies in writing IAC of its determination, based on the information provided pursuant to clause (i) (and any other relevant information available at such time), that cash settlement of the relevant right or obligation under such Specified Committed Acquisition is reasonably required to avoid a Built-in Change Loss and (B) IAC or the applicable IAC Affiliate is permitted to do so under the terms of such right or obligation, IAC shall settle or extinguish (or cause to be settled or extinguished) such right or obligation by using cash (and not shares of IAC Capital Stock), unless New IAC otherwise consents in writing.

        Section 7.02    Procedures Regarding Opinions and Rulings.

          (a)   If New IAC or IAC (such Company, the "Requesting Company") notifies IAC or New IAC, respectively (such company, the "Consenting Company") that it desires to take one of the actions described in clauses (A) through (E) of Section 7.01(d)(i) or (ii), as applicable (a "Notified Action"), the Consenting Company and the Requesting Company shall reasonably cooperate to attempt to obtain the private letter ruling or Unqualified Tax Opinion referred to in Section 7.01(d)(i) or (ii), as applicable, unless the Consenting Company shall have waived the requirement to obtain such private letter ruling or Unqualified Tax Opinion.

          (b)   Rulings or Unqualified Tax Opinions at the Requesting Company's Request.    At the reasonable request of the Requesting Company pursuant to Section 7.01(d)(i) or (ii), as applicable, the Consenting Company shall cooperate with the Requesting Company and the Companies shall use reasonable best efforts to seek to obtain, as expeditiously as possible, a private letter ruling from the IRS (or if applicable, a supplemental private letter ruling) or an Unqualified Tax Opinion for the purpose of permitting the Requesting Company to take the Notified Action. Further, in no event shall any request for a private letter ruling be filed under this Section 7.02(b) unless the Requesting Company represents that (i) it has reviewed the request for such private letter ruling, and (ii) all information and representations, if any, relating to any member of the relevant Company Group, contained in the related documents are (subject to any qualifications therein) true, correct and complete; provided, that the Consenting Company shall not be required to make (or cause any of its Affiliates to make) any representation or covenant that is inconsistent with historical facts or as to future matters or events over which it has no control). The Requesting Company shall be responsible for all reasonable costs and expenses incurred by any Company (or the members of its Group) in obtaining a private letter ruling or Unqualified Tax Opinion requested by the Requesting Company and shall reimburse such other Company within 15 Business Days after receiving an invoice from such other Company therefor.

          (c)   Ruling Process Control.    In connection with obtaining a private letter ruling pursuant to Section 7.02(b), the Requesting Company (i) shall have control over the process of obtaining such private letter ruling, (ii) shall keep the Consenting Company informed in a timely manner of all material actions taken or proposed to be taken by the Requesting Company in connection therewith; (iii) (A) reasonably in advance of the submission of any related private letter ruling documents provide the Consenting Company with a draft copy thereof, (B) reasonably consider the Consenting Company's comments on such draft copy, and (C) provide the Consenting Company with a final copy; and (iv) shall provide the Consenting Company with notice reasonably in advance of, and the Consenting Company shall have the right to attend, any formally scheduled meetings with the IRS (subject to the approval of the IRS) that relate to such private letter ruling. The Consenting Company shall execute and deliver to the Requesting Company any power of attorney or other similar document reasonably requested by the Requesting Company in connection with the process of obtaining a private letter ruling. Subject to Section 7.02(b), neither IAC, New IAC nor any of their respective directly or indirectly controlled Affiliates shall seek any guidance from the IRS or any other Tax Authority (whether written, verbal or otherwise) at any time concerning any Transaction that is the subject of a Tax Opinion (including the impact of any transaction on any of the foregoing) without the other Company's prior written consent.

          (d)   New IAC hereby represents, and for purposes of this Agreement, IAC and its Subsidiaries may assume, that: (i) as of immediately after the consummation of the Match Merger and the IAC Class M Equity Offering, the aggregate percentage of IAC Capital Stock (not taking into account overlapping share ownership), by vote and value, that may not be accorded safe harbor treatment pursuant to Treasury Regulations Section 1.355-7(d) does not exceed the percentage(s) set forth on Schedule 3 hereto (which shall be delivered by New IAC to IAC as promptly as reasonably practicable following the Match Merger Effective Time), and (ii) Compensatory Equity Interests

  denominated in IAC stock immediately prior to the Mandatory Exchange Effective Time were issued to persons in connection with the performance of services as an employee, director or independent contractor for IAC or its subsidiaries. In the event New IAC determines in good faith that any information described on Schedule 3 is inaccurate, it shall promptly provide IAC with a revised Schedule 3, together with supporting information in reasonable detail and, following IAC's receipt of such revised Schedule 3, IAC and its Subsidiaries may no longer assume, on a prospective basis, that any information set forth on the earlier Schedule 3 remains accurate, but may assume that the information set forth on the revised Schedule 3 is accurate. New IAC covenants that, in connection with matters relevant to Section 355(e) of the Code, upon reasonable request by IAC, it will, and will use commercially reasonable efforts to cause its employees and other relevant persons ("New IAC Persons") to, promptly provide written information to IAC and its representatives regarding the existence (or absence) of any "agreement, understanding, arrangement or substantial negotiations" (as those terms are defined in Treasury Regulations Section 1.355-7(h)) during the two-year period preceding the Mandatory Exchange Effective Time regarding any acquisition of IAC Capital Stock between such New IAC Persons, on the one hand, and any Person or Persons identified by IAC to New IAC, on the other hand; provided, that IAC shall use commercially reasonable efforts to obtain such information also from the Person or Persons so identified by IAC. For purposes of this Agreement, provided IAC complied with its obligation pursuant to this Section 7.02(d), IAC may rely on the accuracy of the information provided by New IAC pursuant to this Section 7.02(d) absent actual knowledge to the contrary.

        Section 7.03    Liability for Tax-Related Losses and Match Merger-Related Losses.

          (a)   Notwithstanding anything in this Agreement or the Transaction Agreement to the contrary, subject to Section 7.03(c), IAC shall be responsible for, and shall indemnify and hold harmless New IAC and its Affiliates and each of their officers, directors and employees from and against, 100% of any Tax-Related Losses that are attributable to or result from any one or more of the following: (i) the acquisition, after the Match Merger Effective Time, of all or a portion of IAC's Capital Stock (excluding, for the avoidance of doubt, shares of IAC Class M Common Stock issued pursuant to the Match Merger or pursuant to the IAC Class M Equity Offering) and/or its or its subsidiaries' assets by any means whatsoever by any Person, (ii) any action or failure to act by IAC or any IAC Affiliate (including any member of the New Match Group) after the Match Merger Effective Time (including, without limitation, any amendment to IAC's certificate of incorporation (or other organizational documents), whether through a stockholder vote or otherwise) affecting the voting rights of IAC Capital Stock (including, without limitation, through the conversion of one class of IAC Capital Stock into another class of IAC Capital Stock), and (iii) any act or failure to act or breach of any covenant by IAC or any IAC Affiliate (including any member of the New Match Group), in each case, after the Match Merger Effective Time and described in Section 7.01 (regardless whether such act or failure to act is covered by a private letter ruling, Unqualified Tax Opinion or waiver described in clause (x), (y) or (z) of Section 7.01(d)(ii)); provided that, notwithstanding anything to the contrary contained in this Agreement, IAC shall not be responsible for, and shall bear no liability under this Agreement for (A) any Built-in Change Loss not attributable to a Mitigation Failure or (B) any Tax-Related Losses attributable to or resulting from any acquisition, after the Match Merger Effective Time, of IAC Capital Stock that would not have been incurred had the representation made, or any information provided by New IAC to IAC, in each case, pursuant to Section 7.02(d) and on which IAC was entitled to rely at the time of the relevant acquisition been accurate (together with any Built-in Change Loss not attributable to a Mitigation Failure, the "Information Liability").

          (b)   Notwithstanding anything in this Agreement or the Transaction Agreement to the contrary, subject to Section 7.03(c), New IAC shall be responsible for, and shall indemnify and hold harmless IAC and its Affiliates and each of their officers, directors and employees from and against, 100% of any Tax-Related Losses that are attributable to or result from any one or more of the following: (i) the acquisition, after the Distribution, of all or a portion of New IAC's Capital Stock and/or its or its subsidiaries' assets by any means whatsoever by any Person, (ii) any action or failure to act by New IAC or any New IAC Affiliate (including any member of the New IAC Group) after the Distribution (including, without limitation, any amendment to New IAC's certificate of incorporation (or other organizational documents), whether through a stockholder vote or otherwise) affecting the voting rights of New IAC Capital Stock (including, without limitation, through the conversion of one class of New IAC Capital Stock into another class of New IAC Capital Stock), (iii) any act or failure to act or breach of any covenant by New IAC or any New IAC Affiliate (including any member of the New IAC Group), in each case, described in Section 7.01 (regardless whether such act or failure to act is covered by a private letter ruling, Unqualified Tax Opinion or waiver described in clause (x), (y) or (z) of Section 7.01(d)(i)), and (iv) the Information Liability.

          (c)   To the extent that any Tax-Related Loss is subject to indemnity under both Sections 7.03(a) and (b), responsibility for such Tax-Related Loss shall be shared by IAC and New IAC, as applicable, according to relative fault.

          (d)    Non-Fault-Based Tax-Related Losses and Match Merger-Related Losses.    New IAC shall be liable for, and shall indemnify and hold harmless the New Match Group from and against any liability for any (i) Tax-Related Losses, except to the extent such Tax-Related Loss is a Tax-Related Loss for which IAC is responsible pursuant to Section 7.03(a) or 7.03(c), and any (ii) Match Merger-Related Losses, except to the extent attributable to or resulting from (A) the inaccuracy of any representation (or breach of any covenant) made by Match in Part I of the Merger Tax Representation Letter delivered by Match pursuant to Section 7.13(c) of the Transaction Agreement (the "Match Merger Tax Representation Letter") or (B) any act or failure to act by IAC or any IAC Affiliate (including any member of the New Match Group) after the Match Merger Effective Time described in Section 7.01 (it being understood that, in the case of any Match Merger-Related Losses described in Section 7.03(d)(ii)(A) or (B), IAC shall be liable for, and shall indemnify and hold harmless the New IAC Group from and against, any liability for such Match Merger-Related Losses).

          (e)   Notwithstanding any other provision of this Agreement or the Transaction Agreement to the contrary:

              (i)  IAC shall pay New IAC the amount for which IAC has an indemnification obligation under this Section 7.03: (A) in the case of Tax-Related Losses described in clause (a) of the definition of Tax-Related Losses, no later than the later of (x) seven Business Days after delivery by New IAC to IAC of an invoice for the amount of such Tax-Related Losses or (y) three Business Days prior to the date New IAC files, or causes to be filed, the applicable Tax Return for the year of the relevant transaction, as applicable (the "New IAC Filing Date") (provided, that if such Tax-Related Losses arise pursuant to a Final Determination described in clause (a), (b) or (c) of the definition of "Final Determination," then IAC shall pay New IAC no later than the later of (x) seven Business Days after delivery by New IAC to IAC of an invoice for the amount of such Tax-Related Losses or (y) three Business Days prior to the date for making payment with respect to such Final Determination) and (B) in the case of Tax-Related Losses described in clause (b) or (c) of the definition of Tax-Related Losses, no later than the later of (x) seven Business Days after delivery by New IAC to IAC of an invoice for the amount of such Tax-Related Losses or (y) two Business Days after the date New IAC pays such Tax-Related Losses.

             (ii)  New IAC shall pay IAC the amount for which New IAC has an indemnification obligation under this Section 7.03: (A) in the case of Tax-Related Losses described in clause (a) of the definition of Tax-Related Losses, no later than the later of (x) seven Business Days after delivery by IAC to New IAC of an invoice for the amount of such Tax-Related Losses or (y) three Business Days prior to the date IAC files, or causes to be filed, the applicable Tax Return for the year of the relevant transaction, as applicable (the "IAC Filing Date") (provided, that if such Tax-Related Losses arise pursuant to a Final Determination described in clause (a), (b) or (c) of the definition of "Final Determination," then New IAC shall pay IAC no later the later of (x) seven Business Days after delivery by IAC to New IAC of an invoice for the amount of such Tax-Related Losses or (y) three Business Days prior to the date for making payment with respect to such Final Determination); and (B) in the case of Tax-Related Losses described in clause (b) or (c) of the definition of Tax-Related Losses, no later than the later of (x) seven Business Days after delivery by IAC to New IAC of an invoice for the amount of such Tax-Related Losses or (y) two Business Days after the date IAC pays such Tax-Related Losses.

        The principles of this Section 7.03(e) shall apply, mutatis mutandis, to payments in respect of Match Merger-Related Losses.

        Section 7.04    Section 336(e) Election.     If IAC and New IAC determine that one or more protective elections under Section 336(e) of the Code (each, a "Section 336(e) Election") shall be made with respect to the Distribution, IAC and New IAC shall join in the making of such election and shall take any action reasonably necessary to give effect to any such election (including making any other related election). If a Section 336(e) Election is made with respect to the Distribution, then this Agreement shall be amended in such a manner as is determined by IAC and New IAC in good faith to take into account such Section 336(e) Election(s), including by requiring that, in the event (i) the Contribution or the Distribution fails to have Tax-Free Status and (ii) a Company (or such Company's Group) that does not have exclusive responsibility pursuant to this Agreement for Tax-Related Losses arising from such failure actually realizes in cash a Tax Benefit from the step-up in Tax basis resulting from the relevant Section 336(e) Election(s), such Company shall pay over to the Company that has exclusive responsibility pursuant to this Agreement for such Tax-Related Losses any such Tax Benefits realized (provided, that, if such Tax-Related Losses are Taxes for which more than one Company is liable under Section 7.03(c)(i), the Company that actually realizes in cash the Tax Benefit resulting from the relevant Section 336(e) Election shall pay over to the other Company responsible for such Taxes the percentage of any such Tax Benefits realized that corresponds to such other Company's percentage share of such Taxes).

Section 8.    Assistance and Cooperation.

        Section 8.01    Assistance and Cooperation.

          (a)   Each of the Companies shall provide (and shall cause its Affiliates to provide) the other Companies and their respective agents, including accounting firms and legal counsel, with such cooperation or information as they may reasonably request in connection with (i) preparing and filing Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making available, upon reasonable notice, all information and documents in their possession relating to the other Company and its Affiliates as provided in Section 9. Each of the Companies shall also make available to the other Company, as reasonably requested and available, personnel (including employees and agents of the Company or its Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes.

          (b)   Any information or documents provided under this Section 8 or Section 9 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes. Notwithstanding any other provision of this Agreement or any other agreement, in no event shall any of the Companies or any of their respective Affiliates be required to provide the other Companies or any of their respective Affiliates or any other Person access to or copies of any information if such action could reasonably be expected to result in the waiver of any Privilege. In addition, in the event that any of the Companies determine that the provision of any information to the other Companies or their respective Affiliates could be commercially detrimental, violate any law or agreement or waive any Privilege, the Parties shall use reasonable best efforts to permit compliance with their obligations under this Section 8 or Section 9 in a manner that avoids any such harm or consequence.

        Section 8.02    Income Tax Return Information.     New IAC and IAC acknowledge that time is of the essence in relation to any request for information, assistance or cooperation made by IAC or New IAC pursuant to Section 8.01 or this Section 8.02. New IAC and IAC acknowledge that failure to comply with the deadlines set forth herein or reasonable deadlines otherwise set by IAC or New IAC could cause irreparable harm. Each Company shall provide to each of the other Company information and documents relating to its Group required by such other Company to prepare its Tax Returns. Any information or documents required by the Company that is responsible to prepare such Tax Returns under this Agreement shall be provided in such form as the preparing Company reasonably requests and in sufficient time for such Tax Returns to be filed on a timely basis; provided, that, this Section 8.02 shall not apply to information governed by Section 4.08.

        Section 8.03    Reliance by New IAC.     If any member of the New Match Group supplies information to a member of the New IAC Group in connection with a Tax liability and an officer of a member of the New IAC Group signs a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then, upon the written request of New IAC identifying the information being so relied upon, the Chief Financial Officer of IAC (or any officer of IAC as designated by the Chief Financial Officer of IAC) shall certify in writing that to his or her knowledge (based upon consultation with appropriate employees) the information so supplied is accurate and complete. IAC agrees to indemnify and hold harmless each member of the New IAC Group and its directors, officers and employees from and against any fine, penalty, or other cost or expense of any kind attributable to a member of the New Match Group having supplied, pursuant to this Section 8, a member of the New IAC Group with inaccurate or incomplete information in connection with a Tax liability; provided, that, this Section 8.04 shall not apply to information governed by Section 4.08.

        Section 8.04    Reliance by IAC.     If any member of the New IAC Group supplies information to a member of the New Match Group in connection with a Tax liability and an officer of a member of the New Match Group signs a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then upon the written request of IAC identifying the information being so relied upon, the Chief Financial Officer of New IAC (or any officer of New IAC as designated by the Chief Financial Officer of New IAC) shall certify in writing that to his or her knowledge (based upon consultation with appropriate employees) the information so supplied is accurate and complete. New IAC agrees to indemnify and hold harmless each member of the New Match Group and its directors, officers and employees from and against any fine, penalty, or other cost or expense of any kind attributable to a member of the New IAC Group having supplied, pursuant to this Section 8, a member of the New Match Group with inaccurate or incomplete information in connection with a Tax liability; provided, that, this Section 8.04 shall not apply to information governed by Section 4.08.

Section 9.    Tax Records.

        Section 9.01    Retention of Tax Records.     IAC and New IAC, respectively, shall preserve and keep all Tax Records exclusively relating to the assets and activities of the New Match Group and the New IAC Group, respectively, for the Pre-Deconsolidation Period, and IAC shall preserve and keep all other Tax Records relating to Taxes of the Groups for the Pre-Deconsolidation Period, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (a) the expiration of any applicable statutes of limitations, or (b) seven years after the Deconsolidation Date (such later date, the "Retention Date"). After the Retention Date, each Company may dispose of such Tax Records upon 90 days' prior written notice to the other Company. If, prior to the Retention Date, a Company reasonably determines that any Tax Records that it would otherwise be required to preserve and keep under this Section 9 are no longer material in the administration of any matter under the Code or other applicable Tax Law and the other Company agrees, then such first Company may dispose of such Tax Records upon 90 days' prior notice to the other Company. Any notice of an intent to dispose given pursuant to this Section 9.01 shall include a list of the Tax Records to be disposed of describing in reasonable detail the files, books, or other records being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

        Section 9.02    Access to Tax Records.     The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records for Pre-Deconsolidation Periods to the extent reasonably required by the other Company in connection with the preparation of financial accounting statements, audits, litigation, or the resolution of items under this Agreement.

Section 10.    Tax Contests.

        Section 10.01    Notice.     Each of the Companies shall provide prompt notice to the other of any written communication from a Tax Authority regarding any pending or threatened Tax audit, assessment or proceeding or other Tax Contest for which it may be entitled to indemnification by the other Company hereunder. Such notice shall include copies of the pertinent portion of any written communication from a Tax Authority and contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail. The failure of one Company to notify the other of such communication in accordance with the immediately preceding sentences shall not relieve the other Company of any liability or obligation to pay such Tax or make indemnification payments under this Agreement, except to the extent that the failure timely to provide such notification actually prejudices the ability of such other Company to contest such Tax liability or increases the amount of such Tax liability.

        Section 10.02    Control of Tax Contests.

          (a)    Separate Company Taxes and Joint Returns with Respect to Other Taxes.    In the case of any Tax Contest with respect to any (i) Separate Return or (ii) Joint Return with respect to Other Taxes, the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Section 10.02(e).

          (b)    New Match Federal Consolidated Income Tax Return and New Match State Combined Income Tax Return.    In the case of any Tax Contest with respect to any New Match Federal Consolidated Income Tax Return or New Match State Combined Income Tax Return, IAC shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Section 10.02(e).

          (c)    New Match Foreign Combined Income Tax Return.    In the case of any Tax Contest with respect to any New Match Foreign Combined Income Tax Return, IAC shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Section 10.02(e).

          (d)    Other Joint Returns.    In the case of any Tax Contest with respect to any Joint Return (other than any New Match Federal Consolidated Income Tax Return, New Match State Combined Income Tax Return, New Match Foreign Combined Income Tax Return, or Joint Return with respect to Other Taxes), (i) IAC shall control the defense or prosecution of the portion of the Tax Contest, if any, directly and exclusively related to any New Match Adjustment, including settlement of any such New Match Adjustment, (ii) New IAC shall control the defense or prosecution of the portion of the Tax Contest, if any, directly and exclusively related to any New IAC Adjustment, including settlement of any such New IAC Adjustment, and (iii) the Companies shall jointly control the defense or prosecution of Joint Adjustments and any and all administrative matters not directly and exclusively related to any New Match Adjustment or New IAC Adjustment. In the event of any disagreement regarding any matter described in clause (iii), the provisions of Section 14 shall apply.

          (e)    Transaction-Related and Certain Other Tax Contests.

              (i)  In the event of any Transaction-Related Tax Contest or other Tax Contest as a result of which New IAC could reasonably be expected to become exclusively liable for any Tax or Tax-Related Losses (or as a result of which New IAC could reasonably be expected to become liable for a portion of any Tax or Tax-Related Losses and such portion of such Tax Contest is separable from the remaining portion of such Tax Contest) and which IAC has the right to administer and control pursuant to Section 10.02(a), (b) or (c), New IAC shall have the right to elect to assume control of such Tax Contest (or such separable portion of such Tax Contest), in which case the provisions of Section 10.02(e)(iv) shall apply.

             (ii)  In the event of any Transaction-Related Tax Contest or other Tax Contest as a result of which New IAC could reasonably be expected to become liable for a portion of any Tax or Tax-Related Losses (and such portion of such Tax Contest is not separable from the remaining portion of such Tax Contest), and which IAC has the right to administer and control pursuant to Section 10.02(a), (b) or (c), (A) if New IAC is reasonably expected to bear the greater Tax liability in connection with such Tax Contest, New IAC shall have the right to elect to assume control of such Tax Contest, in which case the provisions of Section 10.02(e)(iv) shall apply and (B) if IAC is reasonably expected to bear the greater Tax liability in connection with such Tax Contest (or if New IAC does not elect to assume control of a Tax Contest it is entitled to elect to control pursuant to clause (A) hereof), (1) IAC shall consult with New IAC reasonably in advance of taking any significant action in connection with such Tax Contest, (2) IAC shall consult with New IAC and offer New IAC a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Contest, (3) IAC shall defend such Tax Contest diligently and in good faith in connection with such Tax Contest, (4) New IAC shall be entitled to participate in such Tax Contest and receive copies of any written materials relating to such Tax Contest received from the relevant Tax Authority, and (5) IAC shall not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent of New IAC, which consent shall not be unreasonably withheld.

            (iii)  In the event of any Transaction-Related Tax Contest which IAC has the right to administer and control pursuant to Section 10.02(a), (b) or (c) and which is not described in Section 10.02(e)(i) or (ii), (A) IAC shall consult with New IAC reasonably in advance of taking any significant action in connection with such Tax Contest, (B) IAC shall consult with New IAC and offer New IAC a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Contest, (C) IAC shall defend such Tax Contest diligently and in good faith in connection with such Tax Contest, (D) New IAC shall be entitled to participate in such Tax Contest and receive copies of any written materials relating to such Tax Contest received from the relevant Tax Authority, and (E) IAC shall not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent of New IAC, which consent shall not be unreasonably withheld.

            (iv)  In the event of any Transaction-Related Tax Contest or other Tax Contest (x) as a result of which IAC could reasonably be expected to become liable for any Tax or Tax-Related Losses and which New IAC has the right to administer and control pursuant to Section 10.02(a) or (y) with respect to which New IAC assumes control pursuant to Section 10.02(e)(i) or (e)(ii), (A) New IAC shall consult with IAC reasonably in advance of taking any significant action in connection with such Tax Contest, (B) New IAC shall consult with IAC and offer IAC a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Contest, (C) New IAC shall defend such Tax Contest diligently and in good faith in connection with such Tax Contest, (D) IAC shall be entitled to participate in such Tax Contest and receive copies of any written materials relating to such Tax Contest received from the relevant Tax Authority, and (E) New IAC shall not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent of IAC, which consent shall not be unreasonably withheld.

          (f)    Power of Attorney.    IAC shall (and shall cause each member of the New Match Group to) execute and deliver to New IAC (or such member of the New IAC Group as New IAC shall designate) any power of attorney or other similar document reasonably requested by New IAC (or such designee) in connection with any Tax Contest controlled by New IAC described in this Section 10. New IAC shall (and shall cause each member of the New IAC Group to) execute and deliver to IAC (or such member of the New Match Group as IAC shall designate) any power of attorney or other similar document reasonably requested by IAC (or such designee) in connection with any Tax Contest controlled by IAC described in this Section 10.

Section 11.    Effective Date; Termination of Prior Intercompany Tax Allocation Agreements.    This Agreement shall be effective as of the Mandatory Exchange Effective Time. As of the Mandatory Exchange Effective Time, (a) all prior intercompany Tax allocation agreements or arrangements solely between or among IAC and/or any of its Subsidiaries, on the one hand, and New IAC and/or members of the New IAC Group, on the other hand, including the Existing Tax Sharing Agreement shall be terminated, and (b) amounts due under such agreements or arrangements as of the date on which the Mandatory Exchange Effective Time occurs shall be settled. Subject to clause (b) of the preceding sentence, upon such termination and settlement, no further payments by or to IAC or such Subsidiaries or by or to New IAC or such members of the New IAC Group, with respect to such agreements or arrangements shall be made, and all other rights and obligations resulting from such agreements or arrangements shall cease at such time.

Section 12.    Survival of Obligations.    The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

Section 13.    Treatment of Payments; Tax Gross Up.

        Section 13.01    Treatment of Tax Indemnity and Tax Benefit Payments.     In the absence of any change in Tax treatment under the Code or other applicable Tax Law, for all Income Tax purposes, the Companies agree to treat, and to cause their respective Affiliates to treat, (a) any indemnity payment required by this Agreement or by the Transaction Agreement to be made (i) by IAC to New IAC as a contribution by IAC to New IAC occurring immediately prior to the Distribution and (ii) by New IAC to IAC as reasonably determined by IAC and New IAC (including (A) as a payment in satisfaction by New IAC (or a member of the New IAC Group) of its own liability, (B) as an adjustment to the amount of cash transferred by IAC to New IAC pursuant to the Contribution, or (C) as a distribution by New IAC to IAC occurring immediately prior to the Distribution and transfer to creditors described in Section 361(b)(3)); and (b) any payment of interest or State Income Taxes by or to a Tax Authority, as taxable or deductible, as the case may be, to the Company entitled under this Agreement to retain such payment or required under this Agreement to make such payment. The Parties shall cooperate in good faith to minimize or eliminate, to the extent permissible under applicable law, any Tax that would otherwise be imposed with respect to any payment required by this Agreement or by the Transaction Agreement (or maximize the ability to obtain a credit for, or refund of, any such Tax).

        Section 13.02    Tax Gross Up.     If notwithstanding the manner in which payments described in Section 13.01(a) were reported, there is a Tax liability or an adjustment to a Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement or Article X of the Transaction Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment that the Company receiving such payment would otherwise be entitled to receive.

        Section 13.03    Interest.     Anything herein to the contrary notwithstanding, to the extent one Company makes a payment of interest to another Company under this Agreement with respect to the period from (a) the date that the payor was required to make a payment to the payee to (b) the date that the payor actually made such payment, the interest payment shall be treated as interest expense to the payor (deductible to the extent provided by law) and as interest income by the payee (includible in income to the extent provided by law). The amount of the payment shall not be adjusted to take into account any associated Tax Benefit to the payor or increase in Tax to the payee.

Section 14.    Disagreements.    The Companies desire that collaboration will continue among them. Accordingly, they will try, and they will cause their respective Group members to try, to resolve in good faith all disagreements regarding their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a "Tax Advisor Dispute") between any member of the New IAC Group and any member of the New Match Group as to the interpretation of any provision of this Agreement or the performance of obligations hereunder, representatives of the Tax departments of the Companies shall negotiate in good faith to resolve the Tax Advisor Dispute. If such good faith negotiations do not resolve the Tax Advisor Dispute, then such Tax Advisor Dispute shall be resolved pursuant to the procedures set forth in Article XII of the Transaction Agreement; provided, that each of the mediators or arbitrators selected in accordance with Article XII of the Transaction Agreement must be Tax Advisors. Nothing in this Section 14 will prevent either Company from seeking injunctive relief if any delay resulting from the efforts to resolve the Tax Advisor Dispute through the procedures set forth in Article XII of the Transaction Agreement could result in serious and irreparable injury to such Company. Notwithstanding anything to the contrary in this Agreement, the Transaction Agreement or any Ancillary Agreement, New IAC and IAC are the only members of their respective Groups (including, for this purpose, the members of the New Match Group) entitled to commence a dispute resolution procedure under this Agreement, and each of New IAC and IAC will cause its respective Group members (including, for this purpose, the members of the New Match Group) not to commence any dispute resolution procedure other than through such Party as provided in this Section 14.

Section 15.    Late Payments.    Any amount owed by one Party to another Party under this Agreement that is not paid when due shall bear interest at a rate per annum equal to the Prime Rate plus 2% (or the maximum legal rate, whichever is lower), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

Section 16.    Expenses.    Except as otherwise provided in this Agreement, each Party and its Affiliates shall bear their own expenses incurred in connection with the preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

Section 17.    General Provisions.

        Section 17.01    Addresses and Notices.     All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given or made when delivered in person or successfully transmitted by electronic mail or facsimile, addressed as follows:

If to New IAC, to:	with a copy to:
IAC/InterActiveCorp 555 West 18th Street New York, NY 10011 Attention: Director, Taxes Facsimile: [—] E-mail: [—]	IAC/InterActiveCorp 555 West 18th Street New York, NY 10011 Attention: General Counsel Facsimile: [—] E-mail: [—]

If to IAC, to:	with a copy to:
Match Group, Inc. 8750 North Central Expressway, Suite 1400 Dallas, TX 75231 Attention: Director, Taxes Facsimile: [—] E-mail: [—]	Match Group, Inc. 8750 North Central Expressway, Suite 1400 Dallas, TX 75231 Attention: General Counsel Facsimile: [—] E-mail: [—]

or to such other address(es) as shall be furnished in writing by any such Company to the other Company in accordance with the provisions of this Section 17.01.

        Section 17.02    Binding Effect.     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

        Section 17.03    Waiver.     Waiver by a Party of any default by another Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of any other Party. No failure or delay by a Party in exercising any right, power or hereunder shall operate as a waiver thereof nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 17.04    Severability.     If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

        Section 17.05    Authority.     New IAC represents on behalf of itself and each other member of the IAC Group and IAC represents on behalf of itself and each other member of the IAC Group and the New Match Group, as follows:

          (a)   each such Person has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement; and

          (b)   this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

        Section 17.06    Further Action.     Prior to, on, and after the Reclassification Effective Time, each Party hereto shall cooperate with the other Party, at the expense of the requesting Party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including the execution and delivery to the other Parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other Parties in accordance with Section 10, and to make all filings with any Governmental Authority, and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

        Section 17.07    Integration.     This Agreement, together with each of the exhibits and schedules appended hereto and the specific agreements contemplated hereby, contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, oral or written, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings among the Parties other than those set forth herein and in the Transaction Agreement and the other Ancillary Agreements. This Agreement, the Transaction Agreement, and the other Ancillary Agreements together govern the arrangements in connection with the Transactions and would not have been entered independently. In the event of any inconsistency between this Agreement and the Transaction Agreement, or any other agreements relating to the transactions contemplated by the Transaction Agreement, with respect to matters addressed herein, the provisions of this Agreement shall control.

        Section 17.08    Construction.     The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any Party. The captions, titles and headings included in this Agreement are for convenience only, and do not affect this Agreement's construction or interpretation. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

        Section 17.09    No Double Recovery.     No provision of this Agreement shall be construed to provide an indemnity or other recovery for any costs, damages, or other amounts for which the damaged Party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a Party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement.

        Section 17.10    Counterparts.     Each Party acknowledges that it and the other Party may execute this Agreement by facsimile, stamp or mechanical signature. Each Party expressly adopts and confirms each facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Party at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the data of the initial date hereof). This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

        Section 17.11    Governing Law.     This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

        Section 17.12    Amendment.     No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

        Section 17.13    Subsidiaries.     If, at any time, either IAC or New IAC acquires or creates one or more subsidiaries that are includable in the New Match Group or the New IAC Group, respectively, they shall be subject to this Agreement and all references to the New Match Group or the New IAC Group, as applicable, herein shall thereafter include a reference to such subsidiaries.

        Section 17.14    Successors.     This Agreement shall be binding on and inure to the benefit of any successor by merger, acquisition of assets, or otherwise, to any of the Parties (including but not limited to any successor of New IAC or IAC succeeding to the Tax Attributes of either under Section 381 of the Code), to the same extent as if such successor had been an original Party to this Agreement.

        Section 17.15    Injunctions.     The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or, if the Chancery Court declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

IAC/InterActiveCorp
By:
Name:
Title:

IAC Holdings, Inc.
By:
Name:
Title:

ANNEX J

OPINION OF GOLDMAN, SACHS & CO. LLC

200 West Street|New York, NY 10282-2198
Tel: 212-902-1000|Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

December 19, 2019

Separation Committee of the Board of Directors
Match Group, Inc.
8750 North Central Expressway
Dallas, Texas 75231

Ladies and Gentleman:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than IAC/InterActiveCorp ("IAC") and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the "Common Shares"), Class B common stock, par value $0.001 per share (the "Class B Shares"), and Class C common stock, par value $0.001 per share (the "Class C Shares" and, together with the Common Shares and the Class B Shares, the "Shares"), of Match Group, Inc. (the "Company"), taken in the aggregate, of the Aggregate Consideration (as defined below) to be paid to such holders pursuant to the Transaction Agreement, dated as of December 19, 2019 (the "Agreement"), by and among IAC, IAC Holdings, Inc., a wholly owned subsidiary of IAC ("New IAC"), Valentine Merger Sub LLC, an indirect wholly owned subsidiary of IAC ("New Match Merger Sub"), and the Company. Pursuant to the Agreement, the Company will be merged with and into New Match Merger Sub (the "Match Merger") with New Match Merger Sub surviving the Match Merger, and each outstanding Share (other than Shares to be canceled or converted as provided in Section 2.03(d)(ii) of the Agreement) will be converted into the right to receive, at the election of the holder thereof, without interest, either (a) one share of IAC Class M Common Stock (as defined below) and $3.00 in cash or (b) a number of shares of IAC Class M Common Stock equal to the sum of (i) one and (ii) a fraction equal to the quotient, rounded to four decimal places, of $3.00 divided by the Match VWAP (as defined in the Agreement) ((a) and (b), taken in the aggregate, the "Aggregate Consideration"), all as more fully set forth in the Agreement.

        We understand that, pursuant to and in accordance with the Agreement, prior to the consummation of the Match Merger, IAC and the Company will implement the Restructuring Transactions (as defined in the Agreement), and IAC will implement the Reclassification (as defined in the Agreement), pursuant to which (a) each share of common stock, par value $0.001 per share, of IAC will be reclassified into (i) one share of newly created Series 1 Mandatorily Exchangeable Preferred Stock, par value $0.01 per share, of IAC (the "IAC Series 1 Mandatorily Exchangeable Preferred Stock") and (ii) a number of shares of newly created Class M common stock, par value $0.001 per share, of IAC (the "IAC Class M Common Stock") equal to the Reclassification Exchange Ratio (as defined in the Agreement), and (b) each share of Class B common stock, par value $0.001 per share, of IAC will be reclassified into (i) one share of newly created Series 2 Mandatorily Exchangeable Preferred Stock, par value $0.01 per share, of IAC (the "IAC Series 2 Mandatorily Exchangeable Preferred Stock") and (ii) a number of shares of IAC Class M Common Stock equal to the Reclassification Exchange Ratio, in each case as more fully set forth in the Agreement. We further

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

understand that, pursuant to and in accordance with the Agreement, following the consummation of the Reclassification and prior to the Match Merger, the Mandatory Exchange (as defined in the Agreement) will occur, pursuant to which (1) each share of IAC Series 1 Mandatorily Exchangeable Preferred Stock will be redeemed by IAC and will exchange automatically into one share of common stock, par value $0.001 per share, of New IAC, and (2) each share of IAC Series 2 Mandatorily Exchangeable Preferred Stock will be redeemed by IAC and will exchange automatically into one share of Class B common stock, par value $0.001 per share, of New IAC, in each case as more fully set forth in the Agreement. We also understand that, concurrently with the execution of the Agreement, TMC Realty, L.L.C. and 8831-8833 Sunset, LLC (together, the "Contributors") are entering into a Contribution Agreement, dated as of December 19, 2019 (the "Real Estate Contribution Agreement"), with the Company, pursuant to which, prior to the closing of the other transactions contemplated by the Agreement, they will consummate certain real estate transactions in consideration for the issuance of Common Shares by the Company to the Contributors (the "Real Estate Contribution"). We also understand that, upon the closing of the transactions contemplated by the Agreement (the "Transactions"), IAC will be renamed as "Match Group, Inc." (as so renamed, "New Match") and the IAC Class M Common Stock will be renamed as the common stock of New Match.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, IAC, any of their respective affiliates and third parties, including affiliates of Barry Diller, a significant stockholder of IAC, or any currency or commodity that may be involved in the Transactions. We have acted as financial advisor to the Separation Committee of the Board of Directors of the Company (the "Separation Committee") in connection with, and have participated in certain of the negotiations leading to, the Transactions. We expect to receive fees for our services in connection with the Transactions, all of which are contingent upon consummation of the Transactions, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the private placement of the Company's 5.625% Senior Notes due 2029 (aggregate principal amount of $350 million) in February 2019. We also have provided certain financial advisory and/or underwriting services to IAC and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the private placement of 0.875% Exchangeable Senior Notes due 2022 (aggregate principal amount of $517.5 million) of IAC FinanceCo, Inc., a wholly owned subsidiary of IAC, in October 2017, and as joint bookrunner with respect to the private placement of 0.875% Exchangeable Senior Notes due 2026 (aggregate principal amount of $575 million) of IAC FinanceCo 2, Inc., a wholly owned subsidiary of IAC, in May 2019 (collectively, the "IAC Exchangeable Notes"), and 2.000% Exchangeable Senior Notes due 2030 (aggregate principal amount of $575 million) of IAC FinanceCo 3, Inc., a wholly owned subsidiary of IAC, in May 2019. We also have provided certain financial advisory and/or underwriting services to Expedia Group, Inc., an affiliate of Barry Diller, from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the private placement of Expedia Group, Inc.'s 3.250% Senior Notes due 2030 (aggregate principal amount of $1.25 billion) in September 2019. We may also in the future provide financial advisory and/or underwriting services to the Company, New Match, IAC, New IAC, affiliates of Barry Diller and their respective affiliates for which our Investment Banking Division may receive compensation. We also note that Goldman Sachs & Co. LLC is a counterparty (alongside several other banks) to IAC and certain of its affiliates with respect to certain convertible note hedge transactions and issuer warrant transactions entered into in connection with the issuance of the IAC Exchangeable Notes (collectively, the "Call Spread Transactions"). Goldman Sachs & Co. LLC expects to make various adjustments to the Call Spread Transactions pursuant to their respective terms upon the announcement or consummation of the Transactions including to the extent that those events have a material effect on IAC's stock price volatility. In addition, Goldman Sachs & Co. LLC may also have a right to unwind the Call Spread Transactions pursuant to the terms of the Call Spread Transactions, including if any IAC Exchangeable Notes are repurchased by IAC or its subsidiaries. In connection with the Call Spread Transactions, Goldman Sachs & Co. LLC has engaged, and expects to continue to engage, in hedging transactions intended to reduce the risk of being party to these transactions. Goldman Sachs & Co. LLC may realize a gain or loss as a result of these activities that are different from the amounts or values of any payments or deliveries under the Call Spread Transactions, including any termination payment as a result of any early unwind of the Call Spread Transactions.

        In connection with this opinion, we have reviewed, among other things, the Agreement; the Real Estate Contribution Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 2018; the Company's Registration Statement on Form S-1, including the prospectus contained therein dated October 16, 2015 relating to an initial public offering of the Shares; annual reports to stockholders and Annual Reports on Form 10-K of IAC for the five years ended December 31, 2018; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and IAC; certain other communications from the Company and IAC to their respective stockholders; certain publicly available research analyst reports for the Company ("Wall Street Consensus"); certain financial analyses and forecasts for the Company and New Match prepared by the management of the Company by adjusting and extrapolating Wall Street Consensus, in each case, as approved for our use by the Separation Committee (collectively, the "Forecasts"); and certain estimates regarding certain assets and liabilities to be acquired, assumed or retained, as applicable, by New Match and its subsidiaries in connection with or as a result of the Transactions and the components of the Reclassification Exchange Ratio, all as provided to us by the management of the Company and approved for our use by the Separation Committee (the "Estimates"). We have also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Common Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and Estimates have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Separation Committee. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or IAC or any of their respective subsidiaries (including any assets and liabilities to be acquired, assumed or retained, as applicable, by New Match and its subsidiaries in connection with or as a result of the Transactions) and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Company or New Match or on the expected benefits of the Transactions in any way meaningful to our analysis. We have assumed that the Transactions will be consummated on the terms set forth in the Agreement and in the Real Estate Contribution Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than IAC and its affiliates) of Shares, taken in the aggregate, as of the date hereof, of the Aggregate Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transactions, including any of the Restructuring Transactions, the Reclassification, the Mandatory Exchange or the Real Estate Contribution, any allocation of the aggregate consideration payable pursuant to the Agreement, including among the holders of the various classes of Shares pursuant to the Agreement, or the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transactions, whether relative to the Aggregate Consideration to be paid to the holders (other than IAC and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which any shares of any class or series of IAC, New IAC, Match or New Match will trade at any time or as to the impact of the Transactions on the solvency or viability of IAC, New IAC, the Company or New Match or any other party to the Transactions or the ability of IAC, New IAC, the Company or New Match or any other party to the Transactions to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Separation Committee in connection with its consideration of the Transactions and such opinion does not constitute a recommendation as to how any holder of Shares should vote or make any election with respect to the Transactions or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the holders (other than IAC and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,
(GOLDMAN SACHS & CO. LLC)

ANNEX K

NEW IAC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        IAC/InterActiveCorp ("IAC"), IAC Holdings, Inc. ("New IAC"), Valentine Merger Sub LLC, an indirect wholly owned subsidiary of IAC, and Match Group, Inc. ("Match") have entered into a transaction agreement, dated as of December 19, 2019 and amended as of April 28, 2020. The transaction agreement provides for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." and which will own the businesses of Match and certain IAC financing subsidiaries (and which we refer to as "New Match"), and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

        On February 11, 2020, IAC completed the acquisition of Care.com, Inc. ("Care.com") under the terms of an agreement dated as of December 20, 2019, which provided for IAC to acquire (i) all of the outstanding shares of common stock of Care.com at a price of $15.00 per share and (ii) all outstanding shares of convertible preferred stock of Care.com at a purchase price equal to 150% of the liquidation preference per share plus accrued and unpaid dividends. In addition, outstanding Care.com employee equity awards were converted into the right to receive the intrinsic value of the awards based upon the purchase price of $15.00 per share of common stock. The Care.com acquisition is accounted for under the purchase method of accounting in these unaudited pro forma condensed combined financial statements.

        The following unaudited pro forma condensed combined financial statements of New IAC give effect to the Separation and the acquisition of Care.com by IAC in accordance with Article 11 of the Securities and Exchange Commission's Regulation S-X.

        For purposes of these unaudited pro forma condensed combined financial statements, the Separation and the Care.com acquisition are assumed to have occurred as of January 1, 2019 with respect to the unaudited pro forma condensed combined statement of operations and as of December 31, 2019 with respect to the unaudited pro forma condensed combined balance sheet.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been derived from:

  •
  the audited historical combined statement of operations of New IAC for the year ended December 31, 2019; and

  •
  the audited historical consolidated statement of operations of Care.com for the year ended December 31, 2019.

        The unaudited pro forma condensed combined balance sheet as of December 31, 2019 has been derived from:

  •
  the audited historical combined balance sheet of New IAC as of December 31, 2019; and

  •
  the audited historical consolidated balance sheet of Care.com as of December 31, 2019.

        The pro forma information has been prepared to reflect adjustments to New IAC's historical combined financial information that are (i) directly attributable to the Separation and the acquisition of Care.com, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the operating results.

NEW IAC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

        The total estimated purchase price of the Care.com acquisition has been allocated on a preliminary basis to the assets acquired and liabilities assumed based upon management's best estimates of fair value with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. Management retained the services of a third party to assist in the preliminary valuation of the identifiable intangible assets acquired. These allocations are subject to change pending a final analysis of the total purchase price of Care.com and the fair value of the assets acquired and liabilities assumed. The impact of integration activities, changes in purchase accounting allocations for the Care.com acquisition and the timing of the Separation could all cause material differences from the information presented.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Separation and acquisition of Care.com had occurred on January 1, 2019, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this joint proxy statement/prospectus as set forth in the notes to the unaudited pro forma condensed combined financial statements.

        These unaudited pro forma condensed combined financial statements should be read in conjunction with New IAC's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and historical audited combined financial statements and related notes thereto and the historical audited consolidated financial statements of Care.com and related notes thereto, which are included elsewhere in this joint proxy statement/prospectus.

NEW IAC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2019
(In thousands, except par value amounts)

	New IAC Combined	Separation Pro Forma Adjustments	Notes	New IAC Pro Forma for the Separation (Subtotal)	Care.com	Care.com Acquisition Pro Forma Adjustments	Notes	Care.com Acquisition Pro Forma (Subtotal)	Total Pro Forma
Assets
Cash and cash equivalents	$839,796	$1,833,823	(2)	$3,329,597	$96,392	$(627,483)	(10)	$(555,273)	$2,774,324
		679,670	(3)			(24,182)	(12)
		—	(4)
		(23,692)	(5)
Marketable securities	—	19,993	(2)	19,993	35,000	—		35,000	54,993
Accounts receivable, net	181,875	—		181,875	4,319	—		4,319	186,194
Notes receivable—related party	55,251	(55,251)	(6)	—	—	—		—	—
Other current assets	152,334	—		152,334	13,853	—		13,853	166,187

Total current assets	1,229,256	2,454,543		3,683,799	149,564	(651,665)		(502,101)	3,181,698
Right-of-use assets	138,608	—		138,608	22,531	—		22,531	161,139
Property and equipment, net	305,414	(35,125)	(1)	270,289	3,045	—		3,045	273,334
Goodwill	1,616,867	—		1,616,867	67,790	337,916	(10)	405,706	2,022,573
Intangible assets, net	350,150	—		350,150	2,994	142,306	(10)	145,300	495,450
Long-term investments	347,975	—		347,975	—	—		—	347,975
Other non-current assets	109,138	—		109,138	3,222	—		3,222	112,360

Total assets	$4,097,408	$2,419,418		$6,516,826	$249,146	$(171,443)		$77,703	$6,594,529

Liabilities and shareholders' equity
Liabilities:
Current portion of long-term debt	$13,750	$—		$13,750	$—	$—		$—	$13,750
Accounts payable, trade	72,452	—		72,452	3,587	—		3,587	76,039
Deferred revenue	178,647	—		178,647	20,645	(16,137)	(10)	4,508	183,155
Accrued expenses and other current liabilities	320,473	(5,735)	(5)	314,738	28,661	(3,393)	(12)	25,268	340,006

Total current liabilities	585,322	(5,735)		579,587	52,893	(19,530)		33,363	612,950
Long-term debt, net	231,946	—		231,946	—	—		—	231,946
Income taxes payable	6,410	—		6,410	—	—		—	6,410
Deferred income taxes	44,459	10,276	(7)	54,735	1,799	36,442	(10)	38,241	92,976
Other long-term liabilities	180,307	—		180,307	26,888	—		26,888	207,195
Redeemable noncontrolling interests	43,818	—		43,818	—	—		—	43,818
Series A redeemable convertible preferred stock	—	—		—	55,939	(55,939)	(13)	—	—
Shareholders' equity:
Invested capital	2,547,251	(35,125)	(1)	—	—	—		—	—
		1,853,816	(2)
		679,670	(3)
		—	(4)
		(17,957)	(5)
		(55,251)	(6)
		(4,972,404)	(9)
Common stock $.001 par value	—	79	(9)	79	33	(33)	(13)	—	79
Class B common stock $.001 par value	—	6	(9)	6	—	—		—	6
Additional paid-in capital	—	(10,276)	(7)	4,962,043	302,709	(20,789)	(12)	(20,789)	4,941,254
		4,972,319	(9)			(302,709)	(13)
Retained earnings	—	—		—	(190,783)	190,783	(13)	—	—
Accumulated other comprehensive loss	(12,226)	—		(12,226)	(332)	332	(13)	—	(12,226)

IAC/InterActiveCorp equity in New IAC	2,535,025	2,414,877		4,949,902	111,627	(132,416)		(20,789)	4,929,113
Noncontrolling interests	470,121	—		470,121	—	—		—	470,121

Total shareholders' equity	3,005,146	2,414,877		5,420,023	111,627	(132,416)		(20,789)	5,399,234

Total liabilities and shareholders' equity	$4,097,408	$2,419,418		$6,516,826	$249,146	$(171,443)		$77,703	$6,594,529

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NEW IAC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(In thousands, except per share data)

	New IAC Combined	Separation Pro Forma Adjustments	Notes	New IAC Pro Forma for the Separation (Subtotal)	Care.com	Care.com Acquisition Pro Forma Adjustments	Notes	Care.com Acquisition Pro Forma (Subtotal)	New IAC Pro Forma
Revenue	$2,705,801	$—		$2,705,801	$209,569	$—		$209,569	$2,915,370
Operating costs and expenses:
Cost of revenue	600,240	—		600,240	59,591	(886)	(11)	58,705	658,945
Selling and marketing expense	1,202,183	—		1,202,183	65,875	—		65,875	1,268,058
General and administrative expense	617,235	1,064	(1)	610,374	49,229	(6,195)	(12)	43,034	653,408
		(7,925)	(5)
Product development expense	193,457	—		193,457	44,319	—		44,319	237,776
Depreciation	55,949	(1,906)	(1)	54,043	1,883	(493)	(11)	1,390	55,433
Amortization of intangibles	83,868	—		83,868	—	17,799	(11)	17,799	101,667
Goodwill and intangible asset impairment charge	3,318	—		3,318	8,183	—		8,183	11,501
Restructuring and right of use asset impairment charges	—	—		—	3,226	—		3,226	3,226

Total operating costs and expenses	2,756,250	(8,767)		2,747,483	232,306	10,225		242,531	2,990,014

Operating loss	(50,449)	8,767		(41,682)	(22,737)	(10,225)		(32,962)	(74,644)
Interest expense—third party	(11,904)	—		(11,904)	—	—		—	(11,904)
Interest income, net—related party	420	—		420	—	—		—	420
Other income, net	33,627	35,825	(2)	69,452	1,418	—		1,418	70,870

(Loss) earnings before income taxes	(28,306)	44,592		16,286	(21,319)	(10,225)		(31,544)	(15,258)
Income tax benefit (provision)	60,489	(8,909)	(8)	51,580	(45,342)	2,352	(14)	(42,990)	8,590

Net earnings (loss)	32,183	35,683		67,866	(66,661)	(7,873)		(74,534)	(6,668)
Accretion of Series A redeemable convertible preferred stock dividends	—	—		—	(2,932)	2,932	(13)	—	—
Net earnings attributable to noncontrolling interests	(9,288)	—		(9,288)	—	—		—	(9,288)

Net earnings (loss) attributable to New IAC shareholders	$22,895	$35,683		$58,578	$(69,593)	$(4,941)		$(74,534)	$(15,956)

Loss per share(15):
Basic and diluted loss per share									$(0.19)
Basic and diluted shares outstanding									84,679

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NEW IAC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Adjustments related to the Separation:

  (1)
  To reflect the contribution of two office buildings in Los Angeles to Match by IAC on January 31, 2020 and the issuance to IAC of approximately 1.4 million shares of Match common stock. The net book value of the buildings is $35.1 million as of December 31, 2019.

    To reflect the elimination of general and administrative expense, net of sublease income, and depreciation expense related to these buildings as follows:

Year Ended December 31, 2019
(In thousands)
General and administrative expense, net of sublease income	$1,064
Depreciation	(1,906)
  (2)
  To reflect the contribution of $1.9 billion of cash and cash equivalents and marketable securities held at IAC's centrally managed U.S. treasury function, which excludes Match and ANGI Homeservices Inc. ("ANGI"), to New IAC prior to the Separation.

    To reflect $35.8 million of interest income related to cash and cash equivalents and marketable securities held at IAC's centrally managed U.S. treasury function, which excludes Match and ANGI, in New IAC's historical results.

  (3)
  In connection with the Separation, all stockholders of Match other than IAC will receive, in respect of each share of Match common stock held, one share of New Match common stock and may elect to receive either $3.00 in cash or an additional $3.00 worth of New Match common stock valued at the Match VWAP (as defined in the transaction agreement). The aggregate merger consideration payable in cash of $162.6 million (the "cash merger consideration") plus $679.7 million (equal to $3.00 for each share of Match capital stock held by IAC), or a total of $842.3 million, based upon shares outstanding as of December 31, 2019, will initially be paid by Match to IAC. IAC will deliver the cash merger consideration to the exchange agent for payment to Match stockholders and the remainder will be contributed by IAC to New IAC prior to the Separation. Match will fund the payment to IAC through a combination of cash on hand and new debt. For purposes of these unaudited pro forma condensed combined financial statements, all eligible Match stockholders are assumed to have made the cash election:

(In thousands, except per share data)
Number of outstanding shares of Match common stock and Class B common stock as of December 31, 2019	280,758
Less: Common shares of Match not held by IAC	54,201

Number of shares held by IAC	226,557
Per share payment	$3.00

Cash paid to IAC	$679,670

    If no Match stockholders make cash elections, the contribution to New IAC will increase by $162.6 million. IAC will also be entitled to receive (and will contribute to New IAC) the $3.00 per share payment with respect to the approximately 1.4 million Match shares issued to IAC as described in Note 1 above.

NEW IAC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

  (4)
  Prior to the closing, IAC may enter into agreements with one or more third parties to sell up to $1.5 billion worth of shares of IAC Class M common stock (or New Match common stock) upon the closing (measured in each case as the product of (x) the number of shares sold on any applicable day and (y) the closing price of Match common stock on the NASDAQ on the applicable day minus $3.00). Immediately following the closing of the IAC Class M equity offering, New Match has agreed to transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M equity offering. For purposes of the pro forma condensed combined financial statements, we have assumed that the IAC Class M equity offering does not occur.

    The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold in connection with the IAC Class M equity offering.

  (5)
  To reflect estimated New IAC Separation related transaction costs of $25.9 million and the reversal of Separation related transaction costs incurred of $7.9 million for the year ended December 31, 2019. These costs are considered to be non-recurring in nature and, as such, have been excluded from the unaudited pro forma condensed combined statement of operations.

  (6)
  To reflect the contribution of a related party note receivable from IAC to New IAC prior to the Separation.

  (7)
  To reflect the allocation of consolidated tax attributes resulting from the Separation.

  (8)
  To reflect the income tax effect of pro forma pre-tax adjustments at an assumed statutory rate of 23%.

  (9)
  To reflect the reclassification of IAC equity into shares of IAC preferred stock that, immediately following the Reclassification, will be mandatorily exchanged for shares of New IAC $0.001 par value common stock and New IAC $0.001 par value Class B common stock. Following the Reclassification and mandatory exchange, there will be 78.9 million shares of New IAC common stock and 5.8 million shares of New IAC Class B common stock outstanding based on IAC's shares of common stock and Class B common stock outstanding as of December 31, 2019.

Adjustments related to the acquisition of Care.com:

  (10)
  On February 11, 2020, IAC completed the acquisition of Care.com under the terms of an agreement dated as of December 20, 2019, which provided for IAC to acquire (i) all of the outstanding shares of common stock of Care.com at a price of $15.00 per share and (ii) all outstanding shares of convertible preferred stock of Care.com at a purchase price equal to 150% of the liquidation preference per share plus accrued and unpaid dividends. In addition, the agreement provides for the conversion of outstanding Care.com employee equity awards into the right to receive the intrinsic value of the awards based upon the purchase price of $15.00 per share of common stock. The Care.com acquisition is accounted for under the purchase method of accounting in these unaudited pro forma condensed combined financial statements.

    The total preliminary estimated purchase price of approximately $627.5 million was determined based on the number of outstanding shares of Care.com's common stock, series A

NEW IAC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

    convertible preferred stock and employee equity awards under Care.com's stock plans as of the completion of the acquisition of Care.com on February 11, 2020.

    The total preliminary estimated purchase price has been allocated to Care.com's tangible and intangible assets and liabilities for purposes of these unaudited pro forma condensed combined financial statements based on their estimated relative fair values. Goodwill is calculated as the difference between the preliminary estimate of fair value of the estimated purchase price expected to be transferred and the preliminary estimates of fair value assigned to the assets acquired and liabilities assumed.

    The total preliminary estimated purchase price was calculated and allocated as follows, based on Care.com's December 31, 2019 balance sheet:

(In thousands)
Calculation of allocable preliminary estimated purchase price
Care.com common stock	$502,724
Cash settlement of all outstanding vested employee equity awards	40,509
Care.com series A convertible preferred stock	84,250

Total preliminary estimated purchase price	$627,483

Allocation of preliminary estimated purchase price
Net assets acquired	$99,776
Estimated fair value step-up of identifiable definite and indefinite-lived intangible assets	142,306
Estimate of deferred revenue adjustment to fair value	16,137
Estimated adjustment of deferred income tax liability	(36,442)
Goodwill	405,706

Total allocation of preliminary estimated purchase price	$627,483

    The preliminary estimated fair value of identifiable intangible assets acquired consists of the following:

	Preliminary Fair Value (In thousands)	Estimated Useful Life (in years)
Trade names and trademarks	$59,400	Indefinite
Developed technology	49,700	5
Customer relationships	35,400	2 - 7
Provider relationships	800	4

Total intangible assets acquired	$145,300
Historical intangible assets of Care.com	2,994

Pro forma adjustment	$142,306

    The allocation of the purchase price to the assets acquired and liabilities assumed in the unaudited pro forma condensed combined financial statements is based on the preliminary estimates using assumptions that management of IAC believes are reasonable. The determination of the final purchase price and fair values of assets acquired and liabilities assumed will be completed within the measurement period, which will not exceed one year,

NEW IAC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

    following the closing of the Care.com acquisition. The final purchase price and allocation may be different from that reflected in the pro forma purchase price allocation presented herein and the differences may be material. As a result, the final acquisition accounting adjustments, could differ materially from the pro forma adjustments presented herein. Any increase or decrease in the fair value of Care.com's tangible and identifiable intangible assets and liabilities as compared to the information shown herein would also change the portion of purchase price allocable to goodwill.

  (11)
  To reflect the incremental amortization associated with the preliminary valuation of the definite-lived intangible assets acquired in connection with the acquisition of Care.com and conform the historical Care.com amortization of intangible assets to New IAC's presentation. The assets are being amortized on a straight-line basis based upon the estimated useful lives in the table above.

  (12)
  To reflect estimated Care.com acquisition related transaction costs of $27.0 million and the reversal of acquisition related transaction costs incurred by Care.com and New IAC of $4.5 million and $1.7 million, respectively, for the year ended December 31, 2019. These costs are considered to be non-recurring in nature and, as such, have been excluded from the unaudited pro forma condensed combined statement of operations.

  (13)
  To reflect the elimination of Series A Redeemable Convertible Preferred Stock and shareholders' equity from historical results.

  (14)
  To reflect the income tax effect of pro forma pre-tax adjustments based on the estimated statutory tax rate of 23%.

Loss Per Share:

  (15)
  Pro forma loss per share is calculated as follows:

Year Ended December 31, 2019
(In thousands, except per share data)
Numerator:
Net loss attributable to New IAC shareholders	$(15,956)
Denominator:
Basic and diluted shares outstanding(a)	84,679
Loss per share attributable to New IAC shareholders:
Basic and diluted loss per share(a)	$(0.19)

(a)
The basic and diluted shares outstanding and loss per share are based on the number of IAC shares expected to be outstanding immediately prior to the Separation. For purposes of these unaudited condensed combined financial statements, the calculation of the number of shares used in the computation of pro forma basic and diluted loss per share were based on the number of IAC shares outstanding as of December 31, 2019.

ANNEX L

NEW MATCH

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        IAC/InterActiveCorp ("IAC"), IAC Holdings, Inc. ("New IAC"), Valentine Merger Sub LLC, an indirect wholly owned subsidiary of IAC, and Match Group, Inc. ("Match") have entered into a transaction agreement, dated as of December 19, 2019 and amended as of April 28, 2020. The transaction agreement provides for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." and which will own the businesses of Match and certain IAC financing subsidiaries (and which we refer to as "New Match"), and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

        The following unaudited pro forma condensed consolidated financial statements give effect to the Separation in accordance with Article 11 of the Securities and Exchange Commission's Regulation S-X. As a result of the Separation, the operations of New IAC will be accounted for as a discontinued operation by New Match in accordance with ASC 205 Presentation of Financial Statements ("ASC 205").

        For purposes of these unaudited pro forma condensed consolidated financial statements, the Separation is assumed to have occurred as of January 1, 2019 with respect to the unaudited pro forma condensed consolidated statements of operations, and as of December 31, 2019 with respect to the unaudited pro forma condensed consolidated balance sheet. The pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and 2017 present New IAC as a discontinued operation.

        The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2019, 2018 and 2017 have been derived from:

  •
  the audited historical consolidated statements of operations of IAC for the years ended December 31, 2019, 2018 and 2017; and

  •
  the audited historical combined statements of operations of New IAC for the years ended December 31, 2019, 2018 and 2017.

        The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 has been derived from:

  •
  the audited historical consolidated balance sheet of IAC as of December 31, 2019; and

  •
  the audited historical combined balance sheet of New IAC as of December 31, 2019.

        The pro forma information has been prepared to reflect adjustments to historical financial information that are (i) directly attributable to the Separation, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the operating results.

        Because these unaudited pro forma condensed consolidated financial statements have been prepared based upon preliminary estimates, the impact of the Separation and the timing thereof could cause material differences from the information presented.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Separation had occurred on the dates assumed, nor is it indicative of future operating results or financial position.

NEW MATCH

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The pro forma adjustments are based upon information and assumptions available at the time of the filing of this joint proxy statement/prospectus. The pro forma information should be read in conjunction with the accompanying notes thereto, with IAC's and Match's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and historical consolidated financial statements and related notes thereto, which are incorporated by reference in this joint proxy statement/prospectus, and New IAC's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and historical combined financial statements and related notes thereto, which are included in this joint proxy statement/prospectus.

NEW MATCH
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2019
(In thousands, except par value amounts)

	IAC Consolidated	Separation Pro Forma Adjustments	Notes	Adjustment to Reflect New IAC as Discontinued Operations(13)	Notes	Recapitalization	Notes	New Match Pro Forma
Assets
Cash and cash equivalents	$3,139,295	$(1,833,823)	(2)	$(839,796)		$—		$182,255
		494,196	(3)
		73,000	(4)
		(679,670)	(5)
		(162,603)	(6)
		—	(7)
		(8,344)	(8)
Marketable securities	19,993	(19,993)	(2)	—		—		—
Accounts receivable, net	298,334	—		(181,875)		—		116,459
Other current assets	249,367	55,251	(9)	(207,585)		—		97,980
		947	(11)

Total current assets	3,706,989	(2,081,039)		(1,229,256)		—		396,694
Right-of-use assets	167,801	5,255	(1)	(138,608)		—		34,448
Property and equipment, net	371,353	35,125	(1)	(305,414)		—		101,064
Goodwill	2,854,462	—		(1,616,867)		—		1,237,595
Intangible assets, net	578,474	—		(350,150)		—		228,324
Long-term investments	353,052	—		(347,975)		—		5,077
Deferred income taxes	167,054	23,092	(11)	(207)		—		189,939
Other non-current assets	133,640	—		(108,931)		—		24,709

Total assets	$8,332,825	$(2,017,567)		$(4,097,408)		$—		$2,217,850

Liabilities and shareholders' equity
Liabilities:
Current portion of long-term debt	$13,750	$—		$(13,750)		$—		$—
Accounts payable, trade	94,356	—		(72,452)		—		21,904
Deferred revenue	397,490	—		(178,647)		—		218,843
Accrued expenses and other current liabilities	502,003	1,721	(1)	(320,473)		—		181,735
		(2,344)	(8)
		828	(11)

Total current liabilities	1,007,599	205		(585,322)		—		422,482
Long-term debt, net	3,121,572	494,196	(3)	(231,946)		—		3,456,822
		73,000	(4)
Income taxes payable	36,489	(700)	(11)	(6,410)		—		29,379
Deferred income taxes	21,388	41,357	(11)	(44,459)		—		18,286
Other long-term liabilities	202,932	3,534	(1)	(180,307)		—		26,159
Redeemable noncontrolling interests	44,527	—		(43,818)		—		709
Shareholders' equity:
Common stock $.001 par value	263	—		—		(263)	(14)	—
Class B convertible common stock $.001 par value	16	—		—		(16)	(14)	—
Common stock—New Match $.001 par value	—	54	(6)	—		663	(14)	717
		—	(7)
Additional paid-in capital	11,683,799	35,125	(1)	(857,326)		(384)	(14)	8,719,280
		(1,853,816)	(2)
		(679,670)	(4)
		337,324	(6)
		—	(7)
		55,251	(9)
		(1,023)	(11)
Retained earnings	1,689,925	(6,000)	(8)	(1,689,925)		—		(22,423)
		(16,423)	(11)
Accumulated other comprehensive (loss) income	(136,349)	—		12,226		—		(124,123)
Treasury stock	(10,309,612)	—		—		—		(10,309,612)

Total shareholders' equity	2,928,042	(2,129,178)		(2,535,025)		—		(1,736,161)
Noncontrolling interests	970,276	(499,981)	(6)	(470,121)		—		174

Total shareholders' equity	3,898,318	(2,629,159)		(3,005,146)		—		(1,735,987)

Total liabilities and shareholders' equity	$8,332,825	$(2,017,567)		$(4,097,408)		$—		$2,217,850

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEW MATCH
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(In thousands, except per share data)

	IAC	Separation Pro Forma Adjustments	Notes	Adjustment to Reflect New IAC as Discontinued Operations(13)	New Match Pro Forma
Revenue	$4,757,055	$—		$(2,705,801)	$2,051,254
Operating costs and expenses:
Cost of revenue	1,127,420	—		(600,240)	527,180
Selling and marketing expense	1,629,623	—		(1,202,183)	427,440
General and administrative expense	888,950	(1,064)	(1)	(617,235)	268,307
		(2,344)	(8)
Product development expense	345,417	—		(193,457)	151,960
Depreciation	88,399	1,906	(1)	(55,949)	34,356
Amortization of intangibles	92,595	—		(83,868)	8,727
Goodwill impairment	3,318	—		(3,318)	—

Total operating costs and expenses	4,175,722	(1,502)		(2,756,250)	1,417,970

Operating income	581,333	1,502		50,449	633,284
Interest expense	(153,563)	(21,121)	(3)	11,904	(165,268)
		(2,488)	(4)
Other income (expense), net	66,741	(35,825)	(2)	(34,047)	(3,131)

Earnings before income taxes	494,511	(57,932)		28,306	464,885
Income tax benefit (provision)	49,309	13,324	(12)	(62,318)	(315)

Net earnings	543,820	(44,608)		(34,012)	465,200
Net (earnings) loss attributable to noncontrolling interests	(112,689)	103,707	(6)	9,288	306

Net earnings attributable to shareholders	$431,131	$59,099		$(24,724)	$465,506

Earnings per share(15):
Basic earnings per share	$5.12				$1.83
Diluted earnings per share	$4.50				$1.66
Weighted average basic shares outstanding	84,261				254,195
Weighted average diluted shares outstanding	90,043				279,894

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEW MATCH
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands, except per share data)

	IAC Consolidated	Adjustment to Reflect New IAC as Discontinued Operations(13)	New Match Pro Forma
Revenue	$4,262,892	$(2,533,048)	$1,729,844
Operating costs and expenses:
Cost of revenue	911,146	(501,152)	409,994
Selling and marketing expense	1,519,440	(1,099,487)	419,953
General and administrative expense	774,079	(569,802)	204,277
Product development expense	309,329	(177,298)	132,031
Depreciation	75,360	(42,393)	32,967
Amortization of intangibles	108,399	(107,081)	1,318

Total operating costs and expenses	3,697,753	(2,497,213)	1,200,540

Operating income	565,139	(35,835)	529,304
Interest expense	(109,327)	13,059	(96,268)
Other income, net	305,746	(282,795)	22,951

Earnings before income taxes	761,558	(305,571)	455,987
Income tax (provision) benefit	(3,811)	13,200	9,389

Net earnings	757,747	(292,371)	465,376
Net (earnings) loss attributable to noncontrolling interests	(130,786)	136,133	5,347

Net earnings attributable to shareholders	$626,961	$(156,238)	$470,723

Earnings per share(15):
Basic earnings per share	$7.52		$2.38
Diluted earnings per share	$6.59		$2.06
Weighted average basic shares outstanding	83,407		197,967
Weighted average diluted shares outstanding	91,322		216,753

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

 NEW MATCH
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands, except per share data)

	IAC Consolidated	Adjustment to Reflect New IAC as Discontinued Operations(13)	New Match Pro Forma
Revenue	$3,307,239	$(1,952,607)	$1,354,632
Operating costs and expenses:
Cost of revenue	651,008	(362,627)	288,381
Selling and marketing expense	1,381,221	(998,305)	382,916
General and administrative expense	719,257	(528,326)	190,931
Product development expense	250,879	(148,015)	102,864
Depreciation	74,265	(40,816)	33,449
Amortization of intangibles	42,143	(39,150)	2,993

Total operating costs and expenses	3,118,773	(2,117,239)	1,001,534

Operating income	188,466	164,632	353,098
Interest expense	(105,295)	2,181	(103,114)
Other expense, net	(16,213)	(36,019)	(52,232)

Earnings before income taxes	66,958	130,794	197,752
Income tax benefit	291,050	(155,402)	135,648

Net earnings	358,008	(24,608)	333,400
Net earnings attributable to noncontrolling interests	(53,084)	52,905	(179)

Net earnings attributable to shareholders	$304,924	$28,297	$333,221

Earnings per share(15):
Basic earnings per share	$3.81		$1.75
Diluted earnings per share	$3.18		$1.48
Weighted average basic shares outstanding	80,089		190,091
Weighted average diluted shares outstanding	85,310		202,483

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEW MATCH

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments related to the Separation:

  (1)
  There are two separate adjustments related to real estate that are required in the unaudited pro forma condensed consolidated financial statements:

  a.
  To reflect the contribution of two office buildings in Los Angeles to Match by IAC on January 31, 2020 and the issuance to IAC of approximately 1.4 million shares of Match common stock. The net book value of the buildings is $35.1 million as of December 31, 2019.

  To reflect general and administrative expense, net of sublease income, and depreciation expense related to these buildings as follows:

Year Ended December 31, 2019
(In thousands)
General and administrative expense, net of sublease income	$(1,064)
Depreciation	1,906
    b.
    To reflect the right-of-use asset and related liability of Match's leased office space in New IAC's headquarters building in New York because Match will continue to lease this space immediately following the Separation:

As of December 31, 2019
(In thousands)
Right-of-use assets	$5,255
Accrued expenses and other current liabilities	1,721
Other long-term liabilities	3,534
  (2)
  To reflect the contribution of $1.9 billion of cash and cash equivalents and marketable securities held at IAC's centrally managed U.S. treasury function, which excludes Match and ANGI Homeservices Inc. ("ANGI"), to New IAC prior to the Separation.

  To reflect the reduction in interest income of $35.8 million due to the contribution of cash and cash equivalents and marketable securities held at IAC's centrally managed U.S. treasury function, which excludes Match and ANGI, to New IAC.

  (3)
  To reflect Match's debt financing, which closed on February 11, 2020, in an aggregate principal amount of $500 million to fund a portion of the payment to IAC described in Note 5 below. Match issued 10-year notes with an interest rate of 4.125% and incurred debt issuance costs of $5.8 million. This adjustment reflects the increase to cash and cash equivalents and long-term debt as of December 31, 2019 and the related increase to interest expense of $21.1 million for the year ended December 31, 2019. These amounts include cash interest expense resulting from the issuance of the notes and additional interest expense resulting from the amortization of the debt issuance costs.

  (4)
  To reflect $73 million of estimated borrowings under Match's revolving credit facility to fund a portion of the payment to IAC described in Note 5 below, and $2.5 million of estimated interest expense associated with the borrowing. The assumed interest rate of 3.41% was derived from an assumed three-month LIBOR rate of 1.91% as of December 31, 2019, plus an additional 1.50%, per the terms of the Match credit agreement. The amount of borrowing

NEW MATCH

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

    required, if any, will depend on the amount of cash on hand at the time of the Separation. For every incremental $10 million increase or decrease in the amount borrowed, the annual interest expense would increase or decrease $341 thousand, respectively, at the assumed interest rate of 3.41%. For every incremental 0.125% increase or decrease in the assumed interest rate of 3.41% on assumed borrowings of $73 million, the annual interest expense would increase or decrease $91 thousand, respectively.

  (5)
  In connection with the Separation, all stockholders of Match other than IAC will receive, in respect of each share of Match common stock held, one share of New Match common stock and may elect to receive either $3.00 in cash or an additional $3.00 worth of New Match common stock valued at the Match VWAP (as defined in the transaction agreement). The aggregate merger consideration payable in cash of $162.6 million (the "cash merger consideration") plus $679.7 million (equal to $3.00 for each share of Match capital stock held by IAC), or a total of $842.3 million, based upon shares outstanding as of December 31, 2019, will initially be paid by Match to IAC. IAC will deliver the cash merger consideration to the exchange agent for payment to Match stockholders and the remainder will be contributed by IAC to New IAC prior to the Separation. Match will fund the payment to IAC through a combination of cash on hand and the debt described in Notes 3 and 4 above. For purposes of these unaudited pro forma condensed consolidated financial statements, all eligible Match stockholders are assumed to have made the cash election:

(In thousands, except per share data)
Number of outstanding shares of Match common stock and Class B common stock as of December 31, 2019	280,758
Less: Common shares of Match not held by IAC	54,201

Number of shares held by IAC	226,557
Per share payment	$3.00

Cash paid to IAC	$679,670

  If no Match stockholders make cash elections, the contribution to New IAC will increase by $162.6 million. IAC will also be entitled to receive (and will contribute to New IAC) the $3.00 per share payment with respect to the approximately 1.4 million Match shares issued to IAC as described in Note 1 above.

  (6)
  To reflect the acquisition (in the Match merger) of the Match noncontrolling interests, which are the common shares of Match not held by IAC, in accordance with the terms of the Separation. For purposes of the unaudited pro forma condensed consolidated financial statements, we are assuming (i) a New Match stock price of $80.03 per share and (ii) all eligible Match stockholders have made the cash election.

NEW MATCH

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)
Number of outstanding shares of Match common stock held by noncontrolling interests as of December 31, 2019	54,201
Cash consideration per share	$3.00

Cash consideration paid	$162,603
Add: Fair value of New Match common shares issued:(a)
New Match common stock $.001 par value	54
Additional paid-in capital	4,175,041

Total fair value of consideration transferred	4,337,698
Less: Reversal of noncontrolling interest carrying value	(499,981)

Loss on purchase of noncontrolling interest recognized in Additional paid-in capital	$3,837,717

(a)
Assumed price is $80.03 per share, which is the closing Match per share stock price on April 22, 2020.

  The unaudited pro forma condensed consolidated statement of operations also reflects the reversal of the historical net earnings of Match attributable to noncontrolling interest of $103.7 million for the year ended December 31, 2019.

  (7)
  Prior to the closing, IAC may enter into agreements with one or more third parties to sell up to $1.5 billion worth of shares of IAC Class M common stock (or New Match common stock) upon the closing (measured in each case as (x) the product of the number of shares sold on any applicable day and (y) the closing price of Match common stock on the NASDAQ on the applicable day minus $3.00). Immediately following the closing of the IAC Class M equity offering, New Match has agreed to transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M equity offering. For purposes of the pro forma condensed consolidated financial statements, we have assumed that the IAC Class M equity offering does not occur.

  Under the transaction agreement, IAC is required to obtain Match's prior written consent (which may not be unreasonably withheld, conditioned or delayed) prior to entering into an agreement to effect the IAC Class M equity offering to the extent that it grants rights to a third party that would survive the closing. The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold in connection with the IAC Class M equity offering. If the IAC Class M equity offering were to occur, the exchange ratio described in "Recapitalization Note 14" below would change from 2.37 to 2.13, in each case assuming April 22, 2020 as the end of the period to determine the Match VWAP.

  (8)
  To reflect estimated Match Separation related transaction costs of $8.3 million and the reversal of Separation related transaction costs incurred of $2.3 million for the year ended December 31, 2019. These costs are considered to be non-recurring in nature and, as such, have been excluded from the unaudited pro forma condensed consolidated statement of operations.

  (9)
  To reflect the contribution of a related party note receivable from IAC to New IAC prior to the Separation.

NEW MATCH

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  (10)
  The increase in the valuation allowance for deferred income taxes and the incremental state income taxes resulting from the Separation are considered to be non-recurring in nature and, as such, have been excluded from the unaudited pro forma condensed consolidated statement of operations.

  (11)
  To reflect (i) the allocation of consolidated income tax attributes resulting from the Separation, net of applicable valuation allowance and (ii) the income tax receivables and payables retained by New Match.

  (12)
  To reflect the income tax effect of pro forma pre-tax adjustments at an assumed statutory rate of 23%, which totals $13.3 million for the year ended December 31, 2019, and to reflect the adjustment of $1.8 million required to reflect the calculation of the New Match income tax benefit on a continuing operations basis for the year ended December 31, 2019.

Adjustments related to Discontinued Operations:

  (13)
  The Separation will result in New IAC being treated as a discontinued operation by New Match; New IAC is presented in the Adjustment to Reflect New IAC as Discontinued Operations in accordance with ASC 205. For the years ended December 31, 2018 and 2017, this adjustment also reflects the reversal of the historical net earnings of Match attributable to noncontrolling interests.

Recapitalization:

  (14)
  To reflect the Reclassification of IAC's equity. These changes include the reclassification of each share of IAC $0.001 par value common stock and Class B common stock into a number of shares of New Match $0.001 par value common stock based upon an assumed Reclassification Exchange Ratio of 2.37. New Match will have a single class capital structure after the Separation. New IAC will have no ownership interest in New Match after the Separation.

NEW MATCH

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Earnings per share:

  (15)
  Pro forma earnings per share is calculated as follows:

	Year Ended December 31, 2019
	IAC Consolidated	New Match Pro Forma
	(In thousands, except per share data)
Numerator:
Net earnings from continuing operations attributable to shareholders—Basic	$431,131	$465,506
Impact from publicly-traded subsidiaries' dilutive securities	(26,063)	—

Net earnings from continuing operations attributable to shareholders—Dilutive	$405,068	$465,506

Denominator:
IAC historical weighted average shares outstanding	84,261	—
Weighted average basic shares outstanding after giving effect to the Reclassification	—	199,994
New Match common stock issued in connection with the acquisition of Match noncontrolling interest	—	54,201
New Match common stock issued in connection with the IAC Class M Equity Offering	—	—

Pro forma weighted average basic shares outstanding	84,261	254,195
Dilutive securities(a)	5,782	25,699

Pro forma weighted average diluted shares outstanding	90,043	279,894

Earnings per share attributable to shareholders:
Basic earnings per share	$5.12	$1.83
Diluted earnings per share	$4.50	$1.66

(a)
Dilutive securities were calculated based on Match securities assumed and IAC securities converted as part of the Separation.

NEW MATCH

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year Ended December 31, 2018		Year Ended December 31, 2017
	IAC Consolidated	New Match Pro Forma	IAC Consolidated	New Match Pro Forma
	(In thousands, except per share data)
Numerator:
Net earnings from continuing operations attributable to shareholders—Basic	$626,961	$470,723	$304,924	$333,221
Impact from publicly-traded subsidiaries' dilutive securities	(25,228)	(25,228)	(33,531)	(33,531)

Net earnings from continuing operations attributable to shareholders—Dilutive	$601,733	$445,495	$271,393	$299,690

Denominator:
Weighted average basic shares outstanding	83,407	197,967	80,089	190,091
Dilutive securities	7,915	18,786	5,221	12,392

Weighted average diluted shares outstanding	91,322	216,753	85,310	202,483

Earnings per share attributable to shareholders:
Basic earnings per share	$7.52	$2.38	$3.81	$1.75
Diluted earnings per share	$6.59	$2.06	$3.18	$1.48

ANNEX M

COMBINED FINANCIAL STATEMENTS OF IAC HOLDINGS, INC. (NEW IAC)
Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of IAC/InterActiveCorp

Opinion on the Financial Statements

        We have audited the accompanying combined balance sheet of IAC Holdings, Inc. and subsidiaries (the Company) as of December 31, 2019 and 2018, the related combined statements of operations, comprehensive operations, parent's equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the "combined financial statements"). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Adoption of Accounting Standards Updates

        As discussed in Note 2 to the combined financial statements, the Company changed its method of accounting for leases, which generally requires all leases be recognized in the statement of financial position, effective January 1, 2019 due to the adoption of ASU No. 2016-02, Leases (Topic 842). Additionally, as discussed in Note 2 to the combined financial statements, the Company changed its method of accounting for the recognition, measurement, presentation and disclosure of certain equity securities effective January 1, 2018 due to the adoption of ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company's auditor since 2019.

New York, New York
March 20, 2020

IAC HOLDINGS, INC. AND SUBSIDIARIES

COMBINED BALANCE SHEET

	December 31,
	2019	2018
	(In thousands)
Assets
Cash and cash equivalents	$839,796	$884,975
Marketable securities	—	25,366
Accounts receivable, net of allowance and reserves of $24,148 and $18,136 respectively	181,875	180,137
Notes receivable—related party	55,251	—
Other current assets	152,334	167,459

Total current assets	1,229,256	1,257,937
Right-of-use assets, net	138,608	—
Property and equipment, net	305,414	260,448
Goodwill	1,616,867	1,484,117
Intangible assets, net	350,150	393,782
Long-term investments	347,975	225,979
Other non-current assets	109,138	109,918

Total Assets	$4,097,408	$3,732,181

Liabilities and Parent's Equity
Liabilities:
Current portion of long-term debt	$13,750	$13,750
Accounts payable, trade	72,452	64,075
Deferred revenue	178,647	150,080
Accrued expenses and other current liabilities	320,473	299,565

Total current liabilities	585,322	527,470
Long-term debt, net	231,946	244,971
Long-term debt—related party	—	2,500
Income taxes payable	6,410	6,534
Deferred income taxes	44,459	137,642
Other long-term liabilities	180,307	62,977
Redeemable noncontrolling interests	43,818	65,687
Commitments and contingencies
Parent's Equity:
Invested capital	2,547,251	2,296,583
Accumulated other comprehensive loss	(12,226)	(12,541)

IAC/InterActiveCorp equity in IAC Holdings, Inc. and subsidiaries	2,535,025	2,284,042
Noncontrolling interests	470,121	400,358

Total parent's equity	3,005,146	2,684,400

Total Liabilities and Parent's Equity	$4,097,408	$3,732,181

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES

COMBINED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Revenue	$2,705,801	$2,533,048	$1,952,607
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	600,240	501,152	362,627
Selling and marketing expense	1,202,183	1,099,487	998,305
General and administrative expense	617,235	569,802	528,326
Product development expense	193,457	177,298	148,015
Depreciation	55,949	42,393	40,816
Amortization of intangibles	83,868	107,081	39,150
Goodwill impairment	3,318	—	—

Total operating costs and expenses	2,756,250	2,497,213	2,117,239
Operating (loss) income	(50,449)	35,835	(164,632)
Interest expense—third party	(11,904)	(13,059)	(2,181)
Interest income, net—related party	420	325	23,656
Other income, net	33,627	282,470	12,363

(Loss) earnings before income taxes	(28,306)	305,571	(130,794)
Income tax benefit (provision)	60,489	(13,200)	155,402

Net earnings	32,183	292,371	24,608
Net (earnings) loss attributable to noncontrolling interests	(9,288)	(45,599)	12,398

Net earnings attributable to IAC/equity in IAC Holdings, Inc.	$22,895	$246,772	$37,006

Stock-based compensation expense by function:
Cost of revenue	$74	$195	$180
Selling and marketing expense	5,185	4,345	26,654
General and administrative expense	118,709	132,180	146,963
Product development expense	10,370	11,685	18,208

Total stock-based compensation expense	$134,338	$148,405	$192,005

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES

COMBINED STATEMENT OF COMPREHENSIVE OPERATIONS

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Net earnings	$32,183	$292,371	$24,608
Other comprehensive income (loss), net of income taxes:
Change in foreign currency translation adjustment	311	(6,444)	15,677
Change in unrealized gains and losses on available-for-sale marketable debt securities	(3)	3	—

Total other comprehensive income (loss), net of income taxes	308	(6,441)	15,677

Comprehensive income, net of income taxes	32,491	285,930	40,285
Components of comprehensive (income) loss attributable to noncontrolling interests:
Net (earnings) loss attributable to noncontrolling interests	(9,288)	(45,599)	12,398
Change in foreign currency translation adjustment attributable to noncontrolling interests	26	1,416	(1,310)
Change in unrealized gains and losses of available-for-sale securities attributable to noncontrolling interests	1	(1)	—

Comprehensive (income) loss attributable to noncontrolling interests	(9,261)	(44,184)	11,088

Comprehensive income attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc.	$23,230	$241,746	$51,373

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES

COMBINED STATEMENT OF PARENT'S EQUITY

Years Ended December 31, 2019, 2018 And 2017

		IAC/InterActiveCorp equity in IAC Holdings, Inc.
			Accumulated Other Comprehensive (Loss) Income	Total IAC/ InterActiveCorp Equity in IAC Holdings, Inc.
	Redeemable Noncontrolling Interests	Invested Capital			Noncontrolling Interests	Total Parent's Equity

		(In thousands)
Balance as of December 31, 2016	$26,764	$1,263,303	$(21,864)	$1,241,439	$9,481	$1,250,920
Net earnings (loss)	3,442	37,006	—	37,006	(15,840)	21,166
Other comprehensive income, net of income taxes	769	—	14,367	14,367	541	14,908
Stock-based compensation expense	2,017	64,539	—	64,539	125,449	189,988
Distributions to and purchases of redeemable noncontrolling interests	(20,025)	—	—	—	—	—
Purchase of noncontrolling interests	—	—	—	—	(848)	(848)
Adjustment of redeemable noncontrolling interests to fair value	6,448	(6,448)	—	(6,448)	—	(6,448)
Acquisition of Angie's List and creation of noncontrolling interests in ANGI Homeservices	—	645,475	—	645,475	133,996	779,471
Noncontrolling interests created in acquisitions	17,758	—	—	—	—	—
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	(11,216)	(7)	(11,223)	2,730	(8,493)
Net increase in IAC/InterActiveCorp's investment in IAC Holdings, Inc.	—	14,784	—	14,784	—	14,784
Other	(362)	—	—	—	872	872

Balance as of December 31, 2017	36,811	2,007,443	(7,504)	1,999,939	256,381	2,256,320
Cumulative effect of adoption of ASU No. 2014-09	—	36,927	—	36,927	3,410	40,337
Net earnings	33,788	246,772	—	246,772	11,811	258,583
Other comprehensive loss, net of income taxes	(582)	—	(5,026)	(5,026)	(833)	(5,859)
Stock-based compensation expense	1,138	51,327	—	51,327	95,940	147,267
Distributions to and purchases of noncontrolling interests	(11,282)	—	—	—	(1,236)	(1,236)
Adjustment of redeemable noncontrolling interests to fair value	6,640	(6,640)	—	(6,640)	—	(6,640)
Issuance of ANGI Homeservices common stock pursuant to an acquisition, stock-based awards, net of withholding taxes	—	106,215	(11)	106,204	34,502	140,706
Noncontrolling interests created in acquisitions	2,261	—	—	—	—	—
Net decrease in IAC/InterActiveCorp's investment in IAC Holdings, Inc.	—	(145,461)	—	(145,461)	—	(145,461)
Other	(3,087)	—	—	—	383	383

Balance as of December 31, 2018	65,687	2,296,583	(12,541)	2,284,042	400,358	2,684,400
Net earnings	3,168	22,895	—	22,895	6,120	29,015
Other comprehensive income (loss), net of income taxes	39	—	335	335	(66)	269
Stock-based compensation expense	148	65,893	—	65,893	65,815	131,708
Distributions to and purchases of redeemable noncontrolling interests	(40,432)	—	—	—	—	—
Adjustment of redeemable noncontrolling interests to fair value	11,554	(11,554)	—	(11,554)	—	(11,554)
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	(32,596)	(20)	(32,616)	(2,106)	(34,722)
Purchase of ANGI Homeservices treasury stock	—	(57,949)	—	(57,949)	—	(57,949)
Noncontrolling interests created in acquisitions	3,739	—	—	—	—	—
Net increase in IAC/InterActiveCorp's investment in IAC Holdings, Inc.	—	263,979	—	263,979	—	263,979
Other	(85)	—	—	—	—	—

Balance as of December 31, 2019	$43,818	$2,547,251	$(12,226)	$2,535,025	$470,121	$3,005,146

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES

COMBINED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Cash flows from operating activities:
Net earnings	$32,183	$292,371	$24,608
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	134,338	148,405	192,005
Amortization of intangibles	83,868	107,081	39,150
Depreciation	55,949	42,393	40,816
Bad debt expense	65,723	48,362	28,460
Goodwill impairment	3,318	—	—
Deferred income taxes	(62,770)	8,765	(126,735)
Gains on equity securities, net	(41,385)	(153,429)	(25,797)
Losses (gains) from the sale of businesses, net	8,239	(121,312)	70
Other adjustments, net	6,085	2,410	19,180
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(73,574)	(52,131)	(62,205)
Other assets	10,605	(29,802)	17,867
Accounts payable and other liabilities	889	35,611	(4,142)
Income taxes payable and receivable	196	4,302	(7,358)
Deferred revenue	28,136	36,409	4,498

Net cash provided by operating activities	251,800	369,435	140,417

Cash flows from investing activities:
Acquisitions, net of cash acquired	(201,967)	(65,632)	(146,273)
Capital expenditures	(97,898)	(54,680)	(46,153)
Proceeds from maturities of marketable debt securities	25,000	35,000	—
Purchases of marketable debt securities	—	(59,671)	—
Net proceeds from the sale of businesses and investments	164,828	136,311	28,561
Purchases of investments	(253,663)	(49,180)	(29)
Increase in notes receivable—related party	(54,828)
Other, net	(3,340)	13,170	2,857

Net cash used in investing activities	(421,868)	(44,682)	(161,037)

Cash flows from financing activities:
Borrowing under ANGI Homeservices Term Loan	—	—	275,000
Principal payments on ANGI Homeservices Term Loan	(13,750)	(13,750)	—
Proceeds from issuance of related-party debt	—	2,500	—
Principal payments on related-party debt	(2,500)	—	—
Debt issuance costs	—	(3,709)	(3,803)
Purchase of ANGI Homeservices treasury stock	(56,905)	—	—
Proceeds from the exercise of ANGI Homeservices stock options	573	4,693	1,653
Withholding taxes paid on behalf of ANGI Homeservices employees on net settled stock-based awards	(35,284)	(29,844)	(10,113)
Distributions to and purchases of noncontrolling interests	(27,534)	(12,518)	(19,748)
Acquisition-related contingent consideration payments	—	—	(3,860)
Transfers from (to) IAC/InterActiveCorp	263,281	(144,069)	8,015
Other, net	(3,795)	(1,041)	(340)

Net cash provided by (used in) financing activities	124,086	(197,738)	246,804

Total cash (used) provided	(45,982)	127,015	226,184
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(122)	(118)	1,587

Net (decrease) increase in cash and cash equivalents and restricted cash	(46,104)	126,897	227,771
Cash and cash equivalents and restricted cash at beginning of period	886,836	759,939	532,168

Cash and cash equivalents and restricted cash at end of period	$840,732	$886,836	$759,939

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

Separation

        On December 19, 2019, IAC/InterActiveCorp ("IAC") entered into a Transaction Agreement (the "Transaction Agreement") with Match Group, Inc., a Delaware corporation in which IAC owns a majority equity stake ("Match"), IAC Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of IAC ("New IAC"), and Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IAC. Subject to the terms and conditions set forth in the Transaction Agreement, the businesses of Match will be separated from the remaining businesses of IAC through a series of transactions that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." and which will own the businesses of Match and certain IAC financing subsidiaries (and which we refer to as "New Match"), and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC) owning shares in New Match. Completion of the Separation, which is expected to occur in the second quarter of 2020, is subject to the satisfaction (or, to the extent permitted by law, waiver) of a number of conditions. In these combined financial statements, we refer to this transaction as the "Separation".

Basis of Presentation and Combination

        In connection with the Separation, IAC Holdings, Inc. was incorporated as a Delaware corporation in November 2019. IAC Holdings, Inc. currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Separation, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.

        The historical combined financial statements of IAC Holdings, Inc. and subsidiaries have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of IAC. The combined financial statements reflect the historical financial position, results of operations and cash flows of the businesses comprising New IAC since their respective dates of acquisition by IAC and the allocation to New IAC of certain IAC corporate expenses relating to New IAC based on the historical financial statements and accounting records of IAC. For the purpose of these financial statements, income taxes have been computed as if the entities comprising New IAC filed tax returns on a standalone, separate basis. The financial statements have been prepared on a combined, rather than consolidated, basis as the final steps of the legal reorganization, which will result in the contribution of all the entities that will comprise New IAC as of the date of the Separation, are not yet complete.

        As used herein, "New IAC," "we," "our" or "us" and similar terms in these historical combined financial statements refer to IAC Holdings, Inc. and its subsidiaries (unless the context requires otherwise).

        New IAC prepares its combined financial statements in accordance with U.S. generally accepted accounting principles ("GAAP").

        All intercompany transactions and balances between and among New IAC, its subsidiaries and the entities comprising New IAC have been eliminated. All intercompany transactions between (i) New IAC and (ii) IAC and its subsidiaries are considered to be effectively settled for cash at the time the

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION (Continued)

transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet as "Invested capital."

        In management's opinion, the assumptions underlying the historical combined financial statements of New IAC, including the basis on which the expenses have been allocated from IAC, are reasonable. However, the allocations may not reflect the expenses that we may have incurred as an independent, stand-alone company for the periods presented.

Company overview

        New IAC operates Vimeo and Dotdash, among many other online businesses, and also has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

ANGI Homeservices

        Our ANGI Homeservices segment includes the North American (United States and Canada) and European businesses and operations of ANGI Homeservices Inc. ("ANGI"). On September 29, 2017, New IAC's HomeAdvisor business and Angie's List Inc. ("Angie's List") combined under a new publicly traded company called ANGI Homeservices Inc. (the "Combination"). At December 31, 2019, New IAC's economic interest and voting interest in ANGI were 84.1% and 98.1%, respectively.

        ANGI Homeservices Inc. connects quality home service professionals across 500 different categories, from repairing and remodeling to cleaning and landscaping, with consumers. Over 250,000 domestic service professionals find work through ANGI and consumers turn to at least one of our brands to find a professional for more than 25 million projects each year. ANGI has established category-transforming products with brands such as HomeAdvisor, Angie's List, Handy and Fixd Repair.

        On January 25, 2019, ANGI completed the acquisition of Fixd Repair, a home warranty and service company. On October 19, 2018, ANGI acquired Handy, a leading platform in the United States for connecting individuals looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals. ANGI also owns and operates mHelpDesk, a provider of cloud-based field service software for small to mid-size businesses. Prior to its sale on December 31, 2018, ANGI also operated Felix, a pay-per-call advertising service business. In addition to its market-leading U.S. operations, ANGI owns leading home services online marketplaces in France (Travaux), Germany (MyHammer), Netherlands (Werkspot), United Kingdom (MyBuilder Limited or "MyBuilder," which we acquired a controlling interest in on March 24, 2017), Canada (HomeStars Inc. or "HomeStars," which we acquired a controlling interest in on February 8, 2017) and Italy (Instapro), as well as operations in Austria (MyHammer).

Vimeo

        Vimeo operates a global video platform for creative professionals, small and medium businesses ("SMBs"), organizations and enterprises to connect with their audiences, customers and employees. Vimeo provides cloud-based Software-as-a-Service ("SaaS") offerings that allow customers to create, host, stream, monetize, analyze and distribute videos online and across devices. Vimeo also sold live streaming accessories through its hardware business, which was sold on March 29, 2019.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION (Continued)

        On May 28, 2019, Vimeo completed the acquisition of Magisto, a video creation service enabling consumers and businesses to create short-form videos.

Dotdash

        Dotdash is a portfolio of digital publishing brands providing expert information and inspiration in select vertical content categories.

Applications

        Our Applications segment consists of our Desktop business and Mosaic Group, our mobile business. Through these businesses, we are a leading provider of global, advertising-driven desktop and subscription-based mobile applications.

        Through our Desktop business, we own and operate a portfolio of desktop browser applications that provide users with access to a wide variety of online content, tools and services. We provide users who download our desktop browser applications with new tab search services, as well as the option of default browser search services. We distribute our desktop browser applications to consumers free of charge on an opt-in basis directly through direct to consumer (primarily Chrome Web Store) and partnership distribution channels.

        Through Mosaic Group, we are a leading provider of global subscription mobile applications. Mosaic Group's products are developed by the following owned and operated businesses: Apalon, iTranslate, acquired in March 2018, TelTech, acquired in October 2018, and, effective April 1, 2018 upon its transfer from Emerging & Other, Daily Burn.

        Apalon is a leading mobile development company with one of the largest and most popular application portfolios worldwide. iTranslate develops and distributes some of the world's most downloaded mobile translation applications, enabling users to read, write, speak and learn foreign languages anywhere in the world. TelTech develops and distributes unique and innovative mobile communications applications that help protect consumer privacy. Daily Burn is a health and fitness business that provides streaming fitness and workout videos across a variety of platforms (including mobile, web and other Internet-enabled television platforms).

Ask Media Group

        Ask Media Group is a collection of websites providing general search services, and to a lesser extent, content that help users find the information they need.

Emerging & Other

        Our Emerging & Other segment primarily includes:

  •
  Bluecrew, a technology driven staffing platform exclusively for flexible W-2 work, which we acquired a controlling interest in on February 26, 2018;

  •
  NurseFly, a platform to efficiently connect temporary healthcare professionals with job opportunities, which we acquired a controlling interest in on June 26, 2019;

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION (Continued)

  •
  The Daily Beast, a website dedicated to news, commentary, culture and entertainment that publishes original reporting and opinion from its roster of full-time journalists and contributors;

  •
  College Humor Media, a provider of digital content, including its subscription only property, Dropout.tv;

  •
  IAC Films, a provider of production and producer services for feature films, primarily for initial sale and distribution through theatrical releases and video-on-demand services in the United States and internationally; and

  •
  For periods prior to their sales:

  –
  CityGrid, an advertising network that integrated local content and advertising for distribution to affiliated and third-party publishers across web and mobile platforms, sold December 31, 2018.

  –
  Dictionary.com, an online and mobile dictionary and thesaurus service, sold November 13, 2018.

  –
  Electus, including Notional, a provider of production and producer services for both unscripted and scripted television and digital content, primarily for initial sale and distribution in the United States, sold October 29, 2018.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting for Investments in Equity Securities

        Investments in equity securities, other than those of our combined subsidiaries and those accounted for under the equity method, if applicable, are accounted for at fair value or under the measurement alternative of Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, following its adoption on January 1, 2018, with any changes to fair value recognized within other income (expense), net each reporting period. Under the measurement alternative, equity investments without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar securities of the same issuer; value is generally determined based on a market approach as of the transaction date. A security will be considered identical or similar if it has identical or similar rights to the equity securities held by New IAC. New IAC reviews its investments in equity securities without readily determinable fair values for impairment each reporting period when there are qualitative factors or events that indicate possible impairment. Factors we consider in making this determination include negative changes in industry and market conditions, financial performance, business prospects, and other relevant events and factors. When indicators of impairment exist, New IAC prepares quantitative assessments of the fair value of our investments in equity securities, which require judgment and the use of estimates. When our assessment indicates that the fair value of the investment is below the carrying value, New IAC writes down the investment to its fair value and records the corresponding charge within other income (expense), net.

        In the event New IAC has investments in the common stock or in-substance common stock of entities in which we have the ability to exercise significant influence over the operating and financial matters of the investee, but do not have a controlling financial interest, these would be accounted for

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using the equity method and included in "Long-term investments" in the accompanying combined balance sheet. At December 31, 2019 and 2018, New IAC did not have any investments accounted for using the equity method.

Accounting Estimates

        Management of New IAC is required to make certain estimates, judgments and assumptions during the preparation of its combined financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

        On an ongoing basis, New IAC evaluates its estimates and judgments, including those related to: the fair values of cash equivalents and marketable debt securities; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts; the determination of revenue reserves; the carrying value of right-of-use assets ("ROU assets"); the useful lives and recoverability of definite-lived intangible assets and property and equipment; the recoverability of goodwill and indefinite-lived intangible assets; the fair value of equity securities without readily determinable fair values; contingencies; the fair value of acquisition-related contingent consideration arrangements; unrecognized tax benefits; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. New IAC bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that New IAC considers relevant.

Revenue Recognition

        New IAC adopted ASU No. 2014-09, Revenue from Contracts with Customers, effective January 1, 2018 using the modified retrospective transition method for open contracts as of the date of initial application. The cumulative effect to New IAC's retained earnings at January 1, 2018 was an increase of $40.3 million, of which $3.4 million was related to the noncontrolling interest in ANGI; the adjustment to retained earnings was principally related to New IAC's ANGI and Applications segments.

  •
  Within ANGI, the effect of the adoption of ASU No. 2014-09 was that commissions paid to employees pursuant to certain sales incentive programs, which represent the incremental direct costs of obtaining a service professional contract, are now capitalized and amortized over the estimated life of a service professional (also referred to as the estimated customer relationship period). These costs were expensed as incurred prior to January 1, 2018. The cumulative effect of the adoption of ASU No. 2014-09 was the establishment of a current and non-current asset for capitalized sales commissions of $29.7 million and $4.2 million, respectively, and a related deferred tax liability of $8.0 million, resulting in a net increase to retained earnings of $25.9 million on January 1, 2018.

  •
  Within Applications, the primary effect of the adoption of ASU No. 2014-09 was to accelerate the recognition of the portion of the revenue of certain desktop applications sold by SlimWare that qualify as functional intellectual property ("functional IP") under ASU No. 2014-09. This revenue was previously deferred and recognized over the applicable subscription term. The cumulative effect of the adoption of ASU No. 2014-09 for SlimWare was a reduction in deferred

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    revenue of $20.3 million and the establishment of a deferred tax liability of $4.9 million, resulting in a net increase to retained earnings of $15.5 million on January 1, 2018.

        New IAC's disaggregated revenue disclosures are presented in "Note 10—Segment Information."

        The following table presents the impact of the adoption of ASU No. 2014-09 by segment under Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers, as reported, and ASC 605, Revenue Recognition, for the year ended December 31, 2018.

	Under ASC 606 (as reported)	Under ASC 605	Effect of adoption of ASU No. 2014-09
	(In thousands)
Revenue by segment:
ANGI Homeservices	$1,132,241	$1,132,241	$—
Vimeo	159,641	160,931	(1,290)
Dotdash	130,991	130,991	—
Applications	582,287	581,492	795
Ask Media Group	365,179	365,179	—
Emerging & Other	163,070	163,070	—
Inter-segment eliminations	(361)	(361)	—

Total	$2,533,048	$2,533,543	$(495)

Operating costs and expenses by segment:
ANGI Homeservices	$1,068,335	$1,073,275	$(4,940)
Vimeo	195,235	196,212	(977)
Dotdash	112,213	112,213	—
Applications	487,453	484,644	2,809
Ask Media Group	310,699	310,699	—
Emerging & Other	187,586	187,586	—
Corporate	135,692	135,692	—

Total	$2,497,213	$2,500,321	$(3,108)

Operating income (loss) by segment:
ANGI Homeservices	$63,906	$58,966	$4,940
Vimeo	(35,594)	(35,281)	(313)
Dotdash	18,778	18,778	—
Applications	94,834	96,848	(2,014)
Ask Media Group	54,480	54,480	—
Emerging & Other	(24,516)	(24,516)	—
Corporate	(136,053)	(136,053)	—

Total	$35,835	$33,222	$2,613

Net earnings	$292,371	$290,487	$1,884

        New IAC accounts for a contract with a customer when it has approval and commitment from all parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Revenue is recognized when control of the

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promised services or goods is transferred to our customers and in an amount that reflects the consideration New IAC expects to be entitled to in exchange for those services or goods.

Transaction Price

        The objective of determining the transaction price is to estimate the amount of consideration New IAC is due in exchange for its services or goods, including amounts that are variable. New IAC determines the total transaction price, including an estimate of any variable consideration, at contract inception and reassesses this estimate each reporting period.

        New IAC excludes from the measurement of transaction price all taxes assessed by governmental authorities that are both (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers. Accordingly, such tax amounts are not included as a component of revenue or cost of revenue.

        For contracts that have an original duration of one year or less, New IAC uses the practical expedient available under ASU No. 2014-09, applicable to such contracts and does not consider the time value of money.

Arrangements with Multiple Performance Obligations

        New IAC's contracts with customers may include multiple performance obligations. For such arrangements, New IAC allocates revenue to each performance obligation based on its relative standalone selling price. New IAC generally determines standalone selling prices based on the prices charged to customers, which are directly observable or based on an estimate if not directly observable. For our multiple performance obligation arrangements that include functional intellectual property ("IP"), which comprise the downloadable apps and software of the Applications segment, New IAC uses a residual approach to determine standalone selling prices for the functional IP.

Assets Recognized from the Costs to Obtain a Contract with a Customer

        New IAC has determined that certain costs, primarily commissions paid to employees pursuant to certain sales incentive programs and mobile app store fees, meet the requirements to be capitalized as a cost of obtaining a contract. Commissions paid to employees pursuant to certain sales incentive programs are amortized over the estimated customer relationship period. New IAC calculates the estimated customer relationship period as the average customer life, which is based on historical data. When customer renewals are expected and the renewal commission is not commensurate with the initial commission, the average customer life includes renewal periods. For sales incentive programs where the customer relationship period is one year or less, New IAC has elected the practical expedient to expense the costs as incurred. New IAC generally capitalizes and amortizes mobile app store fees over the term of the applicable subscription.

        During the years ended December 31, 2019 and 2018, New IAC recognized expense of $99.8 million and $70.6 million related to the amortization of these costs. The current contract asset balances are $43.1 million, $40.6 million and $30.9 million at December 31, 2019 and 2018, and January 1, 2018, respectively. The non-current contract asset balances are $6.2 million, $4.5 million and $4.7 million at December 31, 2019 and 2018, and January 1, 2018, respectively. The current and

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non-current contract assets are included in "Other current assets" and "Other non-current assets," respectively, in the accompanying combined balance sheet.

Performance Obligations

        As permitted under the practical expedient available under ASU No. 2014-09, New IAC does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which New IAC recognizes revenue at the amount which we have the right to invoice for services performed.

ANGI Homeservices

        ANGI revenue is primarily derived from (i) consumer connection revenue, which comprises fees paid by HomeAdvisor service professionals for consumer matches (regardless of whether the service professional ultimately provides the requested service) and fees from completed jobs sourced through the HomeAdvisor and Handy platforms, and (ii) HomeAdvisor service professional membership subscription fees. Consumer connection revenue varies based upon several factors, including the service requested, product experience offered and geographic location of service. Consumer connection revenue is generated and recognized when an in-network service professional has delivered a consumer match or when a job sourced through the HomeAdvisor and Handy platforms is completed. Service professional membership subscription revenue is initially deferred and is recognized using the straight-line method over the applicable subscription period, which is typically one year. Consumer connection revenue is generally billed one week following a consumer match, with payment due upon receipt of invoice or collected when a consumer schedules a job through the HomeAdvisor and Handy platforms. ANGI maintains revenue reserves for potential credits for services provided by Handy service professionals to consumers.
        ANGI revenue is also derived from (i) sales of time-based website, mobile and call center advertising to service professionals, (ii) membership subscription fees from consumers and (iii) service warranty subscription and other services. Angie's List service professionals generally pay for advertisements in advance on a monthly or annual basis at the option of the service professional, with the average advertising contract term being approximately one year. Angie's List website, mobile and call center advertising revenue is recognized ratably over the contract term. Revenue from the sale of advertising in the Angie's List Magazine is recognized in the period in which the publication is distributed. Angie's List prepaid consumer membership subscription fees are recognized as revenue using the straight-line method over the term of the applicable subscription period, which is typically one year.

        Prior to January 1, 2020, Handy recorded revenue on a net basis. Effective January 1, 2020, we modified the Handy terms and conditions so that Handy, rather than the service professional, has the contractual relationship with the consumer to deliver the service and Handy, rather than the consumer, has the contractual relationship with the service professional. Consumers request services and pay for such services directly through the Handy platform and then Handy fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. This change in contractual terms requires gross revenue accounting

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treatment effective January 1, 2020. Also, in the case of certain tasks, HomeAdvisor provides a pre-priced product offering, pursuant to which consumers can request services through a HomeAdvisor platform and pay HomeAdvisor for the services directly. HomeAdvisor then fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. Revenue from HomeAdvisor's pre-priced product offering is also recorded on a gross basis effective January 1, 2020. In addition to changing the presentation of revenue to gross from net, the timing of revenue recognition will change for pre-priced jobs and will be later than the timing of existing consumer connection revenue for HomeAdvisor because we will not be able to record revenue, generally, until the service professional completes the job on our behalf.

Vimeo

        Vimeo revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans. Subscription revenue is recognized over the terms of the applicable subscription period, which are typically one month or one year.

Dotdash

        Dotdash revenue consists principally of display advertising revenue and performance marketing revenue. Display advertising revenue is generated primarily through digital display advertisements sold directly by our sales team and through programmatic advertising networks. Performance marketing revenue includes affiliate commerce and performance marketing commissions. Affiliate commerce commission revenue is generated when Dotdash refers users to commerce partner websites resulting in a purchase or transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.

Applications

        Desktop revenue largely consists of advertising revenue generated principally through the display of paid listings in response to search queries. Paid listings are advertisements displayed on search results pages that generally contain a link to advertiser websites. The substantial majority of the paid listings displayed by our Desktop businesses is supplied to us by Google Inc. ("Google") pursuant to our services agreement with Google. Pursuant to this agreement, Desktop businesses that provide search services transmit search queries to Google, which in turn transmits a set of relevant and responsive paid listings back to these businesses for display in search results. This ad-serving process occurs independently of, but concurrently with, the generation of algorithmic search results for the same search queries. Google paid listings are displayed separately from algorithmic search results and are identified as sponsored listings on search results pages. Paid listings are priced on a price per click basis and when a user submits a search query through a Desktop business and then clicks on a Google paid listing displayed in response to the query, Google bills the advertiser that purchased the paid listing and shares a portion of the fee charged to the advertiser with the Desktop business. New IAC recognizes paid listing revenue from Google when it delivers the user's click. In cases where the user's click is generated due to the efforts of a third-party distributor, we recognize the amount due from Google as revenue and record a revenue share or other payment obligation to the third-party distributor as traffic acquisition costs.

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        To a lesser extent, Desktop revenue also includes fees related to subscription-based downloadable desktop applications as well as display advertisements. Fees related to subscription downloadable desktop applications are generally recognized over the term of the applicable subscription period, which is primarily one or two years. Fees related to display advertisements are recognized when an advertisement is displayed.

        Mosaic Group revenue consists primarily of fees related to subscription downloadable mobile applications distributed through the Apple App Store and Google Play Store, as well as display advertisements. Fees related to subscription downloadable mobile applications are recognized either over the term of the subscription period, which is up to one year, for those applications that must be connected to our servers to function, or at the time of the sale when the software is delivered. Fees related to display advertisements are recognized when an advertisement is displayed.

Ask Media Group

        Ask Media Group revenue consists principally of advertising revenue generated principally through the display of paid listings in response to search queries, as well as from display advertisements appearing alongside content on its various websites and, to a lesser extent, affiliate commerce commission revenue. The majority of the paid listings displayed are supplied to us by Google in the manner, and pursuant to the services agreement with Google, described above under "Applications."

        Revenue from display advertising is generated through advertisements sold through programmatic advertising networks. Affiliate commerce commission revenue is generated when an Ask Media Group property refers users to commerce partner websites resulting in a purchase or transaction.

Emerging & Other

        Bluecrew revenue consists of service revenue, which is generated through staffing workers and recognized as control of the promised services is transferred to our customers.

        NurseFly revenue consists of subscription revenue, which is generated through recruiting agencies that seek access to qualified healthcare professionals and is recognized at the earlier of the full delivery of the promised services or the length of the subscription period.

        The Daily Beast revenue consists of advertising revenue, which is generated primarily through display advertisements (sold directly and through programmatic ad sales), and to a lesser extent, affiliate commerce commission revenue.

        Revenue of College Humor Media and IAC Films is generated primarily through media production and distribution and advertising. Production revenue is recognized when control is transferred to the customer to broadcast or exhibit, and advertising revenue is recognized when an advertisement is displayed or over the advertising period.

Accounts Receivables, Net of Allowance for Doubtful Accounts and Revenue Reserves

        Accounts receivable include amounts billed and currently due from customers. New IAC maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be collected. The allowance for doubtful accounts is based upon a number of factors, including the length of time accounts receivable are past due, New IAC's previous loss history and the specific

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customer's ability to pay its obligation. The time between New IAC issuance of an invoice and payment due date is not significant; customer payments that are not collected in advance of the transfer of promised services or goods are generally due no later than 30 days from invoice date. New IAC also maintains allowances to reserve for potential credits issued to consumers or other revenue adjustments. The amounts of these reserves are based primarily upon historical experience.

Deferred Revenue

        Deferred revenue consists of advance payments that are received or are contractually due in advance of New IAC's performance. New IAC's deferred revenue is reported on a contract by contract basis at the end of each reporting period. New IAC classifies deferred revenue as current when the term of the applicable subscription period or expected completion of our performance obligation is one year or less. The deferred revenue balance is $179.9 million, $151.8 million and $133.9 million at December 31, 2019 and 2018, and January 1, 2018, respectively. During the years ended December 31, 2019 and 2018, New IAC recognized $146.5 million and $131.9 million of revenue that was included in the deferred revenue balance as of December 31, 2018 and January 1, 2018, respectively. The current deferred revenue balances are $178.6 million and $150.1 million at December 31, 2019 and 2018, respectively. The non-current deferred revenue balances are $1.3 million and $1.7 million at December 31, 2019 and 2018, respectively. Non-current deferred revenue is included in "Other long-term liabilities" in the accompanying combined balance sheet.

Cash and Cash Equivalents

        Cash and cash equivalents include cash and short-term investments, with maturities of less than 91 days from the date of purchase. Domestically, cash equivalents primarily consist of AAA rated government money market funds, treasury discount notes, time deposits and commercial paper rated A1/P1 or better. Internationally, cash equivalents primarily consist of AAA rated government money market funds and time deposits.

Investments in Debt Securities

        New IAC invests in marketable debt securities with active secondary or resale markets to ensure portfolio liquidity to fund current operations or satisfy other cash requirements as needed. Marketable debt securities are adjusted to fair value each quarter, and the unrealized gains and losses, net of tax, are included in accumulated other comprehensive income (loss) as a separate component of parent's equity. The specific-identification method is used to determine the cost of debt securities sold and the amount of unrealized gains and losses reclassified out of accumulated other comprehensive income (loss) into earnings. New IAC also invests in non-marketable debt securities as part of its investment strategy. We review our debt securities for impairment each reporting period. New IAC recognizes an unrealized loss on debt securities in net earnings when the impairment is determined to be other-than-temporary. Factors we consider in making such determination include the duration, severity and reason for the decline in value and the potential recovery and our intent to sell the debt security. We also consider whether we will be required to sell the security before recovery of its amortized cost basis and whether the amortized cost basis cannot be recovered because of credit losses. If an impairment is considered to be other-than-temporary, the debt security will be written down to its fair value and the loss will be recognized within other income (expense), net. New IAC has no marketable securities at December 31, 2019. At December 31, 2018, marketable debt securities consist of treasury discount notes.

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Certain Risks and Concentrations

Services Agreement with Google

        IAC and Google are party to a services agreement (the "Services Agreement"). If the Separation is consummated, IAC shall assign the Services Agreement to New IAC. A meaningful portion of New IAC's revenue is attributable to the Services Agreement. In addition, New IAC earns certain other advertising revenue from Google that is not attributable to the Services Agreement. For the years ended December 31, 2019, 2018 and 2017, total revenue earned from Google was $733.5 million, $825.2 million and $740.7 million, respectively, representing 27%, 33% and 38%, respectively, of New IAC's combined revenue. Accounts receivable related to revenue earned from Google totaled $53.0 million and $69.1 million at December 31, 2019 and 2018, respectively.

        Revenue attributable to the Services Agreement is earned by the Desktop business within the Applications segment and by the Ask Media Group segment. For the years ended December 31, 2019, 2018 and 2017, revenue earned from the Services Agreement was $291.1 million, $426.5 million and $480.6 million, respectively, within the Applications segment and $385.9 million, $339.0 million and $203.5 million, respectively, within the Ask Media Group segment.

        The current Services Agreement expires on March 31, 2020. On February 11, 2019, IAC and Google amended the Services Agreement, effective as of April 1, 2020. The amendment extends the expiration date of the agreement to March 31, 2023; provided that during September 2020 and during each September thereafter, either party may, after discussion with the other party, terminate the services agreement, effective on September 30 of the year following the year such notice is given. IAC believes that the amended agreement, taken as a whole, is comparable to IAC's currently existing agreement with Google. The Services Agreement requires that New IAC comply with certain guidelines promulgated by Google. Google may generally unilaterally update its policies and guidelines without advance notice. These updates may be specific to the Services Agreement or could be more general and thereby impact New IAC as well as other companies. These policy and guideline updates could in turn require modifications to, or prohibit and/or render obsolete certain of our products, services and/or business practices, which could be costly to address or otherwise have an adverse effect on our combined financial condition and results of operations, particularly our Desktop business and Ask Media Group. As described below, Google has made changes to the policies under the Services Agreement and has also made industry-wide changes that have negatively impacted the Desktop business during both 2018 and 2019.

        Google's policy changes related to its Chrome browser, which became effective on September 12, 2018, negatively impacted the distribution of our B2C downloadable desktop products. The resultant reduction in projected profits and revenues of this business resulted in a $27.7 million impairment of the B2C trade name, which was recorded in the fourth quarter of 2018. On May 31, 2019, Google announced industry-wide policy changes, which became effective on July 1, 2019, related to all extensions distributed through the Chrome Web Store. These industry-wide changes, combined with other changes to polices under the Services Agreement during the second half of 2019, have had a negative impact on the historical and expected future results of operations of the Desktop business. As of December 31, 2019, the goodwill balance of the Desktop reporting unit and the carrying value of the related intangible asset are $265.1 million and $28.9 million, respectively. The fair values of the Desktop reporting unit and the related intangible asset approximate their carrying values; therefore, a modest reduction in the fair values of the Desktop reporting unit or the related intangible asset would

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result in an impairment charge, which would be equal to the excess of the carrying value over the fair value of such assets.

Credit Risk

        Financial instruments, which potentially subject New IAC to concentration of credit risk, consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained with financial institutions and are in excess of Federal Deposit Insurance Corporation insurance limits.

Other Risks

        New IAC's business is subject to certain risks and concentrations including dependence on third-party technology providers, exposure to risks associated with online commerce security and credit card fraud.

Property and Equipment

        Property and equipment, including significant improvements, are recorded at cost. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or, in the case of leasehold improvements, the lease term, if shorter.

Asset Category	Estimated Useful Lives
Buildings and leasehold improvements	3 to 39 Years
Capitalized software and computer equipment	2 to 3 Years
Furniture and other equipment	3 to 12 Years

        New IAC capitalizes certain internal use software costs including external direct costs utilized in developing or obtaining the software and compensation for personnel directly associated with the development of the software. Capitalization of such costs begins when the preliminary project stage is complete and ceases when the project is substantially complete and ready for its intended purpose. The net book value of capitalized internal use software is $56.3 million and $38.6 million at December 31, 2019 and 2018, respectively.

Business Combinations

        The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill. New IAC usually uses the assistance of outside valuation experts to assist in the allocation of purchase price to the identifiable intangible assets acquired. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill and is assigned to the reporting unit(s) that is expected to benefit from the combination as of the acquisition date.

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        In connection with certain business combinations, New IAC has entered into contingent consideration arrangements that are determined to be part of the purchase price. Each of these arrangements is initially recorded at its fair value at the time of the acquisition and reflected at current fair value for each subsequent reporting period thereafter until settled. Generally, our contingent consideration arrangements are based upon financial performance and/or operating metric targets. New IAC generally determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate that appropriately captures the risk associated with the obligation to determine the net amount reflected in the combined financial statements. Significant changes in forecasted earnings or operating metrics would result in a significantly higher or lower fair value measurement. The changes in the remeasured fair value of the contingent consideration arrangements during each reporting period, including the accretion of the discount, if applicable, are recognized in "General and administrative expense" in the accompanying combined statement of operations. See "Note 6—Financial Instruments and Fair Value Measurements" for a discussion of contingent consideration arrangements.

Goodwill and Indefinite-Lived Intangible Assets

        New IAC assesses goodwill and indefinite-lived intangible assets for impairment annually as of October 1, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset below its carrying value.

        When New IAC elects to perform a qualitative assessment and concludes it is not more likely than not that the fair value of the reporting unit is less than its carrying value, no further assessment of that reporting unit's goodwill is necessary; otherwise, a quantitative assessment is performed and the fair value of the reporting unit is determined. If the carrying value of the reporting unit exceeds its fair value, an impairment equal to the excess is recorded.

        For New IAC's annual goodwill test at October 1, 2019, a qualitative assessment of the ANGI, Vimeo, Mosaic Group (included in Applications segment), College Humor Media, Bluecrew and Nursefly reporting units' goodwill was performed because New IAC concluded it was more likely than not that the fair value of these reporting units was in excess of their respective carrying values. The primary factors that New IAC considered in its qualitative assessment for each of these reporting units are described below:

  •
  ANGI's October 1, 2019 market capitalization of $3.6 billion exceeded its carrying value by approximately $2.2 billion.

  •
  New IAC prepared valuations of the Vimeo, Mosaic Group, Bluecrew and Nursefly reporting units primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of these businesses subsequent to January 1, 2019. The valuations were prepared time proximate to, however, not as of, October 1, 2019. The fair value of each of these businesses was in excess of its October 1, 2019 carrying value.

        New IAC quantitatively tests goodwill for impairment as of October 1 when it concludes that it is more likely than not that there may be an impairment. For New IAC's annual goodwill test at October 1, 2019, New IAC quantitatively tested the Desktop reporting unit (included in the

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Applications segment). New IAC's quantitative test indicated that there was no impairment. New IAC's Dotdash, Ask Media Group and The Daily Beast reporting units have no goodwill.

        The aggregate goodwill balance for the Desktop reporting unit for which the most recent estimate of fair value is less than 10% over its carrying value is approximately $265.1 million.

        The fair value of New IAC's reporting units (except for ANGI described above) is determined using both an income approach based on discounted cash flows ("DCF") and a market approach when New IAC tests goodwill for impairment, either on an interim basis or annual basis as of October 1 each year. New IAC uses the same approach in determining the fair value of its businesses in connection with its non-public subsidiary denominated stock-based compensation plans, which can be a significant factor in the decision to apply the qualitative assessment rather than a quantitative test. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on New IAC's most recent forecast and budget and, for years beyond the budget, New IAC's estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of the respective reporting units. Assumptions used in the DCF analyses, including the discount rate, are assessed based on each reporting unit's current results and forecasted future performance, as well as macroeconomic and industry specific factors. The discount rates used in the quantitative test for determining the fair value of New IAC's reporting units was 12.5% in 2019 and ranged from 12.5% to 15.0% in 2018. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the fair value of a reporting unit. To determine a peer group of companies for our respective reporting units, we considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics, and brand strength operating in their respective sectors.

        While New IAC has the option to qualitatively assess whether it is more likely than not that the fair values of its indefinite-lived intangible assets are less than their carrying values, New IAC's policy is to determine the fair value of each of its indefinite-lived intangible assets annually as of October 1, in part, because the level of effort required to perform the quantitative and qualitative assessments is essentially equivalent. New IAC determines the fair value of indefinite-lived intangible assets using an avoided royalty DCF valuation analysis. Significant judgments inherent in this analysis include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses are based upon an estimate of the royalty rates that a market participant would pay to license New IAC's trade names and trademarks. The future cash flows are based on New IAC's most recent forecast and budget and, for years beyond the budget, New IAC's estimates, which are based, in part, on forecasted growth rates. Assumptions used in the avoided royalty DCF analyses, including the discount rate and royalty rate, are assessed annually based on the actual and projected cash flows related to the asset, as well as macroeconomic and industry specific factors. The discount rates used in New IAC's annual indefinite-lived impairment assessment ranged from 11.5% to 27.5% in 2019 and 11.5% to 35% in 2018, and the royalty rates used ranged from 1% to 5.5% in 2019 and 0.75% to 5.5% in 2018.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        If the carrying value of an indefinite-lived intangible asset exceeds its estimated fair value, an impairment equal to the excess is recorded. The aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than 10% is approximately $28.9 million.

        The 2019 annual assessment of goodwill and indefinite-lived intangible assets identified a $3.3 million goodwill impairment charge and $0.7 million trade name impairment both related to the College Humor Media business.

        The 2018 annual assessment of goodwill did not identify any impairments. The 2018 annual assessment of indefinite-lived intangible assets identified impairment charges of $27.7 million and $1.1 million related to certain Desktop and College Humor Media indefinite-lived trade names, respectively. The indefinite-lived intangible asset impairment charge at Desktop was due to Google's policy changes related to its Chrome browser which became effective on September 12, 2018 and have negatively impacted the distribution of New IAC's B2C downloadable desktop products. The impairment charge related to the B2C trade name was identified in New IAC's annual impairment assessment as of October 1, 2018 and reflects the projected reduction in profits and revenues and the resultant reduction in the assumed royalty rate from these policy changes. The impairment charges are included in "Amortization of intangibles" in the accompanying combined statement of operations.

        The 2017 annual assessment of goodwill and indefinite-lived intangible assets did not identify any impairments.

        New IAC's reporting units are consistent with its operating segments except for the Applications operating segment, which has two reporting units, Desktop and Mosaic Group, and the Emerging & Other operating segment, which has five reporting units, Bluecrew, Nursefly, The Daily Beast, College Humor Media and IAC Films. Goodwill is tested for impairment at the reporting unit level. See "Note 10—Segment Information" for additional information regarding New IAC's method of determining operating and reportable segments.

Long-Lived Assets and Intangible Assets with Definite Lives

        Long-lived assets, which consist of ROU assets, property and equipment and intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. Amortization of definite-lived intangible assets is computed either on a straight-line basis or based on the pattern in which the economic benefits of the asset will be realized.

Fair Value Measurements

        New IAC categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:

  •
  Level 1: Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  •
  Level 2: Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of New IAC's Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

  •
  Level 3: Unobservable inputs for which there is little or no market data and require New IAC to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities. See "Note 6—Financial Instruments and Fair Value Measurements" for a discussion of fair value measurements made using Level 3 inputs.

        New IAC's non-financial assets, such as goodwill, intangible assets, ROU assets and property and equipment are adjusted to fair value only when an impairment is recognized. New IAC's financial assets, comprising equity securities without readily determinable fair values, are adjusted to fair value when observable price changes are identified or an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Traffic Acquisition Costs

        Traffic acquisition costs consist of (i) payments made to partners who direct traffic to our Ask Media Group websites, who distribute our business-to-business customized browser-based applications and who integrate our paid listings into their websites and (ii) the amortization of fees paid to Apple and Google related to the distribution of apps and the facilitation of in-app purchases. These payments include amounts based on revenue share and other arrangements. New IAC expenses these payments in the period incurred as a component of cost of revenue.

Advertising Costs

        Advertising costs are expensed in the period incurred (when the advertisement first runs for production costs that are initially capitalized) and represent online marketing, including fees paid to search engines, social media sites and third parties that distribute our B2C downloadable applications, offline marketing, which is primarily television advertising, and partner-related payments to those who direct traffic to the brands within our ANGI segment. Advertising expense is $855.2 million, $798.1 million and $750.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.

        New IAC capitalizes and amortizes the costs associated with certain distribution arrangements that require us to pay a fee per access point delivered. These access points are generally in the form of downloadable applications associated with our direct-to consumer operations. These fees are amortized over the estimated useful lives of the access points to the extent New IAC can reasonably estimate a probable future economic benefit and the period over which such benefit will be realized (generally 18 months). Otherwise, the fees are charged to expense as incurred.

Legal Costs

        Legal costs are expensed as incurred.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

        New IAC is included within IAC's tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, current and deferred income tax provision/benefit has been computed for the entities comprising New IAC on an as if standalone, separate return basis.

        New IAC accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized. New IAC records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense.

        New IAC evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when New IAC concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when New IAC subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained.

        On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the "Tax Act"). The Tax Act imposes a new minimum tax on global intangible low-taxed income ("GILTI") earned by foreign subsidiaries beginning in 2018. The FASB Staff Q&A, Topic 740 No. 5, Accounting for Global Intangible Low-Taxed Income, states that an entity may make an accounting policy election to either recognize deferred taxes for temporary differences expected to reverse as GILTI in future years or provide for the tax expense related to GILTI in the year the tax is incurred. New IAC has elected to recognize the tax on GILTI as a period expense in the period the tax is incurred.

Foreign Currency Translation and Transaction Gains and Losses

        The financial position and operating results of foreign entities whose primary economic environment is based on their local currency are combined using the local currency as the functional currency. These local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenue and expenses of these operations are translated at average rates of exchange during the period. Translation gains and losses are included in accumulated other comprehensive income as a component of parent's equity. Transaction gains and losses resulting from assets and liabilities denominated in a currency other than the functional currency are included in the combined statement of operations as a component of other income (expense), net. See "Note 15—Combined Financial Statement Details" for additional information regarding foreign currency exchange gains and losses.

        Translation gains and losses relating to foreign entities that are liquidated or substantially liquidated are reclassified out of accumulated other comprehensive income (loss) into earnings. Such losses totaled $0.1 million and less than $0.1 million during the years ended December 31, 2018 and

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2017, respectively, and were included in "Other income, net" in the accompanying combined statement of operations. There were no such gains or losses for the year ended December 31, 2019.

Stock-Based Compensation

        Stock-based compensation is measured at the grant date based on the fair value of the award and is generally expensed over the requisite service period. See "Note 9—Stock-based Compensation" for a discussion of the allocation of expense from IAC related to awards issued to New IAC employees that were granted under various IAC stock and annual incentive plans.

Redeemable Noncontrolling Interests

        Noncontrolling interests in the combined subsidiaries of New IAC are ordinarily reported on the combined balance sheet within parent's equity, separately from New IAC's equity. However, securities that are redeemable at the option of the holder and not solely within the control of the issuer must be classified outside of parent's equity. Accordingly, all noncontrolling interests that are redeemable at the option of the holder are presented outside of parent's equity in the accompanying combined balance sheet.

        In connection with the acquisition of certain subsidiaries, management of these businesses has retained an ownership interest. IAC is party to fair value put and call arrangements with respect to these interests. These put and call arrangements allow management of these businesses to require IAC to purchase their interests or allow IAC to acquire such interests at fair value, respectively. These arrangements will be assigned to New IAC following the Separation and are, therefore, reflected in these combined financial statements as if New IAC were the party to these arrangements. The put arrangements do not meet the definition of a derivative instrument as the put agreements do not provide for net settlement. These put and call arrangements become exercisable by IAC and the counterparty at various dates in the future. One of these arrangements was exercised during the year ended December 31, 2019 and two of these arrangements were exercised during each of the years ended December 31, 2018 and 2017. These put arrangements are exercisable by the counterparty outside the control of IAC. Accordingly, to the extent that the fair value of these interests exceeds the value determined by normal noncontrolling interest accounting, the value of such interests is adjusted to fair value with a corresponding adjustment to invested capital. During the years ended December 31, 2019, 2018 and 2017, New IAC recorded adjustments of $11.6 million, $6.6 million and $6.4 million, respectively, to increase these interests to fair value. Fair value determinations require high levels of judgment and are based on various valuation techniques, including market comparables and discounted cash flow projections.

Recent Accounting Pronouncements

Accounting Pronouncement adopted by New IAC

Adoption of ASU No. 2016-02, Leases (Topic 842)

        New IAC adopted ASU No. 2016-02, Leases (Topic 842) ("ASC 842") effective January 1, 2019. ASC 842 superseded previously existing guidance on accounting for leases and generally requires all leases to be recognized in the statement of financial position.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The adoption of ASC 842 resulted in the recognition of $119.6 million of ROU assets and related lease liabilities as of January 1, 2019, with no cumulative effect adjustment. The adoption of ASC 842 had no impact on New IAC's combined results of operations or cash flows.

        New IAC adopted ASC 842 prospectively and, therefore, did not revise comparative period information or disclosure. In addition, New IAC elected the package of practical expedients permitted under ASC 842.

        See "Note 11—Leases" for additional information on the adoption of ASC 842.

Accounting Pronouncement Not Yet Adopted by New IAC

ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments

        In June 2016, the FASB issued ASU No. 2016-13, which significantly changes how entities will measure credit losses for most financial assets, including accounts receivable. ASU No. 2016-13 replaces the "incurred loss" approach with an "expected loss" model, under which companies will recognize allowances based on expected rather than incurred losses. New IAC adopted ASU No. 2016-13 on January 1, 2020 using the modified retrospective approach. There was no cumulative effect arising from the adoption of ASU No. 2016-13. The adoption of 2016-13 is not expected to have a material impact on New IAC's financial statements.

ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes

        In December 2019, the FASB issued ASU No. 2019-12, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. The provisions of ASU No. 2019-12 are effective for reporting periods beginning after December 15, 2020 with early adoption permitted. Most amendments within ASU No. 2019-12 are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. New IAC adopted ASU No. 2019-12 on January 1, 2020 using the modified retrospective basis for those amendments that are not applied on a prospective basis. The adoption of ASU No. 2019-12 will not have a material impact on New IAC's combined financial statements.

Reclassifications

        Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 3—INCOME TAXES

        New IAC is included within IAC's tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, current and deferred income tax provision/benefit have been computed for the entities comprising New IAC on an as if standalone, separate return basis. New IAC's payments to IAC for its share of IAC's consolidated federal and state tax return liabilities have been reflected within cash flows from operating activities in the accompanying combined statements of cash flows.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 3—INCOME TAXES (Continued)

        U.S. and foreign (loss) earnings before income taxes and noncontrolling interests are as follows:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
U.S.	$(74,360)	$269,267	$(141,519)
Foreign	46,054	36,304	10,725

Total	$(28,306)	$305,571	$(130,794)

        The components of the income tax (benefit) provision are as follows:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Current income tax provision (benefit):
Federal	$(1,117)	$(1,187)	$(29,754)
State	197	1,514	2,262
Foreign	3,201	4,108	(1,175)

Current income tax provision (benefit)	2,281	4,435	(28,667)

Deferred income tax (benefit) provision:
Federal	(51,952)	20,156	(118,744)
State	(10,645)	(7,272)	(6,755)
Foreign	(173)	(4,119)	(1,236)

Deferred income tax (benefit) provision	(62,770)	8,765	(126,735)

Income tax (benefit) provision	$(60,489)	$13,200	$(155,402)

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 3—INCOME TAXES (Continued)

        The tax effects of cumulative temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are presented below. The valuation allowance relates to deferred tax assets for which it is more likely than not that the tax benefit will not be realized.

	December 31,
	2019	2018
	(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$201,766	$129,500
Stock-based compensation	62,566	64,776
Long-term lease liabilities	42,486	—
Tax credit carryforwards	38,066	34,065
Accrued expenses	12,911	17,577
Other	21,039	16,713

Total deferred tax assets	378,834	262,631
Less: valuation allowance	(92,990)	(86,778)

Net deferred tax assets	285,844	175,853

Deferred tax liabilities:
Investment in subsidiaries	(240,420)	(240,590)
Right-of-use assets	(29,654)	—
Intangible assets	(28,488)	(35,380)
Investment in Pinterest	—	(23,018)
Other	(31,534)	(14,120)

Total deferred tax liabilities	(330,096)	(313,108)

Net deferred tax liabilities	$(44,252)	$(137,255)

        Upon the Separation, IAC's consolidated federal and state tax attributes will be allocated between New IAC and New Match; these tax attributes will be allocated pursuant to the Internal Revenue Code ("IRC") and applicable state law. This allocation will result in the adjustment of New IAC's net deferred tax liability, which is $44.3 million on an as if standalone, separate return basis, to be adjusted as of the effective date of the Separation with a corresponding adjustment to additional paid-in capital. If the Separation had occurred on December 31, 2019, New IAC's net deferred tax liability would have increased by approximately $10.1 million. The final allocation of tax attributes and resulting adjustment of New IAC's deferred taxes will be impacted by multiple factors, including, but not limited to, the ultimate date of the Separation and the amount of taxable income or loss generated by the IAC consolidated tax group in 2020, the expected year of the Separation.

        At December 31, 2019, New IAC has federal and state net operating losses ("NOLs") of $506.3 million and $552.8 million, respectively. These NOLs have been computed on an as if standalone, separate return basis and will be adjusted upon the Separation pursuant to applicable law. If not utilized, the federal NOLs will expire at various times between 2026 and 2037, and the state NOLs, if not utilized, will expire at various times between 2022 and 2039. Federal and state NOLs of $200.9 million and $248.5 million, respectively, can be used against future taxable income without restriction and the remaining NOLs will be subject to limitations under Section 382 of the IRC,

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 3—INCOME TAXES (Continued)

separate return limitations, and applicable law. At December 31, 2019, New IAC has foreign NOLs of $337.9 million available to offset future income. Of these foreign NOLs, $311.7 million can be carried forward indefinitely and $26.2 million will expire at various times between 2020 and 2039. During 2019, New IAC recognized tax benefits related to NOLs of $70.8 million. Included in this amount is $26.9 million of tax benefits of acquired attributes, which was recorded as a reduction to goodwill.

        At December 31, 2019, New IAC has tax credit carryforwards of $50.2 million. Of this amount, $34.2 million relates to credits for research activities, $13.6 million relates to credits for foreign taxes and $2.4 million relates to various other credits. Of these credit carryforwards, $12.8 million can be carried forward indefinitely and $37.4 million will expire between 2020 and 2039.

        New IAC regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. At December 31, 2019, New IAC has a U.S. gross deferred tax asset of $277.4 million that New IAC expects to fully utilize on a more likely than not basis. Of this amount, $31.5 million will be utilized upon the reversal of deferred tax liabilities and the remaining net deferred tax asset of $245.9 million will be utilized based on forecasts of future taxable income.

        During 2019, New IAC's valuation allowance increased by $6.2 million primarily due to an increase in foreign NOLs, partially offset by a net decrease in unbenefited capital losses. At December 31, 2019, New IAC has a valuation allowance of $93.0 million related to the portion of tax loss carryforwards, foreign tax credits and other items for which it is more likely than not that the tax benefit will not be realized.

        A reconciliation of the income tax (benefit) provision to the amounts computed by applying the statutory federal income tax rate to earnings before income taxes is shown as follows:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Income tax (benefit) provision at the federal statutory rate of 21% (35% for 2017)	$(5,944)	$64,170	$(45,778)
State income taxes, net of effect of federal tax benefit	(277)	5,188	(4,856)
Stock-based compensation	(56,871)	(39,326)	(75,895)
Non-deductible executive compensation	7,409	2,983	123
Change in valuation allowance on capital losses	(5,815)	(1,280)	(825)
Non-deductible expenses	5,460	1,727	5,211
Research credit	(5,105)	(3,167)	(4,593)
Withholding taxes	1,008	703	510
Deferred tax adjustment for enacted changes in tax laws and rates	(687)	(13,646)	(68,513)
Foreign income taxed at a different statutory tax rate	(672)	(866)	(6,087)
Transition tax	—	—	46,003
Other, net	1,005	(3,286)	(702)

Income tax (benefit) provision	$(60,489)	$13,200	$(155,402)

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 3—INCOME TAXES (Continued)

        A reconciliation of the beginning and ending amount of unrecognized tax benefits, including penalties but excluding interest, is as follows:

	December 31,
	2019	2018	2017
	(In thousands)
Balance at January 1	$15,451	$14,528	$12,766
Additions based on tax positions related to the current year	2,781	1,455	1,399
Additions for tax positions of prior years	238	235	870
Expiration of applicable statutes of limitations	(410)	(767)	(507)

Balance at December 31	$18,060	$15,451	$14,528

        New IAC is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company and consolidated tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service ("IRS") is currently auditing IAC's federal income tax returns for the years ended December 31, 2010 through 2016, which includes the operations of New IAC. The statute of limitations for the years 2010 through 2012 has been extended to November 30, 2020 and the statute of limitations for the years 2013 through 2015 has been extended to December 31, 2020. Various other jurisdictions are open to examination for tax years beginning with 2009. Income taxes payable include unrecognized tax benefits that are considered to be sufficient to pay assessments that may result from the examination of prior year tax returns. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of New IAC, these matters are subject to inherent uncertainties and management's view of these matters may change in the future.

        New IAC recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. Included in the income tax provision for the years ended December 31, 2019, 2018 and 2017 is a $0.1 million expense for all three respective years, net of related deferred taxes of less than $0.1 million for all three respective years, for interest on unrecognized tax benefits. At December 31, 2019 and 2018, New IAC has accrued $2.3 million and $1.8 million, respectively, for the payment of interest. At both December 31, 2019 and 2018, New IAC has accrued $0.2 million for penalties.

        At December 31, 2019 and 2018, unrecognized tax benefits, including interest and penalties, were $20.3 million and $17.2 million, respectively. Included in unrecognized tax benefits at December 31, 2019 and 2018, is $11.6 million and $9.0 million, respectively, for tax positions included in IAC's consolidated tax return filings. If unrecognized tax benefits at December 31, 2019 are subsequently recognized, $18.9 million, net of related deferred tax assets and interest, would reduce income tax expense. The comparable amount as of December 31, 2018 was $16.1 million. New IAC believes that it is reasonably possible that its unrecognized tax benefits could decrease by $10.6 million by

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 3—INCOME TAXES (Continued)

December 31, 2019, due to expirations of statutes of limitations or other settlements; $10.3 million of which would reduce the income tax provision.

        On December 22, 2017, the U.S. enacted the Tax Act. The Tax Act subjected to U.S. taxation certain previously deferred earnings of foreign subsidiaries as of December 31, 2017 ("Transition Tax") and implemented a number of changes that took effect on January 1, 2018, including but not limited to, a reduction of the U.S. federal corporate tax rate from 35% to 21% and a new minimum tax on GILTI earned by foreign subsidiaries. New IAC was able to make a reasonable estimate of the Transition Tax and recorded a provisional tax expense in the fourth quarter of 2017. In 2018, New IAC finalized this calculation, which resulted in no adjustment to the Transition Tax.

        At December 31, 2019, all of New IAC's international cash can be repatriated without significant tax consequences.

NOTE 4—BUSINESS COMBINATION

        Through the Combination, ANGI acquired 100% of the common stock of Angie's List on September 29, 2017 for a total purchase price valued at $781.4 million.

        The purchase price of $781.4 million was determined based on the sum of (i) the fair value of the 61.3 million shares of Angie's List common stock outstanding immediately prior to the Combination based on the closing stock price of Angie's List common stock on the NASDAQ on September 29, 2017 of $12.46 per share; (ii) the cash consideration of $1.9 million paid to holders of Angie's List common stock who elected to receive $8.50 in cash per share; and (iii) the fair value of vested equity awards (including the pro rata portion of unvested awards attributable to pre-combination services) outstanding under Angie's List stock plans on September 29, 2017. Each stock option to purchase shares of Angie's List common stock that was outstanding immediately prior to the effective time of the Combination was, as of the effective time of the Combination, converted into an option to purchase (i) that number of Class A shares of ANGI Homeservices equal to the total number of shares of Angie's List common stock subject to such Angie's List option immediately prior to the effective time of the Combination, (ii) at a per-share exercise price equal to the exercise price per share of Angie's List common stock at which such Angie's List option was exercisable immediately prior to the effective time of the Combination. Each award of Angie's List restricted stock units that was outstanding immediately prior to the effective time of the Combination was, as of the effective time of the Combination, converted into an ANGI Homeservices restricted stock unit award with respect to a number of Class A shares of ANGI Homeservices equal to the total number of shares of Angie's List common stock subject to such Angie's List restricted stock unit award immediately prior to the effective time of the Combination.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 4—BUSINESS COMBINATION (Continued)

        The table below summarizes the purchase price:

Angie's List
(In thousands)
Class A common stock	$763,684
Cash consideration for holders who elected to receive $8.50 in cash per share of Angie's List common stock	1,913
Fair value of vested and pro rata portion of unvested stock options attributable to pre-combination services	11,749
Fair value of the pro rata portion of unvested restricted stock units attributable to pre-combination services	4,038

Total purchase price	$781,384

        The financial results of Angie's List are included in New IAC's combined financial statements, within the ANGI Homeservices segment, beginning September 29, 2017. For the year ended December 31, 2017, New IAC included $58.9 million of revenue and $21.8 million of net loss in its combined statement of operations related to Angie's List. The net loss of Angie's List reflects $28.7 million in stock-based compensation expense related to (i) the acceleration of previously issued Angie's List equity awards held by employees terminated in connection with the Combination and (ii) the expense related to previously issued Angie's List equity awards, severance and retention costs of $19.8 million related to the Combination and a reduction in revenue of $7.8 million due to the write-off of deferred revenue related to the Combination.

        The table below summarizes the fair values of the assets acquired and liabilities assumed at the date of Combination:

Angie's List
(In thousands)
Cash and cash equivalents	$44,270
Other current assets	11,280
Property and equipment	16,341
Goodwill	543,674
Intangible assets	317,300

Total assets	932,865
Deferred revenue	(32,595)
Other current liabilities	(46,150)
Long-term debt—related party	(61,498)
Deferred income taxes	(9,833)
Other long-term liabilities	(1,405)

Net assets acquired	$781,384

        The purchase price was based on the expected financial performance of Angie's List, not on the value of the net identifiable assets at the time of combination. This resulted in a significant portion of the purchase price being attributed to goodwill because Angie's List is complementary and synergistic to the other North America businesses of ANGI Homeservices.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 4—BUSINESS COMBINATION (Continued)

        The fair values of the identifiable intangible assets acquired at the date of Combination are as follows:

	Angie's List
	(In thousands)	Weighted-Average Useful Life (Years)
Indefinite-lived trade name and trademarks	$137,000	Indefinite
Service professionals	90,500	3
Developed technology	63,900	6
Memberships	15,900	3
User base	10,000	1

Total identifiable intangible assets acquired	$317,300

        Other current assets, current liabilities and other long-term liabilities of Angie's List were reviewed and adjusted to their fair values at the date of combination, as necessary. The fair value of deferred revenue was determined using an income approach that utilized a cost to fulfill analysis. The fair value of the trade name and trademarks was determined using an income approach that utilized the relief from royalty methodology. The fair values of developed technology and user base were determined using a cost approach that utilized the cost to replace methodology. The fair values of the service professionals and memberships were determined using an income approach that utilized the excess earnings methodology. The valuations of deferred revenue and intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows, cost and profit margins related to deferred revenue and the determination of royalty and discount rates. The amount attributed to goodwill is not tax deductible.

Unaudited Pro Forma Financial Information

        The unaudited pro forma financial information in the table below presents the combined results of New IAC and Angie's List as if the Combination had occurred on January 1, 2016. The unaudited pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of the results that would have been achieved had the Combination actually occurred on January 1, 2016. For the year ended December 31, 2017, pro forma adjustments include (i) reductions in stock-based compensation expense of $77.1 million and transaction related costs of $34.1 million because they are one-time in nature and will not have a continuing impact on operations; and (ii) an increase in amortization of intangibles of $31.9 million. The stock-based compensation expense is related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie's List equity awards, both of which were converted into ANGI Homeservices' equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie's List

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 4—BUSINESS COMBINATION (Continued)

employees in connection with the Combination. The transaction related costs include severance and retention costs of $19.8 million related to the Combination.

Year Ended December 31, 2017
(In thousands)
Revenue	$2,174,968
Net earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc.	$96,578

NOTE 5—GOODWILL AND INTANGIBLE ASSETS

        Goodwill and intangible assets, net are as follows:

	December 31,
	2019	2018
	(In thousands)
Goodwill	$1,616,867	$1,484,117
Intangible assets with indefinite lives	225,296	227,420
Intangible assets with definite lives, net of accumulated amortization	124,854	166,362

Total goodwill and intangible assets, net	$1,967,017	$1,877,899

        The following table presents the balance of goodwill by reportable segment, including the changes in the carrying value of goodwill, for the year ended December 31, 2019:

	Balance at December 31, 2018	Additions	(Deductions)	Impairment	Foreign Exchange Translation	Balance at December 31, 2019
	(In thousands)
ANGI Homeservices	$895,071	$18,326	$(29,293)	$—	$192	$884,296
Vimeo	77,152	142,222	—	—	—	219,374
Applications:
Desktop	265,146	—	—	—	—	265,146
Mosaic Group	239,746	—	—	—	(144)	239,602

Total Applications	504,892	—	—	—	(144)	504,748

Emerging & Other	7,002	4,765	—	(3,318)	—	8,449

Total	$1,484,117	$165,313	$(29,293)	$(3,318)	$48	$1,616,867

        Additions primarily relate to the acquisitions of Magisto (included in the Vimeo segment) and Fixd Repair (included in the ANGI Homeservices segment). Deductions primarily relate to tax benefits of acquired attributes related to the acquisition of Handy (included in the ANGI Homeservices segment). During the fourth quarter of 2019, New IAC recorded an impairment charge of $3.3 million related to the goodwill of the College Humor Media business (included in the Emerging & Other segment).

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 5—GOODWILL AND INTANGIBLE ASSETS (Continued)

        The following table presents the balance of goodwill by reportable segment, including the changes in the carrying value of goodwill, for the year ended December 31, 2018:

	Balance at December 31, 2017	Additions	(Deductions)	Transfers In/(Out)	Foreign Exchange Translation	Balance at December 31, 2018
	(In thousands)
ANGI Homeservices	$770,664	$142,768	$(14,449)	$—	$(3,912)	$895,071
Vimeo	77,303	—	(151)	—	—	77,152
Applications:
Desktop	265,146	—	—	—	—	265,146
Mosaic Group	182,096	50,784	—	7,323	(457)	239,746

Total Applications	447,242	50,784	—	7,323	(457)	504,892

Emerging & Other	18,305	3,684	(7,664)	(7,323)	—	7,002

Total	$1,313,514	$197,236	$(22,264)	$—	$(4,369)	$1,484,117

        Additions primarily relate to the acquisitions of Handy (included in the ANGI Homeservices segment), TelTech and iTranslate (included in the Applications segment), and Bluecrew (included in the Emerging & Other segment). Deductions relate to the sales of Felix (included in the ANGI Homeservices segment) and Electus (included in the Emerging & Other segment).

        Prior to the fourth quarter of 2018, IAC Publishing was a reportable segment consisting of one operating segment and one reporting unit. In the fourth quarter of 2018, IAC Publishing was split into the Dotdash, the Ask Media Group and the Emerging & Other segments (related to the remaining businesses previously included in the IAC Publishing segment). The accumulated goodwill impairment of IAC Publishing was allocated to these businesses based upon their relative fair values as of October 1, 2018.

        The December 31, 2019 and 2018 goodwill balances reflect accumulated impairment losses of $529.1 million, $212.6 million, $198.3 million and $187.1 million at Applications, the businesses previously included in the IAC Publishing segment (excluding Dotdash and Ask Media Group, included in the Emerging & Other segment), Dotdash and Ask Media Group, respectively. The December 31, 2019 and 2018 goodwill balances also reflect accumulated impairment losses of $14.9 million and $11.6 million, respectively, at College Humor Media (included in the Emerging & Other segment).

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 5—GOODWILL AND INTANGIBLE ASSETS (Continued)

        Intangible assets with indefinite lives are trade names and trademarks acquired in various acquisitions. At December 31, 2019 and 2018, intangible assets with definite lives are as follows:

	December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Technology	$143,255	$(73,483)	$69,772	4.5
Service professional relationships	99,651	(76,445)	23,206	2.9
Customer lists and user base	44,286	(24,226)	20,060	3.3
Memberships	15,900	(11,940)	3,960	3.0
Trade names	12,777	(8,082)	4,695	3.5
Other	10,439	(7,278)	3,161	3.4

Total	$326,308	$(201,454)	$124,854	3.7

	December 31, 2018
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Technology	$132,588	$(48,339)	$84,249	4.6
Service professional relationships	99,528	(44,674)	54,854	2.9
Customer lists and user base	29,829	(14,857)	14,972	2.9
Memberships	15,900	(6,640)	9,260	3.0
Trade names	7,579	(4,579)	3,000	3.9
Other	5,500	(5,473)	27	4.6

Total	$290,924	$(124,562)	$166,362	3.7

        At December 31, 2019, amortization of intangible assets with definite lives for each of the next five years and thereafter is estimated to be as follows:

Years Ending December 31,	(In thousands)
2020	$61,792
2021	26,108
2022	21,830
2023	12,306
2024	1,316
Thereafter	1,502

Total	$124,854

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 6—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Marketable Securities

        New IAC did not hold any marketable securities at December 31, 2019.

        At December 31, 2018, the fair values of marketable securities are as follows:

Year Ended December 31, 2018
(In thousands)
Available-for-sale marketable debt securities	$24,947
Marketable equity security	419

Total marketable securities	$25,366

        At December 31, 2018, current available-for-sale marketable debt securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Treasury discount notes	$24,947	$1	$(1)	$24,947

Total available-for-sale marketable debt securities	$24,947	$1	$(1)	$24,947

        There were no investments in available-for-sale marketable debt securities that have been in a continuous unrealized loss position for longer than twelve months as of December 31, 2018.

        For the years ended December 31, 2019 and 2018, proceeds from maturities of available-for-sale marketable debt securities were $25.0 million and $35.0 million, respectively. There were no gross realized gains or losses from the maturities of available-for-sale marketable debt securities for the years ended December 31, 2019 and 2018.

Long-term Investments

        Long-term investments consist of:

	December 31,
	2019	2018
	(In thousands)
Equity securities without readily determinable fair values	$347,975	$225,979

Total long-term investments	$347,975	$225,979

Equity Securities without Readily Determinable Fair Values

        In the third quarter of 2019, New IAC made a $250 million investment in Turo, a peer-to-peer car sharing marketplace. As part of its investment, New IAC received a warrant that is net settleable at New IAC's option and is recorded at fair value each reporting period with any change included in "Other income, net" in the accompany combined statement of operations. The warrant is measured using significant unobservable inputs and is classified in the fair value hierarchy table below as Level 3. The warrant is included in "Other non-current assets" in the accompanying combined balance sheet.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 6—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

        New IAC had an investment in Pinterest, which was carried at fair value following the initial public offering of Pinterest in April 2019. Prior to this, New IAC accounted for its investment in Pinterest as an equity security without a readily determinable fair value. New IAC sold its remaining shares in Pinterest during the fourth quarter of 2019. For the year ended December 31, 2019, New IAC recognized a net gain of $20.5 million related to its investment in Pinterest, which is included in "Other income, net" in the accompanying combined statement of operations.

        The following table presents a summary of realized and unrealized gains and losses recorded in "Other income, net", as adjustments to the carrying value of equity securities without readily determinable fair values held as of December 31, 2019 and 2018.

	Years Ended December 31,
	2019	2018
	(In thousands)
Upward adjustments (gross unrealized gains)	$19,698	$128,786
Downward adjustments including impairments (gross unrealized losses)	(1,193)	(2,838)

Total	$18,505	$125,948

        The cumulative upward and downward adjustments (including impairments) to the carrying value of equity securities without readily determinable fair values held at December 31, 2019 were $19.7 million and $0.9 million, respectively.

        Realized and unrealized gains and losses for New IAC's marketable equity security and investments without readily determinable fair values for the years ended December 31, 2019 and 2018 are as follows:

	Years Ended December 31, 2018
	2019	2018
	(In thousands)
Realized gains, net, for equity securities sold	$22,880	$27,366
Unrealized gains, net, on equity securities held	18,505	126,063

Total gains, net, recognized in other income, net	$41,385	$153,429

Equity Method Investments

        In 2018 and 2017, New IAC recorded other-than-temporary impairment charges on certain of its investments of $0.6 million and $2.7 million, respectively. These charges are included in "Other income, net" in the accompanying combined statement of operations.

Cost Method Investments (Prior to the Adoption of ASU No. 2016-01)

        In 2017, New IAC recorded $7.2 million of other-than-temporary impairment charges for certain of its investments as a result of our assessment of the near-term prospects and financial condition of the

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 6—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

investees. This charge is included in "Other income, net" in the accompanying combined statement of operations.

Fair Value Measurements

        The following tables present New IAC's financial instruments that are measured at fair value on a recurring basis:

	December 31, 2019
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$699,589	$—	$—	$699,589
Time deposits	—	23,075	—	23,075
Other non-current assets:
Warrant	—	—	8,495	8,495

Total	$699,589	$23,075	$8,495	$731,159

Liabilities:
Contingent consideration arrangements	$—	$—	$(6,918)	$(6,918)

	December 31, 2018
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$616,077	$—	$—	$616,077
Treasury discount notes	—	99,914	—	99,914
Commercial paper	—	52,931	—	52,931
Time deposits	—	15,036	—	15,036
Marketable securities:
Treasury discount notes	—	24,947	—	24,947
Marketable equity security	419	—	—	419

Total	$616,496	$192,828	$—	$809,324

Liabilities:
Contingent consideration arrangements	$—	$—	$(26,657)	$(26,657)

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 6—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

        The following table presents the changes in New IAC's financial instruments that are measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	Years Ended December 31,
	2019		2018
	Warrant	Contingent Consideration Arrangements	Contingent Consideration Arrangements
	(In thousands)
Balance at January 1	$—	$(26,657)	$—
Fair value at date of acquisition	17,618	—	(25,521)
Total net (losses) gains:
Included in earnings:
Fair value adjustments	(9,123)	19,739	(1,136)

Balance at December 31	$8,495	$(6,918)	$(26,657)

Contingent Consideration Arrangements

        At December 31, 2019, New IAC has one outstanding contingent consideration arrangement related to a business acquisition. The arrangement has a total maximum contingent payment of $45.0 million. At December 31, 2019, the gross fair value of this arrangement, before unamortized discount, is $12.5 million.

        Generally, our contingent consideration arrangements are based upon financial performance and/or operating metric targets and New IAC generally determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangements are initially long-term in nature, applying a discount rate that appropriately captures the risks associated with the obligation to determine the net amount reflected in the combined financial statements. The fair value of the contingent consideration arrangement at both December 31, 2019 and 2018 reflects a discount rate of 25%.

        The fair value of contingent consideration arrangements is sensitive to changes in the expected achievement of the applicable targets and changes in discount rates. New IAC remeasures the fair value of the contingent consideration arrangements each reporting period, including the accretion of the discount, if applicable, and changes are recognized in "General and administrative expense" in the accompanying combined statement of operations. At December 31, 2019 and 2018, the contingent consideration arrangement liability is $6.9 million and $26.7 million, respectively. These amounts are included in "Other long-term liabilities" in the accompanying combined balance sheet.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 6—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Financial Instruments Measured at Fair Value Only for Disclosure Purposes

        The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes:

	December 31, 2019		December 31, 2018
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Notes receivable—related party, current	$55,251	$55,251	$—	$—
Current portion of long-term debt	(13,750)	(13,681)	(13,750)	(12,753)
Long-term debt, net(a)	(231,946)	(232,581)	(244,971)	(229,556)
Long-term debt—related party	—	—	(2,500)	(2,529)

(a)
At December 31, 2019 and 2018, the carrying value of long-term debt, net includes unamortized debt issuance costs of $1.8 million and $2.5 million, respectively.

        The fair value of long-term debt, including the current portion, is estimated using observable market prices or indices for similar liabilities, which are Level 2 inputs. The fair value of long-term debt—related party is based on Level 3 inputs and is estimated by discounting the future cash flows based on current market conditions.

NOTE 7—LONG-TERM DEBT

        Long-term debt consists of:

	December 31,
	2019	2018
	(In thousands)
ANGI Term Loan due November 5, 2023	$247,500	$261,250
Less: current portion of ANGI Term Loan	13,750	13,750
Less: unamortized debt issuance costs	1,804	2,529

Total long-term debt, net	$231,946	$244,971

ANGI Term Loan and ANGI Credit Facility

        On November 1, 2017, ANGI borrowed $275 million under a five-year term loan facility ("ANGI Term Loan"). On November 5, 2018, the ANGI Term Loan was amended and restated, and is now due on November 5, 2023. At both December 31, 2019 and 2018, the ANGI Term Loan bears interest at LIBOR plus 1.50%. The spread over LIBOR is subject to change in future periods based on ANGI's consolidated net leverage ratio. The interest rate was 3.25% and 3.98% at December 31, 2019 and 2018, respectively. Interest payments are due at least quarterly through the term of the loan. Additionally, there are quarterly principal payments of $3.4 million through December 31, 2021, $6.9 million for the one-year period ending December 31, 2022 and $10.3 million through maturity of the loan when the final amount of $161.6 million is due.

        The terms of the ANGI Term Loan require ANGI to maintain a consolidated net leverage ratio of not more than 4.5 to 1.0 and a minimum interest coverage ratio of not less than 2.0 to 1.0 (in each

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 7—LONG-TERM DEBT (Continued)

case as defined in the credit agreement). The ANGI Term Loan also contains covenants that would limit ANGI's ability to pay dividends, make distributions or repurchase ANGI stock in the event a default has occurred or ANGI's consolidated net leverage ratio exceeds 4.25 to 1.0. There are additional covenants under the ANGI Term Loan that limit the ability of ANGI and its subsidiaries to, among other things, incur indebtedness, pay dividends or make distributions.

        On November 5, 2018, ANGI entered into a five-year $250 million revolving credit facility (the "ANGI Credit Facility"). At December 31, 2019 and 2018, there were no outstanding borrowings under the ANGI Credit Facility. The annual commitment fee on undrawn funds is based on the consolidated net leverage ratio most recently reported and is 25 basis points at both December 31, 2019 and 2018. Borrowings under the ANGI Credit Facility bear interest, at ANGI's option, at either a base rate or LIBOR, in each case plus an applicable margin, which is based on ANGI's consolidated net leverage ratio. The financial and other covenants are the same as those for the ANGI Term Loan.

        The ANGI Term Loan and ANGI Credit Facility are guaranteed by ANGI's wholly-owned material domestic subsidiaries and are secured by substantially all assets of ANGI and the guarantors, subject to certain exceptions.

IAC Group Credit Facility

        On October 2, 2017, IAC Group, LLC ("IAC Group") entered into a joinder agreement by and among IAC Group, IAC, and each of the other parties to the IAC Credit Facility. Pursuant to the joinder agreement, IAC Group became the successor borrower under the IAC Credit Facility and IAC's obligations under the credit agreement were terminated. IAC Group is included within these combined financial statements and will become a subsidiary of New IAC upon the consummation of the Separation.

        At December 31, 2019, IAC Group has a $250 million revolving credit facility (the "IAC Group Credit Facility"), that expires on November 5, 2023. At December 31, 2019 and 2018, there were no outstanding borrowings under the IAC Group Credit Facility. The annual commitment fee on undrawn funds is based on the consolidated net leverage ratio (as defined in the agreement) most recently reported, and is 20 basis points at both December 31, 2019 and 2018. Borrowings under the IAC Group Credit Facility bear interest, at IAC Group's option, at a base rate or LIBOR, in each case, plus an applicable margin, which is based on IAC Group's consolidated net leverage ratio. The terms of the IAC Group Credit Facility require that IAC Group maintains a consolidated net leverage ratio of not more than 3.25 to 1.0 before the date on which IAC Group no longer holds majority of the outstanding voting stock of ANGI ("Trigger Date") and no greater than 2.75 to 1.0 on or after the Trigger Date. The terms of the IAC Group Credit Facility also restrict IAC Group's ability to incur additional indebtedness. Borrowings under the IAC Group Credit Facility are unconditionally guaranteed by certain of our wholly-owned domestic subsidiaries and are also secured by the stock of certain of our domestic and foreign subsidiaries, including the shares of Match Group and ANGI owned by IAC Group. Following the Separation, Match Group will no longer secure the IAC Group Credit Facility.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 7—LONG-TERM DEBT (Continued)

        Maturities of long-term debt liabilities as of December 31, 2019 (in thousands):

Years Ending December 31,
2020	$13,750
2021	13,750
2022	27,500
2023	192,500

Total	247,500
Less: current portion of long-term debt	13,750
Less: unamortized debt issuance costs	1,804

Total long-term debt, net	$231,946

NOTE 8—ACCUMULATED OTHER COMPREHENSIVE LOSS

        The following tables present the components of accumulated other comprehensive (loss) income and items reclassified out of accumulated other comprehensive loss into earnings:

	Year Ended December 31, 2019
	Foreign Currency Translation Adjustment	Unrealized Gains On Available-For-Sale Marketable Debt Securities	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Balance at January 1	$(12,543)	$2	$(12,541)
Other comprehensive income (loss)	337	(2)	335

Net current period other comprehensive income (loss)	337	(2)	335
Allocation of accumulated other comprehensive loss related to the noncontrolling interests	(20)	—	(20)

Balance at December 31	$(12,226)	$—	$(12,226)

	Year Ended December 31, 2018
	Foreign Currency Translation Adjustment	Unrealized Gains On Available-For-Sale Marketable Debt Securities	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1	$(7,504)	$—	$(7,504)
Other comprehensive (loss) income before reclassifications	(4,976)	2	(4,974)
Amounts reclassified to earnings	(52)	—	(52)

Net current period other comprehensive (loss) income	(5,028)	2	(5,026)
Allocation of accumulated other comprehensive loss related to noncontrolling interests	(11)	—	(11)

Balance at December 31	$(12,543)	$2	$(12,541)

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 8—ACCUMULATED OTHER COMPREHENSIVE LOSS (Continued)

	Year Ended December 31, 2017
	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Balance at January 1	$(21,864)	$(21,864)
Other comprehensive income before reclassifications	14,408	14,408
Amounts reclassified to earnings	(41)	(41)

Net current period other comprehensive income	14,367	14,367
Allocation of accumulated other comprehensive loss related to noncontrolling interests	(7)	(7)

Balance at December 31	$(7,504)	$(7,504)

        The amounts reclassified out of foreign currency translation adjustment into earnings for the years ended December 31, 2018 and 2017 relate to the liquidation of international subsidiaries.

        At December 31, 2019, 2018 and 2017, there was no tax benefit of provision on the accumulated other comprehensive loss.

NOTE 9—STOCK-BASED COMPENSATION

        The equity awards described below principally relate to awards issued by certain of our subsidiaries (including awards assumed in acquisitions, including the Combination) and an allocation of expense from IAC related to awards issued to New IAC employees that were granted under various IAC stock and annual incentive plans. The form of awards granted to New IAC employees are principally stock options, restricted stock units ("RSUs"), including those that are linked to the achievement of IAC's stock price, known as market-based awards ("MSUs") and those that are linked to the achievement of a performance target, known as performance-based awards ("PSUs").

        The amount of stock-based compensation expense recognized in the combined statement of operations is net of estimated forfeitures. The forfeiture rate is estimated at the grant date based on historical experience and revised, if necessary, in subsequent periods if actual forfeitures differ from the estimated rate. The expense ultimately recorded is for the awards that vest. At December 31, 2019, there is $158.3 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.2 years.

        The total income tax benefit recognized in the accompanying combined statement of operations for the years ended December 31, 2019, 2018 and 2017 related to all stock-based compensation is $82.4 million, $80.7 million and $124.2 million, respectively.

        The aggregate income tax benefit recognized related to the exercise of stock options for the years ended December 31, 2019, 2018 and 2017, is $64.2 million, $63.6 million and $95.1 million, respectively. As New IAC is currently in an NOL position, there will be some delay in the timing of the realization of the cash benefit of the income tax deductions related to stock-based compensation because it will be dependent upon the amount and timing of future taxable income and the timing of estimated income tax payments.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 9—STOCK-BASED COMPENSATION (Continued)

IAC Denominated Stock Options

        The fair value of stock option awards, with the exception of market-based awards, is estimated on the grant date using the Black-Scholes option pricing model. The grant date fair value of market-based awards is estimated using a lattice model that incorporates a Monte Carlo simulation of IAC's stock price. Broad-based stock option awards issued to date have generally vested in equal annual installments over a 4-year period from the grant date.

        The aggregate intrinsic value, calculated as the difference between IAC's closing stock price on the last trading day of 2019 and the exercise price, multiplied by the number of in-the-money awards that would have been exercised had all award holders exercised their awards, on December 31, 2019 is $871.8 million. In connection with the Separation, IAC denominated stock options that are outstanding as of December 19, 2019, and immediately prior to the completion of the Transactions, will be converted into stock options to purchase New IAC common stock and stock options to purchase New Match common stock in a manner that preserves the spread value of the stock options immediately before and immediately after the adjustment, with the allocation between the two stock options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio. IAC denominated stock options that are granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Transactions, will be converted into stock options to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price. Assuming all stock options outstanding on December 31, 2019, were net settled on that date, withholding taxes, which will be paid by IAC for periods prior to the Separation and New IAC and New Match for periods subsequent to the Separation on behalf of the employees upon exercise, would have been $435.9 million in aggregate (of which $345.8 million is related to vested stock options and $90.1 million is related to unvested stock options) assuming a 50% withholding rate.

IAC Denominated Restricted Stock Units, Market-based Stock Units and Performance-based Stock Units

        RSUs, MSUs and PSUs are awards in the form of phantom shares or units denominated in a hypothetical equivalent number of shares of IAC common stock and with the value of each RSU and PSU equal to the fair value of IAC common stock at the date of grant. The value of each MSU is estimated using a lattice model that incorporates a Monte Carlo simulation of IAC's stock price. Each RSU and PSU grant is subject to service-based vesting, where a specific period of continued employment must pass before an award vests. PSUs also include performance-based vesting, where certain performance targets set at the time of grant must be achieved before an award vests. The vesting of MSUs is tied to the stock price of IAC. For RSU grants, the expense is measured at the grant date as the fair value of IAC common stock and expensed as stock-based compensation over the vesting term. MSU grants are expensed over the shorter of the vesting period or the derived service period. For PSU grants, the expense is measured at the grant date as the fair value of IAC common stock and expensed as stock-based compensation over the vesting term if the performance targets are considered probable of being achieved. RSUs currently outstanding generally vest in either equal annual installments over a four-year period or cliff-vest after a three-year period, in each case, from the grant date. MSUs currently outstanding cliff-vest after the market condition has been met either within a three-year or five-year period from the date of grant. The aggregate intrinsic value of all RSUs and

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 9—STOCK-BASED COMPENSATION (Continued)

MSUs outstanding on December 31, 2019 is $91.6 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable, which will be paid by IAC for periods prior to the Separation and New IAC for periods subsequent to the Separation on behalf of the employees upon net settlement would be $45.8 million, assuming a 50% withholding rate, and IAC would have issued 0.2 million common shares. There were no PSUs outstanding on December 31, 2019.

Equity Instruments Denominated in the Shares of Certain Subsidiaries

ANGI

        In connection with the Combination, previously issued stock appreciation rights related to the common stock of HomeAdvisor (US) were converted into ANGI stock appreciation rights that are settleable, at ANGI's option, on a net basis with ANGI remitting withholding taxes on behalf of the employee or on a gross basis with ANGI issuing a sufficient number of Class A shares to cover the withholding taxes. While these awards can be settled in either Class A shares of ANGI or shares of IAC common stock at IAC's option, these awards are currently being settled in shares of ANGI. The aggregate intrinsic value of these awards outstanding at December 31, 2019 is $114.6 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable is $57.3 million, assuming a 50% withholding rate, and ANGI would have issued 6.8 million Class A shares. The aggregate intrinsic value of all other ANGI equity awards, including stock options, RSUs and subsidiary denominated equity at December 31, 2019 is $86.8 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable is $43.4 million, assuming a 50% withholding rate, and ANGI would have issued 5.1 million Class A shares.

        Prior to the Separation, certain ANGI equity awards could be settled either in IAC common shares or the common shares of ANGI at IAC's election. If settled in IAC common stock, ANGI reimbursed IAC in either cash or through the issuance of Class A shares to IAC. Subsequent to the Separation, this right shall be assigned to New IAC.

        Prior to the Combination in 2017, IAC issued a number of IAC denominated PSUs to certain ANGI employees. Vesting of the PSUs was contingent upon ANGI's performance for the year ended December 31, 2019. These awards did not vest because the performance conditions were not achieved.

Non-publicly-traded Subsidiaries

        Historically, IAC has granted stock settled stock appreciation rights to employees and management that are denominated in the equity of certain non-publicly traded subsidiaries comprising New IAC. These equity awards vest over a period of years or upon the occurrence of certain prescribed events. The value of the stock settled stock appreciation rights is tied to the value of the common stock of these subsidiaries. Accordingly, these interests only have value to the extent the relevant business appreciates in value above the initial value utilized to determine the exercise price. These interests can have significant value in the event of significant appreciation. The fair value of these interest is generally determined by negotiation or arbitration, when settled; which will occur at various dates through 2026. Prior to the Separation, these equity awards have been and will be settled on a net basis, with the award holder entitled to receive IAC shares equal to the intrinsic value of the award upon settlement less an amount equal to the required cash tax withholding payment, which has been and will be paid by IAC. Subsequent to the Separation, these equity awards will continue to be settled on a net basis, with the award holder entitled to receive New IAC shares rather than IAC shares equal to the

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 9—STOCK-BASED COMPENSATION (Continued)

intrinsic value of the award upon settlement less an amount equal to the required cash tax withholding payment, which will be paid by New IAC. The expense associated with these equity awards is initially measured at fair value at the grant date and is expensed as stock-based compensation over the vesting term. The aggregate intrinsic value of these awards outstanding at December 31, 2019 is $40.5 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable is $20.2 million, assuming a 50% withholding rate, and IAC would have issued 0.1 million common shares. To the extent these awards are settled subsequent to the Separation, the number of New IAC shares ultimately needed to settle these awards and the cash withholding tax obligation may vary significantly as a result of the determination of the fair value of the relevant subsidiary. In addition, the number of New IAC shares required to settle these awards will be impacted by movement in New IAC's stock price.

Modification of Awards

        During 2019, New IAC modified certain equity awards and recognized modification charges of $13.1 million.

        During 2018, New IAC modified certain equity awards and recognized modification charges of $7.9 million. In addition, in connection with the ANGI chief executive officer transition during the fourth quarter of 2018, ANGI accelerated $3.9 million of expense into 2018 from 2019.

        In connection with the Combination, the previously issued HomeAdvisor (US) stock appreciation rights were converted into ANGI equity awards resulting in a modification charge of $217.7 million of which $29.0 million, $56.9 million and $93.4 million were recognized as stock-based compensation expense in the years ended December 31, 2019, 2018 and 2017, respectively, and the remaining charge will be recognized over the vesting period of the modified awards.

        During the second quarter of 2017, New IAC modified certain HomeAdvisor (US) denominated equity awards and recognized a modification charge of $6.6 million.

NOTE 10—SEGMENT INFORMATION

        The overall concept that New IAC employs in determining its operating segments is to present the financial information in a manner consistent with: how the chief operating decision maker views the businesses; how the businesses are organized as to segment management; and the focus of the businesses with regards to the types of services or products offered or the target market. Operating segments are combined for reporting purposes if they meet certain aggregation criteria, which principally relate to the similarity of their economic characteristics or, in the case of the Emerging & Other reportable segment, do not meet the quantitative thresholds that require presentation as separate reportable segments.

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10—SEGMENT INFORMATION (Continued)

        The following table presents revenue by reportable segment:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Revenue:
ANGI Homeservices	$1,326,205	$1,132,241	$736,386
Vimeo	196,015	159,641	103,332
Dotdash	167,594	130,991	90,890
Applications	519,459	582,287	577,998
Ask Media Group	421,949	365,179	216,325
Emerging & Other	74,883	163,070	228,283
Inter-segment elimination	(304)	(361)	(607)

Total	$2,705,801	$2,533,048	$1,952,607

        The following table presents the revenue of New IAC's segments disaggregated by type of service:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
ANGI Homeservices
Marketplace:
Consumer connection revenue	$913,533	$704,341	$521,481
Service professional membership subscription revenue	64,706	66,214	56,135
Other revenue	6,971	3,940	3,798

Total Marketplace revenue	985,210	774,495	581,414
Advertising and other revenue	264,682	287,676	97,483

Total North America revenue	1,249,892	1,062,171	678,897

Consumer connection revenue	59,611	50,913	40,009
Service professional membership subscription revenue	14,231	17,362	16,596
Advertising and other revenue	2,471	1,795	884

Total Europe revenue	76,313	70,070	57,489

Total ANGI Homeservices revenue	$1,326,205	$1,132,241	$736,386

Vimeo
Platform revenue	$193,736	$146,665	$99,650
Hardware revenue	2,279	12,976	3,682

Total Vimeo revenue	$196,015	$159,641	$103,332

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10—SEGMENT INFORMATION (Continued)

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Dotdash
Display advertising revenue	$126,487	$103,704	$76,316
Performance marketing revenue	41,107	27,287	14,574

Total Dotdash revenue	$167,594	$130,991	$90,890

Applications
Desktop:
Advertising revenue:
Google advertising revenue	$291,215	$426,964	$480,774
Non-Google advertising revenue	13,162	10,992	6,762

Total advertising revenue	304,377	437,956	487,536
Subscription and other revenue	15,858	20,815	34,613

Total Desktop revenue	320,235	458,771	522,149

Mosaic Group:
Subscription and other revenue	189,878	104,975	27,980
Advertising revenue	9,346	18,541	27,869

Total Mosaic Group revenue	199,224	123,516	55,849

Total Applications revenue	$519,459	$582,287	$577,998

Ask Media Group
Advertising revenue:
Google advertising revenue	$387,223	$343,530	$208,859
Non-Google advertising revenue	34,394	20,983	6,791

Total advertising revenue	421,617	364,513	215,650
Other revenue	332	666	675

Total Ask Media Group revenue	$421,949	$365,179	$216,325

Emerging & Other
Service revenue	$43,750	$35,465	$5,126
Advertising revenue:
Non-Google advertising revenue	11,356	45,750	47,124
Google advertising revenue	4,486	14,222	16,717

Total advertising revenue	15,842	59,972	63,841
Media production and distribution revenue	8,897	61,717	138,006
Other revenue	6,394	5,916	21,310

Total Emerging & Other revenue	$74,883	$163,070	$228,283

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10—SEGMENT INFORMATION (Continued)

        Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Revenue:
United States	$2,097,743	$1,951,957	$1,569,275
All other countries	608,058	581,091	383,332

Total	$2,705,801	$2,533,048	$1,952,607

	December 31,
	2019	2018
	(In thousands)
Long-lived assets (excluding goodwill and intangible assets):
United States	$297,433	$254,751
All other countries	7,981	5,697

Total	$305,414	$260,448

        The following tables present operating income (loss) and Adjusted EBITDA by reportable segment:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Operating income (loss):
ANGI Homeservices	$38,645	$63,906	$(149,176)
Vimeo	(51,921)	(35,594)	(27,328)
Dotdash	29,021	18,778	(15,694)
Applications	113,569	94,834	130,176
Ask Media Group	40,001	54,480	35,082
Emerging & Other	(53,013)	(24,516)	(12,052)
Corporate	(166,751)	(136,053)	(125,640)

Total	$(50,449)	$35,835	$(164,632)

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10—SEGMENT INFORMATION (Continued)

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Adjusted EBITDA:(a)
ANGI Homeservices	$202,297	$247,506	$37,858

Vimeo	$(41,790)	$(28,045)	$(23,607)

Dotdash	$39,601	$21,384	$(2,763)

Applications	$103,551	$131,837	$136,757

Ask Media Group	$40,517	$55,357	$37,322

Emerging & Other	$(48,273)	$(19,178)	$(9,932)

Corporate	$(88,617)	$(74,011)	$(67,748)

(a)
New IAC's primary financial measure is Adjusted EBITDA, which is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. New IAC believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10—SEGMENT INFORMATION (Continued)

        The following tables reconcile operating income (loss) for New IAC's reportable segments and net earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc. to Adjusted EBITDA:

	Year Ended December 31, 2019
	Operating Income (Loss)	Stock-Based Compensation Expense	Depreciation	Amortization of Intangibles	Goodwill Impairment	Acquisition- related Contingent Consideration Fair Value Adjustments	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$38,645	$68,255	$39,915	$55,482	$—	$—	$202,297

Vimeo	(51,921)	$—	$478	$9,653	$—	$—	$(41,790)

Dotdash	29,021	$—	$974	$9,606	$—	$—	$39,601

Applications	113,569	$—	$1,443	$8,277	$—	$(19,738)	$103,551

Ask Media Group	40,001	$—	$516	$—	$—	$—	$40,517

Emerging & Other	(53,013)	$—	$572	$850	$3,318	$—	$(48,273)

Corporate	(166,751)	$66,083	$12,051	$—	$—	$—	$(88,617)

Total	(50,449)
Interest expense—third party	(11,904)
Interest income, net—related party	420
Other income, net	33,627

Loss before income taxes	(28,306)
Income tax benefit	60,489

Net earnings	32,183
Net earnings attributable to noncontrolling interests	(9,288)

Net earnings attributable to IAC/equity in IAC Holdings, Inc.	$22,895

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10—SEGMENT INFORMATION (Continued)

	Year Ended December 31, 2018
	Operating Income (Loss)	Stock-Based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$63,906	$97,078	$24,310	$62,212	$—	$247,506

Vimeo	(35,594)	$—	$1,200	$6,349	$—	$(28,045)

Dotdash	18,778	$—	$969	$1,637	$—	$21,384

Applications	94,834	$—	$2,601	$33,266	$1,136	$131,837

Ask Media Group	54,480	$—	$877	$—	$—	$55,357

Emerging & Other	(24,516)	$919	$802	$3,617	$—	$(19,178)

Corporate	(136,053)	$50,408	$11,634	$—	$—	$(74,011)

Total	35,835
Interest expense—third party	(13,059)
Interest income, net—related party	325
Other income, net	282,470

Earnings before income taxes	305,571
Income tax provision	(13,200)

Net earnings	292,371
Net earnings attributable to noncontrolling interests	(45,599)

Net earnings attributable to IAC/equity in IAC Holdings, Inc.	$246,772

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10—SEGMENT INFORMATION (Continued)

	Year Ended December 31, 2017
	Operating Income (Loss)	Stock-Based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$(149,176)	$149,230	$14,543	$23,261	$—	$37,858

Vimeo	(27,328)	$—	$1,408	$2,313	$—	$(23,607)

Dotdash	(15,694)	$—	$2,255	$10,676	$—	$(2,763)

Applications	130,176	$—	$3,863	$2,170	$548	$136,757

Ask Media Group	35,082	$—	$2,240	$—	$—	$37,322

Emerging & Other	(12,052)	$401	$989	$730	$—	$(9,932)

Corporate	(125,640)	$42,374	$15,518	$—	$—	$(67,748)

Total	(164,632)
Interest expense—third party	(2,181)
Interest income, net—related party	23,656
Other income, net	12,363

Loss before income taxes	(130,794)
Income tax benefit	155,402

Net earnings	24,608
Net loss attributable to noncontrolling interests	12,398

Net earnings attributable to IAC/equity in IAC Holdings, Inc.	$37,006

        The following table presents capital expenditures by reportable segment:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Capital expenditures:
ANGI Homeservices	$68,804	$46,976	$26,837
Vimeo	2,801	209	109
Dotdash	—	102	825
Applications	85	111	227
Ask Media Group	—	420	25
Emerging & Other	345	699	290
Corporate	25,863	6,163	17,840

Total	$97,898	$54,680	$46,153

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 11—LEASES

        New IAC leases land, office space, data center facilities and equipment used in connection with its operations under various operating leases, the majority of which contain escalation clauses.

        ROU assets represent New IAC's right to use the underlying assets for the lease term and lease liabilities represent the present value of New IAC's obligation to make payments arising from these leases. ROU assets and related lease liabilities are based on the present value of fixed lease payments over the lease term using New IAC's and its publicly-traded subsidiary respective incremental borrowing rates on the lease commencement date or January 1, 2019 for leases that commenced prior to that date. New IAC combines the lease and non-lease components of lease payments in determining ROU assets and related lease liabilities. If the lease includes one or more options to extend the term of the lease, the renewal option is considered in the lease term if it is reasonably certain New IAC will exercise the option(s). Lease expense is recognized on a straight-line basis over the term of the lease. As permitted by ASC 842, leases with an initial term of twelve months or less ("short-term leases") are not recorded on the accompanying combined balance sheet.

        Variable lease payments consist primarily of common area maintenance, utilities and taxes, which are not included in the recognition of ROU assets and related lease liabilities. New IAC's lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Leases	Balance Sheet Classification	December 31, 2019
		(In thousands)
Assets:
Right-of-use assets	Right-of-use assets, net	$138,608

Liabilities:
Current lease liabilities	Accrued expenses and other current liabilities	$23,188
Long-term lease liabilities	Other long-term liabilities	168,321

Total lease liabilities		$191,509

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 11—LEASES (Continued)

Lease Expense	Income Statement Classification	Year Ended December 31, 2019
		(In thousands)
Fixed lease expense	Cost of revenue	$547
Fixed lease expense	Selling and marketing expense	10,613
Fixed lease expense	General and administrative expense	17,751
Fixed lease expense	Product development expense	1,502

Total fixed lease expense(a)		30,413

Variable lease expense	Cost of revenue	83
Variable lease expense	Selling and marketing expense	1,573
Variable lease expense	General and administrative expense	5,729
Variable lease expense	Product development expense	391

Total variable lease expense		7,776

Net lease expense		$38,189

(a)
Includes approximately $2.2 million of short-term lease expense and $7.6 million of sublease income for the year ended December 31, 2019.

        Maturities of lease liabilities as of December 31, 2019 (in thousands)(b):

Years Ended December 31,
2020	$32,688
2021	30,200
2022	27,543
2023	25,838
2024	23,318
Thereafter	221,479

Total	361,066
Less: interest	169,557

Present value of lease liabilities	$191,509

(b)
Lease payments exclude $37.3 million of legally binding minimum lease payments for leases signed but not yet commenced.

        The following are the weighted average assumptions used for lease term and discount rate as of December 31, 2019:

Remaining lease term	17.4 years
Discount rate	6.12%

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 11—LEASES (Continued)

Year Ended December 31, 2019
(In thousands)
Other Information:
Right-of-use assets obtained in exchange for lease liabilities	$61,657
Cash paid for amounts included in the measurement of lease liabilities	$35,321

NOTE 12—COMMITMENTS AND CONTINGENCIES

Commitments

        New IAC has entered into certain off-balance sheet commitments that require the future purchase of services ("purchase obligations"). Future payments under noncancelable unconditional purchase obligations as of December 31, 2019 are as follows:

	Amount of Commitment Expiration Per Period
	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years	Total Amounts Committed
	(In thousands)
Purchase obligations	$75,243	$41,423	$—	$—	$116,666

        Purchase obligations include New IAC's allocable share of IAC's $150.0 million three-year cloud computing contract, of which IAC paid $50.0 million in 2019 and New IAC had a related prepaid asset of $8.7 million included in "Other current assets" on the combined balance sheet at December 31, 2019. Following the Separation, $20.0 million of the remaining obligation will be assigned to New IAC and $80.0 million will be assigned to Match Group. New IAC's two remaining minimum payments of $10.0 million each will be due in 2020 and 2021. Purchase obligations also include (i) remaining payments of $59.3 million related to a two year cloud computing contract, which $40.9 million and $18.3 million are estimated to be paid in 2020 and 2021, respectively, (ii) remaining payments of $23.8 million related to advertising commitments to be made in 2020, and (iii) a remaining payment of $13.1 million related to the purchase of a 50% interest in a corporate aircraft that is expected to be made in 2021.

Contingencies

        In the ordinary course of business, New IAC is a party to various lawsuits. New IAC establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where we believe an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against us, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of New IAC, these matters are subject to inherent uncertainties and management's view of these matters may change in the future. New IAC also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 12—COMMITMENTS AND CONTINGENCIES (Continued)

impact on the liquidity, results of operations, or financial condition of New IAC. See "Note 3—Income Taxes" for additional information related to income tax contingencies.

Tinder Optionholder Litigation against IAC and Match Group

        On August 14, 2018, ten then-current and former employees of Match Group, LLC or Tinder, Inc. ("Tinder"), an operating business of Match Group, filed a lawsuit in New York state court against IAC and Match Group. See Sean Rad et al. v. IAC/InterActiveCorp and Match Group, Inc., No. 654038/2018 (Supreme Court, New York County). The complaint alleges that in 2017, the defendants: (i) wrongfully interfered with a contractually established process for the independent valuation of Tinder by certain investment banks, resulting in a substantial undervaluation of Tinder and a consequent underpayment to the plaintiffs upon exercise of their Tinder stock options, and (ii) then wrongfully merged Tinder into Match Group, thereby depriving certain of the plaintiffs of their contractual right to later valuations of Tinder on a stand-alone basis. The complaint asserts claims for breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, interference with contractual relations (as against Match Group only), and interference with prospective economic advantage, and seeks compensatory damages in the amount of at least $2 billion, as well as punitive damages. On August 31, 2018, four plaintiffs who were still employed by Match Group filed a notice of discontinuance of their claims without prejudice, leaving the six former employees as the remaining plaintiffs.

        On October 9, 2018, the defendants filed a motion to dismiss the complaint on various grounds, including that the 2017 valuation of Tinder by the investment banks was an expert determination any challenge to which is both time-barred under applicable law and available only on narrow substantive grounds that the plaintiffs have not pleaded in their complaint; the plaintiffs opposed the motion. On June 13, 2019, the court issued a decision and order (i) granting the motion to dismiss the claims for breach of the implied covenant of good faith and fair dealing and for unjust enrichment, (ii) granting the motion to dismiss the merger-related claim for breach of contract as to two of the remaining six plaintiffs, and (iii) otherwise denying the motion to dismiss. On June 21, 2019, the defendants filed a notice of appeal from the trial court's partial denial of their motion to dismiss, and the parties thereafter briefed the appeal. On October 29, 2019, the Appellate Division, First Department, issued an order affirming the lower court's decision. On November 22, 2019, the defendants filed a motion for reargument or, in the alternative, leave to appeal the Appellate Division's order to the New York Court of Appeals; the plaintiffs opposed the motion, which remains pending.

        On June 3, 2019, the defendants filed a second motion to dismiss based upon certain provisions of the plaintiffs' agreement with a litigation funding firm; the plaintiffs have opposed the motion, which remains pending. Document discovery in the case is substantially complete, and deposition discovery is underway. On January 30, 2020, the parties participated in a mediation that did not result in resolution of the matter. IAC and Match Group believe that the allegations in this lawsuit are without merit and will continue to defend vigorously against it.

NOTE 13—RELATED PARTY TRANSACTIONS

Relationship with IAC prior to the Separation

        New IAC's combined statement of operations includes allocations of costs, including stock-based compensation expense, related to IAC's accounting, treasury, legal, tax, corporate support and internal

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 13—RELATED PARTY TRANSACTIONS (Continued)

audit functions. To the extent applicable, IAC has historically allocated costs related to its accounting, treasury, legal, tax, corporate support and internal audit functions that are incurred at the IAC/InterActiveCorp legal entity level to its publicly traded subsidiaries, Match Group and ANGI Homeservices, including HomeAdvisor for periods prior to the Combination, based upon time spent or other cost drivers, such as revenue, number of legal entities or transaction volume, in their standalone financial statements. For periods subsequent to the Match Group IPO in November 2015 and the Combination in September 2017, IAC billed Match Group and ANGI Homeservices for any services provided under the applicable services agreements. The remaining unallocated expenses of IAC/InterActiveCorp related to its accounting, treasury, legal, tax, corporate support and internal audit functions were allocated to New IAC based upon time spent or other cost drivers, such as revenue, number of legal entities or transaction volume. Allocated costs, inclusive of stock-based compensation expense, were $146.0 million, $178.2 million and $126.7 million, in 2019, 2018 and 2017, respectively. It is not practicable to determine the actual expenses that would have been incurred for these services had New IAC operated as a standalone entity during the periods presented. Management considers the allocation method to be reasonable.

        The portion of interest income reflected in the combined statement of operations that is related party in nature, was $0.4 million, $0.3 million and $23.7 million, for the years ended December 31, 2019, 2018 and 2017, respectively, and is included in "Interest income, net" in the table below.

        The following table summarizes the components of the net decrease (increase) in IAC's investment in IAC Holdings, Inc. for the years ended December 31, 2019, 2018 and 2017:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Cash transfers (from) to IAC related to its centrally managed U.S. treasury function, acquisitions and cash expenses paid by IAC on behalf of IAC Holdings, Inc., net	$(182,382)	$215,993	$(21,058)
Taxes	(1,874)	1,120	44,798
Interest income, net	420	325	23,656
Allocation of costs from IAC	(80,143)	(71,977)	(62,180)

Net (increase) decrease in IAC's investment in IAC Holdings, Inc.	$(263,979)	$145,461	$(14,784)

Notes Receivable—Related Party

        During 2019, New IAC, through two domestic subsidiaries, entered into loan agreements with IAC for cash transfers to IAC under its centrally managed U.S. treasury function. The outstanding receivable at December 31, 2019 is $55.3 million and bears interest at a rate per annum equal to the Monthly Short-Term Applicable Federal Rate and is due on demand. The interest rate at December 31, 2019 was 1.59%.

Long-term Debt—Related Party

        On December 14, 2018, New IAC, through a domestic subsidiary, entered into a loan with IAC for up to an amount not to exceed $15.0 million for general working capital purposes in the ordinary

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 13—RELATED PARTY TRANSACTIONS (Continued)

course of business. During the first quarter of 2019, the outstanding balance at December 31, 2018 of $2.5 million was repaid.

Guarantee of IAC Senior Notes

        On November 15, 2013 and December 21, 2012, IAC issued $500.0 million aggregate principal amount of 4.875% Senior Notes due November 30, 2018 ("4.875% Senior Notes") and $500.0 million aggregate principal amount of 4.75% Senior Notes due December 15, 2022 ("4.75% Senior Notes"), respectively. The 4.875% and 4.75% Senior Notes are unconditionally guaranteed by certain of New IAC's domestic subsidiaries. On November 30, 2017, IAC redeemed the 4.875% Senior Notes and repaid the outstanding balance of $361.9 million. On August 23, 2019, IAC redeemed the 4.75% Senior Notes and repaid the outstanding balance of $34.5 million. New IAC did not pay any amount (or record any liability) as a result of our guarantee of IAC's Senior Notes.

Relationship with IAC following the Separation

        If the Separation is consummated, New IAC shall enter into certain agreements with IAC to govern the relationship between New IAC and IAC following the Separation. These agreements will include: a tax sharing agreement; a services agreement; and an employee matters agreement.

New IAC and ANGI

        IAC and ANGI, in connection with the Combination, entered into a contribution agreement; an investor rights agreement; a services agreement; a tax sharing agreement; and an employee matters agreement. If the Separation is consummated, IAC shall assign these agreements to New IAC.

        Additionally, on September 29, 2017, IAC and ANGI entered into two intercompany notes (collectively referred to as "Intercompany Notes") to ANGI as follows: (i) a Payoff Intercompany Note, which provided the funds necessary to repay the outstanding balance under Angie's List's previously existing credit agreement, totaling $61.5 million; and (ii) a Working Capital Intercompany Note, which provided ANGI with $15 million for working capital purposes. These Intercompany Notes were repaid on November 1, 2017, with a portion of the proceeds from the ANGI Term Loan that were received on the same date.

        For the years ended December 31, 2019 and 2018 and for the period subsequent to the Combination through December 31, 2017, 0.5 million, 0.9 million and 0.4 million shares, respectively, of ANGI Class B common stock were issued to IAC pursuant to the employee matters agreement as reimbursement for shares of IAC common stock issued in connection with the exercise and vesting of IAC equity awards held by ANGI employees.

        On October 10, 2018, IAC was issued 5.1 million shares of Class B common stock of ANGI pursuant to the post-closing adjustment provision of the Angie's List merger agreement.

        For the years ended December 31, 2019 and 2018 and for the period subsequent to the Combination through December 31, 2017, ANGI was charged $4.8 million, $5.7 million and $1.7 million, respectively, by IAC for services rendered pursuant to the services agreement. There were no outstanding receivables or payables pursuant to the services agreement as of December 31, 2019. At December 31, 2018, IAC had a $0.1 million outstanding payable to ANGI, pursuant to the services

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 13—RELATED PARTY TRANSACTIONS (Continued)

agreement. This amount was deducted from the charges due from ANGI pursuant to the services agreement discussed above during the first quarter of 2019.

New IAC and Match Group

        For the years ended December 31, 2019, 2018 and 2017, Match Group incurred rent expense of $5.8 million, $5.2 million and $5.1 million, respectively, for the leasing of office space for certain of its businesses at properties owned by New IAC. The respective amounts were paid in full by Match Group at December 31, 2019, 2018 and 2017, respectively.

        In December 2017, certain international subsidiaries of Match Group agreed to sell net operating losses, which were not expected to be utilized by Match Group, to a New IAC subsidiary for $0.9 million.

New IAC and Expedia

        Each of New IAC and Expedia has a 50% ownership interest in two aircraft that may be used by both companies. New IAC and Expedia purchased an aircraft during the second quarter of 2017 to replace a previously owned aircraft, which was subsequently sold on February 13, 2018. New IAC paid $17.4 million (50% of the total purchase price and refurbish costs) for its interest in the new aircraft. In addition, in 2019, New IAC and Expedia entered into an agreement to jointly acquire a new corporate aircraft for a total expected cost of $72.3 million (including purchase price and related costs), with each company to bear 50% of such expected cost. New IAC paid approximately $23 million in 2019 in connection with our joint entry into the purchase agreement, and the respective share of the balance is due upon delivery of the new aircraft, which is expected to occur in early 2021. Members of the aircraft flight crews are employed by an entity in which each of New IAC and Expedia has a 50% ownership interest. New IAC and Expedia have agreed to share costs relating to flight crew compensation and benefits pro-rata according to each company's respective usage of the aircraft, for which they are separately billed by the entity described above. IAC and Expedia are related parties since they are under common control, given that Mr. Diller serves as Chairman and Senior Executive of both IAC and Expedia and subsequent to the Separation will serve as Chairman and Senior Executive of New IAC. For the years ended December 31, 2019, 2018 and 2017, total payments made to this entity by New IAC were not material.

NOTE 14—BENEFIT PLANS

        The employees of the combined subsidiaries of New IAC participate in the IAC/InterActiveCorp Retirement Savings Plan ("the Plan"), which is a retirement savings plan in the United States that qualifies under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may contribute up to 50% of their pre-tax earnings, but not more than statutory limits. Prior to July 2019, New IAC contributed a dollar for each dollar a participant contributed in this plan, with a maximum contribution of 3% of a participant's eligible earnings. In June 2019, IAC approved a change to the matching contribution to 100% of the first 10% of compensation, subject to IRS limits on the IAC's matching contribution maximum, that a participant contributes to the Plan. This change was phased in beginning July 1, 2019 and was fully implemented by all of the entities comprising New IAC participating in the Plan no later than January 1, 2020. Matching contributions for the Plan for the years ended December 31, 2019, 2018 and 2017 are $15.4 million, $10.2 million and $8.8 million,

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 14—BENEFIT PLANS (Continued)

respectively. Matching contributions are invested in the same manner as each participant's voluntary contributions in the investment options provided under the Plan. An investment option in the Plan is IAC common stock, but neither participant nor matching contributions are required to be invested in IAC common stock. The increase in matching contributions in 2019 is due primarily to the aforementioned change to New IAC's matching contribution. The increase in matching contributions in 2018 is due primarily to an increase in participation in the Plan due to increases in headcount from the Combination and continued corporate growth at ANGI, Vimeo and Dotdash.

        New IAC also has or participates in various benefit plans, principally defined contribution plans, for its international employees. New IAC contributions for these plans for the years ended December 31, 2019, 2018 and 2017 are $1.0 million, $0.6 million and $0.3 million, respectively.

NOTE 15—COMBINED FINANCIAL STATEMENT DETAILS

	December 31,
	2019	2018
	(In thousands)
Other current assets:
Capitalized costs to obtain a contract with a customer	$43,069	$40,601
Prepaid expenses	41,934	36,636
Capitalized downloadable search toolbar costs, net	21,985	33,365
Other	45,346	56,857

Other current assets	$152,334	$167,459

	December 31,
	2019	2018
	(In thousands)
Property and equipment, net:
Buildings and leasehold improvements	$242,882	$224,497
Capitalized software and computer equipment	124,523	93,000
Furniture and other equipment	84,640	79,299
Land	11,591	11,591
Projects in progress	43,576	25,835

Property and equipment	507,212	434,222
Accumulated depreciation and amortization	(201,798)	(173,774)

Property and equipment, net	$305,414	$260,448

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 15—COMBINED FINANCIAL STATEMENT DETAILS (Continued)

	December 31,
	2019	2018
	(In thousands)
Accrued expenses and other current liabilities:
Accrued employee compensation and benefits	$105,960	$99,205
Accrued advertising expense	59,269	64,626
Accrued revenue share	30,574	28,284
Other	124,670	107,450

Accrued expenses and other current liabilities	$320,473	$299,565

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Other income, net	$33,627	$282,470	$12,363

        Other income, net in 2019 includes: a $20.5 million gain related to the sale of our investment in Pinterest; $18.5 million in net upward adjustments related to investments in equity securities without readily determinable fair values; $14.7 million of interest income; an unrealized reduction of $9.1 million in the estimated fair value of a warrant; a realized loss of $8.2 million related to the sale of Vimeo's hardware business in the first quarter of 2019; and a $1.8 million mark-to-market charge for an indemnification claim related to the Handy acquisition that will be settled in ANGI shares held in escrow.

        Other income, net in 2018 includes: a $26.8 million realized gain on the sale of certain Pinterest shares held by New IAC and a $128.8 million unrealized gain (or upward adjustment) to adjust our remaining interest in Pinterest to fair value in accordance with ASU No. 2016-01, which was adopted on January 1, 2018; $120.6 million in gains related to the sales of Dictionary.com, Electus, Felix and CityGrid; and $8.8 million of interest income.

        Other income, net in 2017 includes: $25.8 million in realized gains related to the sale of certain investments; $4.0 million of interest income; $9.9 million in other-than-temporary impairment charges related to certain investments; and $6.6 million in net foreign currency exchange losses due primarily to the weakening of the dollar relative to the British pound.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 15—COMBINED FINANCIAL STATEMENT DETAILS (Continued)

Cash and Cash Equivalents and Restricted Cash

        The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the combined balance sheet to the total amounts shown in the combined statement of cash flows:

	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016
	(In thousands)
Cash and cash equivalents	$839,796	$884,975	$757,202	$521,416
Restricted cash included in other current assets	527	1,441	2,737	204
Restricted cash included in other assets	409	420	—	10,548

Total cash and cash equivalents and restricted cash as shown on the combined statement of cash flows	$840,732	$886,836	$759,939	$532,168

        Restricted cash at December 31, 2019 primarily consists of a deposit related to corporate credit cards.

        Restricted cash at December 31, 2018 primarily consists of a cash collateralized letter of credit and a deposit related to corporate credit cards.

        Restricted cash at December 31, 2017 primarily supports a letter of credit to a supplier, which was released to New IAC in the second quarter of 2018.

        Restricted cash at December 31, 2016 primarily included funds held in escrow for the MyHammer tender offer. In the first quarter of 2017, the funds held in escrow for the MyHammer tender offer were returned to New IAC.

Supplemental Disclosure of Non-Cash Transactions:

        New IAC recorded an acquisition-related contingent consideration liability of $25.5 million during the year ended December 31, 2018 in connection with an acquisition. There were no acquisition-related contingent consideration liabilities recorded for the years ended December 31, 2019 and 2017. See "Note 6—Financial Instruments and Fair Value Measurements" for additional information on contingent consideration arrangements.

        On October 19, 2018, ANGI issued 8.6 million shares of its Class A common stock valued at $165.8 million in connection with the acquisition of Handy.

        On September 29, 2017, ANGI issued 61.3 million shares of its Class A common stock valued at $763.7 million in connection with the Combination.

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 15—COMBINED FINANCIAL STATEMENT DETAILS (Continued)

Supplemental Disclosure of Cash Flow Information:

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Cash paid (received) during the year for:
Interest	$10,042	$13,108	$8
Income tax payments	4,861	4,084	6,508
Income tax refunds	(3,048)	(30,320)	(11,618)

NOTE 16—QUARTERLY RESULTS (UNAUDITED)

	Quarter Ended March 31(a)	Quarter Ended June 30(a)	Quarter Ended September 30(a)	Quarter Ended December 31(a)
	(In thousands)
Year Ended December 31, 2019
Revenue	$641,220	$688,685	$705,382	$670,514
Cost of revenue	139,848	149,725	158,161	152,506
Operating (loss) income	(34,183)	(13,770)	13,912	(16,408)
Net (loss) earnings	(13,673)	22,021	18,378	5,457
Net (loss) earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc.	(14,247)	13,789	16,466	6,887

	Quarter Ended March 31(b)	Quarter Ended June 30(c)	Quarter Ended September 30(d)	Quarter Ended December 31(e)
	(In thousands)
Year Ended December 31, 2018
Revenue	$587,709	$637,928	$660,649	$646,762
Cost of revenue	108,021	120,890	129,727	142,514
Operating (loss) income	(16,356)	24,479	39,177	(11,465)
Net (loss) earnings	(5,002)	164,482	38,163	94,728
Net (loss) earnings attributable to IAC/InterActiveCorp equity in IAC Holdings, Inc.	(2,809)	125,686	34,601	89,294

(a)
The first, second, third, and fourth quarters of 2019 include after-tax stock-based compensation expense of $2.2 million, $1.9 million, $1.7 million, and $1.7 million, respectively, related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie's List equity awards, both of which were converted into ANGI Homeservices' equity awards in the Combination.

(b)
The first quarter of 2018 includes after-tax stock-based compensation expense of $14.7 million related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie's List equity awards, both of which were converted into ANGI Homeservices' equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie's List employees in connection with the Combination, as well as after-tax costs of $4.1 million related to the Combination (including $2.8 million of deferred revenue write-offs).

IAC HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 16—QUARTERLY RESULTS (UNAUDITED) (Continued)

(c)
The second quarter of 2018 includes:

i.
after-tax stock-based compensation expense of $12.9 million related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie's List equity awards, both of which were converted into ANGI Homeservices' equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie's List employees in connection with the Combination, as well as after-tax costs of $2.0 million related to the Combination (including $1.8 million of deferred revenue write-offs).

ii.
after-tax realized and unrealized gains of $131.5 million related to the sale of a certain equity investment.

(d)
The third quarter of 2018 includes after-tax stock-based compensation expense of $12.3 million related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie's List equity awards, both of which were converted into ANGI Homeservices' equity awards in the Combination.

(e)
The fourth quarter of 2018 includes:

i.
after-tax stock-based compensation expense of $14.5 million related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie's List equity awards, both of which were converted into ANGI Homeservices' equity awards in the Combination.

ii.
combined after-tax gains of $91.4 million related to the sales of Dictionary.com, Electus, Felix and CityGrid.

iii.
after-tax impairment charges related to indefinite-lived intangible assets of $20.8 million.

NOTE 17—SUBSEQUENT EVENTS

        On February 11, 2020, New IAC completed the acquisition of Care.com, an online marketplace for finding and managing family care, for approximately $500 million, net of cash acquired. The accounting for this acquisition has not been completed at the date of this filing given the proximity to the acquisition date. The acquisition will be accounted for by the acquisition method, and accordingly the results of operations of Care.com will be included in New IAC's combined financial statements from the date of its acquisition. The purchase price will be allocated to the net assets acquired based on estimated fair values at the acquisition date, with the excess of purchase price over the estimated fair value of the net assets acquired recorded as goodwill.

        In March 2020, the World Health Organization declared the outbreak of a novel coronavirus ("COVID-19") as a pandemic, which continues to spread throughout the United States and abroad. While we expect this matter to negatively impact our business, results of operations, and financial position, due to the speed with which the situation is developing, we are not able at this time to estimate the impact of COVID-19 on our financial or operational results, but the impact could be material.

        New IAC will be assessing the financial impact of the COVID-19 pandemic in its next reporting period. This will include, among others, an assessment of indicators of impairment for our portfolio of equity securities without readily determinable fair values, which have a carrying value of $348.0 million as of December 31, 2019, and goodwill and indefinite-lived intangible assets, including the Desktop reporting unit and its related indefinite-lived intangible asset the fair values of which approximate their carrying values. The carrying values of the goodwill of the Desktop reporting unit and the related indefinite-lived intangible assets are $265.1 million and $28.9 million as of December 31, 2019.

        In preparing these combined financial statements, management evaluated subsequent events through March 20, 2020, on which date the combined financial statements were available for issue.

Schedule II

IAC HOLDINGS, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at Beginning of Period	Charges to Earnings		Charges to Other Accounts		Deductions		Balance at End of Period
	(In thousands)
2019
Allowance for doubtful accounts and revenue reserves	$18,136	$65,723	(a)	$247		$(59,958	)(b)	$24,148
Deferred tax valuation allowance	86,778	7,813	(c)	(1,601	)(d)	—		92,990
Other reserves	4,726	5,060
2018
Allowance for doubtful accounts and revenue reserves	$10,710	$48,362	(a)	$(557)		$(40,379	)(b)	$18,136
Deferred tax valuation allowance	91,040	(2,056	)(e)	(2,206	)(d)	—		86,778
Other reserves	—							4,726
2017
Allowance for doubtful accounts and revenue reserves	$15,474	$28,460	(a)	$(723)		$(32,501	)(b)	$10,710
Deferred tax valuation allowance	55,680	29,721	(f)	5,639	(g)	—		91,040

(a)
Additions to the allowance for doubtful accounts are charged to expense.

(b)
Write-off of fully reserved accounts receivable.

(c)
Amount is primarily related to an increase in foreign NOLs partially offset by a net decrease in unbenefited capital losses.

(d)
Amount is primarily related to currency translation adjustments on foreign NOLs.

(e)
Amount is primarily related to an expiring tax credit.

(f)
Amount is due primarily to the establishment of foreign NOLs related to an acquisition.

(g)
Amount is primarily related to acquired state NOLs, acquired foreign tax credits and currency translation adjustments on foreign NOLs.

ANNEX N

CONSOLIDATED FINANCIAL STATEMENTS OF CARE.COM, INC.

CARE.COM, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Auditors	N-2
Report of Independent Registered Public Accounting Firm	N-3
Consolidated Balance Sheets as of December 31, 2019 and December 29, 2018	N-4
Consolidated Statements of Operations for the fiscal years ended December 31, 2019, December 29, 2018 and December 30, 2017	N-5
Consolidated Statements of Comprehensive (Loss) Income for the fiscal years ended December 31, 2019, December 29, 2018 and December 30, 2017	N-6
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders' Equity for the fiscal years ended December 31, 2019, December 29, 2018 and December 30, 2017	N-7
Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2019, December 29, 2018 and December 30, 2017	N-8
Notes to Combined Financial Statements	N-9

 REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of IAC/InterActiveCorp

        We have audited the accompanying consolidated financial statements of Care.com, Inc., which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, comprehensive income, redeemable convertible preferred stock and stockholders' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Care.com, Inc. at December 31, 2019, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Adoption of ASU No. 2016-02

        As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for leases in 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and the related amendments.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 20, 2020

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Care.com, Inc.

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheet of Care.com, Inc. (the Company) as of December 29, 2018 and the related consolidated statements of operations, comprehensive income, redeemable convertible preferred stock and stockholders' equity and cash flows for each of the two years in the period ended December 29, 2018, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 29, 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 29, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We served as the Company's auditor from 2007 to 2020.

Boston, Massachusetts
March 7, 2019

CARE.COM, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$96,392	$92,432
Short-term investments	35,000	35,099
Accounts receivable (net of allowance of $100 and $100, respectively)(1)	4,319	4,663
Unbilled accounts receivable(2)	7,844	6,394
Prepaid expenses and other current assets	6,009	7,223

Total current assets	149,564	145,811
Property and equipment, net	3,045	3,423
Intangible assets, net	2,994	4,061
Goodwill	67,790	68,176
Other non-current assets	3,222	2,859
Operating lease right of use assets, net	22,531	—
Deferred tax assets	—	43,737

Total assets	$249,146	$268,067

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable(3)	$3,587	$3,437
Accrued expenses and other current liabilities(4)	21,964	20,463
Current contingent acquisition consideration	1,000	1,527
Deferred revenue(5)	20,645	20,176
Current operating lease liabilities	5,697	—

Total current liabilities	52,893	45,603
Non-current contingent acquisition consideration	—	438
Deferred tax liabilities	1,799	—
Other non-current liabilities	3,705	6,806
Non-current operating lease liabilities	23,183	—

Total liabilities	81,580	52,847
Commitments and contingencies (see note 7 and 17)	—	—
Series A Redeemable Convertible Preferred Stock, $0.001 par value; 46 shares designated; 46 shares issued and outstanding at December 31, 2019 and December 29, 2018; at aggregate liquidation and redemption value at December 31, 2019 and December 29, 2018	55,939	53,007
Stockholders' equity
Preferred Stock, $0.001 par value; 5,000 shares authorized at December 31, 2019 and December 29, 2018, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 33,269 and 32,057 shares issued and outstanding at December 31, 2019 and December 29, 2018, respectively	33	32
Additional paid-in capital	302,709	286,295
Accumulated deficit	(190,783)	(124,122)
Accumulated other comprehensive (loss) income	(332)	8

Total stockholders' equity	111,627	162,213

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$249,146	$268,067

(1)
Includes accounts receivable due from related party of $267 and $421 at December 31, 2019 and December 29, 2018, respectively. (Note 13)

(2)
Includes unbilled accounts receivable due from related party of $739 and $680 at December 31, 2019 and December 29, 2018, respectively. (Note 13)

(3)
Includes accounts payable due to related party of $661 and $530 at December 31, 2019 and December 29, 2018 respectively. (Note 13)

(4)
Includes accrued expenses and other current liabilities due to related party of $566 and $403 at December 31, 2019 and December 29, 2018, respectively. (Note 13)

(5)
Includes deferred revenue associated with related party of $0 and $1 at December 31, 2019 and December 29, 2018, respectively. (Note 13)

See accompanying Notes to the Consolidated Financial Statements.

CARE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Revenue(1)	$209,569	$192,260	$174,090
Cost of revenue	59,591	42,706	35,773
Operating expenses:
Selling and marketing(2)	65,875	60,488	66,906
Research and development	44,319	34,641	25,423
General and administrative	49,229	44,360	35,214
Depreciation and amortization	1,883	1,669	1,684
Goodwill and intangible asset impairment charges	8,183	—	—
Restructuring charges and right of use asset impairment charges	3,226	613	3,136

Total operating expenses	172,715	141,771	132,363

Operating (loss) income	(22,737)	7,783	5,954
Other income (expense), net	1,418	(165)	2,203

(Loss) Income before income taxes	(21,319)	7,618	8,157
Provision for (benefit from) income taxes	45,342	(45,272)	(2,506)

Net (loss) income	(66,661)	52,890	10,663
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(2,932)	(2,748)	(2,599)
Net income attributable to Series A Redeemable Convertible Preferred Stock	—	(6,983)	(1,120)

Net (loss) income attributable to common stockholders	$(69,593)	$43,159	$6,944

Net (loss) income per share attributable to common stockholders (Basic):	$(2.13)	$1.38	$0.23
Net (loss) income per share attributable to common stockholders (Diluted):	$(2.13)	$1.29	$0.22
Weighted-average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	32,694	31,198	29,680
Diluted	32,694	33,816	32,406

(1)
Includes related party revenue of $3,854, $3,153, and $1,854 for the years ended December 31, 2019, December 29, 2018, and December 30, 2017, respectively. (Note 13)

(2)
Includes related party expenses of $12,125, $10,329 and $13,472 for the year ended December 31, 2019, December 29, 2018, and December 30, 2017, respectively. (Note 13)

See accompanying Notes to the Consolidated Financial Statements.

CARE.COM, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands)

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Net (loss) income	$(66,661)	$52,890	$10,663
Other comprehensive (loss) income:
Foreign currency translation adjustments	(340)	(538)	849

Comprehensive (loss) income	$(67,001)	$52,352	$11,512

See accompanying Notes to the Consolidated Financial Statements.

CARE.COM, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
(In thousands, except per share data)

			Stockholders' Equity
	Redeemable Convertible Preferred Stock
			Common Stock
							Accumulated Other Comprehensive Income (Loss)
	Number of Shares	Amount	Number of Shares	$0.001 Par Value	Additional Paid-In Capital	Accumulated Deficit		Total Stockholders' Equity
Balance at December 31, 2016	46	47,660	28,984	29	255,031	(187,808)	(303)	66,949
Exercises of stock options	—	—	840	1	3,906	—	—	3,907
Issuance of restricted stock units	—	—	566	—	(1)	—	—	(1)
Stock-based compensation	—	—	—	—	9,693	—	—	9,693
Accretion of Series A Redeemable Convertible Preferred Stock dividends	—	2,599	—	—	(2,599)	—	—	(2,599)
Foreign currency translation adjustment	—	—	—	—	—	—	849	849
Net income	—	—	—	—	—	10,663	—	10,663

Balance at December 30, 2017	46	50,259	30,390	30	266,030	(177,145)	546	89,461
Cumulative effect of ASC 606 adoption (Note 2)	—	—	—	—	—	133	—	133
Exercises of stock options	—	—	826	1	5,640	—	—	5,641
Issuance of restricted stock units	—	—	841	1	(1)	—	—	—
Stock-based compensation	—	—	—	—	17,374	—	—	17,374
Accretion of Series A Redeemable Convertible Preferred Stock dividends	—	2,748	—	—	(2,748)	—	—	(2,748)
Foreign currency translation adjustment	—	—	—	—	—	—	(538)	(538)
Net income			—	—	—	52,890	—	52,890

Balance at December 29, 2018	46	53,007	32,057	32	286,295	(124,122)	8	162,213
Exercises of stock options	—	—	306	—	1,821	—	—	1,821
Issuance of restricted stock units	—	—	906	1	(1)	—	—	—
Stock-based compensation	—	—	—	—	17,526	—	—	17,526
Accretion of Series A Redeemable Convertible Preferred Stock dividends	—	2,932	—	—	(2,932)	—	—	(2,932)
Foreign currency translation adjustment	—	—	—	—	—	—	(340)	(340)
Net loss	—	—	—	—	—	(66,661)	—	(66,661)

Balance at December 31, 2019	46	$55,939	33,269	$33	$302,709	$(190,783)	$(332)	$111,627

See accompanying Notes to the Consolidated Financial Statements.

CARE.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Cash flows from operating activities
Net (loss) income	$(66,661)	$52,890	$10,663
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	17,526	17,374	9,693
Depreciation and amortization	2,770	2,128	2,240
Deferred income taxes	44,732	(45,638)	(2,983)
Contingent consideration expense	—	58	—
Change in fair value of contingent consideration	669	337	—
Loss on impairment of goodwill and intangible assets	8,183	142	—
Foreign currency remeasurement (gain) loss	(186)	976	(1,838)
Disposal of fixed assets	525	—	489
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	333	477	(2,349)
Unbilled accounts receivable	(1,457)	(947)	95
Prepaid expenses and other current assets	(462)	(718)	(636)
Other non-current assets	(102)	(1,227)	—
Operating lease right of use assets and liabilities	(539)	—	—
Accounts payable	139	1,569	(638)
Accrued expenses and other current liabilities	1,938	1,354	3,031
Deferred revenue	478	1,718	2,531
Payments of contingent consideration in excess of acquisition date fair value	(521)	—	—
Other non-current liabilities	3,210	2,274	1,751

Net cash provided by operating activities	10,575	32,767	22,049

Cash flows from investing activities
Purchases of property and equipment and software	(1,633)	(900)	(792)
Payments for acquisitions, net of cash acquired	(7,472)	(9,815)	—
Other	(84)	(175)	(33)
Purchases of short-term investments	(65,000)	(35,099)	(15,000)
Sale of short-term investments	65,099	15,000	15,000

Net cash used in investing activities	(9,090)	(30,989)	(825)
Cash flows from financing activities
Proceeds from exercise of common stock options	1,879	5,584	3,906
Payments of contingent consideration previously established in purchase accounting	(1,112)	(354)	—

Net cash provided by financing activities	767	5,230	3,906

Effect of exchange rate changes on cash and cash equivalents and restricted cash	271	(749)	420

Net increase in cash, cash equivalents and restricted cash	2,523	6,259	25,550
Cash, cash equivalents and restricted cash, beginning of the period	95,283	89,024	63,474

Cash, cash equivalents and restricted cash, end of the period	$97,806	$95,283	$89,024

Cash and cash equivalents, end of period	96,392	92,432	86,728
Restricted cash(1)	1,414	2,851	2,296

Cash, cash equivalents and restricted cash, end of the period	$97,806	$95,283	$89,024

Supplemental disclosure of cash flow activities
Cash paid for taxes	$427	$483	$101
Supplemental disclosure of non-cash investing and financing activities
Unpaid purchases of property and equipment	$42	$100	$22
Series A Redeemable Convertible Preferred Stock dividend accretion	$2,932	$2,748	$2,599

(1)
Fiscal 2019, $19 and $1,395 of restricted cash was included in Prepaid expenses and other current assets and Other non-current assets on the Consolidated Balance Sheets, respectively.

Fiscal 2018, $1,456 and $1,395 of restricted cash was included in Prepaid expenses and other current assets and Other non-current assets on the Consolidated Balance Sheets, respectively.

Fiscal 2017, $537 and $1,759 of restricted cash was included in Prepaid expenses and other current assets and Other non-current assets on the Consolidated Balance Sheets, respectively.

See accompanying Notes to the Consolidated Financial Statements.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 1—Organization and Description of Business

        Care.com, Inc., a Delaware corporation, was incorporated on October 27, 2006. Unless the context indicates otherwise, when used in this report, the terms "we," "us," "our," "Care.com" and the "Company" mean Care.com, Inc. and its consolidated subsidiaries, collectively. We are the world's largest online marketplace for finding and managing family care. Our consumer matching solutions enable families to connect to caregivers and caregiving services in a reliable and easy way and our payment solutions enable families to pay caregivers electronically online or via their mobile device and to manage their household payroll and tax matters with Care.com HomePay. We also serve employers through Care@Work by providing access to certain of our products and services and back-up care for children and seniors to employer-sponsored families. In addition, we serve employers by providing access to our platform to employer-sponsored families and care-related businesses-such as day care centers, nanny agencies and home care agencies-who wish to market their services to our care-seeking families and recruit our caregiver members.

Certain Significant Risks and Uncertainties

        We operate in a dynamic industry and, accordingly, our business is affected by a variety of factors. For example, we believe that negative changes in any of the following areas could have a significant negative effect on our future financial position, results of operations or cash flows: rates of revenue growth; member engagement and usage of our existing and new products; perception of our brand; coverage by the media and other publicity; retention of qualified employees and key personnel; management of our growth; scaling and adaptation of existing technology and network infrastructure; competition in our market; performance of acquisitions and investments; protection of our intellectual property; protection of customers' information and privacy concerns; security measures related to our website; access to capital at acceptable terms; and outcomes of governmental investigations or other legal proceedings.

NOTE 2—Summary of Accounting Policies

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries, after elimination of all intercompany balances and transactions. We have prepared the accompanying financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP").

Fiscal Year-End

        Prior to June 30, 2019, we operated and reported using a 52 or 53 week fiscal year ending on the Saturday in December closest and prior to December 31. Accordingly, our fiscal quarters ended on the Saturday that fell closest to the last day of the third month of each quarter.

        In the second quarter of fiscal 2019, our board of directors approved a resolution to change the Company's fiscal year from a 52 or 53 week fiscal year to a calendar year. Accordingly, our current fiscal year was extended from December 28, 2019 to December 31, 2019, with subsequent fiscal years beginning on January 1 and ending on December 31 of each year.

Use of Estimates

        The preparation of our consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. On an ongoing basis, we evaluate our estimates, including those related to accounts receivable and revenue allowances, intangible asset valuations, expected future cash flows used to evaluate the recoverability of long-lived assets, the useful lives of long-lived assets including property and equipment and intangible assets, fair value of stock-based awards, goodwill, income taxes, restructuring liabilities, contingent acquisition consideration and contingencies. We base our estimates of the carrying value of certain assets and liabilities on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, when these carrying values are not readily available from other sources. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from the estimates.

Revenue Recognition

        We recognize revenues when we transfer control of promised goods or services to our customers in an amount that reflects the consideration to which we expect to be entitled to in exchange for those goods or services. We recognize revenue net of a reserve for refunds based on our actual refund history.

        Please refer to Note 4 of the Consolidated Financial Statements for further discussion on revenue.

Deferred Revenue

        Deferred revenue primarily consists of payments received in advance of revenue recognition of the services described above, and is recognized as the revenue recognition criteria are met. Our customers pay for most services in advance on a monthly, quarterly or annual basis. Amounts expected to be recognized within the twelve months following the balance sheet date are classified within current liabilities in the accompanying consolidated balance sheets.

Accounts Receivable and Allowance for Doubtful Account

        Accounts receivable primarily represent the net cash due from our payment processors for cleared transactions and amounts owed from corporate customers. Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. When we become aware of circumstances that may decrease the likelihood of collection, we record a specific allowance against amounts due. The allowance is recorded through a charge to bad-debt expense which is recognized within general and administrative expense in the consolidated statements of operations. The amounts charged also include expenses for uncollected credit card

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

receivables (or "chargebacks"). The following is a roll forward of our allowance for doubtful accounts (in thousands):

	Balance Beginning of Period	Charged to Statement of Operations	Deductions(1)	Balance at End of Period
Allowance for Doubtful Accounts
Year ended December 31, 2019	$100	$809	$(809)	$100
Year ended December 29, 2018	$102	$829	$(831)	$100
Year ended December 30, 2017	$163	$1,001	$(1,062)	$102

(1)
Deductions include actual accounts written-off, net of recoveries.

Unbilled Receivables

        Unbilled receivables consist of amounts earned upon satisfying the revenue recognition criteria in advance of billing. Subscribers to our Care.com HomePay solution are billed quarterly in arrears at the beginning of the subsequent calendar quarter to which the services related. Additionally, there are instances in which we have met revenue recognition criteria in advance of billing schedules for our Care@Work employer solutions customers.

Cost of Revenue

        Cost of revenue primarily consists of expenses that are directly related to, or closely correlated with, revenue generation, including matching and payments member variable servicing costs such as personnel costs for customer support, transaction fees related to credit card payments, the cost of background checks run on both families and caregivers and costs associated with back-up care. Additionally, cost of revenue includes website hosting fees and amortization expense related to caregiver relationships, proprietary software acquired as part of acquisitions and website intangible assets. Additionally, we began to roll out an enhanced caregiver screening. We expect incremental costs associated with the additional screening and background checks performed on caregivers as part of the enhanced screening we are performing.

Concentrations of Credit Risk

        Financial instruments, which potentially subject us to concentrations of credit risk, consist primarily of cash and cash equivalents, short-term investments, and accounts receivable. We place our cash and cash equivalents and short-term investments with major financial institutions throughout the world that management assesses to be of high-credit quality in order to limit exposure of each investment. As of December 31, 2019 and December 29, 2018, all of our short-term investments had been invested in certificates of deposit.

        Credit risk with respect to accounts receivable is dispersed due to the large number of customers. As of December 31, 2019, no customer accounted for more than 10% of total accounts receivable, unbilled accounts receivable or revenue. As of December 29, 2018, one customer accounted for more than 13% of total accounts receivable, one customer accounted for more than 11% of unbilled receivable and no customer accounted for more than 10% of revenue. In addition, our credit risk is mitigated by a relatively short collection period. Collateral is not required for accounts receivable. We record our accounts receivable in our consolidated balance sheets at net realizable value. We perform

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

on-going credit evaluations of our customers and maintain allowances for potential credit losses, based on management's best estimates. Amounts determined to be uncollectible are written off against this reserve.

Foreign Currency Translation

        We determine the functional currency for our foreign subsidiaries by reviewing the currencies in which their respective operating activities occur. Financial information is translated from the functional currency to the U.S. dollar, the reporting currency, for inclusion in our consolidated financial statements. Income, expenses, and cash flows are translated at average exchange rates prevailing during each month of the fiscal year, and assets and liabilities are translated at fiscal period end exchange rates. Foreign exchange transaction gains and losses are included in other (expense) income, net in the accompanying consolidated statements of operations. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in the accompanying consolidated balance sheets. For the years ended December 31, 2019, December 29, 2018 and December 30, 2017, we recorded foreign currency transaction (losses) gains of approximately $0.2 million, $(1.0) million and $1.8 million, respectively.

Cash Equivalents and Restricted Cash

        We consider highly liquid investments purchased with an original maturity of 90 days or less at the time of purchase to be cash equivalents. As of December 31, 2019 and December 29, 2018, cash equivalents consisted of money market funds. As of December 31, 2019, restricted cash related to our payment solutions business was immaterial. As of December 29, 2018, we had $0.8 million of restricted cash related to our payment solution business, representing cash we had collected for payroll taxes, which we had not remitted as of the period end, which was classified within Prepaid expenses and other current assets on the consolidated balance sheet. Additionally, as of December 29, 2018, we had $0.7 million of restricted cash related to our letters of credit for our Prime Lease, which were classified within Prepaid expenses and other current assets on the consolidated balance sheets. Please refer to Note 7 for further information on our Prime Lease. As of December 31, 2019 we did not have an restricted cash related to our letters of credit for our Prime Lease classified within Prepaid expenses and other current assets. As of both December 31, 2019 and December 29, 2018, we had $1.4 million of restricted cash related to our letters of credit for our Prime Lease, which were classified within Other non-current assets on the consolidated balance sheets.

Investments

        Investments consist of certificates of deposit ("CDs"). CDs having remaining maturities of more than three months at the date of purchase and less than one year from the date of the balance sheet are classified as short-term. We classify our CDs with readily determinable market values as available-for-sale. The CDs are classified as short-term investments on the consolidated balance sheets and are carried at fair market value, with unrealized gains and losses considered to be temporary in nature reported as accumulated other comprehensive income, a separate component of stockholders' equity. We review all investments for reductions in fair value that are other-than-temporary. When such reductions occur, the cost of the investment is adjusted to fair value through recording a loss on investments in the consolidated statements of operations. Gains and losses on investments are calculated on the basis of specific identification.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

Recurring Fair Value Measurements

        Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, establishes a three-level valuation hierarchy for disclosure of fair value measurements. The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy are defined as follows:

  •
  Level 1 inputs—Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

  •
  Level 2 inputs—Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by market data by correlation or other means.

  •
  Level 3 inputs—Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

  Assets

        Cash equivalents—Cash equivalents include money market mutual funds with original maturities of three months or less. The fair value measurement of these assets is based on quoted market prices in active markets for identical assets and, therefore, these assets are recorded at fair value on a recurring basis and classified as Level 1 in the fair value hierarchy.

        Short-term Investments—Short-term investments include certificates of deposit with original maturities of twelve months or less. The fair value measurement of these assets is based on quoted market prices in active markets for identical assets and therefore, these assets are recorded at fair value on a recurring basis and classified as Level 1 in the fair value hierarchy.

  Liabilities

        Contingent Acquisition Consideration—We recorded our estimates of the fair value of contingent consideration associated with the Town & Country Resources, Inc. ("Town and Country") and Trusted Labs, Inc. ("Trusted") acquisitions based on the evaluation of the likelihood of the achievement of the contractual conditions that would result in the payment of the contingent considerations and weighted probability assumptions of these outcomes. For both acquisitions, the fair value of the liability was estimated using the Monte Carlo simulation with significant inputs that are not observable in the market and thus represents a Level 3 fair value measurement as defined in ASC 820, Fair Value Measurements and Disclosures. Subsequently, the fair value of the liability was estimated using updated assumptions on the probability assessment of achievement of the financial and operating metrics. The significant inputs in the Level 3 measurement not supported by market activity included our probability assessments of the achievement of certain financial and operational metrics, appropriately discounted considering the uncertainties associated with the obligation, and calculated in accordance with the terms of the merger agreements. Changes in these assumptions may change the valuation of the liability.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

        The following table presents information about our assets and liabilities, measured at fair value on a recurring basis as of December 31, 2019 and December 29, 2018 and indicates the fair value hierarchy of the valuation techniques we utilized to determine such fair value (in thousands):

	December 31, 2019				December 29, 2018
	Fair Value Measurements Using Input Types				Fair Value Measurements Using Input Types
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets:
Money market mutual funds	$18,565	$—	$—	$18,565	$18,148	$—	$—	$18,148
Certificates of deposit	36,395	—	—	36,395	37,180	—	—	37,180

Total assets	$54,960	$—	$—	$54,960	$55,328	$—	$—	$55,328

Liabilities:
Contingent acquisition consideration	$1,000	$—	$—	$1,000	$—	$—	$1,964	$1,964

Total liabilities	$1,000	$—	$—	$1,000	$—	$—	$1,964	$1,964

        As of December 31, 2019, the observable period for the contingent acquisition consideration liability ended, and as such, the contingent acquisition consideration was classified within Level 1 of the fair value hierarchy. The following table sets forth a summary of changes in fair value of our contingent acquisition consideration liability, which represents the recurring measurement that is classified within Level 3 of the fair value hierarchy as of December 29, 2018. As the contingent consideration liability became known as of December 31, 2019, it no longer represents a Level 3 fair value measurement.

Fiscal Year Ended
December 31, 2019
Contingent Acquisition Consideration
Beginning balance—December 29, 2018	$1,964
Change in fair value of contingent consideration	669
Payment of contingent consideration	(1,633)

Ending balance—December 31, 2019	$1,000

Non-Recurring Fair Value Measurements

        We remeasure the fair value of certain assets and liabilities upon the occurrence of certain events. Such assets are comprised of long-lived assets, including property and equipment, right of use asset impairments, restructuring liabilities, intangible assets and goodwill. No remeasurement of long-lived assets occurred during the years ended December 31, 2019 or December 29, 2018. Other financial instruments not measured or recorded at fair value in the accompanying consolidated balance sheets principally consist of accounts receivable, accounts payable, accrued liabilities and other non-current liabilities. The estimated fair values of these instruments approximate their carrying values due to their short-term nature.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

        In the quarter ended September 30, 2017, we ceased use of 25,812 square feet of the Company's headquarters facility and recorded a restructuring liability, which upon adoption of ASC 842 we reclassified this liability as a reduction of the right-of-use asset associated with the lease. We have updated our estimate in subsequent periods, as discussed in Note 15 of the Consolidated Financial Statements. These estimates include assumptions for the time period it will take to obtain a subtenant, construction costs, and certain sublease rates. These estimates may vary from the sublease agreements ultimately executed, if at all, and could result in an adjustment to the right of use asset. In fiscal 2018 and 2019, we updated our assumptions, which resulted in additional charges of $0.6 million and $0.4 million respectively. The measurement of our restructuring charges and right of use asset impairments using these assumptions is a level 3 measurement.

        During the quarter ended June 29, 2019, we decided to abandon and seek a sublet for 36,395 square feet of the Company's headquarters facility, which resulted in a right of use asset impairment charge of $1.1 million. This loss was determined by comparing the fair value of the impacted right of use asset to the carrying value of the asset as of the impairment measurement date, as required under ASC Topic 360, Property, Plant, and Equipment ("ASC 360"). The fair value of the right of use asset was based on the estimated sublease income for the portion of the Company's headquarters taking into consideration the time period it will take to obtain a subtenant, the applicable discount rate and the sublease rate. Additionally, we recorded losses of $1.2 million associated with abandoning the space. The loss comprised of exit and disposal costs consisting of construction costs, real estate taxes, broker fees and utilities and leasehold improvement write-offs. In the fourth quarter of 2019, we updated our estimate for the sublease income and exit and disposal costs and recorded additional restructuring and right of use asset impairment charges of $0.3 million. We also incurred $0.2 million of accretion expense in fiscal 2019. Refer to Note 15 of the consolidated financial statements for further information. The measurement of our restructuring loss and right of use asset impairments is a level 3 measurement.

        In the second quarter of fiscal 2019, we decided to wind down our Figure 8 business. This resulted in an indicator of impairment for the associated goodwill and intangible assets. Given that Figure 8 was only acquired in the first quarter of fiscal 2019, we had not yet integrated the business into our existing reporting units. This disposal of the business resulted in an impairment loss of $8.2 million, comprising of the $5.3 million of goodwill and $2.9 million of net proprietary software intangible assets.

Goodwill

        Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. We evaluate goodwill and indefinite lived intangible assets for impairment at the reporting unit level annually or more frequently if we believe indicators of impairment exist. In accordance with the guidance, we are permitted to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. We refer to this as the "Qualitative Screen." If we conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then a two-step goodwill impairment test is performed.

        In 2018 we performed a qualitative screen for all our reporting units, and we did not identify any indicators of impairment in 2018 as a result of the Qualitative Screen performed.

        In 2019, given the length of time since our last quantitative test and changes in our business which occurred in 2019, we performed quantitative testing for impairment of all our reporting units. For

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

quantitative testing, we utilize the two-step approach prescribed under Accounting Standards Codification, or ASC, 350, Intangibles—Goodwill and Other. The first step requires a comparison of the fair value of the reporting unit against its aggregate carrying value, including goodwill. We consider a number of factors to determine the fair value of a reporting unit, including an independent valuation to conduct this test. The valuation is based upon expected future discounted operating cash flows of the reporting unit. We base the discount rate on the weighted average cost of capital, or WACC, of market participants. If the carrying value of a reporting unit exceeds its estimated fair value, we will perform the second step of the goodwill impairment test to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of a reporting unit's goodwill to its carrying value. The second step requires us to perform a hypothetical purchase price allocation as of the measurement date and estimate the fair value of net tangible and intangible assets. The fair value of intangible assets is determined as described below and is subject to significant judgment.

        Since the fair value of our reporting units was determined by use of discounted cash flows, or DCF, and the key assumptions that drive the fair value in this model are the WACC, terminal values, growth rates, and the amount and timing of expected future cash flows, significant judgment is applied in determining fair value. If the current economic environment were to deteriorate, this would likely result in a higher WACC because market participants would require a higher rate of return. In the DCF as the WACC increases, the fair value decreases. The other significant factor in the DCF is our projected financial information (i.e., amount and timing of expected future cash flows and growth rates) and if these assumptions were to be adversely impacted, this could result in a reduction of the fair value of this reporting unit.

        We conducted our fiscal year 2019 annual impairment test as of October 1, 2019 (the first day of our fourth fiscal quarter). As a result of the two step approach, we did not identify any indicators of impairment in any of our reporting units.

        Based on our impairment review in the fourth quarter of 2019 we do not consider any of our reporting units to be at risk of impairment.

        As noted above in the second quarter of fiscal 2019, we decided to wind down our Figure 8 business, which resulted in a goodwill impairment loss of $5.3 million.

Amortization and Impairment of Intangible Assets

        We amortize our intangible assets that have finite lives over their estimated useful lives. We use a straight-line method of amortization, unless a method that better reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up can be reliably determined. Amortization is recorded over the estimated useful lives ranging from one to ten years. We review our intangible assets subject to amortization to determine if any adverse conditions exist, or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. If the carrying value of an asset exceeds its undiscounted cash flows, we will write-down the carrying value of the intangible asset, or asset group, to its fair value in the period identified. In assessing fair value, we must make assumptions regarding estimated future cash flows and discount rates. If these estimates or related assumptions change in the future, we may be required to record impairment charges. We generally calculate fair value as the present value of estimated future cash flows to be generated by the asset using a risk-adjusted discount rate. If the estimate of an intangible

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

asset's remaining useful life is changed, we will amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

        As noted above in the second quarter of 2019, we decided to wind down our Figure 8 business which resulted in an impairment loss of $2.9 million of net proprietary software intangible assets.

        In the second quarter of 2018, we decided to sunset our BigTent community platform offering, resulting in a $0.1 million impairment loss recorded within general and administrative expense in the condensed consolidated statements of operations for fiscal 2018. We did not recognize any impairment losses during the fiscal year ended December 30, 2017.

Software Development Costs

        Internal and external software development costs associated with the development of software for internal use, including website development costs, are expensed to research and development during the preliminary project stage and capitalized during the application development stage. There were no such costs capitalized in the fiscal years ended December 31, 2019, December 29, 2018, and December 30, 2017 as the substantial majority of our development efforts were either in the preliminary stage of development or were for maintenance of, and minor upgrades and enhancements to internal-use software and, accordingly, application development costs were insignificant.

Property and Equipment

        Property and equipment are stated at cost, and are depreciated using the straight-line method over the estimated useful life of the assets or, where applicable and if shorter, over the lease term. The following table presents the detail of property and equipment, net for the periods presented (in thousands):

	December 31, 2019	December 29, 2018
Computer equipment	$3,837	$3,267
Furniture and fixtures	1,578	1,681
Software	1,240	1,240
Leasehold improvements	2,905	3,389

Total	9,560	9,577
Less accumulated depreciation	(6,515)	(6,154)

Property and equipment, net	$3,045	$3,423

        Property and equipment are depreciated over the following estimated useful lives:

Estimated Useful Life
Computer equipment	3–5 years
Leasehold improvements	Lesser of asset life or lease term
Furniture and fixtures	3–5 years
Software	3–6 years

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

        Depreciation expense for the years ended December 31, 2019, December 29, 2018, and December 30, 2017 was $1.4 million, $1.1 million and $1.6 million, respectively.

        Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment.

        In accordance with ASC 360-10-35-15, Property, Plant and Equipment—Impairment or Disposal of Long-Lived Assets, we review the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or the fair value less costs to sell, and are not depreciated. Assets and liabilities that are part of a disposal group and classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. During the fiscal year ended December 31, 2019, we wrote-off $0.5 million of lease-hold improvements associated with the fiscal 2019 restructuring charge for our headquarters facility located in Waltham, Massachusetts. During the fiscal year ended December 30, 2017, we wrote-off $0.5 million of lease-hold improvements associated with the fiscal 2017 restructuring charge for our headquarters facility. Please refer to Note 15 of the Consolidated Financial Statements for further detail. We did not recognize any impairment losses during the year ended December 29, 2018 with respect to property and equipment.

Redeemable Convertible Preferred Stock

        We classify redeemable convertible preferred stock as temporary equity in the consolidated balance sheet due to certain contingent redemption clauses that are at the election of the holder. We will accrete the carrying value of the redeemable convertible preferred stock to the redemption value through June 29, 2023, which is the seventh anniversary of the Closing Date (June 29, 2016), at a rate of 5.50% per annum, which represents the cumulative dividends owed on the convertible preferred stock, using the interest rate method. We elected to accrete the carrying value of the redeemable convertible preferred stock on the issuance date to the redemption value as it relates to the issuance costs that were netted against the proceeds of issuance of the redeemable convertible preferred stock.

(Loss) Income per Share

        Basic net (loss) income per share is computed by dividing net (loss) income attributable to common shareholders by the number of common shares outstanding during the period, including issued and outstanding participating securities on an as-converted basis. We apply the two-class method to calculate basic and diluted net (loss) income per share of common stock, as our Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) is a participating security. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders. We compute diluted net (loss) income per common share using net (loss) income as the "control number" in determining whether potential common shares are dilutive, after giving consideration to all potentially dilutive common shares,

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

including stock options, unvested restricted stock outstanding during the period and potential issuance of stock upon the conversion of the our Series A Redeemable Convertible Preferred Stock issued and outstanding during the period, except where the effect of such securities would be antidilutive. Please refer to Note 9 of the Consolidated Financial Statements for further detail.

Income Taxes

        We account for income taxes in accordance with ASC 740, Income Taxes. ASC 740 is an asset and liability approach that requires recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax basis, and for operating loss and tax credit carryforwards.

        Our consolidated financial statements contain certain deferred tax assets which have arisen primarily as a result of operating losses, as well as other temporary differences between financial and tax accounting. We have established a valuation allowance if the likelihood of realization of the deferred tax assets is reduced based on an evaluation of objective verifiable evidence. Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against those net deferred tax assets. We evaluate the weight of all available evidence to determine whether it is more likely than not that some portion or all of the net deferred income tax assets will not be realized.

        We recognize the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such position are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. At December 31, 2019 and December 29, 2018, we did not have any uncertain tax positions. Interest and penalty charges, if any, related to uncertain tax positions would be classified as income tax expense in the accompanying consolidated statements of operations. As of December 31, 2019, December 29, 2018, and December 30, 2017, we had no accrued interest or penalties related to uncertain tax positions.

        On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a federal corporate tax rate decrease from 34% to 21% beginning January 1, 2018, the transition of U.S international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. On December 22, 2017, Staff Accounting Bulletin No. 118 ("SAB 118") was issued to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. In accordance with SAB 118, at December 30, 2017 and through September 29, 2018, we recorded our best estimates based on our interpretation of the U.S. legislation while we continued to accumulate data to finalize the underlying calculations.

        For the period ending December 30, 2017, we had recognized a provisional tax benefit of $4.0 million related to the effects of the Tax Act on our deferred tax balances. In the period ending

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

December 29, 2018, no adjustments were recorded to our provisional estimates upon completion of our accounting for the tax effects of the Tax Act.

Presentation of Taxes in the Consolidated Statements of Operations

        We present taxes that are collected from customers and remitted to government authorities on a net basis in the consolidated statements of operations.

Stock-Based Compensation

        We account for all stock-based awards to employees, non-employees, and members of our board of directors, to the extent such awards were issued in connection with their services as directors, in accordance with ASC 718, Compensation-Stock Compensation. ASC 718 requires that all share-based payments, including grants of stock options, be recognized in the statement of operations as an operating expense based on their fair value. For stock options issued under the Company's stock-based compensation plans, the fair value of each option grant is estimated on the date of grant. For restricted stock units ("RSUs") and performance-based RSUs ("PSUs") issued under the Company's stock-based compensation plans, the fair value of each grant is calculated based on the Company's stock price on the date of grant. For market-based RSUs ("MSUs") issued under the Company's stock-based compensation plans, the fair value of each grant is calculated using the Monte Carlo simulation model for the specified price targets. In accordance with ASC 718, we recognize the compensation cost of stock options and RSUs on a straight-line basis over the vesting period of the award, and MSUs on a straight-line basis over the estimated derived service period. Compensation cost of PSUs is recognized on a graded-vesting method based on our estimate of the number of PSUs that will vest. If there is a change in the estimate of the number of PSUs that are probable of vesting, we cumulatively adjust compensation expense in the period that the change in estimate is made.

        We use the Black-Scholes-Merton option-pricing model to determine the fair value for option awards. In valuing our option awards, we make assumptions about risk-free interest rates, dividend yields, volatility, and weighted-average expected lives. Risk-free interest rates are derived from U.S. Treasury securities as of the option award grant date. Expected dividend yield is based on our historical dividend payments, which have been zero to date. The expected volatility for our common stock is estimated taking the average historic price volatility for a group of similarly situated publicly traded companies based on daily price observations over a period equivalent to the expected term of the stock option grants. These publicly traded companies were selected based on comparable characteristics to us and consist of several companies in the technology industry that are similar in enterprise value, stage of life cycle, risk profile, financial leverage and with historical share price information sufficient to meet the expected life of our stock-based awards. We estimate the weighted-average expected life of the option awards as the average of the option vesting schedule and the term of the award, since we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time share-based awards have been exercisable. The term of the award is estimated using the simplified method, as awards are plain vanilla option awards. Forfeitures are accounted for as they occur.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

Advertising Costs

        We expense advertising costs as incurred when the advertisement is run. We incurred advertising expenses from continuing operations of $42.4 million, $37.4 million, and $47.4 million for the years ended December 31, 2019, December 29, 2018, and December 30, 2017, respectively.

Accumulated Other Comprehensive (Loss) Income

        As of December 31, 2019 and December 29, 2018, accumulated other comprehensive (loss) income was comprised solely of cumulative foreign currency translation adjustments. There were no amounts reclassified out of other comprehensive (loss) income and into our consolidated statements of operations in any of the years presented.

Recently Adopted Accounting Pronouncements

        In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." The guidance requires an entity to recognize a right-of-use asset and a lease liability for all of its leases with lease terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. We adopted ASU 2016-02 and its amendments in the first quarter of fiscal 2019 using the modified retrospective approach and with a cumulative effect recorded on the date of adoption of December 31, 2018, the first day of our 2019 reporting year. Prior periods were not restated accordingly.

        We elected the Practical Expedient Package (Accounting Standards Codification ("ASC") 842-10-65-1) permitted under the transition guidance within the new standard, which among other things allowed us to carry forward the historical lease classification. Refer to Note 17 "Leases" for the adoption impact to our condensed consolidated balance sheet. The difference between the operating lease liabilities and operating right of use assets is associated with accrued rent payments under ASC 840 and right of use asset impairments related to restructuring activities completed prior to the adoption date associated with our ceased use of certain office space subject to operating leases.

Recently Issued Accounting Pronouncements

        In August 2018, the FASB issued ASU No. 2018-15, "Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract," which requires that a customer in a cloud computing arrangement that is a service contract follow the internal-use software guidance in Accounting Standards Codification 350-40 to determine which implementation costs to defer and recognize as an asset. ASU 2018-15 generally aligns the guidance on recognizing implementation costs incurred in a cloud computing arrangement that is a service contract with that for implementation costs incurred to develop or obtain internal-use software, including hosting arrangements that include an internal-use software license. ASU 2018-15 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application is permitted. We have elected to prospectively adopt ASU No. 2018-15. Adoption will have no day one impact on the consolidated balance sheet; however, we anticipate that going forward ASU No. 2018-15

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 2—Summary of Accounting Policies (Continued)

will increase our balance sheet, as we defer and recognize as an asset certain implementation costs for cloud computing arrangements.

        In August 2018, the FASB issued ASU No. 2018-13, "Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement," which amends ASC 820, Fair Value Measurement. This ASU modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The guidance is effective for us in the first quarter of fiscal 2020. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. We are currently evaluating the impact of ASU 2018-13 on our consolidated financial statements.

        In January 2017, the FASB issued ASU No. 2017-04, "Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment." To simplify the subsequent measurement of goodwill, the FASB eliminated Step 2 from the goodwill impairment test. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. Therefore, the same impairment assessment applies to all reporting units. An entity is required to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets. The guidance is effective for us in our annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted, and we are currently evaluating whether we will early adopt. ASU 2017-04 must be applied prospectively. We expect that ASU 2017-04 will simplify our measurement of goodwill impairment, if any of our reporting units have a zero or negative carrying value, or would fail Step 1 of the impairment test following the date of adoption.

        In June 2016, the FASB issued ASU No. 2016-13, "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," which requires measurement and recognition of expected credit losses for financial assets held. Since ASU 2016-13 was issued, several additional ASUs were issued and incorporated within ASC 326 to clarify various elements of the guidance. ASU 2016-13 is effective for us in our first quarter of fiscal 2020, and earlier adoption is permitted. The modified-retrospective approach is required for adoption. We are currently evaluating the impact of ASU 2016-13 on our consolidated financial statements; however, we do not anticipate that the adoption of ASU 2016-13 will have a material impact to our consolidated financial statements.

NOTE 3—Business Acquisitions

  Filios Inc.

        On January 4, 2019, we purchased all of the outstanding stock of Filios, Inc. ("Figure 8"), a mobile app for parents to organize and manage carpools, pursuant to which we acquired all of the outstanding shares of Figure 8 for total potential consideration of $12.6 million, consisting of $7.6 million as an up-front payment and four earn-outs of $0.5 million, $1.0 million, $1.0 million and $2.5 million to be earned consecutively over one-year periods for four years. All of the earn-outs were determined to be compensatory in nature based on required future services and product development milestones required

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 3—Business Acquisitions (Continued)

to be achieved by the founders who will continue employment with us. The preliminary purchase price of $7.6 million was allocated to assets and liabilities as follows: $4.5 million of goodwill, $3.1 million in identified intangible assets, consisting proprietary technology in the form of Figure 8's mobile application, and working capital assets and liabilities, which were immaterial. Additionally, we increased our goodwill by $0.8 million to record a deferred tax liability in purchase accounting related to the acquired intangible assets. In the second quarter of fiscal 2019, we decided to wind down our Figure 8 business. Please refer to Note 5 of the consolidated financial statements for further information on the impairment losses recorded.

  Trusted Labs, Inc.

        On July 12, 2018, we purchased all of the outstanding stock of Trusted Labs, Inc. ("Trusted"), an on-demand child care provider offering service in the San Francisco Bay Area and New York City, pursuant to which we acquired the outstanding shares of Trusted for total potential consideration of $8.1 million, consisting of an up-front payment of $4.6 million, up to $2.2 million in retention payments, earn-out payments of up to an aggregate of $1.0 million to be earned consecutively over three-quarters following the closing, and payments of $0.3 million to settle liabilities. We estimated the fair value of the contingent consideration at the acquisition date to be $1.0 million and thus included this in the total accounting purchase price of $5.6 million. The purchase price of $5.6 million was allocated to assets and liabilities as follows: $3.4 million of goodwill, $2.5 million in identified intangible assets, consisting primarily of proprietary software and care-giver relationships, and $0.3 million working capital liabilities, which were immaterial. The goodwill is primarily derived from synergies we expect as a result of the deal. Additionally, a discrete tax benefit of $0.6 million was recorded to account for the valuation allowance release primarily related to the acquired intangible assets which have increased fair market value basis for GAAP purposes but carryover basis for tax purposes, resulting in a deferred tax liability that provided a source of income supporting realization of other deferred tax assets.

  Galore, Inc.

        On May 31, 2018, we entered into an asset purchase agreement with Galore, Inc. ("Galore"), an e-commerce marketplace for parents to discover and purchase activities for their children and a SaaS platform for businesses providing family activities to offer those activities for purchase online, pursuant to which we acquired certain assets of Galore for total consideration of $0.3 million as an up-front payment, and two earn-out payments ranging from $0.3—$0.5 million in year one and $0.7—$0.9 million in year 2, based upon certain revenue achievement metrics. Due to on-going service requirements pertaining to the earn-outs, the amounts are being recognized as compensation expense over the required employment period. The purchase price of $0.3 million was allocated to an identified intangible asset, consisting of proprietary software. We completed the purchase accounting for Galore as of December 29, 2018.

  Town & Country

        On January 9, 2018, we entered into an asset purchase agreement with Town & Country, a premium home staffing agency in the San Francisco Bay Area, pursuant to which we acquired certain

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 3—Business Acquisitions (Continued)

assets for total consideration of $7.0 million, consisting of $5.0 million as an up-front payment, and two earn-outs of $1.0 million and $1.0 million to be earned consecutively over one-year periods. We estimated the fair value of the contingent consideration at the acquisition date to be $1.0 million and thus included this in the total accounting purchase price of $6.0 million. The purchase price of $6.0 million was allocated to assets and liabilities as follows: $4.8 million of goodwill, $1.2 million in identified intangible assets, consisting primarily of caregiver relationships and Town & Country trade-name, and working capital assets and liabilities, which were immaterial. The goodwill is primarily derived from synergies we expect as a result of the deal. We completed the purchase accounting for Town & Country as of December 29, 2018.

        Pro forma information related to the acquisitions in fiscal 2018 and 2019 were not presented as the impact of the acquisitions on our consolidated results of operations is not significant.

NOTE 4—Revenue

        On December 31, 2017 (the first day of fiscal 2018), we adopted Topic 606 using the modified retrospective method applied to those contracts that were not completed as of December 31, 2017. Results for reporting periods beginning after December 31, 2017 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

        We recorded a net decrease to opening accumulated deficit of $0.1 million, net of tax, as of December 31, 2017 due to the cumulative impact of adopting Topic 606, with the impact primarily related to the capitalization of costs for commissions within our business-to-business solutions offering and a portion of revenue recognition for a specific performance obligation within our payment solutions offering. Below is a summary of the amount by which each financial statement line item was

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 4—Revenue (Continued)

affected in the 2018 and current reporting period by the adoption of Topic 606 as compared with the guidance that was in effect before the change (in thousands):

	ASC 605	ASC 606 Adjustment	ASC 606
	December 29, 2018		December 29, 2018
Assets
Prepaid expenses and other current assets	$6,898	$325	$7,223
Total current assets	145,486	325	145,811
Other non-current assets	1,726	1,133	2,859
Deferred tax assets	43,953	(216)	43,737

Total assets	$266,825	$1,242	$268,067

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Deferred revenue	$19,833	$343	$20,176

Total current liabilities	45,260	343	45,603

Other non-current liabilities	6,510	296	6,806

Total liabilities	52,208	639	52,847
Stockholders' equity
Accumulated deficit	(124,725)	603	(124,122)

Total stockholders' equity	161,610	603	162,213

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$266,825	$1,242	$268,067

	ASC 605	ASC 606 Adjustment	ASC 606
	Fiscal Year Ended December 31, 2019		Fiscal Year Ended December 31, 2019
Revenue	$209,792	$223	$209,569
Operating expenses:
Selling and marketing	66,089	214	65,875

Total operating expenses	172,929	214	172,715

Operating income	(22,728)	9	(22,737)

Loss before income taxes	(21,310)	9	(21,319)

(Benefit from) provision for income taxes	45,342	—	45,342

Net loss	$(66,652)	$9	$(66,661)

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 4—Revenue (Continued)

			ASC 606
	ASC 605
		ASC 606 Adjustment	Fiscal Year Ended December 29, 2018
	Fiscal Year Ended December 29, 2018
Revenue	$192,780	$520	$192,260
Operating expenses:
Selling and marketing	61,694	1,206	60,488

Total operating expenses	142,977	1,206	141,771

Operating income	7,097	(686)	7,783

Income from continuing operations before income taxes	6,932	(686)	7,618

(Benefit from) provision for income taxes	(45,488)	(216)	(45,272)

Net income	$52,420	$(470)	$52,890

Consumer Matching Solutions

Nature of Service

        Our consumer matching solutions offering allows families to purchase a subscription to the Care.com platform to search for, connect with, qualify, vet and ultimately select caregivers. Additionally, families may purchase ancillary services through the Care.com platform that are delivered at a point-in-time. We also provide caregivers with solutions to create personal profiles and describe their unique skills and experience on the Care.com platform.

Performance Obligations and Timing of Satisfaction

        We typically satisfy performance obligations as services are rendered over the subscription period. Additionally, for ancillary services with a specific performance obligation satisfied at a point-in-time, we typically satisfy performance obligations upon delivery to the customer.

Timing of Payments and Satisfaction of Performance Obligations

        Customers typically pay up-front for our subscription services. Given this up-front payment, and given that the subscription service is provided to the customer over a period-of-time, we recognize a contract liability in the form of deferred revenue, which is then recognized to revenue ratably over the subscription term as the services are provided.

        In addition, payments for ancillary services are typically due upon delivery of the service to the customer, and revenue is recognized at a point-in-time.

Transaction Price

        Typically, each service offered through our consumer matching solution has only a single performance obligation. In the instances where there is more than one performance obligation, the allocation of the transaction price does not materially affect our revenue recognition, as generally these performance obligations are satisfied over the same term of the subscription or qualify to be accounted for as a series of services that are substantially the same and that have the same pattern of transfer.

        This offering also includes a variable consideration component in the form of potential future refunds. As such, the transaction price is the subscription fee less the actual and estimated refunds,

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 4—Revenue (Continued)

which accounts for the variability in the transaction price. This estimate is based on the expected value method, which uses our historical refunds to estimate reserves for refunds. Amounts related to chargebacks are recorded to bad debt expense for the portion of the service that has been rendered.

Payment Solutions

Nature of Service

        Our payment solutions offering provides families several options to manage their financial relationships with their caregivers, primarily through a subscription to payroll processing and tax preparation services for nannies, housekeepers, or other household employees.

Performance Obligations and Timing of Satisfaction

        We typically satisfy performance obligations ratably over-time, as quarterly payroll and subsequent tax filing services are rendered. Additionally, we satisfy performance obligations related to the year-end tax filing services at a point-in-time when the service is fulfilled.

Timing of Payments and Satisfaction of Performance Obligations

        Subscribers are billed quarterly in arrears at the beginning of the subsequent calendar quarter to which the quarterly payroll and subsequent tax filing services related, resulting in an unbilled receivable being recorded. For year-end tax filing services, subscribers are billed at the beginning of the following calendar year to which the year-end tax filing service related. Revenue is recognized ratably as the quarterly payroll services are rendered, or when the year-end tax filing services are fulfilled, which is at a point-in-time.

Transaction Price

        The transaction price for this revenue stream is the stated contract price for the service purchased. For the majority of these contracts, there is one performance obligation with no variable consideration, and as such, there is no need to allocate the transaction price or estimate a transaction price. The amounts charged for registration and reactivation are non-refundable upfront fees, which were determined to be a material right towards future services renewal discounts, and as such, revenue associated with this is recognized over the expected benefit period, which is the estimated customer life of 2.5 years.

Business-to-Business

Nature of Service

        Our business-to-business solutions includes two primary offerings.

        First, our Care@Work offering provides a comprehensive suite of services that employers can offer their employees as an employee benefit. Key examples include the following:

  •
  Consumer matching solutions (i.e., access to the Care.com platform)

  •
  On-demand back-up care services for employees needing alternative care arrangements for their child or senior;

  •
  Senior care planning services; and

  •
  Consumer payment solution services.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 4—Revenue (Continued)

        Second, our recruiting and marketing solutions offering, which serves care-related businesses—such as day care centers, nanny agencies and home care agencies—that wish to market their services to Care.com's care-seeking families and recruit Care.com's caregiver members.

Performance Obligations and Timing of Satisfaction

        For the Care@Work offering, we typically use a straight-line approach to recognize revenue because we provide a stand-ready service that enables access to our platform over the contract term. Additionally, for contracts with a specific point-in-time performance obligation, we typically satisfy the performance obligation upon delivery to the customer.

        For our recruiting and marketing solutions offering, we typically use a straight-line approach to recognize revenue because we typically satisfy performance obligations as services are rendered over the contract term. Additionally, for contracts with a specific point-time performance obligation, we typically satisfy the performance obligation upon delivery to the customer.

Timing of Payments and Satisfaction of Performance Obligations

        Payments are due in accordance with the contractual terms of the contract. For the majority of contracts, payment is typically received in advance of services being rendered, resulting in deferred revenue. Deferred revenue is typically recognized ratably over the contract term, or in the instances that the performance obligation is completed at a specific point-in-time, we typically recognize revenue when the performance obligation is delivered to the customer. Additionally, there are instances in which we have met revenue recognition criteria in advance of billing schedules, which results in an unbilled receivable.

Transaction Price

        For our Care@Work offering, typically there is more than one performance obligation. In the majority of instances where there is more than one performance obligation, the allocation of the transaction price does not materially affect our revenue recognition, as generally these performance obligations are satisfied over the same term of the subscription or qualify to be accounted for as a series of services that are substantially the same and that have the same pattern of transfer.

        For on-demand back-up care services there is variable consideration associated with customer overages of back-up care usage. We evaluate whether variable consideration needs to be constrained to the extent we cannot estimate the total consideration that we will earn for back-up care overage. The decision to constrain the variability associated with customer overages of back-up care day usage is based on two considerations:

  (1)
  our history of back-up care overages is of limited predictive value for future overages given that customers do not historically have the same trends in their usage of back-up care days, and;

  (2)
  the variability is not within our control.

        The constraint is resolved when the back-up care usage occurs.

        For the majority of our recruiting and marking solutions contracts, there is one performance obligation. This offering also includes a variable consideration component in the form of potential future refunds. As such, the transaction price for these contracts is the subscription fee less the actual and estimated refunds, which accounts for the variability in the transaction price. This is based on the expected value method, which uses our historical refunds to estimate reserves for refunds. Amounts

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 4—Revenue (Continued)

related to chargebacks are recorded to bad debt expense for the portion of the service that has been rendered.

Revenue Recognition

        Revenue is recognized when control of the promised service is transferred to the customer, in an amount that reflects the consideration we expect to be entitled to in exchange for the service. For all presentations below sales and usage-based taxes are excluded from revenue.

        The following table presents our revenue disaggregated by major service lines under ASC 606 for fiscal year 2019 and fiscal year 2018 (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018
Business-to-Consumer
Matching Solutions	$145,650	$140,297
Payment Solutions	28,144	26,297
Business-to-Business
Care@Work Solutions	26,459	18,018
Recruiting and Marketing Solutions and other	9,316	7,648

Total revenue	$209,569	$192,260

        The following table presents our revenue disaggregated by timing of transfer of services under ASC 606 for fiscal year 2019 and fiscal year 2018 (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018
Over-time	$188,965	$175,070
Point-in-time	20,604	17,190

Total revenue	$209,569	$192,260

Contract Balances

        The increase in the deferred revenue balance as of December 31, 2019 was primary driven by cash payments received for our obligation to perform future services during fiscal year 2019, offset by $19.9 million of revenue recognized that was included in the deferred revenue balance as of December 29, 2018. Additionally, we recognized $0.8 million of revenue in fiscal year 2019 related to on-demand back-up care overages for our Care@Work offering. We consider on-demand back-up care overages for our Care@Work offering to be constrained variable consideration in the transaction price until the constraint is resolved upon usage.

Transaction Price Allocated to the Remaining Performance Obligations

        For performance obligations that are part of contracts that have an original expected duration of greater than one year, we expect to recognize $5.1 million and $2.3 million of revenue related to our Care@Work offering in the remainder of fiscal 2020 and fiscal 2021, respectively, related to performance obligations that are currently unsatisfied (or partially satisfied) as of December 31, 2019. Revenue recognition for these contracts in fiscal 2022 is immaterial.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 4—Revenue (Continued)

        This disclosure does not include revenue related to performance obligations that are part of a contract whose original expected duration is one year or less. Our matching solutions offering consists of subscription terms whose duration is one year or less, and the service period for our payment solutions revenue is one year or less. Additionally, most of our business-to-business contracts are for durations of one year or less. Furthermore, this disclosure does not include expected consideration related to performance obligations for which we elect to recognize revenue in the amount we have a right to invoice (e.g., usage-based pricing terms).

Contract Costs

        We capitalize sales commissions for new customer contracts in our business-to-business solutions offerings as commissions on new customer contracts are higher and not commensurate with subsequent renewal commissions. Capitalized commission are amortized over the period of expected benefit, which is the customer life and is estimated to be approximately 5-years. As of December 31, 2019 and December 29, 2018, capitalized commissions were $1.7 million and $1.5 million, respectively.

        The following table presents our amortized commission expense for fiscal year 2019 and fiscal year 2018 (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018
Amortized commission expense	$397	$124

        For renewal commissions with a renewal term of one-year of less, we applied the practical expedient and expense commission when incurred because the amortization period would have been one-year or less. These costs are recorded within sales and marketing expense.

NOTE 5—Goodwill, Intangible Assets, and Software

        The following table presents the change in goodwill for our single reportable segment during the periods presented (in thousands):

December 29, 2018	$68,176
Effect of currency translation	(386)
Business acquisitions	5,325
Goodwill impairment (Note 2)	(5,325)

December 31, 2019	$67,790

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 5—Goodwill, Intangible Assets, and Software (Continued)

        The following table presents the detail of intangible assets and software for the periods presented (dollars in thousands):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Weighted- Average Remaining Life (Years)
December 31, 2019
Indefinite lived intangibles	$260	$—	$260	N/A
Trademarks and trade names	4,730	(4,515)	215	5.0
Proprietary software	7,834	(5,853)	1,981	3.5
Internal software	227	(199)	28	1.0
Caregiver relationships	1,111	(809)	302	1.2
Customer relationships	8,527	(8,319)	208	3.0

Total	$22,689	$(19,695)	$2,994

December 29, 2018
Indefinite lived intangibles	$260	$—	$260	N/A
Trademarks and trade names	4,742	(4,441)	301	5.3
Proprietary software	7,869	(5,316)	2,553	4.5
Internal software	227	(141)	86	1.7
Leasehold interests	170	(163)	7	0.4
Caregiver relationships	1,116	(538)	578	2.1
Customer relationships	8,541	(8,265)	276	4.0

Total	$22,925	$(18,864)	$4,061

        Amortization expense was $1.4 million, $1.0 million, and $0.7 million for the fiscal years ended December 31, 2019, December 29, 2018, and December 30, 2017, respectively. Of these amounts $0.5 million, $0.5 million, and $0.2 million was classified as a component of depreciation and amortization, and $0.9 million, $0.5 million, and $0.5 million was classified as a component of cost of revenue in the consolidated statements of operations for the fiscal years ended December 31, 2019, December 29, 2018, and December 30, 2017, respectively.

        As of December 31, 2019, the estimated future amortization expense related to current intangible assets for future fiscal years was as follows (in thousands):

2020	$984
2021	712
2022	679
2023	313
2024	43
Thereafter	3

Total	$2,734

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 6—Accrued Expenses and Other Current Liabilities

        The following table presents the detail of accrued expenses and other current liabilities for the periods presented (in thousands):

	December 31, 2019	December 29, 2018
Payroll and compensation	$4,082	$7,835
Tax-related expenses	3,595	2,607
Background checks	2,762	913
Marketing expenses	2,668	1,360
Professional services and third-party consultants	2,933	1,329
Legal	1,420	1,074
Restructuring	526	969
Contingent consideration payments	—	622
Other accrued expenses	3,978	3,754

Total accrued expenses and other current liabilities	$21,964	$20,463

NOTE 7—Commitments and Contingencies

  Leases

        In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." The guidance requires an entity to recognize a right-of-use asset and a lease liability for all of its leases with lease terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. We adopted ASU 2016-02 and its amendments in the first quarter of fiscal 2019 using the modified retrospective approach and with a cumulative effect recorded on the date of adoption of December 31, 2018, the first day of our 2019 reporting year. Prior periods were not restated accordingly. Refer to Note 17 of the Consolidated Finance Statements for lease disclosures in accordance with Leases (Topic 842). The below disclosures are in accordance with Topic 840.

        We have entered into various operating lease agreements, primarily covering certain of our offices throughout the world, with original lease periods expiring between 2015 and 2024. Facilities rent expense under these operating leases was $4.0 million and $4.0 million for the years ended December 29, 2018 and December 30, 2017, respectively, which is net of sub-lease income of $0.5 million and $0.5 million for the years ended December 29, 2018 and December 30, 2017, respectively. We are responsible for paying our share of the actual operating expenses and real estate taxes under certain of these lease agreements.

        Certain of these arrangements have renewal or expansion options, as well as adjustments for market provisions, such as free or escalating base monthly rental payments. We recognize rent expense under such arrangements on a straight-line basis over the initial term of the lease. The difference between the straight-line expense and the cash paid for rent has been recorded as deferred rent in the consolidated balance sheets.

        In July 2014, we entered into a lease agreement pursuant to which we agreed to lease office space to be used for our new headquarters (the "Prime Lease"). The Prime Lease is for 108,743 square feet of office space, comprising of the entire fourth, fifth, and sixth floors of the building located at 77 Fourth Avenue, Waltham, Massachusetts, or the Building. The term of the Prime Lease commenced on August 4, 2014 and expires 120 months from January 1, 2015. We recorded deferred rent on the

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 7—Commitments and Contingencies (Continued)

consolidated balance sheet. We recognize rent expense on a straight-line basis over the expected lease term.

        We received $2.3 million as a tenant improvement allowance under the terms of our new operating lease, which we recorded as deferred rent and are amortizing on a straight-line basis over the term of the lease as an offset to rent expense.

        In connection with the Prime Leases, we paid $1.4 million in security deposits recorded within other non-current assets on our consolidated balance sheet as of December 31, 2019.

        On April 14, 2016, we entered into a sublease agreement to lease approximately 10,362 square feet of our 108,743 square foot Prime Lease. Additionally, in August 2017 and April 2019 we met the cease-use date requirements for an additional portion of the Prime Lease, consisting of an additional 25,812 and 39,395 square feet, respectively, and in the first quarter of fiscal year 2018, we entered into a sub-lease agreement for a portion of the cease-use space. Please refer to Note 15 of the Consolidated Financial Statements for further detail on the restructuring charges incurred by us as a result of these restructuring charges.

        We recognized total rent expense related to our headquarters of approximately $2.5 million and $2.9 million for the years ended December 29, 2018 and December 30, 2017, respectively.

  Legal matters

        From time to time we are involved in regulatory, governmental and law enforcement inquiries, investigations and subpoenas, as well as legal proceedings, that arise in the ordinary course of our business. Each reporting period, we evaluate whether or not a loss contingency related to such matters is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. If a loss is probable and the potential estimate of the loss is a range, we evaluate if there is a point within the range that appears at the time to be a better estimate than any other point in the range, and if so, that amount is accrued. If we conclude that no amount in the range appears to be a better estimate than any other, we accrue the minimum amount in the range. We monitor developments in legal matters that could affect estimates we have previously accrued and update our estimates as appropriate based on subsequent developments.

        In March 2016, we learned of an investigation by the Marin County, California District Attorney's Office regarding the clarity and conspicuousness of our automatic renewal disclosures and the mechanism by which we obtain informed consent when members purchase premium subscriptions on our website. In September 2016, we learned of an investigation by the San Francisco County, California District Attorney's Office regarding the accuracy and clarity of our disclosures about the sex offender registry search available to consumers through our website. In 2017, the District Attorneys' Offices proposed a joint settlement that would include a payment by us of approximately $4.9 million to resolve both investigations. We are in discussions with the District Attorneys' Offices regarding a proposed settlement and continue to cooperate with the investigations. We have determined that it is probable that we will incur a loss in connection with these matters and have accrued an amount based on the low end of the range of our reasonable estimate of this loss.

        In addition, on April 3, 2019, a complaint was filed against the Company and two of our officers, Sheila Lirio Marcelo, who was then our chief executive officer, and Michael Echenberg, who was then our chief financial officer, in the U.S. District Court for the District of Massachusetts. The lawsuit purports to be brought on behalf of a class of purchasers of our stock during the period from March 27, 2015 to April 1, 2019, and alleges violations of Sections 10(b) and 20(a) of the Securities

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 7—Commitments and Contingencies (Continued)

Exchange Act of 1934, as amended, and Rule 10b-5 thereunder, related to the Company's disclosures about the screening of certain member information for criminal or other inappropriate inactivity. The complaint seeks compensatory and punitive damages, fees, interest, costs and other appropriate relief. A lead plaintiff has been appointed and on July 23, 2019 the court set a schedule for the completion of certain pretrial events. In accordance with that schedule, the plaintiffs filed an amended complaint on September 16, 2019 and the Company filed a motion to dismiss on November 1, 2019. The Company is unable to predict the ultimate outcome of this litigation, and therefore cannot estimate possible losses or ranges of losses, if any.

        We also are currently involved in other pending regulatory and government inquiries and investigations and legal proceedings in the ordinary course of our business. Although the results of these matters cannot be predicted with certainty, we do not believe they will have a material adverse effect on our business. Regardless of the outcome, legal proceedings can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

  Other commitments

        During 2019, the Company entered in an arrangement with a background check service provider that includes non-cancelable purchase obligations for background checks through the end of 2022. Future minimum payments under the arrangement are $8.8 million, $8.6 million, and $8.8 million for the years ended December 31, 2020, December 31, 2021, and December 31, 2022, respectively. In the event the Company either does not meet or exceeds the minimum commitment amounts, they can elect to roll forward amounts to future year commitments.

NOTE 8—Stock-based Compensation

Stock Incentive Plans

        On November 15, 2006, we adopted our 2006 Stock Incentive Plan ("the 2006 Plan"), which provides for the issuance of incentive and non-qualified stock options, restricted stock and other stock-based awards to employees and non-employees of the Company. We reserved 4,567,500 shares of common stock for issuance under the 2006 Plan. Options generally vest over four years, with 25% vesting upon the one year anniversary of the date of hire, and the remaining 75% vesting quarterly over the next 3 years. Options granted to consultants or other non-employees generally vest over the expected service period to the Company. The options expire ten years from the date of grant. We issue new shares to satisfy stock option exercises. Only stock options have been issued under the 2006 Plan. No grants have been made under the 2006 Plan since our IPO, and no further awards will be granted under the 2006 Plan. However, the 2006 Plan will continue to govern outstanding awards granted under the 2006 Plan.

        On January 23, 2014, we adopted our 2014 Incentive Award Plan ("the 2014 Plan"), which provides for the issuance of incentive and non-qualified stock options, restricted stock, restricted stock units ("RSUs") and other stock-based awards to employees, directors and non-employees of the Company and our subsidiaries. We initially reserved 4,112,048 shares of common stock for issuance under the 2014 Plan. The number of shares initially available for issuance will be increased by (i) the number of shares represented by awards outstanding under the 2006 Plan that are forfeited, lapse unexercised or are settled in cash and which following the effective date of the 2014 Plan are not issued under the 2006 Plan and (ii) an annual increase on January 1 of each calendar year beginning in 2015 and ending in 2019, equal to the lesser of (A) 4% of the shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (B) an amount

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 8—Stock-based Compensation (Continued)

as determined by our board of directors. No more than 5,002,935 shares of common stock may be issued upon the exercise of incentive stock options. Options and RSUs generally vest over four years, with 25% vesting upon the one-year anniversary of the date of hire, and the remaining 75% vesting quarterly over the next 3 years. Options and RSUs granted to consultants or other non-employees generally vest over the expected service period to the Company. The options expire ten years from the date of grant. To date stock options, RSUs, performance-based RSUs ("PSUs"), and market-based RSUs ("MSUs") have been issued under the 2014 Plan.

Stock-Based Compensation

        The following table summarizes stock-based compensation in our accompanying condensed consolidated statements of operations (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Cost of revenue	$534	$310	$396
Selling and marketing	2,606	2,553	1,216
Research and development	8,043	4,396	1,771
General and administrative	6,343	10,115	6,310

Total stock-based compensation	$17,526	$17,374	$9,693

        Pursuant to the 2014 Plan, during fiscal year 2019, we granted 1.3 million RSUs to certain employees, advisors, and directors and 0.3 million PSUs to certain members of management and advisors.

        In the first half of fiscal year 2019, we issued 0.3 million PSUs. The number of PSUs that become eligible to vest for each recipient will be determined in the first quarter of 2019 based upon the Company's level of achievement of certain financial targets for fiscal 2019. To the extent any PSUs become eligible to vest, they generally will vest over a two-year period retroactive to March 2019 as continued services are performed. PSUs granted in 2018, 2017 and 2016 are vesting over a two-year, three-year and four-year period, respectively, retroactive to the grant date of the applicable award. Management is recognizing expense using the graded-vesting method based on its estimate of the number of PSUs that will vest. If there is a change in the estimate of the number of PSUs that are probable of vesting, we will cumulatively adjust compensation expense in the period that the change in estimate is made.

        RSUs, PSUs and MSUs are not included in issued and outstanding common stock until the shares are vested and released. With the exception of MSUs, the fair value of an RSU and PSU is measured based on the market price of the underlying common stock as of the date of grant, reduced by the purchase price of $0.001 per share. The weighted-average grant-date fair value per vested share of RSUs and PSUs and the total fair value of vested shares from the RSU and PSU grants were $16.18 and $14.5 million, respectively, for the year ended December 31, 2019. The weighted-average grant-date fair value per vested share of RSUs and PSUs and the total fair value of vested shares from the RSU and PSU grants were $11.42 and $9.5 million, respectively, for the fiscal year ended December 29, 2018. The weighted-average grant-date fair value per vested share of RSUs and PSUs and the total fair value of vested shares from the RSU and PSU grants were $7.66 and $8.1 million, respectively, for the fiscal year ended December 30, 2017.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 8—Stock-based Compensation (Continued)

        During the years ended December 29, 2018, and December 30, 2017 we granted 0.1 million and 1.2 million stock options, respectively, with a weighted-average exercise price per share of $17.44 and $13.66, respectively. The weighted average grant-date fair value per share was $7.88 and $4.89 for the years ended December 29, 2018 and December 30, 2017, respectively. We did not grant stock options for the year ended December 31, 2019.

        The following table presents the assumptions used to estimate the fair value of options granted during the periods presented.

	Fiscal Year Ended
	December 29, 2018	December 30, 2017
Risk-free interest rate	2.30–2.72%	1.86–2.21%
Expected term (years)	6.25	6.25
Volatility	42.1%	30.2–33.4%
Expected dividend yield	—%	—%

        A summary of stock option and restricted stock unit activity for the year ended December 31, 2019 was as follows (in thousands for shares and intrinsic value):

	Stock Options
		Weighted- Average Remaining Contractual Term (Years)		Restricted Stock Units
	Shares		Weighted- Average Exercise Price	Aggregate Intrinsic Value	Shares	Weighted- Average Grant Date Fair Value
Outstanding as of December 29, 2018	3,524	5.84	$9.13	$37,477	2,123	$15.40

Granted(1)	—		—		1,612	17.15
Settled (RSUs)	—		—		(894)	16.18
Exercised	(306)		5.96		—	—
Canceled and forfeited	(263)		14.26		(850)	17.72

Outstanding as of December 31, 2019	2,955	4.72	$9	$19,573	1,991	$15.47

Vested and exercisable as of December 31, 2019	2,590	4.35	$8.43	$18,606	N/A	N/A

(1)
For RSUs, includes both time-based and performance-based restricted stock units.

        Aggregate intrinsic value represents the difference between the closing stock price of our common stock and the exercise price of outstanding, in-the-money options. Our closing stock price as reported on the New York Stock Exchange as of December 31, 2019 was $15.03. The total intrinsic value of options exercised and RSUs, PSUs and MSUs vested was approximately $16.3 million, $26.3 million, and $16.1 million for the years ended December 31, 2019, December 29, 2018, and December 30, 2017, respectively. The aggregate fair value of the options that vested during the years ended December 31, 2019, December 29, 2018, and December 30, 2017 was $2.3 million, $2.8 million, and $2.2 million, respectively.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 8—Stock-based Compensation (Continued)

        As of December 31, 2019, total unrecognized compensation cost, related to non-vested stock options and RSUs, including PSUs and MSUs, was approximately $1.6 million and $19.2 million, respectively, which is expected to be recognized over a weighted-average period of 1.3 years and 1.9 years, respectively, to the extent they are probable of vesting. As of December 31, 2019, we had 3.5 million shares available for grant under the 2014 Plan.

Common Stock

        As of December 31, 2019, we had reserved the following shares of common stock for future issuance in connection with the following (in thousands):

December 31, 2019
Options issued and outstanding	2,955
Restricted stock units issued and outstanding	1,991
Common stock available for stock-based award grants under incentive award plans	3,542
Common stock available for conversion of Series A Redeemable Convertible Preferred Stock	5,328

Total	13,816

NOTE 9—Net (Loss) Income Per Share

        Basic net (loss) income per share is computed by dividing net (loss) income attributable to common shareholders by the number of common shares outstanding during the period, including issued and outstanding participating securities on an as-converted basis. We apply the two-class method to calculate basic and diluted net (loss) income per share of common stock, as our Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) is a participating security. The two-class method is an earnings allocated formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders. For 2019, we were in a loss position from continuing operations, and the Series A Preferred Stockholders do not contractually participate in losses; as such, we added the Series A Preferred Stock dividends to the loss from continuing operations to calculate the loss attributable to common stockholders in order to calculate the numerator used in the net income (loss) per share. We compute diluted net (loss) income per common share using (loss) income as the "control number" in determining whether potential common shares are dilutive, after giving consideration to all potentially dilutive common shares, including stock options, unvested restricted stock outstanding during the period and potential issuance of stock upon the conversion of the our Series A Preferred Stock issued and outstanding during the period, except where the effect of such securities would be antidilutive. In performing the dilutive calculation, the more dilutive of the treasury stock method and the two-class method is used.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 9—Net (Loss) Income Per Share (Continued)

        The calculations of basic and diluted net (loss) income per share and basic and dilutive weighted-average shares outstanding for fiscal year 2019, fiscal year 2018, and fiscal 2017 were as follows (in thousands, except per share data):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Numerator:
Basic:
Net (loss) income attributable to common stockholders	$(69,593)	$43,159	$6,944
Diluted:
Net (loss) income attributable to common stockholders	$(69,593)	$43,159	$6,944
Plus: undistributed earnings allocated to participating securities	—	9,731	3,719
Less: undistributed earnings reallocated to participating securities	—	(9,261)	(3,637)

Net (loss) income attributable to common stockholders	$(69,593)	$43,629	$7,026

Denominator:
Weighted-average shares outstanding—basic	32,694	31,198	29,680
Dilutive impact from:
Options outstanding	—	1,874	1,941
Restricted stock units	—	744	785

Weighted-average shares outstanding—dilutive	32,694	33,816	32,406

Net (loss) income per share attributable to common stockholders (Basic):	$(2.13)	$1.38	$0.23
Net (loss) income per share attributable to common stockholders (Diluted):	$(2.13)	$1.29	$0.22

        The following equity shares were excluded from the calculation of diluted net (loss) income per share attributable to common stockholders because their effect would have been anti-dilutive for the periods presented (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Stock options	720	751	1,045
Restricted stock units	715	521	138
Series A Redeemable Convertible Preferred Stock (as converted to common stock)	5,328	5,048	4,787

        The Series A Preferred Stock is considered antidilutive due to the fact that the two-class method was more dilutive when calculating dilutive net (loss) income per share attributable to common stockholders.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 10—Preferred Stock

        Preferred Stock consists of the following at December 31, 2019 (in thousands, except shares):

	Preferred Stock Authorized	Issuance Date	Issued and Outstanding	Liquidation Preference as of June 29, 2023	Carrying Value	Common Stock Issuable Upon Conversion as of June 29, 2023
	December 31, 2019
Series A	46,350	June 29, 2016	46,350	$67,424	$55,939	6,421,369
	December 29, 2018
Series A	46,350	June 29, 2016	46,350	$67,424	$53,007	6,421,369

        Please refer to the Certificate of Designations filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on June 29, 2016, for definitions of all capitalized terms not otherwise defined below.

Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock)

        On June 29, 2016 (the "Closing Date"), we entered into an Investment Agreement with CapitalG LP ("CapitalG") relating to the issuance and sale to CapitalG of 46,350 shares of our Series A Redeemable Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), at a purchase price of $1,000 per share, for an aggregate purchase price of approximately $46.4 million. We incurred issuance costs of $2.1 million. We elected to accrete all issuance costs that were netted against the proceeds upon issuance of the Series A Preferred Stock.

        The Series A Preferred Stock has the following rights and preferences:

Voting

        The holders of Series A Preferred Stock have full voting rights and powers equal to the rights and powers of holders of shares of Common Stock, with respect to any matters upon which holders of shares of Common Stock have the right to vote. Holders of Series A Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters.

        Additionally, at any time when at least 50% of the shares of the Series A Preferred Stock purchased from the Company pursuant to the Investment Agreement are outstanding, the Company cannot, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of our Series A Preferred Stock, (a) amend the Certificate of Incorporation in a manner that adversely affects the preferences or rights of the Series A Preferred Stock; (b) authorize or issue capital stock unless it ranks equal to or junior to the Series A Preferred Stock, increase the authorized number of shares of the Series A Preferred Stock or increase the authorized number of any additional class of capital stock unless it ranks equal to or junior to the Series A Preferred Stock; or (c) reclassify or amend any existing security of the Company that is equal to or junior to the Series A Preferred Stock to render such security senior to the Series A Preferred Stock.

Dividends

        The Series A Preferred Stock ranks senior to the shares of our Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Holders of the Series A Preferred Stock are

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 10—Preferred Stock (Continued)

entitled to a cumulative dividend at a rate of 5.50% per annum during the period from the Closing Date to June 29, 2023, the seventh anniversary of the Closing Date, payable semi-annually in arrears. Dividends are paid in additional Liquidation Preference per share of Series A Preferred Stock.

Liquidation Preference

        The Series A Preferred Stock has a Liquidation Preference of $1,000 per share, as adjusted from time to time pursuant to the Certificate of Delegations. The Series A Preferred Stock ranks senior to the Common Stock with respect to rights upon liquidation, winding-up and dissolution.

Conversion

        The Series A Preferred Stock is convertible at the option of the holders at any time into shares of Common Stock at an initial Conversion Price of $10.50 per share, which rate is subject to adjustment upon the occurrence of certain events. The Series A Preferred Stock is convertible at the option of the Company into shares of Common Stock at any time after June 29, 2023, or after June 29, 2021 if the closing price of the common stock equals has equaled or exceeded 150% of the then prevailing Conversion Price (as defined in the Certificate of Delegations) for at least 20 trading days in any period of 30 consecutive trading days, including the last trading day of such 30-day period.

Redemption

        At our option, at any time after June 29, 2023, all of the Series A Preferred Stock may be redeemed by us at the then current Liquidation Preference plus Accrued and Unpaid Dividends after giving the holders of Series A Preferred Stock the ability to convert their shares into Common Stock. At any point after the seventh anniversary of the Closing Date, each holder of the Series A Preferred Stock may cause us to redeem all of such holder's Series A Preferred Stock at the then current Liquidation Preference plus Accrued and Unpaid Dividends. We elected to accrete all issuance costs that were netted against the proceeds upon issuance of the Series A Preferred Stock. We will accrete the carrying value of the Series A Preferred Stock to the redemption value through June 29, 2023, which is the seventh anniversary of the Closing Date, at a rate of 5.50% per annum, which represents the cumulative dividends owed on the Series A Preferred Stock, using the interest rate method.

Change in Control Events

        Upon certain change of control events involving the Company, holders of Series A Preferred Stock can elect to either (1) convert the Series A Preferred Stock to Common Stock at the then current Conversion Price or (2) require us to redeem the Series A Preferred Stock for 150% of the then current Liquidation Preference plus Accrued and Unpaid Dividends, provided that in the case of a change of control event in which the Common Stock is converted into or canceled for cash or publicly traded securities, such conversion or redemption will be mandatory, with the selection deemed to be in favor of the alternative that would result in holders of Series A Preferred Stock receiving the greatest consideration.

Board of Directors Seat

        Pursuant to the Investment Agreement and the Certificate of Designations, we have agreed that, so long as CapitalG or its affiliates beneficially own at least 50% of the shares of Series A Preferred Stock purchased pursuant to the Investment Agreement, the holders of Series A Preferred Stock will

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 10—Preferred Stock (Continued)

have the right to elect one member of the board of directors, and CapitalG has the right to designate the nominee for such position.

Standstill Restrictions

        Pursuant to the Investment Agreement, CapitalG is subject to certain standstill restrictions, including, among other things, that CapitalG is restricted from acquiring additional securities of the Company until the date that no CapitalG designee serves on the Company's board of directors.

NOTE 11—Income Taxes

        The following table presents domestic and foreign components of (loss) income before income taxes for the periods presented (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
United States	$(25,191)	$5,096	$4,457
Foreign	3,872	2,522	3,700

(Loss) Income before income taxes	$(21,319)	$7,618	$8,157

        ASC 740 requires a valuation allowance to reduce the deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The weight given to the potential effect of negative and positive evidence should be commensurate with the extent to which it can be objectively verified. The more negative evidence that exists, (a) the more positive evidence is necessary and (b) the more difficult it is to support a conclusion that a valuation allowance is not needed for some portion, or all, of the deferred tax asset. A cumulative loss in recent years is considered a significant piece of negative evidence that is difficult to overcome in assessing the need for a valuation allowance.

        On a periodic basis, we reassess the need for a valuation allowance on deferred tax assets by weighing positive and negative evidence to assess the recoverability of deferred tax assets. We evaluate the realizability of our deferred tax assets by tax-paying jurisdiction and assess the need for a valuation allowance on a quarterly and annual basis. We evaluate the profitability of each tax-paying component on an historic cumulative basis and a forward-looking basis as part of this analysis. We also weigh other available evidence, both positive and negative, to inform our assessment. Based on the analysis performed in the second quarter of fiscal 2019, we concluded that it is not more likely than not that our deferred tax assets will be realized. As a result, we recorded a valuation allowance on our deferred tax assets in the second quarter of fiscal 2019.

        In the fourth quarter of 2018 and at the first quarter of 2019, we reached a conclusion that it was more likely than not that substantially all of our deferred taxes would be realized. In each of those periods we had experienced cumulative consolidated pre-tax income on a 3-year basis, most significantly in the United States which has the substantial majority of our deferred tax assets. In addition, during these periods we were projecting to remain in a consolidated pre-tax income position in future years and this positive evidence outweighed all other evidence as it related to our ability to realize our deferred tax assets at these reporting periods.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 11—Income Taxes (Continued)

        There were several events that transpired in the second quarter of fiscal 2019, that resulted in a change in our financial outlook, our weighting of evidence, and therefore our conclusion is that it is not more likely than not we will realize substantially all of our deferred tax assets as of June 29, 2019. We entered a cumulative consolidated pre-tax loss in the second quarter of fiscal 2019 and are now projecting to remain in one in the near future. Our pre-tax losses incurred to date in fiscal 2019 and our projections for the remainder of the year have been negatively affected by meaningful increases in our operating expenses and decreases in our projected revenues. On May 9, 2019 we announced decisions we have made to invest in safety-related initiatives, which added a significant new cost to our operating plan. In the second quarter of fiscal 2019, we also experienced indicators of impairment related to our decision to no longer invest in Figure 8, which we recently acquired and for which we recorded compensation and other impairment charges described in Note 2. In addition, in the second quarter of fiscal 2019 we experienced lower than expected revenues which we attribute to lower than expected conversions of new members and renewals of existing members. Furthermore, in the second half of fiscal 2019 we incurred significant costs related to third-party consultants for executive searches related to the announced transition of our Founder, Chairwoman and Chief Executive Officer transitioning to Executive Chairwoman of Care.com and continued third-party consultations costs related to business strategy, growth opportunities and operations. All these trends combined adversely affected our profitability for fiscal 2019, which resulted in our inability to generate pre-tax income for fiscal 2019, and are expected to have a continuing effect into fiscal 2020.

        We concluded the negative evidence summarized above outweighs the positive evidence as of the second quarter of fiscal 2019 and continuing throughout the second half of fiscal 2019, and therefore, have not relied on projections of taxable income in our assessment of the realization of deferred taxes. We recognized a valuation allowance of $47.2 million in income tax expense in fiscal 2019.

        The following table presents the components of the provision for (benefit from) income taxes for the periods presented (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Current:
Federal	$—	$—	$—
State	137	108	137
Foreign	513	396	340

Total current provision for income taxes	650	504	477
Deferred:
Federal	32,650	(33,468)	(3,136)
State	9,117	(9,210)	153
Foreign	2,924	(3,098)	—

Total deferred tax (benefit) provision	44,691	(45,776)	(2,983)

Total provision for (benefit from) income taxes	$45,341	$(45,272)	$(2,506)

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 11—Income Taxes (Continued)

        The following table presents a reconciliation of the statutory federal rate, and our effective tax rate on (losses) income, for the periods presented:

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
U.S. federal taxes at statutory rate	21%	21%	34%
State income taxes, net of federal benefit	2	(2)	3
U.S. tax on foreign income	(2)	8	—
Compensation	(5)	(28)	(34)
Other permanent differences	(2)	2	1
Goodwill impairment	(5)	—	—
Foreign rate differential	(1)	1	(4)
Change in valuation allowance—U.S.	(210)	(553)	(250)
Change in valuation allowance—foreign	(11)	(43)	(8)
Deferred rate change	—	—	227

Total	(213)%	(594)%	(31)%

        During fiscal 2019, we recorded income tax expense of $45.3 million, primarily related to the recording of a valuation allowance against our net deferred tax assets.

        During fiscal 2018 we recorded an income tax benefit of $45.3 million, primarily related to the release of our US and certain foreign jurisdictions' valuation allowance of and the tax benefit associated with stock exercises, partially offset by current foreign taxes and current state taxes in the US.

        During fiscal 2017 we recorded a tax benefit of $1.7 million in the fourth quarter of fiscal 2017 primarily due to the remeasurement of net deferred tax liabilities related to indefinite lived intangible assets, mainly goodwill. The Act also provided for net operating losses generated on or after January 1, 2018 to have an indefinite carryforward period. In light of the Tax Act, we evaluated our existing indefinite lived deferred tax liabilities and concluded they can serve as a source of income supporting the realization of certain deferred tax assets which, when they reverse, will become an indefinite lived net operating loss. This resulted in an additional provisional tax benefit of $2.3 million in fiscal 2017. These tax benefits were partially offset by income tax expense of $1.5 million pertaining to amortization of certain goodwill for tax purposes for which there is no corresponding book deduction and certain state and foreign taxes based on operating income that are payable without regard to our tax loss carry forwards.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 11—Income Taxes (Continued)

        The following table presents the significant components of our deferred tax assets and liabilities (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018
Deferred tax assets
Net operating loss carryforwards	$41,684	$39,341
Accrued expenses	1,715	3,328
Stock-based compensation	3,139	3,301
U.S. definite lived intangibles	2,361	2,544
Operating lease liabilities	7,281	—
Fixed assets	32	—
Transaction costs	1,058	—
Other temporary differences	163	158

Total deferred tax assets	57,433	48,672
Valuation allowance	(48,006)	(172)

Net deferred tax assets	9,427	48,500
Deferred tax liabilities
Foreign intangibles	—	(13)
U.S. goodwill	(5,092)	(4,349)
Operating lease right of use assets	(5,702)	—
Fixed assets	—	(18)
Other temporary differences	(432)	(383)

Total deferred tax liabilities	(11,226)	(4,763)

Net deferred tax asset (liabilities)	$(1,799)	$43,737

        See discussion above for further explanation of our overall increase in valuation allowance in 2019.

        As of December 31, 2019, we had federal net operating loss carryforwards of $149.6 million and state net operating loss carryforwards of $123.7 million, which may be available to reduce future taxable income. The federal net operating losses ("NOL") generated prior to the year ending December 29, 2018 will expire at various dates through 2037. Beginning with the 2018 tax year, federal net operating losses in the U.S. do not expire. Through December 31, 2019 we had a total of $14.0 million of federal NOLs that are carried forward indefinitely. The state net operating losses will expire at various dates through 2038.

        As of December 31, 2019, we had foreign net operating losses primarily related to our German operations of $7.2 million and our U.K. operations of $1.0 million that have an unlimited carryforward period under German and U.K. tax law.

        The federal and state NOLs are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code, respectively, as well as similar state provisions. This could limit the amount of tax attributes that

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 11—Income Taxes (Continued)

can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years.

        As of December 31, 2019 and December 29, 2018, the Company had no recorded liabilities for uncertain tax positions. Interest and penalty charges, if any, related to uncertain tax positions would be classified as income tax expense in the accompanying consolidated statements of operations. As of December 31, 2019, December 29, 2018, and December 30, 2017, we had no accrued interest or penalties related to uncertain tax positions.

        We file U.S. federal income tax returns and returns in various state, local, and foreign jurisdictions. Since we are in a loss carryforward position, the statute of limitations generally remains open for all tax years. Currently, we are not under examination relating to tax returns previously filed.

        Our current intentions are to indefinitely reinvest the earnings of our foreign subsidiaries, if any, or to repatriate only when tax-effective. Accordingly, we have not provided for U.S. taxes on the unremitted earnings of our international subsidiaries, which are not significant as of December 31, 2019.

NOTE 12—Segment and Geographical Information

        We consider operating segments to be components of the Company in which separate financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance. Our chief operating decision maker is the CEO. The CEO reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. For the periods presented we have concluded that we have a single operating and reportable segment.

        No country outside of the United States provided greater than 10% of our total revenue. Revenue is classified by the major geographic areas in which our customers are located. The following table summarizes total revenue generated by our geographic locations (dollars in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
United States	$190,493	$173,449	$158,207
International	19,076	18,811	15,883

Total revenue	$209,569	$192,260	$174,090

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
United States	91%	90%	91%
International	9%	10%	9%

Total revenue	100%	100%	100%

        Our long-lived assets are primarily located in the United States and are not allocated to any specific region. Therefore, geographic information is presented only for total revenue.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 13—Related Party Transactions

        We had the following transactions with related parties during the period:

CapitalG LP

        On June 29, 2016, we issued Series A Preferred Stock to CapitalG LP, as described in Note 10 of the Consolidated Financial Statements. As a result of this transaction, Alphabet Inc., the ultimate parent of CapitalG LP ("CapitalG"), and all affiliates of Alphabet Inc. are considered to be related parties. We had the following transactions with Alphabet Inc. and its affiliates during the fiscal years ended December 31, 2019, December 29, 2018, and December 30, 2017 (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Revenue	$3,854	$3,153	$1,851
Selling and marketing expense	$12,125	$10,329	$12,275

        We had the following transactions with Alphabet Inc. and its affiliates as of December 31, 2019 and December 29, 2018 (in thousands):

	Period Ended
	December 31, 2019	December 29, 2018
Accounts receivable	$267	$421
Unbilled accounts receivable	$739	$680
Accounts payable	$661	$530
Accrued expense	$566	$403
Deferred revenue	$—	$1

West of Everything, the successor of West Studios, LLC

        In fiscal 2016, we entered into a professional services agreement with West of Everything, the successor of West Studios, LLC ("West"). We consider West to be a related party because one of our former board members was acting as a Managing Director of the entity during the term of the agreement. Under the terms of the agreement, we incurred an aggregate $1.4 million in service fees between the fourth quarter of fiscal 2016 and the second quarter of fiscal 2017, prior to terminating the agreement in the second quarter of fiscal 2017. During the six months ended July 1, 2017, we incurred $1.2 million of selling and marketing expenses related to our West relationship, of which $0.6 million was incurred in the three months ended April 1, 2017.

NOTE 14—Employee Benefit Plans

        We have established a 401(k) tax-deferred savings plan covering all employees who satisfy certain eligibility requirements. The 401(k) plan allows each participant to defer a percentage of their eligible compensation subject to applicable annual limits pursuant to the limits established by the Internal Revenue Service. We may, at our discretion, make contributions in the form of matching contributions or profit sharing contributions. During the years ended December 31, 2019, December 29, 2018, and December 30, 2017, we contributed a 401(k) match of $0.8 million, $0.2 million, and $0.2 million, respectively.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 15—Restructuring Charges

        During the quarter ended September 30, 2017, we ceased use of 25,812 square feet of our headquarters facility in Waltham, Massachusetts. We recorded a lease obligation charge of $3.1 million. The lease obligation charge comprised of restructuring expense, including sublease income and construction costs, net of deferred rent liabilities of $2.6 million. Additionally, we wrote-off $0.5 million of lease-hold improvements related to the space. The initial restructuring charge was recorded as restructuring expense in the consolidated statement of operations for fiscal 2017. In fiscals 2018 and 2019, we updated our assumptions, resulting in an additional $0.6 million and $0.4 million of charges, respectively. Upon adoption of ASC 842, we reclassified the restructuring liability from liabilities to a reduction of the right of use asset associated with the lease.

        Additionally, during the quarter ended June 29, 2019, we decided to abandon and seek a sublet for 36,395 square feet of our 108,743 square foot headquarters facility. We recorded a right of use asset impairment charge of $1.1 million. This loss was determined by comparing the fair value of impacted right of use asset to the carrying value of the asset of the impairment measurement date, as required under ASC 360. The fair value of the right of use asset was based on the estimated sublease income for the portion of the Company's headquarters taking into consideration the time period it will take to obtain a subtenant, the applicable discount rate and the sublease rate. Additionally, we had restructuring losses of $1.2 million associated with abandoning the space. The losses consisted of exit and disposal costs consisting of construction costs, real estate taxes, broker fees, utilities and leasehold improvement write-offs. In the fourth quarter of 2019, we updated our estimate for the sublease income and exit and disposal costs and recorded additional restructuring and right of use asset impairment charges of $0.3 million. We also incurred $0.2 million of accretion expense in fiscal 2019. The initial and subsequent restructuring charges were recorded as restructuring and right of use impairment charges in the consolidated statements of operations for the year ended December 31, 2019.

NOTE 16—Other Income (Expense), Net

        Other income (expense), net consisted of the following (in thousands):

	Fiscal Year Ended
	December 31, 2019	December 29, 2018	December 30, 2017
Interest income	$1,279	$840	$389
Interest expense	(29)	(65)	(6)
Gain (loss) on exchange	167	(981)	1,820
Other income	1	41	—

Total other income (expense), net	$1,418	$(165)	$2,203

NOTE 17—Leases

        On December 30, 2018, we adopted ASU No. 2016-02- Leases (ASC 842) using the modified retrospective method. We chose to apply the transition provisions as of the period of adoption. Results for reporting periods beginning on or after December 30, 2018 are presented under ASC 842 while prior period amounts are not adjusted and continue to be reported in accordance with our historical accounting under ASC 840.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 17—Leases (Continued)

        Adoption of the new standard resulted in the recording of $20.8 million of operating lease right of use assets, $4.3 million of short-term operating lease liabilities, and $23.5 million of long-term operating lease liabilities. The difference between the operating lease liabilities and operating right of use assets is associated with existing deferred rent under ASC 840 and existing restructuring liabilities under ASC 420, which we removed from our balance sheet upon the adoption of ASC 842. The following table summarizes the amount by which each financial statement line item was affected upon the adoption of ASC 842 as compared with the guidance that was in effect before the change (in thousands):

	December 29, 2018	ASC 842 Adjustment	December 30, 2018
Assets
Operating lease right of use assets, net	—	20,832	20,832

Total assets	$268,067	$20,832	$288,899

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Accrued expenses and other current liabilities*	20,463	(1,071)	19,392
Current operating lease liabilities	—	4,268	4,268

Total current liabilities	45,603	3,197	48,800
Other non-current liabilities*	6,806	(5,818)	988
Non-current operating lease liabilities	—	23,453	23,453

Total liabilities	52,847	20,832	73,679
Stockholders' equity
Total stockholders' equity	162,213	—	162,213

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$268,067	$20,832	$288,899

*
Accrued expense and other current liabilities and other non-current liabilities represents lease restructuring charges and deferred rent reflected as reductions in operating lease right of use assets, net.

        We consider a lease to be a contract, or part of a contract, that conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. We lease office spaces in various locations throughout the United States and Europe. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term.

        For these lease agreements, we have elected the practical expedient to not separate non-lease and lease components and instead to account for them as a single lease component.

        Some leases include an option to renew, with renewal terms that can extend the lease term from one to ten years. The exercise of lease renewal options is at our sole discretion. None of these options to renew are recognized as part of our right-to-use asset or lease liability as of December 31, 2019, as renewal was determined to not be reasonably assured. The depreciable life of assets and leasehold improvements are limited by the expected lease term.

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 17—Leases (Continued)

        One of our leases includes variable lease payment based on an index rate, which is included in the lease liability using the index rate as of the lease commencement date. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants. Additionally, because we elected the practical expedient to not separate non-lease and lease components and instead account for them as a single lease component, our operating leases costs include variable lease costs associated with common area maintenance, insurance and real estate taxes.

        We sublease certain real estate to third parties. Our subleases are primarily attributable to our headquarters office space in Waltham, Massachusetts. There are no variable lease payments or options to extend the subleases, nor do they contain any material residual value guarantees or material restrictive covenants.

        As most of our leases do not provide an implicit rate, we used our incremental borrowing rate based on the information available at the adoption or commencement date, in determining the present value of lease payments.

        The table below summarizes our lease costs as well as sublease income for the fiscal year ended December 31, 2019 (in thousands):

Lease Costs	Statement of Operations Classification	Fiscal Year Ended December 31, 2019
Operating lease costs(1)	General and administrative	$3,734
Variable lease costs—operating leases	General and administrative	943
Sublease income	General and administrative	(713)

Total lease costs		$3,964

(1)
Operating lease costs include short-term leases, which are immaterial.

        The table below summarizes the maturity of our lease liabilities as of December 31, 2019 (in thousands):

Year	Operating Leases
2020	$7,145
2021	$7,166
2022	$6,608
2023	$6,240
2024	$5,744
Thereafter	$—

Total lease payments	$32,903
Less: Discount to lease payments	(4,023)

Present value of lease liabilities	$28,880

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 17—Leases (Continued)

        The table below summarizes the weighted-average remaining lease term (in years) and the weighted-average incremental borrowing rate (in percentages):

Lease Term and Discount Rate	December 31, 2019
Weighted-average remaining lease term
Operating leases	4.6
Weighted-average incremental borrowing rate
Operating leases	5.5%

        Supplemental cash flow information related to operating leases for the year ended December 31, 2019 are as follows (in thousands):

Fiscal Year Ended
December 31, 2019
Cash payments of amounts included in lease liabilities
Operating leases	$(6,315)
Right of use assets obtained in exchange for new lease obligations
Operating leases	$5,854
Right of use asset impairment charges
Operating leases	$1,446

NOTE 18—Subsequent Events

        We evaluated subsequent events after the audited balance sheet date of December 31, 2019 but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated as required.

        On December 23, 2019, the we entered into an Agreement and Plan of Merger, dated as of December 20, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Merger Agreement"), with IAC/InterActiveCorp ("IAC") and Buzz Merger Sub Inc., a wholly-owned subsidiary of IAC ("Merger Sub"). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on January 13, 2020, Merger Sub commenced a cash tender offer (the "Offer") to acquire (i) all outstanding shares of common stock of the Company, par value $0.001 per share (the "Common Shares"), at a price of $15.00 per Common Share (the "Common Share Offer Price") and (ii) all outstanding shares of Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the "Preferred Shares," and together with the Common Shares, the "Shares"), at (x) 150% of the Liquidation Preference per Preferred Share, as specified in the Certificate of Designations for the Preferred Shares (the "Certificate of Designations"), plus (y) Accrued and Unpaid Dividends payable in respect of such Preferred Shares, as specified in the Certificate of Designations, in the case of clauses (x) and (y), calculated as of and including the expiration date of the Offer, pursuant to the terms of the Certificate of Designations ((x) and (y), together, the "Preferred Share Offer Price"), in each case, net to the holder in cash, without interest and less any applicable withholding taxes. On February 10, 2020, when the Offer expired, approximately 26.3 million Common Shares and 46.3 thousand Preferred Shares were validly tendered and not

CARE.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2019, DECEMBER 29, 2018 AND DECEMBER 30, 2017

NOTE 18—Subsequent Events (Continued)

properly withdrawn in the Offer, representing approximately 81.3% of the Company's outstanding Shares (on an as-converted basis). With all conditions to the Offer satisfied or waived, on February 11, 2020, Merger Sub accepted for purchase all Shares that were validly tendered pursuant to the Offer and not properly withdrawn. On February 11, 2020, Care.com Inc. became a wholly-owned subsidiary of IAC.

        As a result of the Merger, each holder of a Company Option (as defined herein) that qualified as an incentive stock option was entitled to exercise such Company Option in full by providing the Company with a notice of exercise and full payment of the applicable exercise price.

        Additionally, as of February 11, 2020:

  •
  each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive an amount in cash equal to either the Common Share Offer Price or the Preferred Share Offer Price, as applicable, payable net to the holder in cash;

  •
  all outstanding shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time converted into an aggregate of 1,000 newly and validly issued, fully paid and non-assessable shares of common stock of the surviving corporation;

  •
  each option to purchase Common Shares (whether vested or unvested) (each a "Company Option") outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of Common Shares underlying the Company Option as of immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Common Share Offer Price over the per-share exercise price of such Company Option; provided that, any such Company Option with respect to which the per-share exercise price subject thereto was equal to or greater than the Common Share Offer Price was canceled for no consideration;

  •
  each award of Company restricted stock units that was subject solely to service-based vesting conditions (including any Company restricted stock units that were subject, in whole or in part, to performance-based vesting conditions as of the applicable grant date, but that were solely subject to service-based vesting conditions as of immediately prior to the Effective Time) (the "Company RSUs") and that were outstanding immediately prior to the Effective Time were fully vested and automatically canceled and converted into the right to receive an amount in cash equal to (x) the total number of Common Shares underlying such award of Company RSUs as of immediately prior to the Effective Time, multiplied by (y) the Common Share Offer Price; and

  •
  each award of Company restricted stock units other than those described in the immediately preceding bullet were canceled for no consideration prior to the Effective Time in accordance with their terms.

        As a result of the above, approximately 1.4 million restricted stock units with service-based vesting conditions vested automatically. Additionally, 2.7 million Company Options vested automatically. We incurred a material amount of stock-based compensation expense related to the acceleration of the restricted stock units and Company Options.

ANNEX O

AUDIT COMMITTEE CHARTER
OF IAC/INTERACTIVECORP

PURPOSE

        The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company's internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the "independent accounting firm"), (4) the performance of the Company's internal audit function and independent accounting firm, (5) the Company's risk assessment and risk management policies as they relate to financial and other risk exposures, and (6) the compliance by the Company with legal and regulatory requirements.

        In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors and management of the Company.

COMMITTEE MEMBERSHIP

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.

MEETINGS

        The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

  1.
  Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  2.
  Review and discuss with management and the independent accounting firm the Company's earnings press releases and the results of the independent accounting firm's review of the quarterly financial statements.

  3.
  Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

  4.
  Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company's internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

  5.
  Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

  (a)
  Critical accounting policies and practices to be used in preparing the Company's financial statements.

  (b)
  Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

  (c)
  Unadjusted differences and management letters.

  6.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  7.
  Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301, "Communications with Audit Committees."

  8.
  Periodically evaluate the qualifications, performance and independence of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures and independence.

  9.
  Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

  10.
  Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

  11.
  Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

  12.
  Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

  13.
  Discuss with management, the Company's senior internal auditing executive and the independent accounting firm the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct.

  14.
  Review all related party transactions in accordance with the Audit Committee's formal, written policy.

  15.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  16.
  Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  17.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  18.
  Furnish the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company's internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent accounting firm's work.

ANNEX P

COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER
OF IAC/INTERACTIVECORP

PURPOSE

        The Compensation and Human Resources Committee (the "Committee") is appointed by the Board of Directors (the "Board") to discharge the Board's responsibilities relating to the compensation of IAC/InterActiveCorp's (the "Company") Chief Executive Officer (the "CEO") and the Company's other executive officers (collectively, including the CEO, the "Executive Officers"). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Executive Officers.

COMMITTEE MEMBERSHIP

        The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market. In addition, all Committee members shall qualify as "outside" directors within the meaning of the Internal Revenue Code Section 162(m) and as "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        The Board shall appoint the members of the Committee and the Committee Chair. Committee members may be replaced by the Board at any time, with or without cause.

MEETINGS

        The Committee shall meet as often as necessary to carry out its responsibilities. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the Company. The Committee Chairman shall preside at each meeting. In the event the Committee Chairman is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting chair of such meeting.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

        In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee's activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:

  1.
  The Committee shall review and approve base salaries and incentive opportunities of the Executive Officers. The CEO shall not be present during any Committee deliberations or voting with respect to his or her compensation.

  2.
  The Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

P-1

  3.
  The Committee shall review and discuss the Compensation Discussion and Analysis (the "CD&A") required to be included in the Company's proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

  4.
  The Committee shall produce the annual Compensation Committee Report for inclusion in the Company's proxy statement in compliance with the rules and regulations promulgated by the SEC.

  5.
  The Committee shall monitor the Company's compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

  6.
  The Committee shall oversee the Company's compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans.

  7.
  The Committee shall receive periodic reports on the Company's compensation programs as they affect all employees.

  8.
  The Committee shall make regular reports to the Board.

  9.
  The Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser's independence from management specified in NASDAQ Listing Rule 5605(d)(3) or other applicable regulations and listing standards. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser's fees and the other terms and conditions of the adviser's retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

  10.
  The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals other than directors or executive officers to the extent allowed under applicable law. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

  11.
  The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

P-2

ANNEX Q

NOMINATING COMMITTEE CHARTER
OF IAC/INTERACTIVECORP

PURPOSE

        The Nominating Committee (the "Committee") of IAC/InterActiveCorp (the "Company") is appointed by the Company's Board of Directors (the "Board") to assist the Board by identifying, reviewing and evaluating individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of shareholders and nominees to fill vacancies on the Board as necessary.

COMMITTEE MEMBERSHIP

        The Committee shall consist of no fewer than two members, as determined from time to time by resolution of the Board. By no later than March 1, 2011, all members of the Committee shall meet the independence requirements of the Marketplace Rules of NASDAQ Stock Market, Inc., and prior to such date, at least one member of the Committee shall meet such requirements. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the U.S. Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        The members of the Committee shall be appointed by the Board, and vacancies filled or members removed by the Board. At the discretion of the Board, one member of the Committee shall be appointed as its Chairman or Chairwoman (the "Chairperson") by the Board. A Committee member may resign by giving written notice to the Board and may resign Committee membership without resigning from the Board.

MEETINGS

        The Committee shall meet as often as it determines necessary to carry out its responsibilities. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Committee shall be designated, by the members present at the meeting, as the acting chair of the meeting. All meetings of the Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved at the immediately following meeting, shall be duly filed in the Company records. The Committee shall report to the Board with respect to its meetings, including without limitation, any issues that arise with respect to the Company.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Committee shall, to the extent it deems necessary or appropriate:

  1.
  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

Q-1

  2.
  The Committee shall seek individuals qualified to become board members for recommendation to the Board, including evaluating persons suggested by shareowners or others.

  3.
  The Committee shall review from time to time and make recommendations to the Board with respect to the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans.

  4.
  The Committee shall receive comments from all directors regarding matters with the scope of authority of the Committee.

  5.
  The Committee may form and delegate authority to subcommittees when appropriate.

  6.
  The Committee shall make regular reports to the Board.

  7.
  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  8.
  The Committee shall perform any other activities consistent with the Charter, the Company's Bylaws and governing law that the Committee or the Board deems necessary or appropriate.

Q-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (which we refer to as the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        The certificate of incorporation and bylaws of each Registrant provide for indemnification of the corporation's directors and officers (and their legal representatives), and of those serving at the request of the board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, to the fullest extent authorized by the DGCL, except that the corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors. The bylaws of each Registrant provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, the directors and officers of each Registrant may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions and, to the extent such officers and directors serve as executive officers or directors of subsidiaries of such Registrant, consistent with the indemnification provisions of the charter documents of such subsidiaries. Each Registrant has, or may adopt, policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Each Registrant believes that such agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The certification of incorporation of each Registrant provides for such limitation of liability.

        The Separation-related agreements filed as exhibits to this Registration Statement may contain provisions regarding indemnification of the Registrants' directors and officers against certain liabilities.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   The exhibits listed below in the "Exhibit Index" are filed as part of, or are incorporated by reference in, this registration statement.

        (b)   Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1	Transaction Agreement, dated as of December 19, 2019, by and among IAC/InterActiveCorp, IAC Holdings, Inc., Valentine Merger Sub LLC, and Match Group, Inc. (filed as Exhibit 2.1 to IAC/InterActiveCorp's Current Report on Form 8-K, filed on December 20, 2019, and incorporated herein by reference)
2.2
Amendment to the Transaction Agreement, dated as of April 28, 2020, by and among IAC/InterActiveCorp, IAC Holdings, Inc., Valentine Merger Sub LLC, and Match Group, Inc. (filed as Exhibit 2.1 to IAC/InterActiveCorp's Current Report on Form 8-K, filed on April 28, 2020, and incorporated herein by reference)
3.1	Certificate of Incorporation of IAC Holdings, Inc., dated as of November 19, 2019*
3.2	By-Laws of IAC Holdings, Inc., effective as of November 19, 2019*
3.3	Form of Restated Certificate of Incorporation of New IAC
3.4	Form of Amended and Restated By-Laws of New IAC
3.5
Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of August 9, 2005 (filed as Exhibit 3.1 to IAC/InterActiveCorp's Registration Statement on Form 8-A/A, filed on August 12, 2005, and incorporated herein by reference)
3.6
Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of August 20, 2008 (filed as Exhibit 3.1 to IAC/InterActiveCorp's Current Report on Form 8-K, filed on August 22, 2008, and incorporated herein by reference)
3.7
Certificate of Designation of Series C Cumulative Preferred Stock of IAC/InterActiveCorp (filed as Exhibit 3.1 to IAC/InterActiveCorp's Current Report on Form 8-K, filed on October 2, 2017, and incorporated herein by reference)
3.8
Certificate of Designation of Series D Cumulative Preferred Stock of IAC/InterActiveCorp (filed as Exhibit 3.5 to IAC/InterActiveCorp's Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2018, and incorporated herein by reference)
3.9
Amended and Restated By-Laws of IAC/InterActiveCorp, dated as of December 1, 2010 (filed as Exhibit 3.1(ii) to IAC/InterActiveCorp's Current Report on Form 8-K, filed on December 6, 2010, and incorporated herein by reference)
3.10	Form of Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp (re: Separation) *
3.11	Form of Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp (re: Board Classification)*
3.12	Form of Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp (re: Written Consent)*

Exhibit No.	Description of Document
3.13	Form of Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp (re: Other Charter Amendments)*
3.14	Form of Second Amended and Restated By-Laws of New Match
4.1	Specimen IAC Holdings, Inc. Common Stock Certificate
4.2	Specimen IAC Holdings, Inc. Class B Common Stock Certificate
4.3	Specimen IAC/InterActiveCorp Class M Common Stock Certificate
4.4
IAC/InterActiveCorp agrees to provide the SEC, upon request, copies of all other such indentures and instruments that define the rights of holders of long-term debt of IAC/InterActiveCorp and its consolidated subsidiaries, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz, as to the validity of the securities being registered
8.1	Opinion of Wachtell, Lipton, Rosen & Katz, as to certain material U.S. federal tax matters
10.1	Form of Transition Services Agreement (included as Annex G to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
10.2
Form of Employee Matters Agreement (included as Annex H to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference and incorporated herein by reference)
10.3	Form of Tax Matters Agreement (included as Annex I to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
10.4	Form of IAC 2020 Stock Incentive Plan Agreement (included as Annex F to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for IAC/InterActiveCorp
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for IAC Holdings, Inc.
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm for Match Group, Inc.
23.4	Consent of Ernst & Young LLP, independent registered public accounting firm for Care.com, Inc.
23.5	Consent of Ernst & Young LLP, independent auditors for Care.com, Inc.
23.6	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 5.1)
23.7	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.1)
24.1	Powers of Attorney*

Exhibit No.	Description of Document
99.1	Contribution Agreement, dated as of December 19, 2019, by and among TMC Realty, L.L.C., 8831-8833 Sunset, LLC and Match Group, Inc. (filed as Exhibit 99.1 to IAC/InterActiveCorp's Current Report on Form 8-K, filed on December 20, 2019, and incorporated herein by reference)
99.2	Form of Proxy Card of IAC/InterActiveCorp
99.3	Form of Proxy Card of Match Group, Inc.
99.4	Consent of Goldman Sachs & Co. LLC
99.5	Director Consent of Sharmistha Dubey for New Match*
99.6	Director Consent of Ann L. McDaniel for New Match*
99.7	Director Consent of Thomas J. McInerney for New Match*
99.8	Director Consent of Pamela S. Seymon for New Match*
99.9	Form of Match Election Form

*
Previously filed.

        Certain instruments with respect to long-term debt are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K. IAC/InterActiveCorp hereby agrees to furnish a copy of any such instrument to the SEC upon request.

Item 22.    Undertakings.

        Each undersigned Registrant hereby undertakes:

  (a)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (1)
  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

  (2)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (3)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (b)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (c)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (d)
  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

  (e)
  that for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (1)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (2)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (3)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (4)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

  (f)
  for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (g)
  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

  (h)
  that every prospectus that (i) is filed pursuant to paragraph (g) immediately preceding, or (ii) purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (i)
  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

  (j)
  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective; and

        Insofar as indemnification by each Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the indemnification provisions described herein, or otherwise, such Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 28, 2020.

IAC/INTERACTIVECORP
By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President, General Counsel & Secretary

        IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Barry Diller	Director (Executive Chairman of the Board)	April 28, 2020
* Joseph Levin	Chief Executive Officer, Director (Principal Executive Officer)	April 28, 2020
/s/ GLENN H. SCHIFFMAN Glenn H. Schiffman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2020
/s/ MICHAEL SCHWERDTMAN Michael Schwerdtman	Senior Vice President and Controller (Principal Accounting Officer)	April 28, 2020
* Victor A. Kaufman	Director (Vice Chairman of the Board)	April 28, 2020
* Chelsea Clinton	Director	April 28, 2020
* Michael D. Eisner	Director	April 28, 2020

Signature	Title	Date

* Bonnie S. Hammer	Director	April 28, 2020
* Bryan Lourd	Director	April 28, 2020
* David Rosenblatt	Director	April 28, 2020
* Alan G. Spoon	Director	April 28, 2020
* Alexander von Furstenberg	Director	April 28, 2020
* Richard F. Zannino	Director	April 28, 2020

*By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 28, 2020.

IAC HOLDINGS, INC.
By:	/s/ GLENN H. SCHIFFMAN
	Name:	Glenn H. Schiffman
	Title:	Executive Vice President and Chief Financial Officer

        IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GLENN H. SCHIFFMAN Glenn H. Schiffman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2020
/s/ MICHAEL SCHWERDTMAN Michael Schwerdtman	Senior Vice President and Controller (Principal Accounting Officer)	April 28, 2020
/s/ GREGG WINIARSKI Gregg Winiarski	Director	April 28, 2020
/s/ JOANNE HAWKINS Joanne Hawkins	Director	April 28, 2020